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As Filed With The Securities and Exchange Commission On October 27, 2004

Registration No. 333-112467

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	41-2111139 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 10172 Linn Station Road
Louisville, Kentucky 40223
(502) 426-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)
 Brian F. Lavin
Gregory A. Wells
10172 Linn Station Road
Louisville, Kentucky 40223
(502) 426-4800

With copies to:

Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
444 North Michigan Avenue, Suite 2500
Chicago, Illinois 60611
(312) 527-4000

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee

Partnership Units	11,751,959(2)	$10.00	$117,519,590	$14,890

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)
Represents the maximum number of Partnership Units in NTS Realty Holdings Limited Partnership issuable upon completing the transactions described herein.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this joint consent solicitation statement/prospectus is not complete and may change. NTS Realty may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This joint consent solicitation statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state that prohibits the offer or sale of such securities.

JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS

October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        This joint consent solicitation statement/prospectus is being provided by the general partners of the following partnerships to the respective holders of limited partnership interests in each of the following partnerships: (1) NTS-Properties III; (2) NTS-Properties IV; (3) NTS-Properties V, a Maryland limited partnership; (4) NTS-Properties VI, a Maryland limited partnership; and (5) NTS-Properties VII, Ltd.

        As part of a court approved settlement of class action litigation involving each of the partnerships, the general partner of your partnership is asking you to approve the merger of your partnership with NTS Realty Holdings Limited Partnership, a newly formed Delaware limited partnership. Concurrent with the merger, ORIG, LLC, an affiliate of your general partner, will contribute substantially all of its assets and all of its liabilities to us. The general partner of your partnership recommends that you approve the merger.

        Limited partners of each partnership holding limited partner interests at the close of business on October 25, 2004 are entitled to vote. The merger of the partnerships into us is subject to certain conditions including: (1) approval of limited partners holding in excess of fifty percent (50%) of the limited partner interests in each partnership and (2) listing of 11,751,959 limited partnership interests that we will issue in the merger on the American Stock Exchange. The Units will be issued to the partnerships based on their respective net asset values, which are based on the value of each partnership's real estate assets as determined by an independent appraiser. The Units allocated to the partnerships based on their net asset values will be divided by $10.00 and then allocated to the limited partners in accordance with the liquidation provisions of each partnership's limited partnership agreement. Upon the close of the merger, assuming the net asset values of the partnerships and ORIG as of June 30, 2004, each entity will receive the number of Units listed in the table below. As the entities continue to repay their mortgage and other indebtedness, however, the net asset values will continue to change until shortly before the closing of the merger. Therefore, at the time the limited partners are asked to vote "For" or "Against" the merger, the limited partners only will be given an estimate of the number of Units that ORIG, their partnerships and, ultimately, they will receive in the merger.

Partnership	Affiliate Ownership in Each Entity	Net Asset Value	Number of Units Allocated to the Entity	Percentage of NTS Realty Allocated to each entity
NTS-III	41.25%	$14,521,528	1,452,167	12.35%
NTS-IV	44.39%	$17,756,775	1,775,780	15.11%
NTS-V	47.72%	$15,593,618	1,559,294	13.27%
NTS-VI	48.15%	$42,364,037	4,236,131	36.05%
NTS-VII	40.98%	$10,231,148	1,023,091	8.71%
ORIG	100.00%	$17,054,960	5,699,758	48.50%

        ORIG will receive 1,705,496 Units in exchange for its contribution of assets and liabilities to us and 3,994,262 Units in exchange for its interests in the partnerships as a result of the merger.

        If the merger is approved, the general partners and their affiliates will own 57.18%, or 6,719,249, of the 11,751,959 Units we will issue in the merger and related transactions. Mr. J.D. Nichols will control all of these Units, except for up to 620,000 Units that plaintiffs' counsel may vote for up to two years after the merger is completed pursuant to the terms of the settlement agreement related to the class action litigation. No compensation will be paid to the general partners or their affiliates in connection with the merger. The properties we are acquiring from ORIG were purchased, or constructed, and improved by affiliates of our general partners at a total aggregate cost of approximately $55.5 million. The aggregate appraised value of these properties is approximately $63.1 million. ORIG, which is acquiring Units based on the $63.1 million appraised value as described above in exchange for these properties is receiving the benefit of this $7.6 million difference. By virtue of their respective ownership interests in the entities comprising the NTS Private Group, Mr. Nichols will receive the benefit from approximately $5.7 million of the aggregate difference and Mr. Brian Lavin will receive the benefit from approximately $1.9 million.

        There are material risks and potential disadvantages associated with the merger described in "Risk Factors" beginning on page 36. In particular, you should consider:

  •
  The nature of your investment will change as a result of the merger. Rather than holding an interest in an entity that must distribute proceeds from property sales or refinancing of debt, you will own an interest in a partnership that may reinvest those proceeds in new or existing properties.

  •
  The Partnership Units are likely to trade at prices below the estimated value of $10.00 that we selected for determining the number of Partnership Units to be issued.

  •
  The real estate appraisals dated as of June 30, 2003, on which the net asset value of each entity is based, are opinions of value and do not reflect changes in value after that date and may not represent the true realizable value of the properties.

  •
  Limited partners of NTS-III, IV and VII will not have the right to receive cash based on the appraised value of their interests.

  •
  As of June 30, 2004, the partnerships have paid expenses associated with the merger of $1,850,679. Only a portion of these expenses will be reimbursed if the merger is not approved.

  •
  On a combined historical basis, without giving effect to any of the benefits of the merger and refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $1.2 million, $368,000 and $462,000, respectively. There is no assurance that we will generate profits in the future.

  •
  As part of the settlement of the class action litigation, the class of plaintiffs will release all claims against the general partners of the partnerships, ORIG, Messrs. Nichols, Lavin, Wells and Mitchell and Mrs. Nichols.

  •
  Arthur Andersen LLP previously audited the partnerships' consolidated financial statements. Because Arthur Andersen has not reissued its reports and we are not able to obtain a consent from Arthur Andersen, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen even if you have a basis for asserting a remedy against, or seeking recovery from, Arthur Andersen.

        This solicitation period during which you may vote expires at 5:00 p.m., eastern time on December 27, 2004, unless you are notified that it has been extended.

        We invite you to vote using the enclosed consent. Please sign, date and return the enclosed consent in the accompanying postage paid envelope. You may revoke your consent at any time.

        We mailed this joint consent solicitation statement/prospectus to limited partners on or about October 27, 2004.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger or the securities to be issued or passed upon the accuracy or adequacy of this joint consent solicitation statement/prospectus. Any representation to the contrary is a criminal offense.

        The Attorney General of the State of New York has not passed on or endorsed the merits of the merger; any contrary representation is unlawful.

        The general partner of your partnership recommends that you vote for the merger. Counsel for the plaintiffs in the class action litigation supports the proposed settlement, which includes the merger. The court in which the class action litigation is pending approved the settlement as fair, reasonable and adequate and in the best interest of the class of plaintiffs.

        The joint consent/prospectus is accompanied by a copy of each partnership's Form 10-K for the year ended December 31, 2003.

        All questions and inquiries should be directed to your partnership, c/o Gemisys Corporation, 7103 South Revere Parkway, Centennial, CO 80112, Telephone: (800) 247-3863 Attention: Investor Services Department.

A WARNING ABOUT FORWARD LOOKING STATEMENTS

        This document contains forward looking statements that can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although we believe that the expectations reflected in our forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. Important factors that would cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this joint consent/prospectus.

        If one or more of the factors affecting our forward looking information and statements proves incorrect, our actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this joint consent/prospectus.

WHO CAN HELP ANSWER YOUR QUESTIONS?

        If you have more questions about the merger or would like additional copies of this joint consent/prospectus or the supplement relating to your partnership(s), you should contact: Gemisys Corporation, 7103 South Revere Parkway, Centennial, CO 80112, Telephone: (800) 387-7454, Attention: Investor Services Department.

FAIRNESS	67
General	67
Material Factors Underlying Belief as to Fairness	67
Comparison of Merger with Alternatives	69
Liquidating the Partnerships	70
Continuing the Partnerships	71
Fairness in View of Conflicts of Interest	79
Allocation of Units	80
FAIRNESS OPINIONS AND REAL ESTATE APPRAISALS	85
Fairness Opinion	85
Determination of Fairness—Allocation of Units Between the Partnerships and ORIG	87
Determination of Fairness—Allocation of Units Between the General Partner and the Limited Partner of Each Partnership	88
Determination of Fairness—Management Contract with NTS Development	89
Real Estate Appraisals	91
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	97
General	97
Opinions Of Counsel	97
Certain Tax Differences Between the Ownership of Limited Partnership Interests in the Partnerships and Units	97
Tax Treatment of the Merger	98
Taxation of NTS Realty Subsequent To The Merger	102
Taxation of Limited Partners	103
Sale or Other Disposition of Property	106
Potential Application of Section 183 of the Code	106
Liquidation or Dissolution	106
Uniformity of Units	107
Considerations for Tax Exempt Limited Partners	107
Considerations For Non-U.S. Limited Partners	107
Information Returns and Audit Procedures	108
NTS Development Company Settlement Payment	109
CONFLICTS OF INTEREST	110
General Partners	110
Substantial Benefits to General Partners and Their Affiliates	111
COMPARISON OF RIGHTS OF LIMITED PARTNERS OF THE PARTNERSHIPS AND LIMITED PARTNERS OF NTS REALTY	113
COMPENSATION AND FEES	121
COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS	124
SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL AND OPERATING DATA	126
UNAUDITED SELECTED HISTORICAL COMBINED CONDENSED FINANCIAL AND OPERATING DATA	127
HISTORICAL COMBINED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	130

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE NTS PRIVATE GROUP	142
BUSINESS AND PROPERTIES	154
Overview	154
Business and Investment Objectives and Operating Strategies	154
Competitive Advantages	155
Distribution Policy	155
Investment Policies	156
Financing Policies	156
Indebtedness	156
Other Policies	159
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	159
Change in Policies	160
Employees	160
Environmental Matters	160
Insurance	161
Competition	162
THE PROPERTIES	162
Occupancy Rates	165
Lease Distribution	167
Lease Expirations	167
Historical Percentage Leased and Rental Rates	168
Historical Lease Renewals	168
Tenant Information	168
Market Descriptions	169
Joint Ventures	174
Property Tax	175
Sale of Properties	176
MANAGEMENT	176
RELATED PARTY TRANSACTIONS	180
Transactions Relating to the Merger	180
Tender Offers	181
Distributions and Payments to the General Partners and their Affiliates	182
Management Agreement with NTS Development	184
Lease Arrangements	185
DESCRIPTION OF THE UNITS	186
The Units	186
Rights and Limitations of the Class Units	186
Transfer Agent and Registrar	186
Transfer of Units	186
Unit Ownership	187
THE PARTNERSHIP AGREEMENT	187
General	187
Distribution Policy	189
Taxation of Limited Partners	190
Transfer of Units	190

v

Amendment of Partnership Agreement	191
Termination and Dissolution	191
Liquidation and Distribution of Proceeds	191
Withdrawal or Removal of the General Partners	192
Transfer of Units Held By Our General Partners	192
Transfer of Ownership Interests in NTS Realty Capital	192
Meetings; Voting	192
Status as Limited Partner	193
Indemnification	193
Books and Reports	193
Right to Inspect Our Books and Records	193
Appraisal Rights	193
UNITS ELIGIBLE FOR FUTURE SALE	194
VOTING PROCEDURES	194
Distribution of Solicitation Material	194
Required Vote and Other Conditions	195
EXPERTS	196
LEGAL MATTERS	197
INCORPORATION OF DOCUMENT BY REFERENCE	198
WHERE YOU CAN FIND MORE INFORMATION	198

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    What is the proposed merger that I am being asked to vote upon?

        A:    You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a court approved settlement negotiated and agreed to among your general partner, its affiliates and plaintiffs' counsel for the class action litigation. Your general partner and certain of its affiliates are defendants in this litigation which alleges, among other things, that your general partner breached certain duties owed to you. The settlement resulted from extensive negotiations under the administration of the court in which the Buchanan litigation (as defined herein) is pending. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners. In addition, on May 6, 2004, the court in which the Buchanan litigation is pending approved the settlement as fair, reasonable, adequate and in the best interests of the class of plaintiffs. Your partnership is one of five public partnerships sponsored by NTS Corporation that is proposing to merge with us. Concurrent with the merger, ORIG, an entity affiliated with your general partner, will contribute substantially all of its assets and all of its liabilities to us in exchange for Units on the same terms and conditions as those that are applicable to the partnerships.

        If the merger is approved by all of the partnerships, we will own nine multifamily properties, nineteen commercial or business centers, three retail properties and one ground lease. To be effective, the merger must be approved by all of the partnerships.

Q:    What will I receive if I vote yes and the merger is approved?

        A:    If the merger is approved and the other conditions are satisfied, we will issue Partnership Units for all of the outstanding partnership interests in each partnership. These Units will be distributed to the partners of the partnerships and ORIG based on relative net asset values. No cash payments will be made to any of the partnerships, ORIG or their respective partners or members.

Q:    Why is the merger being proposed?

        A:    Your general partner and Plaintiffs' counsel have negotiated a settlement of the class action litigation which, among other things, contemplates the merger. Your general partner believes that the merger is the best way for you and the other limited partners to achieve liquidity and to increase the value of your investment. We have applied to list the Partnership Units on the American Stock Exchange. We believe listing the Units will increase the liquidity of each limited partner's investment. We intend to begin paying distributions commencing at the end of the first full calendar quarter after the merger is completed. None of the partnerships is currently able to pay distributions.

Q:    How many Units will I receive if my partnership approves the merger?

        A:    The number of Units that will be issued to your partnership will be based on its net asset value. The net asset value of your partnership will be equal to the appraised value of its real estate assets (and the appraised value of real estate assets owned by any subsidiary partnerships or joint ventures), as determined by the independent appraiser, plus the book value of its other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions) including the payment to be made by NTS Development Company as described herein, less any indebtedness and other liabilities, including any amounts paid to lenders to allow us to assume the entity's debt. The number of Units allocated to your partnership and each other entity, including ORIG, will be equal to its net asset value divided by $10.00, a value which we selected for purposes of allocating the Units. We estimated a per Unit value of $10.00. See "Fairness—Allocation of Units." As described further herein, the net asset value of each entity should not be viewed as a measure of the fair market value of the Units. The Units will then be allocated and issued among the general partner and limited partners of each partnership in accordance with the liquidation provisions contained in the partnership agreement for your partnership. For more information on the liquidation provisions for your partnership, please review the supplement for your particular partnership. As the partnerships continue to repay their mortgage and other indebtedness, however, the net asset values will continue to change until shortly before the closing of the merger. Therefore, at the time the limited partners vote "For" or "Against" the merger, the limited partners only will be given an estimate of the number of Units that their partnerships and, ultimately, they will receive in the merger.

        No fractional interests will be issued in the merger. Because the payment of cash in lieu of fractional interests could cause the recognition of taxable income in excess of the amount of cash paid, the number of Units to which you are entitled will be increased or decreased to the nearest whole Unit, and no cash will be paid for the fractional interests.

Q:    Does NTS Realty contemplate selling or refinancing its properties within a certain time period like my partnership estimated in its prospectus?

        A:    Each partnership's prospectus estimated that the partnership would sell or refinance its properties between the fourth and tenth year after completing the development of its properties. Although our managing general partner intends to consider all opportunities available to us that would enhance the development of our business or the return on our limited partners' investment, including the sale or refinancing of one or more of our properties, we do not contemplate selling or refinancing properties within any defined time period other than that we must terminate our operations by December 31, 2028. As previously indicated, we have applied to list our Units on the American Stock Exchange so that you may liquidate your Units at any time at the prevailing market rate.

Q:    Why is ORIG participating in the merger?

        A:    As part of the settlement of the class action litigation, affiliates of your general partner agreed to contribute substantially all of their real estate assets. These assets, along with indebtedness, will be contributed to ORIG by these other entities, all of whom are affiliated with your general partner, just prior to the merger and then contributed to us by ORIG for Units. We refer to these entities as the "NTS Private Group." For the four years ended December 31, 2003, 2002, 2001 and 2000, the NTS Private Group generated net income of approximately $1.2 million, $1.9 million, $1.4 million and $650,000 respectively. During the same periods, the partnerships incurred net losses. We believe these additional assets will allow us to generate additional cash flow with which to pay distributions to you.

Q:    Who can vote and what is required to approve the merger?

        A:    Limited partners at the close of business on the record date of October 25, 2004 are entitled to vote. The affirmative vote of limited partners holding interests in excess of fifty percent (50%) or more of the outstanding limited partnership interests of each partnership is required to approve the merger. Approval by the required vote of your partnership's limited partners will be binding on all of its partners, even those who vote against the merger. Affiliates of the general partners, including ORIG, currently own between 40.98% and 48.15% of limited partner interests in each partnership and intend to vote "For" the merger. See "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates" for more information on the percentage of limited partnership interests in each partnership that are owned by the general partners and their affiliates. If the merger is approved and completed, the general partners and their affiliates will own approximately 57.18% of our Units.

        After the merger, the management compensation paid by us will be on the same terms as the management compensation paid by each of the partnerships. Currently, each of the partnerships, except for NTS-III, is charged a management fee of 5% of gross revenues from residential properties and 6% of gross revenues from commercial properties. NTS-III is charged a management fee of 5% of the gross revenues generated by all of its properties, regardless of whether they are residential or commercial. For the first year of operations, we will be charged a management fee of 5% of gross revenues from properties acquired from NTS-III and 5% of gross revenues from residential properties and 6% of gross revenues from commercial properties acquired from NTS-IV through NTS-VII and ORIG. After the one-year term of the management agreement, the "independent directors" of our managing general partner, as determined under the standards promulgated by the American Stock Exchange, must review the terms of the management agreement and decide whether to renew the management agreement on the same terms and conditions or, if the independent directors determine that the terms are not consistent with other similar agreements for properties in our markets, negotiate a new management agreement. The independent directors will have the authority to retain a nationally recognized real estate expert to assist them in evaluating the management agreement.

Q:    How do I vote?

        A:    Simply check the "For" or "Against" box on the enclosed consent, sign and mail it in the enclosed return envelope by December 27, 2004. If you sign and send in your consent form and do not indicate how you want to vote, your consent will be counted as a vote "For" the merger. If you do not vote or you indicate on your consent form that you abstain, it will count as a vote "Against" the merger. Approval of the merger will effectively preclude other alternatives, such as liquidating your partnership or continuing as a stand alone entity.

Q:    In addition to this joint consent/prospectus, I received a supplement. What is the purpose of this document?

        A:    The purpose of this joint consent/prospectus is to describe the merger and to summarize the investment considerations generic to all of the partnerships. The purpose of the supplement is to describe the investment considerations specific to your partnership. The information in the supplement is material to your decision.

Q:    Who can help answer questions?

        A:    If you have more questions or would like additional copies of this joint consent/prospectus or the supplement relating to your partnership, you should contact our transfer agent as follows: Gemisys Corporation, 7103 South Revere Parkway, Centennial, CO 80112, Telephone: (800) 247-3863 Attention: Investor Services Department.

SUMMARY

        This summary contains material information included elsewhere in this joint consent/prospectus. We have included page references in parentheses to direct you to a detailed description of the topics presented in this summary. To understand the merger, you should read carefully this entire joint consent/prospectus and the documents referred to herein, including the supplement for your partnership.

The Merger (p. 49)

        You are being asked to approve the merger of your partnership with NTS Realty Holdings Limited Partnership, referred to herein as "NTS Realty," "us" or "we." If the merger is approved, we will own thirty-two properties previously owned by the partnerships and ORIG, consisting of nineteen office buildings and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in and around Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain an aggregate of approximately 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian F. Lavin. Mr. Nichols is also an individual general partner of each existing general partner of the partnerships. Mr. Lavin is the president and chief executive officer of NTS Corporation. Our partnership agreement vests principal management discretion to NTS Realty Capital, which will be designated as our managing general partner. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. Our limited partners will have the power to elect these directors on an annual basis much like the shareholders of a corporation. Thus, our limited partners will have enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. NTS Realty's board will also have an audit committee composed entirely of independent directors.

        The partnerships were formed between 1982 and 1987 to invest in fixed portfolios of commercial and residential properties. ORIG is a Kentucky limited liability company which was formed by Messrs. Nichols and Lavin in 1998 to purchase, with other affiliates, limited partnership interests in the partnerships either through tender offers or privately negotiated transactions. ORIG and its affiliates purchased and currently own the following limited partnership interests in the partnerships:

Partnership	# of L. P. Interests
NTS-III	5,185	(1)
NTS-IV	10,703	(1)
NTS-V	14,566	(1)
NTS-VI	18,726	(1)
NTS-VII	226,306	(1)

(1)
The general partner of each partnership is recorded as owning five limited partner interests in its respective partnership which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

        The chart set forth below illustrates the relationship among our general partners, their affiliates and us, as well as the percentage of Units that each individual or entity will own if the merger is completed.

(1)
NTS Realty Capital will not own any Units immediately after the merger, but is included in this chart to illustrate its relationship with us as our managing general partner. NTS Realty Capital is wholly owned by Messrs. Nichols and Lavin.

(2)
NTS Realty Partners will own 6.44% of the Units if the merger is completed. These Units will be non-voting Units. Following the merger, NTS Realty Partners will be owned by the current owners of the general partners. Mr. Nichols currently controls each of the general partners.

(3)
Each of ORIG, Ocean Ridge Investments, Ltd. and BKK Financial, Inc. are entities that are wholly owned or controlled by Mr. Nichols or members of his immediate family.

(4)
NTS Development Company will not own any Units immediately after the merger, but is included in this chart to illustrate its relationship with us pursuant to the management agreement. NTS Development Company is wholly owned by Messrs. Nichols and Lavin. See "Related Party Transactions—Management Agreement with NTS Development."

(5)
Following the private entity restructuring, the NTS Private Group will receive a separate class of ORIG's membership interests in exchange for contributing the properties to ORIG. This separate class of interests will entitle the NTS Private Group to share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution to us of the assets and liabilities acquired from the NTS Private Group. ORIG's original class of membership interests will continue to be owned by Mr. Nichols (1%), Mrs. Nichols (74%) and Mr. Lavin (25%). The entities comprising the NTS Private Group are: NTS/BBX Office, LLC, NTS Springs Office Ltd., NTS Springs Medical Office Center, Ltd., NTS Pickford, Ltd., NTS Atrium Center, NTS BBC I, NTS Breckinridge, Ltd., NTS Willow Lake Partners Limited Partnership, NTS Mall Limited Partnership, NTS Whetstone Limited Partnership, NTS Bluegrass Commonwealth Park and Mr. Nichols. Mr. Nichols and his immediate family will own approximately 73.5% of the separate class of ORIG's membership interests, while Mr. Lavin and certain unaffiliated individuals will own approximately 24.5% and 2.0%, respectively.

Partnership Units (p. 60)

        If the merger is approved, the partnership interests in each partnership will be converted into Units based on the net asset value of each partnership. The partnership interests owned by ORIG and its affiliates will also be converted into Units in the merger. ORIG has entered into various agreements with other entities owned substantially by Mr. Nichols and his affiliates, referred to herein as the "NTS Private Group," through which these entities will contribute all or substantially all of their assets and liabilities to ORIG. These transactions, known as the "private entity restructuring," will not occur if the partnerships do not approve the merger. As a result of the private entity restructuring, ORIG will own twelve properties in their entirety, plus four additional properties in joint venture with certain of the partnerships. ORIG will contribute these assets and all of its liabilities to us for Units having a value equal to the appraised value of the contributed assets, as determined by the independent appraiser, and the value of any other assets contributed reduced by the liabilities assumed by us under the contribution agreement.

        Currently, ORIG is owned by Messrs. Nichols and Lavin and Mrs. Nichols. After the private entity restructuring is completed, the entities comprising the NTS Private Group will own a separate class of ORIG's membership interests which they will receive in exchange for the contribution of the NTS Private Group's properties. This separate class of membership interests in ORIG will entitle the NTS Private Group to receive the benefit of the Units that ORIG will receive when it contributes those properties to us. Mr. Nichols and members of his immediate family, as well as Mr. Lavin and certain unaffiliated individuals will own the separate class of ORIG's membership interests. Messrs. Nichols and Lavin and Mrs. Nichols will continue to own the original class of ORIG's membership interests.

        As part of the class action settlement, ORIG has agreed to admit a "qualified settlement trust" as a special member of ORIG. This special member interest is being created for the benefit of the class members in the Buchanan litigation who are former limited partners who sold their limited partnership interests to ORIG, its affiliates or the partnerships either as part of tender offers, other repurchase programs or otherwise. Under the terms of ORIG's operating agreement, all of the economic and other rights associated with up to 620,000 Units owned by ORIG will be designated for the benefit of the qualified settlement trust. ORIG will own the Units, but all of the rights associated with the Units will inure to the qualified settlement trust. Plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote these designated Units pursuant to his direction. The amount of Units was determined based on a $6.2 million settlement amount agreed upon by the general partners and plaintiffs' counsel. Therefore, if each Unit is estimated to be valued at $10.00, then the economic and other rights associated with 620,000 Units will be needed to satisfy the settlement amount. The final amount of the settlement, however, is based on the amount of valid claims filed by the former limited partners in the class of plaintiffs. If claims are not made for the full $6.2 million settlement amount, ORIG will designate the economic and other rights to fewer Units for the benefit of the qualified settlement trust to satisfy the claims. We refer to these designated Units as the "Class Units."

        Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, for a period of two years, to pay the qualified settlement trust, an amount equal to seventy-five percent (75%) of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would have gone to Mr. Nichols, his spouse or Mr. Lavin, in exchange for the economic and other rights associated with the number of Class Units calculated under the formula described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse and/or Mr. Lavin within two years of when we begin making distributions. If any Class Units remain at the end of this two-year period, Mr. Nichols, his spouse and Mr. Lavin must make a final payment to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value will be equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation.

        NTS Development Company, the property manager of all of the properties that we will acquire in the merger from the partnerships and ORIG, has agreed to pay $1.5 million in the aggregate to the partnerships as part of the settlement. See "Background of the Merger—Information About ORIG" for more information about this payment and the allocation of the payment among the partnerships.

        The general partners, with the consent of plaintiffs' counsel, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," an independent third party, to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG; (2) the allocation of Units between the general partner and the limited partners of each public partnership; and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail herein. The general partners and ORIG, with the consent of plaintiffs' counsel, also retained CB Richard Ellis, Inc. referred to herein as "CBRE," an independent third party, to appraise the properties owned by each partnership and the NTS Private Group. As described in more detail herein, we used these appraisals in determining net asset value. Houlihan has rendered its opinion based on the net asset values determined as of September 30, 2003. As described in this joint consent/prospectus, the final net asset values will not be determined until shortly before closing. We do not expect that there will be a material difference between the allocation of the Units based on the net asset values determined as of September 30, 2003, and the allocation of Units based on the net asset values determined prior to closing. If we believe the difference may be material, we will ask each general partner to request an update of Houlihan's opinion.

        The table set forth below illustrates the number of Units that will be allocated to each partnership and each partnership's corresponding ownership percentage determined as of June 30, 2004.

	No. of Units to be Issued in the Merger		Ownership Percentage
NTS-III	1,452,167		12.35%
NTS-IV	1,775,780		15.11%
NTS-V	1,559,294		13.27%
NTS-VI	4,236,131		36.05%
NTS-VII	1,023,091		8.71%
ORIG	5,699,758	(1)	48.50%

(1)
ORIG will receive 1,705,496 Units in exchange for its contribution of substantially all of its assets and all of its liabilities. In addition, ORIG will receive 3,994,262 Units in exchange for its interests in the partnerships. The 3,994,262 Units ORIG will receive in exchange for its partnership interests include the economic and other rights associated with up to 620,000 Units that will be designated under ORIG's operating agreement for the benefit of the qualified settlement trust upon completion of the merger.

        The table below illustrates the number of interests that each of ORIG, Mr. Nichols, the applicable general partner and each other affiliate owns in each partnership before the merger and the number of Units each will own if the merger is completed.

	NTS-III		NTS-IV		NTS-V		NTS-VI		NTS- VII		NTS REALTY
ORIG	4,602		10,377		11,934		18,293		218,772		5,699,758	(1)
Mr. Nichols	17		—		—		—		—		6,719,249	(2)
Mr. Lavin	—		—		—		—		—		—
Mr. Wells	—		—		—		—		—		—
Mr. Mitchell	—		—		—		—		—		—
General Partner(3)	5	(4)	5	(4)	5	(4)	5	(4)	5	(4)	756,099	(4)
Aggregate Number of Interests	5,185		10,703		14,566		18,726		226,306		6,719,249
Aggregate Percentage Ownership	41.25%		44.39%		47.72%		48.15%		40.98%		57.18%

(1)
ORIG will receive 3,994,262 Units in the merger of the partnerships into us and an additional 1,705,496 Units in exchange for the contribution of substantially all of its assets and liabilities, including up to 620,000 Units of which the economic and other rights associated with them will be designated under ORIG's operating agreement for the benefit of the qualified settlement trust upon completion of the merger. Although ORIG will own the designated Units after the merger, plaintiffs' counsel or his designee will have the right to vote the Units. Further, all distributions in respect of these designated Units will be made to the qualified settlement trust. These Units will be redesignated within two years of the merger to allow ORIG to vote the Units and other members of ORIG to receive distributions in respect of the Units. For more information on how the Units will be redesignated, see "Summary—Partnership Units." Currently, Mr. Nichols beneficially owns 75% of ORIG's membership interests and Mr. Lavin owns the remaining 25% of the membership interests.

(2)
As ORIG's manager, Mr. Nichols will have the right to vote all of ORIG's 5,699,758 Units, except for up to 620,000 Units that may be voted by plaintiffs' counsel for up to two years. In addition, Mr. Nichols will own beneficially the 756,099 Units that will be issued to NTS Realty Partners, as well as 263,392 Units that will be issued to him, his immediate family or entities controlled by them in exchange for their interests in the partnerships.

(3)
Represents the applicable general partner of each partnership.

(4)
Each general partner owns five limited partner interests in its partnership which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests. The general partners will receive Units in the merger pursuant to the distribution rights in the liquidation provisions of the partnership agreements. Pursuant to the terms of our partnership agreement, NTS Realty Partners, the holder of these Units, will not be entitled to vote them.

        The table below identifies the general partner of each partnership:

Partnership	General Partners(1)
NTS-III	NTS-Properties Associates
NTS-IV	NTS-Properties Associates IV
NTS-V	NTS-Properties Associates V
NTS-VI	NTS-Properties Associates VI
NTS-VII	NTS-Properties Associates VII

(1)
Each general partner's address and telephone number is: 10172 Linn Station Road, Louisville, Kentucky 40223; (502) 426-4800. Mr. Nichols controls each of the general partners.

Settlement/Court Approval (p. 52)

        A fairness hearing was held on May 6, 2004, at the Superior Court of the State of California, County of Contra Costa, California, 1020 Ward Street, Martinez, California 94553, the court in which the Buchanan litigation is pending, at which time class members were given the opportunity to appear before the court and object to any aspect of the settlement, including the merger. At the fairness hearing, the court approved the settlement, which includes the merger, as fair, reasonable, adequate and in the best interests of the class of plaintiffs. The settlement and releases remain subject to: (1) the mutual right of the class action plaintiffs, their counsel and the defendants to terminate the settlement if this joint consent/prospectus is not distributed to the limited partners of the partnerships prior to October 1, 2004 and (2) completing the merger by December 31, 2004.

Risk Factors (p. 36)

        The following is a summary of the material risks of the merger. These risks are more fully discussed beginning on page 36 in "Risk Factors." Among the risks, you should consider are:

  •
  The nature of your investment will change as a result of merger. Rather than holding an interest in an entity that must distribute proceeds from property sales or refinancing of debt, you will own an interest in a partnership that may reinvest those proceeds in new or existing properties.

  •
  The Partnership Units are likely to trade at prices below the estimated value of $10.00 that we selected for determining the number of Partnership Units to be issued.

  •
  The net asset value of each partnership will be based substantially on third-party appraisals of the properties owned by each partnership and the NTS Private Group. These appraisals, which are dated as of June 1, 2003, are opinions of value as of a specified date, do not reflect any changes in value that may have occurred after June 1, 2003, are subject to certain assumptions and may not represent the true realizable value of these properties. In addition, the final net asset values cannot be determined until shortly before the closing of the merger. Therefore, at the time you are asked to vote "For" or "Against" the merger, you only will be given an estimate on the number of Units you will receive in the merger.

  •
  If the merger is completed, the limited partners will have an investment in a larger entity, but will lose relative voting power. Following the merger, each individual limited partner, except affiliates of the general partners, will own a smaller percentage of the voting interests in us than he or she currently owns in the existing partnerships. Affiliates of the general partners, including ORIG, currently own between 41% and 48% of the limited partner interests in the partnerships. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

  •
  There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

  •
  On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain debt that we will assume in the merger, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $1.2 million, $368,000 and $462,000, respectively. There is no assurance that we will generate profits in the future.

  •
  The number of Units that will be issued to your partnership will be based on its net asset value. As provided in the merger agreement, the general partner of each partnership will calculate the net asset value and the number of Units issued no more than ten days after the date that the general partner issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners of the partnerships to approve the merger. Your general partner cannot calculate how many Units you will receive prior to the Determination Date because the net asset value of each partnership will continue to change until the Determination Date primarily because each partnership and ORIG will continue to make regular payments on their respective mortgage debt and notes payable, thus increasing each entity's net asset value. Your general partner anticipates that the merger closing will take place within ten days of the date that the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners of the partnerships to approve the merger.

  •
  The general partners and their affiliates, including ORIG, negotiated the settlement of the class action litigation, including the structure of the merger. These parties will derive certain benefits from the merger and may have conflicting interests in recommending that you vote for the merger. For example, affiliates of the general partners will own 57.18% of the Units if the merger is completed. In addition, ORIG will contribute $49,631,129 of debt to us, including approximately $13.4 million of debt whose payment is personally guaranteed by Messrs. Nichols and Lavin. Further, NTS Development Company will continue to receive a fee for managing the properties we will acquire in the merger. For more information on the benefits from the merger that these parties may derive, see "Conflicts of Interest."

  •
  Limited partners of NTS-III, IV and VII will not have the right to receive cash based on an appraisal of their interests in lieu of receiving Units.

  •
  In accordance with the settlement of the class action litigation, which was approved on May 6, 2004 by the court in which the Buchanan litigation is pending, the limited partners of the partnerships and all other members of the plaintiffs class (other than those who opted out) will discharge, settle and release all claims, whether known or unknown, that have been, could have been or in the future might be asserted in the class action litigation or in any court or other proceeding by or on behalf of the limited partners, the partnerships an any member of the class of plaintiffs against the general partners of the partnerships, ORIG and the other defendants in each of the class action litigation matters. Therefore, the limited partners will not be able to bring a lawsuit against the general partners, ORIG and the other defendants in connection with the matters included in the release.

  •
  As of June 30, 2004, the partnerships have paid expenses associated with the merger of $1,850,679. Only a portion of these expenses will be reimbursed if the merger is not approved.

  •
  Arthur Andersen LLP audited the partnerships' consolidated financial statements for the years ended December 31, 2001, and December 31, 2000. In June 2002, Arthur Andersen was convicted of a federal obstruction of justice charge and, subsequently, ceased its operations. Because Arthur Andersen has not reissued its reports and we are not able to obtain a consent from Arthur Andersen, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen even if you have a basis for asserting a remedy against, or seeking recovery from Arthur Andersen.

Reasons for the Merger and Recommendations (p. 62)

        Your general partner is recommending that you approve the merger. Summarized below are the principal benefits that your general partner believes you will realize from the merger. There is no assurance that these benefits will be realized.

  •
  Liquidity.    We have applied to list the Partnership Units on the American Stock Exchange. Limited partners should, therefore, be able to buy or sell the Units more easily than the limited partnership interests in each partnership. Presently, trading in the interests in each partnership is confined to a limited and, each general partner believes, inefficient secondary market.

  •
  Majority of Directors are Independent.    NTS Realty Capital will have an annual meeting at which our limited partners will be able to elect its board of directors, the majority of whom will be "independent" under rules promulgated by the American Stock Exchange. In addition, NTS Realty Capital will have an audit committee composed entirely of independent directors.

  •
  Related Party Transactions.    NTS Realty Capital will need approval of the majority of its independent directors to enter into any transaction with affiliates and to renew its one-year management agreement with NTS Development Company.

  •
  Regular Cash Distributions.    Each partnership has suspended making distributions to its limited partners. Due in part to increased cash flows resulting from acquiring the properties owned by the NTS Private Group and in part to the impact of refinancing certain debt as described below, we intend to begin paying distributions on a quarterly basis beginning with the first full quarter after completing the merger.

  •
  Economies of Scale.    The merger should result in economies of scale not available to the partnerships, which should reduce our expenses. For example, if the merger is completed, the five partnerships, each of which is subject to the SEC's reporting requirements, will be merged into a single public entity. Our general partners estimate that the economies of scale will result in annual cost savings of over $500,000.

  •
  Diversified Portfolio.    We will own a more diversified portfolio of properties than any of the partnerships, both in terms of number and to some degree, geographic location. We will own a total of thirty-two properties. The partnerships each own between three and ten properties. Further, we will be diversified to some degree by property type. By owning a larger portfolio of properties than any of the partnerships, our operating results will be less dependent on the performance of any one tenant or property.

  •
  Greater Access to Capital.    After completing the merger, we will have a larger asset and equity base than any of the individual partnerships. Based on our experience in the real estate industry and our discussions with lenders, we believe the size of our real estate portfolio, which will be much larger than the portfolio of any of the partnerships, may allow us to refinance the debt associated with the properties on more favorable terms than would be available to an individual partnership. For example, the addition of properties owned by the NTS Private Group, which have a combined appraisal value of $63,090,000, will add significantly to the size of our portfolio. These properties generated net income of approximately $1.2 million for the year ended December 31, 2003 and $379,000 for the six months ended June 30, 2004. This greater access to capital should provide us with more financial stability and may provide funding for future property acquisitions. We have entered into a binding letter of intent with The Northwestern Mutual Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger. The proposed refinancing would, among other things, lower the average interest rate on the debt from approximately 6.8% to 6.0% and change the amortization schedule to thirty years from ten to fifteen years, thus reducing the amount of debt service payments to our lenders by approximately $6.7 million per year. The reduced debt service payments should allow additional funds to be available for either distribution to the limited partners or reinvestment in new or existing properties. If the merger and simultaneous refinancing of our properties occur based on the terms set forth in the letter of intent with Northwestern Mutual, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million on a pro forma basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed."

  •
  Settlement of Litigation.    As part of the settlement, plaintiffs' counsel negotiated or agreed to methods and procedures designed to maximize limited partner value and to improve and not cause a significant adverse change in the voting rights of limited partners, termination dates or investment objectives. In addition, the settlement will eliminate the costly and protracted litigation which could affect the partnerships for some time if the merger is not approved. Finally, NTS Development Company will pay $1.5 million, in the aggregate, to the partnerships as part of the settlement.

  •
  General Partner Preferences.    Unlike the general partner of your partnership, neither NTS Realty Partners nor NTS Realty Capital will be entitled to any preferential allocations or distributions.

Detriments of the Merger (p. 64)

        Although your general partner is recommending that you approve the merger, the detriments to you of the merger are described below:

  •
  Voting.    The general partners and their affiliates currently own and control between 40.98% and 48.15% of the limited partnership interests in each partnership. These interests will be voted "For" the merger. By owning less than a majority of the outstanding interests of each partnership, your general partner and its affiliates do not control the outcome of votes by the limited partners of the partnerships. If the merger is completed, your general partner and its affiliates will own 57.18% of our Units (including the Units that will be voted by plaintiffs' counsel on behalf of the settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, will control the outcome on any matter submitted to a vote of the limited partners. The economic and other rights associated with up to 620,000 of these Units, however, will be designated for the benefit of the qualified settlement trust. Therefore, affiliates of our general partners will not be able to vote those Units for up to two years after we begin making distributions. For more information on the qualified settlement trust, see

    "Summary—Partnership Units." In addition, pursuant to our partnership agreement, our general partners will not be entitled to vote the Units they own. For more information on the number of Units that affiliates of our general partners will control immediately after the merger and the designation of rights of certain Units to the qualified settlement trust, see "Summary—Partnership Units."

  •
  Change in Nature of Investment.    Your partnership currently owns between three and ten properties, either in whole or in part through a joint venture. If the merger is completed, we will initially own thirty-two properties whose performance has varied since the properties were acquired by the partnerships and the NTS Private Group. Thus, if your partnership owns properties that have performed well since their acquisition, your investment in our partnership may be negatively affected by the merger because we will own certain properties that have not performed as well. In addition, the partnership agreements for each partnership do not permit the proceeds from property sales or refinancing of existing debt to be reinvested in new properties. We will be permitted to reinvest sale or refinancing proceeds in new properties, which may reduce the distributions made to you.

Alternatives to The Merger (p. 69)

        In determining whether to propose and recommend the merger, your general partner considered two alternatives to the merger:

  •
  selling all of the properties and liquidating the partnership; and

  •
  continuing and operating the partnership independently.

        Liquidating Each Partnership.    The first alternative considered by your general partner was selling the assets of your partnership in bulk or over a short period of time, repaying all of its liabilities, and distributing the net proceeds to the general and limited partners in accordance with the liquidation provisions of your partnership agreement. The primary benefit of this strategy is that the partners of your partnership would receive a cash distribution after the properties were sold and all liabilities repaid. For purposes of this analysis, your general partner assumed the liquidation could be completed in one year. Thus, your partnership would be dissolved and limited partners would not be subject to the risks associated with continuing to own real estate. In evaluating this strategy, your general partner noted that selling the properties in an orderly liquidation likely would result, in your general partner's view, in reduced prices for the properties. Many of the properties are located in and around Louisville, Kentucky. The general partner of each partnership does not believe that demand for properties in the Louisville market is sufficient to absorb the increased supply from selling all of the properties owned by the partnerships without discounting the selling price of the properties or extending the time period for selling properties. Extending the time period also would increase the expenses paid by each partnership while liquidating. For purposes of this analysis, however, none of the general partners discounted the cash generated by selling the properties for this factor. Second, your general partner noted that your partnership would be required to pay significant prepayment penalties associated with repaying debt before its maturity. Third, although the estimates of liquidation value did not include a charge for sales commissions, the general partner of certain of the partnerships would be entitled to a sales commission totaling the lesser of three percent (3%) of the gross proceeds from the sale of each property or fifty percent (50%) of the customary commission in the market. If the properties were sold at their appraised value, the general partners estimate that their aggregate sales commissions would be approximately $1.35 million. If the general partners were forced to discount the sales price of the properties located in the Louisville market as they believe would be necessary to accommodate their timely sale in a liquidation scenario, the general partners estimate that the aggregate sales commission would be approximately $1.19 million. See "Fairness—Comparison of Merger with Alternatives." The merger does not trigger these prepayment penalties and the general partners have waived any sales commissions to which they otherwise may be entitled as a result of the merger. Finally, if the class action litigation were not resolved by the time all of the assets were sold, the time period needed to dissolve the entity could be lengthened and your general partner likely would establish a reserve to account for its obligation to cause your partnership to indemnify your general partner, which would reduce the proceeds available to be distributed to the partners.

        Continuing Each Partnership.    The second alternative considered by your general partner was to continue your partnership as a stand alone entity. Your general partner noted that continuing your partnership without undertaking the merger would have the following benefits: (1) your partnership would remain a separate entity with its own assets, subject to its liabilities, pursuing its investment objectives in accordance with its partnership agreement; (2) your partnership's performance would not be affected by the performance of the other partnerships; (3) there would be no change in the nature of any limited partner's investment; and (4) the limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid. If your partnership did continue as a stand alone entity, your general partner may also have been entitled to certain preferences. The supplement for your partnership details these preferences, if any, including any preferences owed to your general partner.

        In your general partner's view, maintaining the partnerships as separate entities, however, would have the following disadvantages: (1) the limited partner interests would continue to be illiquid due to the lack of an established secondary market; (2) the partnerships would be unable to list their respective interests on the American Stock Exchange or any other national securities exchange because each partnership, by itself, is unable to satisfy the listing standards of any national securities exchange; (3) none of the partnerships would be likely to pay distributions in the foreseeable future; (4) the economies of scale expected to be realized from the merger, which our general partners estimate will result in annual cost savings of over $500,000 (based on the reduction in legal, accounting, auditing and tax preparation fees and the elimination of employees performing duplicative functions, but not including the costs associated with the merger), cannot be achieved by the partnerships; (5) each partnership would be more susceptible to the loss of a major tenant or the need for capital expenditures for a particular property; (6) the general partners may be entitled to preferences in operating cash flow or distributions that would provide them with a greater interest than they would be entitled to after the merger; and (7) each partnership would have a continuing requirement to provide indemnity to its general partner in connection with the class action litigation. In the view of each general partner, these detriments outweigh the potential benefits.

        To assist you in evaluating these alternatives, please review the supplement for your particular partnership. The supplement contains estimates of the present value of your investment if your partnership continues to operate without change and of the present value of the net liquidation proceeds that might be available if your partnership was liquidated. The methodology and assumptions used to determine these estimated values are explained in the supplements.

        The following table summarizes the comparison of these alternatives:

	Estimated Liquidation Value(1)	Estimated Going Concern Value(2)	Net Asset Value
	(Per $1,00 Investment)(3)
NTS-III	$789	$812	$835
NTS-IV	$690	$673	$729
NTS-V	$463	$461	$507
NTS-VI	$884	$1,014	$1,015
NTS-VII	$823	$841	$895

(1)
Your general partner determined the estimated liquidation values by assuming that the real estate assets of each entity were sold at the appraised value as determined by CBRE. The calculation of the estimated liquidation value for your partnership is set forth in the supplement for your partnership under the heading "NTS Units Allocated to Your Partnership." For purposes of this analysis, the general partners did not discount the values of the properties to account for the significant concentration of the properties in or near Louisville, Kentucky.

(2)
Your general partner determined the estimated going concern value by estimating cash flow to be generated over a ten-year period, assuming the properties were sold in year ten of the analysis and applying a range of discount rates to the cash flow.

(3)
We have used the measure of per $1,000 of investment because that was the original per interest investment amount for each partnership except NTS-VII. We have converted NTS-VII's original investment amount of $20.00 per interest to allow consistent comparison.

Reasons the General Partners Believe the Merger is Fair (p. 67)

        The general partner of each partnership believes that the merger is fair, when considered as a whole, to the limited partners of their respective partnership for the following principal reasons:

  •
  The terms and conditions of the merger, including the terms of our partnership agreement, were negotiated with plaintiffs' counsel representing, among others, the limited partners. On May 6, 2004, the court in which the Buchanan litigation is pending approved the settlement agreement and the transactions contemplated thereby, including the merger, as fair, reasonable, adequate and in the best interest of the class of plaintiffs.

  •
  Houlihan, an independent third party, has delivered a fairness opinion to the general partners. Houlihan considered net asset values calculated as of September 30, 2003, in issuing its fairness opinion. Although the net asset values will not be the same at the time the merger is approved and completed because of, among other things, the continued repayment of mortgage debt by the partnerships and ORIG, the methodology used in determining the net asset values will remain unchanged. For more information on Houlihan's fairness opinion, see "Fairness—Material Factors Underlying Belief as to Fairness."

  •
  All of the real estate assets were appraised by CBRE, an independent third party. For more information on the appraisals, see "Fairness—Material Factors Underlying Belief as to Fairness."

  •
  The economic interests of each general partner and the limited partners are aligned because affiliates of each general partner own a substantial number of the limited partnership interests in each partnership. The general partners and their affiliates, however, may have a conflict of interest in recommending the merger because, if approved, the merger would relieve the general partners and their affiliates of liabilities related to the class action litigation to which they may otherwise be subject and the merger will provide that an affiliate of the general partners, NTS

    Development Company, will continue to be employed by and receive property management fees from us for at least one year. In addition, the general partners and their affiliates negotiated the terms of the private entity restructuring and the contribution agreement with ORIG, and negotiated the merger agreement among the partnerships with plaintiffs' counsel. Finally, affiliates of our general partners will increase their ownership percentage from between approximately 41% and 48% of the interests in each of the partnerships to 57.18% of our Units, thereby having control over any matter to be voted upon by the limited partners.

  •
  The Units are being allocated between the general and limited partners on the same basis that liquidation proceeds would be allocated among these partners.

  •
  There are no significant adverse changes in the limited partners' rights to vote and receive distributions or in each partnership's investment objectives and polices. In exchange for contributing twelve additional properties and four joint venture interests to us in the merger, however, affiliates of our general partners will increase their ownership percentage from between approximately 41% and 48% of the interests in each of the partnerships to 57.18% of our Units (including the Units that will be voted by plaintiffs' counsel on behalf of the qualified settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote). The economic and other rights to up to 620,000 of these Units, however, will be designated for the benefit of the qualified settlement trust and plaintiffs' counsel will have the right to vote these Units until they are redesignated in accordance with the terms of the settlement agreement. Therefore, affiliates of our general partners will not be able to vote those Units for up to two years after the date on which we make our first distribution of our net cash flow from operations. For more information on the qualified settlement trust, see "Summary—Partnership Units." In addition, pursuant to our partnership agreement, our general partners will not be entitled to vote the Units they own. For more information on the number of Units that affiliates of our general partners will control immediately after the merger, see "Summary—Partnership Units."

  •
  The general partners of the partnerships have waived any sales commissions (where applicable) to which they otherwise might have been entitled in connection with the sale of the properties and the liquidation of your partnership. Although the general partners also could waive the sales commissions if the partnerships liquidate or continue as going concerns, the general partners are not under any legal obligation and do not intend to do so. The general partners of the partnerships do not believe their decision to waive the sales commissions in the proposed merger has any effect on their determination that the merger is fair, when considered as a whole, to the limited partners.

  •
  The potential benefits of the merger outweigh the potential benefits of the alternatives. For example, our larger asset and equity base should allow us to refinance our debt on more favorable terms than would be available to an individual partnership. In addition, our general partners estimate that we will achieve cost savings of over $500,000 because of economies of scale not available to the partnerships. Our general partners considered the reduction of legal, accounting, auditing and tax preparation fees, postage expense and the elimination of employees performing duplicative functions in calculating the cost savings. The general partners did not consider the one-time costs associated with the merger in calculating the estimated annual cost savings because the cost savings should be realized on a going-forward basis. The general partners calculated their estimate of the savings after reviewing the costs currently incurred by each partnership and discussing with certain vendors and service providers the effect of merging the partnerships into one entity. If we are able to refinance a portion of our debt and achieve the anticipated cost savings related to economies of scale, we should create net cash flow from operations from which to make distributions. The partnerships have suspended making distributions to their limited partners. For a comparison of the return you would receive from an original investment of $1,000 in any of the partnerships in a liquidation, going concern or merger scenario, see "Summary—Alternatives to the Merger."

        In determining the allocation of units, the general partners of the partnerships will use final net asset values which will be determined no more than ten days after the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents of the limited partners to approve the merger. The closing of the merger will take place on the fifth business day after the satisfaction or waiver of all the conditions set forth in the merger agreement. Because final net asset values will not have been determined when you vote "For" or "Against" the merger, you will not know the exact number of Units which will be allocated to your partnership and, ultimately, to you. We cannot estimate the final net asset values because the date on which we will determine the final net asset values has not been set. As the partnerships, ORIG and the NTS Private Group continue to make regular payments on their mortgage and other indebtedness prior to the date the net asset values are determined, the net asset values will continue to change. This does not, however, affect the fairness of the transaction because the methods for allocating Units to your partnership and to you will not change between now and the closing of the merger.

Fairness Opinion and Valuation (p. 85)

        As part of the settlement of the class action litigation, the general partners, with the consent of plaintiffs' counsel, retained Houlihan, an independent unaffiliated third-party, to deliver a fairness opinion. Houlihan's opinion, which is subject to certain qualifications and limitations set forth in the opinion, includes the allocation of Units among the parties to the merger and the allocation within each partnership between the general partner and the limited partners.

        In issuing its fairness opinion, Houlihan used net asset value calculations determined as of September 30, 2003, and issued its opinion based on the net asset values determined as of September 30, 2003. As noted above, the final net asset values will differ from the net asset values used by Houlihan. The general partners will ask CBRE to update its appraisals prior to completing the merger if the general partners believe that events have occurred or conditions have changed that would have a material impact on the value of the properties that were appraised. Under any circumstances, a material change will be deemed to have occurred if the aggregate occupancy rate of the properties changes by more than ten percent (10%) or the aggregate rental income generated by the properties changes by more than five percent (5%), based on quarterly comparisons to the results for the quarter ended September 30, 2003. The aggregate rental income is the sum of the rental income generated by the properties and the amount of tenant reimbursements made with respect to the properties. The general partners may determine not to request an updated fairness opinion from Houlihan. The general partners anticipate that they will request that Houlihan update its fairness opinion only if CBRE's appraisals are updated. The final net asset values will be calculated by the general partners using the same methodology opined upon by Houlihan. The table below illustrates the change in aggregate occupancy rate and percentage change in aggregate rental income generated by the properties in each quarter since September 30, 2003.

Quarter	Aggregate Rental Income	Percentage Change in Rental Income Since 09/30/03(1)	Aggregate Occupancy Percentage
September 30, 2003	$8,475,231	N/A	85.36%
December 31, 2003	8,564,182	1.28%	85.19%
March 31, 2004	8,289,632	2.19%	84.91%
June 30, 2004	8,362,969	1.32%	85.36%

(1)
The general partners do not expect the proposed refinancing of debt to cause a material percentage change in the aggregate rental income generated by the properties. The proposed refinancing will have no effect on the current appraisal values of the properties or the allocation of Units in the merger. For more information on the proposed refinancing, see "Summary Indebtedness."

        Although the general partners cannot currently determine the exact number of Units that each partnership and ORIG will receive if the merger is completed on any date except June 30, 2004, the number of Units will not differ materially from what each entity would have received if the merger were completed as of September 30, 2003. The tables set forth below compare the net asset value of each entity, the number of Units to be received by each entity in the merger and the percentage of the total number of Units that each entity will receive if the merger was completed as of September 30, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004. The tables assume that the only variable in determining each entity's net asset value is the amount of outstanding mortgage debt and notes payable at the time each calculation is made. The table also does not take into account the fact that the terms of the merger require that the number of Units to be received by each partnership be determined on the partner level, rounding the number of Units to be received by each partner to the nearest whole Unit and causing the number of Units to be received by each partnership not to be exactly equal to one-tenth of the partnership's net asset value. Each entity intends to continue to make regular payments in connection with its debt. The other variables remain constant as of June 30, 2004.

September 30, 2003	Net Asset Value	No. of Units Allocated	Percentage of Total Units Allocated
NTS-III	$14,181,281	1,418,128	12.41%
NTS-IV	17,409,665	1,740,967	15.24%
NTS-V	15,846,160	1,584,616	13.87%
NTS-VI	41,806,014	4,180,601	36.60%
NTS-VII	10,147,396	1,014,740	8.88%
ORIG	14,854,845	1,485,484	13.00%
March 31, 2004	Net Asset Value	No. of Units Allocated	Percentage of Total Units Allocated
NTS-III	$14,322,143	1,432,214	12.29%
NTS-IV	17,666,401	1,766,640	15.16%
NTS-V	15,681,461	1,568,146	13.46%
NTS-VI	42,182,409	4,218,241	36.21%
NTS-VII	10,188,456	1,018,846	8.75%
ORIG	16,459,337	1,645,934	14.13%
June 30, 2004	Net Asset Value	No. of Units Allocated	Percentage of Total Units Allocated
NTS-III	$14,521,528	1,452,167	12.35%
NTS-IV	17,756,775	1,755,780	15.11%
NTS-V	15,593,618	1,559,294	13.27%
NTS-VI	42,364,037	4,236,131	36.05%
NTS-VII	10,231,148	1,023,091	8.71%
ORIG	17,054,960	1,705,496	14.51%
September 30, 2004	Net Asset Value	No. of Units Allocated	Percentage of Total Units Allocated
NTS-III	$14,543,215	1,454,322	11.98%
NTS-IV	18,129,867	1,812,987	14.94%
NTS-V	16,073,779	1,607,378	13.24%
NTS-VI	43,284,235	4,328,424	35.67%
NTS-VII	10,361,464	1,036,146	8.54%
ORIG	18,966,712	1,896,671	15.63%
December 31, 2004	Net Asset Value	No. of Units Allocated	Percentage of Total Units Allocated
NTS-III	$14,665,850	1,466,585	11.81%
NTS-IV	18,305,955	1,830,596	14.74%
NTS-V	17,151,867	1,715,187	13.82%
NTS-VI	43,855,420	4,385,542	35.33%
NTS-VII	10,451,234	1,045,123	8.42%
ORIG	19,712,966	1,971,297	15.88%

        The text of Houlihan's fairness opinion is attached as Appendix A to this joint consent/prospectus. You should read Houlihan's opinion in its entirety. See also "Risk Factors—Houlihan's opinion relies on information provided by your general partner and its affiliates. This opinion may not be updated."

        Houlihan did not express any opinion as to:

  •
  the impact of the merger;

  •
  the tax consequences of the merger on the limited partners, the general partners or the partnerships;

  •
  our potential capital structure or its impact on the financial performance of the Units;

  •
  the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities;

  •
  whether or not alternative methods of determining the allocation of Units to be issued would have also provided fair results or results substantially similar to the methodology used by the general partners;

  •
  the impact, if any, on the trading price of the Units resulting from the decision of limited partners to sell the Units in the market following the closing of the merger;

  •
  the business decision to effect the merger or alternatives to the merger; and

  •
  the number of Units owned by affiliates of the general partner and their ability to influence voting decisions.

Real Estate Appraisals (p. 91)

        Also as part of the settlement, the general partners and ORIG, with the consent of plaintiffs' counsel, retained CBRE, an independent third party, to appraise all of the real properties that we will acquire if the merger is completed, including the properties owned by the NTS Private Group that will be contributed by ORIG. The appraisals were prepared on a limited scope basis utilizing the income approach to valuation. The income approach posits that the value of a property is represented by the present value of the cash flows projected to be generated by the property. These projected cash flows are discounted to present value using a discount rate reflecting the return that, in CBRE's opinion, a third party investor would require from investing in the properties. The sum of these discounted cash flows equals the present value or price at which the property would trade hands between a willing buyer and willing seller. In performing the appraisals, CBRE conducted those investigations and inquiries that it deemed appropriate to estimate value and made assumptions and identified qualifications and limitations that it considered necessary to its findings. The portfolio appraisal represents CBRE's opinion of the estimated value of the properties as of June 1, 2003. These appraisals do not necessarily reflect the sales price that would be realized for any one property or group of properties. Actual sales prices could be higher or lower than appraised value.

Entity	Real Estate Portfolio Value Conclusion
NTS-III	$20,350,000
NTS-IV	22,177,295	(1)
NTS-V	27,559,265	(2)
NTS-VI	74,092,510	(3)
NTS-VII	13,740,090	(4)
ORIG	67,096,140	(5)

Total	$225,015,300

(1)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 4.96% in Plainview Point Office Center Phase III; (2) 29.61% in Blankenbaker Business Center 1A; (3) 10.92% in each of Lakeshore Business Centers, Phases, I, II and III; (4) 9.7% in The Willows of Plainview Phase II; and (5) 3.97% in Golf Brook Apartments.

(2)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 81.19% in each of Lakeshore Business Centers, Phases I, II and III, and (2) 90.30% in The Willows of Plainview Phase II.

(3)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 96.03% in Golf Brook Apartments and (2) 95.04% in Plainview Point Office Center Phase III.

(4)
This amount included a pro rata amount of the value from a 31.34% joint venture interest in Blankenbaker Business Center 1A.

(5)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 39.05% in Blankenbaker Business Center 1A and (2) 7.69% in each of Lakeshore Business Centers, Phases I, II and III.

Amendments to Partnership Agreements (p. 117)

        The partnership agreements for NTS-III and NTS-IV must be amended in certain respects to permit the merger. For example, NTS-III is governed by the Georgia Uniform Limited Partnership Act. This Act does not contain provisions governing merger transactions. NTS-III's agreement must, therefore, be amended to make the partnership subject to the Georgia Revised Uniform Limited Partnership Act. This revised act provides the necessary statutory authority for a merger. Similarly, the partnership agreement of NTS-IV must be amended to make that partnership subject to the Kentucky Revised Uniform Limited Partnership Act. The supplement for each partnership describes in detail the required amendments to its respective partnership agreement. The affirmative vote of limited partners owning in excess of fifty percent (50%) of the outstanding limited partnership interests in each of NTS-III and NTS-IV is required to approve the amendments, the same vote as required to approve the merger.

Terms of the Merger (p. 50)

        Conditions.    The merger is not subject to any federal or state regulatory approval requirements other than complying with federal and state securities laws in connection with the issuance of the Units. The merger, however, is subject to the following conditions:

  •
  The limited partners holding in excess of fifty percent (50%) of the limited partner interests in each partnership must approve the merger;

  •
  The Partnership Units must be approved for listing on the American Stock Exchange;

  •
  There must not be any court order preventing the merger or that, in our review, has a material adverse effect on any party's ability to complete the merger or on its results of operations or financial condition;

  •
  All regulatory approvals and all lender consents must have been received; and

  •
  The merger and the contribution to us of substantially all of ORIG's assets and all of its liabilities to us must be completed by December 31, 2004.

        Net Asset Value/Allocation of Units.    On the "Determination Date," we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CBRE. In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), the payment to be made by NTS Development Company to each of the partnerships as described herein, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership, its share of any joint venture liabilities and any amounts paid to lenders to allow us to assume the entity's debt. For these purposes, the "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay off letters from the relevant lender reflecting the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. During this time, the partnerships and ORIG will continue to repay indebtedness secured by their properties in accordance with the terms and conditions of their respective loan agreements. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute ORIG's net asset value in the same manner. We will use the most recently available balance sheet for ORIG. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on Form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be allocated to each entity. The partnerships and ORIG do not plan to acquire or sell any properties prior to the Determination Date and we do not expect the assets or liabilities of the partnerships and ORIG to change significantly, other than the reduction of their outstanding indebtedness in connection with the regular repayment of mortgage and other debt in the normal course of business.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, and we will divide the net asset value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. We estimated a per Unit value of $10.00. This estimated $10.00 value should not be viewed as a measure of the fair market value or trading price of the Units. The Units will be allocated among the general partner and the limited partners of each partnership in accordance with the liquidation provisions of the partnership's partnership agreement. The partnership agreements of NTS-III and NTS-IV require liquidation proceeds to be distributed in the same manner as the proceeds from a sale or refinancing of properties. The partnership agreements of NTS-V, NTS-VI and NTS-VII require liquidation proceeds to be allocated in accordance with the relative capital account balances of the partners after adjusting for any "built in" gain (or "built in" loss) in the assets for tax purposes.

        The following table sets forth, assuming the Determination Date was June 30, 2004:

  •
  the net asset value of each partnership and ORIG;

  •
  the number of Units that would be issued to each partnership and ORIG;

  •
  the value of the Units you would receive for each $1,000 of your original investment; and

  •
  the number of Units per $1,000 of your original investment.

        The actual net asset value calculated on the Determination Date for each partnership and ORIG likely will be different than illustrated below because:

  •
  each entity will continue repaying debt; and

  •
  the other assets and liabilities for each entity likely will increase or decrease.

	Net Asset Value	Number of Units Allocated		Net Asset Value per $1,000 Original Limited Partner Investment	Percentage of Total Units Allocated	Number of Units per $1,000 Original Limited Partner Investment
NTS-III	$14,521,528	1,452,167	(1)	$835	12.35%	83
NTS-IV	$17,756,775	1,775,780	(1)	$729	15.11%	73
NTS-V	$15,593,618	1,559,294	(1)	$507	13.27%	51
NTS-VI	$42,364,037	4,236,131	(1)	$1,015	36.05%	101
NTS-VII	$10,231,148	1,023,091	(1)	$895	8.71%	89
ORIG	$17,054,960	1,705,496		N/A	14.51%	N/A

Total:	$117,522,066	11,751,959		N/A	100.00%	N/A

(1)
The number of Units issued to each partnership is not equal to one-tenth of the net asset value of the partnership because the terms of the merger require Units to be determined at the limited partner level, with the Units awarded to each limited partner rounded to the nearest whole Unit.

        How we calculated the net asset value per $1,000 original investment for each partnership.    We calculated the net asset value per $1,000 of original limited partner investment by dividing the total value of Units to be issued to the limited partners in the partnership (assuming a value of $10.00 per Unit) by the total original capital invested by the current limited partners (or their predecessors) in the partnership, and multiplying the quotient by 1,000. The supplement for each partnership illustrates the specific calculation of this value for the partnership. To determine the approximate value of the Units you will receive, multiply the figure in the last column, titled "Number of Units Per $1,000 Original Limited Partner Investment," by the amount of your original investment divided by $1,000.

        Why the Partnership Units may trade at prices below $10.00.    The net asset value of ORIG and the net asset value distributable to each partner will be divided by $10.00 (and rounded to the nearest whole Unit) to determine the number of Units to be issued in respect of each entity's net asset value. We estimated a per Unit value of $10.00. The market may not view the value of the Units in the same fashion. First, the $10.00 value represents a pro rata portion of each entity's net asset value. In the hands of each individual limited partner, unaffiliated with ORIG, each Unit will represent a minority interest in us. Minority interests typically trade at a discount to the net asset value of an entity as a whole. Second, the market might value our assets differently by, for example, applying higher discount rates to our cash flows than applied by CBRE in its appraisal. Third, downward pressure may be put on the trading price as a result of limited partners who choose to sell Units as soon as the merger is completed. Thus, the Partnership Units may trade below $10.00 per Unit and may never trade above $10.00 per Unit. See "Risk Factors—There is no prior market for the Partnership Units and the market price is likely to decline after the merger."

Indebtedness (p. 156)

        The table below sets forth the amount of mortgage indebtedness and notes payable owed by each partnership and ORIG that was outstanding as of June 30, 2004, assuming the private entity restructuring occurred as of that date. As a condition to the merger, we will require the consent of certain of the lenders to allow us to assume the debt. The actual amount of debt used in calculating net asset values likely may be greater or less than the amounts set forth below on the Determination Date:

Entity	Mortgage Debt and Notes Payable
NTS-III	$6,090,708
NTS-IV	4,480,036
NTS-V	11,514,216
NTS-VI	30,786,510
NTS-VII	3,540,724
ORIG	49,631,129

        We have entered into a binding letter of intent with The Northwestern Mutual Life Insurance Company to refinance approximately $72.0 million of the mortgage debt on the following properties that we will acquire if the merger is completed: Golf Brook Apartments, Willow Lake Apartments, Park Place Apartments, Sabal Park Apartments and The Willows of Plainview Apartments. Because the terms of most of the partnerships' current debt would require us to pay significant prepayment penalties if we retire the debt before its maturity, we intend to refinance only the debt that does not have a prepayment penalty or where the prepayment penalty is not material or is outweighed by the benefit of the lower interest rates. The refinancing would occur simultaneously with the closing of the merger and would, among other things, lower the average interest rate on the debt from 6.8% to 6.0% and change the amortization schedule to thirty years from ten to fifteen years. If the merger and simultaneous refinancing of our properties occur based on the terms set forth in the letter of intent with Northwestern Mutual, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million per year. For a discussion of our estimates on the effect of refinancing certain of our properties, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Resources—Future Liquidity," as well as "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed."

Voting (p. 193)

        You are being asked to vote "For" or "Against" the merger proposed by your general partner. If you own interests in more than one partnership, you will receive multiple copies of this joint consent/prospectus, as well as multiple supplements and consents. You must vote separately for each partnership in which you are an investor. If a majority of the limited partner interests in the partnerships approve the merger, you will receive Units as described herein unless you are a limited partner of NTS-V or NTS-VI and exercise your right to appraisal. If the merger is not approved by all of the partnerships, your general partner plans to continue to operate your partnership and its properties in accordance with its partnership agreement.

        Your consent must be received by 5:00 p.m. eastern time on December 27, 2004 unless your general partner extends the solicitation period which it may do in its sole discretion.

        If you do not submit a consent, or indicate on your consent that you abstain, you will be counted as having voted "Against" the merger. If you submit a properly signed consent but do not indicate how you wish to vote, you will be counted as having voted "For" the merger. You may withdraw or revoke your consent at any time before the general partners announce receipt of the required vote. You will be able to review the number of limited partnership interests for each partnership that have approved the merger by visiting www.ntsdevelopment.com, which will be updated regularly. As noted above, and described in the supplements for NTS-III and NTS-IV, limited partners of NTS-III and NTS-IV must vote separately on each of the amendments to their partnership's partnership agreement to permit the merger. If these amendments are not approved, the merger will not occur even if the merger receives the required number of votes.

        The chart below sets forth the number of each limited partnership interests in each partnership owned by ORIG and other entities affiliated with each general partner. These interests will be voted "For" the merger and each of the applicable amendments pursuant to the settlement agreement reached in connection with the class action litigation. If the merger is completed, the general partners, ORIG, Mr. Nichols and their affiliates will own 57.18% of the Units (including the Units that will be voted by plaintiffs' counsel on behalf of the settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote). See "Conflicts of Interests—Substantial Benefits to General Partners and their Affiliates."

Partnership	Number of Interests		Percentage of Limited Partner Interests
NTS-III	5,185	(1)	41.25%
NTS-IV	10,703	(1)	44.39%
NTS-V	14,566	(1)	47.72%
NTS-VI	18,726	(1)	48.15%
NTS-VII	226,306	(1)	40.98%

(1)
The general partners of the partnership own five limited partner interests in each of the partnerships which are not reflected in this chart because the general limited partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

Appraisal Rights in the Merger (p. 195)

        If you are a limited partner of NTS-V or NTS-VI, you may, under Maryland law, dissent from the merger and receive a cash payment equal to the fair value of your partnership interests instead of Units. To do so, you must follow certain procedures, including filing certain notices, refrain from voting your interests in favor of the merger and file an action in the Maryland courts. If you are a limited partner in NTS-V or NTS-VI, you will not be reminded or notified of the exact dates in which you must file certain notices in order to be eligible for dissenters' rights under Maryland law. If you return a signed consent but fail to provide instructions as to the manner in which your interests are to be voted, you will be deemed to have voted "For" the merger and will not be entitled to assert appraisal rights. If you pursue your appraisal rights, your interests will not be exchanged for Units. Your only right will be to receive the fair value of your interests in cash as determined by the Maryland court. See "Voting Procedures—Appraisal Rights." Limited partners of NTS-III, NTS-IV and NTS-VII do not have any appraisal rights.

Expenses of the Merger (p. 83)

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal, accounting, printing, mailing and any other costs associated with the merger. Each partnership is paying the fees and expenses with funds generated from property operations or from available cash. In addition, NTS Development Company has agreed to defer the payment of certain fees and expenses it has earned or is entitled to be reimbursed as the manager of the partnerships' properties. These deferred fees and expenses are not currently accruing interest. ORIG is paying its share of the fees and expenses with funds provided by additional capital contributions by Mr. Nichols and from a bank loan. The table below sets forth the percentage portion of the merger expenses that each of the partnerships and ORIG will pay, as well as the amount of merger expenses paid by each entity through June 30, 2004.

Entity	Payment Percentage	Amount of Merger Expenses Paid Through June 30, 2004(1)
NTS-III	9%	$202,757
NTS-IV	16%	378,829
NTS-V	21%	481,188
NTS-VI	27%	615,736
NTS-VII	7%	172,168
ORIG(2)	20%	461,935

Total	100%	$2,312,613

(1)
The fees and expenses of CBRE have been allocated among the partnerships based on the appraised value of the properties owned by each partnership.

(2)
Includes only the percentage of expenses paid directly by ORIG pursuant to the settlement agreement in connection with the class action litigation.

        If the merger is not approved, the general partner of each partnership will pay a portion of all merger expenses equal to the percentage of limited partner interests voting against the merger in its partnership. To the extent the partnership has already paid these expenses, the general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For these purposes, solicitation expenses mean all direct marketing expenses (such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation) and compensation paid to broker-dealers in connection with the merger.

Your Right to Investor Lists and to Communicate with Other Limited Partners (p. 192)

        Upon written request from you, the general partner of your partnership will deliver the following information to you:

  •
  a statement of the approximate number of limited partners in your partnership; and

  •
  the estimated cost of mailing a consent or proxy statement, form of consent or proxy or other similar communication to those limited partners.

        You have the right, at your option, either to:

  •
  have your partnership mail copies of any consent or proxy statement, consent form or proxy or other soliciting material furnished by you at your expense to any of your partnership's limited partners that you designate; or

  •
  have your partnership deliver to you at your expense, within five business days of when your general partner receives your request, a reasonably current list of the names, addresses and number of interests held by the limited partners in your partnership.

Conflicts of Interest (p. 110)

        General Partners and Affiliates.    Certain of the general partners and their affiliates, including ORIG, are defendants in the class action litigation and negotiated the settlement with plaintiffs' counsel. Each of these parties and their respective owners may receive certain benefits from the merger and the settlement. Thus, your general partner may have a conflict of interest in recommending that limited partners approve the merger, including:

  •
  The general partners, ORIG, Messrs. Nichols, Lavin, Wells and Mitchell and Mrs. Nichols will be relieved of all of the potential liability associated with the claims raised in the class action litigation, including liabilities for any amounts advanced which were subject to being repaid if a court had found indemnification of these amounts improper.

  •
  We will assume all of the debt owed by ORIG, including the debt of the NTS Private Group, which totals $49,631,129 as of June 30, 2004. Mr. Nichols controls ORIG and each of the entities comprising the NTS Private Group. ORIG will be released from any obligation to pay this debt, but Messrs. Nichols and Lavin will continue to guarantee payment of approximately $13.4 million of indebtedness pursuant to a written agreement with a third-party lender. The third-party lender will determine whether to proceed against Messrs. Nichols and Lavin with respect to the enforcement of their guarantee.

  •
  NTS Development Company will continue to manage the properties and receive a fee for doing so. Mr. Nichols controls NTS Development Company. We estimate that we will pay NTS Development Company approximately $5.7 million in fees and expenses during the first twelve months after the merger is completed. For more information on the management fee to be received by NTS Development Company, see "Related Party Transactions—Management Agreement with NTS Development."

  •
  Messrs. Nichols, Lavin and Wells will serve as officers or directors of our general partners.

        The table below illustrates the number of interests that ORIG, Mr. Nichols, Mr. Lavin and the applicable general partner owns in each partnership before the merger and the number of Units each will own if the merger is completed.

	NTS-III		NTS-IV		NTS-V		NTS-VI		NTS-VII		NTS REALTY
ORIG	4,602		10,377		11,934		18,293		218,772		5,699,758	(1)
Mr. Nichols	583	(2)	326	(2)	2,632	(2)	433	(2)	7,534	(2)	6,719,249	(3)
Mr. Lavin	—		—		—		—		—		—
General Partner(4)	5	(5)	5	(5)	5	(5)	5	(5)	5	(5)	756,099	(5)
Aggregate Number of Interests	5,185		10,703		14,566		18,726		226,306		6,719,249
Aggregate Percentage Ownership	41.25%		44.39%		47.72%		48.15%		40.98%		57.18%

(1)
ORIG will receive 3,994,262 Units in the merger and an additional 1,705,496 Units in exchange for the contribution of substantially all of its assets and liabilities, including the economic and other rights associated with up to 620,000 Units that will be designated under ORIG's operating agreement for the benefit of the qualified settlement trust upon completion of the merger. Although ORIG will own the Units after the merger, plaintiffs' counsel or his designee will have the right to vote the Units. Further, all distributions in respect of these designated Units will be made to the qualified settlement trust. These Units will be redesignated within two years of the merger to allow ORIG to vote the Units and other members of ORIG to receive distributions in respect of the Units. For more information on how the Units will be redesignated, see "Summary—Partnership Units." Currently Mr. Nichols beneficially owns 75% of ORIG's membership interests and Mr. Lavin owns the remaining 25% of the membership interests.

(2)
Includes interests owned by Mr. Nichols, his immediate family, and entities (other than ORIG and the applicable general partner) that are wholly owned or controlled by Mr. Nichols or his immediate family.

(3)
As ORIG's manager, Mr. Nichols will have the right to vote all of ORIG's 5,699,758 Units, except for up to 620,000 Units that may be voted by plaintiffs' counsel for up to two years. In addition, Mr. Nichols will own beneficially the 756,099 Units that will be issued to NTS Realty Partners, as well as 263,392 Units that will be issued to him, his immediate family or entities controlled by them in exchange for their interests in the partnerships.

(4)
Represents the applicable general partner of each partnership.

(5)
The general partners own five limited partner interests in each of the partnerships which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests. The general partners will receive 756,099 Units in the merger pursuant to distribution rights in the liquidation provisions of the partnership agreements. Pursuant to the terms of our partnership agreement, NTS Realty Partners, the holder of these Units, will not be entitled to vote them.

        The properties we are acquiring from ORIG were purchased, or constructed, and improved by affiliates of our general partners at a total aggregate cost of approximately $55.5 million. The aggregate appraisal value of these properties is approximately $63.1 million. ORIG, which is acquiring Units based on the $63.1 million appraised value in exchange for these properties, is receiving the benefit of this $7.6 million difference. By virtue of their respective ownership interests in some or all of the entities comprising the NTS Private Group, Mr. Nichols will receive the benefit from approximately $5.7 million of the aggregate difference and Mr. Lavin will receive the benefit from approximately $1.9 million.

        The general partners have waived any sales commissions to which they otherwise may be entitled as a result of the merger and they will not receive any other fees as a result of the merger or contribution of assets and liabilities by ORIG to us.

Distribution Policy (p. 188)

        The partnerships have suspended making distributions to their respective limited partners because of insufficient cash flow after expenditures for debt service and capital improvements to their properties and the establishment of reasonable reserves. However, due in part to increased cash flows resulting from acquiring the properties owned by the NTS Private Group, the impact of refinancing the debt described herein and the cost savings from efficiencies resulting from economies of scale, we intend to begin paying distributions on a quarterly basis beginning with the first full quarter after completing the merger. The amount of each distribution will be determined by NTS Realty Capital; provided that, as part of the settlement, we have agreed that these distributions can be no less than sixty-five percent (65%) of our "net cash flow from operations" each quarter as this term is defined in regulations promulgated by the Treasury Department under the Internal Revenue Code of 1986, as amended; provided that if a law is enacted or existing law is modified or interpreted in a manner that subjects NTS Realty to taxation as a corporation or otherwise subjects NTS Realty to entity-level taxation for federal, state or local income tax purposes, NTS Realty will adjust the amount distributed to reflect the obligation of NTS Realty to pay tax. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions. For example, our partnership agreement permits our managing general partner to reinvest sales or refinancing proceeds in new and existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

        Any distribution other than a distribution with respect to the final quarter of a calendar year shall be made no later than forty-five (45) days after the last day of such quarter based on an estimate of NTS Realty's "net cash flow from operations" for the year. Any distribution with respect to the final quarter of a calendar year shall be made no later than ninety (90) days after the last day of such quarter based on actual "net cash flow from operations" for the year, adjusted for any excess or insufficient distributions made with respect to the first three quarters of the calendar year. We intend to pay our first distribution of at least sixty-five percent (65%) of our "net cash flow from operations" commencing with the first full calendar quarter after completing the merger. For these purposes, "net cash flow from operations" means our taxable income or loss, increased by:

  •
  tax exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss,

and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had negative net cash flow for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million, $4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net cash flow for the years ended December 31, 2003, 2002 and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow would have been approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same periods. We will adopt a policy which prohibits us from acquiring any new properties at a capitalization rate less than five percent (5%). This policy also will require a majority of NTS Realty Capital's directors, including a majority of the independent directors, to approve any decision regarding reinvesting sales or refinancing proceeds.

        The historical net cash flows indicate the amount of cash that would have been available for distribution to the limited partners if the merger occurred in prior periods. Set forth below is a reconciliation of our historical net cash flows.

Historical Combined Tax Basis Distributable Cash Flow
($ In Millions)

	2003	2002	2001
Historical Combined Net Change in Cash	$(1.8)	$(0.6)	$0.2
Adjustments to reconcile Historical Combined
Net Income (Loss):
Cash Flow from Operating Activities	(9.3)	(8.0)	(9.3)
Cash Flow from Investing Activities	(2.5)	2.2	3.3
Cash Flow from Financing Activities	12.4	6.0	5.3

Historical Combined Net Income (Loss)	(1.2)	(0.4)	(0.5)
Adjustments to reconcile Historical Combined Net Income (Loss) to Historical Combined Income (Loss) for tax: (A)	(0.8)	0.4	0.2

Historical Combined Income (Loss) for tax	(2.0)	0.0	(0.3)
Adjustments to reconcile Historical Combined Income (Loss) for tax to Historical Combined Tax Basis Distributable Cash Flow:
Depreciation and amortization (tax) (B)	7.1	5.5	5.5
Principal payments on Mortgages and notes payable (C)	(8.1)	(8.3)	(7.6)
Capital expenditures (tax) (D)	(3.7)	(2.0)	(2.8)
Other	—	—	(0.1)

Historical Combined Tax Basis Distributable Cash Flow	(6.7)	(4.8)	(5.3)
Adjustments to reflect the estimated effect of the merger:
Effect of refinancing mortgage debt (E)	6.6	6.6	6.6
Effect of cost savings, net (F)	0.3	0.3	0.3
Less historical capital contributions	(1.5)	—	(0.2)
Add historical capital distributions	0.4	1.2	0.1

Cash flow	(0.9)	3.3	1.5

65% of cash flow	(0.6)	2.1	1.0

NOTES:

A
The adjustments to reconcile Historical Combined Net Income (Loss) to Historical Combined Income (Loss) for tax were derived from the audited financial statements for the public partnerships and NTS Private Group.

B
The distribution formula requires adding back the depreciation and amortization for tax purposes to determine tax basis distributable cash flow. These amounts were derived from the tax return documents for the entities to be merged.

C
The distribution formula requires deducting principal payments on mortgages and notes payable, except for those payments made in connection with the repayment and subsequent refinancing of an obligation.

D
The distribution formula requires deducting capital expenditures in determining tax basis distributable cash flow. These amounts were derived from the tax return documents for the entities to be merged.

E
The anticipated refinancing to be completed at the time of the merger would have reduced our historical debt service by approximately $6.6 million per year as a result of extending the term of the refinanced debt to thirty years.

F
The cost savings anticipated as a result of the merger would have reduced historical expenses by approximately $533,000 due to economies of scale, while the additional annual costs of being an exchange traded public company would be approximately $233,000.

Accounting Treatment (p. 51)

        The merger will be accounted for using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Under this method, we will be treated as the purchasing entity. A portion of each partnership's assets and liabilities equal to the percentage of Units owned by limited partners, unaffiliated with our general partners, will be "stepped up" to reflect the fair market value of these assets. The remaining portion of the assets reflecting the percentage of Units owned by affiliates of the general partners, essentially ORIG, will be recorded at historical cost. The assets and liabilities contributed by NTS Private Group will be adjusted to reflect their fair market value, except for that portion owned by Mr. Nichols which will be reflected at historical cost due to his common control over the contributing entities.

Description of NTS Realty and the Partnerships (p. 154)

NTS Realty Holdings Limited Partnership

        We are a newly organized Delaware limited partnership. Our general partners are NTS Realty Capital and NTS Realty Partners. Our partnership agreement vests principal management discretion to NTS Realty Capital, our managing general partner. We are located at 10172 Linn Station Rd., Louisville, Kentucky 40223, and our phone number is (502) 426-4800. Our business will consist of owning and operating the properties acquired in the merger, as well as any new assets acquired after the merger. We will be characterized as a partnership for federal income tax purposes.

        Our business objectives are to:

  •
  generate cash flow for distribution;

  •
  obtain long-term capital gain on the sale of any properties;

  •
  make new investments in properties or joint ventures, including by, directly or indirectly, developing new properties; and

  •
  preserve and protect the limited partners' capital.

        Our acquisition and operating strategies are to:

  •
  maintain a portfolio which is diversified by property type and to some degree by geographical location;

  •
  invest in properties that we believe offer significant growth opportunities;

  •
  achieve and maintain high occupancy and increase rental rates through: (1) implementing efficient leasing strategies and (2) providing quality maintenance and services to tenants;

  •
  control operating expenses through operating efficiencies and economies of scale;

  •
  attract and retain high quality tenants; and

  •
  emphasize regular repair and capital improvement programs to enhance the properties' competitive advantages in their respective markets.

        We will have a policy of borrowing no more than seventy percent (70%) of the sum of: (1) the appraised value of our fully constructed properties and (2) the appraised value of our properties in the developmental stage as if those properties were completed and ninety-five percent (95%) leased. Our partnership agreement requires that the appraised value be based on an appraisal of the property that is prepared by a qualified independent appraiser no more than three years prior to the date on which the appraised value is used by us for any purpose. We do not have any limitation on the maximum amount of debt that may be borrowed to purchase or refinance any individual property.

Background and History of the Partnerships and ORIG (p. 57)

        The partnerships were formed between 1982 and 1987 to invest in commercial and residential properties. Assuming the private entity restructuring is completed, ORIG will be the successor to twelve individual properties owned by the NTS Private Group and four properties that ORIG owns as part of a joint venture. The NTS Private Group is composed of entities that are owned by Mr. Nichols, members of his family or entities controlled by him. ORIG will contribute the properties from the NTS Private Group to us simultaneously with the closing of the merger. The NTS Private Group purchased, or constructed, and improved these properties at a total aggregate cost of approximately $55.5 million. The total aggregate appraisal value of these properties is approximately $63.1 million. ORIG, which is acquiring Units based on the $63.1 million appraised value in exchange for these properties is receiving the benefit of this approximately $7.6 million difference.

        As of June 30, 2004, the partnerships owned, in the aggregate, nine multifamily properties and eleven office and business center properties. Following the private entity restructuring, ORIG will own eight office and business center properties, plus interests as a joint venture partner with certain of the partnerships in four other office and business center properties. ORIG also will own three retail properties and one ground lease. The following tables set forth, for each partnership and ORIG, the type and location of properties, the square footage or number of units at each property, and the entity's ownership interest in each property. In ORIG's case, information is presented as though the private entity restructuring was completed on June 30, 2004. In each case, the charts include properties owned indirectly through joint ventures, with each entity's share of the revenue attributable to a particular joint venture property. For each joint venture property other than the ITT Parking Lot, the chart includes total square footage or number of units of that property. The chart includes the ITT Parking Lot's total number of parking spaces.

NTS-Properties III

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
NTS Center	Office Bldg.	Louisville, KY	115,600 sq. ft.	100.00%
Plainview Center	Office Bldg.	Louisville, KY	96,000 sq. ft.	100.00%
Peachtree Corp. Center	Business Center	Norcross, GA	191,300 sq. ft.	100.00%

NTS-Properties IV

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
Commonwealth Business Center Phase I	Business Center	Louisville, KY	83,600 sq. ft	100.00%
Blankenbaker Business Center 1A	Business Center	Louisville, KY	100,600 sq. ft.	29.61%(1)
Lakeshore Business Center Phase I	Business Center	Ft. Lauderdale, FL	104,100 sq. ft.	10.92%(2)
Lakeshore Business Center Phase II	Business Center	Ft. Lauderdale, FL	96,600 sq. ft.	10.92%(2)
Lakeshore Business Center Phase III	Business Center	Ft. Lauderdale, FL	38,900 sq. ft.	10.92%(2)
Plainview Point Office Center Phases I and II	Office Bldg.	Louisville, KY	57,000 sq. ft.	100.00%
Plainview Point Office Center Phase III	Office Bldg.	Louisville, KY	61,700 sq. ft.	4.96%(3)
The Willows of Plainview Phase I	Multifamily	Louisville, KY	118 units	100.00%
The Willows of Plainview Phase II	Multifamily	Louisville, KY	144 units	9.70%(4)
Golf Brook Apartments	Multifamily	Orlando, FL	195 units	3.97%(5)

(1)
Blankenbaker Business Center 1A also is owned by NTS-VII (31.34%) and ORIG (39.05%).

(2)
Each property also is owned by NTS-V (81.19%), ORIG (7.69%) and NTS/Ft. Lauderdale Ltd. (0.20%).

(3)
Plainview Point Office Center Phase III also is owned by NTS-VI (95.04%).

(4)
The Willows of Plainview Phase II also is owned by NTS-V (90.30%).

(5)
Golf Brook Apartments also are owned by NTS-VI (96.03%).

NTS-Properties V

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
Commonwealth Business Center Phase II	Business Center	Louisville, KY	65,700 sq. ft.	100.00%
Lakeshore Business Center Phase I	Business Center	Ft. Lauderdale, FL	104,100 sq. ft.	81.19%(1)
Lakeshore Business Center Phase II	Business Center	Ft. Lauderdale, FL	96,600 sq. ft.	81.19%(1)
Lakeshore Business Center Phase III	Business Center	Ft. Lauderdale, FL	38,900 sq. ft.	81.19%(1)
The Willows of Plainview Phase II	Multifamily	Louisville, KY	144 units	90.30%(2)

(1)
Each property also is owned by NTS-IV (10.92%), ORIG (7.69%) and NTS/Ft. Lauderdale Ltd. (0.20%).

(2)
The Willows of Plainview Phase II also is owned by NTS-IV (9.70%).

NTS-Properties VI

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
Park Place Apts. Phase I	Multifamily	Lexington, KY	180 units	100.00%
Park Place Apts. Phase III	Multifamily	Lexington, KY	152 units	100.00%
Willow Lake Apts.	Multifamily	Indianapolis, IN	207 units	100.00%
Sabal Park	Multifamily	Orlando, FL	162 units	100.00%
Golf Brook Apts.	Multifamily	Orlando, FL	195 units	96.03%(1)
Plainview Point Office Center Phase III	Office Bldg.	Louisville, KY	61,700 sq. ft.	95.04%(2)

(1)
Golf Brook Apartments also are owned by NTS-IV (3.97%).

(2)
Plainview Point Office Center Phase III also is owned by NTS-IV (4.96%).

NTS-Properties VII

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
Blankenbaker Business Center 1A	Business Center	Louisville, KY	100,600 sq. ft.	31.34%(1)
Park at the Willows	Multifamily	Louisville, KY	48 units	100.00%
Park Place Apts. Phase II	Multifamily	Lexington, KY	132 units	100.00%

(1)
Blankenbaker Business Center 1A also is owned by NTS-IV (29.61%) and ORIG (39.05%).

ORIG

Property	Type of Property	Location	Total Square Footage or No. of Units	Ownership Interest
Anthem Office Center	Office Bldg.	Louisville, KY	84,700 sq. ft.	100.00%
Atrium Center	Office Bldg.	Louisville, KY	104,200 sq. ft.	100.00%
Springs Medical Office Center	Office Bldg.	Louisville, KY	97,300 sq. ft.	100.00%
Springs Office Center	Office Bldg.	Louisville, KY	125,300 sq. ft.	100.00%
Sears Office Bldg.	Office Bldg.	Louisville, KY	66,900 sq. ft.	100.00%
Blankenbaker Business Center 1B	Business Center	Louisville, KY	60,000 sq. ft.	100.00%
Blankenbaker Business Center II	Business Center	Louisville, KY	75,300 sq. ft.	100.00%
Clarke American	Business Center	Louisville, KY	50,000 sq. ft.	100.00%
Bed, Bath & Beyond	Retail	Louisville, KY	35,000 sq. ft.	100.00%
Outlets Mall	Retail	Louisville, KY	162,600 sq. ft.	100.00%
Springs Station	Retail	Louisville, KY	12,000 sq. ft.	100.00%
ITT Parking Lot	Ground Lease	Louisville, KY	120 spaces	100.00%
Blankenbaker Business Center 1A	Business Center	Louisville, KY	100,600 sq. ft.	39.05	%(1)
Lakeshore Business Center Phase I	Business Center	Ft. Lauderdale, FL	104,100 sq. ft.	7.69	%(2)
Lakeshore Business Center Phase II	Business Center	Ft. Lauderdale, FL	96,600 sq. ft.	7.69	%(2)
Lakeshore Business Center Phase III	Business Center	Ft. Lauderdale, FL	38,900 sq. ft.	7.69	%(2)

(1)
Blankenbaker Business Center 1A also is owned by NTS-IV (29.61%) and NTS-VII (31.34%).

(2)
Each property also is owned by NTS-IV (10.92%), NTS-V (81.19%) and NTS/Ft. Lauderdale Ltd. (0.20%).

Description of Litigation (p. 52)

        The partnerships are involved in two related cases. The first case is a class action (hereinafter referred to as the "Buchanan litigation") filed on December 12, 2001, in the Superior Court of the State of California, County of Contra Costa, by three current limited partners (Morgan K. Buchanan, James P. Mills and Jesse L. Crews), on behalf of a class of current and former owners of interests in the partnerships. NTS-Properties Associates, NTS-Properties Associates IV, NTS-Properties Associates V, NTS-Properties Associates VI, NTS-Properties Associates VII, NTS Capital Corporation, NTS Development Company, ORIG, LLC, J.D. Nichols, Barbara Nichols and Brian Lavin were initially named as defendants. The plaintiffs assert claims arising out of the acts and course of conduct allegedly engaged in by the defendants in connection with the operation and management of the partnerships, including alleged breaches of fiduciary duty, aiding and abetting breaches of fiduciary duty, and conspiracy to breach fiduciary duty. In their prayer for relief, the plaintiffs seek, on their behalf and on behalf of the putative class, and in an unspecified amount, compensatory damages, pre-judgment interest, punitive and exemplary damages, attorneys' fees and costs of suit. The parties to this litigation entered into a Stipulation and Agreement of Settlement. On May 6, 2004, the Superior Court of California entered an order approving the settlement as fair, reasonable and adequate. On June 11, 2004, the parties who objected to the Superior Court's order approving the settlement filed a Notice of Appeal. The objectors' opening brief in the appeal is due October 22, 2004.

        The second case is a class action (hereinafter referred to as the "Bohm litigation") filed on February 27, 2003, in the Jefferson Circuit Court of the Commonwealth of Kentucky. The Bohm litigation was filed by two current limited partners (Joseph Bohm and Warren Heller) on behalf of a similar putative class. The plaintiffs in the Bohm litigation assert essentially the same claims against essentially the same defendants as in the Buchanan litigation. In their prayer for relief, the plaintiffs in the Bohm litigation seek, on their behalf and on behalf of the putative class, and in unspecified amounts, compensatory damages, punitive damages, pre-judgment and post-judgment interest, attorneys' fees and costs, and restitution. The plaintiffs in the Bohm litigation also seek the appointment of a receiver or liquidation trustee to wind-down the business of the partnerships, dissolution of the partnerships, imposition of a constructive trust and injunctive relief. In light of the settlement of the Buchanan litigation, however, the Jefferson Circuit Court instructed the plaintiffs in the Bohm litigation to amend their pleading to consider the settlement of the class claims and derivative claims, as well as the releases given to the defendants. Certain former plaintiffs in the Bohm litigation filed a Second Amended Complaint on July 23, 2004. On August 9, 2004, the plaintiffs filed a corrected Second Amended Complaint. In response, on September 16, 2004, the defendants filed a motion to strike the Second Amended Complaint. A hearing on this motion is scheduled for November 15, 2004.

Unaudited Summary Pro Forma
Consolidated Condensed Financial and Operating Data

        The unaudited summary pro forma consolidated condensed financial and operating data for the six months ended June 30, 2004 and for the year ended December 31, 2003 has been prepared to give pro forma effect to the Merger as if it occurred on January 1, 2003, with regard to the statement of operating data and at June 30, 2004 with respect to the balance sheet data. The unaudited summary pro forma consolidated condensed financial and operating data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Merger been consummated on the dates indicated and does not purport to indicate balance sheet data or results of operations for any future period.

        The following data should be read in conjunction with "Unaudited Summary Historical Combined Condensed Financial and Operating Data," "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data," "Selected Unaudited Historical Combined Condensed Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and related notes thereto of the Partnerships, the NTS Private Group and ORIG included in or incorporated by reference elsewhere in this joint consent/prospectus.

	As of and for the Six Months Ended June 30, 2004	For the Year Ended December 31, 2003
	(UNAUDITED)	(UNAUDITED)
STATEMENT OF OPERATIONS DATA
Rental income	$15,571,550	$32,032,451
Tenant reimbursements	1,184,048	2,371,880

TOTAL REVENUES	16,755,598	34,404,331
Operating expenses and operating expenses—affiliated	6,114,211	11,409,356
Management fees	905,975	1,854,917
Real estate taxes	924,934	2,422,711
Professional and administrative & professional and admin.—affiliated	2,560,284	3,958,370
Depreciation and amortization	5,206,853	11,414,593

TOTAL OPERATING EXPENSES	15,712,257	31,059,947

OPERATING INCOME	1,043,341	3,344,384
Interest and other income	57,513	364,683
Interest expense	(3,531,662)	(7,568,831)
Loss on disposal of assets	(53,540)	(303,906)
Settlement charge	—	(2,400,000)

NET LOSS	$(2,484,348)	$(6,563,670)

Net loss allocated to limited partners	$(2,324,605)	$(6,146,221)

Net loss per limited partnership interest	$(0.20)	$(0.52)

Number of limited partnership interests	11,751,959	11,751,959

BALANCE SHEET DATA (as of June 30, 2004)
Land, buildings and amenities, net	159,854,920
Total assets	172,697,153
Mortgages and notes payable	106,081,017

Selected Historical Combined Condensed
Financial and Operating Data

        The following table sets forth selected historical combined condensed financial and operating data as if NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI, NTS-Properties VII, Ltd. (the "Partnerships") and NTS Private Group were combined on a historical basis. This historical combined presentation reflects adjustments to the actual historical data to: (1) include a previously unconsolidated joint venture; (2) eliminate the equity investment and minority interests in wholly combined joint ventures in the historical financial information of the applicable partnership; and (3) include any debt used by ORIG and its related interest cost to acquire interests in the Partnerships which will be assumed by NTS Realty in the Merger.

        We have derived the combined condensed statement of operations and balance sheet data as of and for the years ended December 31, 2000 and 1999 with respect to the Partnerships from the audited financial statements of said Partnerships and with respect to the NTS Private Group from their unaudited combined financial statements. We have derived the combined condensed statement of operations and balance sheet data as of and for the years ended December 31, 2003, 2002, and 2001 from the audited financial statements of the Partnerships and the NTS Private Group. We have derived the combined condensed balance sheet data, consisting of debt of ORIG from its unaudited financial statements as of December 31, 2000 and 1999 and its audited financial statements as of December 31, 2003, 2002 and 2001. We have derived the combined condensed statement of operations data consisting of interest expense relating to ORIG's debt from the unaudited financial statements of ORIG for each of the five years ended December 31, 2003. We have derived the combined condensed statement of operations and balance sheet data as of and for the six months ended June 30, 2004 and 2003 from the unaudited financial statements of the Partnerships, NTS Private Group and ORIG. In the opinion of management, our unaudited financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial condition and the results of operations as of such date and for such periods under U.S. generally accepted accounting principles. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year or any future period.

        You should read the financial information below in conjunction with the other financial information and analysis presented in this joint consent/prospectus, including "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data," "Unaudited Summary Pro Forma Consolidated Condensed Financial and Operating Data," "Unaudited Summary Historical Combined Condensed Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and related notes of the Partnerships, the NTS Private Group and ORIG included or incorporated by reference elsewhere in this joint consent/prospectus.

HISTORICAL COMBINED CONDENSED(1)

	Six Months Ended June 30,		Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
STATEMENT OF OPERATIONS DATA
Rental income	$15,468,552	$15,855,834	$31,762,268	$32,014,147	$32,414,553	$30,814,831	$28,882,337
Tenant reimbursements	1,184,048	1,218,903	2,371,880	2,374,347	2,330,607	2,170,390	2,062,855

TOTAL REVENUES	16,652,600	17,074,737	34,134,148	34,388,494	34,745,160	32,985,221	30,945,192
Operating expenses & operating expenses—affiliated	6,114,211	5,779,475	11,409,356	11,804,936	12,202,657	11,078,609	10,728,671
Management fees+	905,975	931,431	1,854,917	1,876,685	1,900,161	1,831,860	1,748,919
Real estate taxes	924,934	1,327,274	2,422,711	2,267,523	2,332,384	2,214,205	2,161,389
Professional and administrative & professional and administrative—affiliated	2,339,992	1,753,825	3,517,787	1,839,931	1,564,025	1,618,543	1,787,615
Depreciation and amortization	4,072,207	3,989,604	8,006,076	8,370,527	8,318,800	7,507,502	6,474,760

TOTAL OPERATING EXPENSES	14,357,319	13,781,609	27,210,847	26,159,602	26,318,027	24,250,719	22,901,354
OPERATING INCOME	2,295,281	3,293,128	6,923,301	8,228,892	8,427,133	8,734,502	8,043,838
Interest and other income & interest and other income—affiliated	57,513	95,635	364,683	299,326	563,354	1,118,519	635,950
Interest expense & interest expense—affiliated	(3,839,890)	(4,131,680)	(8,185,284)	(8,763,601)	(9,274,001)	(9,283,010)	(8,087,367)
Loss on disposal of assets	(53,540)	(227,232)	(303,906)	(132,478)	(178,522)	(1,061,224)	(1,189,354)

NET LOSS	$(1,540,636)	$(970,149)	$(1,201,206)	$(367,861)	$(462,036)	$(491,213)	$(596,933)

Ratio of earnings to fixed charges	0.60	0.77	0.85	0.96	0.95	0.95	0.93

Deficiency to cover fixed charges	$1,540,636	$970,149	$1,201,206	$367,861	$462,036	$470,492	$596,933

BALANCE SHEET DATA (end of period)
Land, buildings and amenities, net	118,014,409	123,497,854	120,994,416	125,902,043	132,277,155	137,888,786	135,190,416
Total assets	127,209,799	132,240,524	129,831,524	141,020,277	147,246,636	151,960,898	156,330,852
Mortgages and notes payable	106,081,017	111,774,175	109,258,373	122,391,250	123,937,185	123,993,289	122,421,399

(1)
Reference is made to pages F-3 through F-16 which include information on each of the Partnerships, the NTS Private Group and ORIG derived from audited or unaudited financial statements as so indicated.

Comparison of Rights of Limited Partners of the Partnerships and Limited Partners of NTS Realty (p. 113)

        The rights of limited partners of each partnership are governed by the state of each partnership's organization and its partnership agreement. The partnerships were organized under Georgia (NTS-III), Kentucky (NTS-IV), Maryland (NTS-V and NTS-VI), or Florida (NTS-VII) law. We are organized under Delaware law. Thus, if the merger is approved, the rights of limited partners receiving Units will be governed by Delaware law and our partnership agreement. Our partnership agreement grants essentially the same rights to limited partners as the rights granted limited partners under each of the existing partnership agreements or the various state laws. For example, under both Delaware law and the terms of our partnership agreement, limited partners will continue to have the same voting rights and rights to distributions. For a comparison of rights, see "Comparison of Rights of Limited Partners of the Partnerships and Limited Partners of NTS Realty."

Material Federal Income Tax Consequences (p. 97)

        As discussed herein, we will not recognize any gain or loss as a result of the merger. Each limited partner should, however, consult with his or her own tax advisor. Subject to the restrictions applicable to a "publicly traded partnership," we will be characterized as a partnership for federal income tax purposes and will not be subject to federal income tax. This opinion is based in part on representations concerning our future operations and the sources of our income. Each limited partner will be required to take into account his or her share of income, deductions or loss regardless of whether any cash is distributed. The character of the income to each limited partner will depend on its character to us. Although we will be considered a "publicly traded partnership" under the Internal Revenue Code of 1986, as amended (the "Code"), we should qualify, based on our currently anticipated operations and activities, for an exception from the corporate-level tax otherwise imposed on a "publicly traded partnership" and therefore should be treated as a partnership for federal income tax purposes. Notwithstanding the foregoing, our limited partners only will be permitted to apply income, gain and losses in respect of the Units against other items of income, gain or loss generated by us. We may also generate income from debt-financed property. Allocations may, therefore, constitute unrelated business taxable income to tax-exempt limited partners. In connection with the settlement of the class action litigation, and immediately prior to the merger, NTS Development Company will make an aggregate payment of $1.5 million to the partnerships, allocable among the partnerships in accordance with the settlement agreement. These payments will result in additional income to the partnerships prior to the merger, which the partners (including ORIG and any affiliates that are partners) will be required to include in their income (or reduce their loss) for the partnerships' final taxable year. The chart below sets forth the payment to be made to each partnership. For a more detailed discussion of the federal income tax considerations associated with the merger, see "Material Federal Income Tax Consequences."

Entity	Amount of Payment
NTS-III	$202,500
NTS-IV	202,500
NTS-V	345,000
NTS-VI	723,000
NTS-VII	27,000

RISK FACTORS

        The proposed merger of your partnership involves various risks. In addition to the other information included in this joint consent/prospectus, including all appendices and supplements, you should carefully consider the following factors in determining whether to vote in favor of the merger.

Risks Relating to the Merger

The merger will change the nature of your investment in certain respects.

  •
  Each partnership owns a portfolio of between three and ten properties either in whole or in part through a joint venture. After the merger, we will initially own thirty-two properties.

  •
  The partnerships are required, under their respective partnership agreements, to commence winding up their affairs and to liquidate after the expiration of their respective terms set forth in each of their partnership agreements. For example, NTS-III's term expires December 31, 2028. NTS-VII's term expires December 31, 2063. The plaintiffs in the class action litigation allege that the partnerships should have already sold their properties and distributed the proceeds to their respective partners and liquidated. Under our partnership agreement, we will be required to commence winding up our affairs, selling our properties and liquidating by December 31, 2028.

  •
  Rather than holding an interest in an entity that must distribute proceeds from property sales or refinancing of debt, you will own an interest in a partnership that may reinvest those proceeds in new or existing properties.

  •
  Each partnership's prospectus estimated that the partnership would sell or refinance its properties between the fourth and tenth year after completing the development of its properties. We do not contemplate selling or refinancing our properties within any defined time period other than that we must terminate our operations by December 31, 2028.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 value that we used to allocate the Units. We estimated a per Unit value of $10.00. This estimated value should not be viewed as a measure of the fair market value or trading value of the Units. The Units are likely to trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

Houlihan's opinion relies on information provided by your general partner and its affiliates. This opinion may not be updated.

        Houlihan's opinion relies, in part, on information prepared by your general partner. Houlihan did not independently verify this information. Also, Houlihan's opinion of fairness, which is dated February 2, 2004, is based on the net asset values determined as of September 30, 2003. The opinion does not cover events or changes occurring after the date of the opinion. Therefore, Houlihan's opinion is not based on the final net asset values of the Partnerships and ORIG and does not cover the fairness of the final allocation of Units. Changes or events after the date of its opinion may have impacted Houlihan's opinion. We may not ask Houlihan to update its opinion prior to closing. Further, Houlihan's opinion does not address the general partners' underlying business decision to effect the merger. Houlihan did not negotiate any terms of the merger or advise the partnerships, their respective general partners, or limited partners with respect to possible alternatives to the merger. Houlihan has not been requested by any of the partnerships or any other person to solicit third-party indications of interest in acquiring all or any part of the partnerships, their properties or other assets or the limited partnerships' interests or to make any recommendations as to the form or amount of consideration in connection with the merger. Further at the general partners' request, Houlihan has not advised the partnerships, their respective general partners or limited partners with respect to alternatives to the merger.

CBRE's appraisal relies on information provided by your general partner and its affiliates, may not be updated and is limited in scope.

        CBRE's appraisal of each property relies, in part, on information provided by your general partner and its affiliates, including ORIG. CBRE did not independently verify this information. The appraisals are dated June 1, 2003 and do not cover events or changes occurring after that date. Changes or events after the date of its opinion may have impacted these appraisals. We may not ask CBRE to update its appraisals prior to closing.

We cannot assure you that our future financial performance will be better than the prior performance of the partnerships.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $1.2 million, $368,000 and $462,000 respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of a partnership binds all limited partners of that partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests ranging from approximately 41% to 48% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in a partnership will bind all of the limited partners in that partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of the partnerships vote on certain matters in proportion to the interests of all limited partners in the same partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in the existing partnerships. Further, affiliates of the general partners, including ORIG, own between 41% and 48% of the limited partner interests in the partnerships. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

Your general partner will not be able to calculate how many Units you will receive in the merger until shortly prior to the closing of the merger.

        The number of Units that will be issued to your partnership will be based on its net asset value. As provided in the merger agreement, the general partner of each partnership will calculate the net asset value and partnership exchange amount no more than ten days after the date that the general partner issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners of the partnerships to approve the merger. Your general partner cannot calculate how many Units you will receive prior to the Determination Date because the net asset value of each partnership will continue to change until the Determination Date primarily because each partnership and ORIG will continue to make regular payments on their respective mortgage debt and notes payable, thus increasing each entity's net asset value.

        Your general partner anticipates that the merger closing will take place within                        days of the date that the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners of the partnerships to approve the merger.

Limited partners in NTS-III, IV and VII have no appraisal rights.

        Limited partners of NTS-III, IV and VII do not have the right to dissent from the merger and have their interests appraised and be paid in cash for the value of their interest.

Your general partner may have conflicting interests in recommending the merger.

        The general partners and their affiliates, including ORIG and Messrs. Nichols, Lavin, Wells and Mitchell, negotiated the settlement of the class action litigation, including the structure of the merger. These parties will derive certain benefits from the merger which is part of the settlement and may have conflicting interests in recommending that you vote for the merger. For example, if the merger is approved, the general partners and their affiliates, including ORIG, will be relieved of the liability they otherwise may incur if the litigation is not settled. If the merger is not approved, the court-approved settlement agreement terminates, which may result in continuing litigation. Further, we will assume $49,631,129 of debt currently owed by ORIG (assuming the private entity restructuring was completed as of June 30, 2004). This debt includes $35,489,735 that ORIG will acquire from the NTS Private Group in the private entity restructuring and its share of the debt from the joint ventures it owns. Finally, an affiliate, NTS Development Company, will continue to receive property management fees. These fees likely would cease if the properties were sold to third parties or if the partnerships were liquidated. Based on the combined historical fees and expenses paid to NTS Development Company for the years ended December 31, 2003, 2002 and 2001, we estimate that we will pay fees and expenses to NTS Development Company of approximately $5.7 million during the first twelve months after the merger is completed. The actual amount of fees that we will pay to NTS Development Company after the merger is completed may be higher or lower than this estimate because the fees are based on a percentage of gross revenues that the properties generate. Mr. Nichols controls NTS Development Company. See "Related Party Transactions—Management Agreement with NTS Development" for a discussion of the agreement with NTS Development.

        Messrs. Nichols, Lavin and Wells serve as officers or directors for the general partners and certain of their affiliates, including ORIG, as well as for us. These individuals may experience conflicts of interest in their management of us, which arise principally from their involvement in other activities that may conflict with our business and interests. For example, the officers and directors of our general partners are not required to dedicate their full time and attention to our business, thus allowing them to provide their services to affiliates of our general partners. In addition, we may compete with affiliates of our general partners in acquiring additional properties in the future.

        The properties we are acquiring from ORIG were purchased, or constructed, and improved by affiliates of our general partners at a total aggregate cost of approximately $55.5 million. The aggregate appraisal value of these properties is approximately $63.1 million. ORIG, which is acquiring Units as described above in exchange for these properties is receiving the benefit of this $7.6 million difference. By virtue of their respective ownership interests in some or all of the entities comprising the NTS Private Group, Mr. Nichols will receive the benefit from approximately $5.7 million of the aggregate difference and Mr. Lavin will receive the benefit from approximately $1.9 million.

        The general partners and their affiliates currently own and control between 40.98% and 48.15% of the limited partnership interests in each partnership. These interests will be voted "For" the merger. By owning less than a majority of the outstanding interests of each partnership, your general partner and its affiliates do not control the outcome of votes by the limited partners of the partnerships. If the merger is completed, your general partner and its affiliates will own 57.18%, or 6,719,249, of our Units (including the Units that will be voted by plaintiffs' counsel on behalf of the qualified settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, control the outcome of matters submitted to a vote of the limited partners. Mr. Nichols will control all of these Units, except for up to 620,000 Units that plaintiffs' counsel may vote for up to two years after the merger is completed.

The partnerships may have contingent or undisclosed liabilities that we will become responsible for after the merger.

        Because we will be acquiring the partnerships by way of a merger, we will succeed to all of the assets and liabilities of these entities including any contingent or unknown liabilities. The partnerships will not make any representations or warranties to us with respect to their assets or liabilities. As a result, we will not be entitled to any indemnity if assets are encumbered or if undisclosed liabilities exist. If, after the merger, we determine that the assets are materially encumbered or that undisclosed liabilities exist, there may be an adverse effect on our financial condition and the market value of the Units.

The merger will require limited partners to forego alternatives to the merger.

        Each general partner considered alternatives to the merger, such as continuing its partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, the partnerships will not be able to pursue these other alternatives.

NTS Realty Capital may change investment policies.

        The descriptions in this joint consent/prospectus of our investment, financing and other business policies and the various types of investments that we may make, reflect only our current plans. NTS Realty Capital, acting through its board of directors, may change these investment policies without a vote of the limited partners. A change in these policies may alter the relative risks and rewards of investing in the Units and negatively impact their value. See "Policies With Respect to Certain Activities—Change in Policies."

You will relinquish certain rights if the merger is approved and completed by December 31, 2004.

        On May 6, 2004, the court in the Buchanan litigation approved the settlement as fair, reasonable, adequate and in the best interest of the class of plaintiffs. Therefore, if the merger is approved and completed by December 31, 2004, the limited partners and all other class members who have not exercised their right to exclude themselves from the settlement will release and discharge the defendants and all other released parties, including the general partners of the partnerships and ORIG, from any and all of the claims based on allegations made in the complaints filed by the plaintiffs in each of the class action litigation matters. The release and discharge will be applicable to all such limited partners and class members, without regard to whether they objected to the settlement of the merger.

        In particular, subject to the right to exclude oneself from the settlement, the limited partners and all other class members will discharge, settle and release all claims, whether known or unknown, that have been, could have been or in the future might be asserted in the class action litigation or in any court or any other proceeding (including any claims arising in the Bohm litigation, filed in Kentucky, relating to alleged fraud, breach of any duty, negligence or otherwise) by or on behalf of the limited partners, any class members and the partnerships against the defendants and all other released parties that have arisen, arise now or could have arisen out of, or relate in any way to, any of the facts, occurrences, transactions or events described in the complaint in the class action litigation, including the merger (collectively, the "Settled Claims"). See "Description of the Litigation" for a summary of the various claims. The Settled Claims specifically include any claims which the limited partners, all other class members and the partnerships do not know or suspect to exist in their favor at the time of the release of the defendants and all other released parties which, if known by them, might have affected their settlement with, and release of, the defendants and all other released parties.

        Subject to the right to exclude oneself from the settlement, the limited partners, and all other class members may discover facts in addition to, or different from, those which they now know or believe to be true with respect to the subject matter of the settled claims, but they shall nevertheless be deemed to have settled and released any and all claims, known or unknown, which exist upon any theory of law or equity. If the merger is not completed by December 31, 2004, limited partners and other class members could pursue the claims that are being released as part of the approval of the settlement, subject to the right of the parties against whom claims were asserted to raise any defenses available to them.

You may be unable to pursue claims against Arthur Andersen, the independent auditors who audited financial statements of the partnerships.

        Arthur Andersen LLP, independent auditors, audited the consolidated financial statements of the partnerships as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, as set forth in their report. We have incorporated by reference these consolidated financial statements in this joint consent/prospectus in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing.

        In June 2002, Arthur Andersen LLP was convicted on a federal obstruction of justice charge. As a result, Arthur Andersen ceased operations and is no longer in a position to reissue its audit reports or to provide consent to include financial statements reported on by it in this joint consent/prospectus. Because Arthur Andersen has not reissued its reports and we are not able to obtain a consent from Arthur Andersen, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen even if you have a basis for asserting a remedy against, or seeking recovery from, Arthur Andersen.

Risks Related to Our Business and Properties

Our properties depend upon the economy in and around Louisville, Kentucky.

        Based on the CBRE appraisals, approximately 69% in number or 52% by value, of our properties are located in Jefferson County, Kentucky. Consequently, we are particularly susceptible to adverse economic or real estate developments in Jefferson County (which may be adversely affected by business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics, increased telecommuting, infrastructure quality, state budgetary constraints and priorities, increases in real estate taxes, costs of complying with government regulations and other factors) and the national and regional office business center or multifamily markets. Any adverse economic or real estate developments in Jefferson County, or any decrease in demand for office, business centers or multifamily properties, could adversely impact our financial condition, results of operations, cash flow, the trading price of the Units, our ability to satisfy our debt service obligations and to pay distributions to you. Moreover, because our portfolio of properties consists primarily of office and business centers and multifamily properties, a decrease in the demand for properties of this type could have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio.

We may suffer losses at our properties that are not covered by insurance.

        The partnerships and ORIG carry comprehensive liability, fire, extended coverage, terrorism and rental loss insurance covering all of the properties that we will own after the merger. We believe the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice. None of the entities carry insurance for generally uninsured losses such as losses from riots, war, acts of God or mold. Some of the policies, like those covering losses due to terrorism and floods, are insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged property as well as the anticipated future cash flows from that property. In addition, if the damaged property is subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if it was irreparably damaged.

Future terrorist attacks in the United States could harm the demand for and the value of our properties.

        Future terrorist attacks in the U.S., such as the attacks that occurred in New York, Washington, D.C. and Pennsylvania on September 11, 2001, and other acts of terrorism or war could harm the demand for, and the value of, our properties. A decrease in demand could make it difficult for us to renew or re-lease our properties at lease rates equal to, or above, historical rates. Terrorist attacks also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and the availability of insurance for these acts may be limited or costly. To the extent that our tenants are impacted by future attacks, their ability to honor obligations under their existing leases with us could be adversely affected.

We may be unable to complete acquisitions and successfully operate acquired properties.

        We will seek to acquire new properties when strategic opportunities exist. Our ability to acquire properties on favorable terms and successfully operate them is subject to significant risks, including:

  •
  potential inability to acquire a desired property at acceptable prices, if at all, because of competition from other real estate investors;

  •
  we may be unable to finance the acquisition on favorable terms;

  •
  we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

  •
  we may be unable to quickly and efficiently integrate new acquisitions, particularly multiple properties, into our existing operations;

  •
  market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

  •
  we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

        If we cannot finance property acquisitions on favorable terms, or operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

Our ability to pay distributions and the value of our properties and the Units are subject to risks associated with real estate assets and with the real estate industry in general.

        Our ability to pay distributions depends on our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control that could impact our ability to pay distributions, the value of our properties and the value of the Units include:

  •
  local oversupply, increased competition or reduction in demand for office, business centers or multifamily properties;

  •
  inability to collect rent from tenants;

  •
  vacancies or our inability to rent space on favorable terms;

  •
  increased operating costs, including insurance premiums, utilities, and real estate taxes;

  •
  costs of complying with changes in governmental regulations;

  •
  the relative illiquidity of real estate investments;

  •
  changing market demographics; and

  •
  inability to acquire and finance properties on favorable terms.

        In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or in increased defaults under existing leases, which could adversely affect our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you.

        Three of the properties that we will acquire if the merger is completed have roofs that were constructed with defective shingles. The defective shingles were obtained from a manufacturer who declared bankruptcy after the shingles were purchased. NTS-VI and NTS-VII which currently own the properties are in the process of replacing the shingles, but do not have sufficient working capital to replace all of the shingles simultaneously. The total cost of the remaining repairs is estimated to be $880,000. Although these repair obligations were considered as part of CBRE's appraisal, the failure to complete the repairs could adversely affect the value of these properties.

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

Our debt level reduces cash available for distribution and could expose us to the risk of default under our debt obligations.

        Payments of principal and interest on borrowings could leave us with insufficient cash resources to operate our properties or to pay distributions. Our level of debt could have significant adverse consequences, including:

  •
  cash flow may be insufficient to meet required principal and interest payments;

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  we may be unable to borrow additional funds as needed or on favorable terms;

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  we may be unable to refinance our indebtedness at maturity or the terms may be less favorable than the terms of our original indebtedness;

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  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

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  we may default on our obligations and the lenders or mortgagees may foreclose on the properties securing their loans or receiving an assignment of rents and leases;

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  we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

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  default under any one of the mortgage loans with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, the value of the Units, our ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected. In addition, foreclosures could create taxable income which would be allocated to all of the partners but we may not be able to pay a cash distribution to the partners to pay the resulting taxes.

We could incur significant costs related to government regulation and private litigation over environmental matters.

        Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, a current or previous owner or operator of real estate may be held liable for contamination resulting from the presence or discharge of hazardous or toxic substances at that property, and may be required to investigate and clean up any contamination at, or emanating from, that property. These laws often impose liability, which may be joint and several, without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants. The presence of contamination, or the failure to remediate contamination, may adversely affect the owner's ability to sell, lease or develop the real estate or to borrow using the real estate as collateral. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage or other costs, including costs associated with investigating or cleaning up the environmental contamination present at, or emanating from, a site.

        These environmental laws also govern the presence, maintenance and removal of asbestos containing building materials, or "ACBM." These laws require that ACBM be properly managed and maintained, and may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of our properties could contain ACBM.

        Some of the properties in our portfolio contain or could have contained, or are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. For example, one of the properties we will acquire if the merger is completed currently has a service station located adjacent to it, and two of the properties are located on a former operating farm under which an underground tank was removed several years ago.

        Recent news accounts suggest that there is an increasing amount of litigation over claims that mold or other airborne contaminants have damaged buildings or caused poor health. We have, infrequently, discovered relatively small amounts of mold-related damage at a limited number of our properties, generally caused by one or more water intrusions, such as roof leaks, or plugged air conditioner condensation lines. Mold and certain other airborne contaminants occur naturally and are present in some quantity in virtually every structure. A plaintiff could successfully establish that mold or another airborne contaminant at one of our properties causes or exacerbates certain health conditions. We generally have no insurance coverage for the cost of repairing or replacing elements of a building or its contents that are affected by mold or other environmental conditions, or for defending against this type of lawsuit.

Existing conditions at some of our properties may expose us to liability related to environmental matters.

        Over the last ten years, independent environmental consultants have conducted Phase I or similar environmental site assessments on a majority of the properties that we will own after completing the merger. We have not updated the assessments. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties although they generally do not include soil samplings, subsurface investigations or an asbestos survey. These assessments may not, however, have revealed all environmental conditions, liabilities, or compliance concerns. Further, updated assessments might have revealed these issues since material environmental conditions, liabilities, or compliance concerns may have arisen after the review was completed or may arise in the future.

        The cost of future environmental compliance may affect our ability to make distributions to you and could have a material adverse effect on our business, assets, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

        Under the Americans with Disabilities Act of 1990, or the "ADA," all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with the ADA, we have not conducted an audit or investigated all of our properties to determine compliance with the ADA. If one or more of the properties is not in compliance, we would be required to incur additional costs. Additional federal, state and local laws also may require modifications to, or restrict our ability to renovate, our properties. We cannot predict the cost of complying with the ADA or other legislation that may become applicable. If we incur substantial costs, our financial condition, results of operations, cash flow, the value of the Units, ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

We may incur significant costs complying with other regulations.

        The properties in our portfolio are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we may be fined or have to pay private damage awards. We believe that the properties that we will own immediately after completing the merger materially comply with all applicable regulatory requirements. These requirements could change in the future requiring us to make significant unanticipated expenditures that could adversely impact our financial condition, results of operations, cash flow, the value of the Units, our ability to satisfy our debt service obligations and to pay distributions to you.

We may invest in joint ventures, which add another layer of risk to our business.

        We may acquire properties through joint ventures which could subject us to certain risks which may not otherwise be present if we made the investments directly. These risks include:

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  the potential that our joint venture partner may not perform;

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  the joint venture partner may have economic or business interests or goals that are inconsistent with or adverse to our interests or goals;

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  the joint venture partner may take actions contrary to our requests or instructions or contrary to our objectives or policies;

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  the joint venture partner might become bankrupt or fail to fund its share of required capital contributions;

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  we and the joint venture partner may not be able to agree on matters relating to the property; and

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  we may become liable for the actions of our third-party joint venture partners.

        Any disputes that may arise between joint venture partners and us may result in litigation or arbitration that would increase our expenses and prevent us from focusing our time and effort on the business of the joint venture.

Our failure to re-lease property on favorable terms, or at all, will significantly harm our financial condition and results of operations.

        Approximately 82% of the square footage of the leases on the office and business centers that we will acquire at the time of the merger will expire by December 31, 2008. We might be unable to lease all or a portion of this space, or might have to lease it at less favorable rates, or only after incurring additional expenses. In addition, the occupancy rates at our multifamily properties are volatile and are subject to, among other things, interest rates, the supply of nearby entry-level priced homes and tenant preferences. As interest rates decline, our multifamily properties could lose tenants because the purchase of entry-level homes becomes more economically feasible.

        If we cannot re-lease the space in our office and business centers or the units in our multifamily properties, or can do so only at less favorable rates or by incurring substantial additional expenses, then adverse effects might occur with respect to our financial condition, results of operations, cash flow, the value of the Units, and our ability to satisfy our debt service obligations and to pay distributions to you.

        A major tenant at each of NTS Center, a property owned by NTS-III, Blankenbaker Business Center 1A, a property jointly owned by NTS-IV, NTS-VII and ORIG, and the sole tenant at Anthem Office Building, a property owned by a member of the NTS Private Group, are seeking alternatives to renewing their respective leases that are scheduled to expire in the near future. These tenants generated approximately $670,000, $949,000 and $811,000, respectively, in rental revenue and operating expense recoveries during the year ended December 31, 2003. In addition, a major tenant at Outlets Mall has filed for bankruptcy and has not yet notified the bankruptcy court whether it has decided to reaffirm its lease at Outlets Mall. If the tenants do not renew or reaffirm their leases, we may be unable to re-lease all or a portion of this space for an extended period of time, or may have to lease it at less favorable rates, or only after incurring additional expenses.

Tax Risks

If we are not treated as a partnership for tax purposes, we will pay federal income taxes at corporate rates.

        We are organized as a limited partnership. Many of the advantages and economic benefits of investment in the Units depend on us being classified as a partnership for federal income tax purposes, rather than as an association taxable as a corporation. If we were taxed as a corporation, we would be required to pay tax on our income prior to making any distributions, reducing the cash available for us to distribute or to invest in our business.

        If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. If we were treated as a corporation, the after-tax return to the limited partners would be less, likely causing a substantial reduction in the value of the Units.

        Current law may change so as to cause us to be taxed as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. Our partnership agreement provides that, if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, then provisions of the partnership agreement relating to distributions will be changed to reflect the impact of that law on us.

A successful IRS contest of the tax positions we take could adversely impact the value of the Units, and the cost of any IRS contest will be borne by limited partners.

        We have not requested a ruling from the Internal Revenue Service, or "IRS," with respect to any matter affecting us. The IRS may adopt positions that differ from the positions we take or the conclusions of our counsel expressed in this joint consent/prospectus. We may have to resort to administrative or court proceedings to sustain some or all of our positions or our counsel's conclusions. Any contest with the IRS could materially and adversely impact the value of the Units. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the partners.

        You could be required to pay taxes on your share of our income even if you do not receive any cash distributions from us.

        You could be required to pay federal income taxes and, in some cases, state and local income taxes on your allocable share of our income, whether or not you receive cash distributions. You might not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability that you are required to pay.

Tax gain or loss on disposition of Units could be different than expected.

        If you sell your Units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those Units. Prior distributions to you in excess of the total net taxable income you were allocated for a Unit, which decreased your tax basis in that Unit, will, in effect, become taxable income to you if the Unit is sold at a price greater than your tax basis in that Unit, even if the price is less than your original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income.

If you are a tax-exempt entity, a mutual fund or a foreign person, you may experience adverse tax consequences from owning Units.

        Investment in Units by tax-exempt entities, including employee benefit plans and individual retirement accounts, regulated investment companies or mutual funds and non-U.S. persons raises issues unique to them. For example, a significant amount of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and will be taxable to such a holder. Very little of our income will be qualifying income to a regulated investment company. Distributions to non-U.S. persons will be reduced by withholding tax at the highest marginal tax rate applicable to individuals, and non-U.S. holders will be required to file United States federal income tax returns and pay tax on their share of our taxable income.

We will treat each purchaser of Units as having the same tax benefits without regard to the Units purchased. The IRS may challenge this treatment, which could adversely affect the value of the Units.

        Because we cannot match transferors and transferees of Units, we will adopt certain positions that do not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the timing or amount of tax benefits available to you, the amount of gain from your sale of Units or result in audit adjustments to your tax returns.

You likely will be subject to state and local taxes in states where you do not live as a results of an investment in Units.

        In addition to federal income taxes, you likely will be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property, even if you do not live in any of those jurisdictions. You likely will be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We will initially own assets and do business in the states of Florida, Georgia, Indiana and Kentucky. You must file all required United States federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in the Units.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain.

THE MERGER

General

        We have entered into a merger agreement with the partnerships and a contribution agreement with ORIG. Each of these agreements contains conditions to completing the transactions contemplated thereby. A copy of the merger agreement and the contribution agreement with ORIG is attached to this joint consent/prospectus as Appendix B and Appendix C, respectively. The following summary is qualified in its entirety by reference to the complete agreements.

        Merger Agreement.    The merger agreement, the terms of which are incorporated herein by reference, provides for the merger of the partnerships with and into us. Although the merger agreement has not been negotiated on an arms' length basis, it contains customary representations and warranties from each of the partnerships and us regarding, among other things, organization and valid existence, but does not contain any representations or warranties with respect to the partnerships' assets or liabilities or provide indemnity for breach of the representations and warranties because of the common or affiliated nature of each partnership's general partner. The merger agreement may be amended only with the prior written consent of all of the general partners and us.

        Contribution Agreement.    The contribution agreement requires ORIG to contribute substantially all of its assets to us, including those properties that ORIG acquires from the NTS Private Group in the private entity restructuring, and requires us to assume all of ORIG's liabilities. Our obligations are subject to ORIG concurrently completing the private entity restructuring. Although the contribution agreement has not been negotiated on an arms' length basis, it contains customary representations and warranties from ORIG regarding the properties and its operations and from us regarding, among other things, our organization and valid existence. Further, ORIG is required to indemnify us for breaches of its representations and warranties contained in the contribution agreement. The contribution agreement may be amended only with the prior written consent of ORIG and us.

        Allocation of Units.    The number of Units allocated to each partnership and to ORIG will be based on the net asset value of these entities. The net asset value of the partnerships and the net asset value of the assets reduced by the liabilities contributed by ORIG will be equal to the aggregate value of the real estate owned by the entity, as determined by CBRE, less the amount of any debt outstanding on the Determination Date, plus or minus the book value of any other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions) or liabilities of the entity, excluding the value of any assets not being contributed by ORIG, as reflected on the entity's last balance sheet prior to the Determination Date. The net asset value for each partnership will also be increased by the amount of the payment to be made by NTS Development Company as part of the class action litigation settlement and reduced by the amount of any monies paid to lenders to allow us to assume the entity's debt. The Determination Date will be a date no more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners to approve the merger. To determine the amount of each entity's debt, we will request payoff letters from the holders of each obligation confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, and we will divide the net asset value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. We estimated a per Unit value of $10.00. This estimated $10.00 value should not be viewed as a measure of the fair market value or trading price of the Units. The Units likely will trade at a value of less than $10.00 per Unit. See "Risk Factors—There is no prior market for the Partnership Units and the market price is likely to decline after the merger." Within each partnership, the Units will be allocated among the general partner and the limited partners in accordance with the liquidation provisions of each partnership agreement. The partnership agreements of NTS-III and NTS-IV require liquidation proceeds to be distributed in the same manner as proceeds from a sale or refinancing of properties. The partnership agreements of NTS-V, NTS-VI and NTS-VII require liquidation proceeds to be distributed in accordance with relative capital account balances after adjusting for any "built in" gain (or "built in" loss) in the assets for tax purposes.

        If your partnership approves the merger, it also will have consented to all actions necessary or appropriate to accomplish the merger. A separate vote of the limited partners of NTS III and NTS IV, however, is required to approve amendments to the partnership agreements for those entities. Limited partners of those entities should review the supplements for those partnerships for information on the amendments to the partnership's partnership agreement.

        Conditions to the Merger Agreement and Contribution Agreement.    The transactions contemplated by the merger agreement and the contribution agreement will not be completed if:

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  any of the representations or warranties made by the partnerships, ORIG or us is inaccurate at or prior to the closing date;

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  any of the partnerships has not approved the merger;

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  any of the lenders of any indebtedness that we will assume in the merger has not consented to the merger;

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  this joint consent/prospectus is not declared effective by the SEC;

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  the Units are not approved for listing on the American Stock Exchange;

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  the transactions contemplated by the merger agreement and the contribution agreement are not completed by December 31, 2004;

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  there has been a material adverse change in the overall business, valuation or prospects of the partnerships or ORIG or in the tax or other regulatory provisions applicable to the partnerships, ORIG or any of the defendants;

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  there is a statute, rule or court order which prohibits or challenges the merger; or

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  there has been: (1) any suspension of trading or limitation on prices of securities generally on the American Stock Exchange or (2) any banking or lending moratorium.

        The defendants in the class action litigation, including each general partner and ORIG, have the right to terminate the merger and the settlement of the litigation if, as a result of the review of this joint consent/prospectus by the SEC or other governmental entity, a material change is necessary or required to the terms and conditions of the merger.

        Recommendation of the General Partners and Plaintiffs' Counsel.    The general partners of the partnerships recommend the merger and believe it is in the best interest of their respective limited partners. The general partners believe that the merger will provide greater overall benefits to the limited partners than the benefits derived from any of the alternatives to the merger analyzed by each general partner. The general partners base this belief on a comparison of the potential present value of the other alternatives to the limited partners and the merger. Also, plaintiffs' counsel negotiated or agreed to certain governance protections and other procedures to maximize limited partner value beyond those protections normally available to limited partners. These enhancements were intended to improve and not cause a significant adverse change in voting rights, termination dates or investment objectives. These enhancements include, among other things: (1) listing the Units and (2) allowing limited partners to elect directors. You should consider carefully the factors described under "Risk

Factors" and the comparison of an investment in your partnership versus an investment in us described in the supplement for your partnership. You should also consult with your financial, tax and legal advisors prior to determining whether to vote in favor of the merger. The general partners may have conflicts of interest with respect to recommending you vote "For" the merger. See "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates."

        Appraisal and Fairness Opinion.    The merger agreement and the contribution agreement each require the partnerships or ORIG, as the case may be, to have their real estate assets appraised. The merger agreement also requires the partnerships to obtain a fairness opinion covering the matters that are the subject of the merger transaction. The partnerships, with the consent of plaintiffs' counsel, engaged CBRE to appraise independently the value of the real estate assets owned by each entity. In addition, the general partners, with the consent of plaintiffs' counsel, retained Houlihan to render a fairness opinion. The general partners will ask CBRE to update its appraisals prior to the completion of the merger if the general partners believe that events have occurred or conditions have changed that would have a material impact on the value of the properties that were appraised. Under any circumstances, a material change will be deemed to have occurred if the aggregate occupancy rate of the properties changes by more than ten percent (10%) or the aggregate net income generated by the properties changes by more than five percent (5%) from September 30, 2003, based on quarterly comparisons. The general partners anticipate asking Houlihan to update its fairness opinion only if CBRE's appraisals are updated.

        Accounting Treatment.    The merger will be accounted for using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Under this method, we will be treated as the purchasing entity for accounting purposes. A portion of our assets, equal to the percentage of unaffiliated limited partners compared to the whole, will be "stepped up" to fair market value. The remaining portion of the assets reflecting the Units owned by ORIG and its affiliates will be recorded at historical cost. The assets and liabilities contributed by NTS Private Group will be adjusted to reflect their fair market value, except for that portion owned by Mr. Nichols, which will be reflected at historical cost due to his common control over the contributing entities.

        No Fractional Interests.    No fractional interests will be issued in the merger. Because the payment of cash in lieu of fractional interests could cause the recognition of taxable income in excess of the amount of cash paid, the number of Units to which you are entitled will be increased or decreased to the nearest whole Unit, and no cash will be paid for the fractional interests.

        Taxable Gain or Loss.    In general, from the perspective of each partnership, the merger is intended to qualify as a tax-free transfer of assets within the meaning of Section 721 of the Internal Revenue Code. See "Material Federal Income Tax Consequences—Tax Treatment of the Merger."

        Appraisal Rights.    A limited partner of either NTS-V or NTS-VI who objects to the merger may exercise statutory appraisal rights and elect to be paid, in cash, the fair value of his or her interest in that partnership. Limited partners of NTS-III, IV and VII do not have statutory appraisal rights. See "Voting Procedures—Appraisal Rights." We have not conditioned the merger, however, on how many limited partners may exercise these rights.

        Legal Proceedings.    The general partners and one or more of the partnerships may be involved in litigation incidental to their businesses, but no material litigation is currently pending or threatened against any of the partnerships, the assets of the partnerships or the general partners, other than the class action litigation discussed herein. See "Description of the Litigation."

        Management Agreement.    NTS Development Company will enter into a management agreement with us to manage each of our properties. The terms and conditions of this agreement will be substantially identical to the existing agreements between each partnership and NTS Development. The management agreement may be amended only with the prior written consent of the party accepting the amended responsibility or obligation. See "Related Party Transactions—Management Agreement with NTS Development."

DESCRIPTION OF THE LITIGATION

Buchanan Litigation

        On December 12, 2001, a complaint was filed in the Superior Court of the State of California, County of Contra Costa, captioned Buchanan, et al. v. NTS-Properties Associates, et al., Case No. C 01-05090 ("Buchanan litigation"), by the plaintiffs, Morgan K. Buchanan, James P. Mills and Jesse L. Crews, on behalf of an alleged class of current and former owners of interests in the partnerships. Named as defendants were NTS-Properties Associates, NTS-Properties Associates IV, NTS Associates V, NTS-Properties Associates VI, NTS-Properties Associates VII, NTS Capital Corporation, NTS Development Company, ORIG, LLC, Mr. Nichols, his spouse and Mr. Lavin.

        The plaintiffs assert claims arising out of the acts and course of conduct allegedly engaged in by the defendants in connection with the operation and management of the partnerships, including alleged breaches of fiduciary duty, aiding and abetting breaches of fiduciary duty, and conspiracy to breach fiduciary duty. The plaintiffs seek, on their behalf and on behalf of the alleged class and in unspecified amounts, compensatory damages, prejudgment interest, punitive and exemplary damages and attorneys' fees and costs of suit.

        The plaintiffs allege that the defendants engaged in a course of conduct which resulted in breaches of fiduciary duty to the plaintiffs and the alleged class. First, the plaintiffs allege that the general partner breached fiduciary duties owed to the plaintiffs and the alleged class by breaching certain representations or provisions contained in the partnerships' respective prospectuses and limited partnership agreements. The plaintiffs allege that, despite disclosure by each partnership that it would sell, finance or refinance their various properties within a specified time period, the general partners did not sell the properties and liquidate the partnerships, allegedly to: (1) maintain the income stream received by NTS Development for managing the properties; (2) maintain the existence of the partnerships; and (3) allow the defendants and certain affiliated entities to acquire limited partnership interests for less than fair value.

        According to the plaintiffs, beginning in 1998, the defendants and affiliated entities made or participated in making a series of allegedly coercive tender offers to purchase interests in the partnerships. The plaintiffs alleged that the tender offers were coercive for the following reasons: (1) the tender offers stated that, absent accepting the offers, limited partners may not be able to liquidate their interests; (2) the tender offers also stated that cash distributions to the partners were suspended, and might not be resumed; (3) the tender offers further stated that the partnerships had no current plans to sell their assets and distribute the proceeds to the partners; (4) the tender offers provided that, if the partners retained their interests, they will be subjected to increased risk and increased voting control by affiliates of the general partners; and (5) the general partners did not independently value the assets of the partnerships or provide a fairness opinion prior to the tender offers, allegedly depriving the partners the opportunity to make a determination of fair value of their interests. Finally, the plaintiffs allege that the general partners suffered from conflicts of interest which required separate legal and financial representation of the partnerships in connection with the tender offers.

        Notwithstanding the foregoing, settlement discussions among plaintiffs' counsel and the defendants and the partnerships resulted in a proposed settlement, including the merger. On December 5, 2003, the parties filed a Stipulation and Agreement of Settlement describing in detail the proposed settlement and merger. On February 18, 2004, the Superior Court conducted a preliminary approval hearing to determine, among other things, whether the class should be preliminarily approved. At the close of the hearing, the Superior Court entered an order certifying the class, allowing Notice to be sent to absent class members, and preliminarily approving the Settlement, and scheduling a final approval hearing for May 6, 2004.

        On May 6, 2004, the Superior Court conducted a final approval hearing to determine, among other things, whether the settlement is fair, reasonable and adequate and in the best interests of the class of plaintiffs. At the close of the final approval hearing, the Superior Court, over the objections of the plaintiffs in the Bohm litigation, entered a Final Order and Judgment: (1) certifying the class; (2) approving the proposed settlement, including the transactions contemplated thereby, as fair, reasonable and adequate and in the best interests of the class of plaintiffs; (3) dismissing the complaint and every cause of action set forth therein; and (4) releasing the defendants from all claims which were or could have been asserted against them by the plaintiffs in the Buchanan litigation or the Bohm litigation.

        On June 11, 2004, the parties who objected to the Superior Court's Final Order and Judgment filed a Notice of Appeal.

Bohm Litigation

        On February 27, 2003, a complaint was filed in the Jefferson Circuit Court, Division Eleven, of the State of Kentucky, captioned Joseph Bohm, et al. v. J.D. Nichols, et al., Case No. 03 Cl 01740 (the "Bohm litigation"), by plaintiffs Joseph Bohm and Warren Heller, M.D. on behalf of current and former limited partners against essentially the same defendants in the Buchanan litigation. In addition, the chief financial officer of NTS Capital and NTS Development was named as a defendant. The complaint also included derivative claims on behalf of the partnerships, except NTS—III, against their respective general partners and the other defendants. Shortly thereafter, on March 21, 2003, the plaintiffs filed an amended complaint. In addition to the defendants identified above, the plaintiffs also named as defendants the general partner of NTS-Properties III and the general partner of NTS-Properties Plus.

        The plaintiffs assert claims for declaratory judgment seeking to declare the defendants to be alter egos of one another; breach of the limited partnership agreements; intentional interference with contractual relations; breach of fiduciary duty and the implied covenants of good faith and fair dealing; aiding and abetting and conspiracy to breach fiduciary duty; conspiracy; an action for an accounting; dissolution; injunctive relief; a derivative claim for breach of fiduciary duty; and a derivative claim for aiding and abetting breach of fiduciary duty and conspiracy to breach fiduciary duty.

        The plaintiffs assert claims arising out of the acts and course of conduct allegedly engaged in by the defendants in connection with the operation and management of the partnerships. The plaintiffs seek compensatory damages, punitive damages, pre-judgment and post-judgment interest, attorneys' fees and costs, restitution, appointment of a receiver or liquidation trustee to wind-down the business of the partnerships, dissolution of the partnerships, imposition of a constructive trust and injunctive relief.

        On July 12, 2004, the Jefferson Circuit Court instructed the plaintiffs to file an amended complaint in light of the final order in the Buchanan litigation, which approved the settlement and released the defendants from certain claims. Subsequently, on July 23, 2004, the plaintiffs, joined by Raymond Fogarty, Leonard Lilliston and Arthur Paone, filed a Second Amended Complaint. The Second Amended Complaint states claims on behalf of those persons who opted out of the class in the Buchanan litigation, along with certain other claims previously asserted in the First Amended Complaint. On August 9, 2004, the plaintiffs, joined by William and Sharon Budnick and Franklin and Shirley Ross, filed a corrected Second Amended Complaint asserting the same allegations as in the Second Amended Complaint. On September 16, 2004, the defendants filed a motion to strike the corrected Second Amended Complaint. A hearing on this motion is scheduled for November 15, 2004. The defendants intend to vigorously defend against the Second Amended Complaint.

BACKGROUND OF THE MERGER

Chronology of the Merger

        From time to time, the general partner of each partnership, through the executive officers of their respective corporate general partners, has evaluated ways to best maximize the value of each partnership's assets and, hence, the value of their respective limited partners' investment. The general partner of each partnership is itself a limited partnership. Mr. Nichols and NTS Capital Corporation are general partners of the general partner of each partnership. Mr. Nichols is the chairman and sole director of NTS Corporation which wholly owns NTS Capital Corporation. NTS Corporation and NTS Capital Corporation each have a relatively small number of executive officers. Thus, when we speak of discussions and determinations by the general partner of each partnership, we are referring to discussions by this group of people. The principal participants in these discussions were Messrs. Nichols, Lavin, Wells and Mitchell. Mr. Lavin has served as the president and chief operating officer of NTS Development, NTS Capital Corporation and NTS Corporation since February 1999. Mr. Wells has served as senior vice president and chief financial officer of NTS Development Company, NTS Capital Corporation and NTS Corporation since July 1999. Mr. Mitchell has served as Vice President—Treasurer of NTS Corporation since 1987. Also participating from time to time in these discussions were other employees of NTS Development, NTS Capital Corporation or NTS Corporation and various third parties including counsel to the partnerships. As described further herein, some of these discussions later involved George Donaldson of The Law Offices of George Donaldson, plaintiffs' counsel in the Buchanan litigation described herein, as well as Messrs. Nichols, Lavin, and Wells as representatives of the NTS Private Group. The discussions were conducted informally and no official record or minutes of the various meetings and phone calls described herein were maintained. The general partners did not retain an unaffiliated representative to act on behalf of the limited partners of the partnerships in negotiating the terms of the merger. The general partners agreed to the merger as part of the settlement of the class action litigation that was negotiated on behalf of the limited partners by plaintiffs' counsel. The general partners believe that plaintiffs' counsel fulfilled the role of an unaffiliated representative in negotiating the settlement. Plaintiffs' counsel negotiated settlement and governance protections with the general partners and representatives of their counsel, Shefsky & Froelich Ltd.

        As part of these discussions, the general partners considered various alternatives. In large measure, these discussions were impacted by a decision made several years ago by the general partners to refinance each partnership's mortgage debt. The general partners decided, based on their view that interest rates were at or near historical lows, to refinance a large portion of the debt borrowed by the partnerships and secured by the properties owned by the partnerships. Affiliates of the general partners pursued the same strategy for the properties owned by the NTS Private Group. At the time, the general partners concluded that refinancing each partnership's existing debt and borrowing new money at the lowest rates available would ultimately allow the partnerships to increase limited partner value because interest costs would decrease. To maximize the savings in interest costs, each partnership agreed to shorten the maturity dates of each loan from thirty years to between ten and fifteen years. In addition, each partnership agreed to restrictions on repaying the new debt prior to maturity. Specifically, each partnership agreed to significant penalties for repaying the debt before maturity.

        As a result of the refinancings and the accelerated repayment of principal required by the new mortgage documents, as well as the normal cost of capital improvements made to the properties, each partnership ceased making distributions to its partners in order to meet its obligation of repaying the refinanced debt. The general partners believed that suspending distributions would ultimately benefit the limited partners because each partnership would be able to increase more rapidly the equity value in each property. To provide limited partners who desired to sell some or all of their interests in the various partnerships with a method for doing so, the partnerships and later ORIG and its affiliates began repurchasing interests in 1998 through a series of tender offers and other transactions. Each partnership and ORIG stated in the documents for the tender offers that the proposed purchase price should not be viewed as the equivalent to the fair market value or liquidation value of an interest in any of the partnerships, as well as other risks associated, with re-selling or deciding not to re-sell interests. On December 12, 2001, the Buchanan litigation was filed in a state court in California.

        During 2001, due to continuing declines in interest rates and increases in the costs of complying with the public reporting requirements, the general partners began evaluating further the potential for selling the properties or further refinancings. As part of this evaluation, the general partners concluded that continuing to hold the properties and paying the on-going entity costs was preferable to triggering the prepayment penalties by selling the properties. As illustrated in the table below, the general partners calculated their aggregate annual on-going entity costs to be approximately $1.6 million, compared to prepayment penalties of nearly $9.0 million based on the partnerships outstanding debt in 2001.

	On-Going Entity Costs	Prepayment Penalties
NTS-III	223,767	695,206
NTS-IV	281,573	695,200
NTS-V	304,966	1,245,544
NTS-VI	569,490	5,541,668
NTS-VII	181,621	651,442

Total	1,561,417	8,829,060

        The general partners also noted, however, that combining the partnerships might allow them to reduce their administrative costs as a percentage of assets and revenues by creating a single public entity and diversifying the limited partners' investments in properties to include additional markets and types of properties. Further, the general partners believed that a merger could create an asset base and capital structure that would enable greater access to capital markets and possibly reduce interest rates on a combined portfolio refinancing. The partnerships disclosed in March 2002 that they were evaluating a merger of the partnerships. To further facilitate this analysis, the general partners decided to seek proposals from third parties to appraise the value of the properties owned by each partnership and by the NTS Private Group. The general partner proceeded to interview three firms in November 2002 and on April 15, 2003, the partnerships, with the consent of plaintiffs' counsel, engaged CBRE to perform these appraisals. The general partners also decided to seek proposals from third parties to provide a fairness opinion in connection with any potential transactions. Also, in November 2002, three firms made presentations regarding their services to provide a fairness opinion. Houlihan was subsequently engaged on June 20, 2003. The general partners chose CBRE and Houlihan, respectively, because each is a national firm with an outstanding reputation and significant experience in the real estate marketplace. Further, each of their proposals satisfied the general partners' request for the respective services in an economic and timely manner.

        In October 2002, a motion to dismiss the Buchanan litigation was denied. In early December 2002, counsel to the partnerships met plaintiffs' counsel and explored the possibility of a settlement of the Buchanan litigation. These discussions were preliminary in nature and concerned potential mechanisms for resolving the case including, among other things, mediation. Although no agreement was reached, counsel to the parties agreed to continue a dialogue. On December 6, 2002, counsel to the parties appeared before the court and advised the court that they had met and conferred about the possibility of settlement. The court suggested that one aspect of a potential settlement might include some method to allow current limited partners liquidity at a mutually-agreeable price.

        In early February 2003, counsel for the parties again met and discussed the possibility of a settlement. At this time, counsel agreed to recommend to their respective clients that they actively engage in settlement negotiations, including the exchange of information concerning the properties owned by the partnerships, and to consider potential mediation to assist the parties in attempting to reach a settlement.

        Subsequently, as part of the settlement discussions with plaintiffs' counsel, the general partners formulated a specific proposal to merge the partnerships. This proposal was presented to plaintiffs' counsel in February 2003. As originally proposed, the general partners envisioned a new entity that would merge with each of the partnerships and potentially other private entities affiliated with the general partner. The new entity would not, however, list its securities for public trading. Further, the new entity would be permitted to reinvest the proceeds from sales or refinancing of existing properties and would begin paying distributions to its limited partners shortly after completing the merger.

        On February 27, 2003, the Bohm litigation was filed in state court in Kentucky. Notwithstanding the Bohm litigation, discussions continued with plaintiffs' counsel in the Buchanan litigation.

        Between February 2003 and June 2003, counsel for the general partners and plaintiffs' counsel held numerous meetings, both in person and telephonically, and with and without representatives of the general partner (which included Messrs. Lavin and Wells), to negotiate a potential settlement of the Buchanan litigation, including the proposed merger. The negotiations were conducted primarily by counsel for the parties with representatives of the general partners participating from time to time to discuss issues relating to analysis of current status of partnership properties and representatives of ORIG concerning the nature and form of ORIG's participation in the settlement. Among other things, the parties discussed the relative benefits of merging the partnerships versus liquidating each entity or continuing each entity on a stand-alone basis. The benefits and detriments of the merger as discussed by the parties are described in more detail herein. See "Background of the Merger—Benefits of, and Reasons for the Merger" and "—Fairness." The parties also discussed the contribution to the surviving entity of certain properties owned by affiliates of the general partners that are wholly owned by affiliates of the general partners. The parties' intent was four-fold. First, these properties would provide the surviving entity with a larger asset and capital base that might allow the surviving entity greater access to capital. Second, the parties desired to lessen or remove the inherent conflict of interest that would result from owning and managing the same type of properties through public and private entities. Third, the substantial majority of these properties were generating positive cash flow, which should assist the surviving entity in making distributions to its limited partners. Fourth, many of these properties had small or no prepayment penalties associated with their debt, thus allowing the surviving entity to refinance the debt more easily.

        On June 20, 2003, each partnership filed an interim report on Form 8-K announcing an agreement in principle between the general partners and other defendants in the Buchanan litigation and plaintiffs' counsel regarding a settlement of the Buchanan litigation, including a proposal to merge the partnerships and the properties owned by the NTS Private Group into a newly-formed entity. As part of the agreement in principle, plaintiffs' counsel agreed that it would enhance the new entity's prospects and, hence, limited partner value if it were permitted to reinvest sales or refinancing proceeds. In return, however, plaintiffs' counsel required the general partners to investigate the feasibility of listing the new entity's securities on a public market. Counsel for the partnerships and the general partners subsequently held meetings both in person and telephonically with representatives of the American Stock Exchange to determine the feasibility of listing the interests in the new entity for trading. The purpose of these meetings was to discuss the listing application that we must prepare and the listing standards that we must satisfy for the Units to qualify to be listed for trading on the American Stock Exchange.

        From June 2003 through early December 2003, discussions continued with plaintiffs' counsel negotiating the terms and conditions of the settlement as well as the proposed merger, including the terms of the partnership agreement for the new entity. During these meetings, the general partners agreed to plaintiffs' counsel's proposals regarding various governance protections to be provided to limited partners, as well as requirements that would establish minimum levels of distributions to be made to the limited partners. The governance protections discussed included: (1) the election and selection of a majority of independent directors on the board of directors of NTS Realty Capital;

(2) institution of annual meetings of our limited partners; (3) creation of an audit committee for NTS Realty Capital composed entirely of independent directors; (4) the criteria for review and approval of related-party transactions by us; and (5) the mechanism for reviewing our property management agreement with NTS Development. With regard to distributions, the settling parties discussed: (a) the refinancing of a portion of our outstanding debt on the properties we will acquire if the merger is completed in order to reinstitute distributions; and (b) the amount and formula for determining the reinstated distributions. The general partners and plaintiffs' counsel agreed that we would distribute a minimum of sixty-five percent (65%) of our "net cash flow from operations" each quarter, as that term is defined in the regulations promulgated by the Treasury Department under the Internal Revenue Code of 1986, as amended. For more information regarding how net cash flow from operations is calculated, see "Summary—Distribution Policy." The general partners also agreed to file an application to list the Units on the American Stock Exchange. The governance protections afforded to our limited partners exceed those normally provided to limited partners of a partnership whose securities are listed for trading on the American Stock Exchange. In fact, the American Stock Exchange rules specifically exempt limited partnerships from these requirements.

        While the general partners were completing negotiations with plaintiffs' counsel, an unaffiliated third party began a series of mini-tender offers for certain of the merging partnerships. These mini-tender offers were initiated in the late fall of 2003 and early 2004 for limited partnership interests in NTS-IV, NTS-V, and NTS-VII. The mini-tenders were terminated until June 30, 2004, by the court order of February 26, 2004, in connection with the preliminary approval of the settlement in the Buchanan litigation. Prior to the termination of the mini-tenders, the third party purchased 111, 145 and 2,398 interests of NTS-IV, NTS-V and NTS-VII, for $200.00, $200.00 (20 of these interests were purchased for $230.00 per interest) and $5.75 per interest, respectively. In August 2004, the unaffiliated third party made additional mini-tender offers for interests in NTS-IV through NTS-VII. The respective general partners of NTS-IV, NTS-V and NTS-VII recommended that each of the mini-tender offers should be rejected because the value offered in each instance was inadequate and the mini-tender offers failed to provide limited partners with important procedural safeguards associated with tender offers.

Information about the Partnerships and ORIG

        Formation.    The partnerships were formed between 1982 and 1987. The business, objectives and termination date of each partnership follows:

NTS-Properties III

Business:	The partnership was formed to acquire, own and operate an office complex located in Jeffersontown, Kentucky, a suburb of Louisville, known as Plainview Plaza II, and a business park located in Norcross, Georgia, a suburb of Atlanta, known as Peachtree Corporate Center. The partnership also acquired an office complex located in Jeffersontown, Kentucky known as Plainview Triad North.
Objectives:	To provide the limited partners with cash distributions resulting from partnership operations.
To provide the limited partners with additional cash distributions resulting from financing the properties which are not subject to federal income tax.
To obtain long-term capital gain income on the sale or refinancing of the properties. To provide the limited partners with certain tax benefits, in the form of deferred federal income taxes.
To preserve and protect the limited partners' capital.
Termination Date:	December 31, 2028.

NTS-Properties IV

Business:	The partnership was formed to acquire, own and operate real property, which was either under development or proposed for development, on which the partnership would develop, construct, own and operate apartment complexes, business parks, and retail, industrial and office buildings located throughout the United States.
Objectives:	To provide the limited partners with cash distributions from property operations.
To provide the limited partners with additional cash distributions resulting from financing the properties.
To obtain long-term capital gain income on sale or refinancing of the properties. To provide the limited partners with certain tax benefits, in the form of deferred federal income taxes.
To preserve and protect the limited partners' capital.
Termination Date:	December 31, 2028.

NTS-Properties V

Business:	The partnership was formed to acquire, own and operate, directly or by joint venture, unimproved or partially improved land, to construct and otherwise develop apartment complexes, business parks or retail, industrial and office buildings throughout the United States. The partnership was permitted to use up to 25% of its "funds available for investment" to acquire "fully improved properties." An affiliate of the general partner was permitted to act as construction manager in developing and constructing the properties, provided that the general partner was required to guarantee that all properties (other than "fully improved properties") would be completed at an aggregate cost to the partnership not to exceed 85% of the aggregate "as built appraised value" or "completed appraised value," whichever was greater, of the properties.
Objectives:	To generate cash available for distribution to the limited partners from property operations, a portion of which would be designed to be tax free during the early years of the partnership.
To generate additional cash available for distribution to the limited partners from financing or refinancing fully developed properties.
To obtain long-term capital gain on the sale of properties.
To preserve and protect the limited partners' capital.
Termination Date:	December 31, 2060.

NTS-Properties VI

Business:	The partnership was formed to acquire, own and operate, directly or by joint venture, unimproved or partially improved land, to construct and otherwise develop apartment complexes, residential facilities for the elderly, business parks or retail, industrial and office buildings throughout the United States. In addition, the partnership was permitted to invest up to 25% of the gross proceeds of its initial offering plus any amounts borrowed in "fully improved properties." An affiliate of the general partner was permitted to act as construction manager in developing and constructing the properties and was to render services in connection with property acquisitions. The general partner was required to guarantee that all properties (other than "fully improved properties") were to be completed at an aggregate cost to the partnership not to exceed 85% of the aggregate "to be built appraised value" or "completed appraised value," whichever was greater.
Objectives:	To generate cash available for distribution to the limited partners from property operations, a portion of which would be designed to be, tax free during the early years of the partnership.
To generate additional cash available for distribution to the limited partners from financing or refinancing fully developed properties.
To obtain long-term capital gain on the sale of properties.
To preserve and protect the limited partners' capital.
Termination Date:	December 31, 2061.

NTS-Properties VII

Business:	The partnership was formed to acquire, own and operate, directly or by joint venture, unimproved or partially improved land, to construct and otherwise develop apartment complexes and other commercial properties. In addition, the partnership was permitted to invest up to 25% of the gross proceeds of its initial offering plus any amounts borrowed in "fully improved properties." An affiliate of the general partner was permitted to act as construction manager in developing and constructing the properties and was permitted to render services in connection with acquiring the properties. The general partner was required to guarantee that the total construction and development costs, excluding interest and certain other costs, did not exceed 85% of the aggregate "completed appraised value" of the properties.
Objectives:	To obtain long-term capital gain treatment on the sale of properties.
To generate cash for distribution to the limited partners from financing or refinancing fully developed properties.
To generate cash for distribution to the limited partners from operation of the properties, a portion of which would be designed to be tax free from federal income taxation.
To preserve and protect the limited partners' capital.
Termination Date:	December 31, 2063.

        Historical Information.    The table below sets forth a comparison of the capital raised and the distributions made to the partners of each partnership as of and through June 30, 2004:

Partnership	Total Capital Raised	Aggregate Distributions	Portion of Aggregate Distributions Paid to General Partners	Portion of Aggregate Distributions Paid to Limited Partners
NTS-III	$15,600,000	$11,556,830	$206,985	$11,349,845
NTS-IV	29,745,000	21,825,889	218,253	21,607,636
NTS-V	35,876,000	16,809,655	168,176	16,641,479
NTS-VI	47,435,000	12,127,661	121,277	12,006,384
NTS-VII	12,765,300	2,744,491	27,445	2,717,046

	$141,421,300	$65,064,526	$742,136	$64,322,390

Information About ORIG

        ORIG is a Kentucky limited liability company formed by Messrs. Nichols and Lavin in 1998 to, among other things, purchase limited partnership interests in the partnerships. Mr. Nichols is the manager of ORIG and owns one percent (1%) of ORIG's membership interests. Mr. Nichols' spouse owns seventy-four percent (74%) of ORIG's membership interests and Mr. Lavin owns the remaining twenty-five percent (25%) of the membership interests. Mrs. Nichols granted Mr. Nichols an irrevocable proxy to vote her interest in ORIG. Following the private entity restructuring, the entities comprising the NTS Private Group will own a separate class of membership interests in ORIG, through which they will share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution to us of the assets and liabilities ORIG acquired from the NTS Private Group. Since 1998, ORIG or affiliates (including Mr. Nichols, his immediate family and other entities owned or controlled by Mr. Nichols or his immediate family) purchased the following limited partnership interests in the partnerships.

Partnership	Number of Interests	Percentage of Limited Partner Interests
NTS-III	5,185(1)	41.25%
NTS-IV	10,703(1)	44.39%
NTS-V	14,566(1)	47.72%
NTS-VI	18,726(1)	48.15%
NTS-VII	226,306(1)	40.98%

(1)
The general partners of the partnership own five limited partner interests in each of the partnerships which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests. The general partner interests of the general partners of the partnerships will entitle them to 756,099 Units in the merger.

        ORIG has entered into various agreements to acquire the NTS Private Group. These entities are owned substantially by Mr. Nichols or his affiliates, including his spouse. The transactions through which ORIG will acquire these assets and liabilities are known as the "private entity restructuring." The private entity restructuring must be completed concurrently with the closing of the merger. As a result of the private entity restructuring, ORIG will acquire substantially all of the real property owned by the NTS Private Group, consisting of twelve properties with an aggregate value of $63,090,000. As of June 30, 2004, ORIG had mortgage indebtedness and notes payable, assuming for these purposes that the private entity restructuring is completed, of $49,631,129.

        If the partnerships approve the merger with us, ORIG and its affiliates who own interests in the partnerships will be treated the same as all of the other limited partners. Thus, they will exchange all of the limited partnership interests they own for Units. As part of the class action settlement, ORIG has agreed to admit a "qualified settlement trust" as a special member of ORIG. This special member interest is being created for the benefit of the class members in the Buchanan litigation who are former limited partners who sold their limited partnership interests to ORIG, its affiliates or the partnerships either as part of tender offers, other repurchase programs or otherwise. Under the terms of ORIG's operating agreement, all of the economic and other rights associated with up to 620,000 Units owned by ORIG will be designated for the benefit of the qualified settlement trust. ORIG will own the Units; therefore the former limited partners will not be able to sell them on the public market. All of the rights associated with the Units will inure to the qualified settlement trust. Plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote these designated Units pursuant to his direction. The amount of Units was determined based on a $6.2 million settlement amount agreed upon by the general partners and Plaintiffs' counsel. Therefore, if each Unit is valued at $10.00, then the economic and other rights associated with 620,000 Units will be needed to satisfy the settlement amount. The final amount of the settlement, however, is based on the amount of valid claims filed by the former limited partners in the class of plaintiffs. If claims are not made for the full $6.2 million settlement amount, ORIG will designate the economic and other rights to fewer Units for the benefit of the qualified settlement trust to satisfy the claims. We refer to these designated Units as the "Class Units." ORIG will admit the qualified settlement trust as a member of ORIG rather than transfer Units to the qualified settlement trust or directly to the former limited partners in order to minimize the tax impact to ORIG and maximize the value available to the former limited partners in settlement of the class action litigation. If ORIG transferred the Units either to the qualified settlement trust or directly to the former limited partners, ORIG would recognize gain equal to the difference between its tax basis in the Units and their fair market value. This gain would be allocated to Mr. Nichols, his spouse and Mr. Lavin which would increase their personal income tax liability. By admitting the qualified settlement trust as a member of ORIG and avoiding the recognition of taxable gain, ORIG was able to agree to more favorable terms to the former limited partners under the settlement agreement.

        Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, for a period of two years, to pay the qualified settlement trust, an amount equal to seventy-five percent (75%) of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would have gone to Mr. Nichols, his spouse or Mr. Lavin, in exchange for the economic and other rights associated with the number of Class Units calculated under the formulas described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse and/or Mr. Lavin within two years of when we begin making distributions. If any Class Units remain at the end of this two-year period, the settlement agreement provides that Mr. Nichols, his spouse and Mr. Lavin must make a final payment to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value will be equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation. If the distributions in respect of the Units owned by ORIG are not sufficient to allow Mr. Nichols, his spouse and Mr. Lavin to redesignate the economic and other rights associated with all of the Class Units, then Mr. Nichols, his spouse and Mr. Lavin must find alternate personal sources for the funds required to make the final payment at the end of the two-year period. The payment plan to the qualified settlement trust described above is the only manner in which the former limited partners will be paid to relinquish their economic and other rights in the Class Units. Because all of the rights associated with the Class Units will be redesignated for the benefit of Mr. Nichols, his spouse and/or Mr. Lavin by the end of the two-year period, Mr. Nichols, his spouse and/or Mr. Lavin will eventually obtain the economic rights associated with the Class Units, and ORIG will eventually be entitled to vote the Class Units. Thus, Mr. Nichols, his spouse and Mr. Lavin will retain their ownership interest in ORIG (and indirectly in us) by making the required payments to the qualified settlement trust.

        Assume, for example, that during the two-year period described in the prior paragraph, we make a distribution to ORIG in which, based on the rights associated with the membership interests in ORIG owned by Mr. Nichols, his spouse and Mr. Lavin, their proportionate share of our distribution to ORIG would be equal to $100,000. Mr. Nichols, his spouse and Mr. Lavin would be required to pay $75,000 collectively to the qualified settlement trust. Assume further that 620,000 Units are Class Units, and 115% of the "fair market value" (the average closing price of the Units on the American Stock Exchange for the prior thirty-day period) of the Class Units is equal to $750,000. Upon receipt of the $75,000 payment by the qualified settlement trust, ORIG would redesignate the rights associated with 62,000 Class Units for the benefit of Mr. Nichols, his spouse and Mr. Lavin (pro rata based on their relative proportion of the $75,000 payment), and ORIG would continue to designate the rights associated with 558,000 Class Units for the benefit of the qualified settlement trust (620,000 – 62,000).

        Assume, for example, that, contrary to the prior example, we never make any distributions during the two-year period. Assume further, that at the end of the two-year period, 115% of the "fair market value" (under the formula described above) of the Class Units is equal to $1,000,000. Mr. Nichols, his spouse and Mr. Lavin would be required to pay $1,000,000 collectively to the qualified settlement trust from personal sources other than distributions from ORIG. Upon receipt of the $1,000,000 payment by the qualified settlement trust, ORIG would redesignate the rights associated with all of the Class Units for the benefit of Mr. Nichols, his spouse and Mr. Lavin (pro rata based on their relative proportion of the $1,000,000 payment), and ORIG would no longer designate the rights associated with any of the Class Units for the benefit of the qualified settlement trust.

        The use of $100,000 of distributions and values of $750,000 and $1,000,000 in the examples set forth above are purely for illustrative purposes and bear no relation to anticipated distributions or anticipated values.

Benefits of, and Reasons for, the Merger

        In deciding whether to recommend the merger (or, with respect to plaintiffs' counsel, the settlement, which includes the merger) to the limited partners and in negotiating the terms of the merger, the general partners, ORIG and plaintiffs' counsel considered the following benefits which they believed could be derived from the merger.

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  Liquidity.    We have applied to list the Units on the American Stock Exchange. If the Units are approved for listing, you should be able to buy or sell the Units more easily than the limited partnership interests in your existing partnership. Presently, trading in the interests in each partnership is confined to a limited and, each general partner believes, inefficient secondary market.

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  Majority of Directors are Independent.    NTS Realty Capital will have an annual meeting at which our limited partners will be able to elect its board of directors, the majority of whom will be "independent" under rules promulgated by the American Stock Exchange. In addition, NTS Realty Capital will have an audit committee composed entirely of independent directors.

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  Related Party Transactions.    NTS Realty Capital will need approval of the majority of its independent directors to enter into any transaction with affiliates and to renew its one-year management agreement with NTS Development Company.

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  Regular Cash Distributions.    Each partnership has suspended making distributions to its limited partners. Due in part to increased cash flows resulting from acquiring the properties owned by the NTS Private Group and in part to the impact of refinancing the debt described below, we intend to begin paying distributions on a quarterly basis beginning with the first full quarter after completing the merger.

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  Economies of Scale.    The merger should result in economies of scale not available to the partnerships. For example, if the merger is completed, the five partnerships, each of which is subject to the SEC's reporting requirements, will be merged into a single public entity. Our general partners estimate that the economies of scale will result in annual cost savings of over $500,000.

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  Diversified Portfolio.    We will own a more diversified portfolio of properties than any of the partnerships both in terms of numbers and to some degree, geographic location. For example, we will own a total of thirty-two properties. The partnerships each own between three and ten properties. Further, we will be diversified to some degree by property type. For example, NTS-III owns only business center and office properties. The other partnerships own a combination of business center and office and multifamily properties. ORIG owns business center and office buildings, retail properties and a ground lease on property used as a parking lot. By owning a larger portfolio of properties than any of the partnerships, our operating results will be less dependent on the performance of any one tenant or property.

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  Greater Access to Capital.    After completing the merger, we will have a larger asset and equity base than any of the individual partnerships. Based on our experience in the real estate industry and our discussions with lenders, we believe the size of our real estate portfolio, which will be much larger than the portfolio of any of the partnerships, may allow us to refinance the debt associated with the properties on more favorable terms than would be available to an individual partnership. For example, the addition of properties owned by the NTS Private Group, which have a combined appraisal value of $63,090,000 and debt of $49,631,129, will add significantly to the size of our portfolio. These properties generated net income of approximately $1.2 million for the year ended December 31, 2003 and $379,000 for the six months ended June 30, 2004. Greater access to capital would provide us with more financial stability and may provide funding for future property acquisitions. We have entered into a binding letter of intent with The Northwestern Mutual Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger. The proposed refinancing would, among other things, lower the average interest rate on the debt from 6.8% to 6.0% and change the amortization schedule to thirty years from ten to fifteen years. If the merger and simultaneous refinancing of our properties occur based on the terms available to us today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million per year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Resources—Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed."

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  Settlement of Litigation.    As part of the settlement, plaintiffs' counsel negotiated or agreed to methods and procedures designed to maximize limited partner value and to improve and not cause a significant adverse change in the voting rights of limited partners, termination dates or investment objective. In addition, the settlement will eliminate the costly and protracted litigation which could affect the partnerships for some time if the merger is not approved. Finally, NTS Development will pay the partnerships an aggregate of $1.5 million as part of the settlement.

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  General Partner Preferences.    Unlike the general partner of your partnership, neither NTS Realty Partners nor NTS Realty Capital will be entitled to preferential allocations or distributions.

Detriments of the Merger

        Although your general partner is recommending that you approve the merger, summarized below are the detriments to you of the merger.

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  Voting.    Prior to the merger, affiliates of your general partner owned and controlled between 40.98% and 48.15% of the limited partnership interests in each partnership. By owning less than a majority of the outstanding interests of each partnership, your general partner and its affiliates did not technically control the outcome of votes by the limited partners of your partnership. Following the merger, your general partner and its affiliates will own 57.18% of our Units (including the Units that will be voted by plaintiff's counsel on behalf of the qualified settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, control the outcome of every vote of the limited partnership. The economic and other rights to up to 620,000 of these Units, however, will be designated for the benefit of the qualified settlement trust. Therefore, affiliates of our general partners will not be able to vote those Units for up to two years after we begin making distributions. In addition, the Units owned by NTS Realty Partners are not entitled to vote. For more information on the number of Units that affiliates of our general partners will control immediately after the merger and the designation of rights of certain Units to the qualified settlement trust, see "Summary—Partnership Units."

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  Change in Nature of Investment.    Prior to the merger your partnership owned between three and ten properties either in whole or in part through a joint venture. After the merger we will initially own thirty-two properties, whose performance has each varied since the original investment. Thus if your partnership had properties that only performed well, your investment in our partnership will be negatively affected by the merger. In addition, the partnership agreements for each partnership do not permit the proceeds from property sales or refinancing of existing debt to be reinvested in new properties. Our partnership will be permitted to reinvest sale or refinancing proceeds in new properties, which may negatively affect the cash distributions made to you.

  •
  Distributions.    Although we must distribute at least sixty-five percent (65%) of our net cash flow from operations as this term is defined by the Treasury Department under the Internal Revenue Code of 1986, as amended, there is no assurance that we will have any net cash flow from operations from which to pay distributions. For example, our partnership agreement permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting cash or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Prior Performance of Affiliates

        The general partners of the partnerships and their affiliates have a significant amount of experience in the real estate industry. They have sponsored nine public programs, namely NTS-La Fontenay Partners, NTS Properties Plus, Ltd., NTS Mortgage Income Fund, NTS-Plainview Partners, NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. Seven of these programs remain in existence today. During the last ten years, they have sponsored forty different public or private real estate investment programs and have raised an aggregate of almost $325 million from over 18,500 investors. The majority of these forty programs have investment objectives similar to our objectives. Through these programs, the general partners and their affiliates have purchased or constructed an aggregate of eighty-eight properties in Kentucky, Georgia, Indiana and Florida. Approximately fifty-seven percent (57%) of these properties are commercial in nature, while the remainder are residential properties. These eighty-eight properties have an aggregate value of over

$400 million. The general partners or their affiliates constructed approximately eighty percent (80%) of the properties and purchased the remaining twenty percent (20%) of the properties after they were constructed. They have sold eight properties during the last ten years. None of the prior programs have acquired property within the last three years.

        There have been no major adverse business developments or conditions experienced by any of the prior programs during the last ten years, other than those affecting the real estate industry in general, the Buchanan litigation and Bohm litigation. During this period, the general partners and their affiliates have experienced interest rate volatility, changing climates within the lending environment, the broad impact of inflated real estate markets in the U.S. during the early 1990s and the subsequent devaluation of property values. In addition, the Louisville real estate market has experienced relatively flat commercial rents, which have affected certain of the prior programs. However, none of the prior programs has experienced any material adverse business developments or conditions. For more information on the Buchanan litigation and the Bohm litigation, please see "Description of the Litigation."

        The most recent annual report for each of the public partnerships is available for no fee upon written request. In addition, copies of any exhibits to such annual report will be provided, upon written request, for a reasonable fee. Alternatively, the annual reports are available at www.ntsdevelopment.com.

        Set forth below are tables that further describe the prior public and private real estate investment programs that have been sponsored by the general partners or their affiliates. None of our affiliates' offerings have closed within the last five years, none of their programs have completed operations within the last five years, and none of their properties have been acquired, sold or otherwise disposed of in the last three years.

Public

Number of programs sponsored	7
Total raised from investors	$230,692,000
Total number of investors	18,420
Number of properties purchased/constructed:
Kentucky	20
Georgia	1
Indiana	1
Florida	6
Virginia	1

Total	29
Aggregate dollar amount of property purchased/constructed	$283,839,000
Percentage of properties purchased/constructed based on commercial or residential:
Commercial
Office	39%
Shopping Centers	0%
Other	0%
Residential	61%
Percentage of properties purchased/constructed based upon new/used constructed:
New	0%
Used	11%
Constructed	89%
Number of properties sold	4

Non-Public

Number of programs sponsored	33
Total raised from investors	$93,152,000
Total number of investors	247
Number of properties purchased/constructed:
Kentucky	59
Georgia	0
Indiana	0
Florida	0

Total	59
Aggregate dollar amount of property purchased/constructed	$120,743,000
Percentage of properties purchased/constructed based on commercial or residential:
Commercial
Office	34%
Shopping Centers	12%
Other	21%
Residential	33%
Percentage of properties purchased/constructed based upon new/used constructed:
New	0%
Used	24%
Constructed	76%
Number of properties sold	4

FAIRNESS

General

        The general partner of your partnership believes the merger is fair when considered as a whole and is fair to, and in the best interest of, your partnership, each of the other partnerships and each limited partner such as yourself. Your general partner recommends that you and the other limited partners approve the merger. Your general partner believes the merger is fair for a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger having been negotiated at arms'-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  comparing the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  there are no significant adverse changes in the limited partners' rights to vote and to receive distributions or in each partnership's investment objectives and policies;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement at the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending;

  •
  only six of the limited partners filed an objection to the settlement with the court and only thirty-one of the limited partners opted out of the settlement; and

  •
  the court in which the Buchanan litigation is pending approved the settlement, which includes the merger, as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

        Your general partner viewed these factors in the aggregate and did not specifically weight any of the factors.

        Your general partner believes that an investment in the Units will provide greater overall benefits to you and the other limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets, distributing the proceeds and liquidating.

        Your general partner also believes that the merger is procedurally fair. First, the merger is required to be approved by the limited partners holding a majority of the outstanding interests in each partnership and is subject to the conditions set forth in "The Merger—General." Second, the general partners believe that the net asset value for each entity was determined on a consistent basis. Third, Houlihan, a recognized independent investment banking entity, has rendered a fairness opinion.

Material Factors Underlying Belief as to Fairness

        In determining that the merger is fair to you and the other limited partners of your partnership, your general partner considered the following material factors:

        Negotiation of Settlement; Court Approval.    The structure, terms and conditions of the merger were negotiated on an arms'-length basis as part of the settlement of the class action litigation with plaintiffs'

counsel under the administration of the court in which the Buchanan litigation is pending. Your general partner noted that plaintiffs' counsel believes the settlement, which includes the merger, provides substantial benefits to all members of the class of plaintiffs and, in doing so, addresses directly the allegations of wrongdoing alleged in the complaints filed in the Buchanan litigation and Bohm litigation. Plaintiffs' counsel believes that the settlement, which includes the merger, is in the best interest of the limited partners. Further, plaintiffs' counsel negotiated or agreed to certain governance protections and other procedures to maximize limited partner value beyond those protections normally available to limited partners. These enhancements were intended to improve and not cause a significant adverse change in voting rights, termination dates or investment objectives. These enhancements include, among other things: (1) listing the Units and (2) allowing limited partners to elect directors. On May 6, 2004, the court in which the Buchanan litigation is pending held a fairness hearing, during which the limited partners of the partnerships were given the opportunity to object to the settlement, which includes the merger. Only six of the limited partners filed an objection to the settlement with the court and only thirty-one of the limited partners opted out of the settlement. The court approved the settlement as fair, reasonable, adequate and in the best interest of the class of plaintiffs.

        Similarity of the Partnerships and ORIG.    The general partners of the partnerships do not believe that there are any material differences among the partnerships or between the partnerships and ORIG that would affect the fairness of the merger to you or the other limited partners. The partnerships own substantially similar properties and have substantially identical investment objectives. These factors make it easier to compare the value of each partnership.

        The primary differences among the partnerships and between the partnerships and ORIG are as follows:

  •
  Size and diversity.  Some of the partnerships own fewer properties and are less diverse with respect to the number of tenants and type of properties. For example, NTS-III and NTS-VII each own all or part of three properties, while NTS-IV owns all or part of ten properties. Further, NTS-V owns all or part of four business centers and one multifamily property, while NTS-VI owns all or part of five multifamily properties and one office building. In comparison, ORIG owns all or part of sixteen properties, including seven business centers and five office buildings, but no multifamily properties. For more information on the number and diversity of properties owned by each partnership, see "Business and Properties—Overview" and "Summary—Background and History of the Partnerships and ORIG."

  •
  Indebtedness.  The partnerships have varying amounts of indebtedness. For example, as of June 30, 2004, NTS-IV has outstanding mortgages and notes payable of $4,480,036, while NTS-VI's outstanding mortgages and notes payable are $30,786,510. In comparison, ORIG has $49,631,129 of outstanding mortgages and notes payable as of June 30, 2004. For more information on the varying amounts of indebtedness for each partnership and ORIG, see "Business and Properties—Indebtedness."

  •
  Appraisal Rights.  Limited partners of NTS-V and NTS-VI may, under Maryland law, dissent from the merger and receive a cash payment equal to the fair value of their respective partnership interests instead of Units. Limited partners of NTS-III, NTS-IV and NTS-VII do not have a similar right. For more information on the appraisal rights of the limited partners, see "Summary—Appraisal Rights in the Merger."

        Independent Appraisal and Fairness Opinion.    Your general partner relied, in part, on the fairness opinion prepared by Houlihan and on the real estate appraisals prepared by CBRE. Houlihan was asked by each general partner, with the consent of plaintiffs' counsel, to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the limited partners of each partnership in connection with the merger and the execution by us of the management agreement with NTS Development. As described further herein, Houlihan rendered its opinion based on net asset values as of September 30, 2003, and concluded that the consideration received by the limited partners of each partnership: (1) in relation to the consideration received by the general partner of their partnership; (2) in relation to the consideration received by the other entities; and (3) in connection with the management contract entered into between NTS Development and us, is fair from a financial point of view.

        Your general partner also relied on, and reviewed, the appraisals prepared by CBRE, independent appraisers selected by each general partner with the consent of plaintiffs' counsel to appraise the real properties owned, directly or indirectly, by the partnerships and ORIG as a result of the private restructuring. CBRE's appraisals are dated as of June 1, 2003, but the general partners do not believe that any events have occurred or conditions have changed since that date that would cause a material change in the value of the properties. CBRE was not engaged to represent the interests of the general partners or any specific group of limited partners. The general partners believe that engaging an independent expert to appraise these assets using a consistent methodology and criteria, increased the likelihood that the value of the assets would be determined on a fair, consistent and unbiased basis. The general partners will ask CBRE to update its appraisals prior to completing the merger if the general partners believe that events have occurred or conditions have changed that would have a material impact on the value of the properties that were appraised. Under any circumstances, a material change will be deemed to have occurred if the aggregate occupancy rate of the properties changes by more than ten percent (10%) or the aggregate rental income generated by the properties changes by more than five percent (5%) from September 30, 2003, based on quarterly comparisons. The aggregate rental income is the sum of the rental income generated by the properties and the amount of tenant reimbursements made with respect to the properties. The general partners may determine not to request an updated fairness opinion from Houlihan. The general partners anticipate that they will ask Houlihan to update its fairness opinion only if CBRE's appraisals are updated.

        Allocation of Units among ORIG and the Limited and General Partners of each Partnership.    At closing of the merger, the Units will be allocated among ORIG and the partners of the partnerships based on the net asset value of the assets reduced by the liabilities contributed by ORIG and the net asset value of the partnerships divided by $10.00, the value we selected for purposes of determining how many Units would be issued in respect of total net asset value, and increasing or decreasing the number of Units delivered to ORIG and each partner by rounding to the nearest whole Unit. We estimated a per Unit value of $10.00. This $10.00 value should not be viewed as a measure of fair market value of the Units or the trading price of the Units. See "Risk Factors—There is no prior market for the Partnership Units and the market price is likely to decline after the merger." For a description of the method we will use to determine net asset value, see "The Merger—General—Allocation of Units." Within each partnership, the Units will be allocated among the general partner and the limited partners in accordance with the provisions governing the distribution of liquidation proceeds contained in the partnership agreement for each partnership. The partnership agreements of NTS-III and NTS-IV require liquidation proceeds to be distributed in the same manner as the proceeds from a sale or refinancing of properties. The partnership agreements of NTS-V, NTS-VI and NTS-VIII require liquidation proceeds to be allocated in accordance with relative capital account balances after adjusting for any "built in" gain (or "built-in" loss) in the assets for tax purposes. See "Material Federal Income Tax Consequences—Taxation of Limited Partners."

Comparison of Merger with Alternatives

        Prior to proposing the merger and to evaluate the fairness of the merger, each general partner estimated the present value of the interests assuming each partnership was either liquidated or continued in business on a stand alone basis. To determine whether the merger would be more beneficial to limited partners than either one of the alternatives, the general partner of each partnership compared the potential benefits and detriments of the merger with the potential benefits and detriments of the alternatives. In comparing the benefits of the merger to the other alternatives, the general partners used the net asset value of each partnership determined for purposes of allocating the Units. The general partners noted that the net asset value of each partnership is not necessarily equivalent to the fair market value of the Units, which was not estimated for these purposes. The general partners concluded that allocating Units based on an estimate of fair market value could not be done with any measure of precision because any estimate of the fair market value of the Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties owned by the NTS Private Group, potential economies of scale and the refinancing. In each general partner's view, these benefits cannot be allocated to the partnerships in an objective fashion. In the general partners' view, however, the fair market value of the Units likely would be greater than the net asset values used to determine the value of the Units (although, as noted elsewhere, the Units may trade at a lower value). For the reasons set forth below, each general partner determined that the merger is more beneficial to its limited partners than either of the alternatives.

Liquidating the Partnerships

        The first alternative considered by each general partner was to sell the assets of its partnership, pay off existing liabilities and distribute the net proceeds to the general and limited partners in accordance with the partnership agreement.

        Advantages of Liquidating.    Your general partner noted that liquidating your partnership would have the following potential advantages:

  •
  You would receive a distribution following the wind up of your partnership. For more information on the liquidation distribution, see the chart included in "Summary—Alternatives to the Merger." This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger. The table below illustrates the estimated liquidation value of a $1,000 original investment in each partnership.

	Estimated Liquidation Value Per $1,000 Investment
NTS-III	$789
NTS-IV	690
NTS-V	463
NTS-VI	884
NTS-VII	823	(1)

(1)
We have used the measure of per $1,000 of investment because that was the original per interest investment amount for each partnership except NTS-VII. We have converted NTS-VII's original investment amount of $20.00 per interest to allow consistent comparison.

•
You avoid the risks of continued ownership.

        Disadvantages of Liquidating.    Your general partner noted that liquidating your partnership would have the following potential disadvantages:

  •
  Selling the assets on a portfolio basis to one or two buyers, would, in your general partner's view, likely result in reduced sale proceeds or other additional costs because the high concentration of the properties owned by the partnerships which are located in and around Louisville, Kentucky which, in your general partner's view, would not be able to absorb the sale of the properties without incurring a discount of approximately 25% to 35% from a normal sales price;

  •
  Selling on a property by property basis to reduce the discount would increase the time and expense associated with liquidating;

  •
  The partnerships would have incurred prepayment penalties aggregating $7,580,010 if their debt were repaid on June 30, 2004, as further illustrated in the table below:

Payment Penalties As of June 30, 2004
NTS-III	$633,826
NTS-IV	483,656
NTS-V	729,995
NTS-VI	4,969,543
NTS-VII	762,990

Total	$7,580,010

  •
  The partnerships would have to establish reserves for the class action litigation or other future liabilities, which would reduce the proceeds available to be distributed to the partners. The general partners estimate that the aggregate amount of this liquidation reserve could be in excess of $3.0 million. The general partners, however, did not include a liquidation reserve in calculating the amount of the estimated liquidation distributions.

Continuing the Partnerships

        A second alternative to the merger is to continue each partnership as a separate, stand alone entity. Each partnership would continue to own its assets, subject to its liabilities and be governed by its existing partnership agreement.

        Advantages of Continuing as Stand Alone Entity.    The general partner of your partnership noted that continuing as a separate stand alone entity would have the following potential advantages:

  •
  Each partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

  •
  Each partnership's performance would not be affected by the performance of any other partnership's assets;

  •
  There would be no change in the nature of any limited partner's investment or relative voting rights; and

  •
  The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

        Disadvantages of Continuing Partnerships.    Your general partner noted that continuing the partnership as a separate, stand alone entity would have the following potential disadvantages:

  •
  The interests in each partnership would continue to be illiquid and difficult to value due to the lack of an established secondary market;

  •
  The partnerships would be unable to list their respective interests on the American Stock Exchange or any other national securities exchange because each partnership, by itself, is unable to satisfy the listing standards of any national securities exchange;

  •
  None of the partnerships anticipate being able to pay distributions in the foreseeable future given their current capital situation;

  •
  The economies of scale expected to be realized from the merger cannot be achieved by the partnerships;

  •
  Each partnership would remain susceptible to the loss of a major tenant or the need for capital expenditures for a particular property;

  •
  The general partners may be entitled to preferences in operating cash flow or distributions that would provide them with a greater interest than they would be entitled to after the merger; and

  •
  Each partnership would have a continuing requirement to provide indemnity to the general partners in connection with the class action litigation.

        Comparative Analysis of Consideration.    To assist limited partners in evaluating the merger, the general partners compared:

  •
  Estimates of the fair market value of the partnership interests on a liquidation basis assuming that the real estate assets of each partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets were sold at book value, and the net proceeds after satisfying partnership liabilities and estimated prepayment penalties, all as of June 30, 2004, were allocated and distributed to the partners in accordance with the limited partnership agreements within one year; and

  •
  Estimates of the fair market value of the partnership interests assuming that each partnership continues as a stand alone entity and their respective assets are sold at the end of a ten-year holding period. Due to the uncertainty in establishing these values, the general partners established a range of estimated values for the going concern alternative.

        The general partners noted that the value estimated for each of the alternatives depends on varying market conditions. Accordingly, no assurance can be given that the range of estimated values reflects the highest or lowest possible values. The general partners believe that the analysis of alternatives described below establishes a reasonable framework for comparing alternatives to the merger.

        The result of this comparative analysis is summarized in the table below. Limited partners should bear in mind that the estimated values are based on a variety of assumptions relating to, among other things:

  •
  expectations as to each partnership's future income, expense and cash flow;

  •
  the capitalization rates that would be used by prospective buyers;

  •
  the appropriate rates to use in discounting projected cash flows; and

  •
  the costs and manner of selling the properties.

        Further, as noted above, the net asset value of each partnership does not necessarily equal the fair market value of the Units. The estimates below are based upon information available to the general partners at the time the estimates were computed. No assurance can be given that the same conditions will exist at the time of, or following, the merger. The assumptions used have been determined by the general partners in good faith and, where appropriate, are based upon current and historical information regarding the partnerships and current real estate markets. No assurance can be given that the estimates set forth in the tables would be realized through any of the alternatives. Limited partners should carefully consider the following discussion to understand the assumptions, qualifications and limitations inherent in the estimates. Actual results may vary from those set forth below for a number of reasons, including fluctuations in interest rates, changes in real estate markets, tax law, and the supply and demand for properties similar to those owned by the partnerships.

Comparison of Alternatives
(Per $1,000 Investment)(1)

	Estimated Liquidation Value(2)	Estimated Going Concern Value	Net Asset Value
NTS-III	$789	$812	$835
NTS-IV	$690	$673	$729
NTS-V	$463	$461	$507
NTS-VI	$884	$1,014	$1,015
NTS-VII	$823	$841	$895

(1)
Adjusted for any preferences or amounts paid or allocable to the general partners. We use $1,000 per investment because that was the per interest investment amount in each partnership except NTS-VII. Because the original issue price of the NTS-VII interests was less than $1,000 per interest, we divided $1,000 by the original purchase price of an NTS-VII interest to determine the number of interests that could be purchased originally with $1,000.

(2)
For purposes of this analysis, the general partners did not discount the values of the properties to account for the significant concentration of the properties in or near Louisville, Kentucky.

        Estimated Going Concern Values.    Each general partner estimated the going concern value of its partnership assuming that it continues to operate as a separate stand alone entity. A going concern analysis differs from a liquidation analysis which assumes that each partnership immediately commences an orderly sale of its properties and distributes the net proceeds to its general and limited partners. The going concern analysis done by each general partner estimated the present value of the limited partnership interests in each partnership, assuming that each partnership is operated as an independent stand alone entity during an assumed holding period of ten years and sells its properties at the end of the ten-year period.

        In calculating the going concern value, each general partner assumed that its partnership's existing debt would be repaid in accordance with its existing terms over the course of the ten-year holding period and adjusted the outstanding mortgage balance accordingly. Each general partner estimated revenues, operating expenses, general and administrative costs, capital expenditures and leasing costs at each property and assumed that distributions would not be paid to limited partners except for a liquidating distribution to be paid at the end of the tenth year. Importantly, for purposes of this analysis, each general partner did not include the expenses which would be generated by each partnership's continuing obligation to indemnify its general partner in the class action litigation. If the litigation were not settled, however, these expenses would continue.

        To determine the net proceeds from the sale of the properties, each general partner assumed that its partnership's properties would be sold in the tenth year at the value reflected in CBRE's appraisal. The CBRE appraisals were based on discounted cash flows or direct capitalization of net operating income. CBRE selected the method in its sole discretion. The net proceeds resulting from the sale of the properties, after repaying all liabilities (including the adjusted mortgage balances) and assuming the present value of other assets and liabilities (other than mortgages) would be the same as their current values, were then assumed to be distributed to the limited and general partners in accordance with the provisions of each partnership's limited partnership agreement governing the allocation and distribution of liquidation proceeds. The calculation of net proceeds did not include expenses associated with liquidating the partnership, such as selling commissions.

        The distribution to the limited partners in year ten was discounted to present value at the discount rates indicated below. The result is a range of estimated going concern values per $1,000 investment in each partnership. Among the factors influencing the discount rates utilized for each partnership were leverage, quality and location of the portfolio, lease rates and turnover. The rates are consistent with the discount ratio used by CBRE in its study and the general partners' view of market rates.

        The estimated value of each partnership interest on a going concern basis is not intended to reflect the distributions payable to limited partners if the assets of each partnership were to be sold at their current fair market values.

Going Concern Analysis

	NTS-III		NTS-IV		NTS-V		NTS-VI		NTS-VII
	Direct Cash Flow Analysis	Direct Capitalization Approach	Direct Cash Flow Analysis	Direct Capitalization Approach	Direct Cash Flow Analysis	Direct Direct Capitalization Approach	Cash Flow Analysis	Direct Capitalization Approach	Direct Capitalization Approach
Revenues	N/A	1,497,739	N/A	2,047,228	N/A	4,218,078	N/A	10,356,884	1,920,468
Operating Expenses	N/A	515,520	N/A	757,214	N/A	1,766,850	N/A	4,418,723	704,733
Reserves	N/A	28,710	N/A	32,083	N/A	26,006	N/A	232,290	39,154
Net Operating Income	N/A	953,509	N/A	1,257,931	N/A	2,425,222	N/A	5,705,871	1,176,581
Debt Service	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lease up Discount	N/A	N/A	N/A	75,348	N/A	560,211	N/A	N/A	N/A
Avg. Operating Cash Flow	1,381,454	N/A	846,233	N/A	329,778	N/A	396,997	N/A	N/A
Residual Value	5,098,802	N/A	3,376,532	N/A	1,472,840	N/A	1,454,112	N/A	N/A
Annual Discount Rate—Low Value	13.50%	11.25%	12.04%	9.19%	10.25%	9.84%	13.50%	8.38%	9.13%
Annual Discount Rate—High Value	12.50%	10.75%	11.23%	8.68%	9.75%	9.33%	12.50%	7.88%	8.63%
Going Concern—Low Value	11,827,733	8,475,636	7,749,441	13,845,325	2,805,000	24,173,213	3,441,377	68,085,211	13,427,051
Going Concern—High Value	12,605,444	8,869,851	8,327,149	14,668,425	3,528,000	25,516,388	3,660,821	72,406,160	14,243,625
GC Value per CBRE Report	12,200,000	8,150,000	8,036,000	14,141,295	3,000,000	24,559,265	3,564,000	70,528,510	13,740,090
Mortgage Debt & Notes Payable		(5,001,490)		(3,897,635)		(10,469,152)		(25,955,635)	(2,916,521)
Net Other Assets & Liabilities		59,736		(142,983)		(762,498)		(1,664,962)	4,782
Partnership Costs		(1,468,001)		(1,742,909)		(2,168,771)		(4,163,003)	(1,337,876)
Going Concern Value		13,940,245		16,393,767		14,158,844		42,308,910	9,490,475
Going Concern Low Range Value		13,893,613		15,811,239		13,577,792		39,742,988	9,177,435
Going Concern High Range Value		15,065,540		17,212,046		15,643,967		44,283,381	9,994,009

        Estimated Liquidation Values.    In estimating the liquidation value of each partnership interest, the general partners assumed that the real properties owned by each partnership would be sold at the appraised values reflected in the CBRE report and the other assets sold at book value. For purposes of this analysis, the general partners did not discount the values to account for the significant concentration of properties located in or near Louisville, Kentucky. See "Risk Factors—Our properties depend upon the economy in and around Louisville, Kentucky." The general partners did not include any estimate of selling and liquidation costs, such as real estate commissions and legal and other closing costs, although these costs would reduce the ultimate amount available to be distributed to limited partners. The liquidation analysis assumed that the portfolio of each partnership would be sold over the course of one year. In each case, the general partners assumed that all outstanding liabilities, such as the mortgages (including any prepayment penalties), would be repaid prior to distributing any monies to the limited partners. The general partners did not include reserves for indemnification obligations associated with the class action litigation even though these likely would be required if the class action or any other litigation was not resolved. The need to provide this indemnity would extend the timing of any distribution of liquidation proceeds to limited partners and likely would reduce the amount ultimately distributed to limited partners. The general partners did not include this reserve in calculating the estimated liquidation distributions because they desired to compare the benefits of the merger with the most favorable outcome in a liquidation scenario.

        Secondary Market Prices.    The limited partnership interests of each partnership are not traded on an organized exchange and the general partners do not expect one to develop. From time to time, these interests have traded on a limited basis on an informal secondary market in which a small group of independent securities brokerage firms act as intermediaries in matching up buyers and sellers of publicly-registered, non-traded limited partnerships. These nine independent firms, according to Direct Investments Spectrum, consist of: Advantage Partnership Board, Alliance Partnership Services; American Partnership Board; Frain Asset Management; MacKenzie Patterson Fuller; National Partnership Exchange; Pacific Partnership Group; Partnership Marketing Company and A-1 Partnership Service Network. The price for the interests in each partnership was established by the price paid to limited partners in previous transactions by the partnerships, ORIG, other affiliates or unaffiliated third parties.

        As noted above, the partnerships and affiliates of the general partners, such as ORIG, purchased limited partnership interests pursuant to tender offers or in privately negotiated transactions. The chart below sets forth the number of interests in each partnership that were purchased by the partnerships, ORIG or other affiliates of the general partners. The price that the partnerships, ORIG or other affiliates paid to purchase the interests in each partnership differed over time because the purchasers were exceeding the price offered by unaffiliated third parties in the secondary market or other tender offers at any given time.

Partnership	Date of Last Tender Offer by ORIG or the Partnership	Date of Purchase by Affiliate or the Partnership	No. of Interests Purchased(1)		Price Per Period	Highest Purchase Price by Affiliate in the Last 12 Months
NTS-III	September 2002	March 1995-January 1997	1,555			$315.00
		April 1998-May 2001	4,413	(2)
		October 2001-April 2002	1,479
		September 2002-May 2003	716

		Total/Weighted Avg. Price	8,215	(3)
NTS-IV	September 2002	April 1995-June 1998	3,940	(4)		$230.00
		July 1998-August 2000	5,106	(5)
		December 2000-May 2003	7,284	(6)

		Total/Weighted Avg. Price	16,339	(7)
NTS-V	September 2002	January 1996-March 1997	2,620			$230.00
		April 1998-June 1998	1,484
		May 1998-June 1998	209
		August 1998-September 1998	20
		February 1999-September 1999	4,981
		December 1999-May 2003	10,426	(8)

		Total/Weighted Avg. Price	19,921	(9)
NTS-VI	September 2002	December 1995-September 1997	4,743	(10)		$380.00
		October 1997-June 1998	1,414
		July 1998-January 1999	3,090
		September 1999-October 1999	2,821
		December 1999-May 2003	15,069	(11)

		Total/Weighted Avg. Price	27,272	(12)
NTS-VII	September 2002	February 1996-June 1997	40,745			$6.50
		February 1998-April 2002	221,054	(13)
		September 2002-May 2003	50,536

		Total/Weighted Avg. Price	312,335

(1)
The number of interests purchased does not reflect the five interests in each partnership that the respective general partners received upon each partnership's formation because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

(2)
Includes 135 interests purchased in February 2000 for $286.49 per interest and 14 interests purchased in May 2001 for $270.00 per interest.

(3)
Includes 52 interests purchased during or prior to November 1994. No information on the purchase price of these interests is available.

(4)
Includes 5 interests purchased in November 1995 for $152.00 per interest; 26 interests purchased in January 1996 for $154.00 per interest; 5 interests purchased in July 1996 for $152.00 per interest; and 43 interests purchased in June 1998 for $160.00 per interest.

(5)
Includes 155 interests purchased in August 1998 for $150.00 per interest and 565 interests purchased in February 2000 for $241.82 per interest.

(6)
Includes 70 interests purchased in May 2001 for $267.50 per interest and 64 interests purchased in May 2001 for $250.00 per interest.

(7)
Includes 9 interests purchased during March 1995 for $130.00 per interest.

(8)
Includes 1,604 interests purchased in February 2000 for $265.55 per interest; 43 interests purchased in May 2001 for $250.00 per interest; and 20 interests purchased in May 2001 for $267.50 per interest.

(9)
Includes 20 interests purchased during or prior to July 1995 for $112.00 per interest; 20 interests purchased during September 1995 for $130.00 per interest; 27 interests purchased during October 1995 for $150.00 per interest; and 114 interests purchased during November and December 1995 for $140.00 per interest.

(10)
Includes 66 interests purchased in January 1996 for $255.00 per interest; 15 interests purchased in February 1996 for $285.00 per interest; and 6 interests purchased in June 1997 for $267.00 per interest.

(11)
Includes 675 interests purchased in February 2000 for $416.49 per interest; 165 interests purchased in May 2001 for $400.00 per interest; and 141 interests purchased in May 2001 for $417.50 per interest.

(12)
Includes 135 interests purchased during or prior to November 1995, 75 of which were purchased at $260.00 per interest and 40 of which were purchased at $234.00 per interest. No information on the purchase price is available for 20 interests purchased in 1991.

(13)
Includes 5,040 interests purchased in October 1998 for $4.00 per interest; 2,251 interests purchased in February 2000 for $6.70 per interest; and 1,014 interests purchased in April 2001 for $6.40 per interest.

        Neither the partnerships, nor affiliates such as ORIG, have purchased any interests since May 2003. Since this date, the interests of each of the partnerships have traded sporadically in the secondary market. The chart below sets forth the number of interests traded in each partnership since

May 2003, the date of the last purchase of interests by the partnerships, ORIG or other affiliates of the general partners.

Partnership	Dates of Purchases by Third Parties	No. of Interests Purchased by Third Parties	Price Per Month	Weighted Average Purchase Price
NTS-III	N/A	N/A	N/A	N/A

NTS-IV	January 31, 2004	10	$200.00
	December 31, 2003	41	$200.00
	November 30, 2003	13	$255.00
	September 30, 2003	10	$230.00
	July 31, 2003	5	$215.00
	June 30, 2003	22	$215.00
	April 30, 2003	2	$201.12

	Total	103		$213.81

NTS-V	February 29, 2004	30	$200.00
	January 31, 2004	38	$200.00
	January 31, 2004	5	$257.00
	October 31, 2003	2	$220.00
	September 30, 2003	15	$263.00
	August 31, 2003	20	$257.00
	April 30, 2003	2	$205.00

	Total	112		$221.61

NTS-VI	December 31, 2003	30	$430.00
	December 31, 2003	10	$425.00
	December 31, 2003	5	$385.00
	November 30, 2003	5	$358.93
	September 30, 2003	14	$401.75
	May 31, 2003	20	$350.00

	Total	84		$398.74

NTS-VII	February 29, 2004	1,500	$5.75
	November 30,2003	818	$7.00
	August 31, 2003	1,546	$6.50
	May 30, 2003	500	$5.51

	Total	4,364		$6.22

        In addition to the information included in the chart above, between November 2003 and January 2004, third parties commenced "mini-tender" offers for interests in NTS-IV, NTS-V and NTS-VII. Two of the third parties proposed to pay $200 per interest for up to 4.9% of the outstanding limited partner interests in each of NTS-IV and NTS-V. In addition, a third party offered to pay $5.75 per interest for up to 4.9% of the outstanding limited partner interests in NTS-VII. A "mini-tender" is an offer that is structured to avoid the filing, disclosure and procedural requirements designed to protect investors. The general partners of NTS-IV, NTS-V and NTS-VII recommended rejecting the offers.

        Assumptions, Limitations and Qualifications.    In evaluating the alternatives to the merger, the general partners noted that the prices at which the Partnership Units trade may be affected by, among other things:

  •
  sales of Units by investors who previously have not been able to sell as a result of the historic illiquidity of the limited partner interests;

  •
  our lack of an operating history;

  •
  the unfamiliarity of institutional investors, financial analysts and broker/dealers with us and our prospects as an investment when compared with other equity securities; and

  •
  the historical financial performance of the partnerships.

        We cannot predict how these factors will affect the price of the Partnership Units. The price at which the Units trade may be either lower or higher than the value of $10.00 used in computing the number of Units to be issued in the merger. We estimated a per Unit value of $10.00.

Fairness in View of Conflicts of Interest

        A general partner is accountable to a limited partnership as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs. This is a rapidly developing and changing area of the law. If you have questions concerning the duties of your general partner, you should consult with your counsel.

        In addition to the specific duties and obligations imposed under the partnership agreement, each general partner has a fiduciary duty to the limited partners of its partnership. In managing the affairs of its partnership, the general partner is required to act in good faith, to use reasonable care in conducting the partnership's affairs and to act with an undivided duty of loyalty to the limited partners. In the case of the merger, your general partner is required to assess whether the merger is fair and equitable, taking into account the unique characteristics affecting value (such as the partnership's estimated revenues and expenses and the prospects for increases or decreases in future cash flows), and comparing these factors against similar factors affecting the value of the assets held by the other partnerships. To assist the general partners in fulfilling their fiduciary obligations, each general partner engaged Houlihan to render a fairness opinion and CBRE to appraise the real estate owned by each entity. The general partners believe that they have fulfilled their fiduciary duties in reaching their recommendation. The general partners will ask CBRE to update its appraisals prior to the completion of the merger if the general partners believe that events have occurred or conditions have changed that would have a material impact on the value of the properties that were appraised. Under any circumstances, a material change will be deemed to have occurred if the aggregate occupancy rate of the properties changes by more than ten percent (10%) or the aggregate rental income generated by the properties changes by more than five percent (5%) from September 30, 2003, based on quarterly comparisons. The general partners may determine not to request an updated fairness opinion from Houlihan. The general partners anticipate that they will ask Houlihan to update its fairness opinion only if CBRE's appraisals are updated.

        Nevertheless, in determining whether or not to approve the merger, limited partners should consider that the merger affords a number of benefits to the general partners and their affiliates, such as ORIG, including among others: (1) settlement of the class action litigation and corresponding releases from liability for the general partners and their affiliates, including Messrs. Nichols, Lavin, Wells and Mitchell, (2) the assumption of $49,631,129 of debt from ORIG, assuming for these purposes that the private entity restructuring is completed as of June 30, 2004, (3) the continued payment of management fees and expenses to NTS Development Company, which we estimate will be approximately $5.7 million during the first twelve months after the merger is completed, (4) Messrs. Nichols, Lavin and Wells will serve as officers or directors of our general partners, and (5) an increase in the percentage of Units that ORIG and the other entities affiliated with each general partner will own from approximately 41% to 48% of the interests in each partnership to 57.18%, or 6,719,249 of our Units, with Mr. Nichols controlling all of these Units (except for up to 620,000 Units that plaintiffs' counsel may vote for up to two years after the merger is completed), and (6) the properties we are acquiring from ORIG were purchased, or constructed, and improved by affiliates of our general partners at a total aggregate cost of $55.5 million, but the $7.6 million difference in the appraised value of the properties (approximately $63.1 million) will benefit ORIG when it exchanges these properties for our Units. By virtue of their respective ownership interests in some or all of the entities comprising the NTS Private Group, Mr. Nichols will receive the benefit from approximately $5.7 million of the aggregate difference and Mr. Lavin will receive the benefit from approximately $1.9 million. See "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates." Further, the general partners may not be liable to its respective partnership or limited partners for acts or omissions not amounting to negligence or misconduct because provision has been made in the various partnership agreements for the exculpation of the general partners. Therefore, limited partners have a more limited right of action than they would have absent the limitation in the partnership agreements.

        The partnership agreements provide for indemnification of the general partners by the partnerships for liabilities the general partners incur with respect to their activities on behalf of the partnerships or in furtherance of the interests of the partnerships. The general partners, however, cannot be indemnified for liabilities arising under the Securities Act of 1933 because, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is not enforceable.

Allocation of Units

        General.    We will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CBRE in determining the final net asset value for each partnership and the final net asset value of the assets reduced by the liabilities contributed by ORIG, on the "Determination Date." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight line rent receivables and prepaid leasing commissions), the payment to be made by NTS Development Company to each of the partnerships as described herein, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership, its share of any joint venture liabilities and any amounts paid to lenders to allow us to assume the entity's debt. For a discussion of the monies to be paid by the NTS Development Company as part of the class action settlement, see "—Payments to Lenders." For these purposes, the "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets reduced by liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets reduced by the liabilities contributed by ORIG in the same manner. Because ORIG does not file financial statements with the SEC, we will use its most recently available balance sheet prior to the Determination Date. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on Form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued to each entity.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, the value of the Units that we selected for this purpose, and we will divide the net asset value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. We estimated a per Unit value of $10.00. This $10.00 estimated value should not be viewed as a measure of the fair market value or trading price of the Units. See "Risk Factors—There is no prior market for the Partnership Units and the market price is likely to decline after the merger." Within each partnership, the Units will be allocated among the general partner and the limited partners in accordance with the liquidation provisions of each partnership's partnership agreement. The partnership agreements of NTS-III and NTS-IV require liquidation proceeds to be distributed the same manner as proceeds from a sale or refinancing of properties. The partnership agreements of NTS-V, NTS-VI and NTS-VII require liquidation proceeds to be allocated in accordance with the relative capital account balances of the partners after adjustment for any "built in" gain (or "built in" loss) in the assets for tax purposes. NTS Realty Partners will own 756,099 Units as the successor in interest to the existing general partners of the partnerships. These Units are being issued based on an allocation of the net asset values of each partnership among the various general partners and limited partners in accordance with the liquidation provisions of each partnership's partnership agreement.

        The following table sets forth, assuming the Determination Date was June 30, 2004:

  •
  the net asset value of each partnership and the net asset value of the assets reduced by the liabilities contributed by ORIG;

  •
  the number of Units that would be issued to each partnership and ORIG;

  •
  the value of the Units you would receive for each $1,000 of your original investment; and

  •
  the number of Units per $1,000 of your original investment.

        The actual net asset value calculated on the Determination Date for each partnership and ORIG likely will be different than illustrated below because:

  •
  each entity will continue repaying debt; and

  •
  the other assets and liabilities for each entity likely will increase and decrease, respectively.

	Net Asset Value	Number of Units Allocated		Net Asset Value per $1,000 Original Limited Partner Investment	Percentage of Total Units Allocated	Number of Units per $1,000 Original Limited Partner Investment
NTS-III	$14,521,528	1,452,167	(1)	$835	12.35%	83
NTS-IV	$17,756,775	1,775,780	(1)	$729	15.11%	73
NTS-V	$15,593,618	1,559,294	(1)	$507	13.27%	51
NTS-VI	$42,364,037	4,236,131	(1)	$1,015	36.05%	101
NTS-VII	$10,231,148	1,023,091	(1)	$895	8.71%	89
ORIG	$17,054,960	5,699,758	(2)	N/A	48.50%	N/A

Total:	$117,522,066	11,751,959		N/A	100.00% (3)	N/A

(1)
The number of Units issued to each partnership is not equal to one-tenth of the net asset value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
ORIG will receive 1,705,496 Units in exchange for its contribution of assets and liabilities to us and 3,994,262 Units in exchange for its interests in the partnerships as a result of the merger.

(3)
Includes the 1,705,496, or 14.51%, of our Units tht ORIG will receive in exchange for its contribution of assets and liabilities.

        How we calculated the net asset value per $1,000 original investment for each partnership.    We calculated the net asset value per $1,000 of original limited partner investment by dividing the total value of Units to be issued to the limited partners in the partnership by the total original capital invested by the current limited partners (or their predecessors) in the partnership, and multiplying the quotient by 1,000. The supplement for each partnership illustrates the specific calculation of this value for the partnership. To determine the approximate value of the Units you will receive, multiply the figure in the last column, titled "Number of Units Per $1,000 Original Partner Investment," by the amount of your original investment divided by $1,000.

        Why we are showing a $1,000 original investment even though you may have originally invested more or less than $1,000 in your partnership.    We used a $1,000 original investment to more easily illustrate the values with a round number. In order to determine the approximate value of the Units you will receive, multiply the figure in the last column, titled "Number of Units per $1,000 Original Limited Partner Investment," by the amount of your original investment divided by $1,000.

        Why the Partnership Units may trade at prices below $10.00.    The net asset value for each entity will be divided by $10.00 to determine the number of Units to be issued in respect of each entity's net asset value. We estimated a per Unit value of $10.00. As noted above, the net asset value of each partnership is not necessarily equivalent to the fair market of the Units. In the general partner's view, the fair market value of the Units likely would be greater than the net asset values used to determine the exchange value of the Units even though the Units may trade at a lower value because the market may not view the value of the Units in the same fashion. First, the $10.00 value represents a pro rata portion of each entity's net asset value. In the hands of each individual limited partner, unaffiliated with ORIG, each Unit will represent a minority interest in us. Minority interests typically trade at a discount to the net asset value of an entity as a whole. Second, the market might value our assets differently by, for example, applying higher discount rates to our cash flows than applied by CBRE in its appraisal. Third, downward pressure may be put on the trading price as a result of limited partners who choose to sell Units as soon as the merger is completed. Thus, the Partnership Units may trade below $10.00 per Unit and may never trade above $10.00 per Unit.

        The table below sets forth the net asset value of each entity calculated as of June 30, 2004:

Derivation of Net Asset Values

Entity	Appraised Value of Real Estate(1)	Mortgage Debt and Notes Payable(1)		Net Other Assets and Liabilities(1)	Payments by NTS Development	Net Asset Value
NTS-III	$20,350,000	$(6,090,708)		$59,736	$202,500	$14,521,528
NTS-IV	22,177,295	(4,480,037)		(142,983)	202,500	17,756,775
NTS-V	27,559,265	(11,514,216)		(796,431)	345,000	15,593,618
NTS-VI	74,092,510	(30,786,511)		(1,664,962)	723,000	42,364,037
NTS-VII	13,740,090	(3,540,724)		4,782	27,000	10,231,148
ORIG	67,096,140	(49,631,129	)(2)	(410,052)	N/A	17,054,960

(1)
Reflects the pro rata ownership percentage that the entity holds in each property. These amounts do not reflect the balance sheet amounts for a particular entity because, for financial reporting purposes, an entity that owns greater than fifty percent (50%) of a property is allocated the total mortgage debt, notes payable or value of other assets or liabilities attributable to that property.

(2)
Includes debt of $13,430,908 of ORIG, which is secured by, among other things, ORIG's interests in the partnerships and a pledge by Messrs. Nichols and Lavin of their interest in NTS/BBC, L.P., and a pledge by Messrs. Nichols and Lavin and NTS Future R.P. Corporation for their interests in

  NTS Mall Limited Partnership. Messrs. Nichols and Lavin have jointly and severally guaranteed this debt.

        Net Other Assets and Liabilities.    The following table sets forth the components of each entity's "Net Other Assets and Liabilities" as of June 30, 2004:

Entity	Cash(1)	Net Accounts Receivable and Other Assets(2)	Straight-Line Rent Receivables(3)	Prepaid Leasing Commissions(3)	Rent Deposits Accounts Payable and Other Liabilities(4)	Total
NTS-III	$381,510	$1,262,496	$(798,438)	$(272,098)	$(513,734)	$59,736
NTS-IV	391,948	381,352	(125,296)	(110,249)	(680,738)	(142,983)
NTS-V	900,558	1,205,579	(491,326)	(495,451)	(1,915,791)	(796,431)
NTS-VI	696,957	537,075	2,987	(67,410)	(2,834,571)	(1,664,962)
NTS-VII	184,751	70,333	0	(11,708)	(238,594)	4,782
ORIG	1,101,544	1,369,279	(658,716)	(678,690)	(1,543,469)	(410,052)

(1)
Cash and cash equivalents and cash restricted.

(2)
Net Accounts Receivable and Other Assets includes tenant and insurance receivables, accrued interest and rents receivable, reserve for uncollected rent, and accounts receivable from affiliates.

(3)
Straight-Line Rent Receivables and Prepaid Leasing Commissions are assets derived from treatments prescribed by GAAP. The general partners believe that CBRE has made provision in its appraisals for the underlying value in these assets in each property's appraisal value. Including these assets as part of Net Other Assets and Liabilities would give rise to a double counting of their value. Accordingly, they are deducted in arriving at Net Other Assets and Liabilities.

(4)
Rent Deposits, Accounts Payable and Other Liabilities consist of accrued interest payable, accounts payable and accrued expenses, prepaid rental income, security deposits and accounts payable to affiliates.

        Allocation of Units Among the Partnerships and ORIG.    The following table illustrates the allocation of our Units among each of the partnerships and ORIG.

Entity	Net Asset Value of Entity	Unit Allocation		Percentage of Total Net Asset Value/Percentage of Total Units Issued
NTS-III	$14,521,528	1,452,167	(1)	12.35%
NTS-IV	17,756,775	1,775,780	(1)	15.11%
NTS-V	15,593,618	1,559,294	(1)	13.27%
NTS-VI	42,364,037	4,236,131	(1)	36.05%
NTS-VII	10,231,148	1,023,091	(1)	8.71%
ORIG(2)	17,054,960	1,705,496		14.51%

Total:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnership is not equal to one-tenth of the net asset value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing its assets reduced by liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        Merger Expenses.    The following table sets forth the components of the merger expenses paid or accrued through June 30, 2004, by each entity in connection with the merger. Each partnership is paying the fees and expenses with funds generated from property operations. In addition, NTS Development Company has agreed to defer the payment of certain fees and expenses it has earned or is entitled to be reimbursed as the manager of the partnerships' properties. These deferred fees and expenses are not currently accruing interest. ORIG is paying its share of the fees and expenses with funds provided by additional capital contributions by Mr. Nichols and from a bank loan.

	NTS III	NTS IV	NTS V	NTS VI	NTS VII	ORIG	TOTAL
Appraisals	$8,500	$7,500	$12,500	$17,000	$3,000	$30,500	$79,000
Fairness Opinion	19,321	37,070	46,731	59,761	16,850	44,933	224,666
Solicitation
Legal	109,089	207,924	262,662	335,299	94,871	240,204	1,250,049
Printing & Mailing
Accounting	65,847	126,335	159,295	203,676	57,447	146,298	758,898
Title, Transfer & Recording
Legal Closing Fees

Total:	$202,757	$378,829	$481,188	$615,736	$172,168	$461,935	$2,312,613

        Cash Distributions.    The following table sets forth the amount of cash distributions made by each partnership to its respective general partner and limited partners during the past five years.

Partnership	Class	1999		2000		2001	2002	2003
NTS-III	General Partner	0		0		0	0	0
	Limited Partners	0		0		0	0	0
NTS-IV	General Partner	0		0		0	0	0
	Limited Partners	0		0		0	0	0
NTS-V	General Partner	$12,649	(1)	0		0	0	0
	Limited Partners	$1,252,275	(1)	0		0	0	0
NTS-VI	General Partner	$4,005	(1)	0		0	0	0
	Limited Partners	$396,514	(1)	0		0	0	0
NTS-VII	General Partner	$1,138	(2)	$840	(4)	0	0	0
	Limited Partners	$112,646	(3)	$83,236	(5)	0	0	0

(1)
The entire cash distribution is a return of capital.

(2)
$369 is a return of capital.

(3)
$36,519 is a return of capital.

(4)
$550 is a return of capital.

(5)
$54,477 is a return of capital.

FAIRNESS OPINIONS AND REAL ESTATE APPRAISALS

Fairness Opinion

        General.    The partnerships, each by their respective general partner and ORIG, with the consent of plaintiffs' counsel, retained Houlihan to opine on the fairness, from a financial point of view, of the consideration to be received by the limited partners in connection with the merger, including the new management agreement with NTS Development. The full text of the opinion delivered by Houlihan, including a description of the assumptions and qualifications made, matters considered and limitations imposed on Houlihan's review and analysis, is set forth in Appendix A and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are described below. The summary set forth below does not purport to be a complete description of the analyses used by Houlihan in rendering its opinion.

        Houlihan, as part of its investment banking business, is regularly engaged in valuing businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations, estates and other purposes. The partnerships based their selection of Houlihan on several factors, including experience, reputation and price. Houlihan is a nationally recognized investment banking firm that is engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes and recapitalizations, financial restructurings and private placements of debt and equity securities.

        The partnerships and ORIG have agreed to indemnify Houlihan against certain liabilities arising out of Houlihan's engagement to prepare and deliver the fairness opinion. Upon consummating the merger, we will assume these indemnity obligations.

        In connection with its engagement, Houlihan was not asked to serve as financial advisor to plaintiffs' counsel or any other party in negotiating the terms of the merger. Plaintiffs' counsel and the defendants did not place any limitation on the scope of Houlihan's investigation or review.

        Houlihan was not asked to opine on the underlying business decision to effect the merger. Houlihan did not negotiate the merger or advise the partnerships, their respective general partners, or limited partners with respect to possible alternatives to the merger. Houlihan did not, and was not requested by any of the partnerships or any other person to, solicit third party indications of interest in acquiring all or any part of the partnerships, their properties or other assets or the limited partnerships' interests or to make any recommendations as to the form or amount of consideration in connection with the merger. Also, Houlihan was not requested to, and did not, analyze potential alternative transactions to the merger. Houlihan was not asked to opine and has not expressed any opinion as to:

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  the tax consequences of the merger, including, but not limited to, the impact of any federal, state or local income taxes to the limited partners arising out of the merger;

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  the legal consequences to any of the partnerships or their respective limited partners that may arise out of the merger;

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  the realizable value of limited partnerships' interests or the prices at which the Units may trade in the future following the merger; or

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  the fairness of any aspect of the merger or any other related transactions not expressly addressed in its fairness opinions.

        Houlihan did not perform an independent appraisal of the assets of the partnerships. The opinion does not constitute a recommendation to any limited partner as to how they should vote with respect to the merger or any other proposal to be considered. Houlihan has no obligation to update its opinion.

        Summary of Materials Considered.    In the course of Houlihan's analysis, and in arriving at its opinion, Houlihan:

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  held discussions with our senior management and the general partners of the partnerships to discuss the merger, the partnerships, the operations, financial condition, future prospects and performance of the assets held by the partnerships and ORIG;

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  held discussions with CBRE to discuss the properties held by the partnerships;

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  held discussions with the general partners and others involved in determining the method for allocating the Units among the general and limited partners of each partnership;

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  visited the business offices of NTS Corporation and certain properties held by the partnerships;

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  reviewed the public partnerships' annual reports to shareholders on Form 10-K for each of the three fiscal years ended December 31, 2002, 2001 and 2000 and quarterly reports on Form 10-Q for each of the three quarters ended March 31, April 30, and September 30, 2003; which the general partners identified as being the most current financial statements available;

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  reviewed internally prepared financial statements for the properties held by the partnerships for each of the three fiscal years ended December 31, 2002, 2001 and 2000 and interim financial statements for the six month period ended June 30, 2003;

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  reviewed financial statements related to the mortgage of the properties held by the partnerships dated September 30, 2003;

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  reviewed the draft Limited Appraisal Summary Report of NTS Real Estate Portfolio prepared by CBRE as of June 1, 2003, including forecasts and projections included therein with respect to the properties for the years ending December 31, 2004 through December 31, 2013;

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  reviewed a copy of the draft NTS Realty Holdings Limited Partnership Form S-4, including supplements, dated January 30, 2004;

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  reviewed the draft Management Agreement by and between NTS Realty Holdings Limited Partnership and NTS Development Company;

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  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties III, executed on September 23, 1982;

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  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties IV, executed on July 29, 1983;

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  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties V, executed on April 30, 1984;

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  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties VI, executed in 1985;

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  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties VII, Ltd., executed on February 11, 1988;

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  reviewed the amended and restated partnership agreements of the private partnerships;

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  reviewed the Schedule of Net Other Assets and Liabilities for the public partnerships, as of September 30, 2003;

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  reviewed a draft copy of the allocation spreadsheet prepared for each public partnership dated January 16, 2004;

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  reviewed certain other publicly available financial data for certain properties that Houlihan deems comparable to the properties held by the partnerships; and

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  conducted other such analyses, studies and investigations as Houlihan deemed appropriate under the circumstances for rendering the opinion expressed herein.

        You are urged to read the full text of the Houlihan opinion carefully and in its entirety. The following is a summary of the material financial analyses used by Houlihan in connection with providing its opinion.

Determination of Fairness—Allocation of Units Between the Partnerships and ORIG

        In evaluating the fairness of the allocation of the Units between the partnerships and ORIG, Houlihan observed that the allocation of the Units was determined based on the net asset value of each entity, which was based substantially on the independent appraisal provided by CBRE adjusted for, among other things, outstanding debt. Accordingly, in connection with its fairness opinion, Houlihan reviewed the CBRE appraisals and the adjustments made thereto and performed independent analyses to confirm the reasonableness of the net asset value of each entity.

        The first step in Houlihan's analyses was to determine the estimated "Enterprise Value" of each entity. For these purposes Enterprise Value is the value of the assets of an entity without regard to its capital structure. For real estate holding entities, Enterprise Value is frequently referred to as "Net Asset Value."

        Houlihan considered the partnerships' properties to be the primary assets of the partnerships. Accordingly, Houlihan concluded that the value of these properties, plus respective adjustments for each entity's other assets, served as a reasonable proxy for the Enterprise Value of each entity. In order to determine the estimated Enterprise Value of each entity Houlihan primarily used the "Appraised Value Approach" based upon the CBRE appraisals.

        Appraised Value Approach.    Houlihan reviewed the CBRE appraisals which concluded an appraised value of each of the properties as of June 1, 2003. In connection with the Appraised Value Approach, Houlihan held discussions with CBRE regarding its appraisals and certain underlying assumptions and conclusions set forth in the appraisals, held discussions with senior management of the general partners to discuss the CBRE appraisals, as well as changes in the real estate market, if any, since the date of the CBRE appraisals, and performed various analyses using publicly available information to independently evaluate the reasonableness of certain of the assumptions and conclusions set forth in the CBRE appraisals.

        Specifically, Houlihan reviewed, as appropriate, the key assumptions and conclusions set forth in the CBRE appraisals, particularly with respect to the net operating income and selected capitalization rate for each property, as follows:

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  Houlihan confirmed that the estimated net operating income for each property was consistent with: (1) the historical (or stabilized) operating results of the properties, including the most recent results; (2) current market rental and occupancy rates for the partnerships' properties; (3) projected future cash flow and operating performance; (4) projected future lease expirations (or renewal) of the partnerships' properties; and (5) the general condition and estimated replacement costs of certain equipment and fixtures in the partnerships' properties.

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  Houlihan noted that CBRE's utilized capitalization rates (which ranged from a low of 8.5 percent to a high of 11.5 percent) were applied to net operating income. Houlihan analyzed the reasonableness of CBRE's capitalization rates by reviewing publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to the properties. For these purposes, Houlihan reviewed publicly available information published by Market Monitor, a publication that compiles pricing information for transactions involving real estate assets in major metropolitan areas, PricewaterhouseCoopers, Korpacz Real Estate Investor Survey ("Korpacz") and Green Street Advisors.

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  Houlihan also noted that CBRE's utilized discount rates (which ranged from a low of 9.5 percent to a high of 13 percent) were applied to the properties' cash flows. Houlihan confirmed the reasonableness of the discount rates utilized by CBRE by reviewing publicly available information on discount rates based on transactions involving assets similar in type and location to the properties published by Korpacz.

        Houlihan also considered that there are other methodologies for determining the value of an entity, (for example, the discounted cash flow analysis or the market multiple/comparable sale analysis). However, Houlihan noted that the Appraised Value Approach is focused on the actual properties owned by the partnerships, while any other approaches would focus on comparables that may be similar (but not identical) to the properties. Houlihan also noted that the methodologies underlying the CBRE appraisals are consistent with the market multiple/comparable sale analysis and the discounted cash flow analysis, and therefore such methodologies are inherent in the conclusions of the Appraised Value Approach.

        Based upon the foregoing, Houlihan concluded that the CBRE appraisals reasonably reflected the value of the properties owned by the partnerships. Accordingly, Houlihan based its determination of the value of each partnership based on the CBRE appraisals.

        Adjusted Enterprise Value Range Determination.    Houlihan used the CBRE appraisals to determine the value of the properties owned by the entities. However, Houlihan noted that the appraisals did not adjust for any debt specific to any property, certain of the properties are owned across multiple entities and the entities may have other assets (such as cash) or liabilities (such as payables) that impact their value. Accordingly, Houlihan considered and made the following adjustments to the CBRE appraisals to determine the amount of equity in the properties that would be available to the asset owning entities:

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  deduction of any current mortgage debt and notes payable outstanding for each property;

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  addition of certain cash and cash equivalents of each partnership;

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  consideration of certain working capital items of each partnership; and

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  deduction of settlement payments by NTS Development, pursuant to the settlement agreement.

        These adjustments result in a range of equity values for each partnership, and as a result a calculation of the relative value of each partnership vis-à-vis each other. Houlihan noted that its methodology for determining the value of each entity (and therefore its relative value) is consistent with the methodology proposed by the general partners. Houlihan therefore confirmed that the proposed net asset values and resulting allocation of Units between the partnerships and ORIG was consistent with Houlihan's independent analyses.

Determination of Fairness—Allocation of Units Between the General Partner and the Limited Partners of Each Partnership

        In addition to considering the allocation of Units to each partnership (as set forth above), Houlihan considered the allocation of Units within each partnership between the general partners and the limited partners of each partnership. In this regard Houlihan observed that the allocation of the Units was determined based on: (1) the net asset values (as set forth above); and (2) the provisions in the partnership agreements of each partnership regarding the allocation of liquidation proceeds between the general and limited partners of each partnership.

        Houlihan reviewed each partnership agreement and held discussions with the general partners and others involved in determining the method for allocating the Units among the general and limited partners of each partnership resulting from the net asset values. Houlihan did not independently calculate the allocation of the proceeds, but rather, based upon its review of the partnership agreements and discussions with the general partners and others involved in determining the method for allocating the Units, concluded that the allocation of Units between the general partner and limited partners of each partnership was consistent with the liquidation provisions of each partnership as set forth in the partnership agreements.

Determination of Fairness—Management Contract with NTS Development

        Houlihan reviewed each partnership agreement with respect to the fees that each partnership pays to an affiliate of the general partner for management services. Specifically, Houlihan noted that the partnerships currently pay affiliates of their general partners:

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  property management fees that generally range from a low of 5 percent to a high of 6 percent, depending on asset type (this number may vary according to market rates and the duration of the lease);

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  construction management fees that generally range from 4.75 percent to 5.9 percent; and

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  repair and maintenance fees that are based upon written agreement, actual costs, 1 percent of gross revenue, or reimbursement of costs plus an incremental fee.

        Houlihan also noted that the partnerships will continue to operate, based upon their existing partnership agreements for a period of 25 to 60 years. Accordingly, the partnerships, in all likelihood, would continue to pay fees to affiliates of their general partners for the same period.

        Houlihan also reviewed management fees customarily charged by property managers for externally managed REITs and publicly traded limited partnerships whose primary assets are real estate. Houlihan noted that:

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  externally managed REITs whose primary assets are multifamily property have management fees ranging from a low of 1.6 percent to a high of 6.4 percent with a median of 4.4 percent.

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  externally managed REITs whose primary assets are commercial property have management fees ranging from a low of 0.5 percent to a high of 4.7 percent with a median of 2.3 percent.

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  limited partnerships with holdings consisting primarily of real estate have management fees ranging from a low of 2.25 percent to a high of 7.32 percent with a median of 4.5 percent.

        Houlihan compared the existing fee structures to the proposed fee structure, and the existing expected duration of the partnerships to the proposed term of the management agreement. Houlihan noted that the management agreement provides for fees that are equal to, or less than, those fees currently being paid by the partnerships, and that the term of the management agreement is less than the likely duration of the partnerships (and therefore less than the likely period that the affiliates of the general partners would receive fees).

        Conclusions.    Houlihan concluded that, based upon its analysis and the assumptions, limitations and qualifications thereto, and as of the date of the information considered in the fairness opinion, that: (i) the allocation of Units among the public partnerships and ORIG, (ii) the allocation of Units between the general partner and the limited partners of each public partnership, and (iii) the financial terms of the new management agreement between NTS Development Company and us is fair to the limited partners of each of the public partnership from a financial point of view.

        Assumptions.    Houlihan, in rendering its opinion, relied on, without independently verifying, the accuracy and completeness of all financial and other information contained in this joint consent/prospectus, or that was otherwise furnished or communicated to Houlihan by the partnerships, ORIG or any of their respective partners or members, or that was publicly available. Houlihan did not independently evaluate or appraise the assets or liabilities of the entities. Houlihan also relied on the assurance provided by the general partners and ORIG, that:

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  the calculations made to determine allocations between joint venture participants and within each partnership between the general partner and limited partners are consistent with the provisions of each joint venture agreement and each partnership's partnership agreement;

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  any financial projections, pro forma statements, budgets, value estimates or adjustments provided to Houlihan were reasonably prepared by the general partners in good faith on bases consistent with actual historical experience;

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  no material changes have occurred in the real estate values subsequent to June 1, 2003, which are not reflected in the net asset values herein; and

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  the partnerships, the general partners and ORIG are not aware of any information or facts regarding the partnerships, ORIG, or the real estate portfolios that would cause the information supplied to Houlihan to be incomplete or misleading.

        Limitations and Qualifications of Fairness Opinion.    Houlihan did not:

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  select the method of determining the allocation of Units or establish the allocations; or

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  make any recommendations to the limited partners, the general partners or the partnerships regarding the merger.

        Houlihan also did not express any opinion on:

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  the impact of the merger;

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  the tax consequences of the merger on the limited partners, the general partners or the partnerships;

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  our potential capital structure or its impact on the financial performance of the Units;

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  the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities;

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  whether or not alternative methods of determining the allocation of Units to be issued would have also provided fair results or results substantially similar to the methodology used by the general partners;

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  the impact, if any, on the trading price of the Units resulting from the decision of limited partners to sell the Units in the market following the closing of the merger;

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  the business decision to effect the merger or alternatives to the merger; and

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  the number of Units owned by affiliates of the general partner and their ability to influence voting decisions.

        In arriving at its opinion, Houlihan reviewed key economic and market indicators, including, but not limited to, growth in the U.S. gross domestic product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan's opinion is based on the business, economic, market and other conditions as they existed as of February 2, 2004. In rendering its opinion, Houlihan relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information prepared by the general partners or ORIG and provided orally or in writing to Houlihan and that such financial and other information was reasonably prepared by the general partners or ORIG, as the case may be, in good faith on bases consistent with actual historical experience and that no material changes have occurred to the information reviewed between the date the information was provided and the date of Houlihan's opinion. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the entities and does not assume responsibility for it. Houlihan did not make any independent appraisal of the properties or other assets of the partnership.

Houlihan considered the appraisals and allocation spreadsheet described herein in reaching its conclusions.

        The summary set forth above describes the material points of more detailed analyses performed by Houlihan in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete or inaccurate view of the processes underlying the analyses set forth in Houlihan's fairness opinion. In its analyses, Houlihan made numerous assumptions with respect to the partnership, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. Additionally, analyses relating to the value of businesses or securities of a partnership are not appraisals. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

        Compensation and Material Relationships.    The partnerships and ORIG will pay Houlihan a fee of $200,000 for preparing the fairness opinion. In addition, Houlihan will be reimbursed for all reasonable out-of-pocket expenses, including legal fees, subject to an aggregate maximum limit of $25,000 without the general partners' prior written approval. Houlihan also will be indemnified against liabilities, including liabilities under the federal securities laws. The fee was negotiated among the partnerships, the general partners and Houlihan. Payment of the fee to Houlihan is not dependent on the merger being completed. Neither the partnerships on the one hand, nor ORIG or any of its affiliates on the other hand, have previously retained Houlihan to perform services.

Real Estate Appraisals

        Appraisal.    The partnerships, each by their respective general partner, and ORIG, with the consent of plaintiffs' counsel, retained CBRE to opine on the value of the real estate owned by each partnership and by ORIG as a result of the private entity restructuring. A copy of CBRE's appraisal is attached hereto as Appendix E. These appraisals were used to calculate the net asset value of each partnership and the net asset value of the assets contributed by ORIG. Although the appraisals are not necessarily indicative of the price at which these assets would sell, the valuation methodology utilized generally seeks to estimate the most probable price at which each property would sell in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgably, and assuming the price is not affected by undue stimulus. Implicit in CBRE's definition is consummating a sale as of a specified date and the passing of title from seller to buyer under conditions where:

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  the buyer and seller are typically motivated;

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  both parties are well informed or well advised, and acting in what they consider their own best interests;

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  a reasonable time is allowed for exposure in the open market;

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  payment is made in U.S. dollars or comparable financial arrangements; and

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  the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

        Summary of Methodology.    CBRE performed a limited appraisal as defined by the Uniform Standards of Professional Appraisal Practice. CBRE's analysis was limited to the "income capitalization approach." CBRE concluded that, because the properties owned by the partnerships and ORIG are income producing, limiting the appraisal approach to the "income capitalization approach" was appropriate and reasonable. CBRE included information regarding improved sales in its appraisal report for informational purposes only. The general partners believe that use of the "income approach" to value the properties owned by the partnerships and ORIG is appropriate because it corresponds with the method generally used by purchasers to value income producing property.

        CBRE derived its values under the "income capitalization approach" using either the direct capitalization method or a discounted cash flow or DCF analysis. CBRE developed rental projections for each property based on a lease and market rent analysis using the terms of existing leases and for any vacant space, an analysis of market rents and historical rents achieved at the property. Appropriate adjustments were made where lease terms included percentage rent provisions.

        CBRE analyzed lease renewals and turnovers based upon escalated current market rental rates. The annual market rent escalation rates utilized were based on local market conditions in the area of each property, inflation rates, the projected holding period of the property and rental rate growth parameters applied by investors in similar type properties. The renewal option was assumed to be exercised where projected market rental rates at the time of the renewal option materially exceeded contractual lease renewal rates.

        Vacancy and collection losses were factored into CBRE's analysis where appropriate. A property management fee deemed appropriate for retaining a professional real estate organization to manage the specific type of property was included in the projections. Expenses relating solely to the administration of the partnerships such as investor reporting and accounting were excluded.

        CBRE analyzed the expenses based upon a review of actual expenses for the fiscal years ended December 31, 2000, 2001 and 2002, respectively. CBRE also reviewed budgeted expenses for 2003 and published data on expenses for similar type properties, and the most recent tax bills and information for each property. Finally, where a capital expense reserve, deferred maintenance or extraordinary capital expenditure was required for an individual property, the cash flows and value were adjusted accordingly.

        Market Rent Conclusions.    Market rents for each property were based on a review of the contract rents and lease abstracts (where applicable) as compared to current asking rates for the subject and those of competitive properties.

        Vacancy and Collection Loss.    The projected stabilized occupancy rate for each property was based on historical performance and economic conditions in the subject's vicinity.

        Operating Expense Analysis.    In estimating the operating expenses for the various subject properties, the actual operating history and current budgets were analyzed as well as those obtained from recognized industry publications or comparable properties.

        Direct Capitalization.    Direct capitalization refers to a method used to convert a single year's estimated stabilized net operating income into a value by dividing the net operating income by a capitalization rate. The capitalization rate used was based on both current comparable sales activity and current investor expectations via various published survey data reviewed by CBRE making allowances for risk factors such as above or below market rent or occupancy.

        In the case of the apartment properties, CBRE determined the gross potential rent for each property based on the number and type of apartment units in each property and the estimated market rental rates deemed appropriate for the property based on review of the rates charged at similar properties in the local market and historical and current rental rates at the subject property. CBRE also reviewed income from ancillary sources, and historical and current occupancy rates at the subject and competing properties.

        After assessing these factors, CBRE estimated each property's effective gross income based on unit mix and market rental rates and estimates of ancillary income and occupancy. Expenses were estimated based on historical and budgeted operating expenses, discussions with management, and certain industry expense information. Estimated property operating expenses, including replacement reserves, were then deducted from effective gross income to arrive at each property's estimated net operating income.

        CBRE then employed the direct capitalization method to estimate the value of each stabilized apartment property by dividing net operating income by a capitalization rate deemed appropriate based on reviews of parameters utilized by investors in apartment properties and data on transactions involving apartment properties.

        Discounted Cash Flow Analysis.    The DCF method values a property by projecting operating cash flows and net sales proceeds and then discounting these projected cash flows and sales proceeds to present value. In calculating values using this method, CBRE considered such factors as income and expense growth rates, terminal capitalization rates and discount rates. Specific tenant assumptions were analyzed and projected based upon current lease terms, market lease terms, expense structures, leasing commissions, tenant improvements and renewal probability projections.

        In the course of performing the DCF method, CBRE reviewed available sales transactions of similar properties as well as market data relating to overall capitalization rates for similar properties in the general location of the subject properties. CBRE selected terminal capitalization rates based upon these reviews and considered factors such as age, quality, anticipated functional and economic obsolescence, competitive position of the property, the projected date of sale, and buyers' acquisition criteria.

        Net operating income during the twelve months following the lease expiration was estimated based on current market rents, estimated escalation factors, and the estimated vacancy rate and other property operating expenses incurred by the owner. The resulting net operating income estimate was capitalized to determine residual value. The residual value was discounted to present value after deducting estimated sales expenses. The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors. The resulting discounted present values of operating cash flows and net sale proceeds were then added together for each property to arrive at an estimated discounted present value.

        In conducting the appraisal, CBRE reviewed and relied upon, without independent verification, information supplied by the general partners and NTS Development including:

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  schedules of current lease rates and terms, income, expenses, capital expenditures, cash flow and related financial information;

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  property descriptive information and rentable square footage; and

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  information relating to the condition of each property, including any deferred maintenance, the status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

        Representatives of CBRE also physically inspected some of the properties. In the course of these site visits, CBRE inspected the physical facilities of the properties and gathered information on the local market and the subject property. Information on the local market was also gathered via telephonic surveys and reviews of published information.

        In addition, CBRE discussed the condition of each property, including any deferred maintenance, renovations, reconfigurations and other factors affecting the physical condition of the improvements, competitive conditions in the property markets, tenant trends affecting the properties, certain lease terms, and historical and anticipated lease revenues and expenses with the general partners. CBRE also reviewed historical operating statements and the operating budgets for the properties and reviewed the acquisition criteria and parameters used by real estate investors utilizing published information and information derived from interviews with buyers, owners and managers of real property portfolios. The chart below sets forth the aggregate value of each entity's real estate portfolio.

Entity	Real Estate Portfolio Value Conclusion
NTS-III	$20,350,000
NTS-IV	$22,177,295	(1)
NTS-V	$27,559,265	(2)
NTS-VI	$74,092,510	(3)
NTS-VII	$13,740,090	(4)
ORIG	$67,096,140	(5)

Total	$225,015,300

(1)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 4.96% in Plainview Point Office Center Phase III; (2) 29.61% in Blankenbaker Business Center 1A; (3) 10.92% in each of Lakeshore Business Centers, Phases, I, II and III; (4) 9.7% in The Willows of Plainview Phase II; and (5) 3.97% in Golf Brook Apartments.

(2)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 81.19% in each of Lakeshore Business Centers, Phases I, II and III, and (2) 90.30% in The Willows of Plainview Phase II.

(3)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 96.03% in Golf Brook Apartments and (2) 95.04% in Plainview Point Office Center Phase III.

(4)
This amount included a pro rata amount of the value from a 31.34% joint venture interest in Blankenbaker Business Center 1A.

(5)
This amount includes a pro rata amount of the value from each of the following joint venture interests: (1) 39.05% in Blankenbaker Business Center 1A and (2) 7.69% in each of Lakeshore Business Centers Phases I, II and III.

        The following tables provide information regarding the properties owned by the partnerships and ORIG, assuming the private entity restructuring was completed prior to the date of this joint consent/prospectus, and the appraised values of the properties as determined by CBRE.

  Office Buildings

Property	Property Location	Property Owner		Appraised Value as of June 1, 2003	Approx. Sq. Footage	Year Constructed
Anthem Office Center	Louisville, Kentucky	ORIG		$6,050,000	84,700	1995
Atrium Center	Louisville, Kentucky	ORIG		$4,500,000	104,200	1984
NTS Center	Louisville, Kentucky	NTS-III		$5,900,000	115,600	1977
Plainview Center	Louisville, Kentucky	NTS-III		$6,300,000	96,000	1983
Plainview Point Office Center Phase III	Louisville, Kentucky	J.V.	(1)	$3,750,000	61,700	1987
Plainview Point Office Center Phases I and II	Louisville, Kentucky	NTS-IV		$3,300,000	57,000	1983
Springs Medical Office Center	Louisville, Kentucky	ORIG		$9,800,000	97,300	1988
Springs Office Center	Louisville, Kentucky	ORIG		$12,250,000	125,300	1990
Sears Office Building	Louisville, Kentucky	ORIG		$5,100,000	66,900	1987

(1)
Plainview Point Office Center Phase III is owned by a joint venture between NTS-IV, which owns a 4.96% interest in the joint venture, and NTS-VI which owns a 95.04% interest in the joint venture.

  Business Centers

Property	Property Location	Property Owner		Appraised Value as of June 1, 2003	Approx. Sq. Footage	Year Constructed
Blankenbaker Business Center 1A	Louisville, Kentucky	J.V.	(2)	$6,350,000	100,600	1988
Blankenbaker Business Center 1B	Louisville, Kentucky	ORIG		$3,900,000	60,000	1988
Blankenbaker Business Center II	Louisville, Kentucky	ORIG		$4,400,000	75,300	1988
Clarke American	Louisville, Kentucky	ORIG		$4,500,000	50,000	2000
Commonwealth Business Center Phase I	Louisville, Kentucky	NTS-IV		$4,550,000	83,600	1984
Commonwealth Business Center Phase II	Louisville, Kentucky	NTS-V		$3,000,000	65,700	1985
Lakeshore Business Center Phase I	Fort Lauderdale, Florida	J.V.	(3)	$8,100,000	104,100	1986
Lakeshore Business Center Phase II	Fort Lauderdale, Florida	J.V.	(3)	$7,900,000	96,600	1989
Lakeshore Business Center Phase III	Fort Lauderdale, Florida	J.V.	(3)	$3,850,000	38,900	2000
Peachtree Corporate Center	Norcross, Georgia	NTS-III		$8,150,000	191,300	1979

(2)
Blankenbaker Business Center 1A is owned by a joint venture between NTS-IV, which owns a 29.61% interest in the joint venture, NTS-VII, which owns a 31.34% interest in the joint venture, and ORIG, which owns a 39.05% interest in the joint venture

(3)
Lakeshore Business Center Phase I, Lakeshore Business Center Phase II and Lakeshore Business Center Phase III are each owned by a joint venture between NTS-IV, which owns a 10.92% interest in the joint venture, NTS-V, which owns an 81.19% interest in the joint venture, ORIG, which owns a 7.69% and NTS/Ft. Lauderdale Ltd. which owns 0.20%.

  Multifamily

Property	Property Location	Property Owner		Appraised Value as of June 1, 2003	Number of Units	Year Constructed
Golf Brook Apartments	Orlando, Florida	J.V.	(4)	$21,700,000	195	1988-1989
Park Place Apartments Phase I	Lexington, Kentucky	NTS-VI		$11,775,000	180	1987
Park Place Apartments Phase II	Lexington, Kentucky	NTS-VII		$9,500,000	132	1989
Park Place Apartments Phase III	Lexington, Kentucky	NTS-VI		$10,825,000	152	2000
Sabal Park Apartments	Orlando, Florida	NTS-VI		$12,700,000	162	1987
The Park at the Willows	Louisville, Kentucky	NTS-VII		$2,250,000	48	1988
The Willows of Plainview Phase I	Louisville, Kentucky	NTS-IV		$8,325,000	118	1985 (I-II)
The Willows of Plainview Phase II	Louisville, Kentucky	J.V.	(5)	$9,350,000	144	1985
Willow Lake Apartments	Indianapolis, Indiana	NTS-VI		$14,390,000	207	1985

(4)
Golf Brook Apartments is owned by a joint venture between NTS-IV, which owns a 3.97% interest in the joint venture, and NTS-VI, which owns a 96.03% interest in the joint venture.

(5)
The Willows of Plainview Phase II is owned by a joint venture between NTS-IV, which owns a 9.7% interest in the joint venture, and NTS-V which owns a 90.30% interest in the joint venture.

  Retail

Property	Property Location	Property Owner	Appraised Value as of June 1, 2003	Approx. Sq. Footage	Year Constructed
Bed, Bath & Beyond	Louisville, Kentucky	ORIG	$4,200,000	35,000	1999
Outlets Mall	Louisville, Kentucky	ORIG	$5,700,000	162,600	1983
Springs Station	Louisville, Kentucky	ORIG	$2,400,000	12,000	2001

  Ground Lease

Property	Property Location	Property Owner	Appraised Value as of June 1, 2003
ITT Parking Lot(1)	Louisville, Kentucky	ORIG	$290,000

(1)
ITT Parking Lot is a 120-space parking lot leased to ITT Educational Services, Inc., and is attached to Plainview Point I and II.

        Assumptions, Limitations and Qualifications.    The portfolio appraisal represents CBRE's opinion of the estimated value of the properties owned by the partnerships and the NTS Private Group as of June 1, 2003 based on information available on that date and does not necessarily reflect the prices that would be realized in an actual sale of the portfolios. Actual prices could be higher or lower than appraised value. Events occurring after the valuation date and before the closing of the merger could affect the properties or the assumptions used in preparing the appraisal. CBRE has no obligation to update the appraisals on the basis of subsequent events. In connection with preparing its appraisals, CBRE did not prepare a written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix E. CBRE will not deliver any additional written summary of the analysis.

        Compensation and Material Relationships.    The partnerships and ORIG paid CBRE an aggregate fee of $85,000 for preparing the appraisal. In addition, CBRE is entitled to reimbursement for reasonable legal, travel and out of pocket expenses incurred in making site visits and preparing the appraisal. CBRE is also entitled to indemnification against liabilities, including liabilities under federal securities laws. The fee was negotiated between the partnerships and CBRE and payment thereof is not dependent upon completion of the merger. Neither the partnerships nor ORIG or any of its affiliates have previously retained CBRE to perform services.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The following discussion describes the material federal income tax consequences to the partnerships, the limited partners and us that may result from the merger. This discussion is based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, rulings of the IRS and court decisions.

        There can be no assurance that provisions of the Code, Treasury Regulations or rulings will not be changed by new legislation, Treasury Regulations or rulings, which may or may not apply retroactively to transactions entered into or completed prior to the date of the change, or that there will not be differences of opinion as to the interpretation of provisions of the Code and Treasury Regulations and their application to the partnerships, the limited partners and us.

        This summary is directed primarily to limited partners who are individual residents or citizens of the United States. This summary does not discuss federal income tax consequences peculiar to insurance companies, banking institutions, regulated investment companies, real estate investment trusts, or other persons or entities to which special rules apply by virtue of the nature of their specific activities. Specific consideration is given, however, to entities that are exempt from federal income taxation in "Considerations for Tax-Exempt Limited Partners" below and to non-U.S. persons in "Considerations for Non-U.S. Limited Partners" below. In addition, no representations are made as to state or local tax consequences resulting from the merger. In particular, limited partners who are nonresident aliens are urged to contact their tax advisors concerning the potential effects of the relevant provisions of the Foreign Investment in Real Property Tax Act of 1980 to the merger. Accordingly, this summary is not intended as a substitute for careful tax planning and limited partners, and in particular tax-exempt investors, should consult with their own tax advisors as to their particular circumstances in relation to the tax considerations described in this joint consent/prospectus.

Opinions Of Counsel

        Shefsky & Froelich Ltd., our counsel, has rendered its opinion subject to various assumptions and conditioned upon certain representations as to factual matters, to the effect that, subject to the limitations described herein, the discussion that follows fairly summarizes the material federal income tax considerations associated with the merger and is the opinion of Shefsky & Froelich Ltd. It should be noted that a ruling from the IRS will not be requested and that the opinion of counsel, unlike a ruling by the IRS, is not binding on the IRS or any court. Therefore, no assurance can be given that the IRS will not challenge any views expressed in this discussion.

Certain Tax Differences Between the Ownership of Limited Partnership Interests in the Partnerships and Units

        Limited partners are treated as partners of the partnerships for federal income tax purposes. The partnerships are not subject to federal income taxation and, instead, each limited partner is required to take into account his or her share of tax attributes (including income, deductions or loss) of the partnership in which he or she invested, regardless of whether any cash is distributed. The character of income to each limited partner is the same as its character to the partnerships. Upon completing the merger, the limited partners in each of the partnerships will be treated as receiving Units in liquidation of the partnerships. Thus, the limited partners of the partnership become limited partners of us. We will be characterized as a partnership for federal income tax purposes. This opinion is based in part on representations concerning our future operations and the sources of our income. See "Taxation of Limited Partners" and "Taxation of NTS Realty Subsequent to the Merger" below.

Tax Treatment of the Merger

        Overview.    For federal income tax purposes, the merger will be treated as: (1) a contribution by each partnership of its assets to NTS Realty in exchange for Units and the assumption by NTS Realty of the liabilities of the partnerships; and (2) the distribution of the Units to the limited partners in liquidation of the partnerships. See "—Tax Elections" below.

        Recognition of Gain or Loss as a Result of the Merger.    In general, under Section 721 of the Code, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, gain might be recognized by a partner at the time of the contribution: (1) if the partnership would be treated as an investment company; (2) if the contribution is treated as a "disguised sale;" or (3) to the extent his or her share of the liabilities of the partnership after the exchange is less than the liabilities assumed or taken subject to by the partnership in connection with the transfer. Each limited partner will be required to include in income a share of any income recognized by the partnership of which he or she is a limited partner.

        Investment Company Rules.    Section 721 of the Code will not apply and gain or loss will be recognized if the transferee partnership would be treated as an investment company for federal income tax purposes if it were a corporation. For this purpose, a corporation would be treated as an investment company if the transfer results directly or indirectly in the diversification of the transferors' interests and the transferee is a corporation more than eighty percent (80%) of the value of the assets of which are held for investment and are stock or securities, money, stocks and other equity interests in corporations, evidences of indebtedness, publicly traded partnership interests and interests in an entity if substantially all of the assets of that entity are assets listed in this sentence (the "Listed Assets").

        If there are two or more transferors in a Section 721 transaction, a transferor may have taxable income in the event he or she receives interests in the transferee with a value in excess of the property contributed by him or her. Thus, a partnership, that receives Units with a fair market value in excess of the net fair market value of the assets and liabilities it contributes to us may recognize income in amounts equal to this excess. Similarly, in the event the net fair market values of the assets and liabilities of the partnerships and the Units are different from those anticipated by us, limited partners of each partnership could recognize gain as a result of the merger.

        We expect that: (1) more than twenty percent (20%) of the value of our assets will be attributable to assets other than Listed Assets; and (2) the value of the Units each partnership is deemed to receive will not exceed the net value of the assets and liabilities contributed to us. Based on the foregoing, we expect the merger to be treated as an exchange subject to the nonrecognition provisions of Section 721 of the Code and that we will not recognize gain except in the event the net fair market value of the assets and liabilities of the partnerships or the Units is different from the value we anticipate.

        We will not request a ruling from the IRS that the merger will be subject to the nonrecognition provisions of Section 721 of the Code. The federal income tax consequences as a result of the merger described in this joint consent/prospectus are based in part on our factual representations to counsel. In addition, the valuation of the partnerships' assets is subject to uncertainty. As a result, there can be no assurance that the IRS will concur with the conclusions set forth herein.

        Disguised Sale Regulations.    To the extent that the merger is treated as a "disguised sale" of the property under the Code or Regulations, the deemed contribution of property to us will not be tax free to the limited partners of the partnerships. Code Section 707(a)(2)(B) and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption by the partnership of a liability of the partner or taking of property by the partnership subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that in the absence of an applicable exception, transfers of money or other consideration between a partnership and a partner made within two years of a contribution of property other than cash to a partnership are presumed to create a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or that an exception to disguised sale treatment applies.

        One exception to disguised sale treatment in the Disguised Sale Regulations relates to "operating cash flow distributions," as that term is defined in the Disguised Sale Regulations. Distributions of cash flow related to the normal operations of the business, even if made within two years of the contribution, are presumed not to be part of a sale of property to a partnership unless the facts and circumstances establish that the operating cash flow distributions are part of a sale. The Disguised Sale Regulations contain a safe harbor for calculating a partner's interest in operating cash flow. This safe harbor generally allows the definition in the partnership agreement to apply. We will not distribute any cash to the limited partners in connection with the merger. In addition, the provisions of our partnership agreement relating to operating cash flow distributions have been designed to comply with the rules in the Disguised Sale Regulations.

        The Disguised Sale Regulations also provide an exception to disguised sale treatment for the assumption of certain liabilities by a partnership. The assumption by a partnership of a "qualified liability" will not give rise to disguised sale treatment. For these purposes, a qualified liability includes: (1) any liability incurred more than two years prior to the earlier of the transfer of the property or the date the partner agrees in writing to the transfer, as long as the liability has encumbered the transferred property throughout the two year period; (2) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership, and that has encumbered the transferred property since it was incurred; (3) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to the property; and (4) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred, other than assets that are not material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and that encumber the property or any allocable liabilities described in (3) or (4) above) at the time of transfer. A liability described in (2) above is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, to the extent that the proceeds of a partner or partnership liability (a "refinancing debt") are allocable under the Treasury Regulations to payments discharging all or part of any other liability of that partner or of the partnership, as the case may be, the refinancing debt is considered the same as the other liability for purposes of the Disguised Sale Regulations. Finally, if a partner treats a liability described in (2) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

        If a transfer of property by a partner to a partnership and one or more actual or deemed transfers of money or other consideration (including the assumption of or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution to the partnership under Section 721 of the Code and a partnership distribution. A transfer that is treated as a sale under the Disguised Sale Regulations is treated as a sale for all purposes of the Code, and the sale is considered to take place on the date that, under general principles of federal income tax law, the partnership is considered to become the owner of the property. If the transfer of money or other consideration from the partnership to the partner occurs after the transfer of property to the partnership, the partner and the partnership are treated as if, on the date of the transfer of the property, the partnership transferred to the partner an obligation to transfer to the partner money or other consideration.

        Moreover, if a transfer of property to a partnership is treated as a part of a sale without regard to the partnership's assumption of, or taking subject to, a "qualified liability," as defined above, then the partnership's assumption of, or taking subject to, that liability is treated as a transfer of additional consideration to the transferring partner. The amount of the "qualified liability" treated as additional consideration generally is the lesser of (x) the excess of the amount of the "qualified liability" over the partner's share of the "qualified liability" immediately after the partnership assumes or takes subject to the liability, as calculated under the Disguised Sale Regulations, and (y) an amount determined by multiplying the "qualified liability" by the partner's "net equity percentage." The "net equity percentage" generally is the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations. In such case, the taxable gain may exceed the cash consideration received in the disguised sale even if the liabilities assumed by the partnership were "qualified liabilities."

        The general partners believe that the debt of each partnership and ORIG would be classified as "qualified liabilities" under the Disguised Sale Regulations. There can be no assurance that the IRS would not successfully challenge this characterization which might cause taxable income to certain limited partners. There is no authority with respect to the application of the Disguised Sale Regulations to circumstances in which a partnership, such as any of the partnerships or ORIG, transfers property to another partnership, such as here, in exchange for partnership interests and the transferor partnership liquidates or is deemed to liquidate. Under these circumstances, the IRS may treat the transfer of money or other consideration from us as giving rise to disguised sale treatment between us and the partnerships followed by a distribution by the partnerships to the limited partners, as opposed to being made directly to the limited partners.

        Relief from Liabilities/Deemed Cash Distribution.    Under the applicable provisions of the Code, a partner in a partnership includes in the tax basis for his or her partnership interest, the partners share of the partnership's liabilities, in accordance with the Treasury Regulations under Section 752 of the Code. In addition, the determination of the amount of non-recourse liabilities a partner may include in the tax basis of its partnership interest applies a "look through" approach to allow the partner also to include a share of the non-recourse liabilities of a partnership in which the partnership is itself a partner. The partner also includes in the tax basis for his or her partnership interest any capital contributions that the partner has actually made to the partnership and the partner's allocable share of all partnership income and gains, and he or she reduces the tax basis by the amount of all distributions that the partner receives from the partnership and the partner's allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of the reduction. The partner will recognize gain as a result of this deemed cash distribution if, and to the extent that, the deemed cash distribution exceeds the partner's adjusted tax basis for his or her partnership interest. Determining whether the deemed cash distribution results in taxable gain depends upon a number of circumstances.

        Under Section 752 of the Code and the Treasury Regulations, a partner's share of partnership liabilities generally equals the sum of the partner's share of partnership recourse liabilities plus the partner's share of partnership non-recourse liabilities. A partnership liability is a recourse liability to the extent that any partner or a related person bears the economic risk of loss for that liability. Any other partnership liability is considered non-recourse. A partner's share of recourse liabilities equals the portion of the liability, if any, for which that partner or a related person bears the economic risk of loss. A partner's share of partnership non-recourse liabilities equals the sum of: (1) the partner's share of "partnership minimum gain," determined in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations thereunder ("Minimum Gain"); (2) the amount of any taxable gain that would be allocated to the partner under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of partnership property) if the partnership disposed of (in a taxable transaction) all partnership property subject to one or more non-recourse liabilities of the partnership in full satisfaction of that liability and for no consideration other than an amount that equals the excess of the debt allocable to a property over the property's tax basis (referred to as "Section 704(c) Minimum Gain"); and (3) the partner's share of excess non-recourse liabilities (those not allocated under (1) and (2) above), which is determined by such partner's relative interest in the partnership.

        The merger likely will cause each partner's allocable share of partnership liabilities to differ from the partner's allocable share of partnership liabilities prior to the merger. Each partner who has an increase in his or her allocable share of partnership liabilities will be treated as contributing cash to us equal to this increase. Similarly, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. A partner will recognize gain to the extent a deemed cash distribution exceeds his or her adjusted tax basis in the Units.

        Formation of NTS Realty.    As discussed above, pursuant to the provisions of Section 721 of the Code, the partnerships and the limited partners should not recognize gain or loss as a result of the deemed contribution of assets to us in exchange for Units, unless a deemed cash distribution exceeds a limited partner's adjusted tax basis in the Units. We do not expect to distribute cash to limited partners which would correspond to any income recognized in connection with the merger. See "Risk Factors—Risks Relating to the Merger—Tax Risks."

        The limited partners, including limited partners that did not vote in favor of the merger, will be required to include in income, a share of any gain recognized in connection with the merger. Any of this gain would be characterized as capital gain, except for any portion of gain attributable to the partnerships' recapture amounts. The amount of any of this gain recognized by a limited partner would result in an increase in his or her adjusted tax basis in his or her limited partnership interests and a corresponding increase in the adjusted tax basis of his or her Units.

        Our tax basis in the assets acquired from the partnerships and ORIG will equal the tax basis for the partnerships or ORIG, as the case may be, in these assets immediately prior to the merger plus any gain recognized by the partnerships as a result of the merger. Our holding period for the assets will include the period during which these assets were held by the partnerships except to the extent gain is recognized by partners.

        As a general matter, a partner will recognize gain as a result of the liquidation of a partnership only to the extent the amount of distributed cash exceeds the adjusted tax basis of his or her partnership interest. For this purpose, marketable securities are treated as if they were cash. This provision will not, however, apply to marketable securities received in a nonrecognition transaction if: (1) the value of the marketable securities and cash exchanged by the partnership in the nonrecognition transaction is less than 20% of all its assets transferred in the exchange; and (2) the partnership distributes the marketable securities acquired in the nonrecognition transaction within five years of their acquisition. The general partners of the partnerships do not expect that the limited partners in the partnerships will recognize gain or loss as a result of the deemed liquidation of the partnerships.

        Because the partnerships will terminate upon completing the merger, the taxable year for the partnerships will end at that time and the limited partners of the partnerships must report, in the taxable year of the merger, their respective share of all income, gain, loss, deduction and credits from the partnerships including, if any, their allocable share of gain resulting from the merger. Limited partners in the partnerships whose taxable years differ from those of the partnerships may have a "bunching" of income because of the short taxable year.

        Limited Partners' Tax Bases And Holding Period In Their Limited Partnership Interests.    The tax basis that each limited partner will have in the Units he or she receives as a result of the merger will equal (1) the adjusted tax basis the limited partner had in the partner's limited partnership interests prior to the merger, increased by (2) any taxable gain recognized as a result of the merger and any capital contributions deemed to be made as a result of the merger and decreased by (3) any distributions deemed to be made as a result of the merger. For purposes of calculating capital gain and loss on the sale of Units, a limited partner's holding period for the Units will include the period during which the limited partner held his or her limited partnership interest. Each limited partner will be required to maintain a single aggregate tax basis for all Units. Thus, a limited partner that sells a portion of his or her Units must allocate a pro rata portion of his or her tax basis to the Units sold.

        Tax Elections.    Partnerships of more than 100 members may elect to apply simplified procedures for calculating and passing through its income. The election is in effect for the year for which it is made and all subsequent years, unless revoked with the consent of the Secretary of the Treasury or the number of members drops below 100. Among other things, if this election were made, partners of this partnership would include in income a share of the partnership's net capital gain. In addition, in computing its taxable income, the partnership would exclude seventy percent (70%) of its miscellaneous itemized deductions. Further, the partnership would not terminate as a result of the sale of fifty percent (50%) or more of its interests. NTS Realty Capital may, in its discretion, make this election on our behalf.

        In the event that a limited partner sells his or her Units at a profit (or loss), the purchaser will have a higher (or lower) tax basis in the Units than the selling limited partner. The tax basis of our assets will not be adjusted to reflect that higher (or lower) basis unless we were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, we currently do not intend to make an election under Section 754 of the Code. As a result, limited partners might be allocated a greater or lesser amount of our income than they otherwise would have received had we been able to make the election under Section 754 in an efficient manner.

Taxation of NTS Realty Subsequent To The Merger

        The federal income tax consequences of owning Units described in this joint consent/prospectus depend on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. For federal income tax purposes, a limited partnership, will be treated as a partnership and its limited partners are treated as partners of the partnership if certain conditions, described below, are satisfied for each of its taxable years and the partnership does not elect to be taxed as a corporation for federal income tax purposes. We believe that the partnerships have satisfied those conditions for all of their taxable years prior to the merger and that we will satisfy the conditions for all taxable years subsequent to the merger. Furthermore, we will not elect to be taxed as a corporation for federal tax purposes. Consequently, we should be treated as a partnership for federal income tax purposes and the federal income tax treatment of our limited partners should be substantially similar to that of limited partners of the partnerships.

        Upon completing the merger, we will be characterized as a partnership for federal income tax purposes. No ruling, however, has been sought from the IRS on this issue. The opinion is based in part on representations concerning our future operations and the sources of our income. If our actual operations or income differ from that described in the representations, there can be no assurance that we will be characterized as a partnership for federal income tax purposes.

        If we were treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, then: (a) our income, deductions and losses would not pass through to the limited partners; (b) we would be required to pay federal income taxes on our taxable income at rates up to the current maximum corporate rate of 35%, which would substantially reduce the amount of cash available for distribution to limited partners; and (c) any distributions from us would be treated as dividends currently generally taxable at a federal rate of 15% to the extent of our current and accumulated earnings and profits.

        In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that: (1) in all of the taxable years prior to the merger, the partnerships and the NTS Private Group did not conduct a finance or insurance business and that more than ninety percent (90%) of the gross income of the partnerships and the NTS Private Group was derived from gains from the sale or other disposition of real property, real property rents or interest; and (2) subsequent to the merger, we will not operate a finance or insurance business and that more than ninety percent (90%) of our gross income will be derived from gains from the sale or other disposition of real property, from real property rents and from interest. Therefore, based on prior and anticipated future operations, we believe that, although we may be characterized as a publicly traded partnership, the partnerships were not and we will not be subject to taxation as a corporation for federal income tax purposes.

Taxation of Limited Partners

        General.    We are required to report to the IRS, each item of our income, gain, loss, deduction and items of tax preference, if any. Each partner will be required to report his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference on the partner's tax return. Each limited partner will be taxed on the partner's distributive share of our taxable income regardless of whether he or she has received, or will receive, any cash distributions from us. Moreover, a limited partner's distributive share of our taxable income and the income tax payable by the limited partner thereon may exceed the cash that we actually distribute.

        Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Under Section 704(b) of the Code, any allocation of income, gain, loss or deduction to a limited partner will be given effect for federal income tax purposes so long as it has substantial economic effect, or is otherwise in accordance with the limited partner's interest in us. If an allocation of an item does not satisfy this standard, it will be reallocated among the limited partners and the general partner on the basis of their respective interest in us, taking into account all facts and circumstances.

        Our income tax returns may be audited by the IRS, and this audit may result in the audit of a limited partner's individual return. As a result of an audit, various deductions could be disallowed, in whole or in part, which would increase a limited partner's allocable share of our taxable income or decrease a limited partner's share of our taxable loss. See "Information Returns and Audit Procedures."

        Each limited partner generally is required to treat items of income, gain, loss, deduction, credit or tax preference in the same manner as reported on our informational return. Failure to satisfy this requirement could result in an adjustment to conform the limited partner's treatment to our treatment and may cause the limited partner to be subject to penalties.

        Audits will be performed in a single proceeding, rather than in separate proceedings with each limited partner. Adjustments of our items of income, gain, loss, deduction, credits or tax preference made on audit may be made by our tax matters partner. Suits challenging a determination by the IRS may be brought by our tax matters partner. All limited partners generally will be bound by the court's final determination. NTS Realty Capital will serve as our tax matters partner.

        Tax Allocations with Respect to Book Tax Difference on Contributed Properties.    Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for a partnership interest in the partnership must be allocated so that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of its contribution to the partnership. The amount of unrealized gain or unrealized loss is generally equal to the difference between the property's fair market value and its adjusted tax basis at the time of the initial contribution and is referred to as "built in gain" or "built in loss," respectively. If we sell property with "built in gain" or "built in loss," then the gain or loss that we recognize is required to be allocated to the contributing partner in an amount that takes into account the "built in gain" or "built in loss." For purposes of Section 704(c), each limited partner will be treated as contributing his or her pro rata share of the properties held by the partnerships. Therefore, if we sell property that was held directly or indirectly (through a partnership) by a limited partner prior to the merger, the limited partner might be allocated gain in excess of his or her proportional interest and might owe more income tax than the amount of cash distributions he or she receives.

        Distributions.    We expect to pay distributions in cash to limited partners in proportion to the number of Units owned by a limited partner. A limited partner will recognize gain as a result of a distribution of cash, or in some cases, marketable securities to the extent the cash or marketable securities exceed the adjusted tax basis of his or her Units. Ordinarily, this gain will be treated as a gain from the sale or exchange of Units. A reduction in a limited partner's allocable share of our liabilities, for example through repaying debt, is treated as a deemed distribution of cash. See "Gain or Loss on the Sale of Limited Partnership Interests."

        Passive Income And Losses.    Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all passive activities may not be deducted against wages, salaries, portfolio income or other income. Similarly, credits from passive activities are limited to tax allocable to these passive activities. Suspended losses and credits may be carried forward and treated as deductions and credits against income from passive trade or business activities in succeeding taxable years. Moreover, suspended passive losses are allowed in full when the taxpayer disposes of his or her entire interest in the passive activity in a fully taxable transaction to an unrelated party.

        Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities. In this regard, we may differ from the partnerships because the partnerships may not have been characterized as publicly traded partnerships for federal income tax purposes.

        Income attributable to interest from mortgage loans likely will be deemed portfolio income. Therefore, losses, if any, attributable to our passive activities, like rental activities, cannot be offset against this portfolio income. In addition, any passive income that we generate from rental activities may not be used to offset passive losses from other sources.

        Gain or Loss on the Sale of Limited Partnership Interests.    In order to receive long term capital gains rates, an individual must hold capital assets for more than twelve months. The maximum long term capital gains rate for individuals generally is fifteen percent (15%). In general, an individual may only use up to $3,000 of capital loss in excess of capital gains to offset ordinary income, like wages and interest income, in any taxable year. Assuming that a limited partner holds Units as a capital asset, and except to the extent attributable to the limited partner's interest in our unrealized receivables (including depreciation recapture) or substantially appreciated inventory, the sale of Units will result in either capital gain or loss and be subject to the foregoing rules. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" owned by us. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of Unit and may be recognized even if there is a net taxable loss realized on the sale of Unit. Thus, a limited partner may recognize both ordinary income and a capital loss upon a disposition of Units.

        Investment Interest.    Investment interest, or for example, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment, is deductible by non-corporate taxpayers only to the extent it does not exceed "net investment income," or investment income less investment expenses. Investment income and investment interest do not include income from or interest paid with respect to an investment that is a passive activity. Investment interest which is not allowable as a deduction in one year pursuant to this limitation may be carried over to subsequent years within certain limits. Limited partners who borrowed to finance the purchase of their limited partnership interests should be aware that interest on the borrowing may constitute investment interest and would therefore be subject to the above described limitations before and after the merger.

        Deductibility of Fees.    All of our expenditures must constitute ordinary and necessary business expenses in order to be currently deductible, unless the deduction for an item is otherwise expressly permitted by the Code. We intend to claim deductions for management fees and any other fees paid to the general partners or their affiliates. We believe that these fees will be deductible as ordinary and necessary business expenses. No assurance can, however, be given that the deduction of any of these fees will not be successfully challenged by the IRS. If all or a portion of these fees were disallowed as current deductions, our taxable income would be increased or our losses reduced.

        Section 67 of the Code limits the deductibility of an individual's miscellaneous itemized deductions, including investment expenses, to the amount by which the deductions exceed 2% of his or her adjusted gross income. Under Treasury Regulation Section 1.67-2T(b) individual partners in a partnership are required to separately take into account partnership deductions that would otherwise be characterized as miscellaneous itemized deductions. Therefore, the limited partners may be unable to deduct all or a portion of fees and expenses.

        Tax Basis of Units and "At Risk" Rules.    As discussed above, the limited partners will have a tax basis in the Units they receive as a result of the merger that equals their adjusted tax basis in their limited partnership interests immediately prior to the merger plus any gain recognized by the partner as a result of the merger. See "—Tax Treatment of the Merger—Limited Partner's Tax Bases And Holding Period In Their Limited Partnership Interests." Following the merger, each limited partner's tax basis in his or her Units will be increased by the amount of: (a) his or her allocable share of items of income and gain; and (b) any increase in his or her proportionate share of indebtedness and reduced, but not below zero, by: (1) his or her allocable share of our losses and deductions; (2) the amount of cash distributions, including the "deemed" cash distributions related to reductions of his or her proportionate share of liabilities, if any, and (3) the tax basis in any property distributed by us.

        The amount of our losses that may be deducted by a limited partner is limited to the limited partner's adjusted tax basis in his or her Units. Any excess is carried over until the limited partner has sufficient tax basis to deduct the losses. The "at risk" rules of Section 465 of the Code further limit a limited partner's ability to deduct losses by providing that a limited partner may not deduct losses from an activity for a taxable year to the extent the losses exceed the aggregate amount for which a limited partner is considered "at risk" with respect to the activity. Any amount in excess of this "at risk" amount will be allowed in future taxable years to the extent the limited partner has an "at risk" amount. To the extent that any of our borrowing is deemed to be recourse debt or qualified nonrecourse financing, the "at risk" rules should not apply to the deductibility of company losses. We believe that, except to the extent we incur debt that does not so qualify, our borrowings generally will be recourse debt or qualified nonrecourse financings. Therefore, we expect that the "at risk" rules will not limit the use of our losses.

Sale or Other Disposition of Property

        If we sell one or more of our properties, it is likely that capital gain or loss would result. The amount of gain we realize and allocate to our partners upon a sale or other disposition of property, which includes a foreclosure by a lender securing its indebtedness with any of our property, will be measured by the difference between: (i) the proceeds realized upon the sale or other disposition, which includes any indebtedness to which the property is taken subject and, in the case of a foreclosure, the principal amount of the indebtedness foreclosed upon and (ii) our adjusted tax basis in the sold or otherwise disposed property. Under certain circumstances, the net cash proceeds distributed from the sale or other disposition of our property may not be sufficient to pay the tax liabilities resulting from the event. These circumstances not only include a foreclosure by a lender, but also include a sale from which a partner's share of cash proceeds is significantly less than the partner's share of taxable gain, because cash is used to retire debts, while gain is not so reduced. The character of the gain allocated to the partners generally will be based on the character of the gain to us. Our gain generally will be capital gain (long-term if we held the property for more than one year) if we sell or otherwise dispose of a capital asset, such as real estate (unless we are treated as a dealer in real estate) except to the extent the gain is a recapture item (in which case the gain will either be taxed as unrecaptured Section 1250 gain which is taxed at a maximum rate of twenty-five percent (25%) or as ordinary income). Our gain generally will be ordinary income if we sell or otherwise dispose of an asset not held as a capital asset, such as inventory, including real estate if we are treated as a dealer in real estate. We should not be treated as a dealer in real estate because our trade or business does not include the regular sale or other disposition of real estate.

Potential Application of Section 183 of the Code

        Under Section 183 of the Code, deductions that a taxpayer derives from "activities not engaged in for profit" are allowed only to the extent of the taxpayer's share of gross income from the activity, plus amounts that are deductible regardless of profit motive. All facts and circumstances are taken into account and no one factor or combination of factors is determinative of whether an activity is engaged in for profit. Because the presence or absence of a profit objective is in part a question of fact that depends on the actual intent and individual circumstances of each partner, we cannot determine with accuracy whether a particular partner will be able to establish that the partner has a profit objective with respect to the partner's Units.

Liquidation or Dissolution

        In the event of our liquidation or dissolution prior to the expiration of our term, we might be required to liquidate our properties during a limited period of time. This liquidation of properties might cause us to sustain substantial economic losses. Nevertheless, we would be required to recognize taxable income on such sales to the extent the amount realized exceeds the adjusted tax basis in the property sold. (See "Sale or Other Disposition of Property" above). You will recognize capital gain or loss on the distribution of cash (and distribution of certain cash equivalents such as publicly traded securities) in liquidation of us based on the difference between the amount of cash (or value of cash equivalents) distributed and your adjusted tax basis in your Units. If we distribute non-cash (or non-cash equivalent) property in our liquidation or dissolution, you generally will not recognize any gain or loss and generally will hold the property distributed to you with a tax basis equal to your adjusted tax basis in your Units (reduced by the amount of any cash (or cash equivalents) distributed to you as part of the liquidation or dissolution transaction).

Uniformity of Units

        Because we cannot match transferors and transferees of Units, we must maintain uniformity of the economic and tax characteristics of the Units to a purchaser of these Units. In the absence of uniformity, we may be unable to completely comply with a number of statutory and regulatory federal income tax requirements. A lack of uniformity would result from a literal application of the Treasury Regulations promulgated under Section 704(c) of the Code. See "Taxation of Limited Partners Tax Allocations with Respect to Book Tax Difference on Contributed Properties." Any non-uniformity could have a negative impact on the value of the units.

Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, Keogh Plans, Individual Retirement Accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income, for example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner if such trade or business is not substantially related to the exempt purposes of the exempt entity.

        A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets. Limited partners who are tax-exempt entities for federal income tax purposes are urged to consult with their tax advisors with respect to the application of the federal income tax rules associated with unrelated taxable business income.

        In addition, income generated by debt-financed property will constitute unrelated business taxable income to tax-exempt persons. In general, certain types of income, like interest and real property rents, are excluded from the calculation of unrelated business taxable income. Notwithstanding the foregoing, income, including interest, gain from the sale or other disposition of property (other than inventory), and real property rents, derived from debt-financed property will be included in unrelated business taxable income. Debt-financed property includes, among other things, debt incurred to acquire or improve property and debt incurred after the acquisition or improvement if the debt would not have been incurred but for the acquisition and improvement and at the time of acquisition the incurrence of the debt was foreseeable.

Considerations For Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner.

        Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. Interest income can be deemed to be effectively connected to a U.S. trade or business if the instrument generating the income is used or held primarily for the principal purpose of promoting the present conduct of a U.S. trade or business.

        We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

        Section 1446 of the Code provides that a partnership must withhold effectively connected income allocable to non-U.S. partners at the highest rate of tax imposed under Section 1 of the Code. Non-U.S. partners will treat their respective shares of the foregoing withholding payments as credits against their federal income tax liability.

        Because a limited partner that is a non-U.S. partner likely will be deemed to be engaged in a U.S. trade or business, some types of income from some other business transactions could also be attributed to our U.S. trade or business. This could cause the other income to be subject to U.S. income taxation. Furthermore, a limited partner that is a non-U.S. partner may be subject to tax on his or her distributive share of our income and gain in his or her country of nationality, residence or elsewhere. The system of taxation in any such jurisdiction, if any, may vary considerably from the U.S. tax system.

        A non-U.S. partner limited partner's distributive share of some investment income, like some short-term investment income, may not be considered to be income effectively connected with a U.S. trade or business and the income would not be subject to the withholding on effectively connected income discussed above. However, depending upon the type of income, we may be obligated to withhold tax equal to thirty percent (30%) of a non-U.S. partner limited partner's distributive share of this income.

        If any of the partnerships realize gain as a result of the merger, a limited partner that is a non-U.S. partner will be subject to the withholding on effectively connected income discussed above on his or her distributive share of this gain.

        We cannot predict the impact of the above described principles on specific limited partners that are non-U.S. partners, or how the provisions of tax treaties between the U.S. and foreign governments may affect the federal income taxation of limited partners that are non-U.S. partners. Consequently, we urge limited partners that may be non-U.S. partners to consult their tax advisors with respect to all U.S. federal income tax issues and other tax issues associated with the merger and owning or holding Units.

Information Returns and Audit Procedures

        We intend to furnish to each limited partner, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes each limited partner's share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will generally not be reviewed by counsel, we will use various accounting and reporting conventions, some of which have been mentioned earlier, to determine the limited partner's share of income, gain, loss and deduction. We cannot assure you that any of those conventions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. We cannot assure prospective limited partners that the IRS will not successfully contend in court that those accounting and reporting conventions are impermissible. Any challenge by the IRS could negatively affect the value of the Units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from any audit of this kind may require each limited partner to adjust a prior year's tax liability, and possibly may result in an audit of that limited partner's own return. Any audit of a limited partner's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The partnership agreement appoints NTS Realty Capital as the Tax Matters Partner of NTS Realty.

        Thus, NTS Realty Capital will make some elections on our behalf and on behalf of limited partners, including extending the statute of limitations for assessing tax deficiencies against limited partners for items in our returns. The Tax Matters Partner may bind a limited partner with less than a one percent (1%) profits interest in us to a settlement with the IRS unless that limited partner elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the limited partners are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any limited partner having at least a one percent (1%) interest in profits or by any group of limited partners having in the aggregate at least a five percent (5%) interest in profits. However, only one action for judicial review will go forward, and each limited partner with an interest in the outcome may participate. However, if we elect to be treated as a large partnership, a limited partner will not have the right to participate in settlement conferences with the IRS or to seek a refund.

        A limited partner must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of the consistency requirement may subject a limited partner to substantial penalties.

NTS Development Company Settlement Payment

        In connection with the settlement of the class action litigation, and immediately prior to the merger, NTS Development Company will make an aggregate payment of $1.5 million to the partnerships, allocable among the partnerships as set forth in the settlement agreement. See "Fairness—Allocation of Units" for a description of the allocation of this payment. These payments will be included as ordinary taxable income in the partnerships' final taxable year. The income will be allocated among the partners (including ORIG and any affiliates that are partners) in accordance with the terms of the partnership agreements. The income will increase the amount of taxable income (or reduce the amount of taxable loss) that otherwise would have been allocated to the partners with respect to the partnerships' final taxable years. Each partner's tax basis in NTS Realty also will be increased by the amount of this income allocated to the partner.

CONFLICTS OF INTEREST

General Partners

        The general partner of your partnership believes the merger is fair when considered as a whole and is fair to, and in the best interest of, your partnership and each limited partner. For more information on the general partners' belief that the merger is fair, see "Fairness—General." The general partner of each partnership has an obligation to assess whether the terms of the merger are fair and equitable to the limited partners of its partnership, without regard to whether the merger is fair and equitable to any of the other participants, including the limited partners in other partnerships. Each general partner is controlled, directly or indirectly, by Mr. Nichols.

        Other entities controlled directly or indirectly by Mr. Nichols have made and may continue to make investments in properties similar to those that we will acquire if the merger is completed. In addition, affiliates of our general partners currently own vacant lots located adjacent to Blankenbaker Business Centers 1A and 1B and Outlets Mall. These affiliates may acquire additional properties in the future which are located adjacent to properties we will acquire if the merger is completed. If this occurs, it could create a conflict with respect to the allocation of time spent and services provided by NTS Development's employees among the properties.

        Messrs. Nichols, Lavin and Wells will serve as officers or directors of our general partners.

        The chart set forth below illustrates the relationship among our general partners, their affiliates and us, as well as the percentage of Units that each individual or entity will own if the merger is completed.

(1)
NTS Realty Capital will not own any Units immediately after the merger, but is included in this chart to illustrate its relationship with us as our managing general partner. NTS Realty Capital is wholly owned by Messrs. Nichols and Lavin.

(2)
NTS Realty Partners will own 6.44% of the Units if the merger is completed. These Units will be non-voting Units. Following the merger, NTS Realty Partners will be owned by the current owners of the general partners. Mr. Nichols currently controls each of the general partners.

(3)
Each of ORIG, Ocean Ridge Investments, Ltd. and BKK Financial, Inc. are entities that are wholly owned or controlled by Mr. Nichols or members of his immediate family.

(4)
NTS Development Company will not own any Units immediately after the merger, but is included in this chart to illustrate its relationship with us pursuant to the management agreement. NTS Development Company is wholly owned by Messrs. Nichols and Lavin. See "Related Party Transactions—Management Agreement with NTS Development."

(5)
Following the private entity restructuring, the NTS Private Group will receive a separate class of ORIG's membership interests in exchange for contributing the properties to ORIG. This separate class of interests will entitle the NTS Private Group to share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution to us of the assets and liabilities acquired from the NTS Private Group. ORIG's original class of membership interests will continue to be owned by Mr. Nichols (1%), Mrs. Nichols (74%) and Mr. Lavin (25%). The entities comprising the NTS Private Group are: NTS/BBX Office, LLC, NTS Springs Office Ltd., NTS Springs Medical Office Center, Ltd., NTS Pickford, Ltd., NTS Atrium Center, NTS BBC I, NTS Breckinridge, Ltd., NTS Willow Lake Partners Limited Partnership, NTS Mall Limited Partnership, NTS Whetstone Limited Partnership, NTS Bluegrass Commonwealth Park and Mr. Nichols. Mr. Nichols and his immediate family will own approximately 73.5% of the separate class of ORIG's membership interests, while Mr. Lavin and certain unaffiliated individuals will own approximately 24.5% and 2.0%, respectively.

Substantial Benefits to General Partners and Their Affiliates

        As a result of the merger, the general partners and their affiliates, including Messrs. Nichols and Lavin and ORIG expect to receive certain benefits including:

        Control.    The general partners, Mr. Nichols, ORIG and their affiliates will own, in the aggregate, approximately 57.18% or 6,719,249, of the Units (including the Units that will be voted by plaintiffs' counsel on behalf of the settlement trust and those Units owned by NTS Realty Partners that are not entitled to vote) and, thus, will have significant influence on the outcome of any matter submitted to a vote of the limited partners. Mr. Nichols will control each of these Units. The table below sets forth the number and percentage of limited partnership interests in each partnership owned by the general partners, Mr. Nichols, ORIG and their affiliates as of June 30, 2004, as well as the number of Units each will own after the merger is completed. These interests will be voted "For" the merger.

Partnership	Number of Interests		Percentage of Limited Partner Interests
NTS-III	5,185	(1)	41.25%
NTS-IV	10,703	(1)	44.39%
NTS-V	14,566	(1)	47.72%
NTS-VI	18,726	(1)	48.15%
NTS-VII	226,306	(1)	40.98%
(1)
The general partners of the partnership own five interests in each of the partnerships which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

        ORIG will be relieved of financial obligations.    As part of the contribution agreement with ORIG, we will acquire substantially all of the real properties owned by ORIG and assume all of its debt. Substantially all of these properties and related debt will be acquired or assumed by ORIG in the private entity restructuring, which will be completed immediately prior to the merger. The entities comprising the NTS Private Group will receive interests in a separate class of ORIG's membership interests in exchange for the properties. This separate class of interests will entitle the NTS Private Group to share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution to us. The properties have an aggregate appraised value of $67,096,140 as determined by CBRE. ORIG has debt totaling $49,631,129 as of June 30, 2004, giving effect to the private entity restructuring. Messrs. Nichols and Lavin will continue to personally guarantee approximately $13.4 million of this debt. All of this debt was subtracted in determining ORIG's net asset value. Like the partnerships' final net asset value and ultimate allocation of our Units, ORIG's net asset value on the Determination Date may differ from its estimated net asset value and, therefore, the number of Units allocated to ORIG may differ from the estimate contained herein primarily because ORIG or the various entities in the NTS Private Group, as applicable, intend to continue making principal payments on their outstanding debt.

        Terms of the Contribution from ORIG.    The contribution agreement between ORIG and us contains customary representations and warranties from ORIG and ORIG will indemnify us for certain breaches of those representations and warranties. We believe that the terms are fair and reasonable. There is no assurance, however, that these terms and conditions reflect what would have resulted from an arms-length negotiation because the same individuals negotiated on behalf of ORIG and the NTS Private Group. In addition, the properties we are acquiring from ORIG were purchased, or constructed, and improved by affiliates of our general partners at a total aggregate cost of $55.5 million, but the $7.6 million difference in the appraised value of the properties (approximately $63.1 million) will benefit ORIG when it exchanges these properties for our Units. By virtue of their respective ownership interests in some or all of the entities comprising the NTS Private Group, Mr. Nichols will receive the benefit from approximately $5.7 million of the aggregate difference and Mr. Lavin will receive the benefit from approximately $1.9 million.

        Management Fees.    NTS Development Company will continue to manage the properties and receive a fee for doing so. We estimate that we will pay NTS Development Company approximately $5.7 million in fees and expenses during the first twelve months after the merger is completed. See "Related Party Transactions—Management Agreement with NTS Development" for a discussion of the agreement with NTS Development, including the fees that will be paid to NTS Development. The management fee arrangement might lead to a conflict because Messrs. Nichols and Lavin gain economic benefit from the management fees that we pay to NTS Development Company.

        Releases in Settlement.    As part of the settlement of the class action litigation, the general partners and their affiliates, including Messrs. Nichols, Lavin, Wells and Mitchell, will be granted releases from liability from the former limited partners who previously disposed of their interests through tender offers or other repurchases conducted by the partnerships, ORIG or its affiliates. The release granted to the general partners and their affiliates includes all claims that were or could have been asserted against them arising out of the class action litigation or the transactions contemplated or undertaken in connection with the settlement of the class action litigation. The releases granted in the settlement may create a conflict because Messrs. Nichols, Lavin, Wells and Mitchell gain benefit from the releases to the general partners and their affiliates.

COMPARISON OF RIGHTS OF LIMITED PARTNERS OF THE PARTNERSHIPS
AND LIMITED PARTNERS OF NTS REALTY

        The information below highlights the differences between the rights of limited partners of the partnerships and the rights they will have as limited partners of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of the limited partners are substantially similar to the rights they presently enjoy as limited partners of the partnership. Unless we indicate otherwise, the discussion applies to each of the partnerships. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the rest of this joint consent/prospectus, as well as the accompanying supplement for additional information.

Length and Type of Investment
Partnerships	NTS

Each partnership is a finite life entity with a stated term that expires between 2028 and 2063. NTS-III and IV originally anticipated selling or refinancing their properties between the fifth and tenth years after completing development. NTS-V, NTS-VI and NTS-VII originally anticipated selling or refinancing their properties between the fourth and seventh years after completing development.	We are a limited life entity with a term that expires on December 31, 2028. We will have the ability to reinvest the proceeds from sales or refinancing of properties.
Business and Property Diversification
Partnerships	NTS
Each partnership currently owns between three and ten properties, consisting of multifamily and office and business center properties.	We will initially own a portfolio of thirty-two properties. In addition to the multifamily and office and business center properties, we will also own three retail properties and one ground lease.
Borrowing Policies
Partnerships	NTS

NTS-III was permitted to borrow up to fifty percent (50%) of appraised value to acquire a property. The remaining partnerships were limited to borrowing forty percent (40%) of the appraised value. On a refinancing, each partnership was able to borrow up to eighty percent (80%) of the appraised value of its properties. There were no time limits imposed on when any of the partnerships could refinance a borrowing, including immediately after acquiring a property.
We will assume mortgage indebtedness and notes payable totaling $106,043,323 as a result of the merger, which equates to approximately forty-seven percent (47%) of the appraised value of the properties acquired in the merger. If we are able to refinance the portion of our debt as described herein, our total indebtedness will be approximately $118,694,991. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully constructed properties and (2) the appraised value of our properties in the developmental stage as if those properties were completed and ninety-five percent (95%) leased.

Reinvestment
Partnerships	NTS
Each partnership is permitted to reinvest sale or refinancing proceeds into existing properties for capital improvements.
We will be permitted to reinvest sales or refinancing proceeds in new and existing properties. We have entered into a binding letter of intent with the Northwestern Mutual Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occur based on the terms available to us today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Resources—Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed."
Other Investment Restrictions
Partnerships	NTS
Each partnership was required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.
Transactions with Affiliates
Partnerships	NTS

The partnerships are prohibited from acquiring, and in some cases leasing, property from the general partners or their affiliates. Similarly, the partnerships are also prohibited from:
• making loans to the general partner or its affiliates;
• paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
• paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate; and
• commingling the partnership's funds with those of any other person.

Our partnership agreement will contain the same limits and prohibitions. In addition, our partnership agreement will prohibit us from engaging in a transaction with our general partners, including the officers and directors of NTS Realty Capital or persons owning or controlling one or more of any class of our outstanding voting securities (or any affiliate of such persons), except to the extent that a transaction is approved by a majority of our independent directors and is on terms no less favorable than those generally being provided to or available from unrelated third parties.

Repurchase of Interests
Partnerships	NTS

Each partnership is permitted to repurchase interests in the discretion of the general partner subject to the conditions set forth in the partnership agreement. The partnership agreement of each partnership establishes a method of calculating the price at which interests may be repurchased by the partnerships and the procedures followed in connection with each repurchase.
Although we may repurchase Partnership Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. Unlike the interests in each of the partnerships, we have filed an application to list our Partnership Units for trading on the American Stock Exchange.
Management/Voting
Partnerships	NTS

The general partner of each partnership is itself a limited partnership that has at least two general partners: Mr. Nichols and NTS Capital Corporation. The general partners have, subject to policies and restrictions set forth in the various partnership agreements, exclusive authority to manage the operations and affairs of each partnership and to take all actions that they deem necessary and proper to carry out their responsibilities. The limited partners of each partnership have no right to participate in the management and control of their partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under each partnership's partnership agreement and subject to procedural requirements set forth in the agreement, limited partners have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. Limited partners also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.
We will have two general partners, NTS Realty Capital and NTS Realty Partners. NTS Realty Capital will have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our business, including the authority to take all actions that it deems necessary and proper in carrying out its responsibilities. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the American Stock Exchange. For example, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of independent directors. Our limited partners will have the same voting and other rights currently accorded limited partners of the partnership.

Fiduciary Duties
Partnerships	NTS

Under the law of each partnership's state of organization, the general partner is accountable as a fiduciary to the partnership and owes the partnership and its limited partners a duty of loyalty and a duty of care, and is required to exercise good faith and fair dealing in conducting the affairs of the partnership. The duty of good faith requires that each general partner deal fairly and with complete candor toward the limited partners. The duty of loyalty requires that, without the limited partners' consent, the general partner may not have business or other interests that are adverse to the interests of the partnership. The duty of fair dealing also requires that all transactions between the general partners and the partnerships be fair in the manner in which the transactions are effected and in the amount of the consideration received by the general partner or its affiliates.	Our general partners will owe the same duties and be subject to the same standard of care.
Management's Liability and Indemnification
Partnerships	NTS

Each partnership's limited partnership agreement provides that neither the general partner, nor any partner of the general partner, nor any partner, director or officer of a partner of the general partner will be liable to the partnership or its limited partners for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under each partnership agreement, the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of, any acts or omissions arising out of, their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.
Our limited partnership agreement will contain the same provisions regarding liability and indemnification. In addition, we will indemnify the independent directors of NTS Realty Capital's board of directors to the fullest extent permitted by Delaware law.

Amendments
Partnerships	NTS
Amendments to the existing partnership agreements, must be approved by a majority of the limited partners. Certain amendments must also be approved by the general partner. These are:	Our partnership agreement will contain the same provisions.
• provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
• provisions setting forth the powers, rights and obligations of the general partner; and
• sections providing that limited partners will not have any personal liability for partnership debts.
Review of Investor Lists
Partnerships	NTS

Under each partnership's limited partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to any limited partner who makes a written request for the list that states a proper purpose for the request. The list will be furnished at the limited partner's expense.	Our partnership agreement will contain the same provisions.

Distributions
Partnerships	NTS

The interests in each partnership are equity interests entitling each limited partner to his or her pro rata share of cash distributions. The limited partnership agreement for each partnership specifies how the cash available for distribution, whether arising from operation or sales or refinancing, is to be shared among the partnership's general partner and limited partners. The distributions payable by each partnership, pursuant to its general partner's discretion, are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of the partnership's assets. Each partnership has suspended paying distributions indefinitely.
Our partnership agreement will contain the same general provisions. Unlike the partnerships, we will be required to pay distributions of at least sixty-five percent (65%) of our net cash flow from operations. For more information on the definition of net cash flow from operations, see "Summary—Distribution Policy." We intend to begin making these distributions commencing with the first full quarter after completing the merger. Unlike the partnerships, we are permitted to reinvest sales or refinancing proceeds in new and existing properties.
Although there can be no assurance that we will not suspend distributions in the future, any suspension would require the approval of NTS Realty Capital's board of directors, a majority of whom will be "independent" and elected annually by our limited partners.
Additional Equity/Potential Dilution
Partnerships	NTS
The partnerships are prohibited from issuing additional equity interests without the approval of the majority of the limited partners.	Our partnership agreement will contain the same provisions.
Liability Of Investors
Partnerships	NTS
No limited partner has any liability to the partnership or any of its creditors beyond the capital he or she contributed to the partnership.	Our partnership agreement will contain the same provisions.

Differences in Services or Fees Under the Management Agreement
Partnerships	NTS

Each partnership's management agreement with NTS Development Company is substantially similar. NTS-IV through VII pay NTS Development a property management fee equal to 5% of gross revenues from residential properties and 6% of gross revenues from commercial properties, or the customary charge in the market if it is less. NTS-III does not distinguish between residential and commercial properties and pays NTS Development Company a property management fee equal to 5% of its properties gross revenues or the customary charge in the market, whichever is less.
Our management agreement with NTS Development Company, which has an initial term of one year, will contain the same provisions. Therefore, NTS Development Company will receive a management fee equal to 5% of the gross revenues generated by the properties we acquire in the merger from NTS-III and the residential properties that we acquire from NTS-IV through NTS-VII and ORIG, and 6% of the gross revenues generated by the commercial properties we acquire from NTS-IV through NTS-VII and ORIG. NTS Development Company will provide substantially identical services for us as it currently provides to the partnerships. After the initial one-year term of the management agreement, the independent directors of our managing general partner must review the terms of the management agreement and decide whether to renew the management agreement on the same terms and conditions or, if the independent directors determine that the terms are not consistent with other similar agreements for properties in our markets, negotiate a new management agreement. The independent directors will have the authority to retain a nationally recognized real estate expert to assist them in evaluating the management agreement.
Liquidation Rights
Partnerships	NTS

Each of the partnerships distributes liquidation proceeds between the limited partners and the general partner based on a formula contained in their respective partnership agreements. Generally, each of the partnerships distributes liquidation proceeds among the limited partners based on relative number of interests owned in the partnership. For a detailed description of the liquidation formula utilized by your partnership, please see the supplement for your partnership.
Each of our Units is identical in all respects, whether the Unit is owned by a limited partner or a general partner. Therefore, each holder of Units will receive a pro rata portion of the liquidation proceeds. No preferential returns will be made to any limited partner or general partner.

Affiliate Voting Power
Partnerships	NTS
ORIG, Mr. Nichols and their affiliates own between approximately 41% and 48% of each partnership's interests.
If the merger is completed, NTS Realty Partners, ORIG, Mr. Nichols and their affiliates will own approximately 57.18% of the Units. Pursuant to the terms of our partnership agreement, NTS Realty Partners is not entitled to vote the Units that it owns. Further, plaintiffs' counsel will be entitled to vote the Class Units until the Class Units are redesignated as described in "Summary—Partnership Units."

The primary reason for the increased affiliate ownership percentage is that ORIG is contributing twelve properties and four joint venture interests to us in exchange for 1,705,496 Units, which accounts for approximately 14.51% of our outstanding Units.
State Law Differences
Partnerships	NTS

NTS-III is organized under Georgia's Uniform Limited Partnership Act (referred to herein as the "ULPA"), and NTS-IV is organized under Kentucky's ULPA. NTS-V and NTS-VI are organized under Maryland's Revised Uniform Limited Partnership Act (referred to herein as "RULPA"), and NTS-VII is organized under Florida's RULPA. ULPA does not permit a limited partnership to engage in a merger transaction. As part of the merger transaction, the limited partners of NTS-III and NTS-IV are being asked to approve the amendment of their respective partnership agreements so that they are governed by the Georgia and Kentucky RULPA, respectively, and will be allowed to engage in the merger. RULPA permits merger transactions. Maryland's RULPA requires the limited partnership to offer state law appraisal rights to dissenting limited partners in a merger. Florida's RULPA also provides state law appraisal rights to dissenting limited partners in a merger, but excludes limited partnerships with at least 500 partners. NTS VII has more than 500 partners.
We will be organized under Delaware's RULPA. We are permitted to engage in a merger transaction and our limited partners will not be entitled to state law appraisal rights in a merger. However, our partnership agreement includes a provision based on Maryland's RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland's RULPA would have in Maryland's courts.

COMPENSATION AND FEES

        Under the governing agreement for each partnership, each partnership or limited liability company in the NTS Private Group and for us, the general partner or manager (as the case may be) is entitled to receive a share of distributions from cash flow, sales of properties or refinancing of debt. In addition, each limited partnership agreement or operating agreement permits affiliates of the general partner or the manager to receive commissions, fees and reimbursements. The following chart summarizes the distributions, commissions, fees and reimbursements payable to each general partner or manager or its affiliates. All of the compensation and fees relate to the operational stage of each entity and us. Each of the fees described below have been or will be payable to NTS Development Company as the manager of the properties.

	NTS-III	NTS-IV	NTS-V	NTS-VI	NTS-VII	NTS Realty	NTS Private Group	ORIG
Interest in Cash Flow	Percentage of invested capital (approximately 35%), subject to 10% non cumulative return on invested capital to limited partners; 48% interest once limited partners have received return of capital.	1% of operating cash flow until limited partners receive an 8% preferred return on invested capital, then 100% of cash flow until the general partner receives 10.1% of the distribution made to limited partners during the year, then 10% of cash flow thereafter.	1% of operating cash flow until limited partners receive an 8% preferred return on invested capital, then 100% of cash flow until the general partner receives 10.1% of the distribution made to limited partners during the year, then 10% of cash flow thereafter.	1% of operating cash flow until limited partners receive an 8% preferred return on invested capital, then 100% of cash flow until the general partner receives 10.1% of the distribution made to limited partners during the year, then 10% of cash flow thereafter.	1% of operating cash flow until limited partners receive an 8% preferred return on invested capital, then 100% of cash flow until the general partner receives 10.1% of the distribution made to limited partners during the year, then 10% of cash flow thereafter.	An amount equal to at least 65% of net cash flow from operations will be distributed pro rata among holders of Units each quarter.	Subject to the general partner's or manager's discretion.	To the members in accordance with their relative participating percentages.
Interest in the Proceeds from Sales or Refinancing of Properties	Return of capital invested in property, subject to 15% cumulative return on invested capital paid to limited partners; 48% interest once limited partners have received return of capital.	1% of the proceeds until limited partners receive an 8% cumulative preference on their invested capital, then 25% of the proceeds thereafter.	1% of the proceeds until limited partners have received the return of their invested capital, then 25% of the proceeds thereafter.	1% of the proceeds until limited partners have received the return of their invested capital, then 20% of the proceeds thereafter.	1% of the proceeds until limited partners have received the return of their invested capital, then 20% of the proceeds thereafter.	Proceeds may be used to fund reserves, make capital improvements to existing properties or pay indebtedness relating to existing properties.	Subject to the general partner's or manager's discretion.	To the members in accordance with their relative participating percentages.

	NTS-III	NTS-IV	NTS-V	NTS-VI	NTS-VII	NTS Realty	NTS Private Group	ORIG
Commissions on Sale of Properties	50% of customary charges in market or 3% of sales price, whichever is less	None.	None.	The lesser of 3% of the gross sales price, 50% of the customary commission in the market or the difference between 6% of the gross sales price and commissions and fees paid to people involved in the sale.	The lesser of 3% of the gross sales price, 50% of the customary commission in the market or the difference between 6% of the gross sales price and commissions and fees paid to people involved in the sale.	None.	None.	None.
Property Management Fees	5% of the gross revenues from properties of the partnership or customary charge for market, whichever was less, plus reimbursement of out of pocket expenses.
5% of gross revenues from residential properties, 6% of gross revenues from commercial properties, or the customary charge in the market, whichever is less, plus reimbursement of out of pocket expenses.
5% of gross revenues from residential properties, 6% of gross revenues from commercial properties, or the customary charge in the market, whichever is less, plus reimbursement of out of pocket expenses, subject to certain limitations where the general partner does not perform the leasing service or where property is leased on a long term net basis.
5% of gross revenues from residential properties, 6% of gross revenues from commercial properties, or the customary charge in the market, whichever is less, plus reimbursement of out of pocket expenses, subject to certain limitations where the general partner does not perform the leasing service or where property is leased on a long term net basis.
5% of gross revenues from residential properties, 6% of gross revenues from commercial properties, or the customary charge in the market, whichever is less, plus reimbursement of out of pocket expenses, subject to certain limitations where the general partner does not perform the leasing service or where property is leased on a long term net basis.
						5% of gross revenues from residential properties, 6% of gross revenues from commercial properties (5% from NTS-III's commercial properties), or the customary charge in the market, whichever is less, plus reimbursement of out of pocket expenses, subject to certain limitations where the general partner does not perform the leasing service or where property is leased on a long term net basis.	6% of gross revenues from commercial properties.	Subject to the manager's discretion.

	NTS-III	NTS-IV	NTS-V	NTS-VI	NTS-VII	NTS Realty	NTS Private Group	ORIG
Construction Management Fees	None.	4 3/4% of the gross proceeds of the offering of interests in the partnership.	4.9% of the gross proceeds of the offering of interests in the partnership.	4.9% of the sum of the gross proceeds of the offering of interests in the partnership plus the first $10 million borrowed by the partnership, plus reimbursement of certain expenses.	5.9% of the gross proceeds of the offering of interests in the partnership, plus 5.9% of the total debt to which partnership properties are subject two years after the termination of the offering.	None.	5% of construction costs (including tenant finish costs) incurred by the entity.	Subject to the manager's discretion.
Repair and Maintenance Fee	1% of annual gross revenues of each property.	1% of the annual gross revenues from the partnership's properties.	Actual cost of services.	Actual cost of services.	Reimbursement of costs, plus a fee equal to the lesser of 5.9% of the cost of construction or 90% of the fee customarily charged in the market.	None.	None.	Subject to the manager's discretion.
Reimbursement of Expenses
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for partnership by independent parties, such as accounting, transfer agent and similar services, plus ordinary and necessary travel expenses; reimbursement limited to lesser of actual cost or customary charges in market.
							Permitted for costs of goods or materials obtained from unaffiliated parties, cost of administrative services that could be performed for entity by independent parties, such as accounting plus ordinary and necessary travel expenses.	Subject to the manager's discretion.

        The following table quantifies the various fees and expenses paid to the general partners since the formation of the partnerships.

Historical Fees and Expenses to the General Partner

	NTS-III	NTS-IV	NTS-V	NTS-VI	NTS-VII
Cash Flow Distributions(1)	$206,985	$218,253	$168,176	$121,277	$27,445
Proceeds from Sale/Refinancing	—	6,050,582	24,868,181	821,353	8,155
Commissions on Sales	—	—	—	—	—
Property Management/Leasing Fees	4,937,439	4,578,778	6,651,073	11,731,207	2,285,850
Construction Management Fees	0	1,251,208	2,336,901	2,659,478	337,798
Repair/Maintenance Fees	459,344	106,908	339,988	199,900	35,138
Reimbursement of Expenses(2)	5,139,101	6,571,625	9,074,477	16,595,636	4,399,931

TOTAL:	$10,742,869	$18,777,354	$43,438,796	$32,128,851	$7,094,317

(1)
Includes distributions made in respect of the general partner interest in each partnership.

(2)
Includes the following: professional and administrative expenses, operating expenses, landscaping costs, travel costs, construction costs, organization costs, promotional costs, site selection costs, interest expense, loan costs and other various expenses.

Historical Fees and Expenses of NTS Private Group and ORIG(1)

	NTS Private Group	ORIG
Cash Flow Distributions	$4,818,617	$—
Proceeds from Sale/Refinancing	—	—
Commissions on Leases	450,217	—
Property Management Fees	3,111,077	—
Construction Management Fees	—	—
Repair and Maintenance Fees	404,026	—
Reimbursement of Expenses	3,841,165	53,772
Other	16,912	—

TOTAL:	$12,642,014	$53,772

(1)
This table includes the fees and expenses paid since 1999. Data prior to 1999 is not readily available to either ORIG or the entities comprising the NTS Private Group.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS
TO THE GENERAL PARTNERS

        The following information has been prepared to compare the amount of compensation paid, and distributions made, by the partnerships to the general partners and their affiliates to the amounts that would have been paid if our compensation and distribution structure, which will be in effect after the merger, had been in effect during the years presented below.

        Under the partnership agreements, the general partners of the partnerships or their affiliates are entitled to receive fees in connection with managing the affairs of each partnership. For example, certain of the partnership agreements provide that the general partner is entitled to a commission on the sales of properties. However, the general partners have waived any sales commissions they might have otherwise been entitled to as a result of the merger. The partnership agreements also provide that the general partners are to be reimbursed for their expenses for some of the administrative services performed for each partnership, such as legal, accounting, transfer agent, data processing, duplicating, investor communications and other services. For more information on the compensation and fees that the general partners or their affiliates are entitled to receive, see "Compensation and Fees."

        We intend to operate as a Delaware limited partnership under a partnership agreement which is substantially similar to the partnership agreements for each partnership. We will pay fees to NTS Development Company in its capacity as the property manager pursuant to a management agreement substantially similar to the management agreement between NTS Development Company and each partnership.

        During the years ended December 31, 2000, 2001, 2002 and 2003, and the six months ended June 30, 2004, the aggregate amounts accrued or actually paid by the partnerships to the general partner are shown below.

Compensation, Reimbursements And Distributions
To The General Partners

	Year Ended December 31(1)
				Six Months Ended 06/30/04
	2001	2002	2003
Property Management Fees	$1,311,605	$1,288,174	$1,298,762	$629,505
Repair and maintenance Fees	109,843	79,377	94,907	36,691
Leasing Commissions	115,858	109,175	30,586	15,195
Professional & Adm. Expenses	1,003,952	954,401	1,003,346	538,224
Operating Expenses	3,369,475	3,307,084	3,053,625	1,685,729
Cash Distributions—General Partner	0	0	0	0
Cash Distributions—Limited Partner(2)	0	0	0	0

Total historical	$5,910,733	$5,738,211	$5,481,226	$2,905,344

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions that the general partners and their affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of the Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partners and their affiliates.

        After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions as well as property management expenses will increase because we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere herein, however, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. For example, we generally will pay NTS Development Company a property management fee equal to five percent (5%) of the gross revenues from residential properties and six percent (6%) of the gross revenues from commercial properties. Each of the partnerships, except NTS-III, already pays NTS Development Company a property management fee based on the same percentages. Please note that NTS-III does not distinguish between commercial and residential properties. NTS-III pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We believe that the total amount of the fees will increase strictly because NTS Development Company will manage more properties than it currently manages for the partnerships.

        We anticipate that the amounts paid for audit and professional fees will decrease as a result of the economies of scale because only one, rather than five, quarterly and annual reports will be required to be filed with the SEC and, similarly, we will require only one audit opinion rather than five on our annual filing. Although our general partners believe our audit and professional fees will increase in the future as a result of complying with the corporate governance initiatives of the Sarbanes-Oxley Act of 2002, these costs will be significantly less than the related costs for five separate partnerships. Based on the combined historical fees and expenses paid to NTS Development Company during the years ended December 31, 2003, 2002 and 2001, we estimate that we will pay fees and expenses of approximately $5.7 million during the first twelve months after the merger is completed. The actual amount of fees that we will pay to NTS Development Company after the merger is completed may be higher or lower than this estimate because the fees are based on a percentage of gross revenues that the properties generate. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended.

        For more detailed information regarding the general partners' compensation and distributions on a historical basis for each partnership, please read the supplement for your partnership under the heading "Compensation, Reimbursements and Distributions to the General Partner."

SELECTED UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL AND OPERATING DATA

        The selected unaudited pro forma consolidated condensed financial and operating data for the six months ended June 30, 2004 and for the year ended December 31, 2003 has been prepared to give pro forma effect to the Merger as if it occurred on January 1, 2003, with regard to the statement of operating data and at June 30, 2004 with respect to the balance sheet data. The selected unaudited pro forma consolidated condensed financial and operating data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the merger been consummated on the dates indicated and does not purport to indicate balance sheet data or results of operations for any future period.

        The following data should be read in conjunction with "Selected Historical Combined Condensed Financial and Operating Data," "Unaudited Summary Pro Forma Consolidated Condensed Financial and Operating Data," "Unaudited Summary Historical Combined Condensed Financial and Operating Data," Management's Discussion and Analysis of Financial Condition and Results of Operations," and

the financial statements and related notes thereto of the Partnerships, the NTS Private Group and ORIG included in or incorporated by reference elsewhere in this joint consent/prospectus.

	As of and for the Six Months Ended June 30, 2004	For the Year Ended December 31, 2003
	(UNAUDITED)	(UNAUDITED)
STATEMENT OF OPERATIONS DATA
Rental income	$15,571,550	$32,032,451
Tenant reimbursements	1,184,048	2,371,880

TOTAL REVENUES	16,755,598	34,404,331
Operating expenses & operating expenses—affiliated	6,114,211	11,409,356
Management fees	905,975	1,854,917
Real estate taxes	924,934	2,422,711
Professional and administrative & professional and admin.—affiliated	2,560,284	3,958,370
Depreciation and amortization	5,206,853	11,414,593

TOTAL OPERATING EXPENSES	15,712,257	31,059,947

OPERATING INCOME	1,043,341	3,344,384
Interest and other income and affiliated	57,513	364,683
Interest expense and affiliated	(3,531,662)	(7,568,831)
Loss on disposal of assets	(53,540)	(303,906)
Settlement charge	—	(2,400,000)

NET LOSS	$(2,484,348)	$(6,563,670)

Net loss allocated to limited partners	$(2,324,605)	$(6,146,221)

Net loss per limited partnership interest	$(0.20)	$(0.52)

Number of limited partnership interests	11,751,959	11,751,959

Ratio of earnings to fixed charges	0.30	0.13

Deficiency to cover fixed charges	$2,484,348	$6,563,670

BALANCE SHEET DATA (as of June 30, 2004)
Land, buildings and amenities, net	159,854,920
Total assets	172,697,153
Mortgages and notes payable	106,081,017
Book value per unit	$5.02

UNAUDITED SELECTED HISTORICAL COMBINED CONDENSED
FINANCIAL AND OPERATING DATA

        The following table sets forth unaudited summary historical combined condensed financial and operating data as if NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI, NTS-Properties VII, Ltd. (the "Partnerships") and NTS Private Group were combined on a historical basis. This historical combined presentation reflects adjustments to the actual historical data to: (1) include a previously unconsolidated joint venture; (2) eliminate the equity investment and minority interests in wholly combined joint ventures in the historical financial information of the applicable partnership; and (3) include debt used by ORIG and its related interest cost to acquire interests in the Partnerships which will be assumed by NTS Realty in the merger.

        We have derived the combined condensed statement of operations and balance sheet data as of and for the years ended December 31, 2003, 2002 and 2001 from the audited financial statements of the Partnerships and the NTS Private Group. We have derived the combined condensed balance sheet data, consisting of debt of ORIG from the audited financial statements as of December 31, 2003, 2002 and 2001. We have derived the combined condensed statement of operations data consisting of interest expense relating to ORIG's debt from the unaudited financial statements of ORIG for each of the three years ending December 31, 2003. We have derived the combined condensed statement of operations and balance sheet data as of and for the six months ended June 30, 2004 and 2003 from the unaudited financial statements of the Partnerships, NTS Private Group and ORIG. In the opinion of management, our unaudited financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial condition and the results of operations as of such date and for such periods under U.S. generally accepted accounting principles. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year or any future period.

        You should read the financial information below in conjunction with the other financial information and analysis presented in this joint consent/prospectus, including "Unaudited Summary Pro Forma Consolidated Condensed Financial and Operating Data," "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data," "Selected Historical Combined Condensed Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto of the Partnerships, the

NTS Private Group and ORIG included or incorporated by reference elsewhere in this joint consent/prospectus.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2004	2003	2003	2002	2001
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
STATEMENT OF OPERATIONS DATA
Rental income	$15,468,552	$15,855,834	$31,762,268	$32,014,147	$32,414,553
Tenant reimbursements	1,184,048	1,218,903	2,371,880	2,374,347	2,330,607

TOTAL REVENUES	16,652,600	17,074,737	34,134,148	34,388,494	34,745,160
Operating expenses and affiliated	6,114,211	5,779,475	11,409,356	11,804,936	12,202,657
Management fees	905,975	931,431	1,854,917	1,876,685	1,900,161
Real estate taxes	924,934	1,327,274	2,422,711	2,267,523	2,332,384
Professional and administrative and affiliated	2,339,992	1,753,825	3,517,787	1,839,931	1,564,025
Depreciation and amortization	4,072,207	3,989,604	8,006,076	8,370,527	8,318,800

TOTAL OPERATING EXPENSES	14,357,319	13,781,609	27,210,847	26,159,602	26,318,027

OPERATING INCOME	2,295,281	3,293,128	6,923,301	8,228,892	8,427,133
Interest and other income and affiliated	57,513	95,635	364,683	299,326	563,354
Interest expense and affiliated	(3,839,890)	(4,131,680)	(8,185,284)	(8,763,601)	(9,274,001)
Loss on disposal of assets	(53,540)	(227,232)	(303,906)	(132,478)	(178,522)

NET LOSS	$(1,540,636)	$(970,149)	$(1,201,206)	$(367,861)	$(462,036)

BALANCE SHEET DATA (end of period)
Land, buildings and amenities, net	118,014,409	123,497,854	120,994,416	125,902,043	132,277,155
Total assets	127,209,799	132,240,524	129,831,524	141,020,277	147,246,636
Mortgages and notes payable	106,081,017	111,774,175	109,258,373	122,391,250	123,937,185
Ratio of earnings to fixed charges	0.60	0.77	0.85	0.96	0.95

Deficiency to cover fixed charges	$1,540,636	$970,149	$1,201,206	$367,861	$462,036

HISTORICAL COMBINED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This section provides the Historical Combined Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") as if the partnerships, ORIG and the NTS Private Group were combined on an historical basis. See "Selected Financial Information" for a description of certain assumptions made in the combined presentation.

        The following discussion should be read in conjunction with the "Selected Pro Forma Consolidated Financial and Operating Data" and "Selected Financial Information" and the historical and pro forma financial statements appearing elsewhere in this joint/consent prospectus. This discussion is based primarily on our historical combining statements of operations and historical combining cash flow information for the six months ended June 30, 2004 and 2003, as well as for the years ended December 31, 2003, 2002 and 2001. In addition, this section provides a narrative discussion of our pro forma consolidated balance sheet as of June 30, 2004, our pro forma consolidated statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003. These pro forma amounts reflect adjustments made to our historical combined financial information to give effect to the impact that completing the merger would have had on certain items as though the merger had been completed on June 30, 2004, for the pro forma balance sheet and January 1, 2003, for the pro forma income statements for the six months ended June 30, 2004 and for the year ended December 31, 2003. Finally, in our "future liquidity" section, we discuss our estimates of the net change in cash for the six months ended June 30, 2004, based on certain assumptions.

Critical Accounting Policies

        General.    A critical accounting policy is one that would materially effect our operations or financial condition, and requires Management to make estimates or judgments in certain circumstances. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles ("GAAP"). GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. The following disclosure discusses judgments known to Management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

        Impairment and Valuation.    Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets," specifies circumstances in which certain long lived assets must be reviewed for impairment. If this review indicates that the carrying amount of an asset exceeds the sum of its expected future cash flows, the asset's carrying value must be written down to fair value. In determining the value of an investment property and whether the investment property is impaired, Management considers several factors such as projected rental and vacancy rates, property operating expenses, capital expenditures and interest rates. The capitalization rate used to determine property valuation is based on the market in which the investment property is located, length of leases, tenant financial strength, the economy in general, demographics, environment, property location, visibility, age and physical condition among others. All of these factors are considered by Management in determining the value of any particular investment property. The value of any particular investment property is sensitive to the actual results of any of these factors, either individually or taken as a whole. If the actual results differ from Management's judgment, the valuation could be negatively or positively affected.

        The merger will be accounted for using the purchase method of accounting in accordance with SFAS No. 141 "Business Combinations." NTS Realty will be treated as the purchasing entity. The portion of each partnership's assets and liabilities acquired from unaffiliated third parties will be adjusted to reflect their fair market value. That portion owned by affiliates of the general partners of the partnerships will be reflected at historical cost. The assets and liabilities contributed by NTS Private Group will be adjusted to reflect their fair market value, except for that portion owned by J.D. Nichols which will be reflected at historical cost due to his common control over the contributing entities.

        In accordance with SFAS No. 141, we have allocated the purchase price of each acquired investment property among land, building and improvements, other intangibles, including acquired above market leases, acquired below market leases and acquired in place lease origination cost which is the market cost avoidance of executing the acquired leases. Allocation of the purchase price is an area that requires complex judgments and significant estimates. We used the information contained in a third party appraisal as the primary basis for allocating the purchase price between land and buildings. A pro rata portion of the purchase price was allocated to the value of avoiding a lease-up period for acquired in-place leases. The value of in-place leases is amortized to expense over the remaining initial term of the respective leases. A portion of the purchase price was allocated to the estimated lease origination cost based on estimated lease execution costs for similar leases and considered various factors including geographic location and size of leased space. We then evaluated acquired leases based upon current market rates at the acquisition date and various other factors including geographic location, size and the location of leased space within the property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is above or below market. After acquired leases were determined to be at, above or below market, we allocated a pro rata portion of the purchase price to any acquired above or below market lease based upon the present value of the difference between the contractual lease rate and the estimated market rate. We also consider an allocation of purchase price to in-place leases that have a customer relationship intangible value. The characteristics we consider in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant and the tenant's credit quality and expectations of lease renewals. We currently do not have any tenants with whom we have developed a relationship that we believe has any current intangible value.

        On a combined historical basis, since 2001 we acquired or constructed the following properties:

Property	Year Acquired/Completed	Purchase Price or Approximate Cost to Construct
Springs Station	2001	$1,061,000

        Recognition of Rental Income.    Under GAAP, we are required to recognize rental income based on the effective monthly rent for each lease. The effective monthly rent is equal to the average monthly rent during the term of the lease, not the stated rent for any particular month. The process, known as "straight lining" or "stepping" rent generally has the effect of increasing rental revenues during the early phases of a lease and decreasing rental revenues in the latter phases of a lease. Due to the impact of "straight lining," on a historical combining basis, rental income exceeded the cash collected for rent by approximately $113,000 and $93,000 for the six months ended June 30, 2004 and 2003, respectively and $323,000, $307,000 and $297,000, for the years ended December 31, 2003, 2002 and 2001, respectively. If rental income calculated on a straight line basis exceeds the cash rent due under the lease, the difference is recorded as an increase in deferred rent receivable and included as a component of accounts receivable on the relevant balance sheet. If the cash rent due under the lease exceeds rental income calculated on a straight line basis, the difference is recorded as a decrease in deferred rent receivable and is recorded as a decrease of accounts receivable on the relevant balance sheet. In accordance with Staff Accounting Bulletin 101, we defer recognition of contingent rental income, such as percentage or excess rent, until the specified target that triggers the contingent rental income is achieved. We periodically review the collectability of outstanding receivables. Allowances are generally taken for tenants with outstanding balances due for a period greater than ninety days and tenants with outstanding balances due for a period less than ninety days but that we believe are potentially uncollectible.

        Recognition of Lease Termination Income.    We recognize lease termination income upon receipt of the income. We accrue lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.

        Cost Capitalization and Depreciation Policies.    We review all expenditures and capitalize any item exceeding $1,000 deemed to be an upgrade or a tenant improvement with an expected useful life greater than one year. Land, buildings and amenities are stated at cost. Depreciation expense is computed using the straight line method over the estimated useful lives of the assets. Buildings and improvements have estimated useful lives between 3 - 40 years, land improvements have estimated useful lives between 10 - 20 years, and amenities have estimated useful lives between 3 - 40 years. Acquired above and below market leases are amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Acquired in place lease origination cost is amortized over the life of the lease as a component of amortization expense.

        Liquidity and Capital Resources.    Our most liquid asset is our cash and cash equivalents, which consist of cash and short term investments, but do not include any restricted cash. On a pro forma basis, assuming the merger took place on June 30, 2004, our cash and cash equivalents as of the six months ended June 30, 2004 would have been approximately $3,561,000, which includes $1.5 million to be paid by NTS Development Company to the partnerships as part of the settlement described elsewhere in this joint/consent prospectus. Operating income generated by the properties will be the primary source from which we generate cash. Other sources of cash include the proceeds from mortgage loans and notes payable. Our main uses of cash will relate to capital expenditures, required payments of mortgages and notes payable, distributions and payments of deferred fees and expenses to NTS Development Company. As of June 30, 2004, NTS-Properties V, a Maryland limited partnership, and NTS-Properties VI, a Maryland limited partnership, have deferred the payment of fees and expenses to NTS Development Company of approximately $550,000 and $1,104,000, respectively. Below is a chart which summarizes our unaudited combined cash flow from operating, investing and financing activities for the six months ended June 30,2004 and 2003 and the years ended December 31, 2003, 2002 and 2001 on a historical basis.

	Summary Historical Combined Cash Flow Information
	For the Six Months Ended June 30,		For the Year Ended December 31,
	2004	2003	2003	2002	2001
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flow from operating activities	$4,504,922	$4,907,936	$8,108,203	$7,559,950	$8,807,073
Cash flow from investing activities	(1,087,742)	3,999,931	2,467,888	(2,170,324)	(3,296,056)
Cash flow from financing activities	(3,246,040)	(10,015,312)	(12,381,984)	(6,024,812)	(5,279,046)

TOTAL	$171,140	$(1,107,445)	$(1,805,893)	$(635,186)	$231,971

        Cash Flow from Operating Activities.    Net cash provided by operating activities increased from approximately $7.6 million for the year ended December 31, 2002 to approximately $8.1 million for the year ended December 31, 2003. The increase was primarily due to an increase in accounts payable related to our ongoing litigation filed by limited partners and settlement directed merger costs. Net cash provided by operating activities decreased from approximately $8.8 million for the year ended December 31, 2001 to approximately $7.6 million for the year ended December 31, 2002 due to, among other things, an increase in accounts receivable driven by decreased cash collections from our tenants and a decrease in accounts payable driven by increased payments to our vendors.

        Net cash provided by operating activities decreased from approximately $4.9 million for the six months ended June 30, 2003, to approximately $4.5 million for the six months ended June 30, 2004, primarily due to the increased net operating loss which was negatively impacted by the costs of the ongoing litigation filed by limited partners and settlement directed merger costs.

        Cash Flow from Investing Activities.    Net cash flow from investing activities was approximately $2.5 million for the year ended December 31, 2003. For the year ended December 31, 2002, we used approximately $2.2 million in net cash for investing activities. The increase is primarily due to cash payments from NTS Private Group's affiliates of approximately $6.1 million for notes receivable related to inter-company borrowings, which was partially offset by increased additions to land, buildings and amenities. Net cash used by investing activities decreased from approximately $3.3 million for the year ended December 31, 2001 to approximately $2.2 million for the year ended December 31, 2002. This decrease in net cash used was primarily due to a decrease in additions to land, buildings and amenities.

        Net cash flow used by investing activities was approximately $1.1 million for the six months ended June 30, 2004, as compared to the six months ended June 30, 2003 when investing activities provided approximately $4.0 million, primarily from the affiliate notes receivable, which was offset by capital additions.

        Cash Flow from Financing Activities.    Net cash used by financing activities increased from approximately $6.0 million for the year ended December 31, 2002 to approximately $12.4 million for the year ended December 31, 2003. The increase in net cash used was primarily due to cash payments to NTS Private Group's affiliates of approximately $6.7 million for notes payable related to inter-company borrowings, and lower proceeds from mortgages and notes payable. Net cash used by financing activities increased from approximately $5.3 million for the year ended December 31, 2001 to approximately $6.0 million for the year ended December 31, 2002. The increase in net cash used was primarily due to cash distributions to our owners of approximately $1.2 million partially offset by cash borrowed on mortgages and notes payable.

        Net cash flow used by financing activities decreased to approximately $3.2 million from $10.0 million for the six months ended June 30, 2004 and 2003, respectively, primarily due to decreased cash principal payments on mortgages and notes payable.

        Future Liquidity.    Our future liquidity depends significantly on our properties' occupancy remaining at a level which provides for debt payments and adequate working capital, currently and in the future. If occupancy were to fall below that level and remain at or below that level for a significant period of time, our ability to make payments due under our debt agreements and to continue paying daily operational costs would be greatly impaired. In the next twelve months, we intend to operate the properties in a similar manner to their operation in recent years. As part of the merger, we intend to refinance approximately $57.3 million of debt with approximately $72.0 million of new debt. The proposed refinancing would, among other things, lower the average interest rate on the debt from approximately 6.8% to 6.0% and change the amortization schedules to thirty years from the current ten to fifteen year schedules. We believe that refinancing this debt will allow us to generate cash flow to pay capital expenditures, principal and interest expenses from mortgages and notes payable, deferred fees and expenses to NTS Development Company and the required minimum distributions to our partners, per our distribution policy. As of June 30, 2004, NTS-Properties V, a Maryland limited partnership, and NTS-Properties VI, a Maryland limited partnership, have deferred the payment of fees and expenses to NTS Development Company of approximately $550,000 and $1,104,000, respectively.

        We expect to incur capital expenditures of approximately $10.0 million during the first twelve months after the merger primarily for roof replacements and tenant origination costs necessary to continue leasing our properties. This discussion of future liquidity along with the table of contractual obligations and commercial commitments that follows, details our material commitments expected to exist after the merger.

        The merger and the anticipated refinancing of the debt to be assumed in the merger involve various risks. See "Risk Factors" included in this joint/consent prospectus which contains information on various risks that could impact the table below. Our actual net changes in cash may differ materially from the table below. This projection will be affected by a number of factors, including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations, unanticipated expenditures, as well as our ability to successfully refinance our debt on a longer term basis and obtain lower interest rates as described previously. The table below reflects the estimated cash flows on an as merged basis for the year ended June 30, 2005, assuming that the merger takes place on December 31, 2004 and that we refinanced certain of our properties on thirty year amortization schedules and lowered the interest rate on the debt as set forth above. We have further assumed, for these purposes, that the only debt that will be refinanced simultaneously with the closing of the merger will be debt that bears minimal or no prepayment penalties.

NTS Realty Holdings Limited Partnership Projected Net Change in Cash for the Year Ended June 30, 2005

        The following table describes our pro forma net loss and the resulting cash flow available for distribution for the twelve months ended June 30, 2004, and the adjustments we have made in order to estimate our initial cash available for distribution for the twelve months ending June 30, 2005.

Pro forma net loss for the twelve months ended December 31, 2003	(6,563,670)
Add: Pro forma net loss for the six months ended June 30, 2004	(2,484,348)
Less: Pro forma net loss for the six months ended June 30, 2003	(4,783,198)

Pro forma net loss for the twelve months ended June 30, 2004	(4,264,820)
Add: Pro forma depreciation and amortization (A)	10,927,583
Add: Net increases in contractual rent income (B)	1,024,576
Less: Net decreases in contractual rent income due to lease expirations, assuming no renewals (C)	(1,780,812)
Less: Net effect of straightlining rents and amortization of market lease obligations (D)	(512,750)
Less: Lease commissions (E)	(981,898)
Less: Accounts payable due our affiliate (F)	(1,654,487)

Estimated cash flow from operating activities for the twelve months ending June 30, 2005	2,757,392
Estimated cash flows used in investing activities:
Less: Additions to land, buildings and amenities (G)	(9,981,688)
Estimated cash flows provided by financing activities:
Add: Proceeds from mortgages & notes payable (H)	72,000,000
Less: Principal payments on mortgages & notes payable (I)	(60,726,880)

Estimated cash available for distributions for the 12 months ending June 30, 2005	4,048,824

NOTES:

A
Depreciation and amortization was calculated by taking the pro forma amounts for the twelve months ended December 31, 2003 ($11,414,593), adding the pro forma amounts for the six months ended June 30, 2004 ($5,206,853) and subtracting the pro forma amount for the six months ended June 30, 2003 ($5,693,863).

B
Represents the net increases in contractual rental income from new leases and renewals not in effect for the entire 12-month period ended June 30, 2004 or that will go into effect during the 12 months ending June 30, 2005 based upon leases entered into by September 30, 2004.

C
Assumes no lease renewals or new leases (other than month to month leases for leases expiring after June 30, 2004 unless a new or renewal lease has been entered into by September 30, 2004.

D
Represents the conversion of estimated rental revenues fo the 12 month period ending June 30, 2005 from the accrual basis, which includes straight-line rent and the amortization of acquired lease obligations, to a cash basis of recognition.

E
We expect to use $981,898 in cash for leasing commissions related to renewing tenant leases during the twelve months ending June 30, 2005.

F
We expect to use $1,654,487 in cash to satisfy amounts due to our affiliate, NTS Development Company, for deferred fees and expense reimbursements.

G
Additions to land buildings and amenities are expected to use $9,981,868. The BBC1a and BBC1b properties are expected to require approximately $4.3 million in additions relative to tenant lease renewals. The BBCII property is expected to require approximately $1.0 million in additions relative to tenant lease renewals. The Outlet Mall property is expected to require approximately $330,000 for a roof replacement. Our remaining properties are expected to require the remaining cash for additions, including roof replacements, tenant improvements, common area improvements, heating and air conditioning improvements, and exterior building improvements.

H
The proceeds from mortgages and notes payable is expected to provide cash from re-financing of debt on our residential apartment, commercial and retail properties totalling $72.0 million, as part of the merger.

I
The cash used for principal payments on mortgages and notes payable is projected to use approximately $58.0 million to pay off mortgages on our residential apartment, commercial and retail properties as part of our refinancing at the time of the merger. The remaining cash used for principal payments is for the regular amortization of periodic payments due under the terms of our mortgages.

Results of Operations

        This section describes our results of operations on a historical combined basis for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001. In addition, we describe our pro forma adjusted results of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 which reflects certain adjustments assuming the merger took place on January 1, 2003. As of June 30, 2004, we would have owned nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. We generate substantially all of our operating income from property operations.

        The decrease in revenues in each period was caused primarily by decreased average occupancy and decreased rents per unit at some of our commercial and residential properties. This decrease was partially offset by increased average occupancy at one of our retail properties and several commercial properties. This does not appear to be indicative of any trend as there is always significant uncertainty relative to renewing leases for existing tenants, re-leasing space vacated by tenants and the time required to locate suitable replacement tenants and the resultant opportunity cost. The decrease in interest expense in each period is directly related to the reduction of our debt balances due to the continued amortization of the principal balances on the debt.

Merger/Settlement Charge

        NTS Realty Holdings Limited Partnership was formed as part of a class action settlement where its affiliate and limited partner ORIG has agreed to admit a "qualified settlement trust" as a special member of ORIG. This special member interest is being created for the benefit of the class members in the litigation who are former limited partners who sold their limited partnership interests to ORIG, its affiliates or the partnerships either as part of tender offers, other repurchase programs or otherwise. Under the terms of ORIG's operating agreement, all of the economic and other rights associated with up to 620,000 Units owned by ORIG will be designated for the benefit of the qualified settlement trust. ORIG will own the Units, but all of the rights associated with the Units will inure to the qualified settlement trust. Plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote these designated Units pursuant to his direction. The amount of Units was determined based on the $6.2 million non-cash amount of the $6.85 million settlement amount agreed upon by the general partners and plaintiffs' counsel. Therefore, if each Unit is valued at $10.00, then the economic and other rights associated with 620,000 Units will be needed to satisfy the settlement amount. The final amount of the settlement, however, is based on the amount of valid claims filed by the former limited partners in the class of plaintiffs. If claims are not made for the full $6.2 million settlement amount, ORIG will designate the economic and other rights to fewer Units for the benefit of the qualified settlement trust to satisfy the claims. We refer to these designated Units as the "Class Units." Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, for a period of two years, to repurchase from the qualified settlement trust, using 75% of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would have gone to Mr. Nichols, his spouse or Mr. Lavin, the economic and other rights associated with the number of Class Units calculated under the formula described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse, and/or Mr. Lavin within two years of when we begin making distributions. If any Class Units remain at the end of this two-year period, Mr. Nichols, his spouse and Mr. Lavin must make a final payment to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value will be equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation. Our Statement of Operations will include a non-cash charge for our estimate related to the settlement with a corresponding credit to Partners' Equity immediately following the completion of the Merger. If the merger is completed, the non-cash charge will be in a range from $650,000 to $6.85 million. Our earnings will be negatively impacted by this non-cash charge. However, there will be no effect on our future liquidity because Mr. Nichols, his spouse and Mr. Lavin must make the payments to the qualified settlement trust to redesignate the Class Units as set forth above.

        Results of Operations—Six Months Ended June 30, 2004 as Compared to June 30, 2003

        On a historical combined basis, our net loss for the six months ended June 30, 2004 was approximately $1,541,000 as compared to $970,000 for the six months ended June 30, 2003. On a pro forma basis, assuming the merger took place on January 1, 2003, our net loss for the six months ended June 30, 2004 would have been approximately $2.80 million, which reflects the adjustments discussed below. The increased operating expenses for the six months ended June 30, 2004 is primarily the result of increased repair and maintenance expenses at our properties. Certain of those expenditures are related to increased occupancy at several of our properties, while most are related to general maintenance of all of our properties. The seasonal requirements of maintaining our properties and the effect of changing occupancies often drive repair and maintenance expenditures at our properties. Our net loss increased during the six months ended June 30, 2004 primarily because of the effects of decreased revenues and increased operating expenses, as well as the continuing legal and professional expenses related to the class action litigation and merger.

	June 30, 2004 (Unaudited)
	Land	Retail	Commercial	Residential	Non Segment	Total
Revenues	$26,768	$677,099	$9,088,567	$6,860,166	$—	$16,652,600
Operating expenses	776	173,664	2,893,063	3,046,708	—	6,114,211
Interest expense	—	208,211	1,739,779	762,375	1,129,525	3,839,890
Depreciation and amortization	2,544	150,099	2,266,230	1,580,436	72,898	4,072,207
Net income (loss)	(2,754)	65,382	976,847	839,222	(3,419,333)	(1,540,636)
	June 30, 2003 (Unaudited)
	Land	Retail	Commercial	Residential	Non Segment	Total
Revenues	$26,768	$673,951	$9,116,810	$7,257,208	$—	$17,074,737
Operating expenses	1,585	45,549	2,775,489	2,956,852	—	5,779,475
Interest expense	238	230,592	1,976,084	810,313	1,114,453	4,131,680
Depreciation and amortization	2,544	143,411	2,207,773	1,562,978	72,898	3,989,604
Net income (loss)	24,744	211,742	972,876	752,590	(2,932,101)	(970,149)

        Results of Operations—Year Ended December 31, 2003, as Compared to December 31, 2002, as Compared to December 31, 2001

        On a historical combined basis, our net loss for the year ended December 31, 2003 was approximately $1,201,000 as compared to $368,000 for the year ended December 31, 2002 and $462,000 for the year ended December 31, 2001. The decreased operating expense for the years ended December 31, 2003 and 2002 is primarily the result of decreased repair and maintenance expenses at our properties. Certain expenditures decreased correspondingly with decreased occupancy at several of our properties. On a pro forma basis, assuming the merger took place on January 1, 2003, our net loss for the year ended December 31, 2003 would have been approximately $7.2 million, which reflects the adjustments discussed below. Our net loss increased during the year ended December 31, 2003 primarily because of the effects of continuing legal and professional expenses related to the class action litigation and the merger. Our net loss decreased during the year ended December 31, 2002 primarily because of the increased net income from our commercial properties. This income was effected by overall cost reductions at the commercial properties, including reductions in operating expenses and interest expense.

	December 31, 2003 (Unaudited)
	Land	Retail	Commercial	Residential	Non Segment	Total
Revenues	$53,537	$1,370,517	$18,373,809	$14,336,285	$—	$34,134,148
Operating expenses	2,261	92,024	5,546,958	5,768,113	—	11,409,356
Interest expense	238	451,724	3,787,261	1,608,489	2,337,572	8,185,284
Depreciation and amortization	5,087	293,497	4,423,417	3,138,276	145,799	8,006,076
Net income (loss)	22,070	409,606	2,234,981	1,834,158	(5,702,021)	(1,201,206)
	December 31, 2002 (Unaudited)
	Land	Retail	Commercial	Residential	Non Segment	Total
Revenues	$216,344	$1,245,555	$19,136,768	$13,789,827	$—	$34,388,494
Operating expenses	17,953	94,981	5,773,897	5,922,105	(4,000)	11,804,936
Interest expense	224	501,406	4,251,936	1,629,166	2,380,869	8,763,601
Depreciation and amortization	5,087	269,271	4,515,119	3,435,251	145,799	8,370,527
Net income (loss)	237,138	299,519	2,501,054	936,845	(4,342,417)	(367,861)
	December 31, 2001 (Unaudited)
	Land	Retail	Commercial	Residential	Non Segment	Total
Revenues	$207,476	$1,113,775	$19,429,946	$13,993,963	$—	$34,745,160
Operating expenses	19,993	90,476	6,052,978	6,026,221	12,989	12,202,657
Interest expense	—	553,359	4,790,549	1,661,846	2,268,247	9,274,001
Depreciation and amortization	5,087	252,339	4,642,561	3,273,014	145,799	8,318,800
Net income (loss)	187,392	166,362	2,051,726	1,057,698	(3,925,214)	(462,036)

Rental Income and Tenant Reimbursements

        Rental income and tenant reimbursements for the years ended December 31, 2003 and 2002 were approximately $34,134,000 and $34,388,000, respectively. The decrease of approximately $254,000, or 1%, was not a significant change and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        Rental income and tenant reimbursements for the years ended December 31, 2002 and 2001 were approximately $34,388,000 and $34,745,000, respectively. The decrease of approximately $357,000, or 1%, was not a significant change and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        Rental income and tenant reimbursements for the six months ended June 30, 2004 and 2003 were approximately $16,653,000 and $17,075,000, respectively. The decrease of approximately $422,000, or 2%, was not a significant change and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        On a pro forma basis, rental income and tenant reimbursements for the six months ended June 30, 2004 and the year ended December 31, 2003 would have been approximately $16,756,000 and $34,404,000, respectively, which reflects adjustments for the straight-line effect of escalating rental terms.

Operating Expenses and Operating Expenses—Affiliated

        Operating expenses and operating expenses—affiliated for the years ended December 31, 2003 and 2002 were approximately $11,409,000 and $11,805,000, respectively. The decrease of approximately $396,000, or 3%, was not a significant change and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        Operating expenses and operating expenses—affiliated for the years ended December 31, 2002 and 2001 were approximately $11,805,000 and $12,203,000, respectively. The decrease of approximately $398,000, or 3%, was not a significant change and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        Operating expenses and operating expenses—affiliated for the six months ended June 30, 2004 and 2003 were approximately $6,114,000 and $5,779,000, respectively. The increase of approximately $335,000, or 6%, was primarily due to increased bad debt expense at NTS Outlet Mall due to the tenant declaring bankruptcy during February 2004. There were no offsetting material changes.

        On a pro forma basis operating expenses and operating expenses—affiliated for the six months ended June 30, 2004 and the year ended December 31, 2003 would have been approximately $6,114,000 and $11,409,000, respectively. No pro forma adjustments were made.

        Operating expenses—affiliated are for the services performed by employees of NTS Development Company, an affiliate of our General Partner. These employee services include property management, leasing, maintenance, security and other services necessary to manage and operate our business.

Real Estate Taxes

        Real estate taxes for the years ended December 31, 2003, 2002 and 2001 were approximately $2,423,000, $2,268,000 and $2,332,000, respectively. The increase of approximately $155,000, or 7%, in 2003 was primarily due to increased tax assessments by the local taxing authority at Willow Lake Apartments and at Park Place Apartments Phase I. We received notice of the increased assessments in early 2003 and retained a consultant to negotiate a reduction of the assessments. During the ensuing time period, the general partners decided to accrue property tax expense according to the assessed rate and not at the anticipated reduced rate. During the first quarter of 2004, the general partners received notice of the reduction of the assessments and were able to adjust the periodic expense accordingly. The general partners have not recorded a gain contingency for any property tax over-payments that are expected to be refunded in 2004. The decrease of approximately $64,000, or 3%, in 2002 was not a significant change and is not indicative of any known trend or uncertainty.

        Real estate taxes for the six months ended June 30, 2004 and 2003 were approximately $925,000 and $1,328,000, respectively. The decrease of approximately $403,000 or 30%, in 2004 was primarily due to decreased tax assessments at Willow Lake Apartments as set forth above.

Professional and Administrative Expenses and Professional and Administrative Expenses—Affiliated

        Our professional and administrative expenses and professional and administrative expenses—affiliated for the years ended December 31, 2003 and 2002 were approximately $3,518,000 and $1,840,000, respectively. The increase of approximately $1,678,000, or 91%, was primarily the result of increased legal and professional fees related to the class action litigation and the merger. Professional and administrative expenses for the year ended December 31, 2003 included approximately $757,000 and $812,000 of merger and litigation expenses, respectively. Professional and administrative expenses for the year ended December 31, 2002 included approximately $152,000 and $269,000 of merger and litigation expenses, respectively.

        Our professional and administrative expenses and professional and administrative expenses—affiliated for the years ended December 31, 2002 and 2001 were approximately $1,840,000 and $1,564,000, respectively. The increase of approximately $276,000, or 18%, was primarily the result of increased legal and professional fees related to the litigation filed by limited partners. No merger or litigation expenses were incurred during 2001.

        Our professional and administrative expenses and professional and administrative expenses—affiliated for the six months ended June 30, 2004 and 2003 were approximately $2,340,000 and $1,754,000, respectively. The increase of approximately $586,000, or 33%, was primarily the result of increased legal and professional fees related to the class action litigation and merger. Professional and administrative expenses for the six months ended June 30, 2004 included approximately $941,000 and $475,000 of merger and litigation expenses, respectively. Professional and administrative expenses for the six months ended June 30, 2003 included approximately $59,000 and $73,000 of merger and litigation expenses, respectively.

        On a pro forma basis our professional and administrative expenses and professional and administrative expenses—affiliated would have been approximately $2,560,000 for the six months ended June 30, 2004, and $3,958,000 for the year ending December 31, 2003, which includes adjustments of approximately $220,000 and $441,000, respectively, which represents additional costs of listing our Units on the AMEX and other costs of being public, such as directors' fees, directors and officers' insurance and investor communications, as well as, additional personnel and overhead costs.

        Professional and administrative expenses—affiliated are for the services performed by employees of NTS Development Company, an affiliate of our general partners. These employee services include legal, financial and other services necessary to manage and operate our business.

        Professional and administrative expenses—affiliated consisted approximately of the following for the periods presented:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2004	2003	2003	2002	2001
Finance	$153,000	$135,000	$246,000	$235,000	$232,000
Accounting	233,000	202,000	415,000	328,000	382,000
Investor Relations	66,000	82,000	156,000	179,000	165,000
Human Resources	35,000	38,000	74,000	70,000	68,000
Overhead	51,000	56,000	112,000	142,000	157,000

Total	$538,000	$513,000	$1,003,000	$954,000	$1,004,000

Depreciation and Amortization Expenses

        Our depreciation and amortization expenses for the years ended December 31, 2003, 2002 and 2001 were approximately $8,006,000, $8,371,000 and $8,319,000, respectively. The decrease of approximately $365,000, or 4%, in 2003 and the increase of approximately $52,000, or 1%, in 2002 were not significant and are not indicative of any known trend or uncertainty. There were no material offsetting changes.

        Our depreciation and amortization expenses for the six months ended June 30, 2004 and 2003 were approximately $4,072,000 and $3,990,000, respectively. The increase of approximately $82,000, or 2%, was not significant and is not indicative of any known trend or uncertainty. There were no offsetting material changes.

        On a pro forma basis, our depreciation and amortization expenses would have been approximately $5,207,000 for the six months ended June 30, 2004, and $11,415,000 for the year ending December 31,

2003, which includes adjustments of approximately $1,135,000 and $3,409,000, respectively, to reflect our estimate of depreciation and amortization expense for our properties as if we owned them from January 1, 2003.

Contractual Obligations and Commercial Commitments

        The following table represents our obligations and commitments to make future payments as of December 31, 2003 under contracts, such as debt and lease agreements, and under contingent commitments, such as debt guarantees.

	Payment Due by Period
Contractual Obligations	Total	Within One Year	One-Three Years	Three-Five Years	After Five Years
Mortgages and notes payable	$109,258,373	$12,402,096	$30,924,031	$29,590,020	$36,342,226
Capital lease obligations (1)	$7,441	$7,441	$—	$—	$—
Operating leases (2)	$—	$—	$—	$—	$—
Other long-term obligations (3)	$—	$—	$—	$—	$—

Total contractual cash obligations	$109,265,814	$12,409,537	$30,924,031	$29,590,020	$36,342,226

(1)
The lease is for six golf carts purchased for Willow Lake Apartments, Park Place Apartments and The Willows of Plainview Apartments (two golf carts each).

(2)
We are party to numerous small operating leases for office equipment such as copiers, postage machines and fax machines, which represent an insignificant obligation.

(3)
We are party to several annual maintenance agreements with vendors for such items as outdoor maintenance, pool service and security systems, which represent an insignificant obligation.

Amount of Commitment Expiration Per Period
Other Commercial Commitments	Total Amounts Committed	Within One Year	One-Three Years	Three-Five Years	After Five Years
Line of credit	$—	$—	$—	$—	$—
Standby letters of credit and guarantees	$—	$—	$—	$—	$—
Other commercial commitments (1)	$—	$—	$—	$—	$—

Total commercial commitments	$—	$—	$—	$—	$—

(1)
We do not, as a practice, enter into long term purchase commitments for commodities or services. We may from time to time agree to "fee for service arrangements" which are for a term of greater than one year.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OF THE NTS PRIVATE GROUP

        This section provides the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for the NTS Private Group. The NTS Private Group, referred to in this MD&A as "us," "we," or "our," as the context requires, is a theoretical combined entity which combines a group of partnerships and pass through entities under common ownership and control of Mr. J.D. Nichols. All of the partnerships and pass through entities which together represent the NTS Private Group, will either merge with and into ORIG, LLC ("ORIG") or will contribute all of its assets and liabilities to ORIG as part of the proposed merger between the five public partnerships.

        The following discussion is based primarily on our Historical Combined Balance Sheets, Historical Combined Statements of Operations and Historical Combined Cash Flow Statements for the six months ended June 30, 2004 and 2003 as well for the years ended December 31, 2003, 2002 and 2001. First, we discuss the critical accounting policies that impact the treatment of certain items for financial purposes, such as how we recognize rental income and depreciate our assets. Next, we discuss the balance sheets and statements of cash flows and how the changes in balance sheet and cash flow items from year to year impact our liquidity and capital resources. Finally, we discuss results of operations, including changes in net income from period to period.

Private Group Entities and Properties

        The following entities together constitute the NTS Private Group.

  NTS Atrium Center

        NTS Atrium Center is a Kentucky limited partnership which owns Atrium Center. Atrium Center is a commercial office center with approximately 104,200 square feet located in Louisville, Kentucky.

  NTS BBC I

        NTS BBC is a Kentucky limited partnership which owns Blankenbaker Business Center IB and Blankenbaker Business Center II. Blankenbaker Business Center IB and Blankenbaker Business Center II are business centers located in Louisville, Kentucky with approximately 60,000 and 75,300 square feet, respectively.

  NTS/BBX Office Acquisition LLC

        NTS/BBX Office Acquisition is a Kentucky limited liability company which owns Anthem Office Center. Anthem Office Center is a commercial office center with approximately 84,700 square feet located in Louisville, Kentucky.

  NTS Bluegrass Commonwealth Park LTD.

        NTS Bluegrass is a Kentucky limited partnership which owns Clarke American. Clarke American is a business center with approximately 50,000 net rentable square feet located in Louisville, Kentucky.

  NTS Breckinridge, LTD.

        NTS Breckinridge is a Kentucky limited partnership with a joint venture ownership interest in an approximate 35,000 square foot retail property located in Louisville, Kentucky, leased to Bed, Bath & Beyond. NTS Breckinridge owns Springs Station, a retail center with approximately 12,000 square feet located in Louisville, Kentucky.

  NTS Mall Limited Partnership

        NTS Mall Limited Partnership is a Kentucky limited partnership which owns NTS Outlet Mall. NTS Outlet Mall is a retail center with approximately 162,600 square feet located in Louisville, Kentucky.

  NTS Pickford, LTD.

        NTS Pickford LTD is a Kentucky limited partnership which owns Sears Office Building. Sears Office Building is an office building with approximately 66,900 square feet located in Louisville, Kentucky.

  NTS Springs Medical Office Center, LTD

        NTS Springs Medical Office Center is a Kentucky limited partnership which owns Springs Medical Office Center Phase I. Springs Medical Office Center Phase I is a medical office complex with approximately 97,300 square feet located in Louisville, Kentucky.

  NTS Springs Office LTD

        NTS Springs Office is a Kentucky limited partnership which owns Springs Office Center. Springs Office Center is an office center with approximately 125,300 square feet located in Louisville, Kentucky.

  NTS Whetstone Limited Partnership

        NTS Whetstone is a Kentucky limited partnership which owns ITT Parking Lot. ITT Parking Lot is a ground lease relating to a 120-space parking lot located in Louisville, Kentucky and leased to ITT Educational Services, Inc.

  NTS Willow Lake Partners Limited Partnership

        NTS Willow Lake is an Indiana limited partnership with a joint venture ownership interest in an approximate 35,000 square foot retail property located in Louisville, Kentucky, leased to Bed, Bath & Beyond.

Critical Accounting Policies

General

        A critical accounting policy is one that would materially effect our operations or financial condition, and requires Management to make estimates or judgments in certain circumstances. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles ("GAAP"). GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. The following disclosure discusses judgments known to Management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Impairment and Valuation

        Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," specifies circumstances in which certain long-lived assets must be reviewed for impairment. If such review indicates that the carrying amount of an asset exceeds the sum of its expected future cash flows, the asset's carrying value must be written down to fair value. In determining the value of an investment property and whether the investment property is impaired, Management considers several factors such as projected rental and vacancy rates, property operating expenses, capital expenditures and interest rates. The capitalization rate used to determine property valuation is based on the market in which the investment property is located, length of leases, tenant financial strength, the economy in general, demographics, environment, property location, visibility, age and physical condition among others. All of the aforementioned factors are considered by Management in determining the value of any particular investment property. The value of any particular investment property is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from Management's judgment, the valuation could be negatively or positively affected. For the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002 and 2001, we have not recognized an impairment loss on our properties.

        For the years ended December 31, 2003, 2002 and 2001, we acquired or constructed the following properties:

Property	Year Completed	Approximate Cost to Construct
Springs Station	2001	$1,061,000

Recognition of Rental Income

        Under GAAP, we are required to recognize rental income based on the effective monthly rent for each lease. The effective monthly rent is equal to the average monthly rent during the term of the lease, not the stated rent for any particular month. The process, known as "straight-lining" rent generally has the effect of increasing rental revenues during the early phases of a lease and decreasing rental revenues in the latter phases of a lease. Due to the impact of "straight-lining," the cash collected for rent exceeded rental income by approximately $64,000 and $14,000 for the six months ended June 30, 2004 and 2003, respectively and approximately $10,000 for the year ended December 31, 2003. Rental income exceeded the cash collected for rent by approximately $83,000 and $32,000 for the years ended December 31, 2002 and 2001, respectively. If rental income calculated on a straight-line basis exceeds the cash rent due under the lease, the difference is recorded as an increase in deferred rent receivable and included as a component of accounts receivable in the accompanying combined balance sheets. If the cash rent due under the lease exceeds rental income calculated on a straight-line basis, the difference is recorded as a decrease in deferred rent receivable. In accordance with Staff Accounting Bulletin 101, we defer recognition of contingent rental income, such as percentage/excess rent, until the specified target that triggers the contingent rental income is achieved. We periodically review the collectability of outstanding receivables. Allowances are generally taken for tenants with outstanding balances due for a period greater than ninety days and tenants with outstanding balances due for a period less than ninety days but that we believe are potentially uncollectible.

Recognition of Lease Termination Income

        We recognize lease termination income upon receipt of the income. We accrue lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.

Cost Capitalization and Depreciation Policies

        We review all expenditures and capitalize any item exceeding $1,000 deemed to be an upgrade or a tenant improvement with an expected useful life greater than one year. Land, buildings and amenities are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Buildings and improvements have estimated useful lives between 5 - 40 years, land improvements have estimated useful lives between 7 - 30 years, and amenities have estimated useful lives between 5 - 40 years.

Liquidity and Capital Resources

        This section describes our balance sheet and discusses our liquidity and capital commitments. Our most liquid asset is our cash and cash equivalents which consists of cash and short-term investments, but does not include our cash which is restricted. Our historical cash and cash equivalents as of the six months ended June 30, 2004 was $751,258. Operating income generated from our properties is the primary source from which we generate cash. Other sources of cash include proceeds from mortgage loans and notes payable. Below is a chart which reflects our cash flow from operating, investing and financing activities for the six months ended June 30, 2004 and 2003 and for the years ended December 31, 2003, 2002 and 2001, followed by a comparison of the respective periods.

Summary Historical Combined Cash Flow Statements

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2004	2003	2003	2002	2001
	(Unaudited)	(Unaudited)
Cash flow from operating activities	$1,744,895	$1,501,239	$3,591,774	$3,640,545	$3,427,557
Cash flow from investing activities	(223,327)	5,269,979	4,977,401	(428,322)	(1,292,327)
Cash flow from financing activities	(1,210,359)	(7,267,362)	(8,560,750)	(3,396,111)	(1,664,983)

TOTAL	$311,209	$(496,144)	$8,425	$(183,888)	$470,247

Cash Flows from Operating Activities

        Net cash provided by operating activities increased from approximately $1,501,000 for the six months ended June 30, 2003 to approximately $1,745,000 for the six months ended June 30, 2004. The increase is due, among other things, to the decreased cash used to reduce amounts owed to our vendors included in accounts payable and other liabilities.

        Net cash provided by operating activities decreased from approximately $3,641,000 for the year ended December 31, 2002 to approximately $3,592,000 for the year ended December 31, 2003. The decrease is due primarily to less cash provided by operating activities, which was offset by cash provided by cash collections of outstanding accounts receivable and reducing cash payments to vendors included in accounts payable.

        Net cash provided by operating activities increased from approximately $3,428,000 for the year ended December 31, 2001 to approximately $3,641,000 for the year ended December 31, 2002. The increase is due, greater cash provided by operating activities which was partially offset by the use of cash to pay vendors included in accounts payable.

Cash Flows from Investing Activities

        Net cash provided by investing activities was approximately $5,270,000 for the six months ended June 30, 2003. For the six months ended June 30, 2004, we used approximately $223,000 in cash for land, buildings and amenities, primarily for tenant finish costs. The net cash provided by investing activities for the six months ended June 30, 2003 was primarily due to cash payments received from affiliates for notes receivable.

        Net cash flow from investing activities was approximately $4,977,000 for the year ended December 31, 2003. For the year ended December 31, 2002, we used approximately $428,000 in net cash for investing activities. The change was primarily due to cash payments received from affiliates of approximately $6,200,000 for notes receivable, partially offset by additions to land, buildings and amenities.

        Net cash used by investing activities decreased from approximately $1,292,000 for the year ended December 31, 2001 to approximately $428,000 for the year ended December 31, 2002. The decrease in net cash used was primarily due to a decrease in additions to land, buildings and amenities and a decrease in notes receivable-affiliate.

Cash Flows from Financing Activities

        Net cash used by financing activities decreased from approximately $7,267,000 for the six months ended June 30, 2003 to approximately $1,210,000 for the six months ended June 30, 2004. The decrease in net cash used was primarily due to decreased cash contributions and a decrease in notes payable-affiliate as a result of the notes being paid in their entirety to NTS Financial Partnership on June 30, 2003.

        Net cash used by financing activities increased from approximately $3,396,000 for the year ended December 31, 2002 to approximately $8,561,000 for the year ended December 31, 2003. The increase in net cash used was primarily due to cash payments made to affiliates of approximately $6,700,000 on notes payable.

        Net cash used by financing activities increased from approximately $1,665,000 for the year ended December 31, 2001 to approximately $3,396,000 for the year ended December 31, 2002. The increase in net cash used was primarily due to cash distributions of approximately $1,200,000 offset by an increase in notes payable-affiliate.

Future Liquidity

        On June 30, 2003, the notes receivable-affiliate of approximately $6,200,000 for the year ended December 31, 2002 was paid in its entirety by NTS Financial Partnership. In the same transaction we paid the notes payable-affiliate in its entirety owed to NTS Financial Partnership of approximately $6,700,000 for the year ended December 31, 2002. As a result of the simultaneous transactions we paid the difference of approximately $500,000 in cash to NTS Financial Partnership.

        We believe the current occupancy levels are adequate to fund the operations of our properties. However, our future liquidity depends significantly on our properties' occupancy remaining at a level which provides for debt payments and adequate working capital, currently and in the future. If occupancy were to fall below that level and remain at or below that level for a significant period of time, our ability to make payments due under our debt agreements and to continue paying daily operational costs would be greatly impaired.

Results of Operations

        Below is a discussion of our results from operations for the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002 and 2001.

Results of Operations—Six Months Ended June 30, 2004 as Compared to June 30, 2003

        This section describes our results from operations for the six months ended June 30, 2004 as compared to the six months ended June 30, 2003. As of June 30, 2004, we owned three retail properties, eight commercial properties and operated a land lease. We generate almost all of our operating income from property operations. In order to evaluate our overall portfolio, Management analyzes the operating performance of the properties based on operating segments, which include retail operations, commercial real estate operations and land leases. The financial information of the operating segments have been prepared in a manner which is consistent with the basis and manner in which our Management internally disaggregates financial information for the purpose of decision making.

        Net income for the six months ended June 30, 2004 was approximately $379,000 as compared to $448,000 for the six months ended June 30, 2003. The changes in net income are described in more detail below. The following tables include certain selected summarized operating data for the six months ended June 30, 2004 and 2003. This data should be read in conjunction with our financial statements, including the notes attached hereto.

June 30, 2004

	Land	Retail	Commercial	Total
Total revenues	26,768	677,099	3,879,926	4,583,793
Operating expenses and operating expenses—affiliated	776	173,664	1,073,476	1,247,916
Depreciation and amortization	2,544	150,099	847,092	999,735
Total interest expense	—	208,211	1,129,438	1,337,649
Net income (loss)	(2,754)	65,382	316,112	378,740

June 30, 2003

	Land	Retail	Commercial	Total
Total revenues	26,768	673,951	3,810,354	4,511,073
Operating expenses and operating expenses—affiliated	1,585	45,549	995,842	1,042,976
Depreciation and amortization	2,544	143,411	805,599	951,554
Total interest expense	238	230,592	1,306,705	1,537,535
Net income	24,744	211,742	211,982	448,468

        During the six months ended June 30, 2004 compared to the six months ended June 30, 2003, our total revenues did not change significantly. Increased operating expenses and depreciation and amortization, partially offset by decreased interest expense, negatively affected our net income.

        Rental and lease income generated by our properties for the six months ended June 30, 2004 and 2003 were as follows:

Rental and Lease Income

Properties	2004	2003
Anthem Office Center	$405,346	$405,346
Atrium Center	328,594	521,134
Sears Office Building	379,236	378,843
Springs Medical Office Center Phase I	847,894	771,693
Springs Office Center	1,031,352	811,605
Blankenbaker Business Center IB	288,843	288,843
Blankenbaker Business Center II	325,355	362,508
Clarke American	273,306	270,382
Bed, Bath & Beyond	199,357	224,284
NTS Outlet Mall	334,468	331,418
Springs Station	143,274	118,249
ITT Parking Lot	26,768	26,768

TOTAL:	$4,583,793	$4,511,073

        The average occupancy levels at our properties for the six months ended June 30, 2004 and 2003 were as follows:

Occupancy Levels

Properties	2004	2003
Anthem Office Center	100%	100%
Atrium Center	49%	70%
Sears Office Building	100%	100%
Springs Medical Office Center Phase I	94%	90%
Springs Office Center	96%	84%
Blankenbaker Business Center IB	100%	100%
Blankenbaker Business Center II	80%	90%
Clarke American	100%	100%
Bed, Bath & Beyond	100%	100%
NTS Outlet Mall	100%	100%
Springs Station	100%	89%
ITT Parking Lot	100%	100%

        We believe the changes in occupancy on June 30, from year to year, are temporary effects of each property's specific mix of lease maturities and are not indicative of any known trend.

        We are making efforts to increase our occupancy levels at our properties. The leasing and renewal negotiations are conducted by leasing agents, who are employees of NTS Development Company, located in Louisville, Kentucky. The leasing agents are located in the same city as the property. All advertising is coordinated by NTS Development Company's marketing staff located in Louisville, Kentucky. The staff facilitates all on-site visits from potential tenants, negotiates lease renewals with current tenants and coordinates all local advertising with NTS Development Company's marketing staff.

        The following discussion relating to changes in our results of operations includes only those line items within our Statements of Operations for which there was a material change between six months ended June 30, 2004 and 2003.

Rental Income and Tenant Reimbursements

        Rental income and tenant reimbursements for the six months ended June 30, 2004 and 2003 were approximately $4,584,000 and $4,511,000, respectively. The increase of approximately $73,000, or 2%, was primarily a result of increased average occupancy at Springs Office Center, Springs Medical Office Center Phase I and Springs Station. The increase is partially offset by decreased average occupancy at Atrium Office Center and Blankenbaker Business Center II.

Operating Expenses and Operating Expenses—Affiliated

        Operating expenses for the six months ended June 30, 2004 and 2003 were approximately $861,000 and $702,000, respectively. The increase of approximately $159,000, or 23%, was primarily due to increased bad debt expense at NTS Outlet Mall due to the tenant declaring bankruptcy during February 2004.

        Operating expenses—affiliated for the six months ended June 30, 2004 and 2003 were approximately $387,000 and $341,000, respectively. The increase of approximately $46,000, or 13%, was primarily due to increased personnel costs.

        Operating expenses—affiliated are for services performed by employees of NTS Development Company. These employee services include property management, leasing, maintenance, security and other services necessary to manage and operate our business.

Professional and Administrative Expenses

        Professional and administrative expenses for the six months ended June 30, 2004 and 2003 were approximately $116,000 and $0, respectively. The increase was the result of costs incurred for legal and professional fees related to our proposed merger.

Depreciation and Amortization

        Depreciation and amortization expense for the six months ended June 30, 2004 and 2003 were approximately $1,000,000 and $952,000, respectively. The increase was primarily the result of assets being placed in service. Assets placed in service were tenant improvements at Spring Office Center, Springs Medical Office Center Phase I, Springs Station, Blankenbaker Business Center II and Atrium Center, building improvements at Springs Medical Office Center Phase I, Springs Station, Sears Office Building and Blankenbaker Business Center IB and furniture, fixtures and equipment at Springs Office Center, Blankenbaker Business Center II and Atrium Center. The increase is partially offset by assets (primarily land and building improvements at Atrium Center and tenant finish at Springs Medical Office Center Phase I) becoming fully depreciated.

Interest Income—Affiliated

        Interest income from affiliates decreased approximately $54,000 as a result of the notes being paid in their entirety by NTS Financial Partnership on June 30, 2003.

Interest Expense

        Interest expense decreased approximately $130,000, or 9%, for the six months ended June 30, 2004 as compared to the same period in 2003. The decrease is primarily due to decreased principal balances as a result of continued principal payments.

Interest Expense—Affiliated

        Interest expense paid to affiliates decreased approximately $70,000 as a result of the notes being paid in their entirety to NTS Financial Partnership on June 30, 2003.

Loss on Disposal of Assets

        The 2004 loss on disposal of assets is primarily due to the retirement of the roof which was not fully depreciated at Blankenbaker Business Center IB. The 2003 loss on disposal of assets is primarily due to the retirements of assets (primarily tenant finish) not fully depreciated at Springs Office Center.

Results of Operations—Year Ended December 31, 2003, as Compared to December 31, 2002, as Compared to December 31, 2001

        This section describes our results of operations for the years ended December 31, 2003, 2002 and 2001. At December 31, 2003 we owned three retail properties, eight commercial properties and operated a land lease. We generate almost all of our net operating income from property operations. In order to evaluate our overall portfolio, Management analyzes the operating performance of the properties based on operating segments, which include retail operations, commercial real estate operations and land leases. The financial information of the operating segments have been prepared in a manner which is consistent with the basis and manner in which our Management internally disaggregates financial information for the purpose of decision making.

        Net income for the year ended December 31, 2003 was approximately $1,177,000 as compared to $1,933,000 for the year ended December 31, 2002 and approximately $1,419,000 for the year ended December 31, 2001. The changes in net income are described in more detail below. The following tables include certain selected summarized operating data for the years ended December 31, 2003, 2002 and 2001. This data should be read in conjunction with our financial statements, including the notes attached hereto.

December 31, 2003

	Land	Retail	Commercial	Total
Total revenues	$53,537	$1,370,517	$7,845,380	$9,269,434
Operating expenses and operating expenses— affiliated	2,261	92,024	2,014,658	2,108,943
Total interest expense	238	451,724	2,490,612	2,942,574
Depreciation and amortization	5,087	293,497	1,617,913	1,916,497
Net income	22,070	409,606	745,817	1,177,493

December 31, 2002

	Land	Retail	Commercial	Total
Total revenues	$216,344	$1,245,555	$8,581,334	$10,043,233
Operating expenses and operating expenses— affiliated	17,953	94,981	2,098,038	2,210,972
Total interest expense	224	501,406	2,773,388	3,275,018
Depreciation and amortization	5,087	269,271	1,569,683	1,844,041
Net income	237,138	299,519	1,396,183	1,932,840

December 31, 2001

	Land	Retail	Commercial	Total
Total revenues	$207,476	$1,113,775	$8,585,614	$9,906,865
Operating expenses and operating expenses—affiliated	19,993	90,476	2,167,019	2,277,488
Total interest expense	—	553,359	3,040,942	3,594,301
Depreciation and amortization	5,087	252,339	1,621,626	1,879,052
Net income	187,392	166,362	1,065,159	$1,418,913

        During the year ended December 31, 2003, our revenues from the commercial segment have decreased slightly due to a decrease in occupancy at Atrium Center, Blankenbaker Business Center II, Springs Medical Office Center Phase I and Springs Office Center. Our rental income from our retail segment increased due to improved occupancy at Springs Station.

        Rental and lease income generated by our properties for the years ended December 31, 2003, 2002 and 2001 were as follows:

Rental and Lease Income

Properties	2003	2002	2001
Anthem Office Center	$810,692	$810,692	$810,692
Atrium Center	1,011,176	1,259,463	1,396,786
Sears Office Building	757,506	756,741	756,669
Springs Medical Office Center Phase I	1,556,473	1,623,775	1,643,533
Springs Office Center	1,870,711	2,270,683	1,995,772
Blankenbaker Business Center IB	577,686	578,276	564,800
Blankenbaker Business Center II	720,075	754,877	862,450
Clarke American	541,062	526,826	554,912
Bed, Bath & Beyond	447,685	401,374	418,125
NTS Outlet Mall	662,838	662,838	662,838
Springs Station	259,993	181,342	32,812
ITT Parking Lot	53,537	53,537	53,537
Other	—	162,809	153,939

TOTAL:	$9,269,434	$10,043,233	$9,906,865

        The average occupancy levels at our properties for the years ended December 31, 2003, 2002 and 2001 were as follows:

Occupancy Levels

Properties	2003	2002	2001
Anthem Office Center	100%	100%	100%
Atrium Center	66%	80%	86%
Sears Office Building	100%	100%	100%
Springs Medical Office Center Phase I	91%	96%	99%
Springs Office Center	90%	91%	95%
Blankenbaker Business Center IB	100%	100%	100%
Blankenbaker Business Center II	90%	95%	98%
Clarke American	100%	100%	100%
Bed, Bath & Beyond	100%	100%	100%
NTS Outlet Mall	100%	100%	100%
Springs Station	94%	62%	23%
ITT Parking Lot	100%	100%	100%

        We believe the changes in occupancy on December 31, from year to year, are temporary effects of each property's specific mix of lease maturities and are not indicative of any known trend.

        We are making efforts to increase the occupancy levels at our properties. The leasing and renewal negotiations are conducted by leasing agents, who are employees of NTS Development Company, located in Louisville, Kentucky. The leasing agents are located in the same city as the property. All advertising is coordinated by NTS Development Company's marketing staff located in Louisville, Kentucky. The staff facilitates all on-site visits from potential tenants, negotiates lease renewals with current tenants and coordinates all local advertising with NTS Development Company's marketing staff.

        The following discussion relating to changes in our results of operations includes only those line items within our Statements of Operations for which there was a material change between the years ended December 31, 2003, 2002 and 2001.

Rental Income and Tenant Reimbursements

        Rental income and tenant reimbursements for the years ended December 31, 2003, 2002 and 2001 were approximately $9,269,000, $10,043,000 and $9,907,000, respectively. The decrease of approximately $774,000, or 8%, in 2003 was primarily a result of decreased average occupancy at Atrium Center, Blankenbaker Business Center II, Springs Medical Office Center Phase I and Springs Office Center. The decrease was partially offset by increased average occupancy at Springs Station. The increase of approximately $136,000, or 1.4%, in 2002 was primarily a result of increased average occupancy at Springs Station. The increase was partially offset by decreased average occupancy at Atrium Center, Springs Medical Office Center Phase I and Blankenbaker Business Center II. Average occupancy for the year is calculated using the end of the month occupancies for each month.

        Year-ending occupancy percentages represent occupancy only on a specific date; therefore, the above analysis considers average occupancy percentages which are more representative of the entire year-to-date results.

Operating Expenses and Operating Expenses—Affiliated

        Operating expenses for the years ended December 31, 2003, 2002 and 2001 were approximately $1,459,000, $1,479,000 and $1,545,000, respectively. The decrease in 2003 was not significant. There were no material offsetting changes. The decrease of approximately $66,000, or 4%, in 2002 was primarily due to decreased repair and maintenance costs.

        Operating expenses—affiliated for the years ended December 31, 2003, 2002 and 2001 were approximately $650,000, $732,000 and $733,000, respectively. The decrease of approximately $82,000, or 11%, in 2003 was primarily due to decreased personnel costs. The decrease in 2002 was not significant. There were no material offsetting changes.

        Operating expenses—affiliated are for services performed by employees of NTS Development Company. These employee services include property management, leasing, maintenance, security and other services necessary to manage and operate our business.

Professional and Administrative Expenses

        Professional and administrative expenses for the years ended December 31, 2003, 2002 and 2001 were approximately $116,000, $0 and $3,000, respectively. The increase of approximately $116,000, or 100%, in 2003 was the result of costs incurred for legal and professional fees related to our proposed merger. The decrease in 2002 was not significant. There were no material offsetting changes.

Depreciation and Amortization

        Depreciation and amortization expense for the years ended December 31, 2003, 2002 and 2001 was approximately $1,916,000, $1,844,000 and $1,879,000, respectively. The increase of approximately $72,000 or 4% in 2003 and the decrease of approximately $35,000 or 2% in 2002 was not significant. There were no material offsetting changes.

Interest and Other Income

        Interest and other income decreased approximately $51,000, or 73%, for the year ended December 31, 2003, as compared to the same period in 2002, primarily due to a decrease in recoveries from former tenants.

        Interest and other income increased approximately $44,000, or 175%, for the year ended December 31, 2002, as compared to the same period in 2001, primarily due to a recovery from a former tenant.

Interest Income—Affiliated

        Interest income from affiliates decreased approximately $89,000, or 62%, for the year ended December 31, 2003, and $86,000, or 38%, for the same period in 2002, as a result of decreased balances due from affiliates.

Interest Expense

        Interest expense decreased approximately $246,000, or 8%, for the year ended December 31, 2003, and $237,000, or 7%, for the same period in 2002. The decrease is primarily due to decreased principal balances as a result of continued principal payments.

Interest Expense—Affiliated

        Interest expense paid to affiliates decreased approximately $86,000, or 55%, for the year ended December 31, 2003, and $82,000, or 35%, for the same period in 2002, as a result of decreased balances due to affiliates.

Loss on Disposal of Assets

        The 2003 loss on disposal of assets is primarily due to the retirement of assets not fully depreciated at Springs Office Center.

Contractual Obligations and Commercial Commitments

        The following table represents our obligations and commitments to make future payments as of December 31, 2003 under contracts, such as debt and lease agreements, and under contingent commitments, such as debt guarantees.

	Payment Due by Period
Contractual Obligations	Total	Within One Year	One-Three Years	Three-Five Years	After 5 Years
Mortgages and notes payable	$36,599,920	$5,470,243	$5,077,595	$17,597,412	$8,454,670
Capital lease obligations (1)	$—	$—	$—	$—	$—
Operating leases (2)	$—	$—	$—	$—	$—
Other long-term obligations (3)	$—	$—	$—	$—	$—

Total contractual cash obligations	$36,599,920	$5,470,243	$5,077,595	$17,597,412	$8,454,670

Amount of Commitment Expiration Per Period
Other Commercial Commitments	Total Amounts Committed	Within One Year	One-Three Years	Three-Five Years	After 5 Years
Line of credit	$—	$—	$—	$—	$—
Standby letters of credit and guarantees	$—	$—	$—	$—	$—
Other commercial commitments (1)	$—	$—	$—	$—	$—

Total commercial commitments	$—	$—	$—	$—	$—

BUSINESS AND PROPERTIES

Overview

        We are a newly organized Delaware limited partnership. After the merger, we will own:

9	—	Multifamily properties
19	—	Office and Business centers
3	—	Retail properties
1	—	Ground lease

        The properties are located in and around Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana and Norcross (1), Georgia. All of the properties that are located in or near Louisville are located in Jefferson County, Kentucky. Our office and business centers will aggregate approximately 1.7 million square feet. We will own multifamily properties containing approximately 1,350 units. We will also own approximately 210,000 square feet of retail space and one ground lease associated with a 120-space parking lot that is attached to Plainview Point I and II. The following table provides information with respect to the properties we will acquire if the merger is completed.

Entity	Total Number of Properties(1)	Number of States in which Properties are Located	Average Age of Building on Property (in years)
NTS-III	3	2	23.7
NTS-IV	10	2	15.9
NTS-V	5	2	13.9
NTS-VI	6	3	14.9
NTS-VII	3	1	15.1
ORIG	16	2	12.4

(1)
Reflects each entity's wholly owned and partially owned properties.

Business and Investment Objectives and Operating Strategies

        We intend to achieve our business and investment objectives by:

  •
  generating cash flow for distribution;

  •
  obtaining long term capital gain on the sale of any properties;

  •
  making new investments in properties or joint ventures, including by, directly or indirectly, developing new properties; and

  •
  preserving and protecting the limited partners' capital.

        The board of directors of NTS Realty Capital, in the board's sole discretion, may change these investment objectives as it deems appropriate and in our best interests. Prior to changing any of the investment objectives, the board will consider, among other factors, expectations, changing market trends, management expertise and ability and the relative risks and rewards associated with any change.

        We may finance additional investment activity by borrowing additional money or by reinvesting the proceeds from selling or refinancing our existing assets.

        Our acquisition and operating strategies are to:

  •
  maintain a portfolio which is diversified by property type and to some degree by geographical location;

  •
  achieve and maintain high occupancy and increase rental rates through: (1) efficient leasing strategies, and (2) providing quality maintenance and services to tenants;

  •
  control operating expenses through operating efficiencies and economies of scale;

  •
  attract and retain high quality tenants;

  •
  invest in properties that we believe offer significant growth opportunity; and

  •
  emphasize regular repair and capital improvement programs to enhance the properties' competitive advantages in their respective markets.

Competitive Advantages

        We believe that we will have competitive advantages that will enable us to be selective with respect to additional real estate investment opportunities. Our competitive advantages include the following:

  •
  substantial local market expertise where we own properties;

  •
  long standing relationships with tenants, real estate brokers and institutional and other owners of real estate in our markets; and

  •
  fully integrated real estate operations that allow us to respond quickly to acquisition opportunities.

Distribution Policy

        We will pay distributions if, as and when authorized by our managing general partner. Under the terms of the settlement agreement for the class action litigation, we are required to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger, equal to sixty-five percent (65%) of our "net cash flow from operations" as this term is defined in regulations promulgated by the Treasury Department under the Internal Revenue Code of 1986, as amended; provided that if a law is enacted or existing law is modified or interpreted in a manner that subjects NTS Realty to taxation as a corporation or otherwise subjects NTS Realty to entity level taxation for federal, state or local income tax purposes, NTS Realty will adjust the amount distributed to reflect the obligation of NTS Realty to pay tax. Any distribution other than a distribution with respect to the final quarter of a calendar year shall be made no later than forty-five (45) days after the last day of such quarter based on an estimate of NTS Realty's "net cash flow from operations" for the year. Any distribution with respect to the final quarter of a calendar year shall be made no later than ninety (90) days after the last day of such quarter based on actual "net cash flow from operations" for the year, adjusted for any excess or insufficient distributions made with respect to the first three quarters of the calendar year. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss,

and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs. Therefore, there is no assurance that we will have net cash flow from operations from which to pay distributions in the future. For example, our partnership agreement permits our managing general partner to reinvest sales or refinancing proceeds in new and existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions. We will adopt a policy which prohibits us from acquiring any new properties at a capitalization rate less than five percent (5%). This policy also would require a majority of NTS Realty Capital's directors, including a majority of the independent directors, to approve any decision regarding reinvesting sales or refinancing proceeds.

Investment Policies

        We will consider the acquisition of additional multifamily properties, retail properties, office buildings and business centers from time to time, with our primary emphasis on multifamily and retail properties. These properties may be located anywhere within the continental United States, however, we will continue to focus on the Midwest and Southeast portions of the United States. We will evaluate all new real estate investment opportunities based on a range of factors including, but not limited to: (1) rental levels under existing leases; (2) financial strength of tenants; (3) levels of expense required to maintain operating services and routine building maintenance at competitive levels; (4) levels of capital expenditure required to maintain the capital components of the property in good working order and in conformity with building codes, health, safety and environmental standards. NTS Realty Capital or NTS Development will also conduct physical site inspections of each property and engage outside professionals to conduct "Phase I Environmental Assessments" for all new investments. Any properties we acquire in the future would be managed and financed in the same manner as the properties that we will acquire if the merger is completed, but we will continue to enforce our policy of borrowing no more than seventy percent (70%) of the sum of: (a) the appraised value of our fully-constructed properties and (b) the appraised value of our properties in the development stage as if those properties were completed and ninety-five percent (95%) leased.

        In addition to the foregoing, we may engage in transactions structured as "like kind exchanges" of property to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. If we are able to structure an exchange of properties as a "like kind exchange," then any gain we realize from the exchange would not be recognized for federal income tax purposes. The test for determining whether exchanged properties are of "like kind" is whether the properties are of the same nature or character.

Financing Policies

        We will have a policy of borrowing no more than seventy percent (70%) of the sum of: (1) the appraised value of our fully constructed properties and (2) the appraised value of our properties in the developmental stage as if those properties were completed and ninety-five percent (95%) leased.

Indebtedness

        Concurrent with completing the merger, we intend to refinance a portion of the existing debt which is secured by mortgages on certain of the properties that we will acquire in the merger. The refinancing will be designed to lower the interest rates we pay on our debt and to lower the "debt service constant." The "debt service constant" refers to the percentage of the outstanding balance of a loan that is paid each year in the form of principal and interest. The table below reflects, as of June 30, 2004, the outstanding indebtedness from mortgages and notes payable, as well as the debt service constant on the original mortgage for each property, of each partnership and ORIG, assuming the private entity restructuring was completed as of June 30, 2004. The amount of debt shown below illustrates the entity's pro rata portion of the total mortgage indebtedness and notes payable attributable to the property, based on the entity's ownership percentage in the property. Properties that are not encumbered by mortgages or notes are not listed below. Some of our mortgages bear interest in relation to the Prime Rate and Libor Rate. As of June 30, 2004, the Prime Rate was 4.0% and the Libor Rate was 1.94%. The Prime Rate and Libor Rate are variable rates of interest that are adjusted from time to time based on interest rates set by U.S. financial institutions and London financial institutions, respectively.

NTS-III

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
NTS Center	$5,180,708	04/10/15	6.89%	.0083
Plainview Center	910,000	03/01/05	Prime - .25%	N/A

TOTAL	$6,090,708

NTS-IV

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
The Willows of Plainview Phase I	$2,717,789	01/05/13	7.15%	.0091
The Willows of Plainview Phase II	345,140	01/05/13	7.20%	.0091
Blankenbaker Business Center 1A	265,143	11/15/05	8.50%	.0117
Commonwealth Business Center I	143,057	10/01/04	8.80%	N/A
Lakeshore Business Center Phase I	336,360	08/01/08	8.13%	.0038
Lakeshore Business Center Phase II	361,887	08/01/08	8.13%	.0038
Lakeshore Business Center Phase III	310,660	10/01/05	Libor + 2.5%	N/A

TOTAL	$4,480,036

NTS-V

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
The Willows of Plainview Phase II	$3,213,006	01/05/13	7.20%	.0091
Commonwealth Business Center Phase II	800,000	11/01/04	Libor + 2.75%	N/A
Lakeshore Business Center Phase I	2,500,831	08/01/08	8.13%	.0038
Lakeshore Business Center Phase II	2,690,627	08/01/08	8.13%	.0038
Lakeshore Business Center Phase III	2,309,752	10/01/05	Libor + 2.5%	N/A

TOTAL	$11,514,216

NTS-VI

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
Park Place Apts. Phase III(1)	$10,813,563	10/15/12	7.74%	.0083
Sabal Park Apartments(2)	1,941,617	12/05/12	6.93%	.0072
Sabal Park Apartments	1,307,875	12/05/12	7.38%	.0092
Sabal Park Apartments	1,961,812	12/05/12	7.38%	.0092
Willow Lake Apartments	5,821,259	10/15/12	7.32%	.0092
Plainview Point Office Center Phase III(3)	2,947,996	12/01/10	8.38%	.0086
Golf Brook Apartments	5,592,388	05/15/09	7.57%	.0125
NTS-VI	400,000	10/01/04	4.00%	N/A

TOTAL	$30,786,510

(1)
A balloon payment of $6,315,948 is due upon maturity.

(2)
A balloon payment of $1,554,539 is due upon maturity.

(3)
A balloon payment of $2,243,300 is due upon maturity.

NTS-VII

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
Blankenbaker Business Center 1A	$280,634	11/15/05	8.50%	.0117
Park Place Apartments Phase II(1)	3,260,090	10/15/12	7.37%	.0082

TOTAL	$3,540,724

(1)
A balloon payment of $1,435,723 is due upon maturity.

ORIG(1)

Property	Mortgages and Notes Payable	Maturity Date	Interest Rate	Debt Service Constant
Anthem Office Center	$2,170,333	07/01/08	7.39%	.0088
Atrium Center	3,358,902	02/01/11	7.90%	.0095
Atrium Center	223,056	06/22/08	8.125%	.0156
Springs Medical Office Center(2)	7,162,206	08/01/08	7.12%	.0071
Springs Office Center(3)	9,090,667	11/01/08	6.90%	.0077
Blankenbaker Business Center 1B	559,656	11/15/05	8.50%	.0117
Blankenbaker Business Center II(4)	2,776,299	08/05/09	7.96%	.0077
Blankenbaker Business Center II	1,048,906	08/05/04	3.992%	.0039
Clarke American	3,186,193	11/01/15	8.45%	.0098
Bed, Bath & Beyond(5)	2,846,157	08/01/10	9.00%	.0090
Springs Station	1,662,000	10/04/04	Eurorate + 2.15%	.0048
Outlets Mall	1,055,686	08/01/05	7.90%	.0114
Lakeshore Business Center Phase I	236,869	08/01/08	8.13%	.0038
Lakeshore Business Center Phase II	254,846	08/01/08	8.13%	.0038
Lakeshore Business Center Phase III	218,771	10/01/05	Libor + 2.5%	N/A
Blankenbaker Business Center 1A	349,674	11/15/05	8.50%	.0117
ORIG	13,430,908	08/31/05	Various	N/A

TOTAL	$49,631,129

(1)
Assumes that the Private Entity Restructuring was completed as of June 30, 2004.

(2)
A balloon payment of $6,331,355 is due upon maturity.

(3)
A balloon payment of $7,229,211 is due upon maturity.

(4)
A balloon payment of $3,473,483 is due upon maturity.

(5)
A balloon payment of $2,213,097 is due upon maturity.

        In addition to the information contained in the foregoing tables, the partnerships and ORIG will incur prepayment penalties if they repay loans prior to their maturity date. If the partnerships and ORIG prepaid all of the outstanding loans as of June 30, 2004, the prepayment penalties would aggregate $12,566,458.

Other Policies

        We must obtain the approval of the majority of NTS Realty Capital's independent directors before we may enter into a contract or a transaction with either of our general partners or their respective affiliates. In addition, we are prohibited from:

  •
  acquiring or leasing any properties from, or selling any properties to, either of our general partners or their respective affiliates;

  •
  leasing more than fifteen percent (15%) of any property to our general partners or their affiliates; provided further, that any lease that we enter into with our general partners or their affiliates must be on terms and conditions, and at a rental value, no less favorable to us than those which have been determined by arms' length negotiations with an unaffiliated third party;

  •
  making any loans to our general partners or their affiliates;

  •
  acquiring any properties in exchange for Units;

  •
  paying any insurance brokerage fee to, or obtaining an insurance policy from, our general partners or their affiliates; and

  •
  commingling our funds with funds not belonging to us.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of our investment, financing and other policies. Our policies may be amended or revised from time to time by the board of NTS Realty Capital without a vote of our limited partners.

Securities of, or Interests in, Persons Primarily Engaged in Real Estate Activities and Other Issuers. We may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We may also acquire all or substantially all of the securities or assets of similar entities where these investments would be consistent with our investment policies. In any event, we do not intend that our investments in securities will require us to register as an "Investment Company" under the Investment Company Act of 1940, as amended from time to time. We will divest ourselves of any such securities before any registration is required.

Joint Ventures and Wholly Owned Subsidiaries. We may enter into joint ventures, partnerships or other entities with third parties to obtain an equity interest in a particular property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting diversification and, therefore, add flexibility in structuring our portfolio.

Engaging in the Purchase and Sale of Investments and Investing in the Securities of Others for the Purpose of Exercising Control. As part of our investment activities, we may acquire, own and dispose of equity or debt interests in other entities and exercise all rights and powers granted to the owner of any such interests, including for the purpose of exercising control over these entities.

Borrowing Policy. We may, at any time, borrow, on a secured or unsecured basis, funds to finance our business and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations. We will, however, limit our borrowing to no more than seventy percent (70%) of the sum of: (1) the appraised value of our fully constructed properties and (2) the appraised value of our properties in the developmental stage as if those properties were completed and ninety-five percent (95%) leased.

Making Annual or Other Reports to Limited partners. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file annual and quarterly reports thereunder.

Restrictions on Related Party Transactions. Our partnership agreement will prohibit us from engaging in a transaction with our general partners, including the officers and directors of NTS Realty Capital or persons owning or controlling one or more of any class of our outstanding voting securities (or any affiliate of such persons), except to the extent that a transaction is approved by a majority of our independent directors and is on terms no less favorable than those generally being provided to or available from unrelated third parties. Our management agreement with NTS Development Company has been approved for an initial term of one year.

Repurchasing or Reacquiring Units. We may purchase or otherwise reacquire Units from any person in the open market or otherwise.

Issuance of Senior Securities. Our partnership agreement does not permit us to issue equity securities that are senior to the Units.

Making Loans to Non-Affiliates or Underwriting Securities of Other Issuers. We do not presently intend to make any loans to non-affiliated persons or underwrite the securities of other issuers.

Company Control. NTS Realty Capital, as our corporate general partner, will have the exclusive authority to oversee our business and affairs subject only to the restrictions in our certificate of limited partnership and partnership agreement. Limited partners will have the right to remove NTS Realty Capital by a vote of the holders of a majority of the Units held by our limited partners. NTS Realty Capital is accountable to the limited partners as a fiduciary and is required to exercise good faith and integrity in conducting our affairs.

Change in Policies

        NTS Realty Capital, through its board of directors, will determine our investment, financing and other policies. The board will review these policies at least annually to determine whether they are being followed and if they are in the best interests of our partners. The board may revise or amend these policies at any time without a vote of the limited partners.

Employees

        We will not have any paid employees. We will retain NTS Development to manage our properties and to oversee the acquisition or disposition of properties.

Environmental Matters

        Under various federal, state and local environmental laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and clean-up hazardous or toxic substances or petroleum product releases or threats of releases at its property, and may be held liable to a government entity or to third parties for property damage and for investigation, clean-up and monitoring costs incurred by those parties in connection with the actual or threatened contamination. These laws typically impose clean-up responsibility and liability without regard to fault, or whether or not the owner, operator or tenant knew of, or caused, the presence of the contamination. The liability under these laws may be joint and several for the full amount of the investigation, clean-up and monitoring costs incurred or to be incurred or actions to be undertaken. A party held jointly and severally liable may seek and obtain contribution from other identified, solvent, responsible parties of their fair share toward these costs. These costs may be substantial, and can exceed the value of the property. The presence of contamination, or the failure to properly remediate contamination, on a property may adversely affect the ability of the owner, operator or tenant to sell or rent that property or to borrow using the property as collateral, and may adversely impact our investment in that property.

        Federal regulations require building owners and those exercising control over a building's management to identify and warn, via signs and labels, of potential hazards posed by workplace exposure to installed asbestos containing materials and potentially asbestos containing materials in their building. The regulations also set forth employee training, record keeping and due diligence requirements pertaining to asbestos containing materials and potentially asbestos containing materials. Significant fines can be assessed for violating these regulations. Building owners, and those exercising control over a building's management, may be subject to an increased risk of personal injury lawsuits by workers and others exposed to asbestos containing materials and potentially asbestos containing materials as a result of these regulations. The regulations may affect the value of a building containing asbestos containing materials and potentially asbestos containing materials in which we have invested. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling or disposal of asbestos containing materials and potentially asbestos containing materials when these materials are in poor condition or if the building is remodeled, renovated or demolished. These laws may impose liability for improper handling or a release to the environment of asbestos containing materials and potentially asbestos containing materials and provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with asbestos containing materials and potentially asbestos containing materials.

        Prior to acquiring a property, we will obtain environmental assessments in a manner we believe prudent in order to attempt to identify potential environmental concerns. These assessments will be carried out in accordance with an appropriate level of due diligence and generally include a physical site inspection, a review of relevant federal, state and local environmental and health agency database records, one or more interviews with appropriate site related personnel, review of the property's chain of title and review of historic aerial photographs and other information on past uses of the property. We may also conduct limited subsurface investigations and test for substances of concern where the results of the first phase of the environmental assessment or other information indicates possible contamination or where our consultants recommend these procedures.

        We believe that the portfolio of properties that we will acquire if the merger is completed complies in all respects with all federal and state regulations regarding hazardous or toxic substances and other environmental matters. We have not, however, ordered Phase I Environmental Assessments for these properties.

Insurance

        We will carry comprehensive liability, fire, extended coverage, terrorism and rental loss insurance covering all of our properties, with policy specifications and insured limits which we believe are adequate and appropriate under the circumstances. There are, however, certain types of losses that are generally uninsurable or that are not economically feasible to insure against, such as losses caused by mold. If an uninsured loss, or a loss in excess of insured limits occurs, we could lose the capital invested in the property, as well as the anticipated future revenues from the property. In the case of borrowings which are recourse, we would remain obligated for any mortgage debt or other financial obligations secured by the property. We are generally liable for any unsatisfied obligations other than nonrecourse obligations. As part of the merger, including the contribution by ORIG of substantially all of its assets and all of its liabilities, we will assume all of the insurance policies relating to the properties from the partnerships and ORIG. We believe our properties will be adequately insured. No assurance can be given, however, that we will be able to obtain similar coverage or that similar coverage may be obtained at a reasonable cost to us or that material losses in excess of insurance proceeds will not occur in the future. See "Risk Factors—Risks Related to Our Business and Properties."

Competition

        We will compete with other entities both to locate suitable properties for acquisition, to locate purchasers for our properties or tenants to rent space at each of our properties. While the markets in which we compete are highly fragmented with no dominant competitors, we face substantial competition. There are numerous other similar types of properties located in close proximity to each of our properties. The amount of leasable space available in any market could have a material adverse effect on our ability to rent space and on the rents charged. Competition to acquire existing properties from institutional investors and other publicly traded real estate limited partnerships and real estate investment trusts has increased substantially in the past several years. In many of our markets, institutional investors and owners and developers of properties compete vigorously to acquire, develop and lease space. Many of these competitors have substantially more resources than us.

THE PROPERTIES

        As a result of the merger, we will own fee simple title to nineteen office buildings and business centers, nine multifamily properties, three retail properties and one ground lease. The following table sets forth the aggregate estimated value of these properties as determined by CBRE as of June 1, 2003. For information regarding the mortgages or notes payable in connection with each property, see "Business and Properties—Indebtedness."

Type of Property	Number of Properties	Total Estimated Property Value
Office Buildings	9	$56,950,000
Business Centers	10	54,660,300
Multifamily Properties	9	100,815,000
Retail Properties	3	12,300,000
Ground Lease	1	290,000
Total:	32	$225,015,300

Office Buildings:

  •
  NTS Center is an office complex with approximately 115,600 net rentable square feet located in Louisville, Kentucky. As of June 30, 2004, there were seven tenants leasing office space aggregating approximately 86,600 square feet. NTS Center's tenants are professional service entities, principally in real estate and grocery chain management. Two of these tenants individually lease more than 10% of NTS Center's rentable area. NTS Center was 75% occupied as of June 30, 2004.

  •
  Plainview Center is an office complex with approximately 96,000 net rentable square feet located in Jeffersontown, Kentucky. As of June 30, 2004, there were eight tenants leasing office space aggregating approximately 76,300 square feet. The tenants are professional service entities, principally in healthcare and victim notification services. Two of these tenants individually lease more than 10% of Plainview Center's net rentable area. Plainview Center was 79% occupied as of June 30, 2004.

  •
  Plainview Point Office Center Phases I and II is an office center with approximately 57,000 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were eight tenants leasing office space aggregating approximately 41,200 square feet. The tenants are professional service entities, including a business school and an insurance company. One of these tenants leases more than 10% of rentable area at Plainview Point Phases I and II. Plainview Point Phases I and II was 72% occupied as of June 30, 2004.

  •
  Plainview Point Office Center Phase III is an office center with approximately 61,700 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were ten tenants leasing office space aggregating approximately 48,000 square feet. The tenants are professional service entities, principally involved in insurance claim processing and social security program management. Two of these tenants individually lease more than 10% of Plainview Center's net rentable area. Plainview Center was 78% occupied as of June 30, 2004.

  •
  Anthem Office Center is an office center with approximately 84,700 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, one tenant leases office space aggregating all 84,700 square feet. The tenant is a professional service entity in the insurance industry. Anthem was 100% occupied as of June 30, 2004.

  •
  Atrium Center is an office center with approximately 104,200 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were ten tenants leasing office space aggregating approximately 53,000 square feet. The tenants are professional service entities, principally involved in video and media monitoring services. One of these tenants individually leases more than 10% of Atrium's net rentable area. Atrium was 51% occupied as of June 30, 2004.

  •
  Springs Medical Office Center—Phase I is a medical office complex with approximately 97,300 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were twenty tenants leasing office space aggregating approximately 92,100 square feet. The tenants are professional service entities, principally involving physicians and medical services. Three of these tenants individually lease more than 10% of Springs Medical Office's net rentable area. Springs Medical Office was 95% occupied as of June 30, 2004.

  •
  Springs Office Center is an office center with approximately 125,300 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were thirteen tenants leasing office space aggregating approximately 121,000 square feet. The tenants are professional service entities, principally in food service purchasing and insurance. Two of these tenants individually lease more than 10% of Springs Office's net rentable area. Springs Office was 97% occupied as of June 30, 2004.

  •
  Sears Office Building is an office building with approximately 66,900 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, one tenant leases office space aggregating all 66,900 square feet. The tenant is a professional service entity in the collection call center industry. Sears was 100% occupied as of June 30, 2004.

        Business Centers.    The business center properties are a combination of office and warehouse space including bulk warehouse distribution facilities. The office component is generally 40% or less of the square footage, with the warehouse portion being unfinished and used for storage, distribution or light assembly. The following is a brief description of each of these business center properties:

  •
  Blankenbaker Business Center 1A is a business center with approximately 100,600 net rentable square feet located in Louisville, Kentucky. As of June 30, 2004, one tenant leases all 100,600 square feet. The tenant is a professional service entity in the insurance industry. Blankenbaker Business Center IA was 100% occupied as of June 30, 2004.

  •
  Blankenbaker Business Center 1B is a business center with approximately 60,000 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, one tenant leases all 60,000 square feet. The tenant is a professional service entity in the insurance industry. Blankenbaker Business Center 1B was 100% occupied as of June 30, 2004.

  •
  Blankenbaker Business Center II is a business center with approximately 75,300 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were five tenants leasing space aggregating approximately 56,600 square feet. The tenants are professional service entities, principally in pharmaceutical distribution and operations, woodworking shop and general office, electronics repairs and construction of commercial towers. Four of these tenants individually lease more than 10% of Blankenbaker Business Center II's net rentable area. Blankenbaker Business Center II was 75% occupied as of June 30, 2004.

  •
  Clarke American is a business center with approximately 50,000 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, one tenant leases all 50,000 square feet. The tenant is professional service entity in the check printing industry. Clarke American was 100% occupied as of June 30, 2004.

  •
  Commonwealth Business Center Phase I is a business center with approximately 83,600 net rentable square feet in Louisville, Kentucky. As of June 30, 2004, there were eight tenants leasing space aggregating approximately 73,400 square feet. The tenants are professional service entities, including an encoding center, insurance company and a machinery sales and services company. Two of these tenants individually lease more than 10% of the net rentable area at Commonwealth Business Center Phase I. Commonwealth Business Center Phase I was 88% occupied as of June 30, 2004.

  •
  Commonwealth Business Center Phase II is a business center with approximately 65,700 net rentable square feet located in Louisville, Kentucky. As of June 30, 2004, there were nine tenants leasing space aggregating approximately 40,800 square feet. The tenants are professional service entities, principally involved in engineering and a switching center. Two of these tenants individually lease more than 10% of Commonwealth Business Center Phase II's net rentable area. Commonwealth Business Center Phase II was 62% occupied as of June 30, 2004.

  •
  Lakeshore Business Center Phase I is a business center with approximately 104,100 net rentable square feet located in Fort Lauderdale, Florida. As of June 30, 2004, there were twenty-nine tenants leasing space aggregating approximately 75,000 square feet. The tenants are professional service entities, principally in telemarketing services, financial services and dental equipment suppliers. None of the tenants individually leases more than 10% of the net rentable area at Lakeshore Business Center Phase I. Lakeshore Business Center Phase I was 72% occupied as of June 30, 2004.

  •
  Lakeshore Business Center Phase II is a business center with approximately 96,600 net rentable square feet located in Fort Lauderdale, Florida. As of June 30, 2004, there were nineteen tenants leasing space aggregating approximately 79,000 square feet. The tenants are professional service entities, principally in medical equipment leasing, insurance services and credit research services. One of these tenants individually leases more than 10% of the net rentable area at Lakeshore Business Center Phase II. Lakeshore Business Center Phase II was 83% occupied as of June 30, 2004.

  •
  Lakeshore Business Center Phase III is a business center with approximately 38,900 net rentable square feet located in Fort Lauderdale, Florida. As of June 30, 2004, there were four tenants leasing space aggregating approximately 34,800 square feet. The tenants are professional service entities, principally insurance services, telecommunications and engineering. Three of these tenants individually lease more than 10% of the net rentable area at Lakeshore Business Center Phase III. Lakeshore Business Center Phase III was 89% occupied as of June 30, 2004.

  •
  Peachtree Corporate Center is a business park with approximately 191,300 net rentable square feet located in Atlanta, Georgia. As of June 30, 2004, there were fifty-one tenants leasing space aggregating approximately 166,000 square feet. The tenants are professional service entities, principally in sales-related services. None of these tenants individually leases more than 10% of Peachtree's net rentable area. Peachtree was 87% occupied as of June 30, 2004.

Multifamily Properties:

  •
  Golf Brook Apartments is a 195-unit luxury apartment complex located on a 16.5-acre tract in Orlando, Florida. As of June 30, 2004, the property was 99% occupied.

  •
  The Park at the Willows is a 48-unit luxury apartment complex located on a 2.8-acre tract in Louisville, Kentucky. As of June 30, 2004, the property was 88% occupied.

  •
  Park Place Apartments Phase I is a 180-unit luxury apartment complex located on an 18-acre tract in Lexington, Kentucky. As of June 30, 2004, the property was 84% occupied.

  •
  Park Place Apartments Phase II is a 132-unit luxury apartment complex located on an 11-acre tract in Lexington, Kentucky. As of June 30, 2004, the property was 86% occupied.

  •
  Park Place Apartments Phase III is a 152-unit luxury apartment complex located on a 15-acre tract in Lexington, Kentucky. As of June 30, 2004, the property was 93% occupied.

  •
  Sabal Park Apartments is a 162-unit luxury apartment complex located on a 13-acre tract in Orlando, Florida. As of June 30, 2004, the property was 98% occupied.

  •
  The Willows of Plainview Phase I is a 118-unit luxury apartment complex in Louisville, Kentucky. As of June 30, 2004, the property was 83% occupied.

  •
  The Willows of Plainview Phase II is a 144-unit luxury apartment complex in Louisville, Kentucky. As of June 30, 2004, the property was 80% occupied.

  •
  Willow Lake Apartments is a 207-unit luxury apartment complex located on a 18-acre tract in Indianapolis, Indiana. As of June 30, 2004, the property was 89% occupied.

Retail Properties:

  •
  Bed, Bath & Beyond is a 35,000 square foot facility located in Louisville, Kentucky, all of which is leased to Bed, Bath & Beyond. The lease expires January 31, 2015.

  •
  Outlets Mall is a 162,600 square foot mall located in Louisville, Kentucky which as of June 30, 2004 was 100% occupied. The property is occupied by Garden Ridge Pottery and two subtenants. The lease expires March 12, 2005.

  •
  Springs Station is a 12,000 square foot facility located in Louisville, Kentucky. As of June 30, 2004, there were six tenants leasing office space aggregating all 12,000 square feet. The tenants who occupy Springs Station are professional service entities whose principal businesses are occupational therapy, staffing and retail jewelry. Three of these tenants individually lease more than 10% of Springs Station's rentable area. The leases expire on different dates, the earliest being September 30, 2006.

Ground Lease:

  •
  ITT Parking Lot. We will own the ground lease relating to a 120-space parking lot located in Louisville, Kentucky and leased to ITT Educational Services, Inc. The ITT Parking Lot is attached to Plainview Point I and II. The lease expires July 30, 2009.

Occupancy Rates

        The following tables set forth the occupancy rates for the past five years with respect to each property we will acquire if the merger is completed.

        The average occupancy levels at our properties for the six months ended June 30, 2004, and the years ended December 31 were as follows:

	6/30/04	2003	2002	2001	2000	1999
OFFICE BUILDING OCCUPANCY
NTS Center	73%	72%	85%	94%	95%	100%
Plainview Center	78%	78%	71%	75%	68%	48%
Plainview Point Office Center Phase I and II	72%	72%	86%	84%	77%	79%
Plainview Point Office Center Phase III	65%	52%	51%	54%	73%	86%
Anthem Office Center	100%	100%	100%	100%	100%	100%
Atrium Center	49%	62%	78%	84%	84%	91%
Springs Medical Office Center	94%	90%	93%	98%	95%	100%
Springs Office Center	96%	97%	76%	97%	97%	100%
Sears Office Building	100%	100%	100%	100%	100%	100%
BUSINESS CENTER OCCUPANCY
Blankenbaker Business Center 1A	100%	100%	100%	100%	100%	100%
Blankenbaker Business Center 1B	100%	100%	100%	100%	100%	100%
Blankenbaker Business Center II	80%	90%	90%	98%	100%	93%
Clarke American (lease commenced 9/1/2000)	100%	100%	100%	100%	100%	N/A
Commonwealth Business Center Phase I	88%	88%	91%	90%	86%	93%
Commonwealth Business Center Phase II	62%	62%	73%	81%	73%	86%
Lakeshore Business Center Phase I	71%	71%	71%	89%	85%	73%
Lakeshore Business Center Phase II	80%	79%	81%	82%	86%	72%
Lakeshore Business Center Phase III	89%	89%	37%	28%	12%	N/A
Peachtree Corporate Center	84%	83%	85%	79%	83%	84%
MULTIFAMILY PROPERTY OCCUPANCY
Golf Brook Apartments	93%	93%	88%	89%	87%	95%
The Park at The Willows	91%	83%	90%	75%	90%	81%
Park Place Apartments Phase I	85%	82%	88%	73%	72%	89%
Park Place Apartments Phase II	81%	83%	89%	76%	77%	86%
Park Place Apartments Phase III	91%	93%	97%	73%	52%	50%
Sabal Park Apartments	95%	95%	96%	93%	98%	99%
The Willows of Plainview Phase I	90%	91%	92%	78%	87%	96%
The Willows of Plainview Phase II	82%	82%	89%	74%	89%	87%
Willow Lake Apartments	85%	79%	93%	90%	83%	82%
RETAIL PROPERTY OCCUPANCY
Bed, Bath & Beyond	100%	100%	100%	100%	100%	100%
Outlets Mall	100%	100%	100%	100%	100%	100%
Springs Station (able to start leasing space 01/2001)	100%	100%	71%	49%	N/A	N/A
GROUND LEASE
ITT Parking Lot(1)	N/A	N/A	N/A	N/A	N/A	N/A

(1)
The ground lease expires July 30, 2009 and is leased by one tenant in Plainview Point Office Center Phase I and II.

Lease Distribution

        The following table sets forth information relating to the distribution of leases in the office buildings, business centers and retail properties to be acquired in the merger, based on net rentable square feet under lease as of June 30, 2004.

Square Feet Under Lease	Number of Leases	Percentage of All Leases	Total Leased Square Feet	Percentage of Office, Retail and Business Center Leased Square Feet	Annualized Rent	Percentage of Office, and Business Center Annualized Rent
2,500 or less	99	46.05	159,456	9.87	1,975,120	11.19
2,501-10,000	88	40.93	423,492	26.22	5,244,483	29.72
10,001-20,000	10	4.65	118,317	7.32	1,590,669	9.01
20,001-40,000	8	3.72	197,451	12.22	2,389,971	13.54
40,001-100,000	8	3.72	453,382	28.07	4,962,150	28.12
Greater than 100,000	2	0.93	263,257	16.30	1,484,565	8.42

Total:	215	100.00%	1,615,355	100.00%	17,646,958	100.00%

Lease Expirations

        The following table sets forth a summary schedule of the lease expirations for leases associated with the office buildings, business centers and retail portfolios to be acquired in the merger, as of June 30, 2004, for each of the ten full and partial calendar years beginning December 31, 2003. The information set forth in the table assumes that no tenant exercises a renewal option or any early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Office, Business Center Leased Square Feet	Annualized Rent	Percentage of Office, Business Center Leased Annualized Rent	Annualized Rent Per Leased Square Foot
2004	22	140,247	8.68%	$1,535,571	8.70%	$10.95
2005	47	626,057	38.76%	5,395,211	30.57%	$8.62
2006	52	182,465	11.30%	2,186,123	12.39%	$11.98
2007	42	223,268	13.82%	2,848,777	16.14%	$12.76
2008	29	150,959	9.35%	1,959,644	11.10%	$12.98
2009	10	62,332	3.86%	729,078	4.13%	$11.70
2010	4	76,953	4.76%	958,995	5.44%	$12.46
2011	4	34,733	2.15%	376,262	2.14%	$10.83
2012	0	0	0%	0	0%	$0.00
2013	2	52,483	3.25%	817,028	4.63%	$15.57
2014	2	30,905	1.91%	473,263	2.68%	$15.31
2015	1	34,953	2.16%	367,006	2.08%	$10.50

	215	1,615,355	100.00%	$17,646,958	100.00%	$10.92

Historical Percentage Leased and Rental Rates

        The following table sets forth, as of the dates indicated, the percentage leased and annualized rent per leased square foot for the properties in the office buildings and business centers to be acquired in the merger, through June 30, 2004.

Date	Percent Leased	Annualized Rent Per Leased Square Foot
June 30, 2004	85.54	$10.44
December 31, 2003	85.87	$10.30
December 31, 2002	86.49	$10.56
December 31, 2001	89.45	$10.53
December 31, 2000	89.68	$10.30
December 31, 1999	90.22	$10.72

Historical Lease Renewals

        The following table sets forth certain historical information regarding tenants that renewed an existing lease at, or prior to, its expiration at the properties in the office buildings and business centers to be acquired in the merger, through June 30, 2004.

	Year Ended December 31,
						Six Months ended 06/30/04	Weighted Average 12/31/99-06/30/04
	1999	2000	2001	2002	2003
Number of leases expired during year	50	52	43	47	44	22	46.91
Number of lease renewals	41	44	26	30	40	16	35.82
Aggregate net rentable square footage of expiring leases	237,595	173,401	189,297	218,866	141,660	92,282	191,473
Aggregate net rentable square footage of lease renewals	168,739	152,585	98,815	146,408	132,786	70,191	139,913
Percentage of expiring net rentable square footage renewed	71.0%	88.0%	52.2%	66.9%	93.7%	76.1%	81.44%

Tenant Information

        We will not be dependent upon any tenant for 10% or more of our consolidated revenues if the merger is completed. The loss of any one tenant should not have a material adverse effect on our business or financial performance. The following table sets forth our ten largest tenants based on annualized base rent as of June 30, 2004.

Tenant	Total Leased Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent(1)	Lease Expiration
SHPS/Prudential Service Bureau	160,689	$1,201,954	3.82%	07/31/05
Anthem, Inc.	84,717	810,692	2.62%	08/31/05
Apriss, Inc.	50,967	837,895	2.71%	07/31/07
Food Service Purchasing Coop.	49,817	759,709	2.46%	02/28/13
Citicorp Credit Services, Inc.	66,905	802,191	2.59%	07/15/05
Garden Ridge Corp.	162,617	731,777	2.37%	03/12/05
Kroger Company	53,435	589,071	1.90%	12/31/04
Clarke American Checks, Inc.	50,000	512,500	1.66%	08/31/10
Acordia of Kentucky	22,642	392,612	1.27%	04/18/10
Bed, Bath and Beyond	34,953	367,007	1.19%	01/31/15

(1)
Annualized Base Rent means annual contractual rent.

Market Descriptions

        The various properties that we will acquire if the merger is completed are located in and around Louisville and Lexington, Kentucky, Orlando and Fort Lauderdale, Florida, Indianapolis, Indiana and Norcross, Georgia. A description of each market is set forth below.

Louisville, Kentucky

        Twenty-two of the properties that we will acquire if the merger is completed are located in Jefferson County, Kentucky. Jefferson County is one of seven counties located in the Louisville Metropolitan Statistical Area, or "Louisville MSA." The Louisville MSA had an estimated 2002 population of 1,297,294. The U.S. Department of Commerce estimates that the Louisville MSA's population is expected to increase only by approximately 100,000 people by 2010. However, because of the central location of Louisville, over 50% of the nation's consumers are located within a 500-mile radius.

        The Louisville MSA has been economically developed to capitalize on emerging opportunities in diverse sectors, such as logistics, distribution, health care, biomedicine, information technology and financial services, as well as manufacturing and automotive. The main employers in Louisville are United Parcel Service and Ford Motor Company, as well as a strong healthcare sector and a vibrant small business and entrepreneurial environment. Louisville, the 16th largest city in the U.S., added more than 50,000 new jobs (16.9% job growth), $3 billion in payroll growth (45.6% income growth), and over $1.5 billion in business investments during the past five years. For example, in 2002, UPS completed a $1.1 billion expansion to its hub located at the Louisville International Airport, making Louisville the largest air cargo hub in the world. The expansion added 14,000 jobs and nearly $500 million in annual payroll. In addition, Louisville traditionally has been a significant regional healthcare center with a strong base of hospitals, research facilities, healthcare providers and insurance companies. The Louisville Medical Center, located in downtown Louisville, is a complex that encompasses twenty city blocks and seven hospitals, as well as research and development facilities, a bio medical incubator, and a healthcare related business park. It provides worldwide leadership in several areas, including surgery, organ transplants and severe burn treatment.

        The table below lists the Louisville MSA's largest private sector employers, many of which are Fortune 500 companies.

Major Private Sector Employers

Company	Employees
UPS	21,272
Ford Motor Company	10,300
Norton Healthcare	6,495
GE Appliances	6,000
Kroger Company	4,837
Humana, Inc.	4,626
Jewish Hospital Healthcare	4,222
Catholic Archdiocese of Louisville	2,434
CARITAS Health Services	2,345
Baptist Hospital East	2,229
Kindred Healthcare	2,161
Banc One	2,100
Caesars Indiana	1,808
Anthem, Inc.	1,640

Lexington, Kentucky

        Lexington is Kentucky's second largest city, with a current population of approximately 485,000, and continues to grow steadily. Part of Lexington's allure is the close proximity of the area's rural surroundings to the metropolitan conveniences of a dynamic city. The Lexington area, known for its beauty, fertile soil, pastureland and horse and stock farms, is located within 500 miles of nearly 75% of the manufacturing, employment, retail sales and population in the U.S. It is less than 80 miles from Cincinnati, Ohio and only about a one hour drive from Louisville.

        The Lexington area is home for Toyota Motor Manufacturing, Lexmark International, Clark Material Handling, Link Belt Construction Equipment, Valvoline Oil and Procter & Gamble. The Toyota Georgetown plant is the flagship manufacturing operation for Toyota North America. The table below lists the Lexington area's major employers.

Company	Employees
University of Kentucky	10,562
Toyota Motor Manufacturing	7,900
Lexmark International	6,000
Fayette County Public Schools	4,906
University of Kentucky Hospital	3,100
Lex Fayette Urban Co. Govt.	2,597
Central Baptist Hospital	2,400
St. Joseph Hospital	2,000
Eastern Kentucky University	1,750

        During the 1990s, per capita income levels in the Lexington area increased by 5.3% on an annual basis. Lexington's growth helped Kentucky to become one of the leading states in income growth during this period. As of June 2003, there were more than 260,000 people employed in the Lexington area, reflecting growth of more than 3,400 jobs in the preceding twelve months. The unemployment rate as of June 2003 was approximately 4.0%.

Atlanta, Georgia

        The Atlanta Metropolitan Statistical Area, or "Atlanta MSA," is located in the northwestern central Georgia area. The Atlanta MSA is the economic focal point of the Southeastern portion of the U.S. and is one of the most resilient and diverse economic bases in the country.

        The ongoing hallmark of the Atlanta MSA's economy is its diversity. More than 420 Fortune 500 companies are located or based in Atlanta. Delta Airlines, BellSouth, Coca Cola, Turner Broadcasting System, Equifax, Georgia Pacific, The Home Depot, National Service Industries, Cox Communications, Southern Company, Mirant and United Parcel Service are only a few of the hundreds of high profile corporations with headquarters in Atlanta. Atlanta has the third largest collection of Fortune 500 companies in the U.S. The table below lists Atlanta's major employers as of December 2001.

Company	Employees
Delta Air Lines, Inc.	26,237
BellSouth Corporation	22,000
United States Postal Service	16,099
Wal Mart Stores, Inc.	15,600
Emory University	13,619
Cobb County School District	12,372
Gwinnott Co. Public Schools	12,338
Headquarters, U.S. Army Garrison	10,485
AT&T Corporation	10,000
The Home Depot, Inc.	9,652
IBM Corporation	8,400
United Parcel Service of America, Inc.	8,100
Lockheed Martin Aeronautics Company	7,000
SunTrust Banks, Inc.	6,749
Clayton County Public Schools	6,248
Cox Enterprises, Inc.	6,174
Wachovia Corporation	6,000
Centers for Disease Control & Prevention	5,765
El of America N.A.	5,638
Turner Broadcasting System, Inc.	5,493
Georgia Pacific Corporation	5,149
Metropolitan Atlanta Rapid Transit Authority	5,100
The Coca Cola Company	4,970
Georgia Institute of Technology	4,471

        The Atlanta MSA, which includes twenty counties, had a population of 4,262,584 in 2001. The Atlanta MSA's main counties include Fulton, Cobb, Gwinnett, Cherokee and DeKalb. During the 1990s, the Atlanta MSA's population increased by 87,100 people annually. All of the Atlanta MSA's counties registered net population growth during the past decade. This rapid growth has been driven by the mild climate, location, no natural barriers to growth and the world's busiest airport, Hartsfield Atlanta International Airport.

        Atlanta led the U.S. in job growth during the 1990s, adding 700,000 net new jobs between 1991 and 1999. Atlanta's recently revised employment statistics show a net gain of 8,900 new jobs in 2001, despite the national recession and terrorist attacks during this same period.

        With exceptional population growth and high concentrations of employment in retail services, Atlanta is a regional retail center with twelve malls of more than one million square feet in size. The Atlanta MSA has added more than 5.8 million square feet of enclosed retail space since 1999.

        Atlanta offers many benefits to business. Its mild climate makes it attractive for livability, while the ease of travel both by air and via the interstate system allow for Atlanta to function as a major convention city. The dynamic that has allowed Atlanta to grow over the past two decades is expected to continue in force for the foreseeable future, allowing Atlanta to attract new talent, create new businesses, and continue as a leading economic force for Georgia and the Southeastern United States.

Orlando, Florida

        The Orlando Metropolitan Statistical Area, or "Orlando MSA," includes the city of Orlando and Orange, Seminole, Lake and Osceola Counties. As of the second quarter of 2002, the population of the Orlando MSA was 1.7 million people. Almost 42% of the population is between the ages of 15 and 44, with the median age being 34.4 years of age, the youngest among Florida's four largest metro areas.

        From 1996 through 2002, Orlando was the seventh fastest growing city in the United States. The population growth for Orlando is expected to be approximately 2% annually for the period from 2002 to 2006, more than double the expected national growth rate of approximately 1%. The population growth is fueled by a net increase in migration, which is estimated to be over 28,000 persons per year through 2006. The table below lists the ten fastest growing cities in the United States since 1996.

Population Growth Since 1996

Rank	City	Growth
1	Austin	25.80%
2	Phoenix	21.94%
3	Atlanta	20.03%
4	Raleigh Durham	19.04%
5	Dallas	18.76%
6	San Bernardino	19.69%
7	Orlando	18.73%
8	Sacramento	17.02%
9	Charlotte	16.27%
10	Fort Worth	15.85%

        The Orlando MSA is an attractive location for large public and private companies. The table below sets forth some of the largest employers in the Orlando MSA.

Orlando MSA's Largest Employers

Company	Employees
Walt Disney World	55,900
Adventist Health System	18,797
Publix	15,628
Universal Orlando	12,000
Orlando Regional Healthcare System	12,000
WalMart	11,125
Winn Dixie	8,045
Lockheed Martin	7,998
Marriott International	5,994
McDonald's	5,600

        The Orlando MSA's multifamily housing market has increased almost 30% from December 1996 through the second quarter of 2002. In 1999 and 2000, multifamily absorption outpaced completions in the Orlando market. However, as the economy, particularly the tourism industry, declined, absorption dropped below completions in 2001 and turned negative in the first quarter of 2002. Current indicators imply that, as a result of the current recovery in the local economy, absorption has turned positive and is expected to increase significantly over the next several years and exceed completions in 2005 and 2006.

        The historically strong growth of the Orlando multifamily housing market has coincided with a steady corresponding increase in occupancy levels. As the economy has slowed, occupancy, which has historically been above 94%, dipped to 91.2% in the second quarter of 2002. However, relative to other markets, the Orlando market has faired well during this period of economic downturn. In addition, from 1996 to 2000, the thriving local economy enabled rental rates to steadily increase from $583 to $683, representing over 17% growth. Despite the current decline in rental rates and occupancy levels, the Orlando market continues to have strong fundamentals. With declining new supply and a strengthening economy, rental rates and occupancies are anticipated to improve over the next several years.

Ft. Lauderdale, Florida

        Fort Lauderdale is located within Broward County in the state of Florida. Broward County is located in the southeastern portion of the state along Florida's Atlantic Coast. Because of its tropical, oceanfront location, metropolitan Ft. Lauderdale is considered a major tourist destination for the casual vacationer, as well as an embarkation point for Caribbean cruises at Port Everglades. Approximately 7.5 million tourists visited Broward County in 2000 and had an estimated economic impact of approximately $4.2 billion per year. Broward County is the second most populated county in Florida with a 2002 population of approximately 1.6 million. The current population reflects an increase of approximately 29% since the 1990 Census figure.

        Broward County's population has experienced moderate growth in the recent past and this trend is expected to continue because of northerly migration from Miami, southerly migration from the northern United States and significant job growth in the area. Broward County's economic base is supported by strong levels of employment and effective buying income, relative to those of Florida and the United States. Also, housing starts are up, commensurate with the stronger population and employment growth recently. Major expansion of Broward County's highways and the Ft. Lauderdale Hollywood International Airport indicate Broward County is poised to support continued growth. These factors should have a favorable long term effect on the subject property.

Indianapolis, Indiana

        Indianapolis, the 12th largest city in the U.S., is widely recognized as a competitive and growing "second tier" market. Indianapolis is the capital of Indiana and the seat of Marion County government. Known as the Crossroads of America, Indianapolis is within a day's drive of more than 65 percent of the country's population, and is intersected by more segments of the interstate highway than any other metropolitan area. Major metropolitan areas in the region include Milwaukee, Wisconsin (278 miles northwest), Chicago, Illinois (185 miles northwest), St. Louis, Missouri (246 miles southwest), Columbus, Ohio (178 miles east) and Detroit, Michigan (298 miles northeast). The Indianapolis Primary Metropolitan Statistical Area, or "Indianapolis PMSA," consists of a nine (9) county region. The nine (9) counties in the PMSA are Boone, Hamilton, Hancock, Hendricks, Johnson, Madison, Marion, Morgan and Shelby.

        Indianapolis is a desired location for many companies because of its central location. Eli Lilly and Company, a Fortune 500 company, is undergoing a major expansion of its world headquarters in downtown Indianapolis at a cost of nearly $1.0 billion. Over the next decade, Eli Lilly intends to create 7,500 new high skilled and high paying jobs. The table below lists Indianapolis' largest employers.

Company	Employees
Local Government	68,500
State of Indiana	27,700
Federal Government	16,300
Eli Lilly and Company	12,949
IUPUI (University)	9,769
Clarion Health	9,163
Community Health Network	9,075
St. Vincent Hospital	9,000
Marsh Supermarkets, Inc.	8,913
The Kroger Company	4,975
Rolls Royce	4,855
SBC	4,786
Federal Express	4,500
Wal Mart	4,500
St. Francis Hospital	4,200

Joint Ventures

        Several of the partnerships participate in joint ventures with other partnerships or ORIG through which they indirectly own a portion of a particular property. The properties owned by joint ventures, along with the percentage interest of the various participants in the joint venture, is summarized in the following table. Following the merger, we will own 100% of the properties.

	Percentage Ownership
Property	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	ORIG
The Willows of Plainview Phase II	9.7%	90.3%
Golf Brook Apartments	3.97%		96.03%
Plainview Point Office Center Phase III	4.96%		95.04%
Blankenbaker Business Center 1A	29.61%			31.34%	39.05%
Lakeshore Business Center Phase I	10.92%	81.19%			7.69	%(1)
Lakeshore Business Center Phase II	10.92%	81.19%			7.69	%(1)
Lakeshore Business Center Phase III	10.92%	81.19%			7.69	%(1)

(1)
An affiliate of the general partners of each partnership owns .20% in each of Lakeshore Business Center Phase I, Lakeshore Business Center Phase II and Lakeshore Business Center Phase III.

Property Tax

        The following table sets forth for each property that we will own after completing the merger, the property tax rate and annual property taxes paid by the property owner.

Schedule of Annual Property Tax Rates and Taxes Paid—2003

State	Property	Property Tax Rate	Gross Amount Annual Property Taxes(1)
FL	Golf Brook Apartments	1.71	264,450
FL	Lakeshore Business Center Phase I	2.44	169,131
FL	Lakeshore Business Center Phase II	2.44	187,971
FL	Lakeshore Business Center Phase III	2.44	60,155
FL	Sabal Park Apartments	1.71	161,385
GA	Peachtree Corporate Center	3.21	102,765
IN	Willow Lake Apartments	2.11	353,018
KY	Anthem Office Center	1.09	—
KY	Atrium Center	1.09	69,353
KY	Bed, Bath and Beyond	1.09	25,624
KY	Blankenbaker Business Center 1A	1.09	52,998
KY	Blankenbaker Business Center 1B	1.09	33,423
KY	Blankenbaker Business Center II	1.09	41,817
KY	Commonwealth Business Center I	1.09	46,214
KY	Commonwealth Business Center II	1.09	35,147
KY	ITT Parking Lot	1.09	1,593
KY	Linn Station	1.09	2,227
KY	NTS Center	1.09	75,544
KY	Outlets Mall	1.09	61,142
KY	The Park at the Willows	1.09	15,309
KY	Park Place Apartments Phase I	0.96	75,840
KY	Park Place Apartments Phase II	0.96	64,320
KY	Park Place Apartments Phase III	0.96	70,080
KY	Plainview Center	1.09	30,316
KY	Plainview Point Office Center Phases I & II	1.09	20,381
KY	Plainview Point Office Center Phase III	1.09	46,296
KY	Sears Office Building	1.09	41,394
KY	Springs Medical Office Center	1.13	78,719
KY	Springs Office Center	1.13	94,253
KY	Springs Station	1.13	10,017
KY	The Willows of Plainview I	1.09	53,035
KY	The Willows of Plainview II	1.09	57,956

			2,401,873

(1)
Does not include any offset for property tax reimbursed by tenants. Property taxes in Kentucky are discounted by approximately 2% if they are paid prior to the due date. Discounts for early payment in other states generally provides no discount to the gross amount of property tax invoiced.

Sale of Properties

        The partnerships generally intended to sell or refinance their respective properties within four to ten years after their acquisition, or as soon thereafter as market conditions permitted. In deciding whether to sell or refinance the properties, the general partners were to consider factors such as potential capital appreciation, net cash flow and federal income tax considerations. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments. However, the terms of the loans include significant penalties if the partnerships prepay the loans before they become due. See "Business and Properties—Indebtedness." We intend to hold each of the properties that we acquire in the merger at least until the prepayment penalties expire or are substantially reduced. Thereafter, we will consider selling a property if we determine that the proceeds can be invested in new real estate assets that provide a better current return than the existing property or, in our corporate general partner's view, the potential from long term appreciation and gain is greater than the potential of the existing property or properties.

        The partnerships are prohibited from reinvesting any proceeds from the sale or refinancing their properties into new properties. We, in contrast, will be permitted to reinvest sales or refinancing proceeds into new properties.

MANAGEMENT

        As is commonly the case with publicly traded limited partnerships, we will be managed and operated by the directors and officers of our corporate general partner, NTS Realty Capital. NTS Development Company will continue to manage our properties and all of our property management personnel will continue to be employees of NTS Development. NTS Realty Capital, NTS Realty Partners, and their respective officers and directors, will owe a fiduciary duty of care to our limited partners. NTS Realty Capital and NTS Realty Partners will be liable, as general partners, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are nonrecourse. We will incur indebtedness or other obligations, whenever possible, on a nonrecourse basis.

        At least a majority of NTS Realty Capital's board of directors will be independent under the standards promulgated by the American Stock Exchange. Under the terms of the settlement agreement with respect to the class action litigation, the general partners identified five candidates to serve as independent directors of NTS Realty Capital. Plaintiffs' counsel, after interviewing each candidate and conducting further inquiry into each candidate's qualifications, selected three of these candidates as independent directors. We will also have an audit committee composed entirely of independent directors. They will review our external financial reporting, engage our independent auditors and review procedures for internal auditing and the adequacy of our internal accounting controls. Some of NTS Realty Capital's officers may spend a substantial amount of time managing the business and affairs of NTS Development and its affiliates. These officers may have a conflict in allocating their time between NTS Development and us. NTS Development Company is a Kentucky corporation whose executive officers or directors are Messrs. Nichols, Lavin and Wells.

        Our general partners may withdraw, without limited partner approval, upon ninety days' notice to the limited partners. If NTS Realty Capital is the withdrawing general partner, then the holders of a majority of the outstanding Units may select a successor to NTS Realty Capital. A withdrawal by NTS Realty Partners will have no impact on the partnership. If a successor is not elected, we will be dissolved, wound up and liquidated, unless within ninety days after that withdrawal, the holders of a majority of the outstanding Units held by limited partners agree in writing to continue the business and to appoint a successor general partner. See "The Partnership Agreement—Termination and Dissolution."

        Neither NTS Realty Capital nor NTS Realty Partners may be removed unless removal is approved by the vote of the holders of not less than a majority of the Units held by our limited partners. Any removal is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding Units held by our limited partners.

        Directors and Executive Officers of NTS Realty Capital.    The following table shows information for the directors and executive officers of NTS Realty Capital and NTS Realty Partners. Each director will be elected to a one-year term.

Name	Age	Position
J.D. Nichols	62	Chairman of the Board
Brian F. Lavin	50	President, Chief Executive Officer and Director
Gregory A. Wells	46	Chief Financial Officer
Mark D. Anderson	48	Director
John Daly	45	Director
John S. Lenihan	48	Director

        Directors and Executive Officers of NTS Development Company.    The following table shows information for the directors and executive officers of NTS Development Company.

Name	Age	Position
J.D. Nichols	62	Chairman of the Board
Brian F. Lavin	50	President
Gregory A. Wells	46	Senior Vice President

        Jack Dale ("J.D.") Nichols.    Mr. Nichols has served as the chairman of the board of NTS Realty Capital and as the manager of NTS Realty Partners since their formation in 2004, and has served as a general partner of each of the general partners of the partnerships since their respective formations. He also has served as the chairman and chief executive officer of NTS Corporation since 1985, as well as its subsidiaries and affiliates, and as a member and chairman of the board of the NTS Mortgage Income Fund. Mr. Nichols obtained a J.D. from the University of Louisville School of Law in 1964 and conducted his undergraduate studies, with a concentration in accounting, marketing, business administration and finance, at the University of Kentucky. Mr. Nichols began his career in construction and real estate development in 1965, and since then has overseen the development of more than 8,000 acres of land and 7,000,000 square feet of office, residential, commercial and industrial construction, throughout the southeastern United States. He is a member of the National Association of Home Builders, the Louisville Association of Home Builders and the Louisville Board of Realtors. Mr. Nichols has also served as vice president and director of the Louisville and National Apartment Associations. He is currently a director and past member of the executive committee of Greater Louisville, Inc. (The Metro Chamber of Commerce), and is chairman of the board of the Regional Airport Authority of Louisville and Jefferson County.

        Brian F. Lavin.    Mr. Lavin has served as the president and chief executive officer of each of NTS Realty Capital and NTS Realty Partners, as well as a director of NTS Realty Capital, since their formation in 2004. Mr. Lavin also has served as the president of NTS Corporation and NTS Development Company since June 1997 and of NTS Mortgage Income Fund since September 1997. From November 1994 through June 1997, Mr. Lavin served as president of Paragon Residential, a division of Paragon Group, Inc., and, prior to 1994, as a vice president of Paragon's Midwest Division. In this capacity, Mr. Lavin directed the development, marketing, leasing, management and financing for

Paragon Residential's twelve state multifamily portfolio. Paragon Residential developed and operates multifamily properties with an aggregate of 25,000 units in the Midwest and Southeast sections of the United States. Mr. Lavin has a bachelor's degree in business administration from the University of Missouri. He is also a licensed real estate broker in Kentucky and certified property manager. Mr. Lavin is a member of the Institute of Real Estate Management, council member of the Urban Land Institute and member of the National Multi-Housing Council. He has served on the boards of directors of the Louisville Science Center, Louisville Ballet, Greater Louisville, Inc., National Multi Housing Council, Louisville Apartment Association, Louisville Olmstead Parks Conservancy, Inc., and currently serves on the board of directors of Greater Louisville, Inc. (the Metro Chamber of Commerce) and the board of overseers for the University of Louisville.

        Gregory A. Wells.    Mr. Wells has served as the chief financial officer of NTS Realty Capital and as the senior vice president of NTS Realty Partners since their formation in 2004. He also has served as senior vice president for NTS Corporation, its subsidiaries and affiliates since July 1999. Mr. Wells also is the acting chief financial officer of NTS Mortgage Income Fund. Mr. Wells is a certified public accountant and holds a bachelor's degree in business administration from George Mason University. Prior to joining NTS in July 1999, Mr. Wells served as chief financial officer for Hokanson Companies, an Indianapolis-based property management and development firm.

        John Daly.    Mr. Daly currently is corporate counsel and assistant secretary of YUM! Brands, Inc., the parent of KFC, Taco Bell, Pizza Hut, Long John Silver's and A&W Restaurants, Inc. Mr. Daly joined YUM in December 1997 as corporate counsel. His responsibilities include advising the compensation committee and nominating/governance committee of the board of directors and legal oversight of corporate governance, executive compensation, employee benefits, employment law and compliance. From 1990 to 1997 Mr. Daly served as first vice president, counsel and assistance secretary for First Chicago NBD Corporation, the parent of First National Bank of Chicago. While at First Chicago, his practice concentrated on advising the compensation committee of the board of directors and the company's retirement committee (over $4 billion in assets) and legal oversight for executive compensation and employee benefits. Prior to joining First Chicago NBD, Mr. Daly practiced law in Chicago for five years, concentrating his practice on tax and employee benefit matters. Prior to attending law school, he became a certified public accountant and worked as an accountant for Ernst & Whinney. Mr. Daly serves on the Board of Maryhurst in Louisville, Kentucky and is active supporting Midtown Center for Boys in Chicago.

        Mark D. Anderson.    Since June 2003, Mr. Anderson has been senior vice president and region manager for Integra Bank, managing their Louisville, Lexington and Indianapolis commercial real estate lending operations. Integra Bank is a $3 billion bank, headquartered in Evansville, Indiana. Prior to joining Integra, Mr. Anderson was vice president and market manager of US Bank's commercial real estate division in Louisville. Mr. Anderson is currently and has for the last six years originated investment commercial real estate loans in twelve states and, during that period, offices under his direction have originated loans totaling in excess of $800 million. Loans originated by Mr. Anderson and his offices have ranged in size from $3 million to $61 million and included apartments, office, retail, industrial, hospitality, land acquisition and development, and single-family residential projects. Mr. Anderson has also managed a real estate loan portfolio of $600 million during that period. In addition to direct lending, Mr. Anderson's offices have performed credit enhancement for large real estate secured bond transactions and sold a significant amount of various interest rate derivative products, including caps, collars and swaps. Mr. Anderson's prior experience includes six years with Paragon Group, a national real estate development and management company headquartered in Dallas, Texas, as mid-west regional controller. Also, Mr. Anderson spent five years with Regency Windsor Companies, a privately owned Florida developer of multifamily residential projects. Mr. Anderson is a certified public accountant.

        John S. Lenihan.    Mr. Lenihan is the founder and managing partner of Rubel Lenihan Properties. Begun in 1982, Rubel Lenihan Properties develops and manages industrial warehouse properties around Louisville International Airport. In addition, Mr. Lenhian is a licensed real estate agent, actively engaged in both residential and commercial brokerage services. Concurrent with management of RLP, Mr. Lenihan was President of Dixie Beer Distributors (1981-1987) Kentucky's largest beer wholesaler; Omni Air (1981-1985) Kentucky's largest Part 135 Charter Service; Top Talent (1985-1989) temporary employment service and Harvest Leasing Corporation (1981-1985) equipment leasing.

Reimbursement of Expenses of the General Partners

        We will not pay any fees to either of our general partners for serving us in that capacity. NTS Realty Partners will own 756,099 Units as the successor in interest to the existing general partners of the partnerships. These Units are being issued in respect of the economic interest of the general partners of each partnership in the net asset value of the partnerships. We will pay NTS Development various fees and will reimburse NTS Realty Capital, NTS Development and their respective affiliates for all expenses incurred on our behalf. These expenses include the costs of administrative services performed by the employees of NTS Development Company which could be performed directly for us by independent parties, ordinary and necessary travel expenses of NTS Development Company's employees, our share of the cost of goods or materials used for or by us and obtained from entities unaffiliated with NTS Realty Capital, and the reasonable costs of complying with all state and federal regulatory requirements and the requirements imposed by the American Stock Exchange. For more information on the fees that we will pay to NTS Development, see "Related Party Transactions—Management Agreement with NTS Development."

Compensation of Directors

        Each independent director of NTS Realty Capital will receive an annual retainer, paid by us, of $16,000 plus a fee equal to $500 per meeting of the board or any committee of which the person is a member. In addition, each independent director will be reimbursed by us for out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Any director employed by, or affiliated with, our general partners will not be paid a retainer or any meeting fees. Each independent director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Units that will be issued upon consummating the merger and held by beneficial owners of 5% or more of the Units, by directors of the general partners and by all directors and executive officers of the general partners as a group, as well as their beneficial ownership of interests in the partnerships and ORIG. Messrs. Nichols and Lavin, as officers and directors, make all investment decisions for NTS Realty Capital, while Mr. Nichols, as manager, makes all investment decisions for NTS Realty Partners.

Name of Beneficial Owner	NTS-III		NTS-IV		NTS-V		NTS-VI		NTS-VII		ORIG(2)		NTS Realty Units to be Beneficially Owned		Percentage of Units to be Beneficially Owned	Percentage of ORIG after Restructuring(5)
Brian F. Lavin	0		0		0		0		0		25.0%		0		0.00%	25.0%/24.5%	(6)
J.D. Nichols	5,185	(1)	10,703	(1)	14,566	(1)	18,726	(1)	226,306	(1)	75.0%	(2)	6,719,249	(3)	57.18% (3)	75.0%/73.5%	(6)
Gregory A. Wells	0		0		0		0		0				0		0.00%
Mark D. Anderson	0		0		0		0		0				0		0.00%
John Daly	0		0		0		0		0				0		0.00%
John S. Lenihan	0		0		0		0		0				0		0.00%
NTS Realty Capital	0		0		0		0		0				0		0.00%
NTS Realty Partners	0		0		0		0		0				756,099	(4)	6.44%
ORIG	4,602		10,377		11,934		18,293		218,772				5,699,758	(5)	48.50%
All directors/executive officers of our general partners	5,190		10,708		14,571		18,731		226,311		100.0%	(6)	6,719,249	(5)	57.18%

(1)
The general partners of the partnership own five limited partner interests in each of the partnerships which are not reflected in this chart because the general partners have never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

(2)
Prior to the private entity restructuring, Mr. Nichols' spouse owns 74% of ORIG's membership interests. Mrs. Nichols has granted Mr. Nichols an irrevocable proxy to vote her membership interests in ORIG.

(3)
As ORIG's manager, Mr. Nichols will have the right to vote all of ORIG's 5,699,758 Units, except for up to 620,000 Units that may be voted by plaintiffs' counsel for up to two years. In addition, Mr. Nichols will own beneficially the 756,099 Units that will be issued to NTS Realty Partners, as well as 263,392 Units that will be issued to him, his immediate family or entities controlled by them in exchange for their interests in the partnerships.

(4)
As indicated in footnote (1), each general partner of the partnerships currently owns five interests in its partnership. Following the merger, NTS Realty Partners will own all of the Units that are issued to the general partners of the partnerships in exchange for their interests in the partnerships. NTS Realty Partners will own 756,099 Units as a result of distribution rights in favor of the general partners that are included in the liquidation provisions of the limited partnership agreements. The distribution rights are triggered as a result of the merger. For more information on the distribution rights, see "Compensation and Fees."

(5)
ORIG will receive 3,994,262 Units in the merger and an additional 1,705,496 Units in exchange for the contribution of substantially all of its assets and all of its liabilities.

(6)
Following the private entity restructuring, ORIG's original class of membership interests will continue to be owned by Mr. Nichols (1%), Mrs. Nichols (74%) and Mr. Lavin (25%). The entities comprising the NTS Private Group will own a separate class of ORIG's membership interests, through which they will share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution of properties to us. This separate class will be owned by Mr. Nichols and his immediate family (73.5%). Mr. Lavin (24.5%) and unaffiliated individuals (2.0%). The methodology for issuing and allocating the separate class of membership interests to the entities in the NTS Private Group is the same as the methodology used to allocate Units to ORIG and the partnerships in the merger and contribution of ORIG's assets and liabilities to us.

RELATED PARTY TRANSACTIONS

Transactions Relating to the Merger

        ORIG has entered into various agreements with the entities comprising the NTS Private Group, through which these entities will contribute all or substantially all of their assets and liabilities to ORIG in exchange for interests in a separate class of ORIG's membership interests. These interests will entitle the entities comprising the NTS Private Group to share proportionately the indirect ownership of the Units issued in respect of ORIG's contribution of properties to us. The NTS Private Group consists of: NTS/BBX Office, LLC, a Kentucky limited liability company; NTS Springs Office Ltd., a Kentucky limited partnership; NTS Springs Medical Office Center, Ltd., a Kentucky limited partnership; NTS Pickford, Ltd., a Kentucky limited partnership; NTS Atrium Center, a Kentucky limited partnership; NTS BBC I, a Kentucky limited partnership; NTS Breckinridge, Ltd., a Kentucky limited partnership; NTS Willow Lake Partners Limited Partnership, an Indiana limited partnership; NTS Mall Limited Partnership, a Kentucky limited partnership; NTS Whetstone Limited Partnership, a Kentucky limited partnership; NTS Bluegrass Commonwealth Park, a Kentucky limited partnership; and Mr. Nichols. Each member of the NTS Private Group, other than NTS Bluegrass Commonwealth Park and Mr. Nichols, are contributing substantially all of their assets and liabilities to ORIG in exchange solely for membership interests in ORIG pursuant to a contribution agreement among ORIG and the entities. NTS Bluegrass Commonwealth Park and Mr. Nichols are transferring certain assets and liabilities to ORIG in exchange solely for membership interests in ORIG pursuant to separate contribution agreements with ORIG. In each case, the methodology for issuing and allocating the separate class of membership interests in ORIG to the entities in the NTS Private Group pursuant to the contribution agreements is the same as the methodology used to allocate Units to ORIG and the partnerships. Except for the issuance of the separate class of ownership interests in ORIG to the NTS Private Group as described above, no payments will be made in connection with the private entity restructuring.

        Mr. Nichols controls each entity included in the NTS Private Group. Mr. Nichols and his immediate family will own approximately 73.5% of the separate class of ORIG's membership interests that will be issued in the private entity restructuring, Mr. Lavin will own approximately 24.5% of those membership interests and unaffiliated individuals will own approximately 2.0%.

        For purposes of the private entity restructuring, the NTS Private Group has repaid all borrowings from, and advances to, NTS Financial Partnership. The amounts of the borrowings and advances were approximately $6.2 million and $6.7 million, respectively. The private entity restructuring will not occur if the partnerships do not approve the merger. As a result of the private entity restructuring, ORIG will own twelve properties in their entirety, plus four additional properties in joint venture with certain of the partnerships. These properties have an aggregate value of $67,096,140, based on appraisals prepared by CBRE. ORIG's mortgage indebtedness and notes payable totaled $49,631,129 as of June 30, 2004, assuming the private entity restructuring had been completed on that date. Messrs. Nichols and Lavin will continue to guarantee payment of approximately $13.4 million of this indebtedness. The $13.4 million of indebtedness consists of four notes that accrue annual interest in the range of the Prime Rate plus .25% to the Prime Rate plus 1.25%, and any unpaid principal and interest becomes due on August 31, 2005. ORIG will contribute these assets and all of its liabilities to us for Units having a value equal to the appraised value of the contributed assets, as determined by the independent appraiser, and the value of any other assets contributed reduced by the liabilities assumed by us under the contribution agreement. As of June 30, 2004, ORIG's net asset value was $17,054,960, which would have resulted in 1,705,496 Units being issued to ORIG. ORIG currently has three members, Mr. Nichols, his spouse and Mr. Lavin. Mr. Nichols is ORIG's manager and, therefore, controls ORIG's operations.

Tender Offers

        From the period from December 1998 to October 2002, the partnerships and ORIG purchased limited partnership interests in each of the partnerships through a combination of joint tender offers and tender offers conducted solely by ORIG. The following table sets forth these purchases made through joint tender offers:

Purchase Date	Subject Partnership	Price Per Interest	Total Interests Purchased	Number of Interests Purchased by Partnership	Number of Interests Purchased by ORIG
December 30, 1998	NTS-III	$250	729	500	229
December 7, 1999	NTS-III	250	938	500	438
December 19, 2000	NTS-III	250	1,094	100	994
October 11, 2001	NTS-III	300	1,311	100	1,211
February 18, 1999	NTS-IV	205	1,259	600	659
December 7, 1999	NTS-IV	205	2,245	500	1,745
December 21, 2000	NTS-IV	230	3,092	100	2,992
February 4, 1999	NTS-V	205	2,458	600	1,858
December 30, 1999	NTS-V	230	1,196	250	946
December 21, 2000	NTS-V	230	2,710	100	2,610
January 30, 1999	NTS-VI	350	2,103	750	1,353
September 30, 1999	NTS-VI	370	2,801	500	2,301
December 22, 1999	NTS-VI	380	1,085	250	835
August 14, 2000	NTS-VI	380	3,685	100	3,585
October 30, 2001	NTS-VI	380	5,566	100	5,466
March 5, 1999	NTS-VII	6	25,794	10,000	15,794
December 14, 1999	NTS-VII	6	41,652	10,000	31,652
August 14, 2000	NTS-VII	6	39,220	2,500	36,720
October 11, 2001	NTS-VII	6	76,447	1,000	75,447

        In addition to the tender offers described in the table above, ORIG purchased interests through the tender offers described in the table below without the participation of any partnership.

Purchase Date	Subject Partnership	Price Per Interest	Interests Purchased
March 30, 1999	NTS-III	$250	431
September 15, 2002	NTS-III	$315	669
December 12, 2001	NTS-IV	$230	2,163
September 8, 2002	NTS-IV	$230	1,175
December 12, 2001	NTS-V	$230	2,374
September 8, 2002	NTS-V	$230	1,586
September 2, 2002	NTS-VI	$380	2,560
September 30, 2002	NTS-VII	$6.50	43,607

Distributions and Payments to the General Partners and their Affiliates

        The following table summarizes the distributions and payments that we estimate will be made by us to our general partners and their affiliates, including NTS Development under the management agreement. The management agreement with NTS Development, and the payments thereunder, have not been negotiated at arms'-length. See "—Management Agreement with NTS Development" below for a discussion of the terms of the agreement with NTS Development.

Operational Stage

Distributions	NTS Realty Partners will own 756,099 Units, which will be issued in respect of the economic interest owned by the general partners of the partnerships. NTS Realty Partners will be entitled to all distributions paid in respect of the Units in the same fashion and manner as limited partners owning Units. Please see the supplement to your partnership for a discussion of the economic interest owned by your general partner and the Units to be issued in respect of this interest. Our limited partners who are affiliates of our general partners are ORIG, Ocean Ridge Investments, Ltd., BKK Financial, Inc., Mr. Nichols, Mrs. Nichols, Ms. Kimberly Nichols Segal and Ms. Kara Nichols. These affiliated limited partners will be entitled to receive their pro rata share of distributions made in respect of the Units they own in the same fashion and manner as our other limited partners. The entities comprising the NTS Private Group will not own any Units directly, but will receive the benefit of the Units owned by ORIG by virtue of owning membership interests in ORIG.

Payments to our general partners and their affiliates	Neither NTS Realty Capital nor NTS Realty Partners will receive fees for serving as general partner. Like the existing partnership agreements, our partnership agreement will permit us to reimburse our general partners or their affiliates, including NTS Development, for the actual cost of goods or materials that our general partners or their affiliates obtain for our use from unaffiliated third parties. We will also continue to reimburse them for the costs of certain personnel who perform administrative services on our behalf and which could be performed directly for us by independent parties. These costs include costs for legal, accounting, tax preparation, transfer agent, data processing, duplicating, technical services, telecommunications services, payroll, employee benefits, marketing and investor communication. We will also pay fees to NTS Development Company under the management agreement. Based on the amount of fees and expenses paid to NTS Development Company during the years ended December 31, 2003, 2002 and 2001, we estimate that we will pay NTS Development Company approximately $5.7 million during the first twelve months after the merger is completed. The actual amount of the fees paid to NTS Development Company might be higher or lower than our estimate, however, because the fees are based on the amount of gross revenues generated by the properties we will acquire in the merger. Under this agreement, we will also reimburse NTS Development for expenses incurred by NTS Development in performing services on our behalf. This agreement is discussed in more detail below under "—Management Agreement with NTS Development."

Liquidation Stage

Liquidation	Upon our liquidation, the partners, including NTS Realty Partners, NTS Realty Capital and our affiliated limited partners, will be entitled to receive liquidating distributions according to their pro rata percentage ownership interest in the Units.

Management Agreement with NTS Development

        Just like each of the partnerships, we will not have any employees. Thus, at the time the merger is completed we will enter into a management agreement with NTS Development. The initial term of this agreement will be one year, provided that we will be permitted to terminate the agreement on sixty days' notice, with or without cause. Under this agreement, NTS Development will be responsible for managing each of our properties and in return receive an annual fee equal to 5% of all gross revenues generated by residential properties and 6% of all gross revenues generated by commercial properties. However, we will continue to pay NTS Development a fee equal to 5% of all gross revenues generated by the properties we acquire in the merger from NTS -III pursuant to the terms of NTS -III's existing partnership agreement. This fee will be paid monthly. We will also reimburse NTS Development for its direct out-of-pocket expenses incurred in operating our properties including the cost of any goods or services obtained on our behalf from unaffiliated third parties and the salaries or wages of all property management personnel, excluding the chairman, president and chief executive officer of NTS Realty Capital.

        For any property for which NTS Development does not perform substantially all of the leasing, and leasing related services, we will pay NTS Development a fee equal to 3% of the gross revenues of that property (plus reimbursable expenses as described above). If any commercial property is leased on a long term (defined as at least ten years, excluding renewals), triple net basis, we will pay NTS Development a fee equal to 1% of the annual gross revenues from that property (plus permitted reimbursements), to be paid quarterly, except for a one time initial leasing fee of 3% of total gross revenues for the entire lease term (excluding renewals), paid in five equal annual installments. We will not pay any initial leasing fees in connection with the merger. To the extent that we acquire properties from ORIG, including any properties ORIG acquires from the NTS Private Group in the private entity restructuring, that are leased on a long term, triple net basis, we will pay NTS Development a fee calculated in accordance with the management agreement regardless of whether NTS Development was receiving a higher management fee to manage those properties prior to the completion of the merger.

        NTS Development will have full and complete authority to oversee and manage the day-to-day operations of the properties and will provide us with monthly statements of receipts and disbursements. We are required to hold NTS Development harmless for all claims and will defend it in all actions brought against it in connection with carrying out its duties under the agreement, provided that its actions or omissions did not constitute negligence or misconduct and were taken or made in good faith and in what it believed to be our best interests. These include certain injuries and damages to persons or property and expenses and damages with respect to certain claims against NTS Development as a result of operating the properties or the condition thereof. The agreement also permits NTS Development to engage a local management company to assist in managing a property, in which event amounts paid to the local management company will be paid by NTS Development out of its fee.

        Under the settlement agreement agreed to with the plaintiffs, the decision to renew the management agreement after the initial one-year term must be made solely by the independent directors. In making this decision, the independent directors may retain a nationally recognized real estate expert to evaluate the terms and conditions of the management agreement. We will disclose and describe whether the management agreement was renewed and, if so, on what terms and conditions in a Form 8-K.

Agreement to Defer Management Fees and Expenses

        NTS Development has agreed to defer the payment of fees and expenses due under its respective management agreements with NTS-V and NTS-VI. The deferred amounts are not currently accruing any interest. To the extent the deferred amounts remain outstanding, we will assume the obligation to pay the amounts as part of the merger.

Lease Arrangements

        NTS Development leases 20,368 square feet in NTS Center, which is currently owned by NTS-III and is one of the properties we will acquire if the merger is completed. NTS Development pays rent at the rate of $14.50 per square foot, which is approximately $1.00 per square foot higher than any other tenant at NTS Center. The lease expires on March 31, 2005.

DESCRIPTION OF THE UNITS

The Units

        The Units represent ownership interests in NTS Realty Holdings Limited Partnership. The holders of these Units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. See "The Partnership Agreement" below.

Transfer Agent and Registrar

        Duties.    Gemisys Corporation will serve as registrar and transfer agent for the Units. We will pay all fees charged by the transfer agent for transfers of Units except the following fees that must be paid by limited partners:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges, the cost of which is determined in accordance with the number of Units subject to the service; and

  •
  special charges for services requested by a holder of a Unit, such as re-registering the Units to reflect a transfer made for estate planning reasons or to reflect a change in the custodian of the Units. Our transfer agent charges fees ranging from $10 to $75 for these types of services.

        There will be no charge to holders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

        Resignation or Removal.    The transfer agent may resign, by notice to us, or be removed by us at any time, effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. NTS Realty Capital is authorized to appoint another transfer agent or act as the transfer agent.

Transfer of Units

        Except for the Units owned by ORIG or by affiliates of ORIG, the Units are freely transferable. For a description of the restrictions on transfer placed on these Units, see "Background of the Merger—Information about ORIG." The transfer of the Units will not be recorded by the transfer agent or recognized by us until the certificate evidencing the Units is surrendered to the transfer agent. After the transfer agent has registered the transfer, the transferee of the Units automatically:

  •
  becomes the record holder of the Units; and

  •
  agrees to be bound by the terms and conditions of our partnership agreement.

        Until the Units have been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Rights and Limitations of the Class Units

        Up to 620,000 Units owned by ORIG will be designated as "Class Units" and the economic benefits and other rights associated with the Class Units will inure to the qualified settlement trust. The qualified settlement trust has no ability to transfer or sell the Class Units or its interest in ORIG. ORIG will own the Units designated as Class Units, but all of the economic and other rights associated with the Class Units will inure to the qualified settlement trust. All distributions with respect to the

Class Units will be paid to the qualified settlement trust and plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote the Class Units pursuant to his direction for up to two years after we begin making distributions.

        Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, during this two-year period, to pay the qualified settlement trust, an amount equal to seventy-five percent (75%) of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would be allocated to Mr. Nichols, his spouse or Mr. Lavin by virtue of their ownership interests in ORIG, in exchange for the economic and other rights associated with the number of Class Units calculated under the formula described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse and/or Mr. Lavin. If any Class Units remain at the end of this two-year period, the settlement agreement provides that Mr. Nichols, his spouse and Mr. Lavin must make a final payment from their personal funds to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value is equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation.

Unit Ownership

        If the merger is completed and assuming all of the limited partners of the partnerships participate in the merger, we will issue an aggregate of 11,751,959 Units among 5,026 holders. The following table sets forth the beneficial ownership of Units that will be issued upon consummation of the merger and held by beneficial owners of 5% or more of the Units, by directors of our general partners and by all directors and executive officers of our general partners as a group.

Name of Beneficial Owner	NTS Realty Units to be Beneficially Owned	Percentage of Units to be Beneficially Owned
Brian F. Lavin	0	0.00%
J.D. Nichols	6,719,249	57.18%
Gregory A. Wells	0	0.00%
Mark D. Anderson	0	0.00%
John Daly	0	0.00%
John S. Lenihan	0	0.00%
NTS Realty Partners	756,099	6.43%
All directors/executive officers of our general partners(1)	6,719,249	57.18%

THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. The form of the partnership agreement is included in this joint consent/prospectus as Appendix D. We will provide you with additional copies of this agreement upon request at no charge.

General

        Organization.    Our partnership was formed on September 29, 2003, and will terminate on December 31, 2028, unless extended.

        Purpose.    Our purpose is to invest in, acquire, hold, maintain, operate, improve, construct, develop, sell, exchange, lease and otherwise use real property and interests therein for profit and to engage in any activities related or incidental thereto.

        Power of Attorney.    Each limited partner and each person who acquires a Unit from a limited partner automatically grants to NTS Realty Capital (and, if appointed, a liquidator), a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants NTS Realty Capital the authority for some types of amendments to, and consents and waivers under, our partnership agreement. See below under "—Amendment of the Partnership Agreement."

        Capital Contribution.    Limited partners are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        Limited Liability.    Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or the "Delaware Act," and that a limited partner otherwise acts in conformity with the provisions of our partnership agreement, the limited partner's liability under the Delaware Act will be limited to the limited partner's investment in the Units, subject to the possible exception of the holder's share of any undistributed profits and assets. If it were determined, however, that the right or exercise of right by the limited partners as a group:

  •
  to remove or replace either general partner;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement;

constituted "participation in the control" of our business under the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as the general partners. Any such liability would extend to persons who transact business with us and who reasonably believe that the limited partner or partners is or are a general partner. Neither our partnership agreement, nor the Delaware Act, specifically provide for legal recourse against our general partners if a limited partner were to lose limited liability through no fault of the general partners. Although a limited partner could, in theory, seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited, must be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution, and knew at the time of the distribution that the distribution was in violation of the Delaware Act, will be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his, her or its assignor to make contributions, except the assignee is not obligated for liabilities unknown to him, her or it at the time the assignee became a limited partner and which could not be ascertained from our partnership agreement.

        We initially will conduct business in the States of Kentucky, Florida, Georgia and Indiana. We may be required to comply with certain legal requirements in these jurisdictions, including qualifying to do business in order to maintain limited liability. We will operate in a manner NTS Realty Capital considers reasonable, necessary or appropriate to preserve the limited liability of the limited partners.

Distribution Policy

        We will pay distributions if, as and when authorized by our managing general partner. Under the terms of the settlement agreement for the class action litigation, we are required to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger, equal to sixty-five percent (65%) of our "net cash flow from operations" as this term is defined in regulations promulgated by the Treasury Department under the Internal Revenue Code of 1986, as amended; provided that if a law is enacted or existing law is modified or interpreted in a manner that subjects NTS Realty to taxation as a corporation or otherwise subjects NTS Realty to entity level taxation for federal, state or local income tax purposes, NTS Realty will adjust the amount distributed to reflect the obligation of NTS Realty to pay tax. Any distribution other than a distribution with respect to the final quarter of a calendar year shall be made no later than forty-five (45) days after the last day of such quarter based on an estimate of NTS Realty's "net cash flow from operations" for the year. Any distribution with respect to the final quarter of a calendar year shall be made no later than ninety (90) days after the last day of such quarter based on actual "net cash flow from operations" for the year, adjusted for any excess or insufficient distributions made with respect to the first three quarters of the calendar year. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

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  depreciation;

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  amortization;

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  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss,

and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs. There is no assurance, however, that we will have net cash flow from operations in the future from which to pay distributions. For example, our partnership agreement permits our managing general partner to reinvest sales or refinancing proceeds in new and existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to make distributions. We will adopt a policy which prohibits us from acquiring any new properties at a capitalization rate less than five percent (5%). This policy also will require a majority of NTS Realty Capital's directors, including a majority of the independent directors, to approve any decision regarding reinvesting sales or refinancing proceeds.

Taxation of Limited Partners

        We are required to report to the IRS, each item of our income, gain, loss, deduction and items of tax preference, if any. Each partner will be required to report his, her or its distributive share of each item of our income, gain, loss, deduction, credit and tax preference on the partner's tax return. Each limited partner will be taxed on the partner's distributive share of our taxable income regardless of whether he or she has received, or will receive, any cash distributions from us. Moreover, a limited partner's distributive share of our taxable income and the income tax payable by the limited partner thereon may exceed the cash that we actually distribute.

        Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Under Section 704(b) of the Code, any allocation of income, gain, loss or deduction to a limited partner will be given effect for federal income tax purposes so long as it has substantial economic effect, or is otherwise in accordance with the limited partner's interest in us. If an allocation of an item does not satisfy this standard, it will be reallocated among the limited partners and the general partner on the basis of their respective interest in us, taking into account all facts and circumstances.

        Our income tax returns may be audited by the IRS, and this audit may result in the audit of a limited partner's individual return. As a result of an audit, various deductions could be disallowed, in whole or in part, which would increase a limited partner's allocable share of our taxable income or decrease a limited partner's share of our taxable loss. See "Information Returns and Audit Procedures."

        Each limited partner is generally required to treat items of income, gain, loss, deduction, credit or tax preference in the same manner as reported on our informational return. Failure to satisfy this requirement could result in an adjustment to conform the limited partner's treatment to our treatment and may cause the limited partner to be subject to penalties.

        Audits will be performed in a single proceeding, rather than in separate proceedings with each limited partner. Adjustments of our items of income, gain, loss, deduction, credits or tax preference made on audit may be made by our tax matters partner. Suits challenging a determination by the IRS may be brought by our tax matters partner. All limited partners generally will be bound by the court's final determination. NTS Realty Capital will serve as our tax matters partner.

Transfer of Units

        Except for the Units owned by ORIG or by affiliates of ORIG, the Units are freely transferable. The transfer of the Units will not be recorded by the transfer agent or recognized by us until the certificate evidencing the Units is surrendered to the transfer agent. After the transfer agent has registered the transfer, the transferee of the Units automatically:

  •
  becomes the record holder of the Units; and

  •
  agrees to be bound by the terms and conditions of our partnership agreement.

        Until the Units have been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Amendment of Partnership Agreement

        General.    Except as described below, amendments to our partnership agreement must be approved by a majority of the Units held by our limited partners. The Units owned by our general partners are not entitled to vote. Affiliates of the general partner, such as ORIG, will be permitted to vote any Units they own as limited partners.

        Approval of General Partners.    In addition to the approval by a majority of the Units held by our limited partners, the following types of amendments must be approved by our general partners:

  •
  any modification of the amount of distributions or the manner in which they are made by us;

  •
  any modification to the manner in which profits and losses are allocated among the partners;

  •
  any modification that adds to or reduces the powers and rights of our general partners; and

  •
  any modification to the limited liability of our limited partners.

        Unanimous Consent.    All of the limited partners and our general partners must approve any amendment that would extend our term beyond December 31, 2028.

        No Limited Partner Approval.    Our general partners may amend our partnership agreement without the approval of any limited partner to:

  •
  add to the representations, duties or obligations of the general partner, or to surrender any right granted to the general partner;

  •
  cure any ambiguity or to correct or supplement any provision of our partnership agreement which is inconsistent with another provision in our partnership agreement; and

  •
  delete or add any provisions of our partnership agreement that is required by the American Stock Exchange or any other national exchange on which our Units are traded if the deletion or addition is determined by the exchange to be beneficial to our limited partners.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will begin the process of liquidating and dissolving on the earlier of:

  •
  the agreement by a majority of the Units held by our limited partners;

  •
  the sale, exchange or other disposition of all, or substantially all, of the assets and properties owned by us;

  •
  the withdrawal or removal of our general partners or any other event that results in their ceasing to be our general partner other than by reason of a transfer of the Units owned by NTS Realty Partners or withdrawal or removal following approval and admission of a successor general partner; or

  •
  December 31, 2028.

Liquidation and Distribution of Proceeds

        Upon our dissolution, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partners that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation pro rata among the Units on or before the later of: (1) the end of the taxable year in which the liquidation occurs and (2) ninety days after we are dissolved.

Withdrawal or Removal of the General Partners

        Our general partners may withdraw, without limited partner approval, upon ninety days' notice to the limited partners. If NTS Realty Capital is the withdrawing general partner, then the holders of a majority of the outstanding Units may select a successor to NTS Realty Capital. A withdrawal by NTS Realty Partners will have no impact on the partnership. If a successor is not elected, we will be dissolved, wound up and liquidated, unless within ninety days after that withdrawal, the holders of a majority of the outstanding Units held by limited partners, agree in writing to continue the business and to appoint a successor general partner. See "—Termination and Dissolution" above.

        Neither NTS Realty Capital nor NTS Realty Partners may be removed unless removal is approved by the vote of the holders of not less than a majority of the Units held by our limited partners. Any removal is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding Units held by our limited partners.

Transfer of Units Held By Our General Partners

        Our general partners are not obligated to own any Units. They may dispose of any Units they own in the same manner as our limited partners, subject to any restrictions agreed to by them. The executive officers of NTS Realty Capital have agreed not to sell any of the Units that they own for a period of the shorter of two years after the merger is completed or the date on which the qualified settlement trust is terminated.

Transfer of Ownership Interests in NTS Realty Capital

        At any time, the shareholders of NTS Realty Capital may sell or transfer all or part of their shares in NTS Realty Capital to an affiliate or a third party without the approval of the limited partners. Messrs. Nichols and Lavin currently are the sole shareholders of NTS Realty Capital.

Meetings; Voting

        Limited partners or assignees who are record holders of Units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be sought.

        We will hold an annual meeting of our limited partners for the purpose of electing the members of NTS Realty Capital's board of directors and to transact any other business to be considered by our limited partners at that time. The annual meeting will be held at a time, date and place as determined by NTS Realty Capital.

        In addition, special meetings of the limited partners may be called by NTS Realty Capital or by limited partners owning, in the aggregate, at least 10% of the Units. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding Units which are held by our limited partners and represented in person or by proxy shall constitute a quorum.

        Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of Units as would be necessary to authorize or take that action at a meeting.

        Each Unit that is entitled to vote on any given matter is entitled to one vote with respect to that matter. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his or her nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of Units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        Except as described above under "—Limited Liability," the Units will be fully paid, and limited partners will not be required to make additional contributions.

Indemnification

        Under our partnership agreement, in most circumstances, we will be permitted to indemnify our general partners and any of their affiliates which are performing services for us for any action or failure to take any action on our behalf that is within the scope of the authority conferred on them. If the act or omission in question is performed or omitted fraudulently, in bad faith or constituted negligence or misconduct, however, we will not be permitted to indemnify our general partners or their affiliates. We will indemnify the independent directors on NTS Realty Capital's board of directors to the fullest extent permitted by the Delaware Act. Any indemnification only may be made out of our assets.

Books and Reports

        NTS Realty Capital is required to keep appropriate books of our business at its principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis and will be maintained for financial accounting purposes in accordance with U.S. generally accepted accounting principles. For tax and fiscal reporting purposes, our fiscal year is the calendar year. We will furnish or make available to record holders of Units, within one hundred and twenty days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent auditors. Our annual report will contain a detailed statement of any transactions between our general partners, or their affiliates, and us and of the fees, commissions, compensation and other benefits paid or accrued to our general partners or their affiliates during the applicable fiscal year. We will furnish each record holder of a Unit with information reasonably required for tax reporting purposes within ninety days after the close of each calendar year.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for any proper purpose, upon reasonable demand and at his, her or its own expense, obtain from us a current list of the name and last known address of each partner and a copy of any appraisal of one or more properties owned by us.

        We intend to keep confidential from the limited partners trade secrets or other information, the disclosure of which our general partners believe in good faith is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Appraisal Rights

        NTS-V and NTS-VI are organized under Maryland's RULPA, which requires limited partnerships to offer appraisal rights to dissenting limited partners in a merger. Limited partner of NTS-V or NTS-VI who object to the merger and follow the procedures set forth in the Maryland general corporate law will be entitled to receive payment in cash of the fair value of their limited partnership interests. Specifically, a limited partner in NTS-V or NTS-VI may exercise the limited partner's appraisal rights if:

  •
  First, the limited partner submits a written notice to the general partner of the limited partner's partnership within 10 days after the partnership gives notice of the transaction, stating that limited partner object to the proposed merger;

  •
  Second, the limited partner must not vote the limited partner's limited partnership interests in favor of the merger; and

  •
  Finally, within 20 days of the date on which the articles of merger were accepted for record, the limited partner must make a written demand for payment of the fair value of the limited partner's limited partnership interests, stating the number of interests for which payment is demanded.

        We are organized under Delaware's RULPA, which does not entitle any limited partner to appraisal rights in a merger. However, our partnership agreement includes a provision based on Maryland's RULPA to provide our limited partners with the same appraisal rights in Delaware courts that a limited partner in a partnership organized under Maryland's RULPA would have in Maryland courts.

UNITS ELIGIBLE FOR FUTURE SALE

        After completing the merger, our general partners and their affiliates, including ORIG, will own an aggregate of 6,719,249 Units. The sale of these Units could have an adverse impact on the price of the Units or on any trading market that may develop. The Units issued as part of the merger generally will be freely transferable without restriction or further registration under the Securities Act, except that any Units owned by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

  •
  1% of the total number of the securities outstanding; or

  •
  the average weekly reported trading volume of the Units for the four calendar weeks prior to the sale.

        Sales under Rule 144 are also subject to specific manner of sale provisions, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the Units for at least two years, would be entitled to sell Units under Rule 144 without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.

        The executive officers of NTS Realty Capital have agreed not to sell any of the Units they beneficially own for a period of the shorter of two years from the date that the merger is completed or the date on which the qualified settlement trust is terminated. See "Information About the Partnerships and ORIG—Information About ORIG" for a discussion of the qualified settlement trust.

VOTING PROCEDURES

Distribution of Solicitation Material

        This joint consent/prospectus, together with the accompanying transmittal letter, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    The approval of limited partners holding partnership interests greater than a majority of the outstanding limited partner interests of your partnership is required to approve the merger. If you vote to approve the merger, you will be effectively voting against alternatives to the merger, including continuing your partnership according to its partnership agreement or liquidating the partnerships. If the merger is not approved, your general partner plans to continue to operate each partnership according to the terms of its respective partnership agreement. You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about October 27, 2004, and will continue until December 27, 2004. The general partners may extend the solicitation period at their sole discretion. Any consent form that a partnership receives will be counted by persons appointed by the general partners. No consent will be effective after sixty days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

        The consent form consists of two parts. Part A seeks your consent to the merger and, if applicable, amendments to your partnership's partnership agreement necessary to effect the merger. The exact matters which a vote in favor of the merger will be deemed to approve differ for each partnership and are explained in detail in the individual supplement for each partnership. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of each general partner, as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Required Vote and Other Conditions

        Record Date and Outstanding Partnership Interests.    The record date is October 25, 2004 for all partnerships. As of October 25, 2004 the following number of interests were held of record by the number of limited partners indicated below:

Partnership	Number of Limited partners(1)	Number of Interests Held of Record(1)	Number of Interests Required for Approval of Merger
NTS-III	531	12,575	6,288
NTS-IV	1,202	24,114	12,058
NTS-V	1,337	30,526	15,264
NTS-VI	2,060	38,894	19,448
NTS-VII	768	552,241	276,121

(1)
The general partners of the partnerships own five interests in each of the partnerships. Although the general partners have never received any economic rights in connection with the interests and will receive no consideration in the merger with respect to these interests, the general partners will be entitled to vote these interests in favor of the merger.

        You are entitled to one vote for each interest held. Accordingly, the number of interests entitled to vote is equivalent to the number of interests held of record at the record date.

        Investor Lists.    Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your partnership is required, upon your written request, to provide to you:

  •
  a statement of the approximate number of limited partners in your partnership; and

  •
  the estimated cost of mailing a proxy statement, form of proxy or other similar communication to your partnership's limited partners.

        In addition, you have the right, at the general partners' option, either:

  •
  to have your partnership mail (at your expense) copies of any consent statement, consent form or other soliciting materials to be furnished by you to the other limited partners of your partnership; or

  •
  to have the partnership deliver to you, within five business days of the receipt of the request, a reasonably current list of the names, addresses and interests held by the limited partners of your partnership.

        The right to receive the list of limited partners is subject to your payment of the cost of mailing and duplication at a rate of $0.25 per page.

        Tabulation of Votes.    A person or persons appointed by the general partners of each partnership will tabulate the votes. Abstentions and broker non-votes will have the effect of a vote against the merger, as will the failure to return a consent form. Broker non-votes occur when a broker submits a consent but does not have authority to vote a limited partner's interests.

        Revocability of Consent.    You may withdraw or revoke your consent form at any time before we make a public announcement, by a press release or Form 8-K, that we have received consents from limited partners equal to more than 50% of outstanding limited partnership interests in your partnership. You will be able to review the number of limited partnership interests of each partnership that have approved the merger by visiting www.ntsdevelopment.com, which will be updated weekly. You can send us a written statement that you would like to revoke your consent, or you can send us a new consent form.

        Appraisal Rights.    NTS-V and NTS-VI were both organized as limited partnerships under Maryland law. Under Maryland law, the limited partners of NTS-V and NTS-VI are granted the right to dissent from the merger and receive cash equal to the "fair value" of their limited partnership interests in lieu of Units if the merger is approved. Limited partners of these partnerships who wish to exercise these rights must follow certain procedures. For a more detailed discussion of these rights and procedures, limited partners of NTS-V or NTS-VI should review the supplement for their partnership.

EXPERTS

        The following audited financial statements are included in this joint consent/prospectus:

  1.
  The balance sheet at January 15, 2004, of NTS Realty Holdings Limited Partnership;

  2.
  The combined financial statements at December 31, 2003 and 2002, and for each of the three years in the period ending December 31, 2003, and the related combined financial statement schedule of NTS Private Group; and

  3.
  The balance sheets at December 31, 2003 and 2002, of ORIG, LLC.

        Each of the financial statements listed above and included in the joint consent/prospectus of NTS Realty Holdings Limited Partnership, which is referred to and made a part of this joint consent/prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedules of NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. at December 31, 2003 and 2002, and for each of the two years in the period ending December 31, 2003, appearing in the NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. Annual Reports (Form 10-K) for the year ending December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of NTS-Properties IV Combined Joint Ventures at December 31, 2003 and 2002, and for each of the two years in the period ending December 31, 2003, appearing in the NTS-Properties IV, Annual Report (Form 10-K) for the year ending December 31, 2003, and the financial statements of Blankenbaker Business Center Joint Venture at December 31, 2003 and 2002, and for each of the two years in the period ending December 31, 2003, appearing in the NTS-Properties VII, Ltd., Annual Report (Form 10-K) for the year ending December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Arthur Andersen LLP, independent auditors, have audited the consolidated financial statements and schedules of NTS-Properties III, NTS -Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. at December 31, 2001 and for the year then ended, appearing in the NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. Annual Reports (Form 10-K) for the year ending December 31, 2001, as set forth in their reports thereon included therein and incorporated herein by reference. These financial statements are incorporated by reference herein in reliance on Arthur Andersen LLP's reports given on their authority as experts in accounting and auditing.

        Arthur Andersen LLP, independent auditors, have audited the combined financial statements of NTS-Properties IV Combined Joint Ventures at December 31, 2001, and for the year then ended, appearing in the NTS-Properties IV, Annual Report (Form 10-K) for the year ending December 31, 2001, and the financial statements of Blankenbaker Business Center Joint Venture at December 31, 2001, and for the year then ended, appearing in the NTS-Properties VII, Ltd. Annual Report (Form 10-K) for the year ending December 31, 2001, as set forth in their reports thereon included therein and incorporated herein by reference. These financial statements are incorporated by reference herein in reliance on Arthur Andersen LLP's reports given on their authority as experts in accounting and auditing.

        In June 2002, Arthur Andersen LLP was convicted of federal obstruction of justice charges. As a result of its conviction, Arthur Andersen LLP has ceased operations and is no longer in a position to reissue its audit reports or to provide consent to include financial statements reported on by it in this joint consent/prospectus. Because Arthur Andersen LLP has not reissued its reports and we are not able to obtain consents from Arthur Andersen LLP, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen LLP even if you have a basis for asserting a remedy against, or seeking recovery from Arthur Andersen LLP.

LEGAL MATTERS

        The validity of the Units, tax opinions and certain other legal matters will be passed upon for us by Shefsky & Froelich Ltd., Chicago, Illinois.

INCORPORATION OF DOCUMENT BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this joint consent/prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the merger is completed, comprise the incorporated documents:

  •
  The Annual Reports on Form 10-K for the year ended December 31, 2003 for each of the following partnerships: NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd.

  •
  The Quarterly Reports on Form 10-Q for the three months ended March 31, 2004 for each of the following partnerships: NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd.

  •
  The Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2004 for each of the following partnerships: NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd.

  •
  The Current Reports on Form 8-K that were filed on August 13, 2004 for each of the following partnerships: NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd.

  •
  The Current Reports on Form 8-K that were filed on August 17, 2004 for each of the following partnerships: NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

        Each partnership is subject to the reporting requirements of the Exchange Act, and is required to file reports and other information with the Securities Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. In addition, we have filed a Registration Statement on Form S-4 under the Securities Act with respect to the securities offered pursuant to this joint consent/prospectus. This joint consent/prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the merger, you should refer to our Registration Statement including the exhibits and schedules which are available at the SEC's web site at http://www.sec.gov. Also, you may examine copies of these documents without charge at, or obtain copies of such documents upon payment of prescribed fees from, the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the SEC located at Room 1400, 75 Park Place, New York, New York 10007 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

        The supplement to this joint consent/prospectus has been prepared for your partnership and will be delivered to you and the other limited partners of your partnership. Upon receipt of a written request by you or your representative so designated in writing, we will send a copy of any supplement without charge. All requests should be directed to your partnership, c/o Gemisys Corporation, 7103 South Revere Parkway, Centennial, CO 80112, Telephone: (800) 247-3863 Attention: Investor Services Department.

        Statements contained in this joint consent/prospectus or any supplements hereto as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

        In addition to applicable legal or American Stock Exchange requirements, if any, we will send to unitholders annual reports containing audited financial statements with a report thereon by our independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. Our annual and quarterly reports will be posted on www.ntsdevelopment.com concurrently with when we file the reports with the SEC.

INDEX TO
PRO FORMA AND HISTORICAL COMBINING FINANCIAL INFORMATION
AND HISTORICAL FINANCIAL STATMENTS

PAGE
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	F-2
Introductory Note	F-2
Pro Forma Consolidated Balance Sheet as of June 30, 2004	F-3
Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 2004 and the Year Ended December 31, 2003	F-4
Notes and General Partners' Assumptions to Unaudited Pro Forma Consolidated Financial Statements	F-6
UNAUDITED HISTORICAL COMBINING FINANCIAL INFORMATION	F-9
Introductory Note	F-9
Historical Combining Statements of Operations for the Six Months Ended June 30, 2004 and 2003 and for the Years Ended December 31, 2003, 2002, 2001, 2000 and 1999	F-10
Historical Combining Cash Flow Statement for the Six Months Ended June 30, 2004	F-17
Notes to Unaudited Combining Financial Information	F-19
AUDITED HISTORICAL FINANCIAL STATEMENTS	F-20
NTS Realty Holdings Limited Partnership
Report of Independent Registered Public Accounting Firm	F-20
Balance Sheet as of January 15, 2004	F-21
Notes to Balance Sheet as of January 15, 2004	F-22
NTS Private Group
Report of Independent Registered Public Accounting Firm	F-23
Combined Balance Sheets as of December 31, 2003 and 2002	F-24
Combined Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001	F-25
Combined Statements of Partners' and Members' Equity (Deficit) for the Years Ended December 31, 2003, 2002 and 2001	F-26
Combined Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001	F-27
Notes to Combined Financial Statements for the Years Ended December 31, 2003, 2002 and 2001	F-28
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2003	F-37
Schedule III—Real Estate and Accumulated Depreciation for the Years Ended December 31, 2003, 2002 and 2001	F-38
ORIG, LLC
Report of Independent Registered Public Accounting Firm	F-39
Balance Sheets as of December 31, 2003 and 2002	F-40
Notes to Balance Sheets as of December 31, 2003 and 2002	F-41
UNAUDITED HISTORICAL FINANCIAL STATEMENTS	F-46
NTS Realty Holdings Limited Partnership
Balance Sheet as of June 30, 2004	F-46
Notes to Balance Sheet as of June 30, 2004	F-47
NTS Private Group
Combined Balance Sheets as of June 30, 2004 and December 31, 2003	F-49
Combined Statements of Operations for the Three and Six Months Ended June 30, 2004 and 2003	F-50
Combined Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003	F-51
Notes to Combined Financial Statements for the Three and Six Months Ended June 30, 2004 and 2003	F-52
ORIG, LLC
Balance Sheets as of June 30, 2004 and 2003	F-59
Notes to Balance Sheets as of June 30, 2004 and 2003	F-60

UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial data as of and for the six months ended June 30, 2004 and the year ended December 31, 2003 are based upon the historical financial statements incorporated by reference or included elsewhere in this joint consent/prospectus.

        The unaudited pro forma consolidated balance sheet as of June 30, 2004 is adjusted to give effect to the merger as if it occurred on June 30, 2004. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 are adjusted to give effect to the merger as if it occurred on January 1, 2003. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that our management believes are reasonable.

        The unaudited pro forma consolidated financial data does not purport to represent what our results of operations or financial condition would actually have been had the merger occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. The unaudited pro forma consolidated financial statements should be read in conjunction with the Partnerships', the NTS Private Group's and ORIG's historical financial statements and related notes thereto included or incorporated by reference in this joint consent/prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRO FORMA
CONSOLIDATED BALANCE SHEET
JUNE 30, 2004
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Cash	$335,311	167,997	265,216	371,697	136,312	751,258	33,545	—		2,061,336	14,784,993	(a)(b)	16,846,329
Cash—restricted	46,199	91,552	812,000	332,619	28,100	255,864	31,360	—		1,597,694	—		1,597,694
Accounts receivable	908,121	131,084	625,967	73,660	1,124	680,727	47,997	—		2,468,680	(2,064,043	)(c)	404,637
Land, buildings and amenities, net	8,733,237	5,666,143	19,883,966	39,581,225	6,898,263	34,347,583	2,903,992	—		118,014,409	41,840,511	(d)	159,854,920
Other assets	354,375	73,028	819,774	1,202,802	38,542	1,261,174	49,854	(731,869	)(1)	3,067,680	4,210,886	(d)	7,278,566
Investments	—	1,205,952	—	—	831,654	—	—	(2,037,606	)(1)	—	—		—

TOTAL ASSETS	$10,377,243	7,335,756	22,406,923	41,562,003	7,933,995	37,296,606	3,066,748	(2,769,475)		127,209,799	58,772,347		185,982,146

LIABILITIES & PARTNERS' EQUITY
Mortgages and notes payable	$6,090,708	2,860,846	13,597,227	30,805,726	3,260,090	35,140,061	895,451	13,430,908	(2)	106,081,017	13,284,993		119,366,010
Accounts payable	195,638	324,924	853,839	762,707	115,081	730,682	15,406	—		2,998,277	—		2,998,277
Accounts payable—affiliate	—	—	550,285	1,104,202	—	—	—	—		1,654,487	—		1,654,487
Security deposits	150,196	26,013	229,239	250,005	26,925	188,114	—	—		870,492	—		870,492
Other liabilities	167,900	135,985	468,757	759,174	67,151	467,308	78,520	—		2,144,795	—		2,144,795

TOTAL LIABILITIES	6,604,442	3,347,768	15,699,347	33,681,814	3,469,247	36,526,165	989,377	13,430,908		113,749,068	13,284,993		127,034,061

COMMITMENTS AND CONTINGENCIES (NOTE (e))
TOTAL MINORITY INTEREST	—	—	999,868	—	—	—	—	(999,868	)(1)	—	—		—

PARTNERS' EQUITY	3,772,801	3,987,988	5,707,708	7,880,189	4,464,748	770,441	2,077,371	(15,200,515)		13,460,731	45,487,354		58,948,085

TOTAL LIABILITES & PARTNERS' EQUITY	$10,377,243	7,335,756	22,406,923	41,562,003	7,933,995	37,296,606	3,066,748	(2,769,475)		127,209,799	58,772,347		185,982,146

Book value per unit													$5.02

See accompanying Notes and General Partners' Assumptions to Unaudited Pro Forma Consolidated Financial Statements.

PRO FORMA
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(UNAUDITED)

	Total Historical Combined	Pro Forma Adjustments		Pro Forma as Adjusted
REVENUES
Rental income	$15,468,552	$102,998	(a)(b)	$15,571,550
Tenant reimbursements	1,184,048	—		1,184,048

TOTAL REVENUES	16,652,600	102,998		16,755,598

EXPENSES
Operating expenses	4,041,604	—		4,041,604
Operating expenses—affiliated	2,072,607	—		2,072,607
Management fees	905,975	—		905,975
Real estate taxes	924,934	—		924,934
Professional and administrative expenses	1,801,768	116,500	(c)	1,918,268
Professional and administrative expenses—affiliated	538,224	103,792	(d)	642,016
Depreciation and amortization	4,072,207	1,134,646	(e)	5,206,853

TOTAL OPERATING EXPENSES	14,357,319	1,354,938		15,712,257

OPERATING INCOME (LOSS)	2,295,281	(1,251,940)		1,043,341
Interest and other income	57,513	—		57,513
Interest expense	(3,839,890)	308,228	(f)	(3,531,662)
Loss on disposal of assets	(53,540)	—		(53,540)

Net loss	$(1,540,636)	$(943,712)		$(2,484,348)

Net loss allocated to limited partners	$(1,441,573)	$(883,032)		$(2,324,605)

Net loss per limited partnership interest	$(0.12)	$(0.08)		$(0.20)

Number of limited partnership interests	11,751,959	11,751,959		11,751,959

Ratio of earnings to fixed charges				0.30

See accompanying Notes and General Partners' Assumptions to Unaudited Pro Forma Consolidated Financial Statements.

PRO FORMA
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED)

	Total Historical Combined	Pro Forma Adjustments		Pro Forma as Adjusted
REVENUES
Rental income	$31,762,268	$270,183	(a)(b)	$32,032,451
Tenant reimbursements	2,371,880	—		2,371,880

TOTAL REVENUES	34,134,148	270,183		34,404,331

EXPENSES
Operating expenses	7,705,887	—		7,705,887
Operating expenses—affiliated	3,703,469	—		3,703,469
Management fees	1,854,917	—		1,854,917
Real estate taxes	2,422,711	—		2,422,711
Professional and administrative expenses	2,514,441	233,000	(c)	2,747,441
Professional and administrative expenses—affiliated	1,003,346	207,583	(d)	1,210,929
Depreciation and amortization	8,006,076	3,408,517	(e)	11,414,593

TOTAL OPERATING EXPENSES	27,210,847	3,849,100		31,059,947

OPERATING INCOME (LOSS)	6,923,301	(3,578,917)		3,344,384
Interest and other income	364,683	—		364,683
Interest expense	(8,185,284)	616,453	(f)	(7,568,831)
Loss on disposal of assets	(303,906)	—		(303,906)
Settlement charge	—	(2,400,000)	(g)	(2,400,000)

Net loss	$(1,201,206)	$(5,362,464)		$(6,563,670)

Net loss allocated to limited partners	$(1,124,809)	$(502,412)		$(6,146,221)

Net loss per limited partnership interest	$(0.10)	$(0.42)		$(0.52)

Number of limited partnership interests	11,751,959	11,751,959		11,751,959

Ratio of earnings to fixed charges				0.13

See accompanying Notes and General Partners' Assumptions to Unaudited Pro Forma Consolidated Financial Statements.

NOTES AND GENERAL PARTNERS' ASSUMPTIONS TO
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        Adjustments to Unaudited Pro Forma Consolidated Balance Sheet:

  (a)
  Represents the contribution of cash totaling $1,500,000 to be made to the partnerships pursuant to the litigation settlement described in "Background of the Merger—Information about ORIG" elsewhere in this joint consent/prospectus.

  (b)
  Represents the refinancing of approximately $58.7 million of existing debt with additional financing of approximately $13.3 million.

  (c)
  Represents the adjustments necessary to eliminate the approximate $2,064,000 receivable generated by recording escalating rents on a straight-line basis.

  (d)
  The merger will be accounted for using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Under this method NTS Realty will be treated as the purchasing entity. A portion of each partnership's assets and liabilities will be adjusted to reflect their fair market value. That portion owned by affiliates of the general partner of the partnerships will be reflected at historical cost. The assets and liabilities contributed through ORIG by NTS Private Group will be accounted for as an exchange of partnership units (equivalent to shares) among entities under common control. Accordingly, the portion of the assets and liabilities representing Mr. Nichols' ownership interest in each of the respective entities comprising the NTS Private Group will be accounted for at historic cost by ORIG. The purchase method of accounting will be applied by ORIG to the remaining portion of the NTS Private Group assets and liabilities that are not owned by Mr. Nichols. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, we allocated the purchase price for each property to net tangible and identified intangible assets acquired based on their fair values (including land, buildings, tenant improvements, acquired above and below market leases and the origination cost of acquired in-place leases) and acquired liabilities. No customer relationship intangibles exist. At June 30, 2004 the carrying value of mortgages and notes payable approximates fair market value. We retained an independent appraiser (CBRE) to assess fair value based on estimated cash flow projections that utilize discount and capitalization rates deemed appropriate and available market information. As part of the allocation of purchase prices, we recorded the following approximate adjustments:

    Purchase Method Accounting Adjustments:

	Residential	Commercial	Total
Land, buildings and amenities, net
Land	$1,091,000	$2,380,000	$3,471,000
Buildings	25,040,000	9,645,000	34,685,000
Tenant improvements	—	3,684,000	3,684,000

	26,131,000	15,709,000	41,840,000

Other assets
Leasing commissions	$—	$(17,000)	$(17,000)
Tenant allowances	—	(76,000)	(76,000)
Loan costs	—	(109,000)	(109,000)
Intangible lease costs:
Above/below market leases	—	1,820,000	1,820,000
Acquired in place leases	1,139,000	1,453,000	2,592,000
Customer relationships	—	—	—

	1,139,000	3,071,000	4,210,000

    The value of commercial tenant origination costs and intangible lease costs are to be amortized over the remaining term of each respective lease, primarily ranging from two to ten years. Residential intangible lease costs are amortized over the remaining term of the respective leases, primarily ranging from one to twelve months.

  (e)
  NTS Realty Holdings Limited Partnership was formed as part of a class action settlement where its affiliate and limited partner ORIG has agreed to admit a "qualified settlement trust" as a special member of ORIG. This special member interest is being created for the benefit of the class members in the litigation who are former limited partners who sold their limited partnership interests to ORIG, its affiliates or the partnerships either as part of tender offers, other repurchase programs or otherwise. Under the terms of ORIG's operating agreement, all of the economic and other rights associated with up to 620,000 Units owned by ORIG will be designated for the benefit of the qualified settlement trust. ORIG will own the Units, but all of the rights associated with the Units will inure to the qualified settlement trust. Plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote these designated Units pursuant to his direction. The amount of Units was determined based on the $6.2 million non-cash amount of the total $6.85 million settlement amount agreed upon by the general partners and plaintiffs' counsel. Therefore, if each Unit is valued at $10.00, then the economic and other rights associated with 620,000 Units will be needed to satisfy the settlement amount. The final amount of the settlement, however, is based on the amount of valid claims filed by the former limited partners in the class of plaintiffs. If claims are not made for the full $6.2 million settlement amount, ORIG will designate the economic and other rights to fewer Units for the benefit of the qualified settlement trust to satisfy the claims. We refer to these designated Units as the "Class Units." Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, for a period of two years, to repurchase from the qualified settlement trust, using 75% of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would have gone to Mr. Nichols, his spouse or Mr. Lavin, the economic and other rights associated with the number of Class Units calculated under the formula described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse, and/or Mr. Lavin within two years of when we begin making distributions. If any Class Units remain at the end of this two-year period, Mr. Nichols, his spouse and Mr. Lavin must make a final payment to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value will be equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation. Our Statement of Operations will include a non-cash charge for our estimate related to the settlement with a corresponding credit to Partners' Equity immediately following the completion of the Merger. See note (f) below.

        Adjustments to Unaudited Pro Forma Consolidated Statements of Operations:

  (a)
  We recognized approximately $144,000 and $287,000, for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, as a reduction to rental revenue to reflect the amortization of the intangible lease costs.

  (b)
  Represents adjustments of approximately $247,000 and $558,000, for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, to increase rental revenue for the straight-line effect of escalating rental terms as if the merger occurred on January 1, 2003.

  (c)
  Represents the additional costs of listing securities on an exchange and complying with listing requirements. These annual costs are estimated to include directors' fees, directors' and officers' insurance, investor communications and exchange listing fees of approximately $48,000, $125,000 and $60,000, respectively.

  (d)
  Represents the additional personnel and overhead costs allocable to the group of entities contributed by ORIG. These costs were formerly absorbed by NTS Development Company and were not passed through to the entities contributed by ORIG because no cost sharing agreement existed between the NTS Private Group and NTS Development Company. These personnel cost allocations are based on management's estimates of time required by the respective personnel on behalf of the respective entity. An apportionment factor for each employee is then applied to actual payroll and related overhead costs to allocate the costs ratably. Non-personnel related overhead costs are allocated ratably based on various factors including actual usage, square footage occupied and FTE's or headcount.

  (e)
  These adjustments reflect our estimate of depreciation and amortization expense for our properties as if we owned them from January 1, 2003. The adjustments are based upon our estimate of the individual properties' depreciable costs utilizing our depreciation policy. (See Note (c) in our Adjustments to Unaudited Pro Forma Consolidated Balance Sheet for additional information).

  (f)
  These adjustments reflect our estimate of the reduction to interest expense as if we had refinanced approximately $58 million of our mortgage debt on January 1, 2003. The adjustments are based on our estimate of the interest carrying costs on the proceeds of the $72 million mortgage loan we anticipate obtaining at the time of the merger. We expect the new mortgage to bear interest at approximately 6% per annum based on the terms we expect to receive, which is a variable rate based on the 10-year treasury plus 170 basis points. The existing loans we anticipate refinancing bear fixed rates of interest averaging 6.8%.

  (g)
  This adjustment for the settlement charge related to the class action settlement described above is our best estimate of the expected number of valid claims to be filed by former limited partners in the class of plaintiffs.

        Adjustments to Historical Combined Balance Sheet:

  (1)
  Represents the elimination of the equity investment and minority interests for the following joint ventures which are reflected in the consolidated financial statements of the following public partnerships:

    NTS-Properties V:

    Willows II Joint Venture
    Lakeshore/University II Joint Venture

    NTS-Properties VI:

    Sabal Golf Villas Joint Venture
    Plainview Point Office Joint Venture

    The equity investment balance for NTS-Properties IV's and NTS-Properties VII's ownership of BBC 1A has also been eliminated.

  (2)
  Represents an adjustment of approximately $13,431,000 of ORIG debt and associated interest expense secured by interests in various entities within the NTS Private Group which will be assumed by NTS Realty in the merger.

    The pro forma financial information reflects all of the real estate assets, debt and operating results being contributed to us by ORIG and, consequently, management has not separately presented the historic financial information of ORIG.

UNAUDITED HISTORICAL COMBINING FINANCIAL INFORMATION

        The following table sets forth historical combining financial and operating data as if NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, NTS-Properties VII, Ltd. (the "Partnerships") and NTS Private Group were combined on a historical basis. This historical combining presentation reflects adjustments to the actual historical data to include a previously unconsolidated joint venture, eliminates the equity investment and minority interests in wholly combined joint ventures in the historical financial information of the applicable partnerships and adjustments to include ORIG's debt and its related interest cost, secured by interests in various entities within the NTS Private Group which will be assumed by NTS Realty in the merger.

        We have derived the historical combining statements of operations and balance sheet data as of and for the year ended December 31, 2000 and 1999 with respect to the Partnerships from the audited financial statements of the Partnerships and with respect to the NTS Private Group from their unaudited combined financial statements. We have derived the historical combining statements of operations, balance sheet data and cash flow data as of and for the years ended December 31, 2003, 2002 and 2001 from the audited financial statements of the Partnerships and the NTS Private Group. We have derived the balance sheet data, consisting of debt of ORIG from the unaudited financial statements as of December 31, 2000 and 1999 and the audited balance sheets as of December 31, 2003, 2002 and 2001. We have derived the combining statements of operations data consisting of interest expense relating to ORIG's debt from the unaudited financial statements of ORIG for each of the five years ending December 31, 2003. We have derived the combining cash flow data consisting of interest expense relating to ORIG's debt from the unaudited financial statements of ORIG for each of the three years ending December 31, 2003. We have derived the combining statements of operations, balance sheet data and cash flow data as of and for the six months ended June 30, 2004 and 2003 from the unaudited financial statements of the Partnerships, NTS Private Group and ORIG.

        In the opinion of our management, our unaudited financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial condition and the results of operations as of such date and for such periods under U.S. generally accepted accounting principles. The results of operations for the interim period are not necessarily indicative of the results of operations for the full year or any future period.

        You should read the following historical combining financial information in conjunction with the other financial information and analysis presented in this joint consent/prospectus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes of the Partnerships, the NTS Private Group and ORIG included or incorporated by reference.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$1,703,646	$1,090,292	$1,926,765	$5,270,950	$770,719	$4,329,786	$376,394	$—		$15,468,552
Tenant reimbursements	171,778	91,230	568,126	795	—	254,007	98,112	—		1,184,048

TOTAL REVENUES	1,875,424	1,181,522	2,494,891	5,271,745	770,719	4,583,793	474,506	—		16,652,600

EXPENSES
Operating expenses	409,569	249,692	739,048	1,516,922	200,215	861,037	65,121	—		4,041,604
Operating expenses—affiliated	169,512	242,286	314,651	797,377	139,022	386,879	22,880	—		2,072,607
Management fees	88,963	68,477	137,577	266,917	39,096	276,470	28,475	—		905,975
Real estate taxes	104,292	61,261	263,646	223,041	39,816	206,382	26,496	—		924,934
Professional and administrative expenses	208,088	307,969	443,593	530,406	195,950	115,762	—	—		1,801,768
Professional and administrative expenses—affiliated	75,941	80,231	102,495	209,838	69,719	—	—	—		538,224
Depreciation and amortization	530,575	252,909	646,520	1,326,656	204,966	999,735	110,846	—		4,072,207

TOTAL OPERATING EXPENSES	1,586,940	1,262,825	2,647,530	4,871,157	888,784	2,846,265	253,818	—		14,357,319

OPERATING INCOME (LOSS)	288,484	(81,303)	(152,639)	400,588	(118,065)	1,737,528	220,688	—		2,295,281
Interest and other income	5,694	4,485	12,255	15,211	2,331	17,459	78	—		57,513
Interest expense	(201,664)	(112,826)	(489,224)	(1,195,468)	(121,821)	(1,337,649)	(47,935)	(333,303	)(b)	(3,839,890)
Loss on disposal of assets	(1,261)	(3,756)	(4,176)	(4,462)	(1,287)	(38,598)	—	—		(53,540)
Income (loss) from investment in joint ventures	—	57,907	—	—	54,165	—	—	(112,072	)(a)	—

Income (loss) before minority interest	91,253	(135,493)	(633,784)	(784,131)	(184,677)	378,740	172,831	(445,375)		(1,540,636)
Minority interest	—	—	(9,670)	13,609	—	—	—	(3,939	)(a)	—

Net income (loss)	$91,253	$(135,493)	$(624,114)	$(797,740)	$(184,677)	$378,740	$172,831	$(441,436)		$(1,540,636)

Net income (loss) allocated to the limited partners	$113,778	$(134,138)	$(617,873)	$(789,763)	$(182,830)

Net income (loss) per limited partnership interest	$9.05	$5.56	$(20.24)	$(20.31)	$(0.33)

Weighted average number of limited partnership interests	12,570	24,109	30,521	38,889	552,236

Ratio of earnings to fixed charges	1.45	(0.20)	(0.28)	0.33	(0.52)	1.28	4.61	N/A		0.60

Deficiency to cover fixed charges	N/A	$135,493	$624,114	$797,740	$184,677	N/A	N/A	N/A		$1,540,636

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$8,733,237	$5,666,143	$19,883,966	$39,581,225	$6,898,263	$34,347,583	$2,903,992	$—		$118,014,409
Total assets	10,377,243	7,335,756	22,406,923	41,562,003	7,933,995	37,296,606	3,066,748	(2,769,475	)(a)	127,209,799
Mortgages and notes payable	6,090,708	2,860,846	13,597,227	30,805,726	3,260,090	35,140,061	895,451	13,430,908	(b)	106,081,017
Book value per unit	$300	$165	$187	$203	$8	N/A	N/A	N/A		N/A
CASH FLOW DATA
From operating activities	$510,744	$214,633	$275,238	$1,811,223	$(47,864)	$1,744,895	$329,356	$(333,303	)(a)(b)	$4,504,922
From investing activities	(136,040)	(25,207)	(180,662)	(498,556)	(552)	(223,327)	—	(23,398	)(a)	(1,087,742)
From financing activities	(220,304)	(319,669)	(20,681)	(1,066,312)	(78,927)	(1,210,359)	(329,788)	—		(3,246,040)

Net change in cash	$154,400	$(130,243)	$73,895	$246,355	$(127,343)	$311,209	$(432)	$(356,701)		$171,140

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2003
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$1,733,265	$1,170,792	$2,016,137	$5,457,001	$858,633	$4,243,612	$376,394	$—		$15,855,834
Tenant reimbursements	182,372	86,543	582,280	2,135	—	267,461	98,112	—		1,218,903

TOTAL REVENUES	1,915,637	1,257,335	2,598,417	5,459,136	858,633	4,511,073	474,506	—		17,074,737

EXPENSES
Operating expenses	430,994	250,232	706,244	1,496,620	223,302	701,654	45,013	—		3,854,059
Operating expenses—affiliated	157,271	191,195	293,571	781,511	140,159	341,322	20,387	—		1,925,416
Management fees	92,911	68,753	149,259	277,415	44,297	270,312	28,484	—		931,431
Real estate taxes	104,082	62,532	267,654	617,355	43,692	205,793	26,166	—		1,327,274
Professional and administrative expenses	142,012	172,817	372,460	429,535	123,820	—	—	—		1,240,644
Professional and administrative expenses—affiliated	74,326	76,026	96,722	202,670	63,437	—	—	—		513,181
Depreciation and amortization	553,553	254,999	620,994	1,301,603	202,544	951,554	104,357	—		3,989,604

TOTAL OPERATING EXPENSES	1,555,149	1,076,554	2,506,904	5,106,709	841,251	2,470,635	224,407	—		13,781,609

OPERATING INCOME (LOSS)	360,488	180,781	91,513	352,427	17,382	2,040,438	250,099	—		3,293,128
Interest and other income	10,200	1,433	2,825	12,723	2,892	65,338	224	—		95,635
Interest income—affiliated	—	—	—	—	—	—	—	—		—
Interest expense	(224,729)	(138,160)	(494,293)	(1,256,879)	(126,370)	(1,537,535)	(71,678)	(282,036	)(b)	(4,131,680)
Interest expense—affiliated	—	—	—	—	—	—	—	—		—
Loss on disposal of assets	—	(3,953)	—	(103,506)	—	(119,773)	—	—		(227,232)
Income (loss) from investment in joint ventures	—	72,713	—	—	55,987	—	—	(128,700	)(a)	—

Income (loss) before minority interest	145,959	112,814	(399,955)	(995,235)	(50,109)	448,468	178,645	(410,736)		(970,149)
Minority interest	—	—	4,642	15,079	—	—	—	(19,721	)(a)	—

Net income (loss)	$145,959	$112,814	$(404,597)	$(1,010,314)	$(50,109)	$448,468	$178,645	$(391,015)		$(970,149)

Net income (loss) allocated to the limited Partners	$168,425	$111,686	$(400,551)	$(1,000,211)	$(49,608)

Net income (loss) per limited partnership interest	$13.40	$4.63	$(13.12)	$(25.72)	$(0.09)

Weighted average number of limited partnership interests	12,570	24,109	30,521	38,889	552,236

Ratio of earnings to fixed charges	1.65	1.82	0.18	0.20	0.60	1.29	3.49	N/A		0.77

Deficiency to cover fixed charges	N/A	N/A	$404,597	$1,010,314	$50,109	N/A	N/A	N/A		$970,149

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$9,346,506	$6,015,948	$20,667,445	$41,417,053	$7,227,293	$35,740,454	$3,083,155	$—		$123,497,854
Total assets	10,734,970	7,815,865	22,422,128	43,656,761	8,481,703	38,377,538	3,329,025	(2,577,466	)(a)	132,240,524
Mortgages and notes payable	6,688,271	3,487,360	13,074,834	32,515,354	3,414,795	38,124,308	1,465,870	13,003,383	(b)	111,774,175
Book value per unit	$283	$165	$216	$236	$9	N/A	N/A	N/A		N/A
CASH FLOW DATA
From operating activities	$709,689	$301,625	$986,936	$1,034,663	$290,537	$1,501,239	$365,283	$(282,036	)(a)(b)	$4,907,936
From investing activities	(159,314)	17,436	(527,541)	(406,121)	(129,344)	5,269,979	(63,144)	(2,020	)(a)	3,999,931
From financing activities	(607,817)	(298,084)	(471,039)	(1,021,074)	(79,423)	(7,267,362)	(270,513)	—		(10,015,312)

Net change in cash	$(57,442)	$20,977	$(11,644)	$(392,532)	$81,770	$(496,144)	$31,626	$(284,056)		$(1,107,445)

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$3,396,583	$2,412,791	$3,970,342	$10,837,063	$1,637,858	$8,754,844	$752,787	$—		$31,762,268
Tenant reimbursements	367,297	180,238	1,110,788	2,743	—	514,590	196,224			2,371,880

TOTAL REVENUES	3,763,880	2,593,029	5,081,130	10,839,806	1,637,858	9,269,434	949,011	—		34,134,148

EXPENSES
Operating expenses	842,779	500,182	1,435,268	2,941,389	406,138	1,459,097	121,034	—		7,705,887
Operating expenses—affiliated	298,986	373,914	572,350	1,500,956	264,324	649,846	43,093	—		3,703,469
Management fees	179,651	145,239	286,176	548,558	82,176	556,157	56,960	—		1,854,917
Real estate taxes	206,470	115,806	508,053	1,057,245	78,054	405,145	51,938	—		2,422,711
Professional and administrative expenses	305,687	390,396	660,988	763,430	277,924	116,016	—	—		2,514,441
Professional and administrative expenses—affiliated	143,346	146,608	186,979	394,841	131,572	—	—	—		1,003,346
Depreciation and amortization	1,096,104	509,915	1,242,694	2,620,136	407,690	1,916,497	213,040	—		8,006,076

TOTAL OPERATING EXPENSES	3,073,023	2,182,060	4,892,508	9,826,555	1,647,878	5,102,758	486,065	—		27,210,847

OPERATING INCOME (LOSS)	690,857	410,969	188,622	1,013,251	(10,020)	4,166,676	462,946	—		6,923,301
Interest and other income	17,596	7,894	126,934	132,071	6,707	73,164	317	—		364,683
Interest expense	(433,874)	(263,897)	(977,126)	(2,513,893)	(254,763)	(2,942,574)	(131,736)	(667,421	)(b)	(8,185,284)
Loss on disposal of assets	(6,435)	(16,895)	(5,784)	(103,506)	—	(119,773)	(51,513)	—		(303,906)
Income (loss) from investment in joint ventures	—	119,295	—	—	87,757	—	—	(207,052	)(a)	—

Income (loss) before minority interest	268,144	257,366	(667,354)	(1,472,077)	(170,319)	1,177,493	280,014	(874,473)		(1,201,206)
Minority interest	—	—	(5,090)	35,228	—	—	—	(30,138	)(a)	—

Net income (loss)	$268,144	$257,366	$(662,264)	$(1,507,305)	$(170,319)	$1,177,493	$280,014	$(844,335)		$(1,201,206)

Net income (loss) allocated to the limited partners	$312,826	$254,792	$(655,641)	$(1,492,232)	$(168,616)

Net income (loss) per limited partnership interest	$24.89	$10.57	$(21.48)	$(38.37)	$(0.31)

Weighted average number of limited partnership interests	12,570	24,109	30,521	38,889	552,236
Ratio of earnings to fixed charges	1.62	1.98	0.32	0.40	0.33	1.40	3.13	N/A		0.85

Deficiency to cover fixed charges	N/A	N/A	$662,264	$1,507,305	$170,319	N/A	N/A	N/A		$1,201,206

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$9,118,287	$5,847,221	$20,360,408	$40,446,437	$7,091,886	$35,115,339	$3,014,838	$—		$120,994,416
Total assets	10,459,622	7,655,019	22,385,446	42,153,523	8,222,331	37,718,918	3,193,938	(1,957,273	)(a)	129,831,524
Mortgages and notes payable	6,309,037	3,180,515	13,614,792	31,872,038	3,339,017	36,599,920	1,186,699	13,156,355	(b)	109,258,373
Book value per unit	$292.88	$171.03	$207.46	$223.15	$8.42	N/A	N/A	N/A		N/A
CASH FLOW DATA
From operating activities	$1,249,181	$771,734	$798,627	$1,518,719	$274,452	$3,591,774	$571,137	$(667,421	)(a)(b)	$8,108,203
From investing activities	(469,668)	(74,294)	(858,537)	(787,801)	(238,129)	4,977,401	(155,022)	73,938	(a)	2,467,888
From financing activities	(987,051)	(604,929)	15,430	(1,664,390)	(155,201)	(8,560,750)	(425,093)	—		(12,381,984)

Net change in cash	$(207,538)	$92,511	$(44,480)	$(933,472)	$(118,878)	$8,425	$(8,978)	$(593,483)		$(1,805,893)

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$3,518,484	$2,204,548	$3,894,447	$10,603,305	$1,515,528	$9,525,048	$752,787	$—		$32,014,147
Tenant reimbursements	358,797	178,957	1,112,148	7,284	—	518,185	198,976	—		2,374,347

TOTAL REVENUES	3,877,281	2,383,505	5,006,595	10,610,589	1,515,528	10,043,233	951,763	—		34,388,494

EXPENSES
Operating expenses	845,350	557,689	1,467,950	2,882,559	418,331	1,479,305	114,999	—		7,766,183
Operating expenses—affiliated	318,376	414,429	675,184	1,594,783	266,307	731,667	38,007	—		4,038,753
Management fees	188,331	135,082	283,677	546,539	77,413	588,510	57,133	—		1,876,685
Real estate taxes	206,035	122,565	515,924	883,396	84,039	404,283	51,281	—		2,267,523
Professional and administrative expenses	118,507	154,049	233,440	279,351	100,183	—	—	—		885,530
Professional and administrative expenses—affiliated	137,511	143,715	167,824	390,127	115,224	—	—	—		954,401
Depreciation and amortization	1,176,574	500,548	1,339,126	2,801,218	501,168	1,844,041	207,852	—		8,370,527

TOTAL OPERATING EXPENSES	2,990,684	2,028,077	4,683,125	9,377,973	1,562,665	5,047,806	469,272	—		26,159,602

OPERATING INCOME (LOSS)	886,597	355,428	323,470	1,232,616	(47,137)	4,995,427	482,491	—		8,228,892
Interest and other income	21,518	7,963	27,554	21,219	7,753	69,687	456	—		156,150
Interest income—affiliated	—	—	—	—	—	143,176	—	—		143,176
Interest expense	(495,940)	(312,205)	(1,039,498)	(2,578,183)	(266,573)	(3,119,435)	(176,836)	(619,348	)(b)	(8,608,018)
Interest expense—affiliated	—	—	—	—	—	(155,583)	—	—		(155,583)
Loss on disposal of assets	(4,589)	(50,770)	(69,972)	(5,041)	(1,674)	(432)	—	—		(132,478)
Income (loss) from investment in joint Ventures	—	81,502	—	—	95,935	—	—	(177,437	)(a)	—

Income (loss) before minority interest	407,586	81,918	(758,446)	(1,329,389)	(211,696)	1,932,840	306,111	(796,785)		(367,861)
Minority interest	—	—	(74,459)	37,145	—	—	—	37,314	(a)	—

Net income (loss)	$407,586	$81,918	$(683,987)	$(1,366,534)	$(211,696)	$1,932,840	$306,111	$(834,099)		$(367,861)

Net income (loss) allocated to the limited partners	$456,133	$81,099	$(677,147)	$(1,352,869)	$(209,579)

Net income (loss) per limited partnership interest	$36.29	$3.36	$(22.19)	$(34.79)	$(0.38)

Weighted average number of limited partnership interests	12,570	24,109	30,521	38,889	552,236

Ratio of earnings to fixed charges	1.82	1.26	0.34	0.47	0.21	1.59	2.73	N/A		0.96

Deficiency to cover fixed charges	N/A	N/A	$683,987	$1,366,534	$211,696	N/A	N/A	N/A		$367,861

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$9,730,665	$6,258,639	$20,764,422	$42,445,109	$7,299,579	$36,279,261	$3,124,368	$—		$125,902,043
Total assets	11,093,987	7,874,283	22,185,284	44,998,108	8,432,230	45,570,488	3,335,027	(2,469,130	)(a)	141,020,277
Mortgages and notes payable	7,296,088	3,785,444	13,517,370	33,536,428	3,494,218	46,134,050	1,733,466	12,894,186	(b)	122,391,250
Book value per unit	$271.55	$160.36	$229.16	$261.91	$8.73	N/A	N/A	N/A		N/A
CASH FLOW DATA
From operating activities	$1,544,644	$649,224	$335,459	$1,310,961	$184,149	$3,640,545	$514,316	$(619,348	)(a)(b)	$7,559,950
From investing activities	(410,360)	(334,894)	(502,135)	(317,172)	(67,288)	(428,322)	(13,991)	(96,162	)(a)	(2,170,324)
From financing activities	(1,100,827)	(570,708)	(279,971)	4,858	(165,560)	(3,396,111)	(516,493)	—		(6,024,812)

Net change in cash	$33,457	$(256,378)	$(446,647)	$998,647	$(48,699)	$(183,888)	$(16,168)	$(715,510)		$(635,186)

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$3,612,550	$2,224,792	$3,959,029	$10,946,099	$1,528,920	$9,390,376	$752,787	$—		$32,414,553
Tenant reimbursements	335,067	165,787	1,118,115	13,324	—	516,489	181,825	—		2,330,607

TOTAL REVENUES	3,947,617	2,390,579	5,077,144	10,959,423	1,528,920	9,906,865	934,612	—		34,745,160

EXPENSES
Operating expenses	963,207	572,703	1,485,550	3,046,109	395,607	1,544,728	92,516	—		8,100,420
Operating expenses—affiliated	389,479	408,560	630,382	1,650,630	254,364	732,760	36,062	—		4,102,237
Management fees	196,058	133,416	285,864	561,595	78,563	588,555	56,110	—		1,900,161
Real estate taxes	204,214	120,689	503,174	979,645	86,890	388,360	49,412	—		2,332,384
Professional and administrative expenses	79,748	124,299	119,679	161,429	72,310	2,608	—	—		560,073
Professional and administrative expenses—affiliated	144,019	157,274	185,287	408,061	109,311	—	—	—		1,003,952
Depreciation and amortization	1,332,416	488,736	1,253,872	2,707,127	452,914	1,879,052	204,683	—		8,318,800

TOTAL OPERATING EXPENSES	3,309,141	2,005,677	4,463,808	9,514,596	1,449,959	5,136,063	438,783	—		26,318,027

OPERATING INCOME (LOSS)	638,476	384,902	613,336	1,444,827	78,961	4,770,802	495,829	—		8,427,133
Interest and other income	178,539	19,006	62,688	33,624	14,573	25,305	553	—		334,288
Interest income—affiliated	—	—	—	—	—	229,066	—	—		229,066
Interest expense	(618,817)	(356,679)	(1,135,700)	(2,656,206)	(277,416)	(3,356,472)	(217,369)	(417,513)	(b)	(9,036,172)
Interest expense—affiliated	—	—	—	—	—	(237,829)	—	—		(237,829)
Loss on disposal of assets	(7,684)	(2,057)	(2,877)	(102,550)	(51,395)	(11,959)	—	—		(178,522)
Income (loss) from investment in joint ventures	—	63,818	—	—	77,932	—	—	(141,750)	(a)	—

Income (loss) before minority interest	190,514	108,990	(462,553)	(1,280,305)	(157,345)	1,418,913	279,013	(559,263)		(462,036)
Minority interest	—	—	(52,034)	41,316	—	—	—	10,718	(a)	—

Net income (loss)	$190,514	$108,990	$(410,519)	$(1,321,621)	$(157,345)	$1,418,913	$279,013	$(569,981)		$(462,036)

Net income (loss) allocated to the limited partners	$256,814	$107,900	$(406,414)	$(1,308,405)	$(155,772)

Net income (loss) per limited partnership interest	$20.30	$4.48	$(13.32)	$(33.57)	$(0.28)

Weighted average number of limited partnership interests	12,649	24,109	30,521	38,974	553,031

Ratio of earnings to fixed charges	1.31	1.31	0.64	0.50	0.43	1.39	2.28	N/A		0.95

Deficiency to cover fixed charges	N/A	N/A	$410,519	$1,321,621	$157,345	N/A	N/A	N/A		$462,036

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$10,481,019	$6,561,375	$21,435,471	$44,986,348	$7,730,705	$37,764,008	$3,318,229	$—		$132,277,155
Total assets	11,785,309	8,320,129	23,268,453	46,496,128	8,820,883	47,152,651	3,597,886	(2,194,803)	(a)	147,246,636
Mortgages and notes payable	8,396,915	4,356,152	13,792,816	33,474,382	3,659,778	48,296,905	2,235,829	9,724,408	(b)	123,937,185
Book value per unit	$237.63	$156.96	$251.57	$296.40	$9.10	N/A	N/A	N/A		N/A
CASH FLOW DATA
From operating activities	$1,458,699	$745,729	$751,273	$2,085,569	$421,539	3,427,557	$334,220	(417,513)	(a)(b)	$8,807,073
From investing activities	(799,633)	(183,059)	(520,684)	(355,241)	(194,725)	(1,292,327)	(18,414)	68,027	(a)	(3,296,056)
From financing activities	(349,238)	(490,526)	(644,998)	(1,717,844)	(102,755)	(1,664,983)	(308,702)	—		(5,279,046)

Net change in cash	$309,828	$72,144	$(414,409)	$12,484	$124,059	$470,247	$7,104	(349,486)		$231,971

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$3,148,137	$2,282,269	$3,759,496	$10,404,433	$1,617,578	$8,850,131	$752,787	$—		$30,814,831
Tenant reimbursements	313,033	167,422	996,972	28,634	—	509,502	154,827	—		2,170,390

TOTAL REVENUES	3,461,170	2,449,691	4,756,468	10,433,067	1,617,578	9,359,633	907,614	—		32,985,221

EXPENSES
Operating expenses	928,655	529,115	1,138,598	2,846,334	377,700	1,427,874	100,128	—		7,348,404
Operating expenses—affiliated	377,126	387,017	581,189	1,397,291	235,801	717,979	33,802	—		3,730,205
Management fees	169,549	137,432	271,852	558,123	83,823	556,595	54,486	—		1,831,860
Real estate taxes	214,954	112,527	433,269	948,682	88,011	362,085	54,677	—		2,214,205
Professional and administrative expenses	81,067	109,626	143,324	192,700	86,342	—	—	—		613,059
Professional and administrative expenses—affiliated	122,258	123,096	149,221	325,298	85,611	—	200,000	—		1,005,484
Depreciation and amortization	1,230,690	486,269	1,044,543	2,410,585	380,889	1,750,230	204,296	—		7,507,502

TOTAL OPERATING EXPENSES	3,124,299	1,885,082	3,761,996	8,679,013	1,338,177	4,814,763	647,389	—		24,250,719

OPERATING INCOME (LOSS)	336,871	564,609	994,472	1,754,054	279,401	4,544,870	260,225	—		8,734,502
Interest and other income	18,940	24,402	158,952	369,108	34,683	67,277	486	—		673,848
Interest income—affiliated	—	—	—	—	—	444,671	—	—		444,671
Interest expense	(650,428)	(398,435)	(1,006,032)	(2,734,260)	(285,383)	(3,304,729)	(255,004)	(93,825)	(b)	(8,728,096)
Interest expense—affiliated	—	—	—	—	—	(554,914)	—	—		(554,914)
Loss on disposal of assets	(11,230)	(43,220)	(195,722)	(208,709)	(54,533)	(547,568)	(242)	—		(1,061,224)
Income (loss) from investment in joint ventures	—	89,039	—	—	54,881	—	—	(143,920	)(a)	—

Income (loss) before minority interest	(305,847)	236,395	(48,330)	(819,807)	29,049	649,607	5,465	(237,745)		(491,213)
Minority interest	—	—	(10,123)	42,216	—	—	—	(32,093)	(a)	—

Net income (loss)	$(305,847)	$236,395	$(38,207)	$(862,023)	$29,049	$649,607	$5,465	$(205,652)		$(491,213)

Net income (loss) allocated to the limited partners	$(232,483)	$234,031	$(37,825)	$(853,403)	$28,759

Net income (loss) per limited partnership interest	$(18.21)	$9.67	$(1.24)	$(21.85)	$0.05

Weighted average number of limited partnership interests	12,769	24,208	30,620	39,053	554,828

Ratio of earnings to fixed charges	0.53	1.59	0.96	0.69	1.10	1.17	1.02	N/A		0.95

Deficiency to cover fixed charges	$305,847	N/A	$38,207	$841,302	N/A	N/A	N/A	N/A		$470,492

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$11,000,173	$6,907,615	$22,074,949	$47,498,726	$8,088,455	$38,814,370	$3,504,498	$—		$137,888,786
Total assets	11,948,281	8,615,520	24,186,003	49,077,535	9,004,494	47,293,287	3,784,101	(1,948,323)	(a)	151,960,898
Mortgages and notes payable	8,716,153	4,846,678	14,436,464	35,149,376	3,756,533	49,906,695	2,697,393	4,483,997	(b)	123,993,289
CASH FLOW DATA
From operating activities	$237,780	$550,526	$1,105,897	$750,859	$315,895	$2,855,103	$284,555	$(93,825)	(a)(b)	$6,006,790
From investing activities	(903,810)	(43,768)	(3,379,935)	(2,441,058)	(185,891)	(2,089,505)	—	(35,902)	(a)	(9,079,869)
From financing activities	606,662	(493,579)	175,167	1,736,973	(218,941)	(623,463)	(245,788)	—		937,031

Net change in cash	$(59,368)	$13,179	$(2,098,871)	$46,774	$(88,937)	$142,135	$38,767	$(129,727)		$(2,136,048)

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
STATEMENT OF OPERATIONS DATA
REVENUES
Rental income	$2,837,519	$2,140,173	$3,685,683	$9,676,543	$1,649,799	$8,139,833	$752,787	$—		$28,882,337
Tenant reimbursements	377,744	158,674	919,914	16,590	—	428,217	161,716	—		2,062,855

TOTAL REVENUES	3,215,263	2,298,847	4,605,597	9,693,133	1,649,799	8,568,050	914,503	—		30,945,192

EXPENSES
Operating expenses	948,995	536,237	1,126,065	2,505,632	372,524	1,453,217	50,572	—		6,993,242
Operating expenses—affiliated	479,799	417,342	585,072	1,316,979	246,397	626,894	62,946	—		3,735,429
Management fees	157,290	130,281	270,555	506,397	85,781	544,790	53,825	—		1,748,919
Real estate taxes	210,708	112,835	471,991	898,055	89,485	322,465	55,850	—		2,161,389
Professional and administrative expenses	109,381	142,009	216,980	253,413	94,482	—	—	—		816,265
Professional and administrative expenses—affiliated	104,227	158,042	180,957	244,834	73,290	—	210,000	—		971,350
Depreciation and amortization	1,056,775	447,717	985,038	1,876,978	394,350	1,509,401	204,501	—		6,474,760

TOTAL OPERATING EXPENSES	3,067,175	1,944,463	3,836,658	7,602,288	1,356,309	4,456,767	637,694	—		22,901,354

OPERATING INCOME (LOSS)	148,088	354,384	768,939	2,090,845	293,490	4,111,283	276,809	—		8,043,838
Interest and other income	13,399	34,534	336,933	44,451	24,413	182,197	23	—		635,950
Interest expense	(523,950)	(428,042)	(1,162,058)	(2,018,575)	(293,324)	(3,371,869)	(289,549)	—		(8,087,367)
Loss on disposal of assets	(332,333)	(46,042)	(34,314)	(260,883)	—	(515,782)	—	—		(1,189,354)
Income (loss) from investment in joint ventures	—	82,475	—	—	52,317	—	—	(134,792	)(a)	—

Income (loss) before minority interest	(694,796)	(2,691)	(90,500)	(144,162)	76,896	405,829	(12,717)	(134,792)		(596,933)
Minority interest	—	—	(11,230)	42,995	—	—		(31,765	)(a)	—

Net (loss) income	$(694,796)	$(2,691)	$(79,270)	$(187,157)	$76,896	$405,829	$(12,717)	$(103,027)		$(596,933)

Net income (loss) allocated to the limited partners	$(616,784)	$(2,664)	$(78,477)	$(185,285)	$76,127

Net income (loss) per limited partnership interest	$(46.54)	$(0.11)	$(2.39)	$(4.66)	$0.13

Weighted average number of limited partnership interests	13,253	24,778	32,861	39,751	567,325

Ratio of earnings to fixed charges	(0.33)	0.99	0.93	0.92	1.26	1.12	0.96	N/A		0.93

Deficiency to cover fixed charges	$694,796	$2,691	$79,270	$187,157	N/A	N/A	$12,717	N/A		$596,933

BALANCE SHEET DATA (end of period)
Land, buildings & amenities, net	$11,316,969	$7,301,116	$19,908,042	$47,739,483	$8,327,056	$36,888,714	$3,709,036	$—		$135,190,416
Total assets	12,326,606	9,024,075	23,880,328	49,231,418	9,282,186	50,473,042	3,989,259	(1,876,062)		156,330,852
Mortgages and notes payable	8,073,856	5,317,257	14,143,157	33,312,443	3,876,398	54,576,815	3,121,473	—		122,421,399

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING CASH FLOW STATEMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$91,253	$(135,493)	$(624,114)	$(797,740)	$(184,677)	$378,740	$172,831	$(441,436	)(a)(b)	$(1,540,636)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal of assets	1,261	3,756	4,176	4,462	1,287	38,598	—	—		53,540
Depreciation and amortization	587,054	271,079	757,914	1,354,325	206,527	1,129,499	130,573	—		4,436,971
Income from investment in joint ventures	—	(57,907)	—	—	(54,165)	—	—	112,072	(a)	—
Minority interest income (loss)	—	—	(9,670)	13,609	—	—	—	(3,939)	(a)	—
Changes in assets and liabilities:
Cash and equivalents—restricted	(36,966)	(44,451)	(448,357)	(87,020)	(1,475)	(175,800)	(23,446)	—		(817,515)
Accounts receivable	(104,094)	40,348	(49,854)	59,199	3,453	35,783	19,910	—		4,745
Other assets	(72,460)	1,404	(34,092)	(8,144)	5,918	(71,232)	(280)	—		(178,886)
Accounts payable	(95,862)	77,984	384,092	1,044,459	(69,536)	134,403	85	—		1,475,625
Security deposits	6,904	(2,650)	18,987	10,576	225	(24,284)	—	—		9,758
Other liabilities	133,654	60,563	276,156	217,497	44,579	299,188	29,683	—		1,061,320

Net cash provided by (used in) operating activities	510,744	214,633	275,238	1,811,223	(47,864)	1,744,895	329,356	(333,303)		4,504,922

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and amenities	(136,040)	(75,586)	(174,253)	(465,906)	(12,630)	(223,327)	—	—		(1,087,742)
Investment in and advances (to) from joint ventures	—	50,379	—	(32,650)	12,078	—	—	(29,807	)(a)	—
Minority interest	—	—	(6,409)	—	—	—	—	6,409	(a)	—

Net cash (used in) provided by investing activities	(136,040)	(25,207)	(180,662)	(498,556)	(552)	(223,327)	—	(23,398)		(1,087,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgages and notes payable	—	—	212,486	19,216	—	—	—	—		231,702
Principal payments on mortgages and notes payable	(218,329)	(319,669)	(230,051)	(1,085,528)	(78,927)	(1,459,859)	(291,248)	—		(3,683,611)
Cash distributions	—	—	—	—	—	(147,500)	(38,540)	—		(186,040)
Cash contributions	—	—	—	—	—	397,000	—	—		397,000
Additions to loan costs	(1,975)	—	(3,116)	—	—	—	—	—		(5,091)

Net cash (used in) provided by financing activities	(220,304)	(319,669)	(20,681)	(1,066,312)	(78,927)	(1,210,359)	(329,788)	—		(3,246,040)

Net increase (decrease) in cash and equivalents	154,400	(130,243)	73,895	246,355	(127,343)	311,209	(432)	(356,701)		171,140
CASH AND EQIVALENTS, beginning of period	180,911	298,240	191,321	125,342	263,655	440,049	33,977	—		1,533,495

CASH AND EQUIVALENTS, end of period	$335,311	$167,997	$265,216	$371,697	$136,312	$751,258	$33,545	$(356,701)		$1,704,635

Interest paid on a cash basis	$199,691	$111,162	$460,801	$1,174,316	$121,875	$1,308,110	$45,320	$333,303	(b)	$3,754,578

See accompanying notes to unaudited combining financial information.

HISTORICAL COMBINING CASH FLOW STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED)

	NTS Properties III	NTS Properties IV	NTS Properties V	NTS Properties VI	NTS Properties VII	NTS Private Group	BBC 1A	Combining Adjustments		Total Historical Combined
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$268,144	$257,366	$(662,264)	$(1,507,305)	$(170,319)	$1,177,493	$280,014	$(844,335	)(a)(b)	$(1,201,206)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal of assets	6,435	16,895	5,784	103,506	—	119,773	51,513	—		303,906
Depreciation and amortization	1,208,522	553,353	1,459,207	2,672,111	410,811	2,192,063	252,493	—		8,748,560
Income from investment in joint ventures	—	(119,295)	—	—	(87,757)	—	—	207,052	(a)	—
Minority interest income (loss)	—	—	(5,090)	35,228	—	—	—	(30,138	)(a)	—
Changes in assets and liabilities:
Cash and equivalents—restricted	(3,155)	(20,351)	(289,041)	(8,190)	2,150	134,949	(4,251)	—		(187,889)
Accounts receivable	(172,790)	(48,020)	(243,834)	(98,745)	(45)	28,734	(16,777)	—		(551,477)
Other assets	(142,517)	3,487	(250,302)	(4,996)	3,991	(86,591)	4,155	—		(472,773)
Accounts payable	163,477	142,294	456,321	1,114	136,034	34,737	6,282	—		940,259
Accounts payable—affiliate	—	—	294,771	206,789	—	—	—	—		501,560
Security deposits	(13,966)	(2,968)	45,545	12,836	(2,075)	17,259	—	—		56,631
Other liabilities	(64,969)	(11,027)	(12,470)	106,371	(18,338)	(26,643)	(2,292)	—		(29,368)

Net cash provided by (used in) operating activities	1,249,181	771,734	798,627	1,518,719	274,452	3,591,774	571,137	(667,421)		8,108,203

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and amenities	(469,668)	(118,173)	(847,587)	(724,970)	(200,794)	(1,183,840)	(155,022)	—		(3,700,054)
Proceeds from sales of land, buildings and amenities	—	2,781	3,123	—	797	—	—	—		6,701
Notes receivable—affiliate	—	—	—	—	—	6,161,241	—	—		6,161,241
Investment in and advances (to) from joint ventures	—	41,098	—	—	(38,132)	—	—	(2,966	)(a)	—
Minority interest	—	—	(14,073)	(62,831)	—	—	—	76,904	(a)	—

Net cash (used in) provided by investing activities	(469,668)	(74,294)	(858,537)	(787,801)	(238,129)	4,977,401	(155,022)	73,938		2,467,888

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgages and notes payable	—	—	3,098,101	400,000	—	152,928	—	—		3,651,029
Principal payments on mortgages and notes payable	(987,051)	(604,929)	(3,000,679)	(2,064,390)	(155,201)	(3,022,310)	(546,767)	—		(10,381,327)
Notes payable—affiliate	—	—	—	—	—	(6,664,748)	—	—		(6,664,748)
Cash distributions	—	—	—	—	—	(377,000)	(6,636)	—		(383,636)
Cash contributions	—	—	—	—	—	1,351,369	128,310	—		1,479,679
Additions to loan costs	—	—	(81,992)	—	—	(989)	—	—		(82,981)

Net cash (used in) provided by financing activities	(987,051)	(604,929)	15,430	(1,664,390)	(155,201)	(8,560,750)	(425,093)	—		(12,381,984)

Net increase (decrease) in cash and equivalents	(207,538)	92,511	(44,480)	(933,472)	(118,878)	8,425	(8,978)	(593,483)		(1,805,893)
CASH AND EQIVALENTS, beginning of period	388,449	205,729	235,801	1,058,814	382,533	431,624	42,955	—		2,745,905

CASH AND EQUIVALENTS, end of period	$180,911	$298,240	$191,321	$125,342	$263,655	$440,049	$33,977	$(593,483)		$940,012

Interest paid on a cash basis	$433,073	$260,306	$920,073	$2,478,435	$252,155	$2,802,304	$126,369	$667,421	(b)	$7,940,136

See accompanying notes to unaudited combining financial information.

NOTES TO UNAUDITED
COMBINING FINANCIAL INFORMATION

(a)
Represents the elimination of the equity investment, minority interests and income (loss) from investment in joint ventures for the following joint ventures which are reflected in the consolidated financial statements of the following public partnerships:

  NTS-Properties V:

  Willows II Joint Venture
  Lakeshore/University II Joint Venture

  NTS-Properties VI:

  Sabal Golf Villas Joint Venture
  Plainview Point Office Joint Venture

  The equity investment balance for NTS-Properties IV's and NTS-Properties VII's ownership of BBC 1A has also been eliminated.

(b)
Represents the adjustments to include ORIG's debt and associated interest expense. This debt is secured by interest in various entities within the NTS Private Group which will be assumed by NTS Realty in the merger.

  Mortgages and Notes Payable Adjustments

ORIG
June 30, 2004	$13,430,908
June 30, 2003	13,003,383
December 31, 2003	13,156,355
December 31, 2002	12,894,186
December 31, 2001	9,724,408
December 31, 2000	4,483,997
December 31, 1999	—

  Interest Expense Adjustments

ORIG
June 30, 2004	$333,303
June 30, 2003	282,036
December 31, 2003	667,421
December 31, 2002	619,348
December 31, 2001	417,513
December 31, 2000	93,825
December 31, 1999	—

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the General Partner of
    NTS Realty Holdings Limited Partnership:

        We have audited the accompanying balance sheet of NTS Realty Holdings Limited Partnership (the "Partnership") as of January 15, 2004. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of NTS Realty Holdings Limited Partnership at January 15, 2004, in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Louisville, KY
January 21, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
BALANCE SHEET
AS OF JANUARY 15, 2004

ASSETS
Cash	$100

TOTAL ASSETS	$100

LIABILITIES AND PARTNERS' EQUITY
Partners' equity	$100

TOTAL LIABILITES AND PARTNERS' EQUITY	$100

The accompanying notes are an integral part of this balance sheet.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
NOTES TO BALANCE SHEET
AS OF JANUARY 15, 2004

Note 1—Summary of Significant Accounting Policies

A) Organization and Basis of Presentation

        NTS Realty Holdings Limited Partnership ("NTS Realty"), a newly formed limited partnership, was organized in the state of Delaware on September 26, 2003. NTS Realty plans to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to the merger of five limited partnerships (the "Partnerships") registered under the Securities Exchange Act of 1934, along with other real estate entities affiliated with their general partners. The Partnerships involved in the merger are NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. As a result of the merger, each limited partnership whose partners approve the merger will be merged with and into NTS Realty.

        NTS Realty intends to qualify as a partnership for federal income tax purposes for the taxable year in which the merger is completed. A limited partnership is a legal entity that offers its investors limited liability protection against claims brought against the limited partnership. A limited partnership also is not subject to federal income tax, but rather, any profit or loss for federal income tax purposes is reported directly by its investors.

B) Use of Estimates

        The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

        NTS Realty had no operations from inception on September 26, 2003, to January 15, 2004.

C) Income Taxes

        NTS Realty intends to make an election to be taxed as a partnership under Sections of the Internal Revenue Code of 1986, as amended (the "Code"). NTS Realty passes through its income and expenses to its investors for tax purposes.

Note 2—Borrowings

        Concurrent with the consummation of the merger, NTS Realty intends to succeed to the borrowings then held by the Partnerships. NTS Realty will also assume liabilities of ORIG which consist primarily of mortgage loans, secured by commercial retail and residential properties.

Note 3—Related Party Transactions

        NTS Realty will be externally managed under an agreement with NTS Development Company ("NTS Devco") an affiliate of NTS Realty's General Partner. NTS Devco will be paid a management fee pursuant to the terms of an agreement entered into with NTS Devco. NTS Devco will be reimbursed its actual costs for services rendered to NTS Realty.

        As part of the merger transaction described herein, we will acquire substantially all of the assets owned by ORIG and assume all of its debt. ORIG's debt, assuming the private entity restructuring is completed, totaled $50,422,130 as of September 30, 2003. Messrs. Nichols and Lavin will continue to guarantee payment of approximately $13 million of this indebtedness. ORIG is owned and controlled by J.D. Nichols, Barbara Nichols and Brian F. Lavin.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To NTS Private Group:

        We have audited the accompanying combined balance sheets of NTS Private Group (the "Group") as of December 31, 2003 and 2002, and the related combined statements of operations, partners' and members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2003. Our audit also included the combined financial statement schedule. These financial statements and schedule are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of NTS Private Group as of December 31, 2003 and 2002, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                      Ernst & Young LLP

Louisville, Kentucky
April 15, 2004

NTS PRIVATE GROUP
COMBINED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Cash and equivalents	$440,049	$431,624
Cash and equivalents—restricted	80,064	215,013
Accounts receivable, net	716,510	821,114
Land, buildings and amenities, net	35,115,339	36,279,261
Notes receivable—affiliate	—	6,161,241
Other assets	1,366,956	1,662,235

TOTAL ASSETS	$37,718,918	$45,570,488

LIABILITIES AND PARTNERS' AND MEMBERS' EQUITY (DEFICIT)
Mortgages and note payable	$36,599,920	$39,469,302
Notes payable—affiliate	—	6,664,748
Accounts payable and accrued expenses	596,279	561,542
Security deposits	212,398	195,139
Other liabilities	168,120	194,763

TOTAL LIABILITIES	37,576,717	47,085,494
COMMITMENTS AND CONTINGENCIES (Note 10)
PARTNERS' AND MEMBERS' EQUITY (DEFICIT)	142,201	(1,515,006)

TOTAL LIABILITIES AND PARTNERS' AND MEMBERS' EQUITY (DEFICIT)	$37,718,918	$45,570,488

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
REVENUES
Rental income	$8,754,844	$9,525,049	$9,390,377
Tenant reimbursements	514,590	518,184	516,488

TOTAL REVENUES	9,269,434	10,043,233	9,906,865
EXPENSES
Operating expenses	1,459,097	1,479,305	1,544,728
Operating expenses—affiliated	649,846	731,667	732,760
Management fees	556,157	588,510	588,555
Real estate taxes	405,145	404,283	388,360
Professional and administrative expenses	116,016	—	2,608
Depreciation and amortization	1,916,497	1,844,041	1,879,052

TOTAL OPERATING EXPENSES	5,102,758	5,047,806	5,136,063
OPERATING INCOME	4,166,676	4,995,427	4,770,802
Interest and other income	18,929	69,687	25,305
Interest income—affiliated	54,235	143,176	229,066
Interest expense	(2,873,005)	(3,119,435)	(3,356,472)
Interest expense—affiliated	(69,569)	(155,583)	(237,829)
Loss on disposal of assets	(119,773)	(432)	(11,959)

Net income	$1,177,493	$1,932,840	$1,418,913

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
COMBINED STATEMENTS OF PARTNERS' AND MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

PARTNERS' AND MEMBERS' EQUITY (DEFICIT)
Balances on January 1, 2001	$(3,597,272)
Contributions	1,513
Net income	1,418,913
Distributions	(39,900)

Balances on December 31, 2001	(2,216,746)
Net income	1,932,840
Distributions	(1,231,100)

Balances on December 31, 2002	(1,515,006)
Contributions	1,351,369
Net income	1,177,493
Distributions	(871,655)

Balances on December 31, 2003	$142,201

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,177,493	$1,932,840	$1,418,913
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	119,773	432	11,959
Depreciation and amortization	2,192,063	2,125,666	2,161,728
Changes in assets and liabilities:
Cash and equivalents—restricted	134,949	(7,669)	469
Accounts receivable	28,734	(40,032)	(1,937)
Other assets	(86,591)	(249,644)	(252,204)
Accounts payable	34,737	(188,742)	170,424
Security deposits	17,259	10,915	(5,411)
Other liabilities	(26,643)	56,779	(76,384)

Net cash provided by operating activities	3,591,774	3,640,545	3,427,557

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and amenities	(1,183,840)	(266,208)	(750,308)
Notes receivable—affiliate	6,161,241	(162,114)	(542,019)

Net cash provided by (used in) investing activities	4,977,401	(428,322)	(1,292,327)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages and note payable	(3,022,310)	(2,799,587)	(2,687,219)
Proceeds from mortgage loans and note payable	152,928	81,831	839,600
Notes payable—affiliate	(6,664,748)	554,901	237,829
Cash distributions	(377,000)	(1,231,100)	(39,900)
Cash contributions	1,351,369	—	1,513
Additions to loan costs	(989)	(2,156)	(16,806)

Net cash used in financing activities	(8,560,750)	(3,396,111)	(1,664,983)

Net increase (decrease) in cash and equivalents	8,425	(183,888)	470,247
CASH AND EQUIVALENTS, beginning of year	431,624	615,512	145,265

CASH AND EQUIVALENTS, end of year	$440,049	$431,624	$615,512

Interest paid on a cash basis, net of amounts capitalized	$2,802,304	$3,042,759	$3,280,876

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

Note 1—Organization

        NTS Private Group (the "Group") is a group of partnerships and pass-through entities under the common ownership and control of Mr. J.D. Nichols. These entities are in the business of developing, constructing, owning and operating commercial real estate and retail land leases. The Group includes those properties that are to be contributed to ORIG as part of a restructuring and then to NTS Realty as part of the merger.

Note 2—Significant Accounting Policies

A)    Consolidation Policy

        The combined financial statements include the accounts of each respective property and joint venture included in the Group. Intercompany transactions and balances have been eliminated. The terms "we," "us" or "our," as the context requires, may refer to the Group, a partnership or an interest in a property or joint venture listed below.

B)    Properties and Joint Ventures

        The following properties and joint ventures are included in the Group:

  •
  Atrium Center, an office center with approximately 103,800 net rentable square feet in Louisville, Kentucky.

  •
  Anthem Office Center, an office building with approximately 84,700 net rentable square feet in Louisville, Kentucky.

  •
  Blankenbaker Business Center 1B, a business center with approximately 60,000 net rentable square feet in Louisville, Kentucky.

  •
  Blankenbaker Business Center II, a business center with approximately 75,300 net rentable square feet in Louisville, Kentucky.

  •
  Clarke American, a business center with approximately 50,000 net rentable square feet in Louisville, Kentucky.

  •
  Outlets Mall, a retail center with approximately 162,600 net rentable square feet in Louisville, Kentucky.

  •
  Sears Office Building, an office building with approximately 66,900 net rentable square feet in Louisville, Kentucky.

  •
  Springs Medical Office Center Phase I, an office center with approximately 97,300 net rentable square feet in Louisville, Kentucky.

  •
  Springs Office Center, an office center with approximately 125,300 net rentable square feet in Louisville, Kentucky.

  •
  Bed, Bath & Beyond, a retail company, with approximately 35,000 net rentable square feet in Louisville, Kentucky.

  •
  Springs Station, a retail center with approximately 12,000 net rentable square feet in Louisville, Kentucky.

  •
  ITT Parking Lot, a ground lease relating to a 120-space parking lot located in Louisville, Kentucky, and other land leases.

C)    Tax Status

        All of the entities in the Group are treated as partnerships for federal income tax purposes with the exception of one property which is owned by an individual. As such, we make no provision for income taxes. The taxable income or loss is passed through to the holders of the partnership interests or individual owner for inclusion on their individual income tax returns.

        A reconciliation of net income for financial statement purposes versus that for income tax reporting is as follows:

	2003	2002	2001
Net income	$1,177,493	$1,932,840	$1,418,913
Items handled differently for tax purposes:
Depreciation and amortization	(1,472,625)	278,146	352,224
Section 743 adjustments	(109,236)	(107,786)	(105,938)
Prepaid rent and other capitalized costs	11,072	(3,634)	(105,605)
Allowance for doubtful accounts	4,240	—	—
Accrued expenses	3,581	(25,854)	(8,536)
Other	1,592	599	1,445

Taxable (loss) income	$(383,883)	$2,074,311	$1,552,503

D)    Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E)    Cash and Equivalents—Restricted

        Cash and equivalents—restricted represents funds which have been escrowed with mortgage companies for property taxes, insurance and tenant improvements in accordance with the loan agreements.

F)    Basis of Property and Depreciation

        Land, buildings and amenities are stated at cost. Costs directly associated with the acquisition, development and construction of a project are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are 7-30 years for land improvements, 5-40 years for buildings and improvements and 3-40 years for amenities. Tenant improvements are generally depreciated over the life of the respective tenant lease. The aggregate cost of our properties for federal tax purposes is approximately $55,309,000. Depreciation expense for the years ended December 31 2003, 2002 and 2001 was approximately $1,822,000, $1,751,000 and $1,789,000, respectively.

        Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," specifies circumstances in which certain long-lived assets must be reviewed for impairment. If the carrying amount of an asset exceeds the sum of its expected future cash flows, the asset's carrying value must be written down to fair value. In determining the value of an investment property and whether the investment property is impaired, management considers several factors such as projected rental and vacancy rates, property operating expenses, capital expenditures and interest rates. The capitalization rate used to determine property valuation is based on the market in which the investment property is located, length of leases, tenant financial strength, the economy in general, demographics, environment, property location, visibility, age and physical condition among others. All of these factors are considered by management in determining the value of any particular investment property. The value of any particular investment property is sensitive to the actual results of any of these factors, either individually or taken as a whole. If the actual results differ from management's judgment, the valuation could be negatively or positively affected. Application of this standard during the year ended December 31, 2003 did not result in an impairment loss.

G)   Revenue Recognition—Rental Income and Capitalized Leasing Costs

        Our commercial properties, retail properties and commercial land lease are accounted for as operating leases. We accrue minimum rents on a straight-line basis over the terms of their respective leases. Substantially all of our retail tenants are also required to pay overage rents based on sales over a stated base amount during the lease year. We recognize overage rents only when each tenant's sales exceeds it sales threshold. We structure our leases to allow us to recover a significant portion of our real estate taxes, property operating and repairs and maintenance expenses from our commercial tenants. Property operating expenses typically include utility, insurance, security, janitorial, landscaping and other administrative expenses. We accrue reimbursements from tenants for recoverable portions of all these expenses as revenue in the period the applicable expenditures are incurred. We also receive estimated payments for these reimbursements from substantially all our tenants throughout the year. We do this to reduce the risk of loss on uncollectible accounts once we perform the final year-end billings for recoverable expenditures. We recognize the difference between estimated recoveries and the final billed amounts in the subsequent year and we believe these differences are not material in any period presented.

        We recognize revenue in accordance with each tenant's lease agreement. Certain of our lease agreements are structured to include scheduled and specified rent increases over the lease term. For financial reporting purposes, the income from these leases is being recognized on a straight-line basis over the lease term. Accrued income from these leases in accounts receivable was approximately $678,000 and $772,000 on December 31, 2003 and 2002, respectively. All commissions paid to commercial leasing agents and incentives paid to tenants are deferred and amortized on a straight-line basis over the applicable lease term.

        We recognize lease termination income upon receipt of the income. We accrue lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.

H)   Advertising

        We expense advertising costs as incurred. Advertising expense was immaterial to us during the years ended December 31, 2003, 2002 and 2001.

I)     Statements of Cash Flows

        For purposes of reporting cash flows, cash and equivalents include cash on hand and short-term, highly liquid investments with initial maturities of three months or less.

Note 3—Concentration of Credit Risk

        We own and operate, either wholly or through a joint venture, commercial and retail properties in Louisville, Kentucky.

        Our financial instruments that are exposed to concentrations of credit risk consist of cash and equivalents. We maintain our cash accounts primarily with banks located in Kentucky. The total cash balances are insured by the FDIC up to $100,000 per bank account. We may at times, in certain accounts, have deposits in excess of $100,000.

Note 4—Land, Buildings and Amenities

        The following schedule provides an analysis of our investment in land, buildings and amenities held for lease as of December 31:

	2003	2002
Land and improvements subject to land leases	$207,622	$613,732
Land and improvements	14,718,362	14,716,128
Buildings and improvements	40,509,543	39,774,666

	55,435,527	55,104,526
Less accumulated depreciation	20,320,188	18,825,265

	$35,115,339	$36,279,261

        During 2003 we transferred land and related step rent receivable and lease commission assets of approximately $495,000 to an affiliate.

Note 5—Notes Receivable—Affiliate

        NTS Financial Partnership, an affiliate of ours, borrows working capital from affiliated entities' surplus cash and subsequently loans such funds to affiliates requiring temporary financing. Additionally, NTS Financial Partnership may lend to affiliated entities requiring funds until alternative sources of financing can be obtained. Loans to and from affiliates bear interest at the Applicable Federal Rate ("AFR") and are treated as revolving credit arrangements without a stated maturity date.

        On June 30, 2003, the notes receivable with the NTS Financial Partnership were settled by cash payments among the respective entities.

Note 6—Mortgages and Note Payable

        Mortgages and note payable as of December 31 consist of the following:

	2003	2002
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.875%, maturing March 5, 2004, secured by certain land and a building	$111,301	$537,911
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.875%, maturing March 5, 2004, secured by certain land and a building	25,684	124,132
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.39%, maturing July 1, 2008, secured by certain land and a building	1,982,989	2,373,306
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.39%, maturing July 1, 2008, secured by certain land and a building and guaranteed by NTS Corporation, an affiliate of ours, and J.D. Nichols	410,982	491,877
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 8.45%, maturing November 1, 2015, secured by certain land and a building	3,267,522	3,420,259
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.90%, maturing November 1, 2008, secured by certain land and a building	9,271,886	9,616,147
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.12%, maturing August 1, 2008, secured by certain land and a building	7,248,371	7,411,790
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.90%, maturing February 1, 2011, secured by certain land and a building	3,546,735	3,900,928
Mortgage payable to a bank, payable in monthly installments, bearing interest at 8.125%, maturing June 22, 2008, secured by certain land and personally guaranteed by J.D. Nichols	246,280	290,057
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 8.50%, maturing November 15, 2005, secured by certain land and a building	741,686	1,083,415
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.96%, maturing August 5, 2009, secured by certain land and a building	2,803,615	2,855,101
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 3.993%, maturing August 5, 2004, secured by certain land and a building	1,065,676	1,093,422
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.90%, maturing August 1, 2005, secured by certain land and a building	1,274,774	1,687,902
Mortgage payable to a bank, payable in monthly installments, bearing interest at a variable rate based on EURO one-month rate plus 2.15%, maturing October 4, 2004, secured by certain land and a building and guaranteed by NTS Corporation. The interest rate on December 31, 2003 was 3.30%	1,683,000	1,627,072
Note payable to a bank, payable in monthly installments, bearing interest at a variable rate of Prime -0.75%, maturing May 1, 2004, secured by certain land, a building and guaranteed by NTS Corporation. The interest rate on December 31, 2003 was 3.25%.	35,000	—
Mortgage payable to a bank, payable in monthly installments, bearing interest at 9.00%, maturing August 1, 2010, secured by certain land and a building	2,884,419	2,955,983

	$36,599,920	$39,469,302

        Our mortgages may be prepaid but are generally subject to prepayment penalties or a yield-maintenance premium. The mortgages payable to an insurance company maturing March 5, 2004 were repaid at maturity.

        Scheduled maturities of debt are as follows:

For the Years Ended December 31,	Amount
2004	$5,470,243
2005	3,064,226
2006	2,013,369
2007	2,171,663
2008	15,425,749
Thereafter	8,454,670

$36,599,920

        Based on the borrowing rates currently available to us for mortgages with similar terms and average maturities, the fair value of long-term debt on December 31, 2003 and 2002 was approximately $38,977,000 and $40,579,000, respectively. During 2001 we capitalized approximately $9,000 of interest costs. No interest was capitalized in 2003 or 2002.

Note 7—Notes Payable—Affiliate

        NTS Financial Partnership, an affiliate of ours, lends working capital to affiliated entities requiring funds until alternative sources of financing can be obtained. Additionally, NTS Financial Partnership may borrow from affiliated entities' surplus cash and subsequently loan such funds to affiliates requiring temporary financing. Loans to and from affiliates bear interest at the AFR and are treated as revolving credit arrangements without a stated maturity date.

        On June 30, 2003, the notes payable with the NTS Financial Partnership were settled by cash payments among the respective entities.

Note 8—Rental Income Under Operating Leases

        The following is a schedule of minimum future rental income on noncancellable operating leases as of December 31, 2003:

For the Years Ended December 31,	Amount
2004	$8,738,371
2005	6,595,758
2006	4,067,701
2007	3,185,460
2008	2,118,716
Thereafter	4,585,605

$29,291,611

Note 9—Related Party Transactions

        NTS Development Company, an affiliate of ours, receives property management fees on a monthly basis. The fee is equal to 6% of the gross revenues from commercial and retail properties and $100 monthly for each commercial land lease. Also pursuant to an agreement, NTS Development Company receives a repair and maintenance fee equal to 5% of costs incurred which relate to capital improvements and major repair and renovation projects. These repair and maintenance fees are capitalized as part of land, buildings and amenities.

        We were charged the following amounts by NTS Development Company for the years ended December 31, 2003, 2002 and 2001. These charges include items which have been expensed as operating expenses—affiliated and items which have been capitalized as other assets or as land, buildings and amenities.

	For the Years Ended December 31,
	2003	2002	2001
Property management fees	$556,157	$588,510	$588,555

Property management	410,144	400,372	375,846
Leasing	107,036	218,844	255,292
Administrative—operating	121,321	99,000	89,100
Other	11,345	13,451	12,522

Total operating expenses—affiliated	649,846	731,667	732,760

Repairs and maintenance fees	73,669	25,436	11,692
Leasing commissions	57,015	81,672	58,357
Construction management	5,001	—	—

Total related party transactions capitalized	135,685	107,108	70,049

Total related party transactions	$1,341,688	$1,427,285	$1,391,364

        During the years ended December 31, 2003, 2002 and 2001, we were charged $23,660, $34,427 and $30,046, respectively, for property maintenance fees from an affiliate of NTS Development Company, which are included in the operating expenses on our combined statements of operations.

        NTS Private Group would have reimbursed NTS Development Company for professional and administrative services provided by its employees of approximately $200,000, $200,000 and $175,000 for the years ended December 31, 2003, 2002 and 2001, respectively, had a management agreement for those services existed between the entities comprising NTS Private Group and NTS Development Company.

Note 10—Commitments and Contingencies

        We, as an owner of real estate, are subject to various environmental laws of federal, state and local governments. Our compliance with existing laws has not had a material adverse effect on our financial condition and results of operations. However, we cannot predict the impact of new or changed laws or regulations on our current properties or on properties that we may acquire in the future.

        We do not believe there is any litigation threatened against us other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by insurance, none of which is expected to have a material effect on our combined financial position or results of operations.

Note 11—Segment Reporting

        Our reportable operating segments include—retail and commercial real estate operations as well as land leases. The retail operations represent our ownership and operating results relative to Springs Station and Outlets Mall properties located in Louisville, Kentucky. The commercial operations represent our ownership and operating results relative to suburban commercial office space located in Louisville, Kentucky. The land operations represent our ownership and operating results relative to a ground lease located in Louisville, Kentucky.

        The financial information of the operating segments has been prepared using a management approach, which is consistent with the basis and manner in which our management internally disaggregates financial information for the purposes of assisting in making internal operating decisions. We evaluate performance based on stand-alone operating segment net income.

	For the Year Ended December 31, 2003
	Land	Retail	Commercial	Total
Rental income	$53,537	$1,280,514	$7,420,793	$8,754,844
Tenant reimbursements	—	90,003	424,587	514,590

Total revenues	53,537	1,370,517	7,845,380	9,269,434
Operating expenses and operating expenses—affiliated	2,261	92,024	2,014,658	2,108,943
Management fees	1,200	81,445	473,512	556,157
Real estate taxes	1,561	29,402	374,182	405,145
Professional and administrative expenses	24,861	24,861	66,294	116,016
Depreciation and amortization	5,087	293,497	1,617,913	1,916,497

Total operating expenses	34,970	521,229	4,546,559	5,102,758
Operating income	18,567	849,288	3,298,821	4,166,676
Interest and other income	—	429	18,500	18,929
Interest income—affiliated	3,741	11,613	38,881	54,235
Interest expense	—	(451,724)	(2,421,281)	(2,873,005)
Interest expense—affiliated	(238)	—	(69,331)	(69,569)
Loss on disposal of assets	—	—	(119,773)	(119,773)

Net income	$22,070	$409,606	$745,817	$1,177,493

Land, buildings and amenities, net	$163,111	$7,664,048	$27,288,180	$35,115,339

Expenditures for land, buildings and Amenities	$—	$142,285	$1,041,555	$1,183,840

Segment liabilities	$5,553	$5,941,154	$31,630,010	$37,576,717

	For the Year Ended December 31, 2002
	Land	Retail	Commercial	Total
Rental income	$216,344	$1,216,528	$8,092,177	$9,525,049
Tenant reimbursements	—	29,027	489,157	518,184

Total revenues	216,344	1,245,555	8,581,334	10,043,233
Operating expenses and operating expenses—affiliated	17,953	94,981	2,098,038	2,210,972
Management fees	3,600	77,406	507,504	588,510
Real estate taxes	1,563	29,875	372,845	404,283
Professional and administrative expenses	—	—	—	—
Depreciation and amortization	5,087	269,271	1,569,683	1,844,041

Total operating expenses	28,203	471,533	4,548,070	5,047,806
Operating income	188,141	774,022	4,033,264	4,995,427
Interest and other income	37,960	359	31,368	69,687
Interest income—affiliated	11,261	26,544	105,371	143,176
Interest expense	(224)	(501,406)	(2,617,805)	(3,119,435)
Interest expense—affiliated	—	—	(155,583)	(155,583)
Loss on disposal of assets	—	—	(432)	(432)

Net income	$237,138	$299,519	$1,396,183	$1,932,840

Land, buildings and amenities, net	$574,306	$7,788,281	$27,916,674	$36,279,261

Expenditures for land, buildings and Amenities	$—	$3,454	$262,754	$266,208

Segment liabilities	$8,370	$6,330,785	$40,746,339	$47,085,494

	For the Year Ended December 31, 2001
	Land	Retail	Commercial	Total
Rental income	$207,476	$1,078,490	$8,104,411	$9,390,377
Tenant reimbursements	—	35,285	481,203	516,488

Total revenues	207,476	1,113,775	8,585,614	9,906,865
Operating expenses and operating expenses—affiliated	19,993	90,476	2,167,019	2,277,488
Management fees	3,600	70,989	513,966	588,555
Real estate taxes	3,512	22,840	362,008	388,360
Professional and administrative expenses	—	—	2,608	2,608
Depreciation and amortization	5,087	252,339	1,621,626	1,879,052

Total operating expenses	32,192	436,644	4,667,227	5,136,063
Operating income	175,284	677,131	3,918,387	4,770,802
Interest and other income	1,020	284	24,001	25,305
Interest income—affiliated	11,088	42,306	175,672	229,066
Interest expense	—	(553,359)	(2,803,113)	(3,356,472)
Interest expense—affiliated	—	—	(237,829)	(237,829)
Loss on disposal of assets	—	—	(11,959)	(11,959)

Net income	$187,392	$166,362	$1,065,159	$1,418,913

Land, buildings and amenities, net	$579,393	$8,031,292	$29,153,323	$37,764,008

Expenditures for land, buildings and amenities	$—	$103,447	$646,861	$750,308

Segment liabilities	$12,132	$6,730,171	$42,627,094	$49,369,397

Note 12—Selected Quarterly Financial Data (Unaudited)

	For the Quarters Ended
2003
	March 31	June 30	September 30	December 31
Total revenues	$2,269,918	$2,241,155	$2,367,046	$2,391,315
Operating income	1,067,700	972,737	992,152	1,134,087
Net income	304,172	144,296	283,958	445,067
	For the Quarters Ended
2002
	March 31	June 30	September 30	December 31
Total revenues	$2,561,461	$2,471,790	$2,427,387	$2,582,595
Operating income	1,421,861	1,223,213	1,221,771	1,128,582
Net income	648,527	439,300	457,905	387,108

NTS PRIVATE GROUP
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
AS OF DECEMBER 31, 2003

		Initial Cost		Cost Capitalized Subsequent to Acquisition		Total Amounts at End of Period
Property	Encumbrances	Land	Building and Improvements	Land	Building and Improvements	Land	Building and Improvements	Total(1)	Accumulated Depreciation(2)	Date of Construction
Atrium Center Louisville, KY	$3,546,735	$1,668,387	$2,521,794	$59,067	$1,236,084	$1,727,454	$3,757,878	$5,485,332	$3,295,104	12/83
Anthem Office Center Louisville, KY	2,393,971	1,124,308	4,425,480	4,484	—	1,128,792	4,425,480	5,554,272	1,302,337	09/95
Blankenbaker Business Center 1B Louisville, KY	741,686	998,776	2,064,318	52,391	216,483	1,051,167	2,280,801	3,331,968	1,920,224	08/89
Blankenbaker Business Center II Louisville, KY	3,869,291	1,022,183	2,982,130	21,148	366,978	1,043,331	3,349,108	4,392,439	2,038,622	05/89
Clarke American Louisville, KY	3,267,522	490,564	2,571,694	—	4,000	490,564	2,575,694	3,066,258	513,005	09/00
Outlets Mall Louisville, KY	1,274,774	952,060	3,647,940	264,130	751,373	1,216,190	4,399,313	5,615,503	1,788,885	10/89	(3)
Sears Office Building Louisville, KY	136,985	1,029,328	2,503,535	627,948	152,734	1,657,276	2,656,269	4,313,545	1,930,160	07/89
Springs Medical Office Phase I Louisville, KY	7,248,371	1,789,231	5,398,501	(229,389)	152,190	1,559,842	5,550,691	7,110,533	2,924,703	11/90
Springs Office Center Louisville, KY	9,271,886	3,295,858	7,528,793	24,991	745,082	3,320,849	8,273,875	11,594,724	3,941,404	02/89
Springs Station Louisville, KY	1,718,000	381,900	679,327	—	142,285	381,900	821,612	1,203,512	93,474	01/01
Bed, Bath & Beyond Louisville, KY	2,884,419	708,456	2,418,822	—	—	708,456	2,418,822	3,127,278	399,886	11/99
Linn Station Louisville, KY	246,280	432,541	—	—	—	432,541	—	432,541	127,873	N/A
Whetstone Louisville, KY	—	207,622	—	—	—	207,622	—	207,622	44,511	N/A

	$36,599,920	$14,101,214	$36,742,334	$824,770	$3,767,209	$14,925,984	$40,509,543	$55,435,527	$20,320,188

(1)
Aggregate cost of real estate for tax purposes is approximately $55,309,000.

(2)
Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are 7-30 years for land improvements, 5-40 years for buildings and improvements and 3-40 years for amenities. Tenant improvements are generally depreciated over the life of the respective tenant lease.

(3)
Not developed/constructed by NTS Development Company or its predecessors. The date of construction represents acquisition date.

NTS PRIVATE GROUP
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECMEBER 31, 2003, 2002 AND 2001

	Real Estate	Accumulated Depreciation
Balances on January 1, 2001	$54,239,545	$15,425,175
Additions during period:
Improvements	750,308	—
Depreciation (A)	—	1,788,711
Deductions during period:
Retirements	(66,932)	(54,973)

Balances on December 31, 2001	54,922,921	17,158,913
Additions during period:
Improvements	266,208	—
Depreciation (A)	—	1,750,523
Deductions during period:
Retirements	(84,603)	(84,171)

Balances on December 31, 2002	55,104,526	18,825,265
Additions during period:
Improvements	1,183,840	—
Depreciation (A)	—	1,821,879
Deductions during period:
Retirements	(852,839)	(326,956)

Balances on December 31, 2003	$55,435,527	$20,320,188

(A)
The additions charged to accumulated depreciation on this schedule will differ from the depreciation and amortization on the Statements of Cash Flows due to the amortization of loan costs and capitalized leasing costs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Members of ORIG, LLC:

        We have audited the accompanying balance sheets of ORIG, LLC (the "Company") as of December 31, 2003 and 2002. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

        In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of ORIG, LLC at December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

                      Ernst & Young LLP

Louisville, KY
May 6, 2004

ORIG, LLC
BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Cash and equivalents	$51,118	$11,974
Investments in unconsolidated affiliates	15,635,186	15,947,684
Other assets	—	200

TOTAL ASSETS	$15,686,304	$15,959,858

LIABILITIES AND MEMBERS' EQUITY
Notes payable	$13,156,355	$12,894,186
Accrued liabilities	285,114	117,952

TOTAL LIABILITIES	13,441,469	13,012,138
COMMITMENTS AND CONTINGENCIES (Note 5)
MEMBERS' EQUITY	2,244,835	2,947,720

TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,686,304	$15,959,858

The accompanying notes are an integral part of these balance sheets.

ORIG, LLC
NOTES TO BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002

Note 1—Organization

        ORIG, LLC ("ORIG") is a limited liability company organized under the laws of the state of Kentucky in 1999. We are in the business of investing in entities that own commercial and residential real estate property. Our three members are J.D. Nichols, Barbara Nichols and Brian F. Lavin.

Note 2—Significant Accounting Policies

A) Consolidation Policy and Investment Accounting

        The balance sheets include our investments in unconsolidated affiliates accounted for mainly using the equity method. Intercompany transactions and balances have been eliminated. The terms "we," "us" or "our," as the context requires, may refer to ORIG or its interests in its investments. Our equity investments are recorded at the lesser of carrying value or fair market value.

B) Investments in Unconsolidated Affiliates

        Our investments at December 31, 2003 were:

  •
  NTS-Properties III—a real estate limited partnership, 4,602 Interests, representing 36.60%.

  •
  NTS-Properties IV—a real estate limited partnership, 10,377 Interests, representing 43.03%.

  •
  NTS-Properties V—a real estate limited partnership, 11,934 Interests, representing 39.09%.

  •
  NTS-Properties VI—a real estate limited partnership, 18,293 Interests, representing 47.03%.

  •
  NTS-Properties VII—a real estate limited partnership, 218,772 Interests, representing 39.62%.

  •
  Blankenbaker Business Center Joint Venture—a real estate joint venture interest, representing a 39.05% ownership interest.

  •
  Lakeshore/University II Joint Venture—a real estate joint venture interest, representing a 7.69% ownership interest.

        In addition, we have a 7.17% investment in the NTS Mortgage Income Fund, a Delaware Corporation. This investment is accounted for using the cost method.

        Presented below are approximate condensed balance sheets for our unconsolidated affiliated real estate limited partnership investments as of December 31, 2003 and 2002.

	2003	2002
CONDENSED BALANCE SHEETS
Cash and accounts receivable	$3,550,000	$3,868,000
Land, buildings and amenities, net	85,879,000	89,623,000
Other assets	1,940,000	1,958,000

TOTAL ASSETS	$91,369,000	$95,449,000

Mortgage and notes payable	$59,502,000	$63,363,000
Other liabilities	4,145,000	2,700,000
Equity	27,722,000	29,386,000

TOTAL LIABILITIES AND EQUITY	$91,369,000	$95,449,000

        For the years ended December 31, 2003 and 2002, the affiliated real estate limited partnership investments had total rental revenues of approximately $24,865,000 and $24,345,000, respectively, and net losses of ($1,711,000) and ($1,467,000), respectively.

C) Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D) Income Taxes

        We have elected to be treated as a partnership under the Internal Revenue Code for both federal and state purposes. Our taxable income or loss is included in the tax returns of the individual Members. Accordingly, we make no provision for income taxes.

E) Impact of Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB 51." The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities") and how to determine when and which business enterprise (the "primary beneficiary") should consolidate the variable interest entity. This new model for consolidation applies to an entity which either (i) the equity investors (if any) do not have a controlling financial interest; or (ii) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that the primary interest entity, make additional disclosures. Certain disclosure requirements of FIN 46 were effective for financial statements issued after January 31, 2003.

        In December 2003, the FASB issued FIN No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46-R") to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R are as follows:

  (i)
  Special purpose entities ("SPEs") created prior to February 1, 2003. We must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003.

  (ii)
  Non-SPEs created prior to February 1, 2003. We are required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004.

  (iii)
  All entities, regardless of whether a SPE, that were created subsequent to January 31, 2003. The provisions of FIN 46 were applicable for variable interests in entities obtained after January 31, 2003. We are required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004.
        The adoption of the provisions applicable to FIN 46 did not have any impact on our financial statements.

Note 3—Concentration of Credit Risk

        We own investments in entities that own and operate, either wholly or through joint ventures, residential and commercial properties in Kentucky (Louisville and Lexington), Georgia (Atlanta), Indiana (Indianapolis), Virginia (Spotsylvania), and Florida (Ft. Lauderdale and Orlando). Substantially

all of the commercial properties' tenants are local businesses or are businesses which have operations in the Louisville area.

        Our financial instruments that are exposed to concentrations of credit risk consist of cash and equivalents. We maintain our cash accounts primarily with banks located in Kentucky. The total cash balances are insured by the FDIC up to $100,000 per bank account. We may at times, in certain accounts, have deposits in excess of $100,000.

Note 4—Notes Payable

        Notes payable as of December 31 consist of the following:

	2003	2002
Note payable to a bank, bearing interest at Prime +0.25%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on December 31, 2003 was 4.25%.	$2,000,000	$2,000,000
Note payable to a bank, bearing interest at Prime +0.50%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on December 31, 2003 was 4.50%.	2,000,000	2,000,000
Note payable to a bank, bearing interest at Prime +1.00%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on December 31, 2003 was 5.00%.	2,000,000	2,000,000
Note payable to a bank, bearing interest at Prime +1.25%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on December 31, 2003 was 5.25%.	7,156,355	6,894,186

	$13,156,355	$12,894,186

        The notes payable require monthly interest payments and are secured by the interests owned in our unconsolidated real estate limited partnership affiliates and certain interests in NTS/Mall Limited Partnership and NTS/BBCI.

        Scheduled maturities of debt are as follows:

For the Years Ended December 31,	Amount
2004	$—
2005	13,156,355
2006	—
2007	—
2008	—
Thereafter	—

$13,156,355

        Based on the borrowing rates currently available to us for notes with similar terms and average maturities, the fair value of long-term debt on December 31, 2003 and 2002 was approximately $12,841,000 and $12,839,000, respectively.

Note 5—Commitments and Contingencies

        We, as an owner of real estate, are subject to various environmental laws of federal, state and local governments. Our compliance with existing laws has not had a material adverse effect on our financial condition and results of operations. However, we cannot predict the impact of new or changed laws or regulations on our current properties or on properties that we may acquire in the future.

        We are contingently liable for joint venture debt, which is recorded as a liability of the joint venture and secured by the respective joint venture property. As of December 31, 2003, we have guaranteed or are otherwise contingently liable for approximately $9,109,000 of joint venture mortgages and other indebtedness in the event the joint venture defaults under the terms of such mortgages. The mortgages guaranteed are secured by the property of the joint venture which could be sold in order to satisfy the outstanding obligations.

Litigation

        On December 12, 2001, three individuals filed an action in the Superior Court of the State of California for the County of Contra Costa (the "Superior Court") originally captioned Buchanan, et al. v. NTS-Properties Associates, et al. (Case No. C 01-05090) against us, the general partners (the "General Partners") of NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI and NTS-Properties VII, Ltd. (the "Partnerships"), as well as several individuals and entities affiliated with us. The action purports to bring claims on behalf of a class of limited partners. These claims are based on, among other things, tender offers made by the Partnerships and us, as well as the operation of the Partnerships by the General Partners. The plaintiffs allege, among other things, that the prices at which limited partnership interests were purchased in these tender offers were too low. The plaintiffs are seeking monetary damages and equitable relief, including an order directing the disposition of the properties owned by the Partnerships and the distribution of the proceeds. No amounts have been accrued as a liability for this action in our financial statements.

        On February 27, 2003, two individuals filed a class and derivative action in the Circuit Court of Jefferson County, Kentucky captioned Bohm, et al. v. J.D. Nichols, et al. (Case No. 03-CI-01740) against us, certain of the General Partners and several individuals and entities affiliated with us. The complaint was amended to include the general partner of NTS-Properties III and the general partner of NTS-Properties Plus Ltd., which is no longer in existence. In the amended complaint, the plaintiffs purport to bring claims on behalf of a class of limited partners and derivatively on behalf of us and the Partnerships based on alleged overpayment of fees, prohibited investments, improper failures to make distributions, purchases of limited partnerships interests at insufficient prices and other violations of the limited partnership agreements. The plaintiffs are seeking, among other things, compensatory and punitive damages in an unspecified amount, an accounting, the appointment of a receiver or liquidating trustee, the entry of an order of dissolution against the Partnerships, a declaratory judgment and injunctive relief. No amounts have been accrued as a liability for this action in our financial statements. We believe that this action is without merit and are vigorously defending it.

        On June 20, 2003, the General Partners reached an agreement in principle with the representatives of the class of plaintiffs to settle the Buchanan litigation. This agreed upon settlement includes releases for all of the parties for all of the claims asserted in the Buchanan litigation and the Bohm litigation. As part of the agreed upon settlement, the General Partners agreed to pursue a merger of the Partnerships and other real estate entities affiliated with the General Partners into a newly-formed entity named NTS Realty Holdings Limited Partnership ("NTS Realty").

        On December 5, 2003, the General Partners, certain of their affiliates and the class of plaintiffs in the Buchanan litigation jointly filed a Stipulation and Agreement of Settlement (the "Settlement Agreement") with the Superior Court. The Settlement Agreement sets forth in writing the terms of the agreed upon settlement the parties reached on June 20, 2003. On February 26, 2004, the Superior Court preliminarily approved the Settlement Agreement as within the range of reasonableness and that it is fair, just and adequate to the class of plaintiffs. The Superior Court scheduled a hearing to finally determine whether the Settlement Agreement is in the best interests of the class of plaintiffs and whether the Buchanan litigation should be dismissed with prejudice.

        On March 2, 2004, we, along with all defendants, filed a Motion to Dismiss the Bohm litigation. The Motion is currently pending before the court.

        On May 6, 2004, the Superior Court granted its final approval of the Settlement Agreement. At the final hearing, any member of the class of plaintiffs was given the opportunity to object to the final approval of the Settlement Agreement, the entry of a final judgment dismissing with prejudice the Buchanan litigation, or an application of an award for attorneys' fees and expenses to plaintiffs' counsel. The Superior Court's order provides, among other things, that: (1) the Settlement Agreement, and all transactions contemplated thereby, including the proposed merger of the Partnerships into NTS Realty, are fair, reasonable and adequate, and in the best interests of the class of plaintiffs; (2) the plaintiffs' complaint and each and every cause of action and claim set forth therein is dismissed with prejudice; (3) each class member is barred from (a) transferring, selling or otherwise disposing of (other than by operation of law) their interests until the earlier of the closing date of the merger, the termination of the settlement or June 30, 2004; and (4) each class member who requested to be excluded from the settlement released their claims in the Bohm litigation.

        We do not believe there is any other litigation threatened against us other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by insurance, none of which is expected to have a material effect on our financial position or results of operations, except as discussed herein.

Proposed Merger

        As part of the Settlement Agreement, the General Partners have agreed to pursue a merger of the partnerships and several other affiliated real estate entities into a newly formed limited partnership known as NTS Realty. The merger is subject to, among other things, approval by a majority of the limited partner interests in each partnership. We may not seek the approval of the limited partners until a filing made by NTS Realty with the Securities and Exchange Commission is declared effective.

        On February 4, 2004, NTS Realty filed a joint consent solicitation statement/prospectus on Form S-4 with the Securities and Exchange Commission. The solicitation statement/prospectus presents the merger of NTS-Properties III; NTS-Properties IV; NTS-Properties V; NTS-Properties VI; and NTS-Properties VII, Ltd. with NTS Realty. Concurrent with the merger, we will contribute substantially all our real estate assets and all of our liabilities to NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
BALANCE SHEET
AS OF JUNE 30, 2004

2004
(UNAUDITED)
ASSETS
Cash	$100
Other assets	—

TOTAL ASSETS	$100

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Accrued payables—affiliate	$24,827

TOTAL LIABILITIES	$24,827
COMMITMENTS AND CONTINGENCIES (NOTE 4)
PARTNERS' DEFICIT	$(24,727)

TOTAL LIABILITES AND PARTNERS' EQUITY (DEFICIT)	$100

The accompanying notes are an integral part of this balance sheet.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
NOTES TO BALANCE SHEET AS OF JUNE 30, 2004

Note 1—Summary of Significant Accounting Policies

A) Organization and Basis of Presentation

        NTS Realty Holdings Limited Partnership ("NTS Realty"), a newly formed limited partnership, was organized in the state of Delaware on September 26, 2003. On February 4, 2004, NTS Realty filed a registration statement on Form S-4 with the Securities and Exchange Commission with respect to a proposed merger of five limited partnerships (the "Partnerships") registered under the Securities Exchange Act of 1934, along with other real estate entities affiliated with their general partners. The Partnerships involved in the proposed merger are NTS-Properties III; NTS-Properties IV; NTS-Properties V, a Maryland limited partnership; NTS-Properties VI, a Maryland limited partnership; and NTS-Properties VII, Ltd. As a result of the proposed merger, each limited partnership whose partners approve the merger will be merged with and into the NTS Realty.

        NTS Realty intends to qualify as a partnership for federal income tax purposes for the taxable year in which the merger is completed. A limited partnership is a legal entity that offers its investors limited liability protection against claims brought against the limited partnership. A limited partnership also is not subject to federal income tax, but rather, the limited partnership's profit or loss for federal income tax purposes is reported directly by its investors.

B) Use of Estimates

        The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

        NTS Realty had no operations from inception on September 26, 2003, to June 30, 2004. Start-up costs were incurred totaling approximately $25,000 for professional fees and registration fees.

C) Income Taxes

        NTS Realty intends to make an election to be taxed as a partnership under Sections of the Internal Revenue Code of 1986, as amended (the "Code"). NTS Realty passes through its income and expenses to its investors for tax purposes.

Note 2—Borrowings

        Concurrent with the consummation of the proposed merger, NTS Realty intends to succeed to the borrowings then held by the Partnerships. NTS Realty will also assume liabilities of ORIG, LLC ("ORIG"), which consist primarily of mortgage loans, secured by commercial retail and residential properties.

Note 3—Related Party Transactions

        NTS Realty will be externally managed under an agreement with NTS Development Company ("NTS Devco") an affiliate of NTS Realty's General Partner. NTS Devco will be paid a management fee pursuant to the terms of an agreement entered into with NTS Devco. NTS Devco will be reimbursed its actual costs for services rendered to NTS Realty. Funds were advanced on our behalf by NTS Financial Partnership, an affiliate of NTS Devco, totaling $14,575 for start-up costs.

Note 4—Commitments and Contingencies

Merger/Settlement Charge

        NTS Realty Holdings Limited Partnership was formed as part of a class action settlement where its affiliate and limited partner ORIG has agreed to admit a "qualified settlement trust" as a special member of ORIG. This special member interest is being created for the benefit of the class members in the litigation who are former limited partners who sold their limited partnership interests to ORIG, its affiliates or the partnerships either as part of tender offers, other repurchase programs or otherwise. Under the terms of ORIG's operating agreement, all of the economic and other rights associated with up to 620,000 Units owned by ORIG will be designated for the benefit of the qualified settlement trust. ORIG will own the Units, but all of the rights associated with the Units will inure to the qualified settlement trust. Plaintiffs' counsel, or his designee, will have the right, acting as a representative of these former limited partners, to cause ORIG to vote these designated Units pursuant to his direction. The amount of Units was determined based on the $6.2 million non-cash amount of the $6.85 million settlement amount agreed upon by the general partners and plaintiffs' counsel. Therefore, if each Unit is valued at $10.00, then the economic and other rights associated with 620,000 Units will be needed to satisfy the settlement amount. The final amount of the settlement, however, is based on the amount of valid claims filed by the former limited partners in the class of plaintiffs. If claims are not made for the full $6.2 million settlement amount, ORIG will designate the economic and other rights to fewer Units for the benefit of the qualified settlement trust to satisfy the claims. We refer to these designated Units as the "Class Units." Under the terms of the settlement agreement governing the qualified settlement trust, Mr. Nichols, his spouse and Mr. Lavin are jointly obligated, for a period of two years, to repurchase from the qualified settlement trust, using 75% of the distributions that ORIG receives in respect of the Units owned by ORIG which otherwise would have gone to Mr. Nichols, his spouse or Mr. Lavin, the economic and other rights associated with the number of Class Units calculated under the formula described below. Each payment will result in the redesignation of rights associated with the number of Class Units equal to the amount of the distribution divided by 115% of the "fair market value" of the Units. As a result of each payment, the number of Class Units designated for the benefit of the qualified settlement trust will decrease until the economic and other rights associated with all of the Class Units are ultimately redesignated for the benefit of Mr. Nichols, his spouse, and/or Mr. Lavin within two years of when we begin making distributions. If any Class Units remain at the end of this two-year period, Mr. Nichols, his spouse and Mr. Lavin must make a final payment to the qualified settlement trust that is sufficient to redesignate any remaining Class Units. For these purposes, fair market value will be equal to the average closing price of the Units on the American Stock Exchange for the thirty-day period prior to the date of the redesignation. Our Statement of Operations will include a non-cash charge for our estimate related to the settlement with a corresponding credit to Partners' Equity immediately following the completion of the Merger.

NTS PRIVATE GROUP
COMBINED BALANCE SHEETS
AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

	June 30, 2004	December 31, 2003
	(UNAUDITED)
ASSETS
Cash and equivalents	$751,258	$440,049
Cash and equivalents—restricted	255,864	80,064
Accounts receivable, net	680,727	716,510
Land, buildings and amenities, net	34,347,583	35,115,339
Other assets	1,261,174	1,366,956

TOTAL ASSETS	$37,296,606	$37,718,918

LIABILITIES AND PARTNERS' AND MEMBERS' EQUITY
Mortgages and note payable	$35,140,061	$36,599,920
Accounts payable and accrued expenses	730,682	596,279
Security deposits	188,114	212,398
Other liabilities	467,308	168,120

TOTAL LIABILITIES	36,526,165	37,576,717
COMMITMENTS AND CONTINGENCIES (Note 8)
PARTNERS' AND MEMBERS' EQUITY	770,441	142,201

TOTAL LIABILITIES AND PARTNERS' AND MEMBERS' EQUITY	$37,296,606	$37,718,918

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
REVENUES
Rental income	$2,162,340	$2,106,658	$4,329,786	$4,243,612
Tenant reimbursements	115,597	134,497	254,007	267,461

TOTAL REVENUES	2,277,937	2,241,155	4,583,793	4,511,073

EXPENSES
Operating expenses	404,179	355,436	861,037	701,654
Operating expenses—affiliated	187,824	181,550	386,879	341,322
Management fees	141,722	134,428	276,470	270,312
Real estate taxes	103,151	102,896	206,382	205,793
Professional and administrative expenses	80,918	—	115,762	—
Depreciation and amortization	477,368	494,108	999,735	951,554

TOTAL OPERATING EXPENSES	1,395,162	1,268,418	2,846,265	2,470,635

OPERATING INCOME	882,775	972,737	1,737,528	2,040,438
Interest and other income	13,922	6,150	17,459	11,103
Interest income—affiliated	—	17,008	—	54,235
Interest expense	(662,472)	(727,745)	(1,337,649)	(1,467,966)
Interest expense—affiliated	—	(28,371)	—	(69,569)
Loss on disposal of assets	—	(95,483)	(38,598)	(119,773)

Net income	$234,225	$144,296	$378,740	$448,468

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP
COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	2004	2003
	(UNAUDITED)	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$378,740	$448,468
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	130,921	9,141
Write-off of uncollectible accounts receivable	(12,105)	(3,720)
Loss on disposal of assets	38,598	119,773
Depreciation and amortization	1,129,499	1,091,592
Changes in assets and liabilities:
Cash and equivalents—restricted	(175,800)	(254,259)
Accounts receivable	(83,033)	10,493
Other assets	(71,232)	(39,859)
Accounts payable and accrued expenses	134,403	(161,651)
Security deposits	(24,284)	8,120
Other liabilities	299,188	273,141

Net cash provided by operating activities	1,744,895	1,501,239

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and amenities	(223,327)	(891,262)
Notes receivable—affiliate	—	6,161,241

Net cash (used in) provided by investing activities	(223,327)	5,269,979

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages and note payable	(1,459,859)	(1,497,922)
Proceeds from mortgage loans and note payable	—	152,928
Notes payable—affiliate	—	(6,664,748)
Cash distributions	(147,500)	(200,000)
Cash contributions	397,000	943,369
Additions to loan costs	—	(989)

Net cash used in financing activities	(1,210,359)	(7,267,362)

Net increase (decrease) in cash and equivalents	311,209	(496,144)
CASH AND EQUIVALENTS, beginning of period	440,049	431,624

CASH AND EQUIVALENTS, end of period	$751,258	$(64,520)

Interest paid on a cash basis, net of amounts capitalized	$1,308,110	$1,432,233

The accompanying notes to combined financial statements are an integral part of these statements.

NTS PRIVATE GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

Note 1—Organization

        NTS Private Group (the "Group") is a group of partnerships and pass-through entities under the common ownership and control of Mr. J.D. Nichols. These entities are in the business of developing, constructing, owning and operating commercial real estate and retail land leases. The Group includes those properties that are to be contributed to ORIG as part of a restructuring and then to NTS Realty as part of the merger.

Note 2—Significant Accounting Policies

A) Consolidation Policy

        The combined financial statements include the accounts of each respective property and joint venture included in the Group. Intercompany transactions and balances have been eliminated. The terms "we," "us" or "our," as the context requires, may refer to the Group, a partnership or an interest in a property or joint venture listed below.

B) Properties and Joint Ventures

        The following properties and joint ventures are included in the Group:

  •
  Atrium Center, an office center with approximately 104,200 net rentable square feet in Louisville, Kentucky.

  •
  Anthem Office Center, an office building with approximately 84,700 net rentable square feet in Louisville, Kentucky.

  •
  Blankenbaker Business Center 1B, a business center with approximately 60,000 net rentable square feet in Louisville, Kentucky.

  •
  Blankenbaker Business Center II, a business center with approximately 75,300 net rentable square feet in Louisville, Kentucky.

  •
  Clarke American, a business center with approximately 50,000 net rentable square feet in Louisville, Kentucky.

  •
  Outlets Mall, a retail center with approximately 162,600 net rentable square feet in Louisville, Kentucky.

  •
  Sears Office Building, an office building with approximately 66,900 net rentable square feet in Louisville, Kentucky.

  •
  Springs Medical Office Center Phase I, an office center with approximately 97,300 net rentable square feet in Louisville, Kentucky.

  •
  Springs Office Center, an office center with approximately 125,300 net rentable square feet in Louisville, Kentucky.

  •
  Bed, Bath & Beyond, a retail company with approximately 35,000 net rentable square feet in Louisville, Kentucky.

  •
  Springs Station, a retail center with approximately 12,000 net rentable square feet in Louisville, Kentucky.

  •
  ITT Parking Lot, a ground lease relating to a 120-space parking lot located in Louisville, Kentucky.

C) Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D) Cash and Equivalents—Restricted

        Cash and equivalents—restricted represents funds which have been escrowed with mortgage companies for property taxes, insurance and tenant improvements in accordance with the loan agreements.

E) Basis of Property and Depreciation

        Land, buildings and amenities are stated at cost. Costs directly associated with the acquisition, development and construction of a project are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are 7-30 years for land improvements, 5-40 years for buildings and improvements and 5-40 years for amenities. Tenant improvements are generally depreciated over the life of the respective tenant lease. The aggregate cost of our properties for federal tax purposes is approximately $55,309,000.

        Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," specifies circumstances in which certain long-lived assets must be reviewed for impairment. If the carrying amount of an asset exceeds the sum of its expected future cash flows, the asset's carrying value must be written down to fair value. In determining the value of an investment property and whether the investment property is impaired, management considers several factors such as projected rental and vacancy rates, property operating expenses, capital expenditures and interest rates. The capitalization rate used to determine property valuation is based on the market in which the investment property is located, length of leases, tenant financial strength, the economy in general, demographics, environment, property location, visibility, age and physical condition among others. All of these factors are considered by management in determining the value of any particular investment property. The value of any particular investment property is sensitive to the actual results of any of these factors, either individually or taken as a whole. If the actual results differ from management's judgment, the valuation could be negatively or positively affected. Application of this standard has not resulted in an impairment loss.

F) Statements of Cash Flows

        For purposes of reporting cash flows, cash and equivalents include cash on hand and short-term, highly liquid investments with initial maturities of three months or less.

Note 3—Concentration of Credit Risk

        We own and operate, either wholly or through a joint venture, commercial and retail properties in Louisville, Kentucky.

        Our financial instruments that are exposed to concentrations of credit risk consist of cash and equivalents. We maintain our cash accounts primarily with banks located in Kentucky. The total cash balances are insured by the FDIC up to $100,000 per bank account. We may at times, in certain accounts, have deposits in excess of $100,000.

Note 4—Notes Receivable—Affiliate

        NTS Financial Partnership, an affiliate of ours, borrows working capital from affiliated entities= surplus cash and subsequently loans such funds to affiliates requiring temporary financing. Additionally,

NTS Financial Partnership may lend to affiliated entities requiring funds until alternative sources of financing can be obtained. Loans to and from affiliates bear interest at the Applicable Federal Rate ("AFR") and are treated as revolving credit arrangements without a stated maturity date. In June 2003 the affiliates paid the notes receivable.

Note 5—Mortgages and Note Payable

        Mortgages and note payable consist of the following:

	June 30, 2004	December 31, 2003
	(UNAUDITED)
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.875%, paid March 5, 2004, secured by certain land and a building.	$—	$111,301
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.875%, paid March 5, 2004, secured by certain land and a building.	—	25,684
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.39%, maturing July 1, 2008, secured by certain land and a building.	1,797,743	1,982,989
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.39%, maturing July 1, 2008, secured by certain land and a building and guaranteed by NTS Corporation, an affiliate of ours, and J.D. Nichols.	372,590	410,982
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 8.45%, maturing November 1, 2015, secured by certain land and a building.	3,186,193	3,267,522
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 6.90%, maturing November 1, 2008, secured by certain land and a building.	9,090,667	9,271,886
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.12%, maturing August 1, 2008, secured by certain land and a building.	7,162,206	7,248,371
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.90%, maturing February 1, 2011, secured by certain land and a building.	3,358,902	3,546,735
Mortgage payable to a bank, payable in monthly installments, bearing interest at 8.125%, maturing June 22, 2008, secured by certain land and personally guaranteed by J.D. Nichols.	223,056	246,280
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 8.50%, maturing November 15, 2005, secured by certain land and a building.	559,656	741,686
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.96%, maturing August 5, 2009, secured by certain land and a building.	2,776,299	2,803,615
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 3.993%, maturing August 5, 2004, secured by certain land and a building.	1,048,906	1,065,676
Mortgage payable to an insurance company, payable in monthly installments, bearing interest at 7.90%, maturing August 1, 2005, secured by certain land and a building.	1,055,686	1,274,774
Mortgage payable to a bank, payable in monthly installments, bearing interest at a variable rate based on EURO one-month rate plus 2.15%, maturing October 4, 2004, secured by certain land and a building and guaranteed by NTS Corporation. The interest rate on June 30, 2004 was 3.29%.	1,662,000	1,683,000
Note payable to a bank, payable in monthly installments, bearing interest at a variable rate of Prime -0.75%, paid May 1, 2004, secured by certain land, a building and guaranteed by NTS Corporation.	—	35,000
Mortgage payable to a bank, payable in monthly installments, bearing interest at 9.00%, maturing August 1, 2010, secured by certain land and a building.	2,846,157	2,884,419

	$35,140,061	$36,599,920

        Our mortgages may be prepaid but are generally subject to prepayment penalties or a yield-maintenance premium.

        Based on the borrowing rates currently available to us for mortgages with similar terms and average maturities, the fair value of long-term debt on June 30, 2004 and December 31, 2003 was approximately $36,480,000 and $38,977,000, respectively.

Note 6—Notes Payable—Affiliate

        NTS Financial Partnership, an affiliate of ours, lends working capital to affiliated entities requiring funds until alternative sources of financing can be obtained. Additionally, NTS Financial Partnership may borrow from affiliated entities= surplus cash and subsequently loan such funds to affiliates requiring temporary financing. Loans to and from affiliates bear interest at the AFR and are treated as revolving credit arrangements without a stated maturity date. In June 2003 the notes payable were paid to the affiliates.

Note 7—Related Party Transactions

        NTS Development Company, an affiliate of ours, receives property management fees on a monthly basis. The fee is equal to 6% of the gross revenues from commercial and retail properties and $100 monthly for each commercial land lease. Also pursuant to an agreement, NTS Development Company receives a repair and maintenance fee equal to 5% of costs incurred which relate to capital improvements and major repair and renovation projects. These repair and maintenance fees are capitalized as part of land, buildings and amenities.

        We were charged the following amounts by NTS Development Company for the six months ended June 30, 2004 and 2003. These charges include items which have been expensed as operating expenses—affiliated and items which have been capitalized as other assets or as land, buildings and amenities.

	For the Six Months Ended June 30,
	2004	2003
	(UNAUDITED)	(UNAUDITED)
Property management fees	$276,470	$270,312

Property management	241,945	209,888
Leasing	49,568	73,336
Administrative—operating	86,087	52,650
Other	9,279	5,448

Total operating expenses—affiliated	386,879	341,322

Repairs and maintenance fees	9,168	57,575
Leasing commissions	17,467	18,743
Construction management	—	5,000

Total related party transactions capitalized	26,635	81,318

Total related party transactions	$689,984	$692,952

        During the six months ended June 30, 2004 and 2003, we were charged $16,904 and $11,386, respectively, for property maintenance fees from an affiliate of NTS Development Company, which are included in the operating expenses on our combined statements of operations.

        NTS Private Group would have reimbursed NTS Development Company for professional and administrative services provided by its employees of approximately $100,000 for each of the six months ended June 30, 2004 and 2003, respectively, had a management agreement for those services existed between the entities comprising NTS Private Group and NTS Development Company.

Note 8—Commitments and Contingencies

        We, as an owner of real estate, are subject to various environmental laws of federal, state and local governments. Our compliance with existing laws has not had a material adverse effect on our financial condition and results of operations. However, we cannot predict the impact of new or changed laws or regulations on our current properties or on properties that we may acquire in the future.

        We do not believe there is any litigation threatened against us other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by insurance, none of which is expected to have a material effect on our combined financial position or results of operations.

Note 9—Segment Reporting

        Our reportable operating segments include—retail and commercial real estate operations as well as land leases. The retail operations represent our ownership and operating results relative to Springs Station and Outlets Mall properties located in Louisville, Kentucky. The commercial operations represent our ownership and operating results relative to suburban commercial office space located in Louisville, Kentucky. The land operations represent our ownership and operating results relative to a ground lease located in Louisville, Kentucky.

        The financial information of the operating segments has been prepared using a management approach, which is consistent with the basis and manner in which our management internally disaggregates financial information for the purposes of assisting in making internal operating decisions. We evaluate performance based on stand-alone operating segment net income.

	For the Six Months Ended June 30, 2004
	Land	Retail	Commercial	Total
	(UNAUDITED)
Rental income	$26,768	$647,307	$3,655,711	$4,329,786
Tenant reimbursements	—	29,792	224,215	254,007

Total revenues	26,768	677,099	3,879,926	4,583,793
Operating expenses and operating expenses—affiliated	776	173,664	1,073,476	1,247,916
Management fees	600	40,049	235,821	276,470
Real estate taxes	796	14,958	190,628	206,382
Professional and administrative expenses	24,806	24,806	66,150	115,762
Depreciation and amortization	2,544	150,099	847,092	999,735

Total operating expenses	29,522	403,576	2,413,167	2,846,265
Operating income	(2,754)	273,523	1,466,759	1,737,528
Interest and other income	—	70	17,389	17,459
Interest expense	—	(208,211)	(1,129,438)	(1,337,649)
Loss on disposal of assets	—	—	(38,598)	(38,598)

Net income (loss)	$(2,754)	$65,382	$316,112	$378,740

	For the Six Months Ended June 30, 2003
	Land	Retail	Commercial	Total
	(UNAUDITED)
Rental income	$26,768	$632,262	$3,584,582	$4,243,612
Tenant reimbursements	—	41,689	225,772	267,461

Total revenues	26,768	673,951	3,810,354	4,511,073
Operating expenses and operating expenses—affiliated	1,585	45,549	995,842	1,042,976
Management fees	600	39,320	230,392	270,312
Real estate taxes	798	15,300	189,695	205,793
Professional and administrative expenses	—	—	—	—
Depreciation and amortization	2,544	143,411	805,599	951,554

Total operating expenses	5,527	243,580	2,221,528	2,470,635
Operating income	21,241	430,371	1,588,826	2,040,438
Interest and other income	—	350	10,753	11,103
Interest income—affiliated	3,741	11,613	38,881	54,235
Interest expense	—	(230,592)	(1,237,374)	(1,467,966)
Interest expense—affiliated	(238)	—	(69,331)	(69,569)
Loss on disposal of assets	—	—	(119,773)	(119,773)

Net income	$24,744	$211,742	$211,982	$448,468

	For the Three Months Ended June 30, 2004
	Land	Retail	Commercial	Total
	(UNAUDITED)
Rental income	$13,384	$323,871	$1,825,085	$2,162,340
Tenant reimbursements	—	13,469	102,128	115,597

Total revenues	13,384	337,340	1,927,213	2,277,937
Operating expenses and operating expenses—affiliated	22	27,416	564,565	592,003
Management fees	300	21,287	120,135	141,722
Real estate taxes	398	7,479	95,274	103,151
Professional and administrative expenses	17,340	17,340	46,238	80,918
Depreciation and amortization	1,272	75,050	401,046	477,368

Total operating expenses	19,332	148,572	1,227,258	1,395,162
Operating income	(5,948)	188,768	699,955	882,775
Interest and other income	—	40	13,882	13,922
Interest expense	—	(102,688)	(559,784)	(662,472)

Net income (loss)	$(5,948)	$86,120	$154,053	$234,225

	For the Three Months Ended June 30, 2003
	Land	Retail	Commercial	Total
	(UNAUDITED)
Rental income	$13,384	$324,102	$1,769,172	$2,106,658
Tenant reimbursements	—	32,356	102,141	134,497

Total revenues	13,384	356,458	1,871,313	2,241,155
Operating expenses and operating expenses—affiliated	845	25,823	510,318	536,986
Management fees	300	19,712	114,416	134,428
Real estate taxes	399	7,650	94,847	102,896
Professional and administrative expenses	—	—	—	—
Depreciation and amortization	1,272	75,043	417,793	494,108

Total operating expenses	2,816	128,228	1,137,374	1,268,418
Operating income	10,568	228,230	733,939	972,737
Interest and other income	—	60	6,090	6,150
Interest income—affiliated	331	4,675	12,002	17,008
Interest expense	—	(114,815)	(612,930)	(727,745)
Interest expense—affiliated	(238)	—	(28,133)	(28,371)
Loss on disposal of assets	—	—	(95,483)	(95,483)

Net income	$10,661	$118,150	$15,485	$144,296

ORIG, LLC
BALANCE SHEETS
AS OF JUNE 30, 2004 AND 2003

	2004	2003
	(UNAUDITED)	(UNAUDITED)
ASSETS
Cash and equivalents	$42,709	$46,382
Investments in unconsolidated affiliates	15,081,181	15,621,895
Other assets	5,000	1,326

TOTAL ASSETS	$15,128,890	$15,669,603

LIABILITIES AND MEMBERS' EQUITY
Notes payable	$13,430,908	$13,003,383
Accrued expenses	212,695	79,483

TOTAL LIABILITIES	13,643,603	13,082,866
COMMITMENTS AND CONTINGENCIES (Note 5)
MEMBERS' EQUITY	1,485,287	2,586,737

TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,128,890	$15,669,603

The accompanying notes are an integral part of these balance sheets.

ORIG, LLC

NOTES TO BALANCE SHEETS

AS OF JUNE 30, 2004 AND 2003

Note 1—Organization

        ORIG, LLC ("ORIG") is a limited liability company organized under the laws of the state of Kentucky in 1999. We are in the business of investing in entities that own commercial and residential real estate property. Our three members are J.D. Nichols, Barbara Nichols and Brian F. Lavin.

Note 2—Significant Accounting Policies

A) Consolidation Policy and Investment Accounting

        The balance sheets include our investments in unconsolidated affiliates accounted for mainly using the equity method. Intercompany transactions and balances have been eliminated. The terms "we," "us" or "our," as the context requires, may refer to ORIG or its interests in its investments. Our equity investments are recorded at the lesser of carrying value or fair market value.

B) Investments in Unconsolidated Affiliates

        Our investments at June 30, 2004 were:

  •
  NTS-Properties III—a real estate limited partnership, 4,602 Interests, representing 36.60%.

  •
  NTS-Properties IV—a real estate limited partnership, 10,377 Interests, representing 43.03%.

  •
  NTS-Properties V—a real estate limited partnership, 11,934 Interests, representing 39.09%.

  •
  NTS-Properties VI—a real estate limited partnership, 18,293 Interests, representing 47.03%.

  •
  NTS-Properties VII—a real estate limited partnership, 218,772 Interests, representing 39.62%.

  •
  Blankenbaker Business Center Joint Venture—a real estate joint venture interest, representing a 39.05% ownership interest.

  •
  Lakeshore/University II Joint Venture—a real estate joint venture interest, representing a 7.69% ownership interest.

        In addition, we have an 8.47% investment in the NTS Mortgage Income Fund, a Delaware Corporation. This investment is accounted for using the cost method.

        Presented below are approximate condensed balance sheets for our unconsolidated affiliated real estate limited partnership investments as of June 30, 2004 and 2003.

	2004	2003
CONDENSED BALANCE SHEETS
Cash and accounts receivable	$4,440,000	$4,261,000
Land, buildings and amenities, net	83,667,000	87,757,000
Other assets	1,806,000	2,522,000

TOTAL ASSETS	$89,913,000	$94,540,000

Mortgage and notes payable	$57,510,000	$60,646,000
Other liabilities	6,282,000	4,968,000
Equity	26,121,000	28,926,000

TOTAL LIABILITIES AND EQUITY	$89,913,000	$94,540,000

        For the six months ended June 30, 2004 and 2003, the unconsolidated Joint Ventures had total rental revenues of approximately $12,069,000 and $12,564,000, respectively, and net losses of ($1,586,000) and ($1,137,000), respectively.

C) Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D) Income Taxes

        We have elected to be treated as a partnership under the Internal Revenue Code for both federal and state purposes. Our taxable income or loss is included in the tax returns of the individual Members. Accordingly, we make no provision for income taxes.

Note 3—Concentration of Credit Risk

        We own investments in entities that own and operate, either wholly or through joint ventures, residential and commercial properties in Kentucky (Louisville and Lexington), Georgia (Atlanta), Indiana (Indianapolis), Virginia (Spotsylvania), and Florida (Ft. Lauderdale and Orlando). Substantially all of the commercial properties' tenants are local businesses or are businesses which have operations in the Louisville area.

        Our financial instruments that are exposed to concentrations of credit risk consist of cash and equivalents. We maintain our cash accounts primarily with banks located in Kentucky. The total cash balances are insured by the FDIC up to $100,000 per bank account. We may at times, in certain accounts, have deposits in excess of $100,000.

Note 4—Notes Payable

        Notes payable as of June 30, 2004 and 2003 consist of the following:

	2004	2003
Note payable to a bank, bearing interest at Prime +0.25%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on June 30, 2004 was 4.25%.	$2,000,000	$2,000,000
Note payable to a bank, bearing interest at Prime +0.50%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on June 30, 2004 was 4.50%.	2,000,000	2,000,000
Note payable to a bank, bearing interest at Prime +1.00%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on June 30, 2004 was 5.00%.	2,000,000	2,000,000
Note payable to a bank, bearing interest at Prime +1.25%, due August 31, 2005, personally guaranteed by J.D. Nichols and Brian F. Lavin. The current rate on June 30, 2004 was 5.25%.	7,430,908	7,003,383

	$13,430,908	$13,003,383

        The notes payable require monthly interest payments and are secured by the interests owned in our unconsolidated real estate limited partnership affiliates and certain interests in NTS/Mall Limited Partnership and NTS/BBC1.

        Scheduled maturities of debt are as follows:

Amount
2004	$—
2005	13,430,908
2006	—
2007	—
2008	—
Thereafter	—

$13,430,908

        Based on the borrowing rates currently available to us for notes with similar terms and average maturities, the fair value of long-term debt on June 30, 2004 and 2003 was approximately $13,431,000 and $13,003,000, respectively.

Note 5—Commitments and Contingencies

        We, as an owner of real estate, are subject to various environmental laws of federal, state and local governments. Our compliance with existing laws has not had a material adverse effect on our financial condition and results of operations. However, we cannot predict the impact of new or changed laws or regulations on our current properties or on properties that we may acquire in the future.

        We are contingently liable for joint venture debt, which is recorded as a liability of the joint venture and secured by the respective joint venture property. As of June 30, 2004, we have guaranteed or are otherwise contingently liable for approximately $9,239,000 of joint venture mortgages and other indebtedness in the event the joint venture defaults under the terms of such mortgages. The mortgages guaranteed are secured by the property of the joint venture which could be sold in order to satisfy the outstanding obligations.

Litigation

        On December 12, 2001, three individuals filed an action in the Superior Court of the State of California for the County of Contra Costa (the "Superior Court") originally captioned Buchanan, et al. v. NTS-Properties Associates, et al. (Case No. C 01-05090) against us, the general partners (the "General Partners") of NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI and NTS-Properties VII, Ltd. (the "Partnerships"), as well as several individuals and entities affiliated with us. The action purports to bring claims on behalf of a class of limited partners. These claims are based on, among other things, tender offers made by the Partnerships and us, as well as the operation of the Partnerships by the General Partners. The plaintiffs allege, among other things, that the prices at which limited partnership interests were purchased in these tender offers were too low. The plaintiffs are seeking monetary damages and equitable relief, including an order directing the disposition of the properties owned by the Partnerships and the distribution of the proceeds. No amounts have been accrued as a liability for this action in our financial statements.

        On February 27, 2003, two individuals filed a class and derivative action in the Circuit Court of Jefferson County, Kentucky captioned Bohm, et al. v. J.D. Nichols, et al. (Case No. 03-CI-01740) against us, certain of the General Partners and several individuals and entities affiliated with us. The complaint was amended to include the general partner of NTS-Properties III and the general partner of NTS-Properties Plus Ltd., which is no longer in existence. In the amended complaint, the plaintiffs purport to bring claims on behalf of a class of limited partners and derivatively on behalf of us and the Partnerships based on alleged overpayment of fees, prohibited investments, improper failures to make distributions, purchases of limited partnerships interests at insufficient prices and other violations of the limited partnership agreements. The plaintiffs are seeking, among other things, compensatory and punitive damages in an unspecified amount, an accounting, the appointment of a receiver or liquidating trustee, the entry of an order of dissolution against the Partnerships, a declaratory judgment and injunctive relief. No amounts have been accrued as a liability for this action in our financial statements. We believe that this action is without merit and are vigorously defending it.

        On June 20, 2003, the General Partners reached an agreement in principle with the representatives of the class of plaintiffs to settle the Buchanan litigation. This agreed upon settlement includes releases for all of the parties for all of the claims asserted in the Buchanan litigation and the Bohm litigation. As part of the agreed upon settlement, the General Partners agreed to pursue a merger of the Partnerships and other real estate entities affiliated with the General Partners into a newly-formed entity named NTS Realty Holdings Limited Partnership ("NTS Realty").

        On December 5, 2003, the General Partners, certain of their affiliates and the class of plaintiffs in the Buchanan litigation jointly filed a Stipulation and Agreement of Settlement (the "Settlement Agreement") with the Superior Court. The Settlement Agreement sets forth in writing the terms of the agreed upon settlement the parties reached on June 20, 2003. On February 26, 2004, the Superior Court preliminarily approved the Settlement Agreement as within the range of reasonableness and that it is fair, just and adequate to the class of plaintiffs. The Superior Court scheduled a hearing to finally determine whether the Settlement Agreement is in the best interests of the class of plaintiffs and whether the Buchanan litigation should be dismissed with prejudice.

        On March 2, 2004, we, along with all defendants, filed a Motion to Dismiss the Bohm litigation. The Motion is currently pending before the court.

        On May 6, 2004, the Superior Court granted its final approval of the Settlement Agreement. At the final hearing, any member of the class of plaintiffs was given the opportunity to object to the final approval of the Settlement Agreement, the entry of a final judgment dismissing with prejudice the Buchanan litigation, or an application of an award for attorneys' fees and expenses to plaintiffs' counsel. The Superior Court's order provides, among other things, that: (1) the Settlement Agreement, and all transactions contemplated thereby, including the proposed merger of the Partnerships into NTS Realty, are fair, reasonable and adequate, and in the best interests of the class of plaintiffs; (2) the plaintiffs' complaint and each and every cause of action and claim set forth therein is dismissed with prejudice; (3) each class member is barred from (a) transferring, selling or otherwise disposing of (other than by operation of law) their interests until the earlier of the closing date of the merger, the termination of the settlement or June 30, 2004; and (4) each class member who requested to be excluded from the settlement released their claims in the Bohm litigation.

        In light of the settlement of the Buchanan litigation, the Jefferson Circuit Court instructed the plaintiffs in the Bohm litigation to amend their pleading to consider the settlement of the class claims and derivative claims, as well as the release given to the defendants. Certain former plaintiffs in the Bohm litigation filed a Second Amended Complaint on July 23, 2004. On August 9, 2004, those plaintiffs filed a corrected Second Amended Complaint. In response, on September 16, 2004, the defendants filed a motion to strike the corrected Second Amended Complaint. A hearing on this motion is scheduled for November 15, 2004.

        We do not believe there is any other litigation threatened against us other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by insurance, none of which is expected to have a material effect on our financial position or results of operations, except as discussed herein.

Proposed Merger

        As part of the Settlement Agreement, the General Partners have agreed to pursue a merger of the partnerships and several other affiliated real estate entities into a newly formed limited partnership known as NTS Realty. The merger is subject to, among other things, approval by a majority of the limited partner interests in each partnership. We may not seek the approval of the limited partners until a filing made by NTS Realty with the Securities and Exchange Commission is declared effective.

        On February 4, 2004, NTS Realty filed a joint consent solicitation statement/prospectus on Form S-4 with the Securities and Exchange Commission. The solicitation statement/prospectus presents the merger of NTS-Properties III; NTS-Properties IV; NTS-Properties V; NTS-Properties VI; and NTS-Properties VII, Ltd. with NTS Realty. Concurrent with the merger, we will contribute substantially all our real estate assets and all of our liabilities to NTS Realty.

        On June 24, 2004 and August 13, 2004, NTS Realty filed first and second amendments, respectively, to Form S-4 with the Securities and Exchange Commission. Both amendments are in response to comments made by the Securities and Exchange Commission.

Appendix A

[HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]

February 2, 2004

The General Partners listed on Schedule 1 (the "General Partners")
NTS Corporation (the "Company")
Attention: J.D. Nichols
10172 Linn Station Road
Louisville, KY 40223

Dear Mr. Nichols:

        We understand that the entities listed on Schedule 1 consisting of public partnerships (the "Public Partnerships") and ORIG, LLC, a Kentucky limited liability company ("ORIG"), collectively known as the "Partnerships", are entering into a transaction whereby the Partnerships would merge (the "Merger") with and into a newly-formed entity, NTS Realty Holdings Limited Partnership ("NTS Realty"). In connection with the Merger, the holders of interests in each of the Partnerships, or the Partnerships themselves, would receive interests in NTS Realty (the "Units"). We further understand that the Units will be issued to each Partnership based on each Partnerships' net asset value (subject to balance sheet adjustments and then allocated among each Partnerships' general partner and limited partners in accordance with the liquidation provisions contained in the respective partnership agreement). NTS Realty will also enter into a management agreement with NTS Development Company ("NTS Development"), an affiliate of the General Partner, in exchange for providing management and operational services to NTS Realty. The merger of the Partnerships, the issuance of the Units to the current holders of the units of the Partnerships, the allocation of Units between the general and limited partners of the Public Partnerships, and NTS Realty's consummation of a management agreement with affiliates of the General Partners of the Partnerships, and other related transactions disclosed to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") are collectively referred to herein as the "Transaction."

        You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the General Partners' underlying business decision to effect the Transaction. Houlihan did not negotiate the merger or advise the partnerships, their respective general partners, or limited partners with respect to possible alternatives to the merger. We have not been requested by any of the Partnerships or any other person to, solicit third party indications of interest in acquiring all or any part of the Partnerships, their properties or other assets or the limited partnerships' interests or to make any recommendations as to the form or amount of consideration in connection with the Transaction. Further at your request, we have not negotiated the Transaction or advised the Partnerships, their respective general partners or limited partners with respect to alternatives to it.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  held discussions with the senior management of the Company and the general partners of the Partnerships to discuss the Merger, the Partnerships, the operations, financial condition, future prospects and performance of the assets held by the Partnerships;

  2.
  held discussions with CB Richard Ellis, Inc. to discuss the properties held by the Partnerships;

  3.
  held discussions with the general partners and others involved in providing input to the Allocation Spreadsheet referenced below regarding the allocation of proceeds between the general and limited partners of each of the Public Partnerships;

  4.
  visited the business offices of the Company and certain properties held by the Partnerships;

  5.
  reviewed the Public Partnerships' annual reports to shareholders and on Form 10-K for the three fiscal years ended December 31, 2002 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2003; which the General Partners have identified as being the most current financial statements available;

  6.
  reviewed internally prepared financial statements for the properties held by the Partnerships for the three fiscal years ended December 31, 2002 and interim financial statements for the six month period ended June 30, 2003;

  7.
  reviewed financial statements related to the mortgage of the properties held by the Partnerships dated September 30, 2003;

  8.
  reviewed forecasts and projections prepared by CB Richard Ellis with respect to the properties held by the Partnerships for the years ending 2004 through 2013;

  9.
  reviewed the draft Limited Appraisal Summary Report of NTS Real Estate Portfolio prepared by CB Richard Ellis, Inc., as of June 1, 2003;

  10.
  reviewed a copy of the draft NTS Realty Holdings Limited Partnership Form S-4, including supplements, dated January 30, 2004;

  11.
  reviewed the draft Management Agreement by and between NTS Realty Holdings Limited Partnership and NTS Development Company;

  12.
  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties III, LTD, executed on September 23, 1982;

  13.
  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties IV, executed on July 29, 1983;

  14.
  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties V, executed on April 30, 1984;

  15.
  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties VI, executed in 1985;

  16.
  reviewed the Amended and Restated Agreement of Limited Partnership of NTS-Properties VII, LTD, executed on February 11, 1988;

  17.
  reviewed the Amended and Restated Partnership Agreements of the Private Entities;

  18.
  reviewed the Schedule of Net Other Assets and Liabilities for the Public Partnerships, as of September 30, 2003;

  19.
  reviewed a copy of the Allocation Spreadsheet for the Public Partnerships dated January 16, 2004;

  20.
  reviewed certain other publicly available financial data for certain properties that we deem comparable to the properties held by the Partnerships; and

  21.
  conducted other such analyses, studies and investigations as we deemed appropriate under the circumstances for rendering the opinion expressed herein.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the properties held by the Partnerships, and that there has been no material change in the assets, financial condition, business or prospects of the properties or the Partnerships since the date of the most recent financial statements made available to us.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the properties or Partnerships and do not assume any responsibility with respect to

2

it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnerships. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

        Based upon the foregoing, and in reliance thereon, it is our opinion that: (i) the allocation of Units among the Public Partnerships and ORIG, (ii) the allocation of Units between the general partner and the limited partners of each Public Partnership, and (iii) the new management agreement with NTS Development Company is fair to the limited partners of each Public Partnership from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
 28458/13862

3

Schedule I

The Public Partnership ("Public Partnerships")

NTS Properties—III
NTS Properties—IV, Ltd.
NTS Properties—V, a Maryland limited partnership
NTS Properties—VI, a Maryland limited partnership
NTS Properties—VII, Ltd.

ORIG, LLC (post private entity restructuring)

NTS/Fort Lauderdale, Ltd.
NTS Bluegrass Development Partnership
NTS/Atrium Center
NTS/Breckinridge, Ltd.
NTS/Pickford, Ltd.
NTS/Willow Lake Partners Limited Partnership
NTS/Springs Office, Ltd.
NTS/Mall Limited Partnership
NTS/Springs Medial Office Center, Ltd.
NTS Whetstone Limited Partnership
NTS/BBC I
NTS/BBX Office, LLC
NTS Bluegrass Commonwealth Park

4

Appendix B

         AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

NTS-PROPERTIES III

NTS-PROPERTIES IV

NTS-PROPERTIES V, A MARYLAND LIMITED PARTNERSHIP

NTS-PROPERTIES VI, A MARYLAND LIMITED PARTNERSHIP

AND

NTS-PROPERTIES VII, LTD.

DATED: FEBRUARY 3, 2004

i

ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER dated as of February 3, 2004 (this "Agreement"), among NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty"), NTS-Properties III, a Georgia limited partnership ("NTS III"), NTS-Properties IV, a Kentucky limited partnership ("NTS IV"), NTS-Properties V, a Maryland Limited Partnership ("NTS V"), NTS-Properties VI, a Maryland Limited Partnership ("NTS VI"), and NTS-Properties VII, Ltd., a Florida limited partnership ("NTS VII" and, together with NTS III, NTS IV, NTS V and NTS VI, collectively, the "Partnerships" and each a "Partnership"). NTS Realty and the Partnerships are also sometimes referred to herein collectively as the "Parties" and, individually, as a "Party." Capitalized terms used herein and not otherwise defined in the text of this Agreement shall have the meaning assigned to them in Article XI of this Agreement.

R E C I T A L S

        A. The general partners of certain of the Parties and ORIG, LLC, a Kentucky limited liability company ("ORIG"), among others, are involved in a class action lawsuit captioned Buchanan et al v. NTS Properties Associates, et al, Case No. C01-05096 (the "Class Action Litigation").

        B. In connection with the settlement of the Class Action Litigation, the Parties desire to consummate a merger pursuant to the terms of this Agreement whereby the Partnerships will merge with and into NTS Realty, and NTS Realty will be the surviving limited partnership (the "Merger").

        C. Pursuant to the Merger, the general partners and the limited partners of the Partnerships will receive limited partnership units of NTS Realty (the "NTS Realty Units") based upon an exchange value for each Partnership as determined herein.

        D. NTS Realty and ORIG are entering into that certain Contribution Agreement dated as of even date herewith (the "Contribution Agreement") pursuant to which ORIG will be contributing substantially all of its real estate assets and all of its liabilities to NTS Realty in consideration for NTS Realty Units, based upon an exchange value determined in the same fashion and manner establishing the exchange value for each Partnership.

        E. The general partners of the Partnerships and NTS Realty have approved and declared advisable and in the best interest of each Party's limited partners, the Merger and the other transactions contemplated by Agreement.

        F. For U.S. federal income tax purposes, it is intended that the Merger will qualify as a contribution of assets and liabilities under Section 721 of the Code, followed by a liquidation of the Partnerships.

        NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the GRULPA, MRULPA, KRULPA, FRULPA, and the DRULPA, at the Effective Time, each of the Partnerships shall be simultaneously merged with and into NTS Realty. The separate existence of each of the Partnerships shall thereupon cease and NTS Realty shall continue as the surviving limited partnership (the "Surviving Limited Partnership") under DRULPA. As a result of the Merger, all of the respective outstanding Partnership Interests of the Partnerships shall be converted in the manner provided in Section 1.4 of this Agreement.

        Section 1.2    The Effective Time of the Merger.    On the Closing Date, each Partnership shall execute and file with its respective Secretary of State articles or a certificate of merger, appropriately completed in accordance with the GRULPA, MRULPA, KRULPA, FRULPA, or DRULPA, as the case may be. The Merger shall become effective (the "Effective Time") upon the filing with the respective Secretaries of State of each Partnership, in accordance with Section 14-9-206 of the GRULPA, Section 10-208 of the MRULPA, Section 362.541 of the KRULPA, Section 620.203 of the FRULPA, and Section 15-902 of the DRULPA.

        Section 1.3    Effects of Merger.    At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the GRULPA, MRULPA, KRULPA, FRULPA, and the DRULPA. In addition:

          (a)    Certificate of Limited Partnership.    At the Effective Time, the Certificate of Limited Partnership, as amended, of NTS Realty as in effect at the Effective Time shall be the Certificate of Limited Partnership of the Surviving Limited Partnership and thereafter may be amended in accordance with its terms and as provided by law.

          (b)    Agreement of Limited Partnership.    The Agreement of Limited Partnership of NTS Realty as in effect at the Effective Time shall be and constitute the partnership agreement of the Surviving Limited Partnership.

          (c)    General Partners of NTS Realty.    The general partners of NTS Realty immediately prior to the Effective Date shall continue to act as the general partners of NTS Realty at and after the Effective Date until the date of their resignation or removal in accordance with NTS Realty's Agreement of Limited Partnership.

        Section 1.4    Effects on Partnership Interests.    At the Effective Time, by virtue of the Merger and without any action on the part of the Parties hereto:

          (a)   The Partnership Interests of each Partnership, issued and outstanding immediately prior to the Effective Time, shall, as a separate group for each Partnership, be converted into and become exchangeable for that aggregate number of NTS Realty Units equal to the quotient of the Net Asset Value (defined below) of such Partnership divided by $10.00 (for each Partnership, the "Partnership Exchange Amount"). The Partnership Exchange Amount for each Partnership shall be distributed among such Partnership's limited partners and general partners in accordance with the liquidation provisions set forth in such Partnership's limited partnership agreement. Each holder of Partnership Interests shall receive in exchange for such holder's Partnership Interests that number of NTS Realty Units as such holder is entitled to as a result of allocating the Partnership Exchange Amount for a Partnership as provided above. To avoid issuing fractional NTS Realty Units, each general partner of a Partnership, in determining the number of NTS Realty Units a holder of its Partnership Interests is entitled to receive in exchange therefor, shall round any fractional amount up to the next whole number if the fractional amount is .5 or greater, and down to the next whole number if the fraction amount is less than .5, and make such other minor mathematical adjustment as is necessary to distribute the Partnership Exchange Amount in whole NTS Realty Units to its holders.

          (b)   At the Effective Time, the Partnership Interests of each Partnership shall no longer be deemed outstanding, shall be canceled and retired and shall cease to exist. Any certificate or certificates formerly representing any of such Partnership Interests held by the holders shall thereafter represent only the right to receive the merger consideration in respect of the Partnership Interests as provided in Section 1.4(a) above.

          (c)   After the Effective Time, there shall be no further transfers on the transfer books of any Partnership of Partnership Interests that were outstanding immediately prior to the Effective Time.

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        Section 1.5    Determination of Partnership Exchange Amount.

            (a)    Delivery of Real Estate Appraisals.    Each Partnership shall obtain, in a form reasonably satisfactory to NTS Realty, no later than ten (10) Business Days prior to the initial filing of a Joint Consent/Prospectus, an appraisal of its real estate assets prepared by CB Richard Ellis, Inc. (each, a "Real Estate Appraisal").

            (b)    Determination of Net Asset Value.    No more than ten (10) days after the date that each general partner of each Partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from the limited partners of the Partnerships to approve the merger, the general partner of each Partnership shall calculate its Net Asset Value and Partnership Exchange Amount, and deliver to each other Party a certificate setting forth such calculations. The determination of the general partner of its Net Asset Value and Partnership Exchange Amount shall be final, binding and conclusive, and not subject to review by or on behalf of any limited partner of such Partnership or any Party hereto, absent manifest error; provided, however, NTS Realty shall have the right to review and within ten (10) days of receipt of such certificate, object to the calculations set forth on the certificate. If NTS Realty objects to such calculations prior to the expiration of the ten (10) day period, NTS Realty and such general partner shall promptly meet and resolve any objections by NTS Realty. For purposes of this Agreement, "Net Asset Value" means, with respect to each Partnership, the difference between (A) the sum of (1) the appraised fair market values of the real estate assets of such Partnership, as set forth in a Real Estate Appraisal and (2) the net book value of all non-real estate assets of such Partnership as of the last day of the most recently ended calendar quarter preceding the Closing Date (excluding prepaid leasing commissions and stepped rents which are deemed to have no fair market value); less (B) the sum of (1) the amount of such Partnership's liabilities and (2) and the amount of the Partnership's expenses as determined pursuant to Section 10.2 of this Agreement. The non-real estate assets shall include the amount of any payment to be made by NTS Development Company as part of a class action settlement, and the amount of the Partnership's liabilities shall include any costs associated with the transactions contemplated by this Agreement, including any monies paid to lenders to obtain their consent to the assumption of any Assumed Liabilities. The general partner of each Partnership shall determine its liabilities by obtaining payoff letters within thirty (30) days of the Closing Date.

            (c)    Determination of NTS Realty Units to Partners.    The aggregate total number of NTS Realty Units to which the holders of Partnership Interests of a Partnership are entitled as a result of the Merger shall equal the Partnership Exchange Amount of the Partnership. At least two (2) Business Days prior to the Closing Date, the general partner of each Partnership shall calculate the number of NTS Realty Units to which each holder of Partnership Interests is entitled as a result of the Merger, and to deliver to each other Party a certificate (each, a "Merger Certificate") setting forth the such calculations. The determinations of a general partner of the number of NTS Realty Units to be received by the holders of Partnership Interests in its Partnership in exchange for their Partnership Interests shall be final, binding and conclusive, and not subject to review by or on behalf of any limited partner or any Party hereto, absent manifest error.

        Section 1.6    Closing.    The closing of the Merger (the "Closing") shall take place either: (i) at the offices of Shefsky & Froelich Ltd., 444 N. Michigan Avenue, Suite 2500, Chicago, Illinois 60611, at 10:00 A.M., local time, on the fifth (5th) Business Day after the satisfaction or waiver, if permissible, of all the conditions set forth herein, or (ii) at such other time, date and place as the Parties may mutually agree upon in writing (the "Closing Date").

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        Section 1.7    Further Actions.    At and after the Effective Time, the Surviving Limited Partnership shall take all action as shall be required in connection with the Merger, including the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to effectuate the Merger and the other transactions contemplated hereby.

ARTICLE II
EXCHANGE OF CERTIFICATES

        Section 2.1    Exchange Procedure.    As soon as practicable after the Effective Time, NTS Realty shall send a notice and transmittal form to each holder of record of Partnership Interests for each Partnership (a "Holder") immediately prior to the Effective Time advising such holder of the effectiveness of the Merger and the procedure for exchanging such Holder's interest in a Partnership for NTS Realty Units pursuant to the Merger. Upon the submission of a Holder's letter of transmittal duly completed and properly executed in accordance with instructions thereto, and such other documents as may be required pursuant to such instructions, NTS Realty shall promptly issue and deliver to the Holder, without interest thereon and subject to any required withholding of taxes, the NTS Realty Units to which such Holder is entitled as set forth in the Merger Certificate for such Partnership. Until so exchanged, the Partnership Interests shall represent solely the right to receive the merger consideration pursuant to this Section 2.1, subject to any required withholding of taxes. If NTS Realty is requested by a Holder to issue and deliver NTS Realty Units in exchange for Holder's Partnership Interests to any person other than Holder, such Holder shall pay to NTS Realty any transfer or other taxes required by reason of such transfer or shall establish to the satisfaction of NTS Realty that such tax has been paid or is not applicable.

        No distributions with respect to Partnership Interests with a record date prior to the Effective Time shall be paid to the Holders until the exchange of such Partnership Interests occurs in accordance with this Section 2.1. Subject to the effect of applicable Laws, following the exchange of the Partnership Interests for the merger consideration as provided herein, NTS Realty shall pay to the Holder, without interest: (i) at the time of such exchange, the amount of any distributions due with respect to the Partnership Interests, if any, (ii) the amount of distributions due with respect to the NTS Realty Units, if any, declared after the Effective Time and paid prior to the time such Holder exchanges the Partnership Interests for the merger consideration and (iii) on the appropriate payment date, the amount of distributions, if any, declared after the Effective Time but prior to such exchange and with a scheduled payment date that is subsequent to such surrender payable with respect to such NTS Realty Units.

        All NTS Realty Units issued upon the exchange of any Partnership Interests in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Partnership Interests, and there shall be no further registration of transfers on the records of a Partnership or the Surviving Limited Partnership of any Partnership Interests and the ledgers of the Partnerships will be closed. If, after the Effective Time, the Partnership Interests are presented to the Surviving Partnership for any reason, they shall be canceled and exchanged as provided in this Agreement.

        Section 2.2    NTS Dissenting Holder.

          (a)   Notwithstanding anything herein to the contrary, any Partnership Interest owned by an NTS Dissenting Holder shall not be converted into the right to receive the merger consideration hereunder, but such NTS Dissenting Holder shall be entitled only to such payments as are provided for by the MRULPA, which shall be paid by NTS Realty.

          (b)   Notwithstanding the provisions of Section 2.3(a), if any NTS Dissenting Holder shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's right to receive the payment provided for by the MRULPA for such holder's Partnership Interests, then, as of the

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  Effective Time, such NTS Dissenting Holder's Partnership Interests automatically shall be converted into the right to receive only the consideration as is provided for in Section 10-208 of the MRULPA, which shall be paid by NTS Realty without interest thereon.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

        For the purposes of inducing NTS Realty to enter into this Agreement and to consummate the Merger, each Partnership, with respect to itself only, severally represents and warrants to NTS Realty as follows:

        Section 3.1    Organization and Qualification.    Partnership is a limited partnership that is duly organized, validly existing and in good standing under the laws of the state of its formation. Partnership is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures to so qualify, is not reasonably expected to have a Material Adverse Effect.

        Section 3.2    Authority; Enforceability.    Partnership has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by the holders of at least a majority of the Partnership Interests entitled to vote (the "Partnership Requisite Vote") to consummate the Merger. This Agreement has been duly executed and delivered by Partnership and, assuming the Agreement constitutes the valid and binding obligation of NTS Realty and the other Partnerships a party hereto, is a valid and binding agreement of Partnership enforceable against the Partnership in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations.

        Section 3.3    No Breach, Consents.    Except for the consent of the lenders to the Partnerships as set forth on Schedule 3.3 (the "Lender Consents") and assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by the Partnership does not, and the consummation by Partnership of the transactions contemplated hereby will not: (i) violate or conflict with or result in any breach of any provision of Partnership's partnership agreement or charter; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, other than a Lien arising from or through NTS Realty, upon any of the assets under, any Contract to which Partnership is a party or by which its assets or properties may be bound or affected or (iii) violate any Law applicable to the Partnership, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on Partnership's ability to perform its obligations under this Agreement or to consummate the Merger. Except for the applicable requirements of the HSR Act, the Merger Filing and obtaining the Partnership Requisite Vote (including applicable federal securities laws), no Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by Partnership pursuant hereto or the consummation by Partnership of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on Partnership's ability to perform its obligations under this Agreement or to consummate the Merger.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NTS REALTY

        For the purposes of inducing each of the Partnerships to enter into this Agreement and to consummate the Merger, NTS Realty represents and warrants to the Partnerships as follows:

        Section 4.1    Organization and Qualification.    NTS Realty is a limited partnership that is duly organized, validly existing and in good standing under the laws of the State of Delaware. NTS Realty is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect.

        Section 4.2    Authority; Enforceability.    NTS Realty has all requisite power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by NTS Realty and, assuming the Agreement constitutes the valid and binding obligation of the Partnerships, is a valid and binding agreement of NTS Realty enforceable against NTS Realty in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations.

        Section 4.3    No Breach, Consents.    Assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by NTS Realty does not, and the consummation by NTS Realty of the transactions contemplated hereby will not: (i) violate or conflict with or result in any breach of any provision of NTS Realty's limited partnership agreement or Certificate of Limited Partnership; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Contract to which NTS Realty is a party or by which its assets or properties may be bound or affected or (iii) violate any Law applicable to NTS Realty, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on NTS Realty's ability to perform its obligations under this Agreement or to consummate the Merger. Except for the applicable requirements of the HSR Act and the Merger Filing (including applicable federal securities laws), no Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by NTS Realty pursuant hereto or the consummation by NTS Realty of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on NTS Realty's ability to perform its obligations under this Agreement or to consummate the Merger.

        Section 4.4    Merger Consideration.    The certificates for the NTS Realty Units to be delivered to the Holders will be in proper form, and when delivered to the Holders, in exchange for their Partnership Interests, the NTS Realty Units represented thereby will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of all encumbrances. At the Effective Time, the NTS Realty Units to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized for listing on the American Stock Exchange.

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ARTICLE V
CONDUCT OF BUSINESS PENDING THE CLOSING

        Section 5.1    Operation of Business.    Each Party shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (i) preserve intact its present business, organization and goodwill; (ii) maintain all its permits; and (iii) preserve its relationships with lenders, lessors, Governmental Bodies and others having business or regulatory dealings with it. Except as contemplated hereby, each Party shall not agree to acquire, without the prior written consent of the other, by any manner any business or business organization or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to such Party, other than high-quality, short-term investments made in the ordinary course of business. Each Party shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business and consistent with past practice, and except as required by Law. Each Party shall notify the other promptly of any event or occurrence not in the ordinary course of business or that may have a Material Adverse Effect on its financial condition. Each Party shall take such commercially reasonable action as may be necessary to maintain, preserve, renew and keep in full force and effect its existence.

        Section 5.2    Implementing Agreement.    Each Party shall cooperate with the other Parties and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable. Without limiting the generality of the foregoing, each Partnership shall take all commercially reasonable action necessary to convene and hold a meeting of its limited partners, as soon as reasonably practicable following the execution of this Agreement.

        Section 5.3    Access to Information.    Subject to applicable Law, each Party shall provide to the other Parties and their respective accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Effective Time to their properties, books, records, contracts and commitments.

        Section 5.4    Governmental Filings.    Each Party shall make, as promptly as practicable, any required governmental filings required of them, including filings pursuant to the HSR Act or applicable securities law, obtaining any required Government Approvals and complying with any applicable governmental waiting periods or notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement. Each Party shall advise the other Parties of such filings prior to their submission to the applicable Governmental Body.

        Section 5.5    Antitrust Notification.    Each of the Parties will as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file or cause to be filed with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of the Parties will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Parties will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Parties will use its reasonable best efforts to obtain any clearance required under the HSR Act for the Merger.

        Section 5.6    Preparation of S-4 Registration Statement and Joint Consent/Prospectus.    NTS Realty and the Partnerships shall promptly prepare and file with the SEC the Joint Consent/Prospectus. NTS

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Realty shall prepare and file with the SEC, as promptly as practicable, the S-4 Registration Statement containing the Joint Consent/Prospectus. NTS Realty and the Partnerships shall use their respective best efforts to have the S-4 Registration Statement declared effective by the SEC as promptly as practicable and shall take any other action required to be taken under federal or state securities laws in connection therewith. The Partnerships shall use their respective best efforts to cause the Joint Consent/Prospectus to be mailed to the record and beneficial owners of Partnership Interests at the earliest practicable date. NTS Realty agrees that: (1) if at any time prior to the Effective Time any event with respect to NTS Realty shall occur that is required to be described in an amendment of, or a supplement to, the Joint Consent/Prospectus or the S-4 Registration Statement, such event shall be so described and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, the Partnerships shall cause the amendment or supplement to be disseminated to the record and beneficial owners of the Partnership Interests, as applicable, and (2) the S-4 Registration Statement and the Joint Consent/Prospectus shall (with respect to NTS Realty) comply as to form in all material respects with the requirements of the federal securities laws. Each of the Partnerships agrees that: (A) if at any time prior to the Effective Time any event with respect to a Partnership shall occur that is required to be described in an amendment of, or a supplement to, the Joint Consent/Prospectus or the S-4 Registration Statement, such event shall be so described and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the record and beneficial owners of the Partnership Interests, as applicable, and (B) the S-4 Registration Statement and the Joint Consent/Prospectus shall (with respect to the Partnerships) comply as to form in all material respects with the requirements of the federal securities laws.

        Section 5.7    Tax Returns.    Each Partnership shall prepare or cause to be prepared all Tax Returns for taxable years or the period ending on or prior to the Closing Date. The Partnerships shall deliver such Tax Returns to NTS Realty not later than thirty (30) days prior to the respective due date for filing such Tax Returns for NTS Realty's review.

        Section 5.8    Fairness Opinions.    The Partnerships shall obtain, in a form reasonably satisfactory to the Partnerships, no later than ten (10) Business Days prior to the filing of the Joint Consent/Prospectus, an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") that the Merger is fair, from a financial point of view, to the holders of the Partnership Interests.

        Section 5.9    Notification of Certain Matters.    The Parties shall give prompt notice to each other of the occurrence or non-occurrence of any event which likely would cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

ARTICLE VI
ADDITIONAL AGREEMENTS

        Section 6.1    Further Assurances.    Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF NTS REALTY

        The obligation of NTS Realty to effect the Merger is subject to the satisfaction or waiver by NTS Realty, at or prior to the Effective Time, of the following conditions:

        Section 7.1    Performance of Obligations; Representations and Warranties.    Each representation and warranty of the Partnerships made herein shall be true and correct in all material respects, in each case as of the date made and, except to the extent such representation, warranty or covenant expressly

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provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date. The Partnerships shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by the Partnerships at or prior to the Closing. Each of the Partnerships shall have delivered to NTS Realty a certificate, dated the Closing Date, executed by the applicable Partnership, certifying to the fulfillment of the conditions set forth in this Sections 7.1.

        Section 7.2    Governmental Approvals/Consents.    All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to legally consummate the Merger and the transactions contemplated herein shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against any of the Partnerships. The Partnerships shall have obtained all Lender Consents.

        Section 7.3    Approval.    Each of the Partnerships shall have adopted this Agreement by the Partnership Requisite Vote at or prior to the Effective Time.

        Section 7.4    Settlement of Class Action Litigation.    NTS Realty shall have received evidence satisfactory to NTS Realty that the Class Action Litigation has received final approval or dismissed with prejudice by a court of competent jurisdiction.

        Section 7.5    Effectiveness of S-4 Registration Statement.    The S-4 Registration Statement shall have been declared effective by the SEC. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose and no similar proceeding in connection with the Joint Consent/Prospectus shall have been initiated or threatened by the SEC.

        Section 7.6    Listing of NTS Realty Units.    The NTS Realty Units issuable in the Merger pursuant to Sections 2.1 and 2.2 shall have been authorized for listing on the American Stock Exchange.

        Section 7.7    Opinions of Shefsky & Froelich Ltd.    NTS Realty shall have been issued (a) the Opinion of Shefsky & Froelich Ltd. as to the legality of the securities to be registered, substantially in the form attached as Exhibit 5.1 of the S-4 Registration Statement and (b) the Opinion of Shefsky & Froelich Ltd. as to certain tax matters, substantially in the form attached as Exhibit 8.1 of the S-4 Registration Statement.

        Section 7.8    Contribution Agreement.    The transaction contemplated by the Contribution Agreement shall be consummated concurrently with the transactions contemplated hereby.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF THE PARTNERSHIPS

        The obligations of the Partnerships to effect the Merger is subject to the satisfaction or waiver by the Partnerships, at or prior to the Effective Time, of the following conditions:

        Section 8.1    Performance of Obligations; Representations and Warranties.    Each representation and warranty of NTS Realty made herein, shall be true and correct in all material respects in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date. NTS Realty shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing. NTS Realty shall have delivered to each of the Partnerships a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in this Sections 8.1.

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        Section 8.2    Governmental Approvals.    All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against NTS Realty.

        Section 8.3    Approval.    Each of the Partnerships shall have adopted this Agreement by the Partnership Requisite Vote, respectively, at or prior to the Effective Time.

        Section 8.4    Receipt of Fairness Opinion.    The Partnerships shall have received the fairness opinion referred to in Section 5.8 of this Agreement.

        Section 8.5    Effectiveness of S-4 Registration Statement.    The S-4 Registration Statement shall have been declared effective by the SEC. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose and no similar proceeding in connection with the Joint Consent/Prospectus shall have been initiated or threatened by the SEC.

        Section 8.6    Listing of NTS Realty Units.    The NTS Realty Units issuable in the Merger pursuant to Sections 2.1 and 2.2 of this Agreement shall have been authorized for listing on the American Stock Exchange.

        Section 8.7    Opinions of Shefsky & Froelich Ltd.    NTS Realty shall have been issued (a) the Opinion of Shefsky & Froelich Ltd. as to the legality of the securities to be registered, substantially in the form attached as Exhibit 5.1 of the S-4 Registration Statement and (b) the Opinion of Shefsky & Froelich Ltd. as to certain tax matters, substantially in the form attached as Exhibit 8.1 of the S-4 Registration Statement.

        Section 8.8    Contribution Agreement.    The transaction contemplated by the Contribution Agreement shall be consummated concurrently with the transactions contemplated hereby.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

        Section 9.1    Termination of Agreement.    This Agreement may be terminated at any time prior to the Closing:

          (a)   by written consent of NTS Realty and the Partnerships;

          (b)   by NTS Realty, if any of the conditions to the obligations of NTS Realty set forth in Article VII shall have become incapable of fulfillment and shall not have been waived by NTS Realty in writing; provided, however, that NTS Realty shall not be entitled to terminate this Agreement pursuant to this Section 9.1(b) if NTS Realty is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement;

          (c)   by any of the Partnerships, if any of the conditions to the obligations of the Partnerships set forth in Article VIII shall have become incapable of fulfillment and shall not have been waived by the Partnerships in writing; provided, however, that the Partnerships shall not be entitled to terminate this Agreement pursuant to this Section 9.1(c) if any of the Partnerships is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement;

          (d)   by any of the Parties if the Closing has not occurred on or before the Termination Date; or

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          (e)   by any of the Parties if no fairness opinion is rendered by Houlihan, or a fairness opinion is rendered indicating that the transaction contemplated by this Agreement is not fair from a financial point of view.

        Section 9.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and of no further force and effect with respect to the Parties to this Agreement other than this Section 9.2, Section 10.2 and Section 10.8 and there shall be no liability on the part of any Party to this Agreement to one another, except to the extent that such termination results from a Party's fraud or the willful breach or willful misrepresentation by a party hereto of any of its representations, warranties, or covenants or agreements set forth in this Agreement.

ARTICLE X
MISCELLANEOUS

        Section 10.1    Counterparts.    This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        Section 10.2    Expenses.

          (a)   Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses, including legal and financial advisory fees, incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. With respect to common expenses of relating to the Merger, including the preparation of the Joint Consent/Prospectus, expenses shall be allocated as follows: NTS III 9%, NTS IV 16%; NTS-V 21%; NTS-VI 27%; NTS-VII 7%; if the Merger is not consummated, each Partnership shall pay its allocated expenses (otherwise, NTS Realty shall assume such liabilities of the Partnerships). ORIG shall be allocated 20% of these common expenses pursuant to the Contribution Agreement; if the Merger is not consummated, ORIG shall pay such allocated expenses (otherwise, NTS Realty shall assume such liability of ORIG). The foregoing shall not affect the legal right, if any, that any Party hereto may have to recover expenses from the other Party that breaches its obligations hereunder.

          (b)   If the Merger is not consummated, the general partner of each Partnership shall pay a portion of all Merger expenses equal to the percentage of limited partner interests voting against the Merger in the general partner's Partnership. To the extent the Partnership has already paid these expenses, the general partner shall reimburse the Partnership. In addition, if the merger is not consummated, the general partner of each Partnership shall pay the Partnership's share of all of the "solicitation expenses" incurred. For these purposes, solicitation expenses mean all direct marketing expenses (such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation) and compensation paid to broker-dealers in connection with the Merger.

        Section 10.3    Entire Agreement.    This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the Parties with respect to their subject matter. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to its subject matter.

        Section 10.4    Amendment, Extension and Waiver.    This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver under this Section 10.4 shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as expressly provided in this Agreement, no delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or

11

privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 10.5    Headings.    The Article and Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        Section 10.6    Notices.    All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10.6), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to NTS Realty:

  NTS Realty Holdings Limited Partnership
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

If to the Partnerships:

  NTS Properties Associates
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

  NTS Properties Associates IV
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

  NTS Properties Associates V
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin

12

  Telephone: (502) 426-4800
  Fax: (502) 426-4994

  NTS Properties Associates VI
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

  NTS Properties Associates VII, Ltd.
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

And in each instance, with a copy to ORIG:

  ORIG, LLC
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

        Section 10.7    Assignment.    This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any Party without the written consent of the other Parties. Any attempted assignment in violation of this Section 10.7 shall be void.

        Section 10.8    Applicable Law.    Except with respect to matters regarding the effect of the Merger specifically identified as being controlled by the GRULPA, MRULPA, KRULPA, FRULPA, and the DRULPA, this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof that would defer to the substantive law of another jurisdiction.

        Section 10.9    Third-Party Beneficiaries.    Except as otherwise provided herein, (a) this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder; and (b) all references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

        Section 10.10    Severability.    If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

13

        Section 10.11    Enforcement.    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the State of Delaware, a state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit such Party to the personal jurisdiction of the United States District Court located in the State of Delaware or any state court located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court located in the State of Delaware or a state court located in the State of Delaware, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

        Section 10.12    Damages.    No Party shall be liable for any special, exemplary, consequential, speculative, or punitive damages in any claim arising out of this Agreement or any breach hereof.

        Section 10.13    Survival.    Except as otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the Closing (unless the Party seeking damages from a breach thereof knew or had reason to know of any such breach at the time of Closing).

ARTICLE XI
DEFINITIONS

        Section 11.1    Definitions.    In this Agreement, the following terms have the meanings specified or referred to in this Section 11.1.

        "Business Day" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in the City of Chicago, Illinois.

        "Code" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall refer to that section as in effect at the date or, if such section has been modified, corresponding provisions of subsequent federal tax Law in effect at the relevant time.

        "Contract" or "Contracts" means any material binding agreement or understanding, whether written or oral, including any commitment, letter of intent, mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development agreement, operating agreement, management agreement, service agreement, partnership agreement, purchase, sale or other agreement, together with any amendments thereto.

        "DOJ" means the United States Department of Justice.

        "DRULPA" means the Delaware Revised Uniform Limited Partnership Agreement, as amended.

        "FRULPA" means the Florida Revised Uniform Limited Partnership Act, as amended.

        "FTC" means the United States Federal Trade Commission.

        "GAAP" means generally accepted accounting principles consistently applied.

        "Governmental Approvals" mean any material permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

14

        "Governmental Body" means any:

          (a)   nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

          (b)   federal, state, local, municipal, or other government;

          (c)   governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority, unit, body or Person and any court or other tribunal); or

          (d)   individual, Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        "GRULPA" means the Georgia Revised Uniform Limited Partnership Act.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "including" means including, without limitation.

        "Joint Consent/Prospectus" means the preliminary proxy statement/prospectus, together with all amendments thereof or supplements thereto, prepared in connection with the vote of the limited partners of the Partnerships on the approval of the Merger and this Agreement and the consummation of the transactions contemplated hereby.

        "knowledge" means actual, conscious knowledge of a fact or other matter, excluding constructive knowledge.

        "KRULPA" means the Kentucky Revised Uniform Limited Partnership Act, as amended.

        "Laws" mean all federal, state, and local laws (whether statutory or otherwise), statutes, regulations, rules, orders, writs, injunctions, ordinances, judgments or decrees enacted, adopted, issued or promulgated by any Governmental Body, including, without limitation, those pertaining to health, Tax, environment, sanitation, fire, safety, labor, zoning and building laws and ordinances.

        "Liens" means any encumbrance, lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant, option, proxy, voting trust, voting agreement or other restriction of any kind.

        "Material Adverse Effect" means any change or effect that is, individually or in the aggregate, materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any Person, taken as a whole; provided that any such (i) changes in the United States or global economy or financial market conditions; or (ii) changes in GAAP, shall not be considered to a material adverse change or a material adverse effect.

        "Merger Filing" means the filing of the articles of merger and certificates of merger to be filed by the Parties as contemplated by Section 1.2 of this Agreement.

        "MRULPA" means the Maryland Revised Uniform Limited Partnership Act, as amended.

        "NTS Dissenting Holder" means any holder of Partnership Interests in either NTS V or NTS VI who has not voted in favor of the Merger and ceases to have any rights as a holder of such Partnership Interests other than the right to be paid the payments provided for by the MRULPA for such holder's Partnership Interests and any other rights available to such holder under the MRULPA.

        "Partnership Interests" mean the limited partner interests and general partner interests of any of the Partnerships.

15

        "Person" means any individual, corporation, limited liability corporation, joint stock company, joint venture, partnership, unincorporated association, Governmental Body, country, state or political subdivision thereof, trust or other entity.

        "S-4 Registration Statement" means the registration statement prepared in connection with the registration under the Securities Act of the NTS Realty Units to be issued in the Merger.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Taxes" means all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, gaming, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

        "Tax Return" or "Tax Returns" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

        "Termination Date" means December 31, 2004, or such other date as the Parties unanimously agree.

        Section 11.2    Words in Singular and Plural Form.    Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

[Remainder of Page Intentionally Left Blank]

16

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by the Parties as of the day and year first above written.

NTS Realty Holdings Limited Partnership., a Delaware limited partnership
By:	NTS Realty Capital, Inc., a Delaware corporation, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties III, a Georgia limited partnership
By:	NTS-Properties Associates, a Georgia limited partnership, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Captial Corp.
NTS-Properties IV, a Kentucky limited partnership
By:	NTS-Properties Associates IV, a Kentucky limited partnership, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Captial Corp.
NTS-Properties V, a Maryland limited partnership
By:	NTS-Properties Associates V, a Kentucky limited partnership, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.

17

NTS-Properties VI, a Maryland limited partnership
By:	NTS-Properties Associates VI, a Kentucky limited partnership, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties VII, a Florida limited partnership
By:	NTS-Properties Associates VII, a Kentucky limited partnership, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.

18

        IN WITNESS WHEREOF, solely for purposes of agreeing to be bound by the terms of Section 10.2(b), the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NTS-Properties Associates, a Georgia limited partnership
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties Associates IV, a Kentucky limited partnership
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties Associates V, a Kentucky limited partnership
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties Associates VI, a Kentucky limited partnership
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Capital Corp.
NTS-Properties Associates VII, a Kentucky limited partnership
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President, NTS Captial Corp.

19

Schedule 3.3

Property	Lender
Anthem	N/A
Atrium Center	N/A
Bed Bath & Beyond	General Electric Capital Business Asset Funding Corporation
Blankenbaker Business Center IA	Nationwide Life Insurance, Inc. (NWE, Inc.)
Blankenbaker Business Center IB	Nationwide Life Insurance, Inc. (NWE, Inc.)
Blankenbaker Business Center II	Nationwide Life Insurance Company
Clarke American	American Investors Life Insurance Company, Inc.
Commonwealth Business Center I	N/A
Commonwealth Business Center II	N/A
Golfbrook	Northwestern Mutual Life Insurance Company
Lakeshore Business Center I	N/A
Lakeshore Business Center II	N/A
Lakeshore Business Center III	N/A
NTS Center	N/A
ORIG Notes A/B/C/D	BB & T
Outlets Mall	N/A
Park Place I & III	Northwestern Mutual Life Insurance Company
Park Place II	Northwestern Mutual Life Insurance Company
Plainview Center	N/A
Plainview Point III	Sun Life Assurance Company of Canada (U.S.)
Sabal Park	Nationwide Life Insurance Company
Sears	Nationwide Life Insurance Company
Springs Medical Office	AEGON USA Realty Advisors, Inc.
Springs Office	AEGON USA Realty Advisors, Inc.
Springs Station	General Electric Capital Business Asset Funding Corporation
Willow Lake	Northwestern Mutual Life Insurance Company
Willows of Plainview I	Nationwide Life Insurance Company
Willows of Plainview II	Nationwide Life Insurance Company

Schedule 3.3

Property	Lender
Springs Medical Office	AEGON USA Realty Advisors, Inc.
Springs Office	AEGON USA Realty Advisors, Inc.
Clarke American	American Investors Life Insurance Company, Inc.
ORIG Notes A/B/C/D	BB & T
Bed Bath & Beyond	General Electric Capital Business Asset Funding Corporation
Springs Station	General Electric Capital Business Asset Funding Corporation
Anthem	N/A
Atrium Center	N/A
Commonwealth Business Center I	N/A
Commonwealth Business Center II	N/A
Lakeshore Business Center I	N/A
Lakeshore Business Center II	N/A
Lakeshore Business Center III	N/A
NTS Center	N/A
Outlets Mall	N/A
Plainview Center	N/A
Blankenbaker Business Center II	Nationwide Life Insurance Company
Sabal Park	Nationwide Life Insurance Company
Sears	Nationwide Life Insurance Company
Willows of Plainview I	Nationwide Life Insurance Company
Willows of Plainview II	Nationwide Life Insurance Company
Blankenbaker Business Center IA	Nationwide Life Insurance, Inc. (NWE, Inc.)
Blankenbaker Business Center IB	Nationwide Life Insurance, Inc. (NWE, Inc.)
Golfbrook	Northwestern Mutual Life Insurance Company
Park Place I & III	Northwestern Mutual Life Insurance Company
Park Place II	Northwestern Mutual Life Insurance Company
Willow Lake	Northwestern Mutual Life Insurance Company
Plainview Point III	Sun Life Assurance Company of Canada (U.S.)

Appendix C

CONTRIBUTION AGREEMENT

BY AND BETWEEN

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AND

ORIG, LLC

DATED: FEBRUARY 3, 2004

i

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF ORIG		9
8.1	Performance of Obligations; Representations and Warranties	9
8.2	Governmental Approvals	10
8.3	Effectiveness of S-4 Registration Statement	10
8.4	Listing of NTS Units	10
8.5	Merger Agreement	10
ARTICLE IX CLOSING DELIVERIES		10
9.1	ORIG Closing Documents	10
9.2	NTS Realty's Closing Deliveries	10
ARTICLE X TERMINATION, AMENDMENT AND WAIVER		11
10.1	Termination of Agreement	11
10.2	Effect of Termination	11
ARTICLE XI MISCELLANEOUS		11
11.1	Counterparts	11
11.2	Expenses	11
11.3	Entire Agreement	11
11.4	Amendment, Extension and Waiver	12
11.5	Headings	12
11.6	Notices	12
11.7	Assignment	13
11.8	Applicable Law	13
11.9	Third-Party Beneficiaries	13
11.10	Severability	13
11.11	Enforcement	13
11.12	Damages	13
11.13	Survival	13
11.14	Indemnification	14
11.15	Notice and Resolution of Claims	14
ARTICLE XII DEFINITIONS		15
12.1	Definitions	15
12.2	Words in Singular and Plural Form	17

ii

CONTRIBUTION AGREEMENT

        This Contribution Agreement (the "Agreement") is made as of February 3, 2004, by and between NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty") and ORIG, LLC, a Kentucky limited liability company ("ORIG"). NTS Realty and ORIG are also sometimes referred to herein collectively as the "Parties" and, individually, as a "Party." Capitalized terms used herein and not otherwise defined in the text of this Agreement shall have the meaning assigned to them in Article XII of this Agreement.

R E C I T A L S

        A.    ORIG, and the general partners of certain affiliated limited partnerships of NTS Realty (the "Partnerships") are involved in a class action lawsuit captioned Buchanan et al v. NTS Properties Associates, et al, Case No. C01-05096 (the "Class Action Litigation").

        B.    In connection with the settlement of the Class Action Litigation, NTS Realty and ORIG desire to have ORIG contribute substantially all of its real estate assets and all of its liabilities to NTS Realty in consideration for units in NTS Realty (the "NTS Units") based upon the net value of the assets contributed by ORIG, as determined herein.

        C.    NTS Realty and the Partnerships are entering into that certain Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement") pursuant to which the Partnerships will merge with and into NTS Realty, and NTS Realty will be the surviving limited partnership (the "Merger").

        D.    The general partner of NTS Realty and the manager of ORIG have approved and declared advisable and in the best interest of its respective limited partners or members, as the case may be, the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CONTRIBUTION OF ASSETS

        1.1    Contributed Assets.    Upon the terms and subject to the conditions of this Agreement, and in consideration for the NTS Units, ORIG shall contribute, transfer, assign, convey and deliver to NTS Realty, the following:

          (a)   Those certain real properties described on Exhibit A attached hereto (collectively, the "Parcels"), together with all rights, easements, rights of way, covenants and interests appurtenant thereto, all right, title and interest, if any, of ORIG in and to strips or gores adjacent to the Parcels and any land lying in the bed of any street, road, avenue, or alley, open or closed, in front of or behind or otherwise adjoining the Parcels and to the center line thereof; and all buildings and improvements located thereon or hereafter erected or situated on the Parcels (the "Buildings", and together with the Parcels, collectively the "Real Property");

          (b)   all fixtures, furniture, equipment and machinery (including, without limitation, all of the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems), located in or on the Real Property;

          (c)   all certificates of occupancy, licenses, permits, approvals and authorizations, if any, which are customarily required to be transferred to evidence ORIG's ownership of the Real Property;

          (d)   any unpaid awards for any taking by condemnation or any damage to the Real Property by reason of the change of grade of any street or highway;

          (e)   all right, title and interest of ORIG in and to all warranties, indemnity agreements and bonds with respect to any portion of the Real Property;

          (f)    any agreement, tenant lease, licenses, management agreements, leasing and brokerage agreements, maintenance contracts, equipments leases, other service contracts, and other agreements affecting the Real Property as listed on Schedule 3.9 (the "Assumed Contracts");

          (g)   any warranties or guaranties given by any contractor, manufacturer or materialmen in connection with the construction, maintenance, repair or renovation of the Real Property;

          (h)   all plans and specifications, drawings, technical manuals and similar matters with respect to the Real Property; and

          (i)    all books, records, maintenance records, management reports, operating reports, and files in connection with the operation of the Real Property.

        The personal property referred to in Sections 1.1(b)-(i) is collectively referred to herein as the "Personal Property" and the Personal Property together with the Real Property are hereinafter referred to collectively as the "Contributed Property."

        1.2   Excluded Assets.    Notwithstanding the provisions of Section 1.1, the Contributed Property shall not include the assets set forth on Schedule 1.2 (collectively, the "Excluded Assets).

        1.3   Assumed Liabilities.    On the Closing Date (as defined herein), NTS Realty shall assume and agree to discharge the following obligations and liabilities of ORIG in accordance with their respective terms and subject to the respective conditions thereof:

          (a)   All liabilities of ORIG to the extent reflected on the Net Asset Value Statement (as defined herein) as a dollar amount, and liabilities of a similar nature incurred by ORIG in the ordinary course of business since the date of the Net Asset Value Statement; and

          (b)   All liabilities and obligations of ORIG to be paid or performed after the Closing Date under the Assumed Contracts, except in each case, to the extent such liabilities and obligations, but for a breach or default by ORIG, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default.

        All of the foregoing liabilities and obligations to be assumed by NTS Realty hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities." NTS Realty is not assuming and shall not be obligated to pay, perform or otherwise discharge any liability or obligation of ORIG, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by NTS Realty hereunder (the "Excluded Liabilities") including but not limited to the Excluded Liabilities listed on Schedule 1.3(b). At Closing (as defined herein), NTS Realty shall deliver to ORIG an assumption agreement in the form of Exhibit B (the "Assumption Agreement") pursuant to which NTS Realty shall assume and agree to discharge the Assumed Liabilities in accordance with their respective terms and subject to the respective conditions.

        1.4   Determination of NTS Units.    On the Closing Date, in consideration for the Contributed Property, NTS Realty shall deliver to ORIG that number of NTS Units equal to the quotient of the Net Asset Value (as determined below) divided by $10.00. For purposes of this Agreement, "Net Asset Value" means the difference between (A) the sum of (1) the aggregate appraised fair market values of all of the Parcels constituting the Real Property (the "Aggregate Appraised Value"), as set forth in the Real Estate Appraisals (as defined herein) and (2) the net book value of all Personal Property as of the last day of the most recently ended calendar quarter preceding the Closing Date (excluding any asset deemed to have no fair market value) less (B) the sum of (1) the amount of the Assumed Liabilities as reflected on the Net Asset Value Statement and (2) the amount of ORIG's expenses as determined pursuant to Section 11.2 of this Agreement. The Net Asset Value shall be determined as follows:

          (a)   Delivery of Real Estate Appraisals. ORIG shall obtain, in a form reasonably satisfactory to NTS Realty, no later than ten (10) Business Days prior to the initial filing of the Joint Consent

2

  Solicitation Statement/Prospectus in connection with the vote of the limited partners of the Partnerships on the approval of the Merger Agreement (the "Joint Consent Solicitation Statement/Prospectus") an appraisal for each of the Parcels of Real Property prepared by CB Richard Ellis, Inc. (collectively, the "Real Estate Appraisals").

          (b)   Calculation of Net Asset Value. At least two Business Days prior to the Closing Date, NTS Realty shall prepare a statement (the "Net Asset Value Statement") calculating the Net Asset Value and deliver it to ORIG. The Net Asset Value Statement shall, among other things, show the amount of the Assumed Liabilities as of the date of the statement and the net book values of the Personal Property (excluding prepaid leasing commissions and stepped rents which are deemed to have no fair market value). The determination of NTS Realty of the Net Asset Value shall be final, binding and conclusive, and not subject to review, absent manifest error.

        1.5   Prorations and Adjustments.    Pursuant to Section 1.3 of this Agreement, NTS Realty will assume the accrued real estate taxes and other accrued expenses relating to the Real Properties. Accordingly, there shall be no proration of general real estate, personal property and ad valorem Taxes, assessments, utilities or any other prorations or adjustments. All documentary and state, county and local transfer Taxes relating to the instruments of conveyance contemplated herein shall be paid in accordance with local custom or by the party designated by ordinance, as applicable.

        1.6   Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place either: (i) at the offices of Shefsky & Froelich Ltd., 444 N. Michigan Avenue, Suite 2500, Chicago, Illinois 60611, at 10:00 A.M., local time, on the fifth (5th) Business Day after the satisfaction or waiver, if permissible, of all the conditions set forth herein, or (ii) at such other time, date and place as the Parties may mutually agree upon in writing (the "Closing Date").

ARTICLE II
TITLE AND SURVEY MATTERS

        2.1   Conveyance of Title.    At Closing, ORIG shall deliver to NTS Realty: (i) a special warranty deed in a form acceptable to NTS Realty (the "Deed"), in recordable form, conveying title to the Real Property to NTS Realty, free and clear of all Liens, except for those matters listed on Schedule 2.1 and those additional matters that may be specifically approved in writing by NTS Realty (collectively, the "Permitted Exceptions"); and (ii) a bill of sale in the form attached hereto as Exhibit C (the "Bill of Sale") conveying title to the Personal Property free and clear of all Liens.

        2.2   Title Commitment.    ORIG shall deliver to NTS Realty a title policy currently in its possession with respect to each Parcel and shall not be required to obtain title insurance with respect to the Real Property except to the extent required by lenders in connection with any financing or refinancing to be completed concurrent with the transactions contemplated by this Agreement.

        2.3   Survey.    ORIG shall deliver to NTS Realty an existing survey currently in its possession with respect to each Parcel, and shall not be required to obtain new surveys except to the extent required by lenders in connection with any financing or refinancing to be completed concurrent with the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ORIG

        For the purpose of inducing NTS Realty to enter into the Agreement and consummate the transactions contemplated hereby, ORIG represents and warrants to NTS Realty as follows:

        3.1   Organization and Qualification.    ORIG is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Kentucky. ORIG is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the Contributed

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Property or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect.

        3.2   Authority; Enforceability.    ORIG has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by ORIG and is a valid and binding agreement of ORIG enforceable against ORIG in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations.

        3.3   No Breach, Consents.    The execution and delivery of the Agreement by ORIG does not, and the consummation by ORIG of the transactions contemplated hereby will not: (i) violate or conflict with or result in any breach of any provision of ORIG's Operating Agreement or charter; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, other than a Lien arising from or through NTS Realty, upon any of Contributed Property or Assumed Contract or (iii) violate any Law applicable to ORIG, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on ORIG's ability to perform its obligations under this Agreement. No Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by ORIG pursuant hereto or the consummation by ORIG of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on ORIG's ability to perform its obligations under this Agreement.

        3.4   United States Person.    ORIG is a "United States Person" within the meaning of Section 1445(f)(3) of the Code and shall execute and deliver an appropriate certification to that effect at Closing.

        3.5   Litigation, Claims.    Except for the Class Action Litigation, ORIG is not a party to any litigation, arbitration or administrative proceeding, and no litigation, arbitration or administrative proceeding is pending or to ORIG's knowledge, threatened, (A) in which ORIG is adverse to any person or entity having or claiming any past, present or future interest in any of the Contributed Property or portion thereof, (B) which affects or questions ORIG's title to or current use of any of the Contributed Property or ORIG's ability to perform its obligations under this Agreement, or (C) otherwise relating to any of the Contributed Property.

        3.6   Personal Property.    Schedule 3.6 contains a detailed list of all Personal Property having an original cost of $10,000 or more. The Personal Property is in good operating condition, normal wear and tear excepted, and have been maintained in accordance with sound industry practices. Except for the Excluded Assets, the Personal Property constitute all the non-real property assets associated with the Real Property and such assets and their uses comply with all Laws. ORIG owns all right title and interest to all of the Personal Property, free and clear of all Liens. Upon delivery of the Bill of Sale to NTS Realty on the Closing Date, ORIG will thereby transfer to NTS Realty all right, title and interest to the Personal Property, subject to no Liens.

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        3.7   Real Property.    Except as set forth on Schedule 3.7, with respect to each Parcel constituting the Real Property:

          (a)   ORIG has good and marketable title to each Parcel of Real Property, free and clear of any Liens other than Permitted Exceptions.

          (b)   There is no pending or threatened litigation or administrative action involving the Real Property (including, but not limited to condemnation proceedings against the Real Property) which, if determined adversely, would likely materially and adversely affect the current use, occupancy or value of the Real Property.

          (c)   There are no outstanding options, rights of first refusal or other Contracts whereby any individual or entity has the right to purchase all or any part of any parcel of the Real Property.

          (d)   There are no Persons (other than ORIG) in possession of the Parcels of Real Property, other than tenants under any leases disclosed in Schedule 3.9 who are in possession of space to which they are entitled.

          (e)   ORIG has not received any written notice from any Government Body with respect to the violation of any zoning law or ordinance applicable to any Parcel of Real Property. There is no pending request for rezoning of any Parcel of Real Property or any other zoning variance for the Real Property.

          (f)    ORIG has not received any written notice from any Government Body of (A) any special assessments pending, noted or levied against the Real Property, or (B) any proposed reassessments of the Real Property from taxing authorities.

          (g)   All Buildings have received all approvals of Governmental Bodies (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in material compliance with applicable Law.

          (h)   All Buildings located on the Parcels of Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are, to ORIG's knowledge, adequate in accordance with all Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Parcels of Real Property.

          (i)    Each Parcel of Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the Parcel of Real Property; access to the property is provided by paved public right-of-way; and there is no pending or threatened termination of the foregoing access rights.

          (j)    All improvements and Buildings on the Real Properties are in good repair (normal wear and tear excepted) and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Real Property in the manner in which presently used.

        3.8   Environmental and Health/Safety Matters.    Except as set forth in Schedule 3.8:

          (a)   The operations of ORIG is and has at all times been in compliance in all material respects with all applicable Environmental Laws.

          (b)   ORIG has in all material respects obtained, maintained and complied with all governmental permits required by Environmental Laws and necessary for the operation of its

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  business, and such governmental permits are transferable to NTS Realty without any change to their respective terms and conditions.

          (c)   There are no locations not owned or operated by ORIG where Hazardous Substances associated with the operation of ORIG's business have been stored, treated, recycled or disposed of.

          (d)   No Hazardous Substances are located on, contained in or otherwise form a part of the Real Property.

          (e)   There is no past or ongoing Release from the Real Properties.

          (f)    ORIG has not treated, stored for more than ninety (90) days, or disposed of any hazardous waste (as such term is used within the meaning of the RCRA or similar applicable state or municipal law) associated with the operation of ORIG's business.

          (g)   ORIG has not received any notice from any Governmental Body or other Person advising that any of them is potentially responsible for Remedial Action with respect to a Release or threatened Release.

          (h)   No underground storage tanks are or, to ORIG's knowledge, ever were located on any Real Property.

          (i)    To ORIG's knowledge, there has been no environmental investigation conducted by any Governmental Body with respect to the Real Property.

          (j)    There are no PCBs or asbestos which are located on, contained in or otherwise form a part of any of the Real Properties.

        3.9   Contracts.    ORIG has delivered to NTS Realty true and complete copies of the Assumed Contracts. ORIG has complied in all material respects with the terms and conditions of each Assumed Contract, and to ORIG's knowledge, the other party thereto has complied in all material respects with the terms and conditions of the Assumed Contracts, and there are no claims for breach or indemnification or notice of default or termination under any Assumed Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by ORIG under any Assumed Contract, and, to ORIG's knowledge, no such event has occurred which constitutes or would constitute a material default by any other party.

        3.10    Taxes.    ORIG has filed all Tax Returns that it is required to file, has provided to its members all required Forms K-1 and such other tax forms as may be required by federal, state or local authorities, and has no outstanding material liability for any Taxes or interest or penalties thereon, whether disputed or not, except Taxes disputed or not yet payable that have been accrued for in accordance with GAAP on the books and records of ORIG.

        3.11    Insurance.    There is no claim pending under any insurance policies or bonds relating to the Contributed Property as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and ORIG is otherwise in compliance in all material respects with the terms of such policies and bonds and such policies and bonds and the coverages thereunder are in full force and effect. ORIG has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NTS REALTY

        For the purposes of inducing ORIG to enter into this Agreement and to consummate the transactions contemplated hereby, NTS Realty represents and warrants to ORIG as follows:

        4.1   Organization and Qualification.    NTS Realty is a limited partnership that is duly organized, validly existing and in good standing under the laws of the State of Delaware. NTS Realty is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect.

        4.2   Authority; Enforceability.    NTS Realty has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by NTS Realty and, is a valid and binding agreement of NTS Realty enforceable against NTS Realty in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations.

        4.3   No Breach, Consents.    Assuming receipt of the approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by NTS Realty does not, and the consummation by NTS Realty of the transactions contemplated hereby will not: (i) violate or conflict with or result in any breach of any provision of NTS Realty's limited partnership agreement or Certificate of Limited Partnership; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Contract to which NTS Realty is a party or by which its assets or properties may be bound or affected or (iii) violate any Law applicable to NTS Realty, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on NTS Realty's ability to perform its obligations under this Agreement. No Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by NTS Realty pursuant hereto or the consummation by NTS Realty of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on NTS Realty's ability to perform its obligations under this Agreement.

        4.4   NTS Units.    The certificates for the NTS Units to be delivered to ORIG will be in proper form, and when delivered to ORIG, in exchange for the Contributed Property, the NTS Units represented thereby will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of all encumbrances. On the Closing Date, the NTS Units to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized for listing on the American Stock Exchange.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE CLOSING

        5.1   Operation of Business.    Each Party shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (i) preserve

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intact its present business, organization and goodwill; (ii) maintain all its permits; and (iii) preserve its relationships with lenders, lessors, Governmental Bodies and others having business or regulatory dealings with it. Except as contemplated hereby, each Party shall not agree to acquire, without the prior written consent of the other, by any manner any business or business organization or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to such Party, other than high-quality, short-term investments made in the ordinary course of business. Each Party shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business and consistent with past practice, and except as required by Law. Each Party shall notify the other promptly of any event or occurrence not in the ordinary course of business or that may have a Material Adverse Effect on its financial condition. Each Party shall take such commercially reasonable action as may be necessary to maintain, preserve, renew and keep in full force and effect its existence.

        5.2   Implementing Agreement.    Each Party shall cooperate with the other and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

        5.3   Access to Information.    Subject to applicable Law, each Party shall provide to the other Party and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Closing Date to their properties, books, records, contracts and commitments.

        5.4   Governmental Filings.    Each Party shall make, as promptly as practicable, any required governmental filings required of them, including filings pursuant to the HSR Act or applicable securities law, obtaining any required Government Approvals and complying with any applicable governmental waiting periods or notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement. Each Party shall advise the other Party of such filings prior to their submission to the applicable Governmental Body.

        5.5   Tax Returns.    ORIG shall prepare or cause to be prepared all Tax Returns for taxable years or the period ending on or prior to the Closing Date. ORIG shall deliver such Tax Returns to NTS Realty not later than thirty (30) days prior to the respective due date for filing such Tax Returns for NTS Realty's review.

        5.6   Notification of Certain Matters.    The Parties shall give prompt notice to each other of the occurrence or non-occurrence of any event which likely would cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1   Further Assurances.    Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

        6.2   Guaranteed Assumed Liabilities.    ORIG shall cause each member of ORIG that has guaranteed any Assumed Liabilities while the Assumed Liabilities were liabilities of ORIG to continue to guarantee the Assumed Liabilities (in the same amounts) after the Assumed Liabilities become liabilities of NTS Realty.

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ARTICLE VII
CONDITIONS TO OBLIGATIONS OF NTS REALTY

        The obligation of NTS Realty to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by NTS Realty, at or prior to the Closing Date, of the following conditions:

        7.1   Performance of Obligations; Representations and Warranties.    Each representation and warranty of ORIG made herein shall be true and correct in all material respects, in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date. ORIG shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by ORIG at or prior to the Closing. ORIG shall have delivered to NTS Realty a certificate, dated the Closing Date, executed by its manager, certifying to the fulfillment of the conditions set forth in this Section 7.1.

        7.2   Governmental Approvals.    All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to legally consummate and the transactions contemplated herein shall have been obtained or made, and no Governmental Body shall have an outstanding injunction against any of ORIG.

        7.3   Settlement of Class Action Litigation.    NTS Realty shall have received evidence satisfactory to NTS Realty that the Class Action Litigation has been settled or dismissed with prejudice by a court of competent jurisdiction.

        7.4   Effectiveness of S-4 Registration Statement.    The S-4 Registration Statement shall have been declared effective by the SEC. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose and no similar proceeding in connection with the Joint Consent Solicitation Statement/Prospectus shall have been initiated or threatened by the SEC.

        7.5   Listing of NTS Units.    The NTS Units issuable hereunder shall have been authorized for listing on the American Stock Exchange.

        7.6   Merger Agreement.    The transaction contemplated by the Merger Agreement shall be consummated concurrently with the transactions contemplated hereby.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF ORIG

        The obligations of ORIG to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by ORIG, at or prior to the Closing Date, of the following conditions:

        8.1   Performance of Obligations; Representations and Warranties.    Each representation and warranty of NTS Realty made herein, shall be true and correct in all material respects in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date. NTS Realty shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing. NTS Realty shall have delivered to ORIG a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in this Section 8.1.

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        8.2   Governmental Approvals.    All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement shall have been obtained or made, and no Governmental Body shall have an outstanding injunction against NTS Realty.

        8.3   Effectiveness of S-4 Registration Statement.    The S-4 Registration Statement shall have been declared effective by the SEC. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose and no similar proceeding in connection with the Joint Consent Solicitation Statement/Prospectus shall have been initiated or threatened by the SEC.

        8.4   Listing of NTS Units.    The NTS Units issuable hereunder shall have been authorized for listing on the American Stock Exchange.

        8.5   Merger Agreement.    The transactions contemplated by the Merger Agreement shall be consummated concurrently with the transactions contemplated by this Agreement.

ARTICLE IX
CLOSING DELIVERIES

        9.1   ORIG Closing Documents.    Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing, ORIG shall deliver or cause to be delivered to NTS Realty the following documents:

          (a)   The Deed, in recordable form conveying the Real Property to NTS Realty free and clear of all Liens, subject to the Permitted Exceptions;

          (b)   The Bill of Sale, conveying the Personal Property to NTS Realty free and clear of all Liens;

          (c)   Any title insurance policies required to be obtained pursuant to Section 2.2 of this Agreement;

          (d)   Any surveys required to be obtained pursuant to Section 2.3 of this Agreement;

          (e)   A certificate confirming that ORIG is not a "Foreign Person" within the meaning of Section 1445 of the Code;

          (f)    Copies of all permits, approvals, warranties, guaranties, indemnity agreements, variances, approvals and licenses, in connection with the ownership, occupancy, maintenance or operation of the Real Property, to the extent in ORIG's possession;

          (g)   A closing statement executed by ORIG;

          (h)   Such transfer declarations, affidavits of value or similar documentation required of ORIG by state, county or local authorities;

          (i)    The certificate required pursuant to Section 7.1 of this Agreement; and

          (j)    Such other documents as reasonably requested by NTS Realty.

        9.2   NTS Realty's Closing Deliveries.    Subject to fulfillment or waiver of the conditions set forth in Article VII, at Closing, NTS Realty shall deliver or cause to be delivered to ORIG the following:

          (a)   The Certificates in the name of ORIG for the appropriate number of NTS Units as determined in accordance with Section 1.3 of this Agreement;

          (b)   The Assumption Agreement;

          (c)   A closing statement executed by NTS Realty;

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          (d)   Such transfer declarations, affidavits of value or similar documentation required of NTS Realty by state, county or local authorities;

          (e)   The certificate required pursuant to Section 8.1 of this Agreement; and

          (f)    Such other documents as reasonably requested by ORIG.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

        10.1    Termination of Agreement.    This Agreement may be terminated at any time prior to the Closing:

          (a)   by written consent of NTS Realty and ORIG;

          (b)   by NTS Realty, if any of the conditions to the obligations of NTS Realty set forth in Article VII shall have become incapable of fulfillment and shall not have been waived by NTS Realty in writing; provided, however, that NTS Realty shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b) if NTS Realty is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement;

          (c)   by ORIG, if any of the conditions to the obligations of ORIG set forth in Article VIII shall have become incapable of fulfillment and shall not have been waived by ORIG in writing; provided, however, that ORIG shall not be entitled to terminate this Agreement pursuant to this Section 10.1(c) if any of ORIG is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement; or

          (d)   by any of the Parties if the Closing has not occurred on or before December 31, 2004 (the "Termination Date").

        10.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and of no further force and effect with respect to the Parties to this Agreement other than this Section 10.2, Section 11.2 and Section 11.8 and there shall be no liability on the part of any Party to this Agreement to one another, except to the extent that such termination results from a Party's fraud or the willful breach or willful misrepresentation by a party hereto of any of its representations, warranties, or covenants or agreements set forth in this Agreement.

ARTICLE XI
MISCELLANEOUS

        11.1    Counterparts.    This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        11.2    Expenses.    Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses, including legal and financial advisory fees, incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. With respect to common expenses relating to the Merger, including the preparation of the Joint Consent Solicitation Statements/Prospectus, ORIG shall be allocated 20% of such expenses; if the Merger is not consummated, ORIG shall pay such allocated expenses. The foregoing shall not affect the legal right, if any, that any Party hereto may have to recover expenses from the other Party that breaches its obligations hereunder.

        11.3    Entire Agreement.    This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the Parties with respect

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to their subject matter. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to its subject matter.

        11.4    Amendment, Extension and Waiver.    This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver under this Section 11.4 shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as expressly provided in this Agreement, no delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        11.5    Headings.    The Article and Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        11.6    Notices.    All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.6), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to NTS Realty:

  NTS Realty Holdings Limited Partnershipp
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian Lavin
  Telephone: (502) 426-4800
  Fax: (502) 426-4994

With a copy (which shall not constitute notice) given in the manner prescribed above to:

  SHEFSKY & FROELICH LTD.
  444 N. Michigan Avenue, Suite 2500
  Chicago, IL 60611
  Attention: Michael J. Choate, Esq.
  Telephone: 312-836-4066
  Fax: 312-527-5921

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If to ORIG:

  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian Lavin
  Phone: (502) 426-4800
  Fax: (502) 426-4994

        11.7    Assignment.    This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any Party without the written consent of the other Parties. Any attempted assignment in violation of this Section 11.7 shall be void.

        11.8    Applicable Law.    This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof that would defer to the substantive law of another jurisdiction.

        11.9    Third-Party Beneficiaries.    Except as otherwise provided herein, (a) this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder; and (b) all references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

        11.10    Severability.    If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

        11.11    Enforcement.    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the State of Delaware, a state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit such Party to the personal jurisdiction of the United States District Court located in the State of Delaware or any state court located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court located in the State of Delaware or a state court located in the State of Delaware, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

        11.12    Damages.    No Party shall be liable for any special, exemplary, consequential, speculative, or punitive damages in any claim arising out of this Agreement or any breach hereof.

        11.13    Survival.    Except as otherwise provided herein, all representations and warranties contained in this Agreement shall survive for a period of three years after the Closing Date. All

13

covenants and obligations contained in this Agreement to be fully performed or complied with at or prior to the Closing shall not survive the Closing. All covenants and obligations contained in this Agreement to be performed or complied with after Closing shall survive for the periods specified therein, or if no period is specified, indefinitely.

        11.14    Indemnification.    ORIG agrees to indemnify and hold harmless the NTS Realty, its subsidiaries affiliates, directors, officers employees and agents (the "Indemnities") from and against any and all liabilities, losses, costs, damages, penalties or expenses, including reasonable attorneys' fees and expenses and costs of investigation and litigation (collectively, "Losses") incurred by such Indemnities in connection with or arising from:

          (a)    Any breach by ORIG of any of its covenants in this Agreement, or any failure of ORIG to perform any of its obligations in this Agreement;

          (b)    Any breach of any warranty or the inaccuracy of any representation of ORIG contained or referred to in this Agreement or any certificate delivered by or on behalf of ORIG pursuant hereto;

          (c)    The failure of ORIG to perform any Excluded Liability.

        The indemnification provided for in this Section 11.14 shall terminate three years after the Closing Date (and no claims shall be made by NTS Realty under this Section 11.14 thereafter), except that the indemnification by ORIG shall continue as to:

  (i)
  The obligations and representations of Seller under the Bill of Sale, as to which no time limitation shall apply;

  (ii)
  the representations and warranties set forth in Sections 3.6 and 3.7(a) regarding title to the Contributed Assets, as to which no time limitation shall apply; and

  (iii)
  Any Loss of which NTS Realty has notified ORIG on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.14, as to which the obligation of ORIG shall continue until the liability of ORIG shall have been determined, and if necessary, ORIG shall have reimbursed NTS Realty for the full amount of such Loss.

        11.15    Notice and Resolution of Claims.

        (a)    NTS Realty (the "Indemnified Party") seeking indemnification hereunder shall give to ORIG (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

        (b)    After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which the Indemnified Party shall be entitled under this Agreement shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss suffered by it.

14

ARTICLE XII
DEFINITIONS

        12.1    Definitions.    In this Agreement, the following terms have the meanings specified or referred to in this Section 12.1.

        "Business Day" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in the City of Chicago, Illinois.

        "Code" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall refer to that section as in effect at the date or, if such section has been modified, corresponding provisions of subsequent Federal tax Law in effect at the relevant time.

        "Contract" or "Contracts" means any material binding agreement or understanding, whether written or oral, including any commitment, letter of intent, mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development agreement, operating agreement, management agreement, service agreement, partnership agreement, purchase, sale or other agreement, together with any amendments thereto.

        "Environmental Law" means all Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. §9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq. ("SARA") (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. §1311, et seq.; the Clean Air Act, as amended (42 U.S.C. §7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. §2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. §136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. §11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651, et seq. ("OSHA");

        "GAAP" means generally accepted accounting principles consistently applied.

        "Governmental Approvals" mean any material permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

        "Governmental Body" means any:

          (a)    nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

          (b)    federal, state, local, municipal, or other government;

          (c)    governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority, unit, body or Person and any court or other tribunal); or

          (d)    individual, Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

15

        "Hazardous Substances" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic or radioactive under any Environmental Law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls ("PCBs").

        "including" means including, without limitation.

        "knowledge" means actual, conscious knowledge of a fact or other matter, excluding constructive knowledge.

        "Laws" mean all laws (whether statutory or otherwise), rules, regulations, orders, writs, injunctions, ordinances, judgments or decrees of any Governmental Body, the Federal Occupational Safety and Health Act and all laws relating to the safe conduct of business and environmental protection and conservation, the Civil Rights Act of 1964 and Executive Order 11246 concerning equal employment opportunity obligations of federal contractors, the Americans with Disabilities Act of 1990 and any applicable health, sanitation, fire, safety, labor, zoning and building laws and ordinances.

        "Liens" means any encumbrance, lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant, option, proxy, voting trust, voting agreement or other restriction of any kind.

        "Material Adverse Effect" means any change or effect that is, individually or in the aggregate, materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any Person, taken as a whole; provided that any such (i) changes in the United States or global economy or financial market conditions; or (ii) changes in GAAP, shall not be considered to a material adverse change or a material adverse effect.

        "Person" means any individual, corporation, limited liability corporation, joint stock company, joint venture, partnership, unincorporated association, Governmental Body, country, state or political subdivision thereof, trust or other entity.

        "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or Property.

        "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Substances in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Hazardous Substances; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "S-4 Registration Statement" means the registration statement prepared in connection with the registration under the Securities Act of the NTS Units to be issued in connection with the Merger and this Agreement.

        "Taxes" means all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, gaming, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines,

16

penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

        "Tax Return" or "Tax Returns" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

        12.2    Words in Singular and Plural Form.    Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

[Remainder of Page Intentionally Left Blank]

17

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by the Parties as of the day and year first above written.

NTS Realty Holdings Limited Partnership., a Delaware limited partnership
By:	NTS Realty Capital, Inc., a Delaware corporation, its general partner
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President
ORIG, LLC, a Kentucky limited liability company
By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Senior Vice President

18

Exhibit A

1)
Atrium Center, an office center with approximately 103,700 net rentable square feet in Louisville, Kentucky, located at 10400 Linn Station Road.

2)
Anthem Office Building, an office building with approximately 84,700 net rentable square feet in Louisville, Kentucky, located at 1901Campus Place.

3)
Blankenbaker Business Center 1B, a business center with approximately 60,000 net rentable square feet in Louisville, Kentucky, located at 11405 Bluegrass Parkway.

4)
Blankenbaker Business Center II, a business center with approximately 75,300 net rentable square feet in Louisville, Kentucky, located at 11003 Bluegrass Parkway.

5)
Clarke American Building, a business center with approximately 50,000 net rentable square feet in Louisville, Kentucky, located at 1910 Campus Place.

6)
NTS Outlet Mall, retail center with approximately 162,600 net rentable square feet in Louisville, Kentucky, located at 11501 Bluegrass Parkway.

7)
Sears Building, an office building with approximately 66,900 net rentable square feet in Louisville, Kentucky, located at 12201 Bluegrass Parkway.

8)
Springs Medical Office, an office center with approximately 96,100 net rentable square feet in Louisville, Kentucky, located at 6400 Dutchmans Parkway.

9)
Springs Office, an office center with approximately 125,300 net rentable square feet in Louisville, Kentucky, located at 950 Breckenridge Lane.

10)
Bed, Bath and Beyond, a retail company with approximately 35,000 net rentable square feet in Louisville, Kentucky, located at 996 Breckenridge Lane.

11)
Springs Station Retail, a retail center with approximately 12,000 net rentable square feet in Louisville, Kentucky, located at 6413 Dutchmans Parkway.

12)
ITT Parking Lot, a ground lease relating to a 120-space parking lot located in Louisville, Kentucky.

13)
39.05% of the interest in Blankenbaker Business Center 1A, a business center with approximately 100,600 net rentable square feet in Louisville, Kentucky, located at 11405 Bluegrass Parkway.

14)
7.69% of the interest in Lakeshore Business Center I, a business center with approximately 104,100 net rentable square feet in Fort Lauderdale, Florida, located at 3201 West Commercial Blvd.

15)
7.69% of the interest in Lakeshore Business Center II, a business center with approximately 96,600 net rentable square feet in Fort Lauderdale, Florida, located at 3201 West Commercial Blvd.

16)
7.69% of the interest in Lakeshore Business Center III, a business center with approximately 38,900 net rentable square feet in Fort Lauderdale, Florida, located at 3201 West Commercial Blvd.

EXHIBIT B

ASSUMPTION AGREEMENT

        This ASSUMPTION AGREEMENT (this "Agreement"), is made as of                            , 2004, by and between NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty") and ORIG, LLC, a Kentucky limited liability company ("ORIG"). NTS Realty and ORIG are also sometimes referred to herein collectively as the "Parties" and, individually, as a "Party."

R E C I T A L S:

        A.    Pursuant to the Contribution Agreement dated as                        , 2004, by and among the Parties (the "Contribution Agreement"), ORIG is concurrently herewith selling, assigning, transferring, conveying and delivering to NTS Realty the assets defined in the Contribution Agreement as the "Contributed Property."

        B.    In partial consideration for such sale, assignment, transfer, conveyance and delivery of the Contributed Property, the Contribution Agreement requires Realty Partners to assume the liabilities of ORIG defined in the Contribution Agreement as the "Assumed Liabilities."

        NOW, THEREFORE, pursuant to the terms of the Contribution Agreement and for good and valuable consideration, NTS Realty hereby assumes each of the Assumed Liabilities.

        This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of NTS Realty and ORIG.

[Rest of Page Intentionally Left Blank, Signature Page to Follow]

        IN WITNESS WHEREOF, NTS Realty has caused this Agreement to be duly executed and delivered as of the date first set forth above.

NTS Realty Holdings Limited Partnership Partners, a Delaware limited partnership
By:
Name:
Title:

2

EXHIBIT C

BILL OF SALE

        Pursuant to the Contribution Agreement (the "Agreement"), dated as of                            , 2004, by and between NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty") and ORIG, LLC, a Kentucky limited liability company ("ORIG") and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ORIG does hereby sell, assign, transfer, convey and deliver unto NTS Realty, its successors and assigns, the Personal Property (as defined in the Agreement), intending hereby to convey good, valid and marketable title to all of the Personal Property to NTS Realty free and clear of any Liens (as defined in the Agreement), other than Permitted Exceptions (as defined in the Agreement).

        ORIG hereby covenants to and agrees with NTS Realty, its successors and assigns, to execute, acknowledge and deliver to, or to cause to be executed, acknowledged and delivered to NTS Realty, its successors and assigns, all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by NTS Realty for the selling, assigning, transferring, conveying, delivering, assuring and confirming to NTS Realty, its successors or assigns, or for aiding and assisting in collecting or reducing to NTS Realty's possession, the Personal Property.

        This Bill of Sale shall be binding upon the successors and assigns of ORIG and shall inure to the benefit of the successors and assigns of NTS Realty.

        IN WITNESS WHEREOF, ORIG has caused this Bill of Sale to be duly executed and delivered as of this            day of                        , 20    .

ORIG, LLC, a Kentucky limited liability company
By:
Name:
Title:

2

Schedule 1.2

Excluded Assets

Shares in the NTS Mortgage Income Fund
Units in NTS-Properties III
Units in NTS-Properties IV
Units in NTS-Properties V
Units in NTS-Properties VI
Units in NTS Properties VII

Schedule 1.3

Excluded Liabilities

-NONE-

Schedule 3.6

Personal Property

-NONE-

Schedule 3.7

Exceptions

-NONE-

Schedule 3.8

Environmental

-NONE-

Schedule 3.9

Assumed Contracts

1)
Atrium Center

2)
Anthem Office Building

3)
Blankenbaker Business Center 1B

4)
Blankenbaker Business Center II

5)
Clarke American Building

6)
NTS Outlet Mall

7)
Sears Building

8)
Springs Medical Office

9)
Springs Office

10)
Bed, Bath and Beyond

11)
Springs Station Retail

12)
ITT Parking Lot

13)
39.05% of the interest in Blankenbaker Business Center 1A

14)
7.69% of the interest in Lakeshore Business Center I

15)
7.69% of the interest in Lakeshore Business Center II

16)
7.69% of the interest in Lakeshore Business Center III

See the attached rent rolls for each of the aforementioned properties for a description of the tenant leases.

NTS Commercial Rent Roll Atrium Center (atrcen) Date Range=12/31/2003
											Exp Base Base Yr
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share		Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	The Clorox Company (Kingsford)	Y	13,507	12/15/1991	12/31/2003	1/1/1998	14,913.98	1.10	13.25	13.63	2001	None		Yes—effective 12/31/03	9/2/2003	None
						1/1/2001	12,662.81	0.94	11.25
						1/1/2003	13,507.00	1.00	12.00
120	Vacant	Vac	21,639
210	Tolson Insurance Agency	Y	2,625	3/1/2003	2/28/2006	3/1/2003	2,187.50	0.83	10.00	2.57	2003	None		None		None
211	American Consulting Engineers, PLC	Y	7,241	1/1/2002	2/28/2007	1/1/2002	9,352.96	1.29	15.50	7.08	2002	None		Yes, 1582 sf Dec of 3rd year	4-6 prior	None
212	Kentucky Title Center, LLC	Y	1,177	10/1/2003	9/30/2006	10/1/2003	1,127.96	0.96	11.50	1.15	2003	Yes	180-150 days	None		None
213	Vacant	Vac	1,191
216	Wroman, LLC	Y	2,716	2/1/2003	1/31/2006	2/1/2003	2,602.83	0.96	11.50	2.66	$5.25 Stop	None		None		None
218	Vacant	Vac	1,301
220	Equicredit Corp of KY (AEGIS Funding)	Y	2,185	3/16/1992	1/31/2004	2/1/1996	2,885.59	1.32	15.85	2.24	1993	None		None		None
						2/1/2002	2,977.06	1.36	16.35
221	GMAC Mortgage Corporation	Y	1,257	3/1/1996	5/31/2004	3/1/1998	1,728.38	1.38	16.50	1.29	1996	Expired		None		None
						3/1/1999	1,780.75	1.42	17.00
						6/1/2000	1,780.75	1.42	17.00
						6/1/2002	1,780.75	1.42	17.00
224	IDX Systems Corporation	Y	4,796	8/14/1995	1/31/2006	1/1/1999	4,034.62	0.84	10.09	4.82	2003	1-3 yr	240-180 days	Expired		None
						2/1/1999	5,955.03	1.24	14.90
						2/1/2003	5,275.60	1.10	13.20
						2/1/2004	5,611.32	1.17	14.04
						2/1/2005	5,803.16	1.21	14.52
225	Monroe Shine & Company	Y	4,647	1/1/1992	11/30/2007	12/1/1997	6,330.00	1.36	16.35	4.57	1992	None		Yes, if building is sold		None
						3/1/2000	6,196.00	1.33	16.00
226	Darby & Gazak, P.S.C.	Y	3,696	4/1/2001	3/31/2006	4/1/2001	4,158.00	1.13	13.50	3.62	2001	None		None		None
300	Vacant	Vac	15,508
320	Video Monitoring Services of America	Y	20,274	3/1/2002	8/31/2007	3/1/2002	21,541.13	1.06	12.75	19.83	$3.22 p.s.f.	Yes	180-150 days	None		Yes, balance of 3rd floor
	Total Leased & Occupied:		64,121	61.8%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		39,639	38.2%
	Total Square Feet:		103,760	100.0%			70,706.79	1.10	13.23

1

NTS Commercial Rent Roll NTS BBX Office (Acordia) (bbxoff) Date Range=12/31/2003
											Exp Base Base Yr
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share		Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	Anthem, Inc.	Y	84,717	9/1/1995	8/31/2005	9/1/1995	67,557.63	0.80	9.57	100	Net lease	2-5 year options	8/31/2004	None		Option to purchase
	Total Leased & Occupied:		84,717	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		84,717	100.0%			67,557.63	0.80	9.57

2

NTS Commercial Rent Roll Blankenbaker Bus Ctr 1b (blabus1b) Date Range=12/31/2003
											Exp Base Base Yr
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share		Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100B	SHPS/Prudential Service Bureau, Inc.	Y	60,049	3/16/1989	7/31/2005	8/1/1994	37,430.54	0.62	7.48	100	Net lease	None		None		None
	Total Leased & Occupied:		60,049	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		60,049	100.0%			37,430.54	0.62	7.48

3

NTS Commercial Rent Roll Blankenbaker Bus Ctr II (blabus2) Date Range=12/31/2003
											Exp Base Base Yr
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share		Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
400	Integrity Healthcare Services, Inc.	Y	22,536	3/15/1999	3/14/2006	3/15/1999	15,024.00	0.67	8.00	35.1	Tax base 1998	None		None		Mezzanine Above
						3/15/2002	15,493.50	0.69	8.25
						3/15/2003	19,249.50	0.85	10.25
						3/15/2004	17,371.50	0.77	9.25
600	Vermont American	Y	12,102	8/1/1992	9/20/2007	12/1/1997	7,870.85	0.65	7.80	18.69	Net lease	None		None		Yes—Suite 400 or 630
						9/1/2002	8,455.99	0.70	8.38
						10/1/2002	8,958.35	0.74	8.88
630	POSdata Holdings, Inc.	Y	12,591	2/15/1999	3/14/2004	2/15/1999				21.1	Tax base 1999	None		None		None
						3/15/1999	8,362.52	0.66	7.97
						9/1/2001	9,481.72	0.75	9.04
						10/1/2001	10,461.02	0.83	9.97
650	Vacant	Vac	3,940
700	Vacant	Vac	1,548
710	Symbol Technologies, Inc.	Y	9,600	8/12/1996	9/30/2005	2/12/1998	3,096.00	0.32	3.87	14	Net lease	None		None		Deleted
						8/1/1999	3,440.00	0.36	4.30
						9/1/2000	4,586.67	0.48	5.73
						10/1/2001	6,880.00	0.72	8.60
						8/1/2002	7,600.00	0.79	9.50
730	Vacant	Vac	2,170
780	Crown Castle Communications, Inc.	Y	10,819	8/4/2000	8/31/2007	8/4/2000	6,937.50	0.64	7.69	16.61	Net lease	None		None		None
						9/4/2000	2,512.89	0.23	2.79
						10/1/2000	6,937.50	0.64	7.69
						9/1/2002	7,503.60	0.69	8.32
						9/1/2005	8,479.17	0.78	9.40
	Total Leased & Occupied:		67,648	89.8%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		7,658	10.2%
	Total Square Feet:		75,306	100.0%			53,772.47	0.79	9.54

4

NTS Commercial Rent Roll Clarke American Checks (claame) Date Range=12/31/2003
											Exp Base Base Yr
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share		Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
1	Clarke American Checks, Inc.	Y	50,000	9/1/2000	8/31/2010	9/4/2000	42,708.33	0.85	10.25	0	N/A	2-5 year option	11/30/2009	See lease contingencies		Any contiguous space
	Total Leased & Occupied:		50,000	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		50,000	100.0%			42,708.33	0.85	10.25

5

NTS Commercial Rent Roll
Outlet Mall (outmal)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	Garden Ridge Corporation	Y	162,617	3/13/1995	3/12/2005	3/13/1997	54,205.67	0.33	4.00	100	N/A	2 - 10 year options	3/12/2004	None		None
						3/13/2000	60,981.38	0.38	4.50
	Total Leased & Occupied:		162,617	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		162,617	100.0%			60,981.38	0.38	4.50

6

NTS Commercial Rent Roll
Sears Office Building (seaoff)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	Citicorp North America, Inc.	Y	66,905	7/16/1989	7/15/2005	7/16/1998	58,956.82	0.88	10.57	100	Net lease	1 - 5 year option left	7/15/2003	None		None
						7/1/1999	60,483.37	0.90	10.85
						8/1/1999	61,914.52	0.93	11.10
						7/16/2004	66,849.25	1.00	11.99
	Total Leased & Occupied:		66,905	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		66,905	100.0%			61,914.52	0.93	11.10

7

NTS Commercial Rent Roll
Springs Medical I (sprmed1)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
15	Howard, Woolridge & Thompson	Y	4,165	6/1/1991	5/31/2008	6/1/1997	5,118.00	1.23	14.75	4.87	1991 (10% cap)	Already used		None		None
						6/1/2002	5,667.78	1.36	16.33
						6/1/2005	6,006.16	1.44	17.30
20	Physiotherapy Associates, Inc.	Y	3,833	12/1/1990	11/30/2005	12/1/1998	5,683.00	1.48	17.79	4	1995 (8% cap)	None		None		None
						12/1/1999	5,814.00	1.52	18.20
						12/1/2000	5,631.92	1.47	17.63
						12/1/2002	5,780.13	1.51	18.10
						12/1/2003	4,720.98	1.23	14.78
						12/1/2004	4,839.16	1.26	15.15
25	Spring Valley Deli	Y	354	7/11/1991	11/30/2007	12/1/1997	187.30	0.53	6.35	0.35	1992	Already used		At anytime - pay 6 mths rent	written notice	None
						12/1/2002	265.50	0.75	9.00
60	Pain Control Network	Y	10,673	5/1/1998	4/30/2004	8/1/1998	11,992.00	1.12	13.48	12	1996	1 - 5 year option	4/30/2003	None		None
		N*	3,120			2/1/2004	18,103.31	1.70	20.35
						5/1/2007	19,252.73	1.80	21.65
125	Kentucky Eye Care, PSC	Y	12,300	4/15/1991	4/14/2006	4/15/1996	17,169.00	1.40	16.75	13.89	1991 (.45 psf cap)	Already used		None		Expired
						4/1/2001	17,469.27	1.42	17.04
						5/1/2001	17,732.00	1.44	17.30
135	Timothy R. Woock, D.M.D.	Y	2,111	10/1/2003	9/30/2010	10/1/2003	3,430.38	1.63	19.50	2.2	2003	2x - 5 years		None		None
						10/1/2004	3,518.33	1.67	20.00
						10/1/2005	3,606.29	1.71	20.50
						10/1/2006	3,694.25	1.75	21.00
						10/1/2007	3,782.21	1.79	21.50
						10/1/2008	3,870.17	1.83	22.00
						10/1/2009	3,958.13	1.88	22.50
140	Neuroscience Associates, PSC	Y	5,022	10/1/1991	9/30/2004	10/1/1991	6,905.25	1.38	16.50	5.87	1991 (CPI +5% cap)	Already used		None		None
						10/1/2001	7,742.25	1.54	18.50
145	Fox & Simon, PSC	Y	2,482	5/13/1991	12/31/2008	12/5/1997	3,517.00	1.42	17.00	2.9	1991 (.35 psf cap)	1-5 year option	6/4/2002	If asked to relocate	90 Days	None
						12/5/2002	3,826.42	1.54	18.50
						1/1/2004	5,656.38	2.28	27.35
						7/1/2004	5,859.70	2.36	28.33
						1/1/2006	6,165.45	2.48	29.81
						1/1/2008	6,471.21	2.61	31.29
147	Vacant	Vac	1,187
155	Quest Diagnostics, Inc.	Y	1,193	12/1/2003	12/31/2007	12/1/2003	1,888.92	1.58	19.00	1.05	1994	None		None		None
						1/1/2005	1,938.63	1.63	19.50
						1/1/2006	1,988.33	1.67	20.00
						1/1/2007	2,038.04	1.71	20.50
205	Vacant	Vac	1,814
210	Dr. Yi Yi Tsai, M.D.	Y	1,861	10/1/1998	9/30/2008	10/1/1998	2,597.65	1.40	16.75	1.98	1998	1 - 3 year option	4/30/2003	None		None
						10/1/2001	2,791.50	1.50	18.00
						10/1/2003	1,965.63	1.06	12.67
						4/1/2004	2,869.04	1.54	18.50
						10/1/2005	3,024.13	1.63	19.50

8

NTS Commercial Rent Roll
Springs Medical I (sprmed1)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
215	University OB/GYN Associates	Y**	4,948	6/1/1998	5/31/2004	6/1/1998	7,427.00	1.50	18.01	5.27	1998	None		None		None
220	Richard A. Eiferman, M.D., PSC	Y	3,413	7/19/1991	9/30/2008	10/1/1996	4,692.00	1.37	16.50	3.76	1991 (.35 psf cap)	None		None		None
						10/1/2002	5,261.71	1.54	18.50
						10/1/2005	5,546.13	1.63	19.50
230	Kentuckiana Allergy, P.S.C.	Y	3,278	12/1/1999	11/30/2005	12/1/1999	5,190.17	1.58	19.00	3.49	2000	None		None		None
235	Medical Assessment Clinic	Y	3,341	9/1/1995	8/31/2006	3/1/1997	4,594.00	1.38	16.50	3.8	1995	None		None		None
						9/1/2000	5,289.92	1.58	19.00
250	Edgar A. Lopez, M.D.	Y	2,208	12/1/1990	1/31/2006	12/1/1996	3,036.00	1.38	16.50	2.57	2000	Already Used		None		None
						12/1/1999	3,404.00	1.54	18.50
255	Martin, Upton & Veal	Y	3,290	12/1/1990	11/30/2005	1/1/1990	4,100.00	1.25	14.95	3.84	2000	None		None		None
						12/1/2000	4,660.83	1.42	17.00
						12/1/2002	5,209.17	1.58	19.00
						12/1/2004	5,483.33	1.67	20.00
310	Vacant	Vac	2,105
320	Vacant	Vac	1,275
331	Thoracic & Vascular Surgery, PSC	Y	1,336	3/4/1991	3/31/2006	3/4/1996	1,892.67	1.42	17.00	1.4	cal yr. 2001 (10% cap)	Already used		None		Expired
						3/1/2001	2,093.78	1.57	18.81
						4/1/2001	2,115.33	1.58	19.00
335	Julene B. Samuels, M.D.	Y	2,500	9/1/1997	8/31/2007	2/1/1998	3,484.00	1.39	16.72	2.72	1996	None	2/28/2002	None		None
						9/1/2002	3,922.92	1.57	18.83
340	CMA/Norton Healthcare	Y	8,269	3/1/1998	2/28/2008	3/1/1998	11,181.67	1.35	16.23	8.81	1998	1 - 5 year option	8/31/2007	None		Suite 310
						8/1/1999	13,651.67	1.65	19.81
						3/1/2004	14,340.75	1.73	20.81
345	Dermatology Associates	Y	11,220	10/19/1990	9/30/2007	9/1/1997	14,114.25	1.26	15.10	11.76	1991	1 - 5 year option	4/30/2003	Deleted		Expired
						10/1/1999	15,408.75	1.37	16.48
						2/15/2003	16,362.50	1.46	17.50
						10/1/2003	17,297.50	1.54	18.50
	Total Leased & Occupied:		87,797	90.2%
	Total Leased & Unoccupied:		3,120	3.2%
	Total Vacant:		6,381	6.6%
	Total Square Feet:		97,298	100.0%			128,001.25	1.46	17.50

*
Pain Control Network is due to expand by 3,120 sf effective 2/1/2004.

**
Suite 215 is currently subleased to Kentuckiana Hand Surgery. They have signed a future lease to occupy suite 215 after University OBGYN lease terminates May 31, 2004.

9

NTS Commercial Rent Roll Springs Office (sproff) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
40	Bornstein & Oppenheimer	Y	4,525	10/1/1997	10/31/2007	12/1/1997	4,340.24	0.96	11.51	3.62	1996	Used		None		None
						6/24/2002	6,831.26	1.51	18.12
						11/1/2002	6,802.58	1.50	18.04
						11/1/2004	7,179.67	1.59	19.04
						11/1/2005	7,556.75	1.67	20.04
50	Acordia of Kentucky	Y	22,642	4/19/2003	4/18/2010	4/19/2003	32,076.17	1.42	17.00	18.14	2003	None		None		None
						4/19/2004	32,717.69	1.45	17.34
						4/19/2005	33,378.08	1.47	17.69
						4/19/2006	34,038.47	1.50	18.04
						4/19/2007	34,717.73	1.53	18.40
						4/19/2008	35,415.86	1.56	18.77
						4/19/2009	36,113.99	1.60	19.14
110	First Capital Bank of Kentucky	Y	5,458	2/1/2003	4/30/2008	2/1/2003	8,187.00	1.50	18.00	4.37	5.00 p.s.f.	None		None		Up to 1,504 s.f.
						2/1/2005	8,414.42	1.54	18.50
						2/1/2006	8,641.83	1.58	19.00
120	Vacant	Vac	1,504
140	Webber Shandwick (New West)	Y	9,357	10/1/1996	12/31/2005	9/1/1998	11,387.16	1.22	14.60	7.5	1997	1-5 year option	5/1/2004	None		None
						10/1/1999	12,365.21	1.32	15.86
						12/1/1999	19,667.08	2.10	25.22
						3/1/2001	21,056.58	2.25	27.00
						1/1/2002	24,479.96	2.62	31.39
						1/1/2003	14,690.49	1.57	18.84
						1/1/2005	15,111.56	1.62	19.38
150	Rogers Management, Inc.	Y	3,954	9/16/2002	9/15/2008	9/16/2002	5,766.25	1.46	17.50	3.17	$5.00 p.s.f.	Yes	180-120 days	None		None
						9/16/2005	6,095.75	1.54	18.50
160	Kronos, Incorporated	Y	1,531	5/15/2001	7/31/2004	5/15/2001	1,259.37	0.82	9.87	1.23	$5.10 psf	1-5 year option	1/31/2004	None		None
						6/1/2001	2,296.50	1.50	18.00
170	Human Resources Research Organization	Y	2,479	1/18/2003	1/17/2008	1/18/2003	3,202.04	1.29	15.50	2	2003	1-5 year	180-120 days	None		None
						1/18/2005	3,408.63	1.38	16.50
						1/18/2006	3,615.21	1.46	17.50
10

NTS Commercial Rent Roll Springs Office (sproff) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
175	ADECCO dba Ajilon Finance	Y	1,039	10/1/1996	9/30/2004	12/15/1996	1,556.00	1.50	17.97	0.829	2001	Already used		None		None
						10/1/2001	1,601.79	1.54	18.50
195	MRSCB, Inc. (Paul Semonin Company)	Y	6,172	6/15/1989	12/31/2006	12/15/1996	8,100.00	1.31	15.75	4.93	1990	None		Expired		Deleted
						12/1/2001	8,772.38	1.42	17.06
						1/1/2002	9,258.00	1.50	18.00
						1/1/2004	9,772.33	1.58	19.00
						1/1/2005	10,286.67	1.67	20.00
200	Center For Leadership in School Reform	Y	7,150	7/6/1990	7/31/2006	7/6/1995	8,937.50	1.25	15.00	5.72	2000	None		None		None
						8/1/2000	10,129.17	1.42	17.00
						8/1/2002	10,725.00	1.50	18.00
						8/1/2003	11,320.83	1.58	19.00
210	Fanfare Media Works, Inc.	Y	2,000	8/1/1990	3/31/2008	9/1/1995	3,279.66	1.64	19.68	1.6	2000	None		None		None
						4/1/2003	2,916.67	1.46	17.50
220	New Century Mortgage Corporation	Y	2,610	11/1/2003	10/31/2008	11/1/2003	3,795.38	1.45	17.45	2.1	2003	1-3 year rewal	180-150 days	Yes	after 36 mo	None
						11/1/2005	3,904.13	1.50	17.95
						11/1/2006	4,012.88	1.54	18.45
235	Vacant	Vac	1,172
275	The Assessment Center, LLC	Y	2,285	6/1/2003	5/31/2008	6/1/2003	3,332.29	1.46	17.50	1.83	4.70 psf	None		None		None
						6/1/2004	3,522.71	1.54	18.50
285	Vacant	Vac	1,609
300	FoodService Purchasing Cooperative	Y	49,817	3/1/1989	2/28/2005	12/15/1997	70,132.25	1.41	16.89	39.93	1999	None		None		All 1st/2nd floor
						4/1/1999	60,053.00	1.21	14.47
						3/1/2002	65,414.88	1.31	15.76
						4/1/2002	63,309.10	1.27	15.25
	Total Leased & Occupied:		121,019	96.6%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		4,285	3.4%
	Total Square Feet:		125,304	100.0%			168,555.09	1.39	16.71

11

NTS Commercial Rent Roll Bed, Bath & Beyond (bedbat) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
1	Bed, Bath and Beyond, Inc.	Y	34,953	10/31/1999	1/31/2015	10/31/1999 2/1/2005 2/1/2010	30,583.88 32,040.25 33,496.63	0.88 0.92 0.96	10.50 11.00 11.50	0	N/A	2-5 year options	4/30/2014	None		Any contiguous space
	Total Leased & Occupied:		34,953	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		34,953	100.0%			30,583.88	0.88	10.50

12

NTS Commercial Rent Roll Springs Station Retail (sprsta) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
6401	TSI Communications	Y	996	6/15/2001	1/14/2007	6/15/2001	1,618.50	1.63	19.50	8.3	Net Lease	None		None		None
						7/15/2002	1,701.50	1.71	20.50
						7/15/2003	1,784.50	1.79	21.50
						7/15/2004	1,867.50	1.88	22.50
						7/15/2005	1,950.50	1.96	23.50
6403	Jewish Hospital dba Frazier Institute	Y	3,723	10/1/2001	9/30/2006	10/1/2001	6,360.13	1.71	20.50	30.9	Net Lease	1-5 year option	4/30/2006	None		None
						10/1/2002	6,583.51	1.77	21.22
						10/1/2003	6,813.09	1.83	21.96
						10/1/2004	7,051.98	1.89	22.73
						10/1/2005	7,297.08	1.96	23.52
6407	Bestdoc, LLC d/b/a Sign-A-Rama	Y	1,169	9/1/2001	12/31/2006	9/1/2001	1,753.50	1.50	18.00	9.7	Net lease	1-5 year option	7/31/2006	None		None
						1/1/2003	1,850.92	1.58	19.00
						1/1/2004	1,948.33	1.67	20.00
						1/1/2005	2,045.75	1.75	21.00
						1/1/2006	2,143.17	1.83	22.00
6409	Randstad N.A.—Business Unit 26012	Y	2,339	4/1/2003	9/30/2008	4/1/2003	3,605.96	1.54	18.50	19.43		1-5 year	150-180 days	None		None
						10/1/2005	3,800.88	1.63	19.50
						10/1/2006	3,995.79	1.71	20.50
6411	SUBRA, LLC dba Great Clips, Inc.	Y	1,146	4/1/2003	3/31/2008	4/1/2003	1,910.00	1.67	20.00	9.52		1-5 year	180 days	None		None
						4/1/2004	1,957.75	1.71	20.50
						4/1/2005	2,005.50	1.75	21.00
						4/1/2007	2,053.25	1.79	21.50
6413	Diamonds Plus, Inc.	Y	2,666	6/10/2002	2/28/2013	6/10/2002 5/1/2004 5/1/2007	4,221.17 4,776.58 5,332.00	1.58 1.79 2.00	19.00 21.50 24.00	22.14	2002	2 consecutive 5 year options	150-180 prior	After 5 years	6 Mo prior	None
	Total Leased & Occupied:		12,039	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		12,039	100.0%			20,185.64	1.68	20.12

13

NTS Commercial Rent Roll Blankenbaker Bus Ctr 1a (blabus1a) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100A	SHPS/Prudential Service Bureau, Inc.	Y	100,640	8/1/1994	7/31/2005	8/1/1994	62,732.27	0.62	7.48	100	Net lease	None		None		None
	Total Leased & Occupied:		100,640	100.0%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		0	0.0%
	Total Square Feet:		100,640	100.0%			62,732.27	0.62	7.48

14

NTS Commercial Rent Roll Lakeshore Business Center I (lakbus1) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	Vacant	Vac	2,173
101	Specialty Claim Services & Specialty Inv	Y	1,801	9/27/2001	9/26/2005	10/1/2001	1,688.44	0.94	11.25	1.74		None		None		None
						1/1/2002	1,772.86	0.98	11.81
						1/1/2003	1,861.51	1.03	12.40
						1/1/2004	1,954.58	1.09	13.02
						1/1/2005	2,052.31	1.14	13.67
102	Santiago, Inc.	Y	702	11/1/2001	10/31/2004	11/1/2001	716.63	1.02	12.25	0.68	2001	None		None		None
						1/1/2002	752.46	1.07	12.86
						1/1/2003	790.08	1.13	13.51
						1/1/2004	829.59	1.18	14.18
103	Coleman Technologies	Y	1,931	10/1/2000	9/30/2005	10/1/2000	1,971.23	1.02	12.25	1.86	2000	None		None		None
						1/1/2001	2,069.79	1.07	12.86
						1/1/2002	2,173.28	1.13	13.51
						1/1/2003	2,281.94	1.18	14.18
						10/1/2003	2,281.80	1.18	14.18
						1/1/2004	2,396.05	1.24	14.89
						1/1/2005	2,516.74	1.30	15.64
104	Vacant	Vac	9,560
109	The Check Cashing Store	Y	6,327	11/25/1998	11/24/2004	11/25/1998	6,458.82	1.02	12.25	6.09	1998	None		See lease		None
						11/25/1999	6,652.59	1.05	12.62
						11/25/2000	6,852.17	1.08	13.00
						11/1/2001	6,893.29	1.09	13.07
						12/1/2001	7,057.74	1.12	13.39
						11/1/2002	7,100.09	1.12	13.47
						12/1/2002	7,269.48	1.15	13.79
						11/1/2003	7,313.09	1.16	13.87
						12/1/2003	7,487.57	1.18	14.20
110	Vacant	Vac	5,718
111	Ikegami Electronics USA, Inc.	Y	2,782	3/28/1997	4/30/2005	1/1/1999	2,465.93	0.89	10.64	2.68	1994	N/A	N/A	N/A	N/A	N/A
						1/1/2000	2,524.67	0.91	10.89
						3/1/2000	2,541.39	0.91	10.96
						4/1/2000	2,592.72	0.93	11.18
						1/1/2001	2,680.76	0.96	11.56
						1/1/2002	2,715.03	0.98	11.71
						1/1/2003	2,779.35	1.00	11.99
						5/1/2003	2,318.33	0.83	10.00
						5/1/2004	2,411.07	0.87	10.40
139	Vacant	Vac	1,263
140	Vacant	Vac	2,406
141	The Independent Order of Foresters	Y	2,424	2/2/2001	2/1/2006	2/2/2001	2,581.56	1.07	12.78	2.34	2001	None		None		None
						1/1/2002	2,710.64	1.12	13.42
						1/1/2003	2,846.17	1.17	14.09
						1/1/2004	2,988.48	1.23	14.79
						1/1/2005	3,137.90	1.29	15.53
						1/1/2006	3,294.79	1.36	16.31

15

NTS Commercial Rent Roll Lakeshore Business Center I (lakbus1) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
143	Firstat Nursing Services (Santiago)	Y	1,728	9/18/1998	9/30/2005	1/1/1999	1,791.34	1.04	12.44	1.66	1998	None		None		None
						1/1/2000	1,840.75	1.07	12.78
						1/1/2001	1,903.26	1.10	13.22
						1/1/2002	1,927.58	1.12	13.39
						1/1/2003	1,973.24	1.14	13.70
						10/1/2003	1,972.80	1.14	13.70
						1/1/2004	2,072.16	1.20	14.39
						1/1/2005	2,175.84	1.26	15.11
144	Patterson Dental Supply, Inc.	Y	8,139	7/1/2001	10/31/2008	7/1/2001	7,474.32	0.92	11.02	7.86	2001	1-5 year option	6/30/2008	None		Suite 139
						1/1/2002	7,735.92	0.95	11.41
						1/1/2003	8,006.68	0.98	11.80
						1/1/2004	8,286.91	1.02	12.22
						1/1/2005	8,576.95	1.05	12.65
						1/1/2006	8,877.15	1.09	13.09
						1/1/2007	9,187.85	1.13	13.55
						1/1/2008	9,509.42	1.17	14.02
148	Transporation Engineering, Inc. dba TEI	Y	2,304	5/1/2003	4/30/2006	5/1/2003	2,415.36	1.05	12.58	2.45	2003	None		None		None
						5/1/2004	2,511.36	1.09	13.08
						5/1/2005	2,607.36	1.13	13.58
150	URS Corporation	Y	4,281	5/20/2002	11/19/2007	5/20/2002	4,912.45	1.15	13.77	4.13	2002	None		None		None
						1/1/2003	5,158.07	1.20	14.46
						1/1/2004	5,415.98	1.27	15.18
						1/1/2005	5,686.77	1.33	15.94
						1/1/2006	5,971.11	1.39	16.74
						1/1/2007	6,269.67	1.46	17.57
152	Vacant	Vac	3,818
157	Kimley Horn & Associates	Y	8,434	3/15/1991	2/7/2007	1/1/1999	2,673.05	0.32	3.80	16.17	1991	None		Expired		None
						11/1/1999	4,074.95	0.48	5.80
						1/1/2000	4,187.34	0.50	5.96
						1/1/2001	4,329.53	0.51	6.16
						1/1/2002	4,384.87	0.52	6.24
						9/15/2002	5,902.88	0.70	8.40
						1/1/2003	6,198.03	0.73	8.82
						8/8/2003	9,966.18	1.18	14.18
						1/1/2004	10,366.79	1.23	14.75
						1/1/2005	10,781.46	1.28	15.34
						1/1/2006	11,210.19	1.33	15.95
						1/1/2007	11,660.00	1.38	16.59
200	Data Solutions	Y	3,767	1/15/2002	1/14/2005	1/1/1999	2,307.22	0.61	7.35	3.64	1998	Already used		None		Larger space in bldg.
						1/1/2000	2,370.85	0.63	7.55
						1/1/2001	2,451.36	0.65	7.81
						1/15/2002	4,065.22	1.08	12.95
						1/1/2003	4,268.48	1.13	13.60
						1/1/2004	4,481.91	1.19	14.28
203	The Corradino Group	Y	3,278	3/25/1999	3/14/2004	3/15/1999	3,346.30	1.02	12.25	3.16	1999	None		None		Any contiguous available
						1/1/2000	3,438.59	1.05	12.59
						1/1/2001	3,555.35	1.08	13.02
						1/1/2002	3,600.80	1.10	13.18
						1/1/2003	3,686.10	1.12	13.49

16

NTS Commercial Rent Roll Lakeshore Business Center I (lakbus1) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
207	Bliss & Nyitray, Inc.	Y	689	3/3/2003	3/2/2006	3/3/2003	689.00	1.00	12.00	1.34	2003	None		None		None
						3/3/2004	716.56	1.04	12.48
						3/3/2005	745.22	1.08	12.98
209	Sunshine Wireless	Y	913	3/15/1996	3/17/2005	1/1/1999	969.79	1.06	12.75	0.88	1996	None		None		None
						1/1/2000	996.54	1.09	13.10
						1/1/2001	1,030.38	1.13	13.54
						1/1/2002	1,043.55	1.14	13.72
						1/1/2003	1,068.27	1.17	14.04
210	Westin Engineering, Inc.	Y	1,101	5/25/2001	6/30/2005	5/25/2001	274.51	0.25	2.99	1.06	2001	None		None		None
						6/1/2001	1,215.69	1.10	13.25
						1/1/2002	1,276.47	1.16	13.91
						1/1/2003	1,340.30	1.22	14.61
						7/1/2003	1,192.75	1.08	13.00
						1/1/2004	1,246.88	1.13	13.59
						1/1/2005	1,302.85	1.18	14.20
211	Marwin Systech, Inc. dba RAD Technologies	Y	1,163	6/1/2002	5/31/2004	6/1/2002	1,163.00	1.00	12.00	1.12	2002	None		None		None
						1/1/2003	1,221.15	1.05	12.60
						1/1/2004	1,282.21	1.10	13.23
212	Nova Consulting, Inc.	Y	689	10/1/2002	9/30/2004	10/1/2002	631.58	0.92	11.00	0.67	2001	None		None		None
						1/1/2004	650.53	0.94	11.33
214	Technology Solutions	Y	689	11/1/2001	10/31/2004	11/1/2001	717.71	1.04	12.50	0.66	2001	None		None		None
						1/1/2003	753.60	1.09	13.13
						1/1/2004	791.28	1.15	13.78
215	Dundas Systems	Y	3,480	11/6/1998	11/5/2004	1/1/1999	3,313.07	0.95	11.42	3.35	2001	None		None		None
						1/1/2000	3,404.45	0.98	11.74
						1/1/2001	3,520.05	1.01	12.14
						11/1/2001	3,607.51	1.04	12.44
						12/1/2001	3,625.00	1.04	12.50
						1/1/2002	3,806.25	1.09	13.13
						1/1/2003	3,996.56	1.15	13.78
						1/1/2004	4,196.39	1.21	14.47
						11/1/2004	699.40	0.20	2.41
218	Coats & Associates, P.A.	Y	878	9/1/2002	8/31/2005	9/1/2002	878.00	1.00	12.00	0.85	2002	None		None		None
						1/1/2004	913.12	1.04	12.48
						1/1/2005	949.70	1.08	12.98
220	The Arbor Group	Y	1,843	3/4/1994	8/6/2005	1/1/1999	1,560.25	0.85	10.16	1.77	1994	None		None		None
						3/1/2000	1,622.66	0.88	10.57
						3/4/2000	1,980.13	1.07	12.89
						8/7/2000	1,881.40	1.02	12.25
						1/1/2002	1,970.15	1.07	12.83
						1/1/2003	2,016.82	1.09	13.13
242	National City Mortgage Co.	Y	3,602	8/1/2003	9/30/2006	8/1/2003	3,001.67	0.83	10.00	3.45	2003	None		None		None
						8/1/2004	3,106.73	0.86	10.35
						8/1/2005	3,215.46	0.89	10.71
						8/1/2006	3,328.00	0.92	11.09

17

NTS Commercial Rent Roll Lakeshore Business Center I (lakbus1) Date Range=12/31/2003
Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
243	EAC Consulting	Y	2,853	5/1/1999	2/28/2006	5/1/1999	2,209.09	0.77	9.29	2.74	1999/$5.00	None		None		Already used
						1/1/2000	2,270.02	0.80	9.55
						1/1/2001	2,347.10	0.82	9.87
						1/1/2002	2,377.11	0.83	10.00
						3/1/2003	2,615.25	0.92	11.00
						3/1/2004	2,734.13	0.96	11.50
						3/1/2005	2,853.00	1.00	12.00
246	Nursing Unlimited 2000	Y	1,348	12/1/2001	12/31/2004	11/29/2001	1,348.00	1.00	12.00	1.3	2001	None				None
						1/29/2002	1,348.00	1.00	12.00
						1/1/2003	1,415.40	1.05	12.60
						1/1/2004	1,486.17	1.10	13.23
247	Vacant	Vac	1,347
249	Vacant	Vac	1,308
250	Chen & Associates Consulting Engineers	Y	2,173	2/1/2002	1/31/2007	2/1/2002	2,290.71	1.05	12.65	2.1	2002	None		None		None
						1/1/2003	2,405.25	1.11	13.28
						1/1/2004	2,525.51	1.16	13.95
						1/1/2005	2,651.78	1.22	14.64
						1/1/2006	2,784.37	1.28	15.38
						1/1/2007	2,923.59	1.35	16.14
255	Jascan U.S.A.	Y	2,361	10/5/2001	10/4/2005	10/1/2001	2,557.75	1.08	13.00	2.28	N/A	1-2 year option	150-180 prior	None		None
						1/1/2002	2,608.91	1.11	13.26
						1/1/2003	2,713.26	1.15	13.79
						1/1/2004	2,821.79	1.20	14.34
						1/1/2005	2,934.66	1.24	14.92
256	Ringler Associates	Y	1,840	12/3/1999	12/2/2004	12/1/1999	1,893.67	1.03	12.35	1.77	N/A	None		None		None
						1/1/2000	1,945.90	1.06	12.69
						1/1/2001	2,011.98	1.09	13.12
						1/1/2002	2,037.70	1.11	13.29
						1/1/2003	2,085.97	1.13	13.60
261	Vacant	Vac	2,972
	Total Leased & Occupied:		73,520	70.6%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		30,565	29.4%
	Total Square Feet:		104,085	100.0%			79,743.66	1.08	13.02

18

NTS Commercial Rent Roll
Lakeshore Business Center II (lakbus2)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
105	Vacant	Vac	4,556
110	Lambda Physik	Y	27,868	4/1/1996	12/31/2008	1/1/1999	14,066.47	0.50	6.06	28.65	1996	1-5 year option	4/22/2002	None		Expired
						7/1/1999	18,188.52	0.65	7.83
						1/1/2000	18,690.17	0.67	8.05
						6/20/2000	23,020.55	0.83	9.91
						7/1/2000	26,470.97	0.95	11.40
						9/19/2000	28,619.78	1.03	12.32
						1/1/2001	29,591.62	1.06	12.74
						1/1/2002	23,003.50	0.83	9.91
						6/1/2002	22,642.75	0.81	9.75
						1/1/2003	23,803.92	0.85	10.25
						1/1/2004	24,965.09	0.90	10.75
						1/1/2005	26,126.26	0.94	11.25
						1/1/2006	27,287.43	0.98	11.75
						1/1/2007	28,448.60	1.02	12.25
						1/1/2008	29,609.77	1.06	12.75
114	SwitchGate International, LLC	Y	3,095	6/23/2003	9/20/2006	7/21/2003	2,579.17	0.83	10.00	3.2	2003	None		None		None
						9/21/2004	2,708.13	0.88	10.50
						9/21/2005	2,837.08	0.92	11.00
116	Mastec North America	Y	4,450	1/29/1999	3/31/2005	1/29/1999	4,357.29	0.98	11.75	4.78	1999	None		None		Any contiguous space
						1/1/2000	4,466.22	1.00	12.04
						1/1/2001	4,577.88	1.03	12.34
						1/1/2002	4,692.33	1.05	12.65
						2/1/2002	3,801.05	0.85	10.25
						1/1/2003	3,896.08	0.88	10.51
						1/1/2004	3,993.48	0.90	10.77
						1/1/2005	4,093.32	0.92	11.04
118	SavvyData, Inc	Y	7,200	4/1/2000	3/31/2005	4/1/2000	7,350.00	1.02	12.25	7.73	2000	None		None		Expired
						1/1/2001	7,644.00	1.06	12.74
						1/1/2002	7,949.76	1.10	13.25
						1/1/2003	8,267.75	1.15	13.78
						1/1/2004	8,598.46	1.19	14.33
						1/1/2005	8,942.40	1.24	14.90

19

NTS Commercial Rent Roll
Lakeshore Business Center II (lakbus2)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
122	The Dermal Group	Y	2,338	12/4/1999	12/4/2003	1/1/1999	2,118.30	0.91	10.87	2.51	1995	None		None		None
						6/4/1999	2,386.71	1.02	12.25
						1/1/2000	2,452.54	1.05	12.59
						1/1/2001	2,575.17	1.10	13.22
						1/1/2002	2,703.93	1.16	13.88
						1/1/2003	2,839.12	1.21	14.57
124	Atlantic Pioneer Mortgage	Y	2,338	7/9/2003	7/8/2007	7/9/2003	2,240.58	0.96	11.50	2.41	2003	None		None		None
						1/1/2004	2,318.52	0.99	11.90
						1/1/2005	2,400.35	1.03	12.32
						1/1/2006	2,484.13	1.06	12.75
						1/1/2007	2,571.80	1.10	13.20
127	National Multiple Sclerosis Society	Y	4,675	5/16/2001	5/15/2006	5/16/2001	2,463.17	0.53	6.32	5.02	2001	None		None		None
						6/1/2001	4,772.40	1.02	12.25
						1/1/2002	4,963.30	1.06	12.74
						1/1/2003	5,161.83	1.10	13.25
						1/1/2004	5,368.30	1.15	13.78
						1/1/2005	5,583.03	1.19	14.33
						1/1/2006	5,806.35	1.24	14.90
128	First National Acceptance Company	Y	1,403	5/17/1999	5/16/2004	5/17/1999	1,432.23	1.02	12.25	1.51	1999	None		None		None
						1/1/2000	1,475.20	1.05	12.62
						1/1/2001	1,519.45	1.08	13.00
						1/1/2002	1,565.04	1.12	13.39
						1/1/2003	1,611.99	1.15	13.79
						1/1/2004	1,660.35	1.18	14.20
129	Vacant	Vac	1,290
130	Vacant	Vac	5,650
134	Outreach Home Health	Y	4,617	2/22/2002	3/31/2007	2/22/2002	2,987.00	0.65	7.76	4.75	2002	5 years	180-150 days	None		None
						6/24/2002	4,617.00	1.00	12.00
						1/1/2003	4,755.51	1.03	12.36
						1/1/2004	4,898.18	1.06	12.73
						1/1/2005	5,045.12	1.09	13.11
						1/1/2006	5,196.47	1.13	13.51
						1/1/2007	5,352.37	1.16	13.91

20

NTS Commercial Rent Roll
Lakeshore Business Center II (lakbus2)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
200	Vacant	Vac	1,389
206	Charge.com, Inc.	Y	1,998	9/8/2003	11/30/2006	9/8/2003	1,665.00	0.83	10.00	2.07	2003	None		Yes	2-4 years	None
						9/8/2004	1,731.60	0.87	10.40
						9/8/2005	1,801.53	0.90	10.82
						9/8/2006	1,873.13	0.94	11.25
211	Parsons, Brinckerhoff, Quade & Douglas	Y	1,218	9/28/2001	9/27/2003	9/28/2001	1,218.00	1.00	12.00	1.25	2001	N/A		N/A		N/A
						1/1/2002	1,278.90	1.05	12.60
						1/1/2003	1,342.85	1.10	13.23
212	ING	Y	1,624	7/1/1998	6/30/2004	1/1/1999	1,657.83	1.02	12.25	1.7	controllable 10% cap	Already used		None		None
						7/1/1999	1,707.91	1.05	12.62
						7/1/2000	1,759.33	1.08	13.00
						7/1/2001	1,691.67	1.04	12.50
						1/1/2002	1,751.21	1.08	12.94
						1/1/2003	1,812.51	1.12	13.39
						1/1/2004	1,875.54	1.15	13.86
218	Florida Broadband	Y	2,781	10/1/2003	12/31/2006	10/31/2003	2,398.61	0.86	10.35	2.87	2003	None		None		None
						10/1/2004	2,470.46	0.89	10.66
						10/1/2005	2,544.62	0.92	10.98
						10/1/2006	2,621.09	0.94	11.31
220	Vacant	Vac	3,600
225	Harvard Jolly Clees Toppe, Architects	Y	1,611	12/1/2001	8/31/2006	12/4/2001	812.00	0.50	6.05	1.67	2003	none		none		none
						1/1/2003	852.60	0.53	6.35
						9/1/2003	1,691.55	1.05	12.60
						1/1/2004	1,776.13	1.10	13.23
						1/1/2005	1,864.73	1.16	13.89
						1/1/2006	1,957.37	1.22	14.58
227	Hallmark Personnel	Y	1,624	8/23/1989	8/22/2004	1/1/1999	1,613.60	0.99	11.92	1.71	1989	None		None		None
						8/23/1999	1,603.70	0.99	11.85
						1/1/2000	1,667.85	1.03	12.32
						1/1/2001	1,734.56	1.07	12.82
						1/1/2002	1,803.94	1.11	13.33
						1/1/2003	1,876.10	1.16	13.86
						1/1/2004	1,951.14	1.20	14.42

21

NTS Commercial Rent Roll
Lakeshore Business Center II (lakbus2)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
228	NTS Management Office	Y	1,218							0
230	PB Farradyne, Inc.	Y	4,349	4/6/2001	12/31/2004	4/6/2001	1,719.79	0.40	4.75	4.5	1999	None		None		None
						11/1/2001	3,908.66	0.90	10.78
						1/1/2002	4,080.64	0.94	11.26
						1/1/2003	4,261.22	0.98	11.76
						9/1/2003	5,838.53	1.34	16.11
						1/1/2004	6,095.85	1.40	16.82
236	Richardson Electronics, Ltd.	Y	1,444	8/1/2002	7/31/2005	8/1/2002	1,323.67	0.92	11.00	1.48	2002	1-3 year option	180-150 days	None		None
						1/1/2003	1,376.61	0.95	11.44
						1/1/2004	1,431.97	0.99	11.90
						1/1/2005	1,488.52	1.03	12.37
237	Vacant	Vac	3,570
238	ADP, Inc.	Y	715	11/2/1997	10/31/2004	1/1/1999	675.63	0.94	11.34	0.77	N/A	None		At end of 12th month	7/31/2001	None
						1/1/2000	694.26	0.97	11.65
						10/31/2000	729.90	1.02	12.25
						1/1/2002	766.40	1.07	12.86
						1/1/2003	804.71	1.13	13.51
						11/1/2003	804.97	1.13	13.51
						1/1/2004	845.49	1.18	14.19
	Total Leased & Occupied:		76,566	79.2%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		20,055	20.8%
	Total Square Feet:		96,621	100.0%			73,962.68	0.97	11.59

22

NTS Commercial Rent Roll
Lakeshore Business Center II (lakbus2)
Date Range=12/31/2003

Suite	Tenant Name	Occ	Square Footage	Lease Commence Date	Lease Expiration Date	Base Rent Date	Rent Step	PSF	Annual Rent PSF	Prorata Share	Exp Base Base Yr	Renewal Option	Notice Date	Cancellation Option	Notice Date	Right 1st Ref
100	Vacant	Vac	4,129
110	E & J Gallo Winery	Y	3,754	2/8/2002	3/7/2007	2/8/2002	4,223.25	1.13	13.50	9.56	2002	5 years	120-180 days	none		none
						1/1/2003	4,371.06	1.16	13.97
						1/1/2004	4,524.05	1.21	14.46
						1/1/2005	4,682.39	1.25	14.97
						1/1/2006	4,846.28	1.29	15.49
						1/1/2007	5,015.90	1.34	16.03
120	Totura and Co. Inc.	Y	4,689	10/23/2000	1/22/2006	10/23/2000	5,275.13	1.13	13.50	12.6	N/A	None		None		None
						1/1/2001	5,314.64	1.13	13.60
						1/1/2002	5,527.22	1.18	14.15
						1/1/2003	5,748.31	1.23	14.71
						1/1/2004	5,978.24	1.27	15.30
						1/1/2005	6,217.37	1.33	15.91
						1/1/2006	6,466.06	1.38	16.55
130	Florida Digital Network, Inc.	Y	6,190	2/12/2001	4/11/2006	2/12/2001	6,963.75	1.13	13.50	16.63	2000	None		None		None
						1/1/2002	7,242.30	1.17	14.04
						1/1/2003	7,531.99	1.22	14.60
						1/1/2004	7,833.27	1.27	15.19
						1/1/2005	8,146.60	1.32	15.79
						1/1/2006	8,472.47	1.37	16.42
200	John J. Kirlin, Inc.	Y	20,135	8/11/2003	8/10/2014	8/11/2003	19,296.04	0.96	11.50	51.76	2002	2 terms of 60 monts	180 days	None		None
						8/11/2005	19,883.31	0.99	11.85
						8/11/2006	20,487.36	1.02	12.21
						8/11/2007	21,108.19	1.05	12.58
						8/11/2008	21,745.80	1.08	12.96
						8/11/2009	22,400.19	1.11	13.35
						8/11/2010	23,071.35	1.15	13.75
						8/11/2011	23,759.30	1.18	14.16
						8/11/2012	24,464.03	1.22	14.58
						8/11/2013	25,202.31	1.25	15.02
	Total Leased & Occupied:		34,768	89.4%
	Total Leased & Unoccupied:		0	0.0%
	Total Vacant:		4,129	10.6%
	Total Square Feet:		38,897	100.0%			36,947.40	1.06	12.75
23

Appendix D

FORM OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

i

ii

iii

AGREEMENT OF LIMITED PARTNERSHIP
OF
NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        THIS AGREEMENT OF LIMITED PARTNERSHIP of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, is entered into and shall become effective as of the                        day of 2004, by and among NTS Realty Capital, Inc., a Delaware corporation, and NTS Realty Partners, LLC, a Delaware limited liability company, as the general partners, and those Persons who, from time to time, own Units of the Partnership.

ARTICLE I
FORMATION OF LIMITED PARTNERSHIP

        The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Managing General Partner shall execute and cause to be filed a Certificate of Limited Partnership and shall take any other actions, including the filing or recording of any documents, reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware and any other state or jurisdiction in which the Partnership engages in business. The General Partners shall not be required to deliver or mail to any Limited Partner a copy of the Certificate of Limited Partnership or any amendment or restatement thereof.

ARTICLE II
NAME

        The business of the Partnership shall be conducted under the name of "NTS Realty Holdings Limited Partnership," or such other name as the Managing General Partner shall hereafter designate in writing to the Limited Partners. The Managing General Partner shall have the right to operate the business of the Partnership in such other names as may be required in any jurisdiction.

ARTICLE III
DEFINITIONS

        For purposes of this Agreement, the following definitions shall apply unless the context hereof requires otherwise.

        "Acquisition Fee" means the total of all fees and commissions paid by any party to any party in connection with the purchase or development of property by the Partnership, except a development fee paid to a non-Affiliate of the General Partner in connection with the actual development of a project after acquisition of the land by the Partnership. Included in the computation of such fee shall be any real estate commission, acquisition fee, selection fee, development fee, non-recurring management fee, or any fee of a similar nature, however designated.

        "Act" means the Delaware Revised Uniform Limited Partnership Act, Title 6, Delaware Code Ann., Section 17-101, et seq., as may be amended from time to time.

        "Additional Capital Contribution" means a contribution of cash or property to the Partnership other than a Capital Contribution.

        "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Partner, if any, and (ii) any amounts that each Partner is obligated to contribute under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) reduced by (i) the amount of all deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 10.2(a)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 8.7(c)(i) or (ii).

        "Affiliate" means, when used with reference to a specified Person, (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, general partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee or with respect to which the specified Person serves in a similar capacity; and (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person, or of which the specified Person is the beneficial owner of 10% or more of any class of equity securities.

        "Agreement" means the Agreement of Limited Partnership of NTS Realty Holdings Limited Partnership, as amended, modified or supplemented from time to time.

        "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt. The Managing General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

        "Allocable Share" means that portion which is incurred or accrued by or attributed to the Partnership in accordance with a reasonable determination by the Managing General Partner of relative time and/or cost, as applicable, attributable to the service, good or other item.

        "Appraised Value" means an opinion of value of a property, at a given time, as determined by an independent appraiser qualified to value property of similar a type or nature and geographic location to the subject property; provided, that the appraisal shall have been prepared no more than three (3) years from the date upon which the appraisal is used by the Partnership for any purpose.

        "Bankruptcy" for purposes of this Agreement, the "Bankruptcy" of a General Partner shall be deemed to have occurred:

          (a)   Upon the General Partner's:

              (i)  Making an assignment for the benefit of creditors;

             (ii)  Filing a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

            (iii)  Being adjudicated a bankrupt or insolvent;

            (iv)  Filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

             (v)  Filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of a nature previously described in this definition; or

2

            (vi)  Seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties.

          (b)   If, one hundred twenty (120) days after the continuation of any proceedings against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, such proceeding has not been dismissed, or, if, ninety (90) days after the appointment of a trustee, receiver or liquidator of the General Partner or all or any substantial part of its properties without its agreement or acquiescence, such appointment is not vacated or stayed, or, if the appointment is stayed, ninety (90) days after the expiration of the stay if the appointment is not vacated.

        "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 8.7 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

        "Business Day" means Monday through Friday of each week, except that: (i) a legal holiday recognized as such by the government of the United States of America or the State of Delaware or (ii) a date on which the National Securities Exchange on which the Units are listed for trading is closed, shall not be regarded as a Business Day.

        "Capital Account" means the capital account on the books of the Partnership for each Partner. It is the intention of the Partners that such Capital Account be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and this Agreement shall be so construed. Accordingly, such Capital Account shall initially be credited with the amount of the initial capital contribution of the Partner, and thereafter shall be increased by: (i) any cash or the fair market value of any property contributed by the Partner (net of any liabilities assumed by the Partnership or to which the contributed property is subject) and (ii) the amount of all net income (whether or not exempt from tax) and gain allocated to the Partner, and decreased by (x) the amount of all net losses and expenses allocated to the Partner (including expenditures described in Section 705(a)(2)(B) of the Code, or treated as such an expenditure by reason of Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations) and (y) the amount of cash and the fair market value of property (net of any liabilities assumed by such Partner or to which the distributed property is subject), distributed to the Partner.

        "Capital Contribution" means the total amount of cash or property contributed to the capital of the Partnership by or on behalf of a Partner in accordance with the Merger Agreement and the Contribution Agreement.

        "Carrying Value" means (i) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion, depreciation, amortization, and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 8.7(c)(i) and (ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Managing General Partner.

        "Certificate" means a certificate in such form as may be adopted by the Managing General Partner, in its discretion, issued by the Partnership to evidence ownership of one (1) or more Units.

3

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended, and a reference to a section thereof (made by using "Section    of the Code") shall be deemed to be a reference to the corresponding provision of the Code or the corresponding provision of any successor statute.

        "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Partnership, including the assets other than cash. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 8.7(c), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

        "Contribution Agreement" means that certain Contribution Agreement dated of even date herewith between ORIG and the Partnership.

        "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 10.2(i).

        "Distributable Cash" means an amount equal to the Partnership's Net Cash Flow from Operations.

        "Event of Withdrawal" means the occurrence of any one of the following events: (i) the Managing General Partner voluntarily withdraws from the Partnership by giving ninety (90) days' prior written notice to the other Partners of its intent to withdraw; (ii) the Managing General Partner is removed pursuant to Section 15.15(a); or (iii) the Bankruptcy of the Managing General Partner.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied.

        "General Partners" mean NTS Realty Capital, Inc., a Delaware corporation, and NTS Realty Partners, LLC, a Delaware limited liability company, or any successor or additional person or entity admitted as a general partner of the Partnership.

        "Indemnified Party" means the Managing General Partner and each Affiliate of the Managing General Partner that is performing services for or on behalf of the Partnership.

        "Independent Director" means a member of a board of directors satisfying the definition of "independent director," as such term is defined in the listing standards of the National Securities Exchange upon which the Units are traded.

        "Limited Partner" means all Persons who hold Units other than the General Partners.

        "Majority Consent" means the affirmative vote of holders of Units, excluding the Units held by the General Partners (but not by Affiliates of the General Partners, except as provided in Section 15.20), representing more than fifty percent (50%) of the then-outstanding Units entitled to vote on the matter.

        "Management Agreement" means that certain Management Agreement dated                        , 2004, by and between the Partnership and NTS Development Company.

        "Managing General Partner" means NTS Realty Capital, Inc., a Delaware corporation, or any successor or additional person or entity admitted as the managing general partner of the Partnership.

        "Merger" means the reorganization effectuated by the Merger Agreement.

        "Merger Agreement" means that certain Agreement and Plan of Merger dated of even date herewith among the Partnership and each of the Predecessor Partnerships.

        "Merger Date" means the date upon which the Merger becomes effective.

4

        "National Securities Exchange" means any exchange registered with the SEC under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or any interdealer quotation system of the Nasdaq Stock Market, Inc. (whether the National Market or SmallCap Market) or any successor thereto.

        "Net Cash Flow from Operations" means the net cash flow of the Partnership from operations for a taxable year in an amount equal to the taxable income or loss of the Partnership arising in the ordinary course of the Partnership's business and investment activities, increased by tax-exempt interest, depreciation, amortization, cost recovery allowances and other noncash charges deducted in determining such taxable income, and decreased by: (i) principal payments made on the Partnership's indebtedness; (ii) property replacement or Reserves actually established by the Partnership; (iii) capital expenditures when made other than from Reserves or from borrowings, the proceeds of which are not included in operating cash flow; and (iv) any other cash expenditures not deducted in determining such taxable income or loss. This definition is intended to comply with Section 1.707-4(b) of the Treasury Regulations. In the event Section 1.707-4(b) of the Treasury Regulations is amended from time to time, the foregoing definition of "Net Cash Flow from Operations" shall be amended automatically to remain in compliance.

        "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (including, without limitation, any expenditures described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Section 1.704-2(b) of the Treasury Regulations, are attributable to a Nonrecourse Liability.

        "Nonrecourse Liability" has the meaning set forth in Section 1.752-1(a)(2) of the Treasury Regulations.

        "NTS Development Company" means NTS Development Company, a Kentucky corporation.

        "NTS Dissenting Holder" shall have the same meaning ascribed to such term in the Merger Agreement.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership, Managing General Partner or its Affiliates) acceptable to the Managing General Partner in its reasonable discretion.

        "ORIG" means ORIG, LLC, a Kentucky limited liability company.

        "Participating Percentage" means, as to each holder of a Unit, at any particular time, the percentage arrived at by dividing the total number of Units held by such party by the total number of Units owned by all holders, and multiplying the quotient thereof by one hundred (100).

        "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

        "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

        "Partners" mean the General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein.

        "Partnership" means the limited partnership formed pursuant to this Agreement.

        "Partnership Minimum Gain" means that amount determined in accordance with Section 1.704-2(d) of the Treasury Regulations.

5

        "Person" means any natural person, corporation (whether non-profit or otherwise), partnership (whether limited or general), joint venture, limited liability company, trust, association or other legal entity.

        "Predecessor Partnerships" mean NTS-Properties III, a Georgia limited partnership, NTS-Properties IV, a Kentucky limited partnership, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd., a Florida limited partnership.

        "Primary Use" means the general business purpose of a property, whether as an office building, multi-family housing complex, retail or commercial outlet or otherwise.

        "Purchase Price" means the total consideration paid for a property, including Acquisition Fees and all liens and mortgages on a property at the time it is acquired, but excluding points and prepaid interest.

        "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of a particular date.

        "Reserve" means such amount of funds as the Managing General Partner may set aside, from time to time, in order to provide working capital for the Partnership or for any purpose relating to the operation of the Partnership or its properties, including without limitation, the acquisition of additional properties.

        "Residual Gain" or "Residual Loss" means any item of gain or loss; as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 10.3(b), to eliminate Book-Tax Disparities.

        "SEC" means the United States Securities and Exchange Commission, or any successor entity.

        "To-Be-Built Appraisal" has the meaning set forth in Section 15.10.

        "Transfer" has the meaning set forth in Section 16.4(a).

        "Transfer Agent" means such bank, trust company or other Person (including the Managing General Partner or its Affiliates) as shall be appointed from time to time by the Managing General Partner to act as registrar and transfer agent for the Units.

        "Treasury Regulations" mean, except where the context indicates otherwise, the proposed, temporary and final regulations of the Department of Treasury under the Code, as these regulations may be changed from time to time.

        "Unit" means a single ownership interest in the Partnership at any particular time.

        "Units" mean the entire ownership interest of the Partners in the Partnership at any particular time, including the right of the Partners to any and all benefits to which a Partner may be entitled to under this Agreement, together with the obligations of a Partner to comply with all terms and provisions of this Agreement and the Act.

6

        "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 8.7(c)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.7(c) as of such date).

        "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.7(c) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 8.7(c)).

ARTICLE IV
PURPOSE

        The purpose of the Partnership is to invest in, acquire, hold, maintain, operate, improve, construct, develop, sell, exchange, lease and otherwise use real property and interests therein for profit and to engage in any and all activities related or incidental thereto.

ARTICLE V
NAMES AND ADDRESSES OF PARTNERS

        The Transfer Agent shall maintain the names and addresses of the Partners on its books and records, as amended from time to time.

ARTICLE VI
TERM

        The term of the Partnership shall begin upon the filing of the Certificate of Limited Partnership and shall continue until December 31, 2028, unless sooner terminated as hereinafter provided.

ARTICLE VII
PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT

        The principal place of business of the Partnership shall be 10172 Linn Station Road, Louisville, Kentucky 40223. The Managing General Partner may from time to time change the principal place of business and in such event, the Managing General Partner shall notify the Limited Partners prior to the effective date of such change by an announcement or press release generally disseminated to the public or through written notice delivered to the Partners at their respective addresses shown on the books and records of the Partnership. The Managing General Partner may in its discretion establish additional places of business of the Partnership. The Partnership shall maintain a Delaware registered office and agent for service of process as required by the Act. In the event that the: (i) registered agent ceases to act for any reason or (ii) registered office shall change, the Managing General Partner promptly shall designate a replacement registered agent or file a notice of change of address for the registered office in accordance with the Act, as the case may be.

ARTICLE VIII
CAPITAL AND CONTRIBUTIONS

        SECTION 8.1    Capital Contributions.    On the Merger Date, and except as set forth in the next succeeding sentence and as provided under and in accordance with the terms of the Merger Agreement, each Person who is a partner of a Predecessor Partnership that is participating in the Merger (whether or not such Person voted in favor of the Merger) shall automatically become a Partner. The Person shall automatically receive Units in exchange for all of such Person's interests in a Predecessor Partnership, unless such Person is an NTS Dissenting Holder. Additionally, ORIG, which shall contribute cash or other property to the Partnership pursuant to the Contribution Agreement,

7

shall receive Units on the date of such contribution and automatically shall become a Partner. Each Person receiving Units shall be deemed to have contributed capital to the Partnership in the amount of the Capital Contribution.

        SECTION 8.2    NTS Dissenting Holder.    An NTS Dissenting Holder shall be paid whatever consideration is ordered by the court in which an appraisal proceeding is filed in accordance with Maryland law.

        SECTION 8.3    Additional Capital Contributions.    No Additional Capital Contributions are permitted.

        SECTION 8.4    General Partner Ownership Requirements.    The General Partners are not required to own any minimum number of Units.

        SECTION 8.5    Fully Paid and Non-Assessable Units.    All Units issued pursuant to and in accordance with this Agreement shall be fully paid and non-assessable Units in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Act.

        SECTION 8.6    Limitations on Issuance of Additional Units.    Without prior Majority Consent, the Partnership shall not issue any additional Units including, without limitation, any options, rights, warrants, appreciation or other rights relating to a Unit for any Partnership purpose at any time and from time to time.

        SECTION 8.7    Capital Accounts.

          (a)   The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Unit a separate Capital Account with respect to such Unit in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

          (b)   A transferee of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Unit so transferred in accordance with Section 1.704-1(b)(2)(iv)(l) of the Treasury Regulations.

    (c)    (i)    In accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, on an issuance of additional Units for cash or Contributed Property, the General Partner may adjust the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 10.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Units of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

             (ii)  In accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Unit), the General Partner

8

    may adjust the Capital Accounts of all Partners and the Carrying Value of all Partnership property upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 10.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

ARTICLE IX
DISTRIBUTIONS

        SECTION 9.1    Distributions.    An amount equal to not less than sixty-five percent (65%) of Distributable Cash shall be distributed to the holders of Units in proportion to their Participating Percentages as of the record date for the distributions; provided, however, if a law is enacted or existing law is modified or interpreted in a manner that subjects the Partnership to taxation as a corporation or otherwise subjects the Partnership to entity-level taxation for federal, state or local income tax purposes, the Manager General Partner shall adjust the amount distributed to holders of Units under this Section 9.1 to reflect the obligation of the Partnership to pay tax.

        SECTION 9.2    Reserves.    The Managing General Partner may create or make additions to Reserves in its discretion.

        SECTION 9.3    Timing of Distributions.    The Partnership shall make distributions of Distributable Cash required by Section 9.1 on a quarterly basis, commencing upon the completion of the first full fiscal quarter following the Merger Date, to the holders of Units as of the record date for the distribution. Any distribution other than a distribution with respect to the final quarter of a calendar year shall be made no later than forty-five (45) days after the last day of such quarter based on an estimate of the Partnership's Distributable Cash for the year. Any distribution with respect to the final quarter of a calendar year shall be made no later than ninety (90) days after the last day of such quarter based on actual Distributable Cash for the year, adjusted for any excess or insufficient distributions made with respect to the first three (3) quarters of the calendar year.

        SECTION 9.4    Record Date.    For purposes of determining the holders of Units entitled to receive a distribution of Distributable Cash in any given quarter, the record date shall be the last day of such quarter.

        SECTION 9.5    Computations by Accountants.    Except with respect to matters as to which the Managing General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes as to computations and determinations required to be made under this Article IX, Article XVII or under Section 15.3.

ARTICLE X
ALLOCATIONS OF PROFITS AND LOSSES

        SECTION 10.1    Allocation of Profits and Losses.    Profits and losses shall be allocated solely among the holders of Units in proportion to their respective Participating Percentage.

        SECTION 10.2    Special Allocations.    Notwithstanding any other provision of this Section 10.2, the following special allocations shall be made for such taxable period:

          (a)   Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(f)(6),

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  1.704-2(g)(2) and 1.704-2(j)(2)(i) of the Treasury Regulations. For purposes of this Section 10.2(a), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 10.2(a) with respect to such taxable period (other than an allocation pursuant to Sections 10.2(f) and (g)). This Section 10.2(a) is intended to comply with the Partnership Minimum Gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

          (b)   Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 10.2 (other than Section 10.2 (a)), except as provided in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) of the Treasury Regulations. For purposes of this Section 10.2, each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 10.2, other than Section 10.2(a) and other than an allocation pursuant to Sections 10.2(e) and (f), with respect to such taxable period. This Section 10.2(b) is intended to comply with the chargeback of items of income and gain requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)   Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 10.2(a) or (b).

          (d)   Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Sections 1.704-2(g) and 1.704-2(i)(5) of the Treasury Regulations, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.2(d) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 10.2 have been tentatively made as if this Section 10.2(d) were not in this Agreement.

          (e)   Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Participating Percentages. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (f)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in

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  accordance with Section 1.704-2(i) of the Treasury Regulations. If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (g)   Nonrecourse Liabilities. For purposes of Section 1.752-3(a)(3) of the Treasury Regulations, the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the amount of Partnership Minimum Gain shall be allocated among the Partners in accordance with their respective Participating Percentage.

          (h)   Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (i)    Curative Allocation.

              (i)  The allocations set forth in the other provisions of this Section 10.2 (the "Regulatory Allocations") are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. Notwithstanding any other provisions of this Article X (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses, and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of the allocations of other profits, losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. Notwithstanding the preceding sentence, Regulatory Allocations relating to (a) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Partnership Minimum Gain, and (b) Member Nonrecourse Deductions shall not be taken into account except to the extent that there would have been a reduction in Partnership Minimum Gain if the loan to which the deductions are attributable were not made or guaranteed by a Partner within the meaning of Section 1.704-2(b)(4) of the Treasury Regulations.

             (ii)  The Managing General Partner shall have reasonable discretion, with respect to each taxable period, to (A) apply the provisions of Section 10.2(i)(i) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (B) divide all allocations pursuant to Section 10.2(i)(i) among the Partners in a manner that is likely to minimize such economic distortions.

        SECTION 10.3    Allocations for Tax Purposes.

          (a)   Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 10.1 and 10.2.

          (b)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization, and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

              (i)  (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that

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    takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 10.1 and 10.2.

             (ii)  (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 10.3(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 10.1 and 10.2.

          (c)   For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Managing General Partner shall have sole discretion to: (i) adopt such conventions as it deems appropriate in determining the amount of depletion, depreciation, amortization, and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (A) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (B) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Managing General Partner may adopt such conventions and make such allocations and amendments to this Agreement as provided in this Section 10.3(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners as a whole or individually, the holders of the Units or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

          (d)   The Managing General Partner in its discretion may determine to depreciate, deplete or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation, depletion or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Section 1.167(c)-1(a)(6) of the Treasury Regulations or other applicable regulation or any successor regulations thereto. If the Managing General Partner determines that such a reporting position cannot reasonably be taken, the Managing General Partner may adopt depreciation, depletion, and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation, depletion, and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Managing General Partner chooses not to utilize such a method, the Managing General Partner may use any other reasonable depreciation, depletion, and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Record Holders of the Units.

          (e)   Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 10.3, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

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          (f)    All items of income, gain, loss, deduction, and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (g)   Each item of Partnership income, gain, loss, and deduction shall, for federal income tax purposes, be determined on a monthly basis and allocated to the Partners on the last Business Day of each month; provided, however, that such items for the period beginning on the Merger Date and ending on the last day of the month shall be allocated to the Partners on the last Business Day of the such month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized, other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners on the last Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

          (h)   Allocations that would otherwise be made to a Limited Partner under the provisions of this Article X shall instead be made to the beneficial owner of the Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion.

ARTICLE XI
BOOKS OF ACCOUNT, RECORDS AND REPORTS

        SECTION 11.1    Maintenance of Books.    Proper and complete records and books of account shall be kept by the Managing General Partner in which shall be entered, fully and accurately, all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership's books and records shall be maintained, for financial reporting purposes, on an accrual basis in accordance with GAAP. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their duly authorized representatives during reasonable business hours. The Partnership shall furnish a copy of any independent appraisal obtained by the Partnership pursuant to Section 15.2(b)(v), as well as a list of names and addresses of, and Units held by, all Partners, to any Partner who requests in writing one or more appraisals or such a list for any proper purpose, the cost for any copy of an appraisal or list to be borne by the requesting Partner.

        SECTION 11.2    Tax Information.    Within ninety (90) days after the end of each fiscal year, the Managing General Partner shall send to each holder of Units at any time during the fiscal year then ended, such tax information reasonably required by each such Record Holders for the preparation by Record Holder's federal or state income tax returns.

        SECTION 11.3    Annual Report.    Within one hundred twenty (120) days after the end of each fiscal year, the Managing General Partner shall send to each holder of Units as of a date selected by the Managing General Partner in its reasonable discretion an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with GAAP, including a balance sheet, statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Managing General Partner.

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        SECTION 11.4    Tax Elections.    The Managing General Partner may, in its sole discretion, make or revoke the election referred to in Section 754 of the Code or any similar provision enacted in lieu thereof or any other tax elections which the Managing General Partner deems advisable. Each of the Partners shall, upon request, supply the information necessary to properly give effect to such election.

        SECTION 11.5    Tax Matters Partner.    The Managing General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

ARTICLE XII
FISCAL YEAR

        The fiscal year of the Partnership shall end on the thirty-first (31st) day of December in each year; provided, however, that the Managing General Partner may change the fiscal year at any time after the first fiscal year by providing such notice as required by the Act or applicable law, regulation or rule of the SEC or any National Securities Exchange on which the Units are listed for trading.

ARTICLE XIII
PARTNERSHIP FUNDS

        The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Managing General Partner. All withdrawals from any such bank accounts or investments shall be made by the duly authorized agent or agents of the Managing General Partner. Partnership funds shall be held in the name of the Partnership and shall not be commingled with those of any other Person.

ARTICLE XIV
STATUS OF LIMITED PARTNERS

        SECTION 14.1    No Participation in Management.    Except as otherwise provided in this Agreement (relating to the election of directors of the Managing General Partner in Section 20.12 and the selection of the Partnership's auditors in Section 12.13), Limited Partners (and any General Partner that is not a Managing General Partner) shall not participate in the management or control of the Partnership's business, nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, these powers being vested solely and exclusively in the Managing General Partner. Limited Partners shall have no interest in the properties or assets of the Managing General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning Units.

        SECTION 14.2    Limited Liability.    No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses, debts, liabilities or obligations, except as expressly provided by the Act.

ARTICLE XV
POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS

        SECTION 15.1    Control in General.    The Managing General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the

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Managing General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law, and any action taken by the Managing General Partner shall constitute the act of, and serve to bind, the Partnership. It is further understood and agreed that any officer of the Managing General Partner may act for and in the name of the Managing General Partner in the exercise by the Managing General Partner of any of its rights and powers hereunder. In dealing with the Managing General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the Managing General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the Managing General Partner (and each officer thereof) as set forth in this Agreement. Notwithstanding anything set forth in this Article XV, the rights, powers and duties of the Managing General Partner are subject to all of the restrictions thereon set forth in this Agreement.

        SECTION 15.2    Specific Authority and Policies; Incurrence of Indebtedness.

          (a)   The Managing General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the purpose of the Partnership as set forth in Article IV, including but not limited to, the right, power and authority to: (i) acquire, own and operate real properties; (ii) acquire, own or invest in interests in real estate-related securities, including real estate investment trusts or partnerships (except any entities controlled by an Affiliate of the Managing General Partner); (iii) incur all reasonable expenditures; (iv) employ and dismiss from employment any and all employees, agents, independent contractors, real estate managers, brokers, attorneys and accountants; (v) enter into joint ventures or partnerships for any purpose for which the Partnership could pursue directly in accordance with Article IV; (vi) let or lease all or any portion of any property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (vii) create, by grant or otherwise, easements and servitudes; (viii) borrow money and, as security therefor, to give mortgages, deeds of trust or other security documents on all or any part of any property; (ix) construct, alter, improve, repair, raze, replace or rebuild any property; (x) obtain replacements of any mortgages, deeds of trust or other security documents related in any way to the property owned by the Partnership; (xi) prepay in whole or in part, refinance, recast, modify, consolidate or extend any obligations affecting any such property; (xii) do any and all of the foregoing at such price, rental or amount for cash, securities or other property and upon such terms as the Managing General Partner deems proper; (xiii) place record title to any property in its name or in the name of a nominee or a trustee for the purpose of financing or any other convenience or benefit of the Partnership; and (xiv) execute, acknowledge and deliver any and all instruments to effectuate any and all of the foregoing.

          (b)   The Managing General Partner shall observe the following policies in connection with Partnership operations:

              (i)  Subject to the remaining provisions of Section 15.2(b), the Partnership may incur indebtedness in connection with the acquisition, purchase, improvement, construction, development, financing or refinancing of Partnership properties and the operation of the Partnership. Such indebtedness may be in the form of purchase money obligations to the sellers of properties or in the form of loans from banks, institutional investors and other lenders, which indebtedness may be secured by mortgages or other interests in the real or personal property owned by the Partnership (including "wrap-around" or "all-inclusive" mortgages) and may involve final or interim principal payments substantially greater than the regular monthly payments. All mortgage financing obtained by the Partnership or retained on properties acquired by the Partnership shall be fully amortizable in equal payments for a period not exceeding thirty (30) years. All financing obtained by the Partnership (including

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    "wrap-around," "all-inclusive" or "interest-only" mortgages, but excluding all existing financing that the Partnership assumes pursuant to the Merger or refinancing that occurs in connection with the Merger) shall provide that no balloon payment may become due before the earlier of: (i) ten (10) years from the date the Partnership acquired the property being financed, or (ii) two (2) years beyond the anticipated holding period of the property being financed; provided, that in such case, a balloon payment shall not become due sooner than seven (7) years from the date that construction and development of the property has begun; provided, further, that such restrictions shall not be applicable to interim construction financing or to financing representing, in the aggregate, not more than twenty-five percent (25%) of the sum of (A) the Appraised Value, to the extent that a property is fully constructed and not in the development stage, and (B) To-Be-Built Appraisal, to the extent a property is in the development stage, of all Partnership properties.

             (ii)  Where "wrap-around" or "all-inclusive" financing is utilized, the Partnership normally shall include in its agreements provisions for regular principal and interest payments on its note and mortgage to be made either directly to the holder of the underlying note and mortgage or to a financial institution or escrow company or agent which shall collect payments from the Partnership and apply them to the underlying note and mortgage in which events the Partnership shall receive credit on its note for such payments made directly on the underlying note and mortgage. "Wrap-around" or "all-inclusive" notes to Affiliates, if any, shall not permit the receipt of interest on the amount of such notes at a rate in excess of that payable to the lenders on the underlying notes and mortgages. In addition, such "wrap-around" or "all-inclusive" notes to Affiliates, if any, shall provide that the Partnership shall receive credit on its obligation under such notes for payments made directly on the underlying debt.

            (iii)  The maximum amount of indebtedness which may be incurred by the Partnership, at any given time, shall not exceed seventy percent (70%) of the (A) the Appraised Value, to the extent that a property is fully constructed and not in the development stage, and (B) To-Be-Built Appraisal, to the extent a property is in the development stage, of all the Partnership properties.

            (iv)  Where non-recourse loans are made to the Partnership, the creditor, as a result of making such loan, may not acquire an interest in the profits, capital or property of the Partnership other than as a secured creditor.

             (v)  The Partnership shall receive an independent appraisal for each property or interest therein it purchases and the Purchase Price for each property or interest acquired by the Partnership shall not exceed the Appraised Value of the property. Such appraisals will be retained at the office of the Partnership for at least five (5) years.

            (vi)  Investments by the Partnership in junior trust deeds and other similar obligations shall be prohibited, except for junior trust deeds which arise from the sale of Partnership properties. Unimproved or non-income producing properties shall not be acquired by the Partnership except upon terms which can be financed from funds provided from operations of the Partnership. Properties which are expected to produce income within a reasonable period of time (for purposes of this Section 15.2(b)(vi), two (2) years shall be deemed to be presumptively reasonable) shall not be considered non-income producing for purposes of the restrictions set forth in this Section 15.2(b)(vi).

           (vii)  The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the Managing General Partner shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.

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    Limited Partners shall not contract away this fiduciary responsibility of the Managing General Partner.

        SECTION 15.3    Sale, Refinancing, Etc.    The Managing General Partner shall have the right, power and authority to lease, sell, exchange, refinance or grant an option for the sale of, all or any portion of a Partnership property, at such rental, price or amount, for cash, securities or other property and upon such other terms as the Managing General Partner, in its sole discretion, deems proper; provided, however, that the sale or other disposition of all or substantially all of the Partnership's assets (except for the disposition or sale of the final Partnership property) shall require Majority Consent. In addition, all or substantially all of the Partnership's assets may be sold or otherwise disposed of upon Majority Consent without the necessity of the concurrence of the Managing General Partner. As used herein, the term "substantially all" shall mean either: (i) two-thirds (2/3) or more in number of the properties then owned by the Partnership or (ii) a property or properties representing two-thirds (2/3) or more of the net book value of all properties then owned by the Partnership. The proceeds resulting from any sale or refinancing of a property may be applied to fund additions to Reserves, fund capital improvements to existing Partnership properties, or pay indebtedness with respect to existing Partnership properties, all as the Managing General Partner, in its sole discretion, deems necessary or appropriate; provided, that no such capital improvements will be made which will change the Primary Use of a property; provided, that the expansion or reconfiguration of a property shall not constitute a change of the Primary Use of a property.

        SECTION 15.4    Time Devoted to Partnership.    The Managing General Partner or its Affiliates that are employed by the Partnership shall devote such time to the Partnership's business as it or they, in its or their sole discretion, shall deem to be necessary to manage and supervise the Partnership's business and affairs in an efficient manner. Nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership properties, subject to the control of the Managing General Partner. Affiliates of the General Partners may have other business interests and engage in activities in addition to those relating to the Partnership.

        SECTION 15.5    Approval of Transactions with Affiliates.    Each contract or transaction between the Partnership and the Managing General Partner or its Affiliate shall be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. Except as provided by Section 15.6, no contract or transaction between the Partnership and the Managing General Partner or its Affiliate shall be effective until after the material terms of the contract or transaction are disclosed to, and are known by, the board of directors of the Managing General Partner and the board of directors of the Managing General Partner in good faith authorizes the contract or transaction by the affirmative vote of a majority of the Independent Directors of the Managing General Partner, even though the Independent Directors may be less than a quorum.

        SECTION 15.6    Transactions with Affiliates.

          (a)   Other than any property acquired by the Partnership in connection with the Merger or pursuant to the terms of the Contribution Agreement, the Partnership shall not acquire or lease any properties from, or sell any properties to, the Managing General Partner or its Affiliates. In addition, (i) the Partnership shall not enter into leases for more than fifteen percent (15%) of the office space of any property with the Managing General Partner or its Affiliates and any such lease will be in the ordinary course of business of the Managing General Partner or such Affiliate, on terms and conditions and at rentals no less favorable to the Partnership than those which would have been determined by arm's-length negotiations with a nonaffiliated person for comparable space in the area where the property is located, which determination may be made on the basis of, and shall take into account, the terms, conditions and rentals agreed to by the other tenants of the property; (ii) any rent in excess of the rent paid under any such lease which is received by the

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  Managing General Partner or its Affiliate in connection with a sublease of the premises covered by such lease shall be paid to the Partnership; (iii) any such lease agreements, contracts or arrangements shall be embodied in a written contract which shall describe precisely the subject matter thereof and all compensation to be paid in connection therewith; (iv) all such lease agreements, contracts or arrangements shall be promptly and fully disclosed to all Limited Partners; and (v) all such lease agreements, contracts or arrangements shall be terminable on sixty (60) days' notice by either party.

          (b)   The Partnership may obtain short-term (i.e., for four (4) years or less) debt financing from the Managing General Partner or its Affiliates in connection with the purchase of properties by the Partnership so long as: (i) the terms thereof are not less advantageous to the Partnership than those available from independent third parties; (ii) there is no prohibition against prepayments; (iii) there is no prepayment charge or penalty in connection with such loan; and (iv) there are no interest or other financing charges or fees charged in excess of the amounts which would be charged by unaffiliated lending institutions on comparable loans for the same purpose in the same locality. In addition, except as provided in Section 15.2(b)(ii), neither the Managing General Partner, nor its Affiliates, shall provide permanent financing (i.e., having a term of over four (4) years) for the Partnership.

          (c)   The Managing General Partner shall not be required to manage the Partnership as its sole and exclusive function and it may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. In the event that the Partnership is actively seeking to acquire properties, the Managing General Partner or any of its Affiliates, or any entity formed or managed by the Managing General Partner or any of its Affiliates, are also actively seeking to acquire similar properties and an opportunity to acquire a property arises, the Managing General Partner initially will review the property portfolio of the Partnership and each such other person or entity and will determine whether or not such investment should be made by the Partnership or such other Persons on the basis of such factors, among others, as cash flow, investment objectives, borrowing limitations, type and location of the property to be acquired, economic conditions around the location of the property, risks associated with acquisition of property, the effect of the acquisition on diversification of the portfolio of each, income tax effects, the amount of funds available and the length of time such funds have been available for investment. In the event a particular property appears to the Managing General Partner to be equally appropriate for investment by the Partnership and one or more of such persons or entities managed or advised by the Managing General Partner or its Affiliates, the investment will be offered to the Person who has the greatest amount of time-weighted funds available for the acquisition of properties. The Managing General Partner shall be obligated, only under the circumstances set forth above, to present investment opportunities to the Partnership. In all other circumstances, the Managing General Partner or its Affiliates shall have the right to take for its own account (individually or as a trustee) or to recommend to others any investment opportunity. Nothing in this Section 15.6(c) shall relieve the Managing General Partner of its general fiduciary duty to the Limited Partners.

          (d)   The Partnership hereby is authorized to execute, deliver and perform its obligations under the Management Agreement.

        SECTION 15.7    Limitation on Fees.    Neither the Managing General Partner nor its Affiliates may receive commissions on purchases or sales of properties by the Partnership. The Partnership shall not

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pay, directly or indirectly, a commission or fee (except as provided in Section 15.9) to the Managing General Partner or any of its Affiliate in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of a Partnership property.

        SECTION 15.8    Participation in Joint Ventures, Etc.

          (a)   Except as set forth in Section 15.8(b), the Partnership may not acquire an equity interest in a property in which a Person who is an Affiliate of the Managing General Partner has acquired, or is expected to acquire, an equity interest (including, without limitation, the acquisition by the Partnership of improvements with a leasehold interest in the underlying land which is owned and leased to the Partnership by any such Affiliate, or partnership or joint venture arrangements with any such Affiliate), unless the Partnership acquires the entire interest owned or to be acquired by that Person and the price is no greater than the purchase price paid by the Person for the interest. The foregoing shall not prohibit the Partnership from obtaining short-term debt financing from the Managing General Partner or its Affiliates in connection with the purchase of properties by the Partnership, so long as the provisions of Section 15.6(b) are satisfied.

          (b)   Under the circumstances set forth in this Section 15.8(b), the Partnership may enter into joint ventures with an Affiliate of the Managing General Partner provided, however, that: (i) the Affiliate must have substantially the same investment objectives as those of the Partnership; (ii) there must be no duplicate property management or other fees; (iii) the compensation to the partners, managers or officer of the joint venture must be on a substantially identical basis; (iv) each party of the joint venture must have a right of first refusal to buy the interest of the other party in the joint venture if the other party wishes to sell the property owned by the joint venture; and (v) the investment by each party must be on similar terms and conditions, adjusted for different percentage ownership interests.

        SECTION 15.9    Fees and Services of Managing General Partner and Affiliates.

          (a)   The Managing General Partner or its Affiliates may be employed by, or retained by, the Partnership to provide property management and leasing services for the Partnership; provided, however, that the Partnership shall not enter into an agreement for property management or leasing services with the Managing General Partner or its Affiliates on terms less favorable to the Partnership than those customarily charged for similar services in the relevant geographical area, and the fees provided for thereunder for such property management and leasing services (including all rent-up, leasing, re-leasing and leasing related services) shall not in any event exceed five percent (5%) of the gross receipts from a residential property and six percent (6%) of the gross proceeds from a commercial property, plus out-of-pocket expenses. If the Managing General Partner or any of its Affiliates does not perform substantially all of the leasing, re-leasing and leasing related services with respect to a property, the fee will be limited to three percent (3%) of gross receipts for the entire term of the lease, plus the above-referenced expenses. Included in the fees described above will be services and fees related to the maintenance of books and records, including without limitation, the preparation of a general ledger and maintenance and leasing records, and fees paid to unaffiliated Persons for property management services. In the event an industrial or commercial property is leased for a period of ten (10) years or more (excluding renewals) on a triple net or similar basis, the property management services will be provided with respect to those leases at a rate equal to one percent (1%) of the gross receipts from such properties, except for a one-time initial leasing fee equal to three percent (3%) of the total base rents payable over the entire term of the lease (excluding renewals), such fee to be paid in five (5) equal annual installments. In addition, any such property management or other agreement shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice. Except as provided in this Agreement, the Partnership may purchase goods and services from the Managing General Partner or its Affiliates if: (i) the Managing General Partner or its Affiliates purchased

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  the goods and services from an independent third party and (ii) the Partnership purchases the goods and services at the same cost as incurred by the Managing General Partner or its Affiliates.

          (b)   The Managing General Partner or its Affiliates may be employed or retained by the Partnership to provide repair and maintenance services for Partnership properties; provided, however, that the furnishing of such services shall be pursuant to a written agreement which shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice and provided further that the amount received for such services shall not exceed the actual cost of such services.

        SECTION 15.10    Acquisition of Properties.    Prior to the acquisition by the Partnership of any site for development, the Managing General Partner shall obtain an independent appraisal of the site. The Purchase Price of the site shall not exceed the Appraised Value. After the site is acquired by the Partnership, the Managing General Partner shall prepare a development plan for the site and obtain an appraisal (which, in the case of apartment complexes, shall take into account the value of the property as a potential condominium development) of the market value of the completed property (based upon the development plan and determined as if the property were completed and ninety-five percent (95%) leased, even though in fact it is not completed or leased, using a capitalization rate equal to the lesser of (i) the then applicable capitalization rate for the property being appraised or (ii) nine percent (9%)) (the "To-Be-Built Appraisal").

        SECTION 15.11    Liability of Managing General Partner and Affiliates.    No Indemnified Party shall be liable, responsible or accountable in damages or otherwise to the Partnership or any holder of Units for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Managing General Partner by this Agreement or by law, unless such act or omission was performed or omitted fraudulently, in bad faith or constituted negligence or misconduct. The Managing General Partner and the holders of Units specifically acknowledge, without limiting the general applicability of this Section 15.11, that the Managing General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any holder of Units in conjunction with an audit of the Partnership for income tax or other purposes, except for acts or omissions taken or omitted fraudulently, in bad faith or which constituted negligence or misconduct. In addition, no Indemnified Party shall be relieved from liability, responsibility or accountability and damages or otherwise to the Partnership or any holder of Units for any action or failure to act unless the applicable action or failure to act was taken or made in good faith and in a manner reasonably believed to be in the best interests of the Partnership.

        SECTION 15.12    Indemnification.    The Partnership shall indemnify and hold harmless each Indemnified Party from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts or omissions arising out of its activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim and including any payments made by the Managing General Partner to any of its officers, directors, employees or agents pursuant to an indemnification agreement no broader than this Section 15.12, if the acts or omissions upon which such action, proceeding or claims are based were taken in a manner reasonably believed to be in the best interests of the Partnership, were within the scope of the authority conferred on the Managing General Partner by this Agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct by such Indemnified Party and were not in violation of the Managing General Partner's fiduciary obligation to the Partnership. Any such indemnification shall only be from the assets of the Partnership. In addition, the Partnership shall not incur the cost of that portion of liability insurance, if any, which insures any Indemnified Party for any liability as to which indemnification is not herein provided.

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        SECTION 15.13    Limitation on Indemnification.    Notwithstanding the foregoing Section 15.12, no Indemnified Party shall be indemnified for any loss or damage, including litigation costs, incurred by them in connection with any judgment entered into or settlement of any lawsuit involving allegations that federal or state securities laws were violated by the Managing General Partner or by any such party unless: (i) the Indemnified Party seeking indemnification is successful in defending such lawsuit and such indemnification is specifically approved by a court of competent jurisdiction; (ii) the lawsuit has been dismissed with prejudice on the merits by a court of competent jurisdiction and such indemnification is specifically approved by a court of competent jurisdiction; or (iii) a court of competent jurisdiction specifically approves a settlement of the claims against the entity seeking indemnification and finds that indemnification of the settlement and related costs should be made. Any Indemnified Party seeking indemnification hereunder shall advise the court as to the current position of the SEC and any National Securities Exchange upon which the Units are traded regarding indemnification for violations of securities laws.

        SECTION 15.14    Indemnification of Independent Director.    Notwithstanding the foregoing Sections 15.12 and 15.13, the Partnership shall indemnify the Independent Directors to the fullest extent permitted under the Act.

        SECTION 15.15    Removal of General Partner.

          (a)   Upon Majority Consent, a General Partner may be removed and a new General Partner may be elected; provided, however, that removal of a General Partner shall not become effective until the election and admission of a new General Partner. The removal of a General Partner shall in no way impair any rights of the existing General Partner during the period prior to the effective date of removal. If the General Partner removed is the Managing General Partner, the new General Partner elected and admitted shall become the Managing General Partner.

          (b)   A General Partner shall be deemed to have withdrawn from the Partnership upon an Event of Withdrawal.

          (c)   Upon an Event of Withdrawal, the Partnership shall dissolve pursuant to Article XVII unless by Majority Consent, the Limited Partners have elected a substitute Managing General Partner.

        SECTION 15.16    Limitation on Authority of Managing General Partner.    Anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall not cause or permit the Partnership to:

          (a)   make any loans to the Managing General Partner or its Affiliates;

          (b)   acquire any Partnership properties in exchange for Units;

          (c)   pay any insurance brokerage fee or write any insurance policy relating to the Partnership's properties with the Managing General Partner or any of its Affiliates;

          (d)   pay for any services performed by the Managing General Partner or its Affiliates, except as expressly provided in this Agreement, nor shall they receive any rebate or give-up in connection with Partnership activities, nor shall they participate in reciprocal business arrangements which shall circumvent this prohibition;

          (e)   commingle the Partnership's funds with those of any other Person or employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership (except to the extent that funds are temporarily retained by property managers; provided, however, that Partnership funds are protected from claims of the property manager, any other partnership and/or their respective creditors); or

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    (f)    (i)    except as otherwise provided in Sections 15.9 or 15.16(f)(ii), reimburse the Managing General Partner or its Affiliates for expenses incurred in performing services for the Partnership such as rent, depreciation, utilities, capital equipment and other overhead items, or salaries of the chairman, president and chief executive officer of the Managing General Partner.

             (ii)  The Partnership, however, may reimburse the Managing General Partner or its Affiliates for: (i) the Partnership's Allocable Share of the cost of goods or materials used for or by the Partnership and obtained from entities unaffiliated with the Managing General Partner; (ii) the Partnership's Allocable Share of the cost of administrative services performed by employees of the Managing General Partner which could be performed directly for the Partnership by independent parties, such as accounting, tax preparation, transfer agent, data processing, duplicating, investor communications, technology services, telecommunications services, legal, marketing, payroll, employee benefits and other such services; (iii) ordinary and necessary travel expenses of the employees of the Managing General Partner which are incurred in providing services to or for the Partnership and for which the Managing General Partner or its Affiliate does not receive a separate fee; and (iv) the reasonable costs of complying with all state and federal regulatory requirements and requirements of any National Securities Exchange upon which the Units are listed or traded. The amounts charged to the Partnership for administrative services shall be equal to the lesser of: (A) the Managing General Partner's actual cost of such services or (B) the amount which the Partnership would be required to pay to independent parties for comparable services in the same geographic location absent the reimbursement provision provided for herein. The Managing General Partner shall have the annual burden of proving to the satisfaction of a majority of the Independent Directors the validity of the comparable rate.

            (iii)  Except as otherwise provided in this Section 15.16(f), the amounts charged to the Partnership by the Managing General Partner or its Affiliates for reimbursement shall not exceed the lower of the actual cost of such expenses and the amount the Partnership would be required to pay to independent parties for comparable services in the same geographic location, which means the rate which would be charged by an independent third party which the Partnership would reasonably have used to provide such services absent the reimbursement provided for herein. The Managing General Partner shall have the burden of proving the validity of the comparable rate.

            (iv)  Within the scope of the annual audit of the financial statements of the Managing General Partner, the independent certified public accountants retained by the Partnership shall verify the allocation of such costs to the Partnership. The methods of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Partnership's independent certified public accountants consider appropriate in the circumstances.

             (v)  The Partnership may make payments to NTS Development Company (an Affiliate of the General Partners) pursuant to the Management Agreement authorized by Section 15.6(d).

        SECTION 15.17    Conversion to Real Estate Investment Trust.    If, subsequent to the date hereof, tax laws are changed with the result that the Managing General Partner believes it to be in the best interests of the Limited Partners that the Partnership convert to a real estate investment trust (within the meaning of Section 856(a) of the Code), then the Managing General Partner shall have the authority to take all action necessary to accomplish the conversion; provided, however, that before effecting the conversion: (i) the Managing General Partner has received an Opinion of Counsel that the conversion may be effected on a basis which is tax-free for federal income tax purposes and which

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will not result in the Partnership's assets being considered "plan assets," and (ii) Majority Consent is obtained.

        SECTION 15.18    Registration of Units.    The Managing General Partner is hereby authorized to do all things necessary to register the Units under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the SEC, to qualify the Units with state securities regulatory authorities or to perfect exemptions from qualification, to cause the Units to be listed for trading on a National Securities Exchange, and to take any other actions necessary to allow the resale of the Units by their holders.

        SECTION 15.19    Corporate Governance of Managing General Partner.    The Managing General Partner shall not cause the Partnership to be in violation of any rule or regulation of the National Securities Exchange upon which the Units are traded.

        SECTION 15.20    Voting of Units Held by General Partners.    Units held by the General Partners (and Units held by an Affiliate of a General Partner that received the Units from a General Partner) shall not be entitled to vote on any matter subject to a vote under this Agreement or otherwise required by the Act. Affiliates of a General Partner shall be entitled to vote any Units received in connection with the Merger Agreement, the Contribution Agreement or acquired from a Person other than a General Partner. Units held by a General Partner that are transferred to a Person other than another General Partner or an Affiliate of a General Partner shall be a Limited Partner with respect to the Units and shall be entitled to vote the Units on the same basis as the other Limited Partners.

ARTICLE XVI
CERTIFICATES; RECORD HOLDERS; TRANSFER OF
UNITS; REDEMPTION OF UNITS

        SECTION 16.1    Certificates.    Upon the Partnership's issuance of Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Such Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Vice President, and by the Secretary or any Assistant Secretary of the Managing General Partner. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

        SECTION 16.2    Mutilated, Destroyed, Lost or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Managing General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

          (b)   The appropriate officers of the Managing General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate does each of the following:

              (i)  makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

             (ii)  requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership,

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    the Partners, the Managing General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the Partnership.

  If a Limited Partner fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Units represented by the Certificate is registered before the Partnership, the Managing General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the Managing General Partner or the Transfer Agent for such Transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 16.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        SECTION 16.3    Record Holders.    The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Unit and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Unit on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Partnership on the one hand, and such other Persons on the other, the representative Person shall be the Partner of record and beneficially and shall be bound by this Agreement and shall have the rights and obligations of a Partner hereunder and as, and to the extent, provided for herein.

        SECTION 16.4    Transfer Generally.

          (a)   The term "Transfer," when used in this Agreement with respect to a Unit, shall be deemed to refer to a transaction by which the holder of a Unit assigns such Unit or any portion thereof or interest therein to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

          (b)   Units shall be freely transferable. Any Person who is a transferee of Units shall, upon the acceptance of a Certificate evidencing such Units, automatically: (i) become a Limited Partner with no further action being required on such Person's part, and (ii) be bound by the terms and conditions of this Agreement and be entitled to the rights of a Limited Partner hereunder.

          (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any owner of equity interests of a General Partner of any or all of the issued and outstanding equity interests of a General Partner.

        SECTION 16.5    Registration and Transfer of Units.

          (a)   The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 16.5(b), the Partnership will provide for the registration and Transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and Transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Units unless such transfers are effected in the manner described in this Section 16.5. Upon surrender of a Certificate for registration of Transfer of any Units evidenced by

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  a Certificate, and subject to the provisions of Section 16.5(b), the appropriate officers of the Managing General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Units as was evidenced by the Certificate so surrendered.

          (b)   The Partnership shall not recognize any Transfer of Units until the Certificate(s) evidencing such Units are surrendered for registration of Transfer. No charge shall be imposed by the Partnership for such Transfer; provided, that as a condition to the issuance of any new Certificate under this Section 16.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

          (c)   Units may be transferred only in the manner described in this Section 16.5. The Transfer of any Units shall not constitute an amendment to this Agreement.

        SECTION 16.6    Restrictions on Transfers.

          (a)   Except as provided in Section 16.6(c) below, but notwithstanding the other provisions of this Article XVI, no Transfer of any Units shall be made if such Transfer would: (i) violate the then applicable federal or state securities laws or rules and regulations of the SEC or any National Securities Exchange on which the Units are traded, any state securities commission or any other governmental authority with jurisdiction over such Transfer; (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation; or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

          (b)   The Managing General Partner may impose restrictions on the Transfer of Units if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the Managing General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of the Units on any National Securities Exchange on which such Units are then traded must be approved, prior to such amendment being effected, by Majority Consent, unless the Partnership has been approved for listing or trading on any other National Securities Exchange.

          (c)   Nothing contained in this Article XVI, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Units acquired through the facilities of any National Securities Exchange on which such Units are listed for trading.

ARTICLE XVII
DISSOLUTION OF THE PARTNERSHIP

        SECTION 17.1    Dissolution Events.    The happening of any one of the following events shall cause an immediate dissolution of the Partnership:

          (a)   The Bankruptcy of the Managing General Partner, the dissolution and commencement of winding-up of the Managing General Partner under Kentucky law, the removal of the Managing General Partner or the withdrawal of the Managing General Partner (unless at the time of such Bankruptcy, dissolution, removal or withdrawal there is then another Managing General Partner duly elected, in which case, such other Managing General Partner shall be obligated to continue the business of the Partnership) unless within ninety (90) days thereof all of the holders of Units elect a substitute Managing General Partner;

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          (b)   The sale or other disposition of all the assets of the Partnership and the collection or sale of all notes received in connection with the sales of assets;

          (c)   The agreement by Majority Consent to dissolve the Partnership; or

          (d)   The expiration of the term of the Partnership as provided in Article VI.

        SECTION 17.2    Effects of Dissolution.    In the event of the dissolution of the Partnership for any reason, the Managing General Partner (or in the event of the Bankruptcy, dissolution, removal or withdrawal of the Managing General Partner, a liquidator or liquidating committee selected by Majority Consent) shall commence to wind up the affairs of the Partnership and to liquidate its investments. The Partners shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. The Managing General Partner (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

        SECTION 17.3    Liquidating Distributions.    Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the Managing General Partner (or such liquidator or liquidating committee) to set up such cash Reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed among the Partners in accordance with their Participating Percentages on or before the later of (i) the end of the taxable year, or (ii) ninety (90) days after the date of the dissolution.

        SECTION 17.4    Final Report.    Within a reasonable time following the completion of the liquidation of the Partnership's properties, the Managing General Partner shall supply, to each of the Partners, a statement audited by the Partnership's independent accountants which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation, and each Unit holder's pro rata portion of distributions pursuant to Section 17.3.

        SECTION 17.5    Negative Capital Account of General Partner.    Each holder of a Unit shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contributions thereto and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against a General Partner or any Limited Partner; except that upon liquidation of the Partnership, or upon the liquidation of the interest of a General Partner (in each case determined as provided in Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the General Partner will contribute to the Partnership at or before the later to occur of: (i) the close of the Partnership's taxable year or (ii) ninety (90) days following such liquidation, an amount equal to the deficit balance in its Capital Account for distribution in accordance with the terms of this Agreement. No holder of a Unit shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

        SECTION 17.6    Cancellation of Certificate.    Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate. The Managing General Partner shall have the authority to execute and record a Certificate of Cancellation of the Certificate of Limited Partnership of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership. Upon the recording of the Certificate of Cancellation, all Units shall be deemed to be canceled.

ARTICLE XVIII
NOTICES

        All notices and demands required or permitted under this Agreement shall be in a writing or other form permitted under the Act or by the rules and regulations of the SEC and the National Securities

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Exchange upon which the Units are traded and shall be delivered by such means as permitted under the Act or by the rules and regulations of the SEC and the National Securities Exchange upon which the Units are traded to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the Transfer Agent in writing of such different address.

ARTICLE XIX
AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT

        SECTION 19.1    Amendments in General.    All provisions of this Agreement, except Articles IX, X and XV and Section 14.2, may be amended in any respect upon Majority Consent, but in addition to such consent, amendments to Articles IX, X and XV and any action increasing the duties and responsibilities or decreasing the rights of the Managing General Partner will require the approval of the Managing General Partner; provided, however, that the Agreement may not be amended to extend the term hereof past December 31, 2028, without the unanimous consent of all the Partners. Notwithstanding anything herein to the contrary, this Agreement may not be amended to modify Section 14.2, or to modify the limited liability of a Limited Partner, without the consent of the Limited Partners to be adversely affected by the amendment.

        SECTION 19.2    Permitted Amendments by Managing General Partner.    In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Managing General Partner without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the Managing General Partner, or surrender any right or power granted to the Managing General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provisions of this Agreement required to be so deleted or added by the SEC or other federal agency or by any National Securities Exchange upon which the Units are traded, which addition or deletion is deemed by such commission, agency or exchange to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section 19.2 unless the adoption thereof: (1) is for the benefit of, or not adverse to the interests of, the Limited Partners; (2) is consistent with Article XV; (3) does not alter the interest of a General Partner or holders of Units in profits or losses or in cash distributions of the Partnership; and (4) does not, in the opinion of counsel for the Partnership, by its terms alter the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

        SECTION 19.3    Amendment of Certificate.    In the event this Agreement shall be amended pursuant to this Article XIX, the Managing General Partner shall amend the Partnership's Certificate of Limited Partnership to reflect such change if it deems such amendment to be necessary or appropriate.

ARTICLE XX
MEETINGS

        SECTION 20.1    Meetings.    All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XX.

          (a)   Annual Meetings. Annually the Partnership shall have a meeting of the Limited Partners. The annual meeting shall be held at such date, time and place as determined by the Managing General Partner in accordance with the bylaws of the Managing General Partner. The annual meeting shall be held for the purpose of electing the members of the board of directors of the Managing General Partner, and for the transaction of such other business of the Partnership (and not the Managing General Partner) as may be properly presented before the meeting.

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          (b)   Special Meetings. Special meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning 10% or more of the Units. Limited Partners shall call a special meeting by delivering to the Managing General Partner written notice stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within sixty (60) days after receipt of such notice from such Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either, directly or indirectly, through the Transfer Agent. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Act or the law of any other state in which the Partnership is qualified to do business.

        SECTION 20.2    Notice of a Meeting.    The Partnership shall notify the Limited Partners of the date, time and place of each annual or special meeting of Limited Partners no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any meeting shall be given to the holders of Units in writing by mail or other means of written communication permitted under the Act or by the rules or regulations of the SEC or any National Securities Exchange upon which the Units are traded. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication. Notice of a special meeting shall include a description of the purpose for which the meeting is being called.

        SECTION 20.3    Record Date.    For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 20.8 the Managing General Partner may set a record date that shall not be less than ten (10) nor more than sixty (60) days before: (i) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern); or (ii) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Managing General Partner to give such approvals. If no record date is given, the date for determining Limited Partners entitled to notice of or to: (A) vote at a meeting, shall be the day next preceding the day on which notice is given, or (B) approve a matter without a meeting, shall be the day next preceding the day by which Limited Partners are requested to give such approvals.

        SECTION 20.4    Adjournment.    When a meeting is adjourned to another time, date or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days after the date originally fixed for the meeting. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the time, date and place adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XX.

        SECTION 20.5    Waiver of Notice; Approval of Meeting; Approval of Minutes.    The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.

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Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

        SECTION 20.6    Quorum.    Limited Partners holding a majority of the Units as Limited Partners entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners by Majority Consent shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned, from time to time, by the affirmative vote of holders of at least a majority of the Units held by Limited Partners as Limited Partners and entitled to vote at such meeting, represented either in person or by proxy, but no other business may be transacted at the meeting.

        SECTION 20.7    Conduct of a Meeting.    The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or soliciting approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 20.1, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

        SECTION 20.8    Action Without a Meeting.    If authorized by the Managing General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing General

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Partner, the written approvals shall have no force and effect unless and until: (i) they are deposited with the Partnership in care of the Managing General Partner; (ii) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership; and (iii) an Opinion of Counsel is delivered to the Managing General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter: (A) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability and (B) are otherwise permissible under the state statutes then governing the rights, duties, and liabilities of the Partnership and the Partners.

        SECTION 20.9    Voting and Other Rights.

          (a)   Only those Record Holders of the Units on the record date set pursuant to Section 20.3 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Units shall be deemed to be references to the votes or acts of the Record Holders of such Units.

          (b)   With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units, as permitted under the rules and regulations of any National Securities Exchange on which the Units are traded, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 20.9(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 16.3.

        SECTION 20.10    Place of Meeting.    Meetings of Limited Partners may be held at such place, as may be designated in the notice for any annual or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal offices of the Partnership.

        SECTION 20.11    Voting of Units.    Each Unit entitled to vote on any matter submitted for a vote shall be entitled to one (1) vote.

        SECTION 20.12    Election of Directors.    For purposes of electing the members of the board of directors of the Managing General Partner, Limited Partners shall be the sole Persons entitled to vote on the matter, and the shareholders of the Managing General Partner shall not be entitled to vote on such matter. Limited Partners shall not have any right to approve, consent to, or vote on any other business matters or affairs of the Managing General Partner, other than the election of directors of the Managing General Partner. No cumulative voting shall be permitted in the election of the directors of the Managing General Partner. The directors of the Managing General Partner's board of directors shall be elected by a plurality of the votes cast at a meeting of Limited Partners, a quorum being present.

        SECTION 20.13    Selection of Auditors.    For purposes of selecting the Partnership's auditors, Limited Partners shall be the sole Persons entitled to vote on the matter, and the Managing Partner shall not have the power to select the Partnership's auditors. The auditors shall be selected by a majority of the votes cast at a meeting of Limited Partners, a quorum being present.

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ARTICLE XXI
RIGHTS OF OBJECTING PARTNERS

        SECTION 21.1    Fair Value; Right To/From Successors.

          (a)   Except as provided in Section 21.1(d), a Partner has the right to demand and receive payment of the fair value of the Partner's Units from the successor if:

            (i)    the Partnership consolidates or merges with another entity;

            (ii)   the Partner's Units are to be acquired in an exchange of equity interests; or

            (iii)  the Partnership amends its Certificate of Limited Partnership in a way which alters the contract rights, as expressly set forth in the Certificate of Limited Partnership, of any outstanding Unit and substantially adversely affects the Partner's rights, unless the right to do so is reserved by the Certificate of Limited Partnership.

          (b)   Fair value is determined as of the close of business:

            (i)    with respect to a merger of a 90 percent or more owned subsidiary (by vote) with or into the Partnership, on the day notice is given of the transaction; or

            (ii)   with respect to any other transaction, on the day the Partners voted on the transaction objected to.

          (c)   Except as provided in Section 21.1(d), fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

          (d)   A Partner may not demand the fair value of the Partner's Units and is bound by the terms of the transaction if:

            (i)    the Units are listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market: (1) with respect to a merger of a 90 percent or more owned subsidiary (by vote) with or into the Partnership, on the date notice is given of the transaction; or (2) with respect to any other transaction, on the record date for determining Partners entitled to vote on the transaction objected to;

            (ii)   the equity received is that of the successor in a merger, unless: (1) the merger alters the contract rights of the Units as expressly set forth in the Certificate of Limited Partnership, and the Certificate of Limited Partnership does not reserve the right to do so; or (2) the Units are to be changed or converted in whole or in part in the merger into something other than either equity in the successor or cash;

            (iii)  the Units are not entitled to be voted on the transaction or the Partner did not own the Units on the record date for determining Partners entitled to vote on the transaction; or

            (iv)  the Units are that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the Units in the transaction are their net asset value.

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        SECTION 21.2    Duties of Objecting Partners.

          (a)   A Partner who desires to receive payment of the fair value of the Partner's Units under this Article XXI:

            (i)    shall file with the Partnership a written objection to the proposed transaction: (1) with respect to a merger a 90 percent or more owned subsidiary (by vote) with or into the Partnership, within 30 days after notice is given; or (2) with respect to any other transaction, at or before the Partners' meeting at which the transaction will be considered or, in the case of a transaction not requiring Partners' consideration, within 10 days after the corporation gives notice of the transaction.

            (ii)   may not vote in favor of the transaction; and

            (iii)  within 20 days after the Partnership files notice with the State of Delaware of the transaction, shall make a written demand on the successor for payment for the Partner's Units, stating the number of Units for which the Partner demands payment.

          (b)   A Partner who fails to comply with this Article XXI is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

        SECTION 21.3    Effect on Demand.    A Partner who demands payment for the Partner's Units under this Article XXI:

          (a)   has no right to receive any distributions payable to holders of record of those Units on a record date after the close of business on the day as at which fair value is to be determined under Section 21.1(b); and

          (b)   ceases to have any rights of a Partner with respect to those Units, except the right to receive payment of its fair value.

        SECTION 21.4    Consent to Demand Withdrawal.    A demand for payment may be withdrawn only with the consent of the successor.

        SECTION 21.5    Restoration of Partner Rights.

          (a)   The rights of a Partner who demands payment are restored in full, if:

              (i)  the demand for payment is withdrawn;

             (ii)  a petition for an appraisal is not filed within the time required by this Article XXI;

            (iii)  a court determines that the Partner is not entitled to relief; or

            (iv)  the transaction objected to is abandoned or rescinded.

          (b)   The restoration of a Partner's rights entitles the Partner to receive the distributions and other rights the Partner would have received if the Partner had not demanded payment for the Partner's Units. However, the restoration does not prejudice any proceedings taken before the restoration.

        SECTION 21.6    Successor's Duty, Notice and Offer.

          (a)   The successor promptly shall notify each objecting Partner in writing of the date the Partnership files notice with the State of Delaware of the transaction.

          (b)   The successor also may send a written offer to pay the objecting Partners what it considers to be the fair value of the Partner's Units. Each offer shall be accompanied by the following information relating to the entity which issued the equity:

              (i)  a balance sheet as of a date not more than six months before the date of the offer;

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             (ii)  a profit and loss statement for the 12 months ending on the date of the balance sheet; and

            (iii)  any other information the successor considers pertinent.

          (c)   The successor shall deliver the notice and offer to each objecting Partner personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at the Partner's address as it appears on the records of the Partnership.

        SECTION 21.7    Petition for Appraisal.

          (a)   Within 50 days after the Partnership files notice with the State of Delaware of the transaction, the successor or an objecting Partner who has not received payment for the Partner's Units may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in the State of Delaware, where the resident agent of the successor is located, for an appraisal to determine the fair value of the Units.

          (b)   If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

          (c)   Two or more objecting Partners may join or be joined in an appraisal proceeding.

        SECTION 21.8    Submission of Certificate for Notation.

          (a)   At any time after a petition for appraisal is filed, the court may require the objecting Partners parties to the proceeding to submit their Unit certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a Partner fails to comply with the order, the court may dismiss the proceeding as to the Partner or grant other appropriate relief.

          (b)   If any Units represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the Units shall bear a similar notation and the name of the original objecting Partner. The transferee of these Units does not acquire rights of any character with respect to the Units other than the rights of the original objecting Partner.

        SECTION 21.9    Report of Appraisers.

          (a)   If the court finds that the objecting Partner is entitled to an appraisal of the Partner's Units, it shall appoint three disinterested appraisers to determine the fair value of the Units on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge the appraiser's duties honestly and faithfully.

          (b)   Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the Units as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the Units.

          (c)   The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

          (d)   On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

          (e)   Within 15 days after the report is filed, any party may object to it and request a hearing.

        SECTION 21.10    Court Order upon Appraisers Report.

          (a)   The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

              (i)  confirms, modifies, or rejects it; and

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             (ii)  if appropriate, sets the time for payment to the Partner.

          (b)   If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting Partner party to the proceeding for the appraised fair value of the Partner's Units.

          (c)   If the appraisers' report is rejected, the court may:

              (i)  determine the fair value of the Units and enter judgment for the Partner; or

             (ii)  remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

          (d)   Except as provided in Section 21.10(e), a judgment for the Partner shall award the value of the Units and interest from the date as at which fair value is to be determined under Section 21.1(b).

          (e)   The court may not allow interest if it finds that the failure of the Partner to accept an offer for the Units made under Section 21.6 was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

              (i)  the price which the successor offered for the Units;

             (ii)  the financial statements and other information furnished to the Partner; and

            (iii)  any other circumstances it considers relevant.

          (f)    The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting Partner if the court finds that the failure of the Partner to accept an offer for the Units made under Section 21.6 was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

              (i)  the price which the successor offered for the Units;

             (ii)  the financial statements and other information furnished to the Partner; and

            (iii)  any other circumstances it considers relevant.

          (g)   Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

              (i)  the successor did not make an offer for the Units under Section 21.6; or

             (ii)  the value of the Units determined in the proceeding materially exceeds the amount offered by the successor.

          (h)   The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

        SECTION 21.11    Application to Successor.

          (a)   For purposes of this Article XXI, "successor" includes:

              (i)  the Partnership if it amends its Certificate of Limited Partnership in a way that alters the contract rights, as expressly set forth in the Certificate of Limited Partnership, of any outstanding Units, unless the right to do so is reserved by the Certificate of Limited Partnership; and

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             (ii)  an entity the equity of which the Partner acquired in the transaction.

          (b)   The Partnership may not engage in a transaction unless the successor agrees to be bound by the terms of this Article XXI.

ARTICLE XXII
MISCELLANEOUS

        SECTION 22.1    No Partition.    The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership's properties.

        SECTION 22.2    Entire Agreement.    This Agreement constitutes the entire agreement among the parties, supersedes any prior agreement or understanding among them, and may not be modified or amended in any manner other than as set forth herein.

        SECTION 22.3    Governing Law.    This Agreement, and the rights of the parties hereunder, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

        SECTION 22.4    Binding Effect.    Except as herein otherwise specifically provided, this Agreement shall be binding upon, and inure to the benefit of, the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

        SECTION 22.5    Pronouns.    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

        SECTION 22.6    Captions.    Captions contained in the Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

        SECTION 22.7    Severability.    If any provision of this Agreement, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

        SECTION 22.8    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

        SECTION 22.9    Power of Attorney.

          (a)   The Limited Partners, by their execution hereof, jointly and severally hereby irrevocably constitute and appoint the Managing General Partner, with full power of substitution, their true and lawful attorney-in-fact, in their name, place and stead, to make, execute, sign, acknowledge, record and file, on behalf of the Partnership, the following:

              (i)  A Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under this Agreement or the laws of the State of Delaware or any other jurisdiction whose laws may be applicable;

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             (ii)  A Certificate of Cancellation of the Certificate of Limited Partnership of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the Managing General Partner upon the termination of the Partnership's business;

            (iii)  Any and all amendments of the instruments described in Sections 22.9(a)(i) and 22.9(a)(ii), provided such amendments are either required by law to be filed, or are consistent with this Agreement or have been authorized by the particular Limited Partners; and

            (iv)  Any and all such other instruments as may be deemed necessary and desirable for the Managing General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

          (b)   The power of attorney granted hereby:

              (i)  is a Special Power of Attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power;

             (ii)  may be exercised by the Managing General Partner on behalf of each Limited Partner by a facsimile signature or on behalf of all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

            (iii)  shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its Units.

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        IN WITNESS WHEREOF, the General Partners have executed this Agreement as of the date first written above. By accepting Units, each Limited Partner agrees to be bound by this Agreement.

NTS REALTY CAPITAL, INC., a Delaware corporation
By:

Its:

NTS REALTY PARTNERS, LLC, a Delaware limited liability company
By:

Its:

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ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT

        Having been named as Registered Agent for NTS Realty Holdings Limited Partnership, a Delaware limited partnership (the "Partnership"), in the foregoing Certificate of Limited Partnership, I, on behalf of the Partnership, hereby agree to accept service of process for the Partnership and to comply with any and all statutes relative to the complete and proper performance of the duties of Registered Agent.

REGISTERED AGENT

Appendix E

LIMITED APPRAISAL

SUMMARY REPORT

OF

NTS REAL ESTATE PORTFOLIO
Various Locations in Florida, Kentucky,
Indiana, and Georgia
CBREI File No. 03-9320

DATE OF VALUE

June 1, 2003

PREPARED FOR

Mr. Brian F. Lavin
President and Chief Operating Officer
 THE NTS PARTNERSHIP'S
The Partnerships Listed on Schedule I in Addendum
10172 Linn Station Road
Louisville, Kentucky 40223

PREPARED BY

CB RICHARD ELLIS, INC.
VALUATION & ADVISORY SERVICES
3225 Cumberland Boulevard, Suite 450
Atlanta, Georgia 30339

June 1, 2003

Mr. Brian F. Lavin
President and Chief Operating Officer
 THE NTS PARTNERSHIP'S
The Partnerships Listed on Schedule I in Addendum
10172 Linn Station Road
Louisville, Kentucky 40223

RE:
Appraisal of NTS Real Estate Portfolio
Various Locations in Florida, Kentucky, Indiana and Georgia
CBREI File No. 03-9320

Dear Mr. Lavin:

        At your request and authorization, CB Richard Ellis, Inc. has prepared a Limited Appraisal presented in a Summary Appraisal Report of the market value in the referenced real property portfolio. To develop the opinion of value, CB Richard Ellis, Inc. performed a Limited Appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This means that the Departure Provision from Standard 1 was invoked. At the request of the client, the analysis presented herein is limited only to the Income Approach to value (with exception of the land parcels, which were valued utilizing the Sales Comparison Approach to value as described herein. Additionally, improved sales were included in the Addendum for informational purposes only, and not analyzed within the body of the report. This summary report is not intended to serve as a substitute for a self-contained report and certain background data and analysis has been retained in our files.

        The subject portfolio is comprised of some 32 properties consisting of multifamily, office, retail, business center, and ground-leased property. Each of the individual properties is more fully described within the enclosed report. Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

        Our valuation has been based in part upon information supplied to us by the Partnerships including but not limited to: lease abstracts; renewal and purchase option status; information relating to the creditworthiness of tenants; current lease rates, expenses and sales levels, where applicable; property descriptive information, physical condition of improvements, including any deferred maintenance. We have also interviewed relevant property and Partnership management personnel. We have relied upon such information and have assumed that the information provided by property management and the Partnerships is accurate and complete. We have not attempted to independently verify such information.

        Based on the analysis contained in the following report, the as is market value of the subject portfolio is concluded as follows:

Property	Rights Appraised	Date of Value	Values
Multifamily
Golfbrook	Fee Simple	1-Jun-03	$21,700,000
Park Place I	Fee Simple	1-Jun-03	$11,775,000
Park Place II	Fee Simple	1-Jun-03	$9,500,000
Park Place III	Fee Simple	1-Jun-03	$10,825,000
Sabal Park	Fee Simple	1-Jun-03	$12,700,000
Willow Lake	Fee Simple	1-Jun-03	$14,390,000
Willows of Plainview I	Fee Simple	1-Jun-03	$8,325,000
Willows of Plainview II	Fee Simple	1-Jun-03	$9,350,000
Park at the Willows	Fee Simple	1-Jun-03	$2,250,000
Office
Anthem	Leased Fee	1-Jun-03	$6,050,000
Antrium	Leased Fee	1-Jun-03	$4,500,000
NTS Center	Leased Fee	1-Jun-03	$5,900,000
Plainview Center	Leased Fee	1-Jun-03	$6,300,000
Plainview Point I & II	Leased Fee	1-Jun-03	$3,300,000
Plainview Point III	Leased Fee	1-Jun-03	$3,750,000
Sears	Leased Fee	1-Jun-03	$5,100,000
Springs Medical Office	Leased Fee	1-Jun-03	$9,800,000
Springs Office	Leased Fee	1-Jun-03	$12,250,000
Business Centers
Blankenbaker Bus. Ctr. IA	Leased Fee	1-Jun-03	$6,350,000
Blankenbaker Bus. Ctr. IB	Leased Fee	1-Jun-03	$3,900,000
Blankenbaker Bus. Ctr. II	Leased Fee	1-Jun-03	$4,400,000
Clarke American	Leased Fee	1-Jun-03	$4,500,000
Commonwealth Bus. Ctr. I	Leased Fee	1-Jun-03	$4,550,000
Commonwealth Bus. Ctr. II	Leased Fee	1-Jun-03	$3,000,000
Lakeshore I	Leased Fee	1-Jun-03	$8,100,000
Lakeshore II	Leased Fee	1-Jun-03	$7,900,000
Lakeshore III	Leased Fee	1-Jun-03	$3,850,000
Peachtree Corp. Ctr.	Leased Fee	1-Jun-03	$8,150,000
Retail
Bed, Bath & Beyond	Leased Fee	1-Jun-03	$4,200,000
Outlets Mall	Leased Fee	1-Jun-03	$5,700,000
Springs Station	Leased Fee	1-Jun-03	$2,400,000
Land
ITT Parking Lot (Ground Lease)	Leased Fee	1-Jun-03	$290,000
Portfolio Value	—	1-Jun-03	$225,055,000

        Changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal or purchase options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value.

        The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and Title XI Regulations.

        The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such

2

reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Richard Ellis, Inc. or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

        It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Richard Ellis, Inc. can be of further service, please contact us.

Respectfully submitted,

CB RICHARD ELLIS, INC. VALUATION & ADVISORY SERVICES

/s/  RONALD A. NEYHART
Ronald A. Neyhart, MAI
Senior Managing Director
Georgia State Certification No. CG000490
Kentucky Certification No. 2780
Phone: 770-984-5020
Fax: 770-984-5001
Email: rneyhart@cbre.com

RAN

3

CERTIFICATION OF THE APPRAISAL

        We certify to the best of our knowledge and belief:

1.
The statements of fact contained in this report are true and correct.

2.
The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3.
We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4.
Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5.
Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6.
This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7.
Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, as well as the requirements of the States of Kentucky, Georgia, Florida, and Indiana relating to review by its duly authorized representatives. This report also conforms to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

8.
The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9.
Ronald A. Neyhart, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

10.
Scott Gay, Richard Francis, Tim Warner, John Ungham, Schaun Vetter, and Mark Strouse have while Ronald A. Neyhart, MAI has not made a personal inspection of the property that is the subject properties of this report.

11.
The inspecting appraisers also provided significant real property appraisal assistance to the persons signing this report.

12.
Ronald A. Neyhart, MAI has extensive experience in the appraisal/review of similar property types.

13.
Ronald A. Neyhart, MAI or the inspecting appraisers are currently certified in the state where the subject is located.

14.
Valuation & Advisory Services operates as an independent economic entity within CB Richard Ellis, Inc. Although employees of other CB Richard Ellis, Inc. divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy are maintained at all times with regard to this assignment without conflict of interest.

/s/ RONALD A. NEYHART
Ronald A. Neyhart, MAI Senior Managing Director

i

CERTIFICATION OF THE APPRAISAL	i
TABLE OF CONTENTS	ii
INTRODUCTION	1
AREA/NEIGHBORHOOD ANALYSIS	5
SITE ANALYSIS	9
IMPROVEMENT ANALYSIS	11
HIGHEST AND BEST USE	12
APPRAISAL METHODOLOGY	13
INCOME CAPITALIZATION APPROACH	13
RECONCILIATION OF VALUE	17
ASSUMPTIONS AND LIMITING CONDITIONS	17
ADDENDA
A Glossary of Terms
B Engagement Letter
C Qualifications

ii

INTRODUCTION

PROPERTY IDENTIFICATION

        The subject portfolio is comprised of some 32 properties consisting of multifamily, office, retail, business center, and ground-leased property. Each of the individual properties is more fully described herein.

OWNERSHIP AND PROPERTY HISTORY

        Title to the property is currently vested to The NTS Partnership's, which are listed as follows:

LLCS:	PRIVATE PARTNERSHIPS:
NTS/BBX Office, LLC	NTS/Atrium Center
ORIG, LLC	NTS/Pickford, Ltd.
NTS/Springs Office, Ltd.
CORPORATIONS:	NTS/Springs Medial Office Center, Ltd.
NTS/Crossings Corporation	NTS/BBC I
NTS Development Company	NTS Bluegrass Commonwealth Park
NTS Bluegrass Development Partnership
PUBLIC PARTNERSHIPS:	NTS/Breckinridge, Ltd.
NTS-Properties III	NTS/Willow Lake Partners Limited Partnership
NTS-Properties IV, Ltd.	NTS/Mall Limited Partnership
NTS-Properties V, a Maryland limited partnership	NTS Plainview Office Partnership
NTS-Properties VI, a Maryland limited partnership	BD Land, Ltd.
NTS-Properties VII, Ltd.	NTS Whetstone Limited Partnership
NTS Fort Lauderdale, Ltd.

        Other than that noted in the table on the following page, there has been no other ownership transfer of the various properties during the previous three years.

DATE OF VALUE

        The portfolio date of value is June 1, 2003.

DATE OF REPORT

        The date of report is the date indicated on the letter of transmittal.

PREMISE OF THE APPRAISAL

        The premise of this appraisal valuation is "as is" on the date of value.

1

TERMS AND DEFINITIONS

        The Glossary of Terms in the Addenda provides definitions for terms that are, and may be used in this appraisal.

Property Identification	Location		Parcel ID No.	Rights Appraised	Highest & Best Use	Date of Inspection	Previous Sale Date w/in Past 3 Yrs.	Previous Sales Price w/in Past 3 Yrs.
Multifamily
Golfbrook	Orlando	FL	04-21-29-300-034A-0000	Fee Simple	Multifamily	8-May-03	None w/in 3 Yrs.	$—
Park Place I	Lexington	KY	20042650	Fee Simple	Multifamily	21-May-03	None w/in 3 Yrs.	$—
Park Place II	Lexington	KY	20045310 & 20071320	Fee Simple	Multifamily	21-May-03	None w/in 3 Yrs.	$—
Park Place III	Lexington	KY	20045300	Fee Simple	Multifamily	21-May-03	None w/in 3 Yrs.	$—
Sabal Park	Orlando	FL	33-20-29-300-012A-0000	Fee Simple	Multifamily	8-May-03	None w/in 3 Yrs.	$—
Willow Lake	Indianapolis	IN	6014620	Fee Simple	Multifamily	9-May-03	None w/in 3 Yrs.	$—
Willows of Plainview I	Louisville	KY	22-2259-0003-0000	Fee Simple	Multifamily	22-May-03	None w/in 3 Yrs.	$—
Willows of Plainview II	Louisville	KY	22-2259-0002-0000	Fee Simple	Multifamily	22-May-03	None w/in 3 Yrs.	$—
Park at the Willows	Louisville	KY	22-1987-0002-0000	Fee Simple	Multifamily	22-May-03	None w/in 3 Yrs.	$—
Office
Anthem	Louisville	KY	22-2187-0009-0000	Leased Fee	Office	19-May-03	None	$—
Antrium	Louisville	KY	22-2218-004B-0001	Leased Fee	Office	19-May-03	None	$—
NTS Center	Louisville	KY	22-1969-0001-0000	Leased Fee	Office	19-May-03	None	$—
Plainview Center	Louisville	KY	22-2218-0005-0000	Leased Fee	Office	19-May-03	None	$—
Plainview Point I & II	Louisville	KY	22-1987-0004-0000	Leased Fee	Office	19-May-03	None	$—
Plainview Point III	Louisville	KY	22-1987-0007-0000	Leased Fee	Office	19-May-03	None	$—
Sears	Louisville	KY	22-2513-0004-0000	Leased Fee	Office	19-May-03	None	$—
Springs Medical Office	Louisville	KY	22-2538-0011-0000	Leased Fee	Office	19-May-03	None	$—
Springs Office	Louisville	KY	22-0036-0211-0000	Leased Fee	Office	19-May-03	None	$—
Business Centers
Blankenbaker Bus. Ctr. IA	Louisville	KY	22-2239-0060-0000	Leased Fee	Industrial	19-May-03	None	$—
Blankenbaker Bus. Ctr. IB	Louisville	KY	22-2239-0061-0000	Leased Fee	Industrial	19-May-03	None	$—
Blankenbaker Bus. Ctr. II	Louisville	KY	22-2239-001C-0000	Leased Fee	Industrial	19-May-03	None	$—
Clarke American	Louisville	KY	22-0039-1020-0000	Leased Fee	Industrial	19-May-03	None	$—
Commonwealth Bus. Ctr. I	Louisville	KY	22-0038-0713-0000	Leased Fee	Industrial	19-May-03	None	$—
Commonwealth Bus. Ctr. II	Louisville	KY	22-0038-0612-0000	Leased Fee	Industrial	19-May-03	None	$—
Lakeshore I	Ft. Lauderdale	FL	49-42-18-16-0100	Leased Fee	Office	7-May-03	None	$—
Lakeshore II	Ft. Lauderdale	FL	49-42-18-16-0390	Leased Fee	Office	7-May-03	None	$—
Lakeshore III	Ft. Lauderdale	FL	49-42-18-16-0392	Leased Fee	Office	7-May-03	None	$—
Peachtree Corp. Ctr.	Norcross	GA	R6276-041thru 045	Leased Fee	Industrial			$—
Retail
Bed, Bath & Beyond	Louisville	KY	22-0036-0246-0000	Leased Fee	Retail	19-May-03	None	$—
Outlets Mall	Louisville	KY	22-2239-0074-0000	Leased Fee	Retail	19-May-03	None	$—
Springs Station	Louisville	KY	22-0036-0245-0000	Leased Fee	Retail	19-May-03	None	$—
Land
ITT Parking Lot (Ground Lease)	Louisville	KY	22-1987-0005-0000	Leased Fee	Land	19-May-03	None	$—

INTENDED USE AND USER OF REPORT

        This appraisal is to be used for a contemplated transaction involving the client, The NTS Partnership's, and in connection with certain litigation involving various general partners and/or affiliates of the general partners.

2

PROPERTY RIGHTS APPRAISED

        The interest appraised represents, where appropriate, either the fee simple estate or leased fee estate in the real property portfolio.

PURPOSE OF THE APPRAISAL

        The purpose of this appraisal is to estimate the market value of the subject property/properties. The current economic definition agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

        The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.
buyer and seller are typically motivated;

2.
both parties are well informed or well advised, and acting in what they consider their own best interests;

3.
a reasonable time is allowed for exposure in the open market;

4.
payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5.
the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

(1)
Appraisal Standards Board of The Appraisal Foundation, Uniform Standards of Professional Appraisal Practice, 2002 ed. (Washington, DC: The Appraisal Foundation, 2002), 219; Appraisal Institute, The Dictionary of Real Estate Appraisal, 3rd ed. (Chicago: Appraisal Institute, 1993), 222-223. This definition is also compatible with the OTS, OCC, RTC, FDIC, FRS and NCUA definitions of market value.

SCOPE OF WORK

        The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the purpose of the appraisal and its intended use, as previously outlined.

        CB Richard Ellis, Inc. completed the following steps for this assignment:

1.
physically identified and inspected both the interior and exterior of the subject properties, as well as its surrounding environs; identified and considered those characteristics that may have a legal, economic or physical impact on the subject;

2.
physically inspected the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process; expanded this knowledge through interviews with regional and/or local market participants, available published data and other various resources;

3.
conducted regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information;

4.
analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value;

3

5.
correlated and reconciled the results into a reasonable and defensible value conclusion, as defined herein; and

6.
estimated a reasonable exposure time and marketing time associated with the value estimate presented.

        To develop the opinion of value, CB Richard Ellis, Inc. performed a Limited Appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This means that the Departure Provision from Standard 1 was invoked. The analysis is limited only to the Income Capitalization Approach in this appraisal (with exception of the land parcels, which were valued utilizing the Sales Comparison Approach to value as described herein. Since the portfolio is comprised of income producing property, this limitation is appropriate and reasonable. Additionally, improved sales were included in the Addendum for informational purposes only, and not analyzed within the body of the report.

        This appraisal of the subject has been presented in the form of a Summary Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the USPAP. That is, this report incorporates a summary of all information significant to the solution of the appraisal problem. This summary report is not intended to serve as a substitute for a self-contained report and certain background data and analysis has been retained in our files.

EXPOSURE TIME

        An estimate of exposure time is not intended to be a prediction of a date of sale or a simple one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

  •
  statistical information about days on the market

  •
  information gathered through sales verification

  •
  interviews of market participants.

        The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions. Exposure time is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but also adequate, sufficient, and reasonable marketing effort. Exposure time is therefore interrelated with appraisal conclusion of value. In consideration of these factors, we have analyzed the following:

  •
  exposure periods of comparable sales revealed during the course of this appraisal;

  •
  the CB Richard Ellis, Inc. National Investor Survey; and

  •
  knowledgeable real estate professionals.

        Based on the foregoing analysis, an exposure time of 12 months is reasonable, defensible, and appropriate. CB Richard Ellis, Inc. assumes the subject portfolio would have been competitively priced and aggressively promoted regionally.

4

AREA/NEIGHBORHOOD ANALYSIS

        The various properties within the portfolio are located in Louisville and Lexington, Kentucky, Orlando and Fort Lauderdale, Florida, Indianapolis, Indiana and Norcross, Georgia. A brief summary of each area follows.

Louisville, Kentucky

        The Louisville Metropolitan Statistical Area (MSA) is located in the north central section of the state of Kentucky along the Ohio River. The MSA consists of seven counties, three being in Kentucky (Jefferson, Bullitt, and Oldham Counties) and 4 in southern Indiana (Clark, Floyd, Harrison, and Scott Counties). The Louisville MSA had an estimated 2002 population of 1,033,457. Claritas estimates very slow growth projected over the next few years with the population expected to increase less than 25,000 by 2007. The 2002 median and average household income estimates were $46,584 and $61,423, respectively.

        Historically, Louisville has been a manufacturing center with major companies such as General Electric, International Harvester, and Ford. However, over the years and due to company buyouts, closures, etc. the manufacturing base has changed and the city has worked to diversify the workforce. Industries which have increased their presence include healthcare (Humana, Norton, and Kindred Healthcare), transportation/shipping (United Parcel Service), and banking (Providian now AEGON). General Electric and Ford Motor Company continue to be large employers within the market, but having been supplanted by United Parcel Service, the largest area employer. Unemployment within the MSA maintained a level below 5% for most of the 1993. However, as the economy slowed over the past few years, unemployment increased from a low of 3.3% in 1998 to 5.2% in 2002, though this is still below the national average.

        Due to the central location of the city over 50% of the nation's consumers are located within a 500-mile radius. Louisville is a well-located city relative to transportation; being served by the Ohio River, three interstate highways, I-65, I-71, and I-64, as well as by air and rail. These different transportation modes provide companies alternative choices.

        Louisville is home to the world famous Kentucky Derby as well as the state fair grounds and the Louisville Redbirds, a AAA baseball franchise.

        Overall, the Louisville MSA can be characterized as an area experiencing slow stable growth. Given the overall economic slowdown, the economic climate is generally considered good with high levels of employment and increased diversification. Job growth is considered to be the primary force that drives housing demand, retail sales, and commercial construction. Louisville can be expected to continue to grow slowly, which should allow for less severe economic swings for the area for the foreseeable future.

Lexington, Kentucky

        The Lexington Metropolitan Statistical Area (MSA) is located in the central Kentucky, in the area known as "The Bluegrass". Lexington is approximately one hour's drive east of Louisville and south of Cincinnati. The MSA consists of seven counties, Fayette County being the primary county. The Lexington MSA had an estimated 2002 population of 489,500. Claritas estimates very slow growth projected over the next few years with the population expected to increase to 517,000 by 2007. The 2002 median and average household income estimates were $44,548 and $60,248, respectively.

        The Lexington MSA is a well-diversified area. Major industries include manufacturing (Toyota, Lexmark, Johnson Controls, and Trane) education (University of Kentucky), and healthcare (University of Kentucky Hospital, Central Baptist, St. Josephs, and the VA Medical Center). The University of Kentucky is the largest employer with over 10,000 employees. Unemployment within the MSA

5

maintained a level below 4% since 1993. However, as the economy slowed over the past few years, unemployment increased from a low of 2.1% in 1999 and 2000 to 3.2% in 2002, still well below the state and national averages.

        The housing market within the Lexington MSA has continued its pattern of slow growth. For the first half of 2003 single-family permits are just over 1,900 with only 52 multi-family permits. The Lexington area single-family sector has issued approximately 3,000 single-family permits annually, a stable level, since the early 1990's. Multi-family permits during this period ranged between 500 and 1,000 until 2001. Permits have been below 300 annually since that time.

        Overall, the Lexington MSA is a stable slow growth area. Given the overall economic slowdown, the economic climate is considered good with high levels of employment and being diversified. Job growth is considered to be the primary force that drives housing demand, retail sales, and commercial construction. Lexington can be expected to continue to grow slowly, with moderate increases in various types of real estate. In addition, the diverse economy should prove a stabilizing effect for the area preventing severe economic swings for the foreseeable future.

Atlanta, Georgia

        The Atlanta Metropolitan Statistical Area (MSA) is located in the northwestern central Georgia area. The MSA now includes over 20 counties, the main counties being Fulton, Cobb, Gwinnett, DeKalb. Atlanta has been the driving force behind economic growth for the state of Georgia for over two decades. The 2002 population estimate for the MSA was 4,327,437, an increase of 215,000 over the 2000 census and 1,368,000 over the 1990 census. This rapid growth has been driven by the mild climate, location, no natural barriers to growth, and the world's busiest airport Hartsfield Atlanta International Airport.

        The Atlanta area is well diversified including major manufacturing (GM and Ford automobile facilities), retail (Home Depot and Wal-Mart), transportation/utility (Delta, United Parcel Service, and BellSouth), finance/insurance/real estate (SunTrust and Wachovia Banks). Over 700 of the Fortune 1000 companies have a national or regional headquarters located in the metropolitan area. The rapid growth of the area has allowed many different industries to flourish and evolve. Except for one year, job growth ranged between 84,000 and 102,000 for the period 1994 through 1999. However, as the economy slowed Atlanta also experienced greatly reduced job growth with an actual loss of jobs in 2002 of 46,700. However, positive job growth is expected to continue, creating between 30,000 and 60,000 in 2003 and 2004. During the period noted the unemployment rate ranged between 4% and 5.8%, the higher level representing the unemployment rate for 2002.

        Housing continues to expand at a rapid pace. Over 26,000 single-family housing permits have been issued through the first six months of 2002. Approximately 48,000 single-family permits have been issued annually since 1998. However, for the period 1993 through 1997 between 30,000 and 35,000 single-family permits were issued. Multi-family permits have approximated 16,000 for the past three years, but with only 4,200 permits issued for the first six months of 2003. For the period 1995 through 1999 between 10,000 and 13,000 permits were issued annually.

        Atlanta offers many benefits to business. The city mild climate makes it attractive for livability, while the ease of travel both by air and via the interstate system allow for the city to function as a major convention city. The dynamic that has allowed Atlanta to grow over the past two decades is expected to continue in force for the foreseeable future, allowing Atlanta to attract new talent, create new businesses, and continue as a leading economic force for Georgia and the southeastern United States.

6

Orlando and Fort Lauderdale, Florida

        The Orlando Metropolitan Statistical Area (MSA) is located in the geographical center of Florida and covers Orange, Seminole, Lake and Osceola Counties. Orlando, Winter Park and south Seminole County comprise the primary population base and it is the growing hub of activity in Central Florida. The Orlando MSA had a 2000 population of 1,644,562, ranking 33rd in the nation (323 metro market areas) with respect to total population. The current local unemployment rate is slightly lower than the Florida average at 5.3% and the national average at 5.8%. Approximately 40 million visitors come into the Orlando area each year of which approximately 23 million are from outside Florida and an additional 3.5 million are international visitors. While the most significant tourist attraction in the Orlando area is Walt Disney World, several other major tourist attractions are within the Orlando Metropolitan Area. Among these are Sea World, Universal Studios and Kennedy Space Center. The Orlando MSA had an estimated 2002 median household income of $45,743 and a 2002 estimated average household income level of $61,309. Building permit activity for the region has steadily increased over the past few years with 14,742 permits in 2002 for Orange County. The median price for existing home sales was $134,575 in 2002, up 7.7% from $124,980 in 2001. Apartment demand has been consistently high over the past ten years, with occupancy rates in the 87%—97% range since 1980.

        Historically, the Orlando MSA has been one of the fastest growing areas in the nation, providing a strong positive influence on long-term real estate values throughout the region. Recently, the national recessionary conditions have significantly slowed economic growth in Orlando in 2002. These conditions have impacted the tourism industry most with significant decline in attendance at theme parks, as well as local hotels, which has spilled over to many other market segments. However, most economists predict the trend will be short lived with significant improvement in job growth expected in the second half of 2003. Meanwhile, the housing market remains very strong causing increasing demand for goods and services.

        Fort Lauderdale is located within Broward County, in the state of Florida. Broward County is located in the southeastern portion of the state along Florida's Atlantic Coast. Because of its tropical, oceanfront location, metropolitan Ft. Lauderdale is considered a major tourist destination for the casual vacationer, as well as an embarkation point for Caribbean cruises at Port Everglades. According to Claritas, Inc. Broward County has a 2002 population of 1,677,832. The current population reflects an increase of 422,344 or 33% since 1990 Census figure for an average annual growth rate of 2.4% per year. Broward County's median household income increased 3.1% annually from $30,762 in 1990 to $44,539 in 2002. Broward County has a current unemployment rate of 5.5 percent. Ft. Lauderdale continues to be a leading tourist and convention destination, hosting more than 6.74 million domestic and foreign visitors per year with an estimated economic impact of $3.5 to $4.0 billion per year. During the fourth quarter of 2002, a total of 2,640 new housing units were authorized for building permits in Broward County.

        Broward County's population has experienced moderate growth in the recent past and this trend is expected to continue. Broward County's economic base is supported by strong levels of employment and effective buying income, relative to those of Florida and the United States. Also, housing starts are up commensurate with the stronger population and employment growth recently. Major expansion of the County's highways and the Ft. Lauderdale-Hollywood International Airport indicate Broward County is poised to support continued growth. These factors should have a favorable long-term effect on the subject property.

Indianapolis, Indiana

        The Indianapolis, Indiana metropolitan area is centrally located in the Midwestern United States. Known as the Crossroads of America, Indianapolis is within a day's drive of more than 65 percent of the country's population, and is intersected by more segments of the interstate highway than any other

7

metropolitan area. Major metropolitan areas in the region include Milwaukee, Wisconsin (278 miles northwest), Chicago, Illinois (185 miles northwest), St. Louis, Missouri (246 miles southwest), Columbus, Ohio (178 miles east) and Detroit, Michigan (298 miles northeast). The Indianapolis Primary Metropolitan Statistical Area (PMSA) consists of a nine-county region. The nine counties in the PMSA are Boone, Hamilton, Hancock, Hendricks, Johnson, Madison, Marion, Morgan and Shelby. The City of Indianapolis is located in Marion County. The city of Indianapolis is currently ranked as the 12th largest city in the nation according to the 2000 United States Bureau of the Census, and the 29th largest metropolitan area. The 2000 census indicates the nine-county population in excess of 1.6 million people. The diversity of the Indianapolis economy is represented in a broad cross section of business that includes pharmaceutical, insurance, real estate, finance, telecommunications, healthcare and government. In addition to the broad cross section of business, Indianapolis exhibits diversity through a global economy as it is home to three Fortune 500 Companies including Eli Lilly & Co., Conseco and Guidant Corporation. The current local unemployment rate is 4.48%.

        Overall, the Indianapolis MSA can be characterized as an area experiencing stable growth. Given the overall economic slowdown, the economic climate is generally considered good with high levels of employment and continued diversification. Job growth is considered to be the primary force that drives housing demand, retail sales, and commercial construction. Indianapolis is gaining new jobs more steadily than most areas of the U.S., which should translate to stability and/or growth in the local real estate markets. The outlook for the area is for stable performance with moderate improvement over the next several years.

8

SITE ANALYSIS

Property	Location		Site Area (Acres)	Site Area (Sq. Ft.)	Zoning District	Flood Zone	Shape	Availability of Utilities	Detrimental Easements	2002 Taxes
Multifamily
Golfbrook	Orlando	FL	16.25 Ac	707,850 SF	PUD	Zone X	Irregular	All	None Known	$284,795
Park Place I	Lexington	KY	18.34 Ac	798,890 SF	R-4	X	Irregular	All	None Known	$98,240
Park Place II	Lexington	KY	10.74 Ac	467,834 SF	R-4	X	Irregular	All	None Known	$72,042
Park Place III	Lexington	KY	15.73 Ac	685,199 SF	R-4 & R-3	X	Irregular	All	None Known	$69,898
Sabal Park	Orlando	FL	13.50 Ac	588,060 SF	PUD	Zone X	Irregular	All	None Known	$175,016
Willow Lake	Indianapolis	IN	18.00 Ac	784,080 SF	R-6	Zone X	Irregular	All	None Known	$237,333
Willows of Plainview I	Louisville	KY	8.06 Ac	351,137 SF	R-6	X	Irregular	All	None Known	$60,479
Willows of Plainview II	Louisville	KY	8.29 Ac	360,938 SF	R-6	X	Irregular	All	None Known	$65,768
Park at the Willows	Louisville	KY	2.80 Ac	121,750 SF	R-6	X	Irregular	All	None Known	$15,023
Office
Anthem	Louisville	KY	6.18 Ac	269,331 SF	PEC	Zone X	Irregular	All	None Known	$45,059
Antrium	Louisville	KY	10.06 Ac	438,388 SF	OTF	Zone C	Irregular	All	None Known	$59,301
NTS Center	Louisville	KY	8.50 Ac	370,260 SF	OR-3	Zone X	Rectangular	All	None Known	$64,594
Plainview Center	Louisville	KY	5.96 Ac	259,748 SF	OR-3	Zone X	Rectangular	All	None Known	$25,922
Plainview Point I & II	Louisville	KY	3.48 Ac	151,589 SF	C-1	Zone X	Irregular	All	None Known	$14,728
Plainview Point III	Louisville	KY	2.65 Ac	115,216 SF	C-1	Zone X	Irregular	All	None Known	$20,756
Sears	Louisville	KY	6.82 Ac	297,079 SF	PEC	Zone X	Irregular	All	None Known	$40,742
Springs Medical Office	Louisville	KY	5.15 Ac	224,465 SF	C-2	Zone X	Irregular	All	None Known	$64,733
Springs Office	Louisville	KY	11.46 Ac	499,241 SF	C-2	Zone X	Irregular	All	None Known	$77,508
Business Centers
Blankenbaker Bus. Ctr. IA	Louisville	KY		0 SF	PEC	Zone X	Irregular	All	None Known	$50,643
Blankenbaker Bus. Ctr. IB	Louisville	KY	4.803 Ac	209,219 SF	PEC,CM	Zone X	Irregular	All	None Known	$28,273
Blankenbaker Bus. Ctr. II	Louisville	KY	4.685 Ac	204,079 SF	PEC,CM	Zone X	Rectangular	All	None Known	$35,374
Clarke American	Louisville	KY	4.376 Ac	190,619 SF	PEC	Zone X	Rectangular	All	None Known	$21,676
Commonwealth Bus. Ctr. I	Louisville	KY	8.437 Ac	367,516 SF	PEC	Zone X	Rectangular	All	None Known	$39,092
Commonwealth Bus. Ctr. II	Louisville	KY	6.905 Ac	300,782 SF	PEC	Zone X	Rectangular	All	None Known	$29,732
Lakeshore I	Ft. Lauderdale	FL	7.35 Ac	320,166 SF	CC	AH	Irregular	All	None Known	$175,235
Lakeshore II	Ft. Lauderdale	FL	6.52 Ac	284,011 SF	CC	AH	Rectangular	All	None Known	$190,257
Lakeshore III	Ft. Lauderdale	FL	3.04 Ac	132,422 SF	CC	AH	Rectangular	All	None Known	$60,015
Peachtree Corp. Ctr.	Norcross	GA	13.85 Ac	603,306 SF	C-2	Zone X	Irregular	All	None Known	$101,858
Retail
Bed, Bath & Beyond	Louisville	KY	3.07 Ac	133,599 SF	C-1	Zone X	Irregular	All	None Known	$21,673
Outlets Mall	Louisville	KY	16.33 Ac	711,465 SF	C-2	Zone X	Irregular	All	None Known	$50,875
Springs Station	Louisville	KY	2.03 Ac	88,427 SF	C-1	Zone X	Irregular	All	None Known	$1,842
Land
ITT Parking Lot (Ground Lease)	Louisville	KY	1.10 Ac	47,916 SF	C-1	Zone X	Irregular	All	None Known	$1,362

EASEMENTS AND ENCROACHMENTS

        Title policy's for the majority of the individual properties have been provided for the preparation of this portfolio appraisal. Based on our visual inspection and review of the site plans (where available), the properties do not appear to be adversely affected by any easements or encroachments. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.

ENVIRONMENTAL ISSUES

        CB Richard Ellis, Inc. has not observed, yet is not qualified to detect, the existence of potentially hazardous material or underground storage tanks that may be present on or near the various sites. The

9

existence of hazardous materials or underground storage tanks may have an effect on the values of the properties. For this portfolio appraisal, CB Richard Ellis, Inc. has specifically assumed that the properties are not affected by any hazardous materials and/or underground storage tanks that may be present on or near the properties.

CONCLUSION

        The sites are well located and afforded average to excellent access and visibility from roadway frontage. Their sizes are typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors that are considered to prevent any the sites' from development to their highest and best use, as if vacant, or adverse to their existing use.

10

IMPROVEMENT ANALYSIS

Property	Location		Year Built	Bldg. NRA (SF) or Units	Density or Land:Bldg Ratio	Construction Quality	Condition	Parking Spaces	Parking Improvements	Parking Ratio
Multifamily
Golfbrook	Orlando	FL	1989	195 Units	12.0 UPA	Class A	Average	317	Garage/Open	1.6/Unit
Park Place I	Lexington	KY	1987	180 Units	9.8 UPA	Class A	Good	N/A	Garage/Open Surface
Park Place II	Lexington	KY	1989	132 Units	12.3 UPA	Class A	Good	N/A	Garage/Open Surface
Park Place III	Lexington	KY	1999	152 Units	9.7 UPA	Class A	Good	N/A	Garage/Open Surface
Sabal Park	Orlando	FL	1987	162 Units	12.0 UPA	Class A	Good	312	Open	1.9/Unit
Willow Lake	Indianapolis	IN	1985	207 Units	11.5 UPA	Class C	Good	377	Garage/Open	1.8/Unit
Willows of Plainview I	Louisville	KY	1985	118 Units	14.6 UPA	Class A	Good	N/A	Garage/Open Surface
Willows of Plainview II	Louisville	KY	1985	144 Units	17.4 UPA	Class A	Good	N/A	Garage/Open Surface
Park at the Willows	Louisville	KY	1986	48 Units	17.2 UPA	Class A	Good	N/A	Surface
Office
Anthem	Louisville	KY	1995	84,717 SF	3.18 : 1	Class B	Good	448	Open	5.3/1,000 SF
Antrium	Louisville	KY	1984	103,760 SF	4.23 : 1	Class B	Good	375	Open	3.6/1,000 SF
NTS Center	Louisville	KY	1977/98	115,575 SF	3.2 : 1	Class B	Good	477	Open	4.1/1,000 SF
Plainview Center	Louisville	KY	1983/99	95,921 SF	2.71 : 1	Class B	Good	452	Open	4.7/1,000 SF
Plainview Point I & II	Louisville	KY	1983	56,999 SF	2.66 : 1	Class B	Good	N/A	Open
Plainview Point III	Louisville	KY	1996	64,146 SF	1.8 : 1	Class B	Good	498	Open	7.8/1,000 SF
Sears	Louisville	KY	1988	66,905 SF	4.44 : 1	Class B	Good	N/A	Open
Springs Medical Office	Louisville	KY	1990	96,090 SF	2.34 : 1	Class B	Good	813	Open	8.5/1,000 SF
Springs Office	Louisville	KY	1989	125,280 SF	3.99 : 1	Class B	Good	N/A	Open
Business Centers
Blankenbaker Bus. Ctr. IA	Louisville	KY	1988	100,640 SF	0 : 1	Class C	Average	N/A	Open
Blankenbaker Bus. Ctr. IB	Louisville	KY	1988	60,049 SF	3.48 : 1	Class C	Average	N/A	Open
Blankenbaker Bus. Ctr. II	Louisville	KY	1988	75,636 SF	2.7 : 1	Class C	Average	204	Open	2.7/1,000 SF
Clarke American	Louisville	KY	2000	50,000 SF	3.81 : 1	Class C	Good	111	Open	2.2/1,000 SF
Commonwealth Bus. Ctr. I	Louisville	KY	1984	83,641 SF	4.39 : 1	Class C	Average	202	Open	2.4/1,000 SF
Commonwealth Bus. Ctr. II	Louisville	KY	1985	65,727 SF	4.58 : 1	Class C	Average	260	Open	4.0/1,000 SF
Lakeshore I	Ft. Lauderdale	FL	1986	103,554 SF	3.09 : 1	Class B	Good	414	Open	4.0/1,000 SF
Lakeshore II	Ft. Lauderdale	FL	1989	97,262 SF	2.92 : 1	Class B	Good	293	Open	3.0/1,000 SF
Lakeshore III	Ft. Lauderdale	FL	2000	39,262 SF	3.37 : 1	Class B	Good	156	Open	4.0/1,000 SF
Peachtree Corp. Ctr.	Norcross	GA	1979	191,280 SF	3.15 : 1	Class C	Average	N/A	Open
Retail
Bed, Bath & Beyond	Louisville	KY	1999	34,953 SF	3.82 : 1	Class B	Good	173	Open	4.9/1,000 SF
Outlets Mall	Louisville	KY	1983	162,617 SF	4.38 : 1	Class B	Good	N/A	Open
Springs Station	Louisville	KY	2001	12,039 SF	7.35 : 1	Class B	Good	72	Open	6.0/1,000 SF
Land
ITT Parking Lot (Ground Lease)	Louisville	KY		N/A	N/A	N/A		N/A	N/A	N/A

11

CONDITION ANALYSIS

        Our inspection of the property indicated only minor items of deferred maintenance for most properties. We note only a couple of major items were identified by NTS, i.e. a roof replacement for Blankenbaker Business Center IA. Overall, any required maintenance is minimal and is assumed can and will be cured during routine maintenance.

QUALITY AND STRUCTURAL CONDITION

        The overall quality of the facilities is considered to be average for the respective neighborhood and age. CB Richard Ellis, Inc. did not observe any evidence of structural fatigue and the various improvements appear structurally sound for occupancy. However, CB Richard Ellis, Inc. is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of any improvements prior to making a business decision.

ENVIRONMENTAL ISSUES

        CB Richard Ellis, Inc. has not observed, yet is not qualified to detect, the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the various improvements. The existence of such substances may have an affect on the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject portfolio.

CONCLUSION

        The various improvements are considered to be in average overall condition and are considered to be typical for the age and location in regard to improvement design and layout, as well as interior and exterior amenities. Overall, there are no known factors that could be considered to adversely impact the marketability of the various improvements in the portfolio.

HIGHEST AND BEST USE

        In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

  •
  legal permissibility;

  •
  physical possibility;

  •
  financial feasibility; and

  •
  maximum profitability.

        A land use feasibility study was not performed and CBRE evaluated each site's highest and best use as currently improved. As improved, each of the current uses is legally permissible and physically possible. The improvements continue to contribute value to the property and based on our analysis, the existing use is financially feasible. Based upon the review of each of the sites, the highest and best use of each of the properties remains as currently improved, unless otherwise noted herein. With respect to the land parcels, the highest and best use conclusion was based primarily on the subjects' current zoning and general observations in the market, surrounding land use patterns and prevailing economic conditions. Based upon our review, the highest and best use of the land parcels was concluded as some form of commercial and/or industrial development.

12

APPRAISAL METHODOLOGY

        In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

        The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

        The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

        The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

        In valuing the subject, only the Income Capitalization Approach has been used at the client's request (with exception of the land parcels, which were valued utilizing the Sales Comparison Approach to value as described herein. Additionally, improved sales were included in the Addendum for informational purposes only, and not analyzed within the body of the report. Since the portfolio is comprised of income producing property, this limitation is appropriate and reasonable.

INCOME CAPITALIZATION APPROACH

        Within the Income Capitalization Approach value indications for the subject have been derived via either the direct capitalization method or a Discounted Cash Flow (DCF) analysis.

        Based on the lease and market rent analysis, rental revenue projections were developed for each property in each of the Portfolio based on the terms of existing leases and for any vacant space based on analysis of market rents and historical rents achieved at the property. Where lease terms included percentage rent provisions, appropriate adjustments were made.

        Lease renewals and turnovers were analyzed based upon escalated current market rental rates. The annual market rent escalation rates utilized were based on local market conditions in the area of each property, inflation rates, the projected holding period of the property and rental rate growth parameters applied by investors in similar type properties. Where projected market rental rates at the

13

time of renewal option materially exceeded contractual lease renewal rate, the renewal option was assumed to be exercised.

        Where appropriate, vacancy and collection losses were factored into the analysis. A property management fee deemed appropriate for retaining a professional real estate organization to manage the specific type of property was included in the projections. Expenses relating solely to the administration of the partnership (e.g. investor reporting, accounting, etc.) were excluded.

        Expenses were analyzed based upon a review of actual expenses for 2000, 2001 and 2002. CBRE also reviewed year 2003 budgeted expenses, published data on expenses for similar type properties, and the properties' most recent tax bills and information.

        Finally, where a capital expense reserve, deferred maintenance or extraordinary capital expenditure was required for an individual property, the cash flows and value were adjusted accordingly.

MARKET RENT CONCLUSIONS

        Market rents for each of the various properties were concluded based upon a review of the contract rents and lease abstracts (where applicable) as compared to current asking rates for the subject and those of competitive properties.

VACANCY AND COLLECTION LOSS

        The projected stabilized occupancy rate for each property was based upon historical performance and both current macro and micro market conditions for the subject's vicinity.

OPERATING EXPENSE ANALYSIS

        In estimating the operating expenses for the various subject properties, the actual operating history and current budgets have been analyzed, as well as those obtained from recognized industry publications and/or comparable properties.

DIRECT CAPITALIZATION

        Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. Where direct capitalization was utilized, the concluded capitalization rate was based upon both current comparable sales activity and current investor expectations via various published survey data. Allowances were also made for such risk factors as above/below market rent and/or occupancy, tenancy, current economic conditions, et cetera.

        In the case of the apartment properties, CBRE determined gross potential rent for each property utilizing the number and type of apartment units in each property and the estimated market rental rates deemed appropriate for the property based on review of the rates charged at similar properties in the local market and historical and current rental rates at the subject property. CBRE also reviewed income from ancillary sources, and historical and current occupancy rates at the subject and competing properties.

        After assessing these factors, CBRE estimated each property's effective gross income based upon unit mix and market rental rates and estimates of ancillary income and occupancy. Expenses were estimated based on historical and budgeted operating expenses, discussions with management, and certain industry expense information. Estimated property operating expenses, including replacement reserves, were then deducted from effective gross income to arrive at each property's estimated net operating income.

        CBRE then employed direct capitalization to estimate the value of each stabilized apartment property by dividing net operating income by a capitalization rate deemed appropriate based on reviews

14

of parameters utilized by investors in apartment properties and data on transactions involving apartment properties.

DISCOUNTED CASH FLOW ANALYSIS

        The DCF assumptions concluded for the subject were based upon current investor expectations via various published survey data. Such factors include income/expense growth rates, terminal capitalization rates, discount rates, et cetera. Specific tenant assumptions were analyzed and projected based upon current lease terms, market lease terms, expense structures, leasing commissions, tenant improvements, renewal probability projections, et cetera.

        In the course of performing the appraisals, CBRE reviewed available sales transactions of similar investment properties as well as market data relating to overall capitalization rates for similar properties in the general location of the subject properties. As described above, acquisition criteria used by buyers of similar properties were also reviewed. Based upon these reviews and considering such factors as age, quality, anticipated functional and economic obsolescence, competitive position of the property, the projected date of sale, and buyers' acquisition criteria, appropriate terminal capitalization rates were selected.

        Based upon current market rate rents, estimated escalation factors, and the estimated vacancy rate and other property operating expenses incurred by the owner, net operating income during the twelve months following the lease expiration was estimated. The resulting net operating income estimate was capitalized to determine residual value. The residual value was discounted to present value after deducting estimated sales expenses.

        The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors.

        The resulting discounted present values of operating cash flows and net sale proceeds were then summed for each property to arrive at an estimated discounted present value.

LAND VALUATION

        In the case of any applicable land parcels, the Sales Comparison Approach was utilized. Specifically, CBRE compiled data on sales of land in the local market and, based on the relative size, location, zoning, frontage, surface and other attributed, arrived at an indicated value for the subject land parcel(s).

        The key assumptions and value conclusions for each property are depicted on the following page.

15

NTS REAL ESTATE PORTFOLIO

INCOME CAPITALIZATION APPROACH

Property	Location		No. Tenants	Current Occupancy	Stabilized Occupancy	Bldg. NRA (SF) or Units	Contract Rent	Market Rent	Expenses	OAR	Terminal OAR	Discount Rate	Income Growth	Expense Growth
Multifamily
Golfbrook	Orlando	FL	N/A	89.0%	92.0%	195 Units	$1,303	$1,385	$6,368	8.00%	8.50%	10.00%	3.00%	3.00%
Park Place I	Lexington	KY	N/A	88.9%	90.0%	180 Units	$10,492	$10,492	$3,925	8.25%	8.75%	10.50%	2.75%	2.75%
Park Place II	Lexington	KY	N/A	93.9%	90.0%	132 Units	$10,629	$10,629	$3,917	8.25%	8.75%	10.50%	2.75%	2.75%
Park Place III	Lexington	KY	N/A	92.8%	90.0%	152 Units	$10,434	$10,434	$3,559	8.25%	8.75%	10.50%	2.75%	2.75%
Sabal Park	Orlando	FL	N/A	95.0%	93.0%	162 Units	$1,017	$1,059	$5,484	8.00%	8.50%	10.00%	3.00%	3.00%
Willow Lake	Indianapolis	IN	N/A	86.0%	90.0%	207 Units	$8.96	$9.28	$4.59	8.25%	8.75%	10.50%	2.75%	2.75%
Willows of Plainview I	Louisville	KY	N/A	93.2%	90.0%	118 Units	$10,687	$10,687	$3,881	8.25%	8.75%	10.50%	2.75%	2.75%
Willows of Plainview II	Louisville	KY	N/A	83.3%	90.0%	144 Units	$10,185	$10,185	$3,781	8.25%	8.75%	10.50%	2.75%	2.75%
Park at the Willows	Louisville	KY	N/A	77.1%	90.0%	48 Units	$8,208	$8,208	$3,530	8.25%	8.75%	10.50%	2.75%	2.75%
Office
Anthem	Louisville	KY	1	100.0%	93.0%	84,717 SF	$9.57	$9.57	$0.48	10.50%	11.50%	12.50%	2.75%	2.75%
Antrium	Louisville	KY	10	60.7%	84.0%	103,760 SF	$13.26	$12.50	$3.76	10.50%	11.50%	13.00%	2.75%	2.75%
NTS Center	Louisville	KY	6	71.2%	84.0%	115,575 SF	$12.00	$12.50	$3.67	10.50%	11.50%	13.00%	2.75%	2.75%
Plainview Center	Louisville	KY	9	68.9%	84.0%	95,921 SF	$15.72	$15.50	$3.71	10.50%	11.50%	13.00%	2.75%	2.75%
Plainview Point I & II	Louisville	KY	9	85.3%	84.0%	56,999 SF	$12.24	$12.50	$3.47	10.50%	11.50%	12.00%	2.75%	2.75%
Plainview Point III	Louisville	KY	8	49.4%	84.0%	64,146 SF	$16.22	$15.50	$3.89	10.00%	11.00%	13.00%	2.75%	2.75%
Sears	Louisville	KY	1	100.0%	92.0%	66,905 SF	$11.99	$12.00	$2.55	10.00%	11.00%	12.50%	2.75%	2.75%
Springs Medical Office	Louisville	KY	19	92.0%	90.0%	96,090 SF	$17.38	$18.00	$5.34	10.00%	11.00%	11.50%	2.75%	2.75%
Springs Office	Louisville	KY	13	93.0%	90.0%	125,280 SF	$16.62	$17.50	$5.24	10.00%	11.00%	11.50%	2.75%	2.75%
Business Centers
Blankenbaker Bus. Ctr. IA	Louisville	KY	1	100.0%	90.0%	100,640 SF	$7.48	$10.00	$1.82	10.00%	10.50%	13.00%	2.75%	2.75%
Blankenbaker Bus. Ctr. IB	Louisville	KY	1	100.0%	90.0%	60,049 SF	$7.48	$10.00	$1.88	10.00%	10.50%	13.00%	2.75%	2.75%
Blankenbaker Bus. Ctr. II	Louisville	KY	5	90.0%	90.0%	75,636 SF	$8.78	$8.00	$2.47	10.50%	11.00%	13.00%	2.75%	2.75%
Clarke American	Louisville	KY	1	100.0%	100.0%	50,000 SF	$10.25	$6.00	$0.84	8.50%	9.00%	9.50%	2.75%	2.75%
Commonwealth Bus. Ctr. I	Louisville	KY	9	91.0%	90.0%	83,641 SF	$8.12	$7.75	$2.19	10.25%	10.75%	13.00%	2.75%	2.75%
Commonwealth Bus. Ctr. II	Louisville	KY	10	73.0%	90.0%	65,727 SF	$8.42	$8.00	$2.62	10.00%	10.00%	12.50%	2.75%	2.75%
Lakeshore I	Ft. Lauderdale	FL	15	70.9%	85.0%	103,554 SF	$12.89	$11.00-$12.00	$6.52	10.25%	10.50%	11.75%	3.00%	3.00%
Lakeshore II	Ft. Lauderdale	FL	22	81.4%	87.5%	97,262 SF	$11.80	$11.00-$12.00	$6.80	10.25%	10.50%	11.75%	3.00%	3.00%
Lakeshore III	Ft. Lauderdale	FL	4	89.4%	90.0%	39,262 SF	$12.75	$12.00-$13.00	$6.91	10.00%	10.25%	13.00%	3.00%	3.00%
Peachtree Corp. Ctr.	Norcross	GA	47	85.0%	90.0%	191,280 SF	$6.98
Retail
Bed, Bath & Beyond	Louisville	KY	1	100.0%	100.0%	34,953 SF	$10.50	$10.50	$1.62	8.50%	9.00%	10.50%	3.00%	3.00%
Outlets Mall	Louisville	KY	1	100.0%	90.0%	162,617 SF	$4.50	$4.50	$0.18	11.00%	11.50%	12.50%	3.00%	3.00%
Springs Station	Louisville	KY	6	100.0%	95.0%	12,039 SF	$19.81	$19.25	$2.47	9.50%	9.75%	11.00%	3.00%	3.00%
Land
ITT Parking Lot (Ground Lease)	Louisville	KY	N/A	N/A	N/A	N/A	$678,000

16

RECONCILIATION OF VALUE

        In valuing the subject, only the Income Capitalization Approach was considered for the subject portfolio. The value indications from the approaches to value are summarized as follows:

Property	Rights Appraised	Date of Value	Values
Multifamily
Golfbrook	Fee Simple	1-Jun-03	$21,700,000
Park Place I	Fee Simple	1-Jun-03	$11,775,000
Park Place II	Fee Simple	1-Jun-03	$9,500,000
Park Place III	Fee Simple	1-Jun-03	$10,825,000
Sabal Park	Fee Simple	1-Jun-03	$12,700,000
Willow Lake	Fee Simple	1-Jun-03	$14,390,000
Willows of Plainview I	Fee Simple	1-Jun-03	$8,325,000
Willows of Plainview II	Fee Simple	1-Jun-03	$9,350,000
Park at the Willows	Fee Simple	1-Jun-03	$2,250,000
Office
Anthem	Leased Fee	1-Jun-03	$6,050,000
Antrium	Leased Fee	1-Jun-03	$4,500,000
NTS Center	Leased Fee	1-Jun-03	$5,900,000
Plainview Center	Leased Fee	1-Jun-03	$6,300,000
Plainview Point I & II	Leased Fee	1-Jun-03	$3,300,000
Plainview Point III	Leased Fee	1-Jun-03	$3,750,000
Sears	Leased Fee	1-Jun-03	$5,100,000
Springs Medical Office	Leased Fee	1-Jun-03	$9,800,000
Springs Office	Leased Fee	1-Jun-03	$12,250,000
Business Centers
Blankenbaker Bus. Ctr. IA	Leased Fee	1-Jun-03	$6,350,000
Blankenbaker Bus. Ctr. IB	Leased Fee	1-Jun-03	$3,900,000
Blankenbaker Bus. Ctr. II	Leased Fee	1-Jun-03	$4,400,000
Clarke American	Leased Fee	1-Jun-03	$4,500,000
Commonwealth Bus. Ctr. I	Leased Fee	1-Jun-03	$4,550,000
Commonwealth Bus. Ctr. II	Leased Fee	1-Jun-03	$3,000,000
Lakeshore I	Leased Fee	1-Jun-03	$8,100,000
Lakeshore II	Leased Fee	1-Jun-03	$7,900,000
Lakeshore III	Leased Fee	1-Jun-03	$3,850,000
Peachtree Corp. Ctr.	Leased Fee	1-Jun-03	$8,150,000
Retail
Bed, Bath & Beyond	Leased Fee	1-Jun-03	$4,200,000
Outlets Mall	Leased Fee	1-Jun-03	$5,700,000
Springs Station	Leased Fee	1-Jun-03	$2,400,000
Land
ITT Parking Lot (Ground Lease)	Leased Fee	1-Jun-03	$290,000
Portfolio Value	—	1-Jun-03	$225,055,000

ASSUMPTIONS AND LIMITING CONDITIONS

1.
Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CB Richard Ellis, Inc. is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Richard Ellis, Inc., however, has not examined title and makes

17

  no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2.
Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Richard Ellis, Inc. professionals are not engineers and are not competent to judge matters of an engineering nature. CB Richard Ellis, Inc. has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Richard Ellis, Inc. by ownership or management; CB Richard Ellis, Inc. inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Richard Ellis, Inc. was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Richard Ellis, Inc. reserves the right to amend the appraisal conclusions reported herein.

3.
Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Richard Ellis, Inc. has no knowledge of the existence of such materials on or in the property. CB Richard Ellis, Inc., however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

  We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4.
All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Richard Ellis, Inc. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any

18

  estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5.
It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Richard Ellis, Inc. has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Richard Ellis, Inc. reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Richard Ellis, Inc. of any questions or errors.

6.
The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Richard Ellis, Inc. will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7.
CB Richard Ellis, Inc. assumes no private deed restrictions, limiting the use of the subject property in any way.

8.
Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9.
CB Richard Ellis, Inc. is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10.
The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11.
Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Richard Ellis, Inc. does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Richard Ellis, Inc.

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12.
Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Richard Ellis, Inc. to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13.
Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14.
This study may not be duplicated in whole or in part without the specific written consent of CB Richard Ellis, Inc. nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Richard Ellis, Inc. reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Richard Ellis, Inc. which consent CB Richard Ellis, Inc. reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Richard Ellis, Inc. shall have no accountability or responsibility to any such third party.

15.
Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16.
The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17.
The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18.
No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Richard Ellis, Inc. unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Richard Ellis, Inc. assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An

20

  agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19.
Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Richard Ellis, Inc. assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20.
CB Richard Ellis, Inc. assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21.
It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22.
No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23.
The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Richard Ellis, Inc. has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Richard Ellis, Inc. has no specific information relating to this issue, nor is CB Richard Ellis, Inc. qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

24.
Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25.
The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Richard Ellis, Inc. or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

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ADDENDA

ADDENDUM A

GLOSSARY OF TERMS

        assessed value    Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base.†

        cash equivalency    The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

        contract, coupon, face, or nominal rent    The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

        coupon rent
 See Contract, Coupon, Face, or Nominal Rent

        effective rent    1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis.‡ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

        face rent
 See Contract, Coupon, Face, or Nominal Rent

        fee simple estate    Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.‡

        floor area ratio (FAR)    The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio.‡

        full service lease    A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

        going concern value    Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value.†

        gross building area (GBA)    The sum of all areas at each floor as measured to the exterior walls.

        insurable value    Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state.†

        investment value    Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser.†

        leased fee
 See leased fee estate

1

        leased fee estate    An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.‡

        leasehold
 See leasehold estate

        leasehold estate    The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.‡

        load factor    The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

        market value "as if complete" on the appraisal date    Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

        market value "as is" on the appraisal date    Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

        market value    Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.§

        marketing period    The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal.‡

        net lease    Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

        net rentable area (NRA)    1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor.*

        nominal rent
 See Contract, Coupon, Face, or Nominal Rent

        prospective future value "upon completion of construction"    Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

2

        prospective future value "upon reaching stabilized occupancy"    Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

        reasonable exposure time    The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.††

        rent
 See
full service lease
net lease
contract, coupon, face, or nominal rent
effective rent

        shell space    Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

        usable Area    1) The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor.*

        use value    Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale.†

        value appraised    During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.
 See also
market value "as is" on the appraisal date
market value "as if complete" on the appraisal date
prospective future value "upon completion of construction"
prospective future value "upon reaching stabilized occupancy"

†
The Appraisal of Real Estate, Twelfth Edition, Appraisal Institute, 2001.

‡
The Dictionary of Real Estate Appraisal, Fourth Edition, 2002.

§
The Office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

*
2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)

††
Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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ADDENDUM B

ENGAGEMENT LETTER

[CB RICHARD ELLIS LETTERHEAD]

April 15, 2003

The Partnerships Listed on Schedule I (Partnerships)
10172 Linn Station Road
Louisville, Kentucky 40223
Attn: Brian F. Lavin

RE:
NTS Real Estate Portfolio
37 Commercial/Land
Properties
Various Locations
See Exhibit A

Dear Partnerships:

        We are pleased to submit this proposal and our Terms and Conditions for the appraisal of the referenced portfolio. Our engagement is for the benefit of the Partnerships and their limited partners.

PROPOSAL SPECIFICATIONS

Purpose:	To estimate the market value of the portfolio (This is the sum of the individual values noted in Exhibit A)
Rights Appraised:	Leased Fee or Fee Simple, as appropriate
Premise:	As is
Intended Use:
In connection with a contemplated transaction involving the Partnerships, and in connection with certain litigation involving certain of the general partners of the Partnerships and affiliates of the general partners
Appraisal Process:	Limited appraisal, Income and Sales Comparison Approaches Only
Report Type:	Summary report
Appraisal Standards:
Uniform Standards of Professional Appraisal Practice (USPAP), Financial Institution Reform, Recovery and Enforcement Act (FIRREA) and Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute
Total Fee:	$85,000 (See Exhibit A for individual fees)
Update Fee:	The update fee will be 60% of the original fee if the report needs to be updated within 12 months from the data of value.
Expenses:	Fee quoted includes all expenses
Retainer:	A retainer fee of 50% or $42,500 is required for this assignment.
Report Copies:	1 draft and 3 finals
Start Date:	The appraisal process will start upon receipt of your signed agreement and the property specific data
Delivery Date:	30 to 45 days from receipt of property specific data
Acceptance Date:	This proposal is subject to withdrawal and modification if the Start Date is not within 7 business days.

1

        The attached Terms and Conditions and Specific Property Data Request are deemed a part of this agreement as though set forth in full herein.

        We consent to a description of and the inclusion of the text of the appraisal report in any filing made by the Partnerships, or any entity into which the Partnerships are consolidated, with the Securities and Exchange Commission in connection with the consolidation and in materials delivered to the Partnerships' limited partners that are a part of such filings, provided that any such description or inclusion shall be subject to our prior review and approval, which approval shall not be unreasonably withheld.

        We agree that, to the extent compliance with the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (the "Statement of Policy") is required by any regulatory body in connection with the contemplated transaction, the appraisal shall be conducted in accordance with the standards set forth in Section V.0.1 of the Statement of Policy. It is the understanding of CB Richard Ellis, Inc., that Section V.0.1 of the Statement of Policy requires the appraisals to be completed in such a manner that the valuation of the portfolio, consisting of the individual properties identified on Exhibit A, shall be done taking into account an orderly liquidation of the assets over a 12-month period, which we understand could be a typical marketing and exposure period for the assets.

        We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

CB RICHARD ELLIS, INC.
VALUATION & ADVISORY SERVICES

/s/ THOMAS B. MCDONNELL
Thomas B. McDonnell, MAI Senior Managing Director
Phone: (312) 861-7869 Fax: (312) 861-7848 E-mail: tmcdonnell@cbre.com

2

AGREED AND ACCEPTED SIGNATURE AND DATE FOR EACH PARTNERSHIP

NTS-PROPERTIES III
By:	NTS-Properties Associates, General Partner
	By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS-PROPERTIES IV, LTD
By:	NTS-Properties Associates IV, General Partner
	By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS-PROPERTIES V, a Maryland limited partnership
By:	NTS-Properties Associates V, General Partner
	By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS-PROPERTIES VI, a Maryland limited partnership
By:	NTS-Properties Associates VI, General Partner
	By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS-PROPERTIES VII, LTD.
By:	NTS-Properties Associates VII, General Partner
	By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer

3

NTS/ATRIUM CENTER
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/PICKFORD, LTD.
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/SPRINGS OFFICE, LTD.
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/SPRINGS MEDICAL OFFICE CENTER, LTD.
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/BBC I
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS BLUEGRASS COMMONWEALTH PARK
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS BLUEGRASS DEVELOPMENT PARTNERSHIP
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/BRECKINRIDGE, LTD.
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer

4

NTS/WILLOW LAKE PARTNERS LIMITED PARTNERSHIP
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS/MALL LIMITED PARTNERSHIP
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
NTS PLAINVIEW OFFICE PARTNERSHIP
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
BD LAND, LTD.
By:	BD Land G.P, Inc., General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President
NTS WHETSTONE LIMITED PARTNERSHIP
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer
ORIG, LLC
By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President
NTS/BBX OFFICE, LLC.
By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President
NTS/CROSSINGS CORPORATION
By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President
NTS/FORT LAUDERDALE, LTD.
By:	NTS Capital Corporation, General Partner
	By:	/s/ BRIAN F. LAVIN Brian F. Lavin, President and Chief Operating Officer

5

TERMS AND CONDITIONS

1.
These Terms and Conditions, between CB Richard Ellis, Inc.—Appraisal Services (Appraiser) and the Client for whom the referenced appraisal service will be performed, shall be deemed a part of such Agreement as though set forth in full therein. The Agreement shall be governed by the laws of the state of the CB Richard Ellis, Inc. office shown on the Agreement.

2.
Client is defined as the party signing the Agreement and shall be responsible for payment of the fees stipulated in the Agreement. Payment of the appraisal fee is not contingent upon any predetermined value or on an action or event resulting from the analyses, opinions, conclusions, or use of the appraisal report.

3.
Final payment is due and payable upon delivery of the final report or within forty-five (45) days of your receipt of our draft report, whichever is sooner. If a draft report is requested, the fee is considered earned upon delivery of our draft report.

4.
If we are requested to give court testimony, an additional fee will be charged on an hourly basis at our then prevailing hourly rate. The hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes appraisal report) and all meetings related to court testimony.

5.
In the event Client requests additional services beyond the purpose stated in the Agreement, Client agrees to pay an additional charge for such services, plus reimbursement of expenses, whether or not the completed report has been delivered to Client at the time of the request.

6.
It is understood that the Client has the right to cancel this assignment at any time prior to delivery of the completed report. In such event, the Client is obligated only for the pro rated share of the fee based upon the work completed and expenses incurred, with a minimum charge of $500.

7.
In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable, shall bear interest at the maximum rate permitted in the state in which the office of Appraiser executing the Agreement is located. If Appraiser is required to institute legal action against Client relating to the Agreement, Appraiser shall be entitled to recover reasonable attorney's fees and costs from Client.

8.
Appraiser assumes that there are no major or significant items that would require the expertise of a professional building contractor or engineer. If such items need to be considered in Appraiser's studies, such services are to be provided by others at a cost which is not a part of the fee proposal.

9.
In the event of any dispute between Client and Appraiser relating to this Agreement, or Appraiser's or Client's performance hereunder, Appraiser and Client agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the state where the office of Appraiser executing this Agreement is located. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover from the losing party its expenses, including the costs of arbitration proceeding, and reasonable attorneys fees.

10.
Client acknowledges that Appraiser is being retained hereunder as an independent contractor to perform the services described herein and nothing in this Agreement shall be deemed to create any other relationship between Client and Appraiser. This assignment shall be deemed concluded and the services hereunder completed upon delivery to Client of the appraisal report discussed herein.

6

11.
All statements of fact in the report which are used as the basis of the Appraiser's analyses, opinions, and conclusions will be true and correct to the best of the Appraiser's knowledge and belief. The Appraiser may rely upon the accuracy of information and material furnished to Appraiser by Client.

12.
Appraiser shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

13.
Client shall provide Appraiser with such materials with respect to the Assignment as are requested by Appraiser and in the possession or under the control of Client. Client shall provide Appraiser with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

14.
Except as noted in the proposal, the data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are, and will remain, the property of Appraiser. With respect to data provided by Client, Appraiser shall not violate the confidential nature of the appraiser-client relationship by improperly disclosing any confidential information furnished to Appraiser. Notwithstanding the foregoing, Appraiser is authorized by Client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

15.
Unless specifically noted in the appraisal, we will not be taking into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof. Further, Appraiser understands that there is no major or significant deferred maintenance in the property which would require the expertise of a professional cost estimator or contractor. If such repairs are needed, the estimates are to be prepared by others, and are not a part of this fee proposal.

16.
Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client result in damage to Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover, from the other, reasonable attorney fees and costs.

17.
Please note that Appraiser's consent to allow the appraisal report or portions of the report, to become part of or be referenced in, any offering or other material intended for the review of others, or to be submitted to others, will be at Appraiser's reasonable discretion and, if given, will be on condition that Appraiser will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to Appraiser, by a party satisfactory to Appraiser. Appraiser does consent to Client submission of the complete final report to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter

SPECIFIC PROPERTY DATA REQUEST

        In order to complete this assignment in the timely manner requested, CB Richard Ellis, Inc., Valuation & Advisory Services, will require the following specific information for each property:

  •
  Argus Files

7

  •
  Plat of Survey with legal description

  •
  Most recent tax bills

  •
  Most recent detailed Rent Roll/lease abstracts

  •
  2003 Budget

  •
  Title reports, and Engineering/Environmental studies

  •
  Details on capital expenditures

  •
  Income and Expense History for 2000, 2001, and 2002

  •
  Name and phone number of person to contact for inspection of the property

        If any of the requested data and information is not available, CB Richard Ellis, Inc., reserves the right to extend the delivery date by the amount of time it takes to receive the requested information or make other arrangements. Please have the requested information delivered to the following:

Thomas B. McDonnell, MAI
Senior Managing Director
 CB RICHARD ELLIS, INC.
Valuation & Advisory Services
233 North Michigan Avenue
Suite 2350
Chicago, IL 60601
Tel: 312-861-7869
Fax: 312-861-7848

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SCHEDULE I

THE PARTNERSHIPS

PUBLIC PARTNERSHIPS:

NTS-Properties III
NTS-Properties IV, Ltd.
NTS-Properties V, a Maryland limited partnership
NTS-Properties VI, a Maryland limited partnership
NTS-Properties VII, Ltd.

PRIVATE PARTNERSHIPS:

NTS/Atrium Center
NTS/Pickford, Ltd.
NTS/Springs Office, Ltd.
NTS/Springs Medial Office Center, Ltd.
NTS/BBC I
NTS Bluegrass Commonwealth Park
NTS Bluegrass Development Partnership
NTS/Breckinridge, Ltd.
NTS/Willow Lake Partners Limited Partnership
NTS/Mall Limited Partnership
NTS Plainview Office Partnership
BD Land, Ltd.
NTS Whetstone Limited Partnership
NTS Fort Lauderdale, Ltd.

LLCS:

NTS/BBX Office, LLC
ORIG, LLC

CORPORATIONS:

NTS/Crossings Corporation
NTS Development Company

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ADDENDUM C

QUALIFICATIONS

QUALIFICATIONS OF

RONALD A. NEYHART, MAI
Senior Managing Director

CB Richard Ellis, Inc.—Valuation & Advisory Services
100 Galleria Parkway, Suite 550
Atlanta, Georgia 30339
(770) 984-5020
(770) 984-5001 FAX
Email: rneyhart@cbre.com

EDUCATIONAL

B.S. Finance and Real Estate—Florida State University

Appraisal Institute
    Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP

LICENSE(S)/CERTIFICATION(S)

Georgia Real Estate Appraisal Board—Certified General Real Estate Appraiser—C000490
Tennessee Real Estate Commission—Certified General Real Estate Appraiser—0002013
North Carolina Real Estate Appraisal Board—Certified General Real Estate Appraiser—A4051
Alabama Real Estate Appraisal Board—Certified General Real Estate Appraiser—G00484
South Carolina Real Estate Appraisers Board—Certified General Real Estate Appraiser—CG3429
Kentucky Real Estate Appraisal Board-Certified General Real Estate Appraiser-CG2780
Mississippi Real Estate Appraisal Board—Certified General Real Estate Appraiser—GA-575

PROFESSIONAL

Appraisal Institute

        Designated Member, (MAI), Certification No. 8484

EMPLOYMENT EXPERIENCE

1979-1982	American Appraisal Associates, Staff Appraiser	Atlanta, Georgia
1982-1984	Johnson, Lane, Space, Smith & Co., Account Executive	Atlanta, Georgia
1984-1992	CB Commercial Real Estate Group, Inc., Senior Real Estate Analyst	Atlanta, Georgia
1992-Present	CB Richard Ellis, Inc. Valuation & Advisory Services, Senior Managing Director	Atlanta, Georgia

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, Dated October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDMENT NO. 5
TO
PROSPECTUS SUPPLEMENT FOR NTS-PROPERTIES III
TO
JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2004
FOR NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        The general partner of NTS-Properties III along with NTS Realty Holdings Limited Partnership is furnishing this supplement to you, as a limited partner of NTS-Properties III, which we refer to as "the partnership" or "your partnership." NTS Realty Holdings Limited Partnership is a Delaware limited partnership, referred to in this supplement as "NTS Realty," "we" or "us," recently formed in connection with a proposed merger or other combination of your partnership, and other affiliated public and private entities, into us. These transactions are referred to herein as the "merger." If the merger is completed, you will receive interests issued by us, referred to in this supplement as "Units" or the "Partnership Units," and will no longer be a limited partner in the partnership.

        This supplement summarizes the terms and conditions, risks and effects of the merger and other matters that are unique to you and the other limited partners of your partnership. As a result of the merger, you and the other limited partners of your partnership may be treated differently than limited partners in the other entities being merged into us. You should read the accompanying joint consent solicitation statement/prospectus, referred to in this supplement as the "joint consent/prospectus," which includes detailed discussions regarding us and the other entities we are acquiring.

        NTS-Properties Associates, as your general partner, is asking you to approve the merger. In order for the merger to occur, your partnership agreement must be amended as set forth in Appendix A. If holders of a majority of the outstanding limited partnership interests vote "Against" the amendment but vote "For" the merger, the partnership will not be able to participate in the merger. If the merger is not approved, no amendments to your partnership agreement will take effect. Holders of a majority of the partnership's limited partnership interests must vote "For" the merger and the amendments for the merger to be completed.

        The partnership is one of five limited partnerships, all of whom have affiliated general partners, which we refer to collectively as the "partnerships," that we are proposing to merge into us. Concurrent with the merger, ORIG, LLC, a Kentucky limited liability company which is affiliated with your general partner and referred to herein as ORIG, will contribute substantially all of its assets and all of its liabilities to NTS Realty. Supplements have also been prepared for each of the other partnerships. Copies of these supplements may be obtained without charge upon written request to NTS Realty Holdings Limited Partnership, Attention: Brian F. Lavin, 10172 Linn Station Road, Louisville, Kentucky 40223.

        The merger that you are being asked to approve is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving the general partners of your partnership, the general partners of other public partnerships and affiliates of the general partners including ORIG. In addition to settling the class action litigation, we are proposing the merger to achieve liquidity, which we believe will better maximize the value of your investment. We will apply to list the Units on the American Stock Exchange or "AMEX." In contrast, there is no formal or organized market for the limited partnership interests in your partnership.

        There are risks which are generally applicable to your partnership and the other partnerships, which are summarized in "Risk Factors" in the joint consent/prospectus. In addition, you should consider the following factors which relate specifically to your partnership.

  •
  Your partnership owns two office properties located in Louisville, Kentucky and one business park located in Norcross, Georgia. By contrast, we will own a large portfolio of properties of various types if the merger is completed. These properties include office, multifamily and retail properties located in the States of Kentucky, Georgia, Florida and Indiana.

  •
  As of June 30, 2004 your partnership has a ratio of debt to total assets of 64%. We would have had a ratio of debt to total assets of 66%.

ii

OVERVIEW

The Merger

        You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a settlement negotiated between your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving, among others, the general partner of your partnership and ORIG, LLC. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners.

        We will succeed to the ownership of the thirty-two properties previously owned by the partnerships or ORIG consisting of nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian F. Lavin. Mr. Nichols is a general partner of your partnership. Mr. Lavin is the president and chief executive officer of NTS Corporation, an affiliate of ours. Our partnership agreement vests principal management discretion to NTS Realty Capital. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. This will provide our limited partners with enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. For example, NTS Realty's board will have an audit committee composed entirely of independent directors. See "Management" in the joint consent/prospectus for a description of the management and board of NTS Realty Capital.

Number of NTS Realty Units Received if Your Partnership Merges with NTS Realty

        If the merger is approved your partnership's interests will be converted into Units based on the net asset value of your partnership. You will receive your proportionate share of these Units in accordance with the terms of your partnership's limited partnership agreement and the provisions of the litigation settlement agreement. We have estimated value of $10.00 per Unit for purposes of issuing these Units to the partners.

Similarities Between the Partnerships

        The investment objective and assets of the partnerships are substantially similar. Generally, the partnerships own office and multifamily properties. The partnerships are required to distribute the proceeds from any sale of property or refinancing of indebtedness, except in limited circumstances. The partnerships originally intended to sell or refinance their properties between four and ten years after acquiring the properties. Your partnership originally intended to sell or refinance its properties between the fifth and tenth year after the properties were acquired which would have been between 1987 and 1992. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments, but increased the partnership's total debt service thus reducing the cash flow available for distributions. As a result, all distributions from your partnership were suspended so that your general partner could use the cash flow available for distribution to meet the partnership's accelerated debt obligation.

        The limited partnership agreement of each partnership governs the allocation of proceeds from operations and from the sale or refinancing of properties between the general partner and the limited partners. The general partner of each partnership is itself a limited partnership with at least two general partners—J.D. Nichols, who is the managing general partner, and NTS Capital Corporation.

Your general partner also has the following additional general partners: L.C. Aroh and Alliance Realty Corp.

Differences Between the Partnerships

        Number and Type of Properties.    Your partnership owns two office properties located in Louisville, Kentucky and one business park located in Norcross, Georgia. Some of the partnerships own more properties, different types of properties and properties located in other markets.

        Occupancy Percentages and Lease Expirations.    As of June 30, 2004, the weighted average occupancy percentage for your partnership's properties was 72%. The weighted average occupancy percentage for our properties as of the same date would have been 87%. As of June 30, 2004, 32% of the square footage of the leases on your partnership's property expires by December 31, 2005. As of June 30, 2004, 66% of the square footage of the leases on the properties owned by us would have expired by December 31, 2005.

        Age of Properties.    The average age of the properties owned by your partnership is approximately 23.7 years. The average age of the properties of the other partnerships and ORIG ranges from 12.4 years to 15.9 years.

Vote Required to Approve the Merger

        The merger of your partnership with us requires the approval of a majority of the outstanding limited partnership interests. Approval by your partnership's limited partners will be binding on you even if you vote "Against" the proposed transaction. Your general partners and their affiliates including ORIG, collectively own 5,185 limited partnership interests (1), or 41.25% of the outstanding limited partnership interests in your partnership, and intend to vote these interests "For" the merger. Of these 5,185 limited partnership interests, ORIG owns 4,602 interests and Mr. Nichols (including his immediate family and any entities controlled by Mr. Nichols or his family other than ORIG) owns 583 interests.

Amendments to the Partnership Agreement

        Your partnership's limited partnership agreement prohibits the partnership from selling any properties to the general partner or its affiliates. The merger could be considered the sale of properties to an affiliate. In addition, your partnership is currently subject to the Georgia Uniform Limited Partnership Act. This Act does not grant partnerships governed by it the power to enter into mergers. After your partnership was formed, the State of Georgia enacted the Georgia Revised Uniform Limited Partnership Act, referred to herein as "Georgia RULPA," which permits partnerships governed by it the power to enter into mergers. The Georgia RULPA provides that the partnership agreement dictates the percentage of vote needed to effect a merger. Accordingly, you are being asked to vote on proposed amendments to the limited partnership agreement which would allow the partnership: (1) to sell properties to an affiliate in connection with the merger; (2) be governed under Georgia RULPA; and (3) require the majority of the limited partnership interests outstanding to approve any merger. A copy of these amendments is attached in Appendix A.

        The amendments must be approved by holders of a majority of the outstanding limited partnership interests. If holders of a majority of these interests vote "For" the merger but vote "Against" the amendments, your partnership will not be able to participate in the merger. To participate in the merger you must vote "For" the merger, and "For" the amendments.

(1)
The general partner of your partnership is recorded as owning five interests in your partnership which are not included in this total because your general partner has never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

2

Selected Financial Information

        For selected financial information concerning the partnerships and pro forma financial statements, See "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data" in the joint consent/prospectus.

Tax Consequences of the Merger

        Your partnership will treat the merger as a non-taxable transaction. Thus, you should not recognize any gain or loss from the merger. The IRS may, however, challenge this treatment and if successful, your partnership will recognize gain in an amount equal to the amount by which the fair market value of the Units received, increased by the liabilities assumed, exceeds the tax basis of the assets transferred. You will be allocated your share of the gain or loss. See "Certain Federal Income Tax Consequences" of the joint consent/prospectus for more information. You could owe tax even though no distributions will be made to fund any tax liability. We urge you to consult with your tax advisor to evaluate the tax consequences of the merger to you.

3

RISK FACTORS

        The risks associated with the merger are not generally more significant to your partnership than the other partnerships. Some of the risks may, however, affect your partnership differently, and are summarized below. The joint consent/prospectus describes risks associated with the merger that are applicable to all of the partnerships. You should carefully review the risks summarized below and the section entitled "Risk Factors" in the joint consent/prospectus.

The merger will change the nature of your investment.

        There are differences in the types and geographic location of some of the properties owned by the partnerships. This change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed.

        Your partnership has office properties located in Louisville, Kentucky and one business park located in Norcross, Georgia. We will own and lease as many as thirty-two properties and expect to make additional real estate investments. These properties include office centers, multifamily units, business parks and retail centers. We will also own properties in the States of Florida and Indiana in addition to Kentucky and Georgia.

        Under your partnership's limited partnership agreement, the general partner is permitted to use the proceeds of sales or refinancings of properties solely to repay debt or to make capital improvements to existing properties. Our partnership agreement will permit us to reinvest sales or refinancing proceeds in new properties.

        Assuming the merger was completed as of June 30, 2004 our ratio of debt to total assets would have been 66%. As of the same date your partnership had a ratio of debt to total assets of 64%. We may also borrow monies to acquire new properties.

        As of June 30, 2004 your partnership's properties were 72%, occupied on a weighted average basis and 32% of the square footage of the leases expires by December 31, 2005. As of the same date, assuming the merger was completed, our weighted average occupancy rate would have been 87% and 66% of the square footage of our leases would expire by December 31, 2005.

You have no appraisal rights.

        Certain limited partners of entities participating in the merger have the ability to dissent to the merger and receive cash in lieu of Units. If you vote against the merger you will not have the right to dissent and have your interests appraised.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 estimated value that we used to allocate the Units. This value should not be viewed as a measure of the fair market value or trading value of the Units limited partners who choose to sell Units as soon as the merger is completed.

We cannot assure you that our future financial performance will be better than the prior performance of your partnership.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $6.7 million, $4.8 million and $5.3 million,

4

respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of your partnership binds all limited partners of your partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests in your partnership of 41.25% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in your partnership will bind all of the limited partners in your partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of your partnership vote on certain matters in proportion to the interests of all limited partners in your partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in your partnership. Further, affiliates of your general partner, including ORIG, own 41.25% of the limited partner interests in your partnership. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and the Units owned by NTS Realty Partners which are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

The merger will require limited partners to forego alternatives to the merger.

        Your general partner considered alternatives to the merger, such as continuing the partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, your partnership will not be able to pursue these other alternatives.

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units

5

and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We will compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain. See the section "Material Federal Income Tax Consequences" in this supplement.

EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER

        If the merger is approved and completed, you will receive Units of NTS Realty and your partnership will merge with and into NTS Realty and cease to exist. See "The Merger" in the joint consent/prospectus. If the merger is not completed, your general partner intends to reevaluate your partnership's strategy. Your general partner has not established a timetable for selling the partnership's properties if the merger is not completed.

NTS REALTY UNITS TO BE ALLOCATED
TO YOUR PARTNERSHIP AND OTHER ENTITIES

        In determining the final net asset value for each partnership and the final net asset value of the assets and liabilities contributed by ORIG, on the "Determination Date" we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CB Richard Ellis, referred herein as "CBRE." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), including the payment to be made by NTS Development Company, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership plus the partnership's share of joint venture liabilities and any monies that are paid to lenders to allow us to assume the debt. The "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay-off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets and liabilities contributed by ORIG in the same manner. Because ORIG does not file financial

6

statements with the SEC, we will use the most recently available balance sheet. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued to each entity. The net asset value set forth below assumes the Determination Date is June 30, 2004. This value is presented solely to illustrate the way in which we will determine the net asset value. We expect that net asset value for each entity will change between June 30, 2004 and the Determination Date, to reflect primarily payments made by each entity on outstanding debt obligations and other liabilities. The amount of other assets may also increase or decrease between June 30, 2004 and the Determination Date. The general partners do not presently intend to ask CBRE to update its appraisal of the real estate assets. If the general partners do ask CBRE to update these appraisals, the real estate values would also likely change.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, the estimated value of the Units we selected for this purpose, and we will divide the Net Asset Value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. This value should not be viewed as a measure of the fair market value or trading value of the Units. Your general partner believes that the fair market value of the Units likely would be greater than this value, but the Units might trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

        See "Risk Factors" in the joint consent/prospectus.

        The determination of the net asset value and allocation of Units to your partnership as of June 30, 2004 is summarized in the following table:

DERIVATION OF NET ASSET VALUE AND ALLOCATION OF
NTS REALTY UNITS FOR NTS-PROPERTIES III

Amount
Appraised Value of Real Estate	$20,350,000
Net Value of Other Assets and Liabilities(1)	$59,736
Payment from NTS Development Company(2)	$202,500
Mortgage Debt and Notes Payable(1)	$(6,090,708)

Net Asset Value(3)	$14,521,528
Net Asset Value of NTS-III per $1,000 Original Limited Partner Investment(4)	$835
Number of Units to be Allocated to NTS-III	1,452,167 (5)
Number of Units per $1,000 Investment in NTS-III(6)	83
Percentage of Total Net Asset Value of NTS Realty Allocated to NTS-III	12.35%

(1)
As of June 30, 2004.

(2)
This payment is expected to be made immediately prior to the merger.

(3)
The Net Asset Value does not include transaction costs which will be determined at or prior to the time of the merger.

7

(4)
Calculation based on (i) the value of Units allocated to the limited partners of $10,491,440 divided by (ii) original invested capital from the current limited partners (or their predecessors in interest) of $12,570,000 multiplied by (iii) $1,000.

(5)
The number of Units issued to your partnership is not equal to one-tenth of the Net Asset Value of your partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(6)
Based on $10 per Unit value.

        The following table sets forth the appraised values for each of the properties held by your partnership:

Property	Appraised Value
NTS Center	$5,900,000
Plainview Center	6,300,000
Peachtree Corporate Center	8,150,000

TOTAL:	$20,350,000

        The table below reflects the net asset value and allocation of Units to each entity as of June 30, 2004:

Entity	Net Asset Value	Number of Units Allocated to Entity		Percentage of NTS Realty Allocated to Entity
NTS-Properties III	$14,521,528	1,452,167	(1)	12.35%
NTS-Properties IV	$17,756,775	1,775,780	(1)	15.11%
NTS-Properties V	$15,593,618	1,559,294	(1)	13.27%
NTS-Properties VI	$42,364,037	4,236,131	(1)	36.05%
NTS-Properties VII, Ltd.	$10,231,148	1,023,091	(1)	8.71%
ORIG, LLC(2)	$17,054,960	1,705,496		14.51%

TOTAL:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnerhip is not equal to one-tenth of the Net Asset Value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing substantially all of its assets less any assumed liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        The general partners of the public partnerships (including your general partner), with the consent of counsel for the plaintiffs in the class action litigation, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG, (2) the allocation of Units between the general partner and the limited partner of each public partnership, and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail in the joint consent/prospectus. See "Fairness Opinion and Real Estate Appraisals" in the joint consent/prospectus for a more detailed discussion of the fairness opinion issued by Houlihan.

ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP

        Within your partnership, the Units will be allocated between the limited partners and your general partner in the same fashion that net liquidation proceeds are allocated under your partnership

8

agreement. Your general partner chose to allocate the Units in this fashion because the merger is analogous to the sale of all of the partnership's assets followed by a liquidation of your partnership.

        Your partnership agreement states that liquidation proceeds are to be allocated as follows: first, to limited partners until they have received a 15% cumulative return on their invested capital, less distributions previously received by them; second, to the limited partners to return any invested capital not previously returned to them; third, to your general partner pursuant to a formula as a partial return of its invested capital; and last, 48.79% to the limited partners and 51.21% to your general partner. The chart below sets for the calculations used to determine the Units allocated to the limited partners and the general partner, as of June 30, 2004, assuming the merger took place (and NTS Development Company made the $202,500 payment to us).

NTS-III ALLOCATION OF UNITS

		Amount
Total Net Asset Value:(1)		$14,521,528
Distributions on Liquidation:
1.	Limited Partners will receive 15% Cumulative Return on Invested Capital(2)	$6,652,043
2.	Limited Partners until receive return on Invested Capital not previously returned(3)	$0
3.	General Partner as partial return of Invested Capital(4)	$0
4(a)	Limited Partners 48.79% of remaining distribution(5)	$3,839,251
4(b)	General Partner 51.21% of remaining distribution(6)	$4,030,235
Total to Limited Partners(6)		$10,491,293
Total to General Partner(7)		$4,030,235
Total Units to Limited Partners(8)		1,049,144
Total Units to General Partner(8)		403,023

(1)
Calculated above as the appraised value of the properties; less the mortgages on the properties; plus the net value of other assets and liabilities (including the NTS Development Company payment to us of $202,500).

(2)
Section 9.3 of your partnership agreement.

(3)
Section 9.3(i) and Section 9.3(iii) of your partnership agreement.

(4)
Section 9.3(ii) and Section 9.3(iv) of your partnership agreement.

(5)
Section 9.3(v) of your partnership agreement.

(6)
Sum of rows 1, 2 and 4(a) above.

(7)
Sum of rows 3 and 4(b) above.

(8)
Based on $10 per Unit value. The number of Units issued to the limited partners is not equal to one-tenth of the Net Asset Value allocated to the limited partners because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

        Thus, the limited partners will be allocated Units equal to $10,491,440 out of a total of $14,521,670 of Units allocated to your partnership which is 72.25% of the Units allocated to us, and the general partner will be allocated Units equal to $4,030,230 out of a total of $14,521,670 of Units allocated to your partnership which is 27.75% of the Units allocated to us. The Units allocated to the limited partners will be allocated among limited partners pro rata based on relative partnership interests held.

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FAIRNESS OF THE MERGER

General

        Your general partner believes the merger to be fair to, and in the best interests of your partnership and each limited partner such as yourself. Your general partner recommends that you approve the merger. Your general partner believes the merger is fair for a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger have been negotiated at arms-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  a comparison of the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement of the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending; and

  •
  the court in which the Buchanan litigation is pending approved the merger as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

  •
  As part of the settlement agreement, plaintiffs' counsel negotiated or agreed to various methods or procedures to permit limited partners to maximize the value of their investment and obtain governance protections above those normally available to limited partners. These enhancements were intended to improve and not cause significant adverse change with respect to each partnership's voting rights, termination duties or existing investment objectives.

        The general partner viewed these factors in the aggregate and did not specifically weigh any of the factors.

        The general partner believes that an investment in the Units will provide greater overall benefits to limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets and liquidating the partnership.

        Although your general partner believes the terms of the merger are fair to you and the other limited partners, they have conflicts of interest in recommending the merger. These conflicts include, among others, the fact that the general partner and its affiliates will realize economic benefits. For a further discussion of the conflicts of interest and potential benefits of the merger to your general partner, see "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates" in the joint consent/prospectus.

Comparative Analysis of Consideration

        To assist you in evaluating the merger, the general partners compared the consideration to be received by you in the merger to:

  •
  estimates of the present value of your partnership interests on a liquidation basis assuming that the real estate assets of your partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets at book value, and the net proceeds after satisfying

10

    partnership liabilities (such as mortgages, including any prepayment penalties) were allocated and distributed to you in accordance with your limited partnership agreement; and

  •
  estimates of the present value of your partnership interests on a going-concern basis assuming that your partnership continues as a stand-alone entity and its assets are sold at the end of a ten-year holding period.

        The following table summarizes the results of your general partners' comparative valuation analysis:

COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)

Estimated Liquidation Value	Estimated Going Concern Value	Net Asset Value(1)
$789	$812	$835

(1)
Values are based on the exchange value established by us per an original $1,000 investment by the current limited partners (or their predecessors interest). Upon listing the Units on the American Stock Exchange, the actual values at which the Units will trade are likely to be below the assigned value of $10.00 per Unit. The prices at which the Units initially trade may be affected by many factors. See the section entitled "Risk Factors" in the joint consent/prospectus for a discussion regarding the factors which may affect Unit trading prices.

        In comparing the benefits of the merger to the other alternatives, your general partner used the net asset value of your partnership determined for purposes of allocating the Units to the partners of your partnership. Your general partner noted that the net asset value of your partnership is not necessarily equivalent to the fair market value of the Units allocated to the partners of your partnership which was not estimated for these purposes. Your general partner concluded that allocating Units based on an estimated fair market value could not be done with any measure of precision because any estimate of the fair market value of Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties that will be contributed to us that are owned by entities affiliated with your general partner, potential economies of scale and the refinancing. In your general partner's view, these benefits cannot be allocated among the partnerships in an objective fashion. In your general partner's view, the fair market value of the Units allocated to the partners of your partnership likely would be greater than the net asset values used to determine the exchange value of the Units (although the Unit may trade at a lower value as a result of the nature of the trading market).

        The calculation of the estimated liquidation and going concern values per original $1,000 investment in your partnership was calculated using the following methodology: (1) calculate the current liquidation value or going concern value, as applicable; (2) calculate the amount of this value that would be allocated to the limited partners, using the same methodology described above for the exchange value; (3) divide the result of step (2) by $12,570,000 (the aggregate original investment by all current limited partners (or their predecessors in interest)) and (4) multiply the result of step (3) by

11

$1,000. The calculations pursuant to steps (1) and (2) for your partnership's liquidation value and going concern value are set forth below:

NTS-III LIQUIDATION VALUE

Amount
CBRE Appraisals:	$20,350,000
Mortgages	(6,090,708)
Prepayment Penalties	(633,826)
Capital Expenditures	0
Partnership Costs(1)	(343,356)
Net Other Assets/Liabilities	59,736

Total Liquidation Value	$13,341,846

(1)
One year of partnership costs.

NTS-III ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE

		Amount
Total Liquidation Value:(1)		$13,341,846
Distributions on Liquidation:
1.	Limited Partners will receive 15% Cumulative Return on Invested Capital(2)	$6,652,043
2.	Limited Partners until receive return on Invested Capital not previously returned(3)	$0
3.	General Partner as partial return of Invested Capital(4)	$0
4(a)	Limited Partners 48.79% of remaining distribution(5)	$3,263,724
4(b)	General Partner 51.21% of remaining distribution(5)	$3,426,079
Total to Limited Partners(6)		$9,915,767
Total to General Partner(7)		$3,426,079

(1)
Calculated in the prior chart.

(2)
Section 9.3 of your partnership agreement.

(3)
Section 9.3(i) and Section 9.3(iii) of your partnership agreement.

(4)
Section 9.3(ii) and Section 9.3(iv) of your partnership agreement.

(5)
Section 9.3(v) of your partnership agreement.

(6)
Sum of rows 1, 2 and 4(a) above.

(7)
Sum of rows 3 and 4(b) above.

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NTS-III GOING CONCERN VALUE

Amount
CBRE Appraisals:	$20,350,000
Mortgages(1)	(5,001,490)
Present Value of Net Partnership Costs(2)	(1,468,001)
Net Other Assets/Liabilities	59,736

Total Going Concern Value	$13,940,245

(1)
Present value of the debt-service payments, including the estimated payoff payments on the balance of the mortgages at the end of 10 years.

(2)
Present value of 10 years of partnership costs.

NTS-III ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE

		Amount
Total Going Concern Value:(1)		$13,940,245
Distributions on Liquidation:
1.	Limited Partners will receive 15% Cumulative Return on Invested Capital(2)	$6,652,043
2.	Limited Partners until receive return on Invested Capital not previously returned(3)	$0
3.	General Partner as partial return of Invested Capital(4)	$0
4(a)	Limited Partners 48.79% of remaining distribution(5)	$3,555,663
4(b)	General Partner 51.21% of remaining distribution(5)	$3,732,540
Total to Limited Partners(6)		$10,207,705
Total to General Partner(7)		$3,732,540

(1)
Calculated in the prior chart.

(2)
Section 9.3 of your partnership agreement.

(3)
Section 9.3(i) and Section 9.3(iii) of your partnership agreement.

(4)
Section 9.3(ii) and Section 9.3(iv) of your partnership agreement.

(5)
Section 9.3(v) of your partnership agreement.

(6)
Sum of rows 1, 2 and 4(a) above.

(7)
Sum of rows 3 and 4(b) above.

BENEFITS OF THE MERGER
WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU

        Your general partner believes that the terms of the merger are fair, and that the expected benefits of the merger to you outweigh the risks and potential detriments of the merger to you. These benefits include the following:

  •
  We believe the merger will provide you with increased liquidity. Unlike your partnership interests, we will apply to list the Units on an organized exchange.

  •
  We expect to make regular cash distributions on the Units. Your partnership will not pay distributions for the foreseeable future.

  •
  We will own a larger number of properties and have a broader group of property types, tenants and geographic locations than your partnership. This increased diversification will reduce the dependence of your investment upon the performance of a particular property or tenant.

13

  •
  The merger should produce savings in compliance and other costs.

  •
  Your general partner reviewed the estimated value of the consideration to be received by you if your partnership merges with NTS Realty, and compared it to the consideration that you might have received under the alternatives to the merger. Your general partner considered continuing or liquidating your partnership. It concluded that the present value of an investment in the Units is greater than the present value of the consideration you would receive if it selected one of the other alternatives.

  •
  We plan to purchase additional properties. As a result, we believe that there is a greater potential for increases in the market price of your Units over time and increased distributions on your Units.

        Your general partner considered that you may vote "For" or "Against" the merger. You should note that by voting "For" the merger you will be precluding the partnership from entering into alternatives, including the liquidating or continuing the partnership. Selling all of the assets and liquidating your partnership has some potential benefits, including the following:

  •
  You would receive a distribution following the wind up of your partnership. This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger; and

  •
  You avoid the risks of continued ownership.

  •
  Continuing your partnership without change would have the following benefits:

  •
  Your partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

  •
  Your partnership's performance would not be affected by the performance of any other partnership's assets;

  •
  There would be no change in the nature of your investment or relative voting rights; and

  •
  The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

        However, as discussed under "Fairness" in the joint consent/prospectus, your general partners believe that the disadvantages of the alternatives outweigh the benefits.

Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty

        General Partner's Share of Cash Flow and Proceeds of Sales or Refinancings.    Your general partner is entitled to receive a share of all cash flow from operations and from the sale or refinancing of the partnership's properties. Your general partner's share of cash distributions is different from the share that the general partners of each of the other partnerships. Specifically, your general partner is entitled to receive 35% of all cash flow from operations, after the limited partners have received the lesser of: (i) their initial capital contributions which have been reduced over time by distributions; and (ii) the greater of: (1) a 10% per year, non-cumulative return on their total invested capital in the partnership, referred herein as "invested capital;" and (2) their share of the partnership's cash flow based upon their invested capital which remain invested in the properties. After the limited partners receive distributions from all sources equal to their invested capital, the general partner is then entitled to receive 51.21% of the partnership's cash flow from operations and the limited partners are entitled to 48.79% of the cash flow from operations.

14

        Any cash generated from the sale or refinancing of your partnership's properties is to be distributed first, to limited partners until they have received a 15% cumulative return on their invested capital, less distributions previously received by them, second to limited partners to return any invested capital not previously returned to them; third, to your general partner pursuant to a formula as a partial return of its invested capital; and last, 48.79% to the limited partners and 51.21% to your general partner.

        In contrast to your partnership, the limited partners and general partner of NTS Realty will share in all distributions, whether of operating cash flow or sale/refinancing proceeds based on their respective percentage interest. Based on the net asset values calculated as of June 30, 2004, limited partners would receive 72.25% of total Units issued and our general partner would receive 27.75% of total Units issued. The final net asset values will be determined at closing of the merger.

        General Partner's Fees and Reimbursements.    Although no real estate commissions will be paid in connection with the transfer of properties in the merger, currently your general partner and its affiliates have the right to receive the following fees and reimbursements:

  •
  a property management fee equal to the lesser of 5% of the gross revenues from real properties of the partnership or the customary fee in the market, plus reimbursement of out-of-pocket expenses;

  •
  an annual repair and maintenance fee equal to 1% of the annual gross revenues from the partnership's properties;

  •
  reimbursement for the cost of goods or materials obtained for the partnership from unaffiliated parties;

  •
  reimbursement for administrative services provided to the partnership, such as accounting, legal, data processing and similar services; and

  •
  a real estate commission on the sale of properties in an amount not to exceed the lesser of:

  •
  3% of the gross sales price of the property; or

  •
  50% of the standard real estate commission.

        The terms of our partnership agreement governing compensation and expense reimbursement are generally similar to that of your partnership, with certain differences. In particular:

  •
  Except for properties acquired from your partnership, property management fees equal to 6% of the gross revenues from commercial properties, plus reimbursement of out-of-pocket expenses, subject to certain limitations where the general partner does not perform leasing or leasing-related services or where industrial or commercial properties are leased on a long-term net or similar basis.

  •
  Our general partner or its affiliates may receive repair and maintenance compensation in an amount not to exceed the actual cost of the services.

  •
  Our general partner or its affiliates will not receive a real estate commission on the purchase or sales of properties.

Distributions and Compensation Payable to Your General Partner and its Affiliates

        Under the limited partnership agreement for your partnership, your general partner is entitled to receive a share of cash distributed by the partnership from operations or as the result of the sale or refinancing of partnership properties. In addition, under the agreement, affiliates of your general partner may receive fees in connection with managing partnership properties and other activities. The limited partnership agreement also provides that your general partner is to be reimbursed for its

15

expenses for administrative services performed for the partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

        During the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2004, the amounts accrued or actually paid by your partnership to the general partner or its affiliates and the distributions paid by your partnership are shown below. After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions as well property management expenses will increase since we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere in the joint consent/prospectus, however, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. Please note that your partnership did not distinguish between commercial and residential properties. Your partnership pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We anticipate that the amounts paid for audit and professional fees will actually decrease as a result of the economies of scale since only one rather than five quarterly and annual reports will be required to be filed with the SEC and similarly we will require only one audit opinion rather than five on our annual filing. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended.

        On a historic basis, your partnership had negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $294,000, $188,000, and $80,000, respectively. On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had a negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million, $4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net flow from operations for the years ended December 31, 2003, 2002, and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow from operations would have been approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same periods. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

	Year Ended December 31,(1)			Six Months Ended June 30, 2004
	2001	2002	2003
Property management Fees	$200,400	$192,793	$184,100	$91,187
Repair and maintenance Fees	38,047	19,206	25,470	5,706
Leasing Commissions	9,191	4,135	9,382	4,682
Sales commissions	0	0	0	0
Professional and administrative expenses—affiliated	144,019	137,511	143,346	75,941
Total operating expenses—affiliated	392,295	321,344	302,352	171,299
Cash Distributions Declared—General Partner	0	0	0	0
Cash Distributions Declared—Limited Partner(2)	0	0	0	0

TOTAL HISTORICAL	$783,952	$674,989	$664,650	$348,815

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions

16

  that the general partners and their affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of Your Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partners and their affiliates.

Comparison of Rights of Limited Partners of Your Partnership and Limited Partners of NTS Realty

        The information below highlights the differences between your rights as a limited partner of your partnership and the rights you will have as a limited partner of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of limited partners in your partnership are substantially similar to the rights that limited partners will have in our partnership. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the joint consent/prospectus for additional information.

BUSINESS AND PROPERTY DIVERSIFICATION

Your Partnership	NTS Realty
Your partnership currently owns three properties, consisting entirely of commercial office and business center properties.	We will initially own a portfolio of thirty-two properties. In addition to multifamily and office and business center properties, we will also own three retail properties and one ground lease.

BORROWING POLICIES

Your Partnership	NTS Realty
Your partnership was permitted to borrow up to 50% of appraised value to acquire a property. On a refinancing, your partnership could borrow up to 80% of the appraised value of its properties. There is no time limit on when your partnership may refinance its debt.	We will assume mortgage indebtedness and notes payable totaling approximately $106,043,323 as a result of the merger, which equals to approximately 47% of the appraised value of the properties acquired in the merger. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully-constructed properties; and (2) the appraised value of our properties in the development stage as if those properties were completed and 95% leased.

17

REINVESTMENT

Your Partnership	NTS Realty
Your general partner is permitted to reinvest sale or refinancing proceeds solely into existing properties for capital improvements.	We will be permitted to reinvest sales or refinancing proceeds in both new and existing properties. We have entered into a binding letter of intent with The Northwestern Mutual Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occurred today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Resources" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed" in the joint consent/prospectus.

OTHER INVESTMENT RESTRICTIONS

Your Partnership	NTS Realty
Your general partner is required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.

18

TRANSACTIONS WITH AFFILIATES

Your Partnership		NTS Realty
Your partnership is prohibited from acquiring and in some cases leasing, property from and to the general partners or its affiliates. Similarly, your partnership is also prohibited from:		Our partnership agreement will contain the same limits and prohibitions.
•	making loans to the general partner or its affiliates;
•	paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
•	paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate;
•	commingling the partnership's funds with those of any other person; and
•	reimbursing the general partner for its indirect expenses.

REPURCHASE OF INTERESTS

Your Partnership	NTS Realty
Your partnership is permitted to repurchase interests in the general partner's discretion out of a reserve established at the time of your partnership's initial offering. The partnership agreement establishes a method of calculating the price at which interests may be repurchased by the partnership and the procedures followed in connection with each repurchase.	Although we may repurchase Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. We will seek to list our Units for trading on the AMEX.

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MANAGEMENT/VOTING

Your Partnership	NTS Realty
The general partner of your partnership is itself a limited partnership that has four general partners: J.D. Nichols, NTS Capital Corporation, L.C. Aroh and Alliance Realty Corp. The general partner has, subject to policies and restrictions set forth in your partnership agreement, exclusive authority to manage the operations and affairs of your partnership and to take all actions that it deems necessary and proper in carrying out its responsibilities. You have no right to participate in the management and control of your partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under your partnership agreement, and subject to procedural requirements set forth in the partnership agreement, you have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. You also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.	NTS Realty Capital and NTS Realty Partners, our general partners will likewise have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our operations and affairs including the authority to take all actions that they deem necessary and proper in carrying out their responsibilities. You will, however, have enhanced governance protections and rights. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the AMEX. For example, you will be able to elect the board each year. In addition, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of "independent" directors. Our limited partners will have the same voting and other rights currently accorded limited partners of your partnership.

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MANAGEMENT'S LIABILITY AND INDEMNIFICATION

Your Partnership	NTS Realty
Your partnership agreement states that neither the general partner nor any partner of the general partner nor any partner, director or officer of a partner of the general partner will be liable to the partnership or you for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under your partnership agreement the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of any acts or omissions arising out of their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.	Our limited partnership agreement will contain the same provisions regarding liability and indemnification.

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AMENDMENTS

Your Partnership		NTS Realty
Amendments to your partnership agreement must be approved by the holders of a majority of the limited partnership interests. Certain amendments must also be approved by the general partner. These are:		Our limited partnership agreement will contain the same provisions.
•	provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
•	provisions setting forth the powers, rights and obligations of the general partner; and
•	sections providing that limited partners will not have any personal liability for partnership debts.

REVIEW OF INVESTOR LISTS

Your Partnership	NTS Realty
Under your partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to you if you make a written request for the list that states a proper purpose for the request. You must, however, pay the expenses associated with the list.	Our limited partnership agreement will contain the same provisions.

DISTRIBUTIONS

Your Partnership	NTS Realty
For a discussion of distributions see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.	For a discussion of distributions for our partnership see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.

ADDITIONAL EQUITY/POTENTIAL DILUTION

Your Partnership	NTS Realty
Your partnership is prohibited from issuing additional equity interests without the approval of a majority of the limited partners.	Our partnership agreement will contain the same provisions.

LIABILITY OF INVESTORS

Your Partnership	NTS Realty
As a limited partner you have no liability to your partnership or any of its creditors beyond the capital you have contributed to the partnership.	Our partnership agreement will contain the same provisions.

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STATE LAW DIFFERENCES

Your Partnership	NTS Realty
Your partnership is organized under Georgia's Uniform Limited Partnership Act (referred to herein as the "ULPA"). ULPA does not permit a limited partnership to engage in a merger transaction. As part of the merger transaction, you are being asked to approve an amendment to your partnership's partnership agreement so that your partnership will be governed by the Georgia Revised Uniform Limited Partnership Act (referred to herein as "RULPA"), which permits merger transactions.	We will be organized under Delaware's RULPA and we are permitted to engage in a merger transaction.

APPRAISAL RIGHTS

Your Partnership	NTS Realty
Your partnership is organized under Georgia ULPA and, if the recommended amendment is approved, will be organized under Georgia RULPA. Neither Georgia ULPA nor Georgia RULPA grants appraisal rights to limited partners that dissent from a merger. The partnerships of certain other limited partners are governed by Maryland RULPA which grants certain appraisal rights to dissenting limited partners in a merger.	Our partnership is organized under Delaware RULPA which does not require limited partnerships to offer appraisal rights to dissenting limited partners in a merger. However, our partnership agreement includes a provision based on Maryland RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland RULPA would have in Maryland's courts.

EXPENSES OF THE MERGER

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal and accounting costs associated with the merger, as well as printing, mailing and any other costs associated with the merger.

        If the merger is not approved, your general partner will pay the partnership a portion of all merger expenses equal to the percentage of limited partner interests in your partnership voting against the merger. To the extent the partnership has already paid these expenses, your general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For a discussion of "solicitation

23

expenses" see the "Summary" in the joint consent/prospectus. Set forth in the table below are expenses as of June 30, 2004 allocated to your partnership as though your partnership approved the merger.

	Amount
Legal Fees(1)		$109,089
Appraisal(2)		8,500
Fairness Opinion(3)		19,321
Printing and Mailing
Accounting Fees(4)		65,847
Title, Transfer Tax and Recording Fees(5)	$

TOTAL:		$202,757	*

*
Estimated.

(1)
Total legal fees incurred in connection with the merger through June 30, 2004, were $1,250,049.

(2)
Total appraisal fees incurred in connection with the merger through June 30, 2004, were $79,000.

(3)
The partnerships received a fairness opinion from Houlihan Lokey and incurred a fee through June 30, 2004, of $224,666.

(4)
Total accounting fees incurred in connection with the merger through June 30, 2004, were $758,898.

(5)
Total title, transfer tax, recording fees and closing fees are the actual costs associated with each property. If the property is owned by a joint venture, the costs are allocated based on the percentage ownership in the joint venture.

DISTRIBUTIONS

        Your partnership did not make any distributions in the years ended December 31, 1998 through 2003, or in the six months ended June 30, 2004. We will pay distributions, if and when authorized by our general partner. We intend to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger equal to 65% of our "net cash flow from operations" as defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss, and decreased by:

  •
  principal payments on indebtedness;

24

    •
    property replacement or reserves actually established;

    •
    capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

    •
    any other cash expenditures not deducted in determining taxable income or loss.

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs.

REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

        Your limited partnership agreement does not specifically address a merger involving your partnership and therefore does not specify the vote needed to approve a merger. In order for the merger to take place, your partnership agreement must be amended. If holders of a majority of the outstanding limited partnership interests vote "Against" the amendment but vote "For" the merger, the partnership will not be able to participate in the merger.

Consequence of Failure to Approve the Merger

        If limited partners holding more than 50% of the outstanding limited partnership interests do not vote "For" the merger, the merger may not take effect under the terms of the limited partnership agreement. If the merger is not approved, no amendments to your partnership agreement will take effect. In this event, your general partner intends to operate the partnership as currently contemplated by your partnership agreement.

Solicitation of Vote in Favor of the Merger

        Through the joint consent/prospectus accompanying this supplement, we are asking you, the limited partners, to vote on whether to approve the merger. As discussed above, limited partners holding in excess of 50% of the outstanding limited partnership interests in your partnership must vote "For" the merger on the enclosed consent form in order for the partnership to be included in the merger. For the reasons set forth in the accompanying joint consent/prospectus, your general partner believes that the terms of the merger provide substantial benefits and are fair to you and recommends that you vote "For" approval of the merger. As of June 30, 2004, your general partner and its affiliates including ORIG own 41.25% of the limited partnership interests in your partnership and intend to vote those interests "For" the merger.

AMENDMENTS TO THE PARTNERSHIP AGREEMENT

        Amendments to the limited partnership agreement of your partnership are necessary to effect the merger. The amendment is attached to this supplement as Appendix A. The general partner is proposing to amend the partnership agreement to:

  •
  Allow the sale of partnership properties to affiliates.

        Your partnership agreement prohibits the partnership from selling properties to the general partner or its affiliates. The merger could be considered the sale of properties to us by the partnership, and we are an affiliate of your general partner. To avoid a breach of your partnership agreement, we need to amend the agreement to allow the sale of partnership properties to an affiliate.

25

  •
  Be governed under the Georgia Revised Uniform Limited Partnership Act ("Georgia RULPA").

        Your partnership is currently subject to the Georgia Uniform Limited Partnership Act ("Georgia ULPA"). This Act does not grant partnerships governed by it the power to enter into mergers. After your partnership was formed, the State of Georgia enacted Georgia RULPA, which does provide partnerships governed by it the power to enter into mergers. In order to participate in the merger, your partnership must amend its partnership agreement to be governed by Georgia RULPA.

  •
  Provide that approval of a merger requires the vote of a majority of the limited partnership interests outstanding.

        Georgia RULPA provides that the partnership agreement dictates the percentage of vote needed to consummate a merger. In the general partner's view, the merger is analogous to a sale of substantially all of the partnership's assets which requires approval of holders owning a majority of the limited partnership interests. Thus, your general partner is proposing to amend your partnership agreement to permit mergers approved by the holders of a majority of the limited partnership interests.

VOTING PROCEDURES

Distribution of Solicitation Material

        The joint consent/prospectus, together with the accompanying transmittal letter, this supplement, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about, October 27, 2004, and will continue until December 27, 2004. The general partner may extend the solicitation period at its sole discretion. Any consent form that your partnership receives will be counted by persons appointed by the general partner. No consent will be effective after sixty (60) days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

        The consent form consists of two parts. Part A seeks your consent to the merger and to each of the amendments to your partnership's partnership agreement necessary to effect the merger. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of your general partner, and Gregory A. Wells, the chief financial officer of the corporate general partner of your general partner, as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Record Date and Outstanding Interests

        All of the limited partners on October 25, 2004 known as the "record date" will be entitled to vote on the merger and the amendments. You are entitled to one vote for each limited partnership interest

26

held. Accordingly, the number of limited partnership interests entitled to vote is equivalent to the number of limited partnership interests held of record at the record date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

        Tax consequences of the merger to you will depend on the facts of your own situation. This summary is not intended as a substitute for careful tax planning and you should consult your own tax advisors as to your particular circumstances in relation to the tax considerations described below. For a complete discussion of tax issues related to the merger, see "Certain Federal Income Tax Consequences" and "Risk Factors" in the joint consent/prospectus.

Tax Treatment of the Merger

        In general, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. You will recognize gain to the extent a deemed cash distribution exceeds your adjusted tax basis in the Units.

Taxation of NTS Realty Subsequent to the Merger

        The federal income tax consequences of owning Units depends on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. We should be treated as a partnership for federal income tax purposes. In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that, although it may be characterized as a publicly traded partnership, your partnership was not, and we will not be, subject to taxation as a corporation for federal income tax purposes.

Taxation of Limited Partners

        We are required to report to the IRS each item of our income, gain, loss, deduction and items of tax preference, if any. Although we will be required to file this informational return with the IRS, we will not be subject to any federal income tax so long as we are classified as a partnership. Therefore, each limited partner will report on his or her personal federal income tax return, his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference. Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities.

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Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets.

Considerations for Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner. Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, Dated October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDMENT NO. 5
TO
PROSPECTUS SUPPLEMENT FOR NTS-PROPERTIES IV

TO
JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2004
FOR NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        The general partner of NTS-Properties IV along with NTS Realty Holdings Limited Partnership is furnishing this supplement to you, as a limited partner of NTS-Properties IV, which we refer to as "the partnership" or "your partnership." NTS Realty Holdings Limited Partnership is a Delaware limited partnership, referred to in this supplement as "NTS Realty," "we" or "us," recently formed in connection with a proposed merger or other combination of your partnership, and other affiliated public and private entities, into us. These transactions are referred to herein as the "merger." If the merger is completed, you will receive interests issued by us, referred to in this supplement as "Units" or the "Partnership Units," and will no longer be a limited partner in the partnership.

        This supplement summarizes the terms and conditions, risks and effects of the merger and other matters that are unique to you and the other limited partners of your partnership. As a result of the merger, you and the other limited partners of your partnership may be treated differently than limited partners in the other entities being merged into us. You should read the accompanying joint consent solicitation statement/prospectus, referred to in this supplement as the "joint consent/prospectus," which includes detailed discussions regarding us and the other entities we are acquiring. NTS Properties Associates IV, as your general partner, is asking you to approve the merger. In order for the merger to occur, your partnership agreement must be amended as set forth in Appendix A. If holders of a majority of the outstanding limited partnership interests vote "Against" the amendment but vote "For" the merger, the partnership will not be able to participate in the merger. If the merger is not approved, no amendments to your partnership agreement will take effect. Holders of a majority of the partnership's limited partnership interests must vote "For" the merger and the amendments for the merger to be completed.

        The partnership is one of five limited partnerships, all of whom have affiliated general partners, which we refer to collectively as the "partnerships," that we are proposing to merge into us. Concurrent with the merger, ORIG, LLC, a Kentucky limited liability company which is affiliated with your general partner and referred to herein as ORIG, will contribute substantially all of its assets and all of its liabilities to NTS Realty. Supplements have also been prepared for each of the other partnerships. Copies of these supplements may be obtained without charge upon written request to NTS Realty Holdings Limited Partnership, Attention: Brian F. Lavin, 10172 Linn Station Road, Louisville, Kentucky 40223.

        The merger that you are being asked to approve is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving the general partner of your partnership, the general partners of other public partnerships and affiliates of the general partners including ORIG. In addition to settling the class action litigation, we are proposing the merger to achieve liquidity, which we believe will better maximize the value of your investment. We will apply to list the Units on the American Stock Exchange or "AMEX." In contrast, there is no formal or organized market for the limited partnership interests in your partnership.

        There are risks which are generally applicable to your partnership and the other partnerships, which are summarized in "Risk Factors" in the joint consent/prospectus. In addition, you should consider the following factors which relate specifically to your partnership.

  •
  60% of the square footage of the leases on your partnership's properties expires by December 31, 2005. 66% of the square footage of the leases of the properties we will acquire in the merger, including your partnership's properties expires by December 31, 2005.

  •
  As of June 30, 2004 your partnership has a ratio of debt to total assets of 46%. We would have had a ratio of debt to total assets of 66%.

ii

OVERVIEW

The Merger

        You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a settlement negotiated among your general partner, their affiliates and counsel for the plaintiffs in class action litigation involving, among others, the general partner of your partnership and ORIG, LLC. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners.

        We will succeed to the ownership of the thirty-two properties previously owned by the partnerships or ORIG consisting of nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian Lavin. Mr. Nichols is a general partner of your partnership. Mr. Lavin is the president and chief executive officer of NTS Corporation, an affiliate of ours. Our partnership agreement vests principal management discretion to NTS Realty Capital. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. This will provide our limited partners with enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. For example, NTS Realty's board will have an audit committee composed entirely of independent directors. See "Management" in the joint consent/prospectus for a description of the management and board of NTS Realty Capital.

Number of NTS Realty Units Received if Your Partnership Merges with NTS Realty

        If the merger is approved, your partnership's interests will be converted into Units based on the net asset value of your partnership. You will receive your proportionate share of these Units in accordance with the terms of your partnership's limited partnership agreement and the provisions of the litigation settlement agreement. We estimated a value of $10.00 per Unit for purposes of issuing these Units to the partners.

Similarities Between the Partnerships

        The investment objective and assets of the partnerships are substantially similar. Generally, the partnerships own office and multifamily properties. The partnerships are required to distribute the proceeds from any sale of property or refinancing of indebtedness, except in limited circumstances. The partnerships originally intended to sell or refinance their properties between four and ten years after acquiring the properties. Your partnership originally intended to sell or refinance its properties between the fifth and tenth year after the properties were acquired which would have been between 1987 and 1992. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments, but increased the partnerships' total debt service thus reducing the cash flow available for distributions. As a result, all distributions from your partnership were suspended so that your general partner could use the cash flow available for distribution to meet the partnership's accelerated debt obligation.

        The limited partnership agreement of each partnership governs the allocation of proceeds from operations and from the sale or refinancing of properties between the general partner and the limited partners. The general partner of each partnership is itself a limited partnership with at least two general partners—J.D. Nichols, who is the managing general partner, and NTS Capital Corporation. Alliance Realty Corp. is also a general partner of your partnership's general partner.

Differences Between the Partnerships

        Number and Type of Properties.    Your partnership owns properties located in Louisville, Kentucky, and Fort Lauderdale and Orlando, Florida. Some of the partnerships own more properties, different types of properties and properties concentrated in other markets.

        Lease Expirations.    As of June 30, 2004, 60% of the square footage of the leases on your partnership's properties expires by December 31, 2005. As of June 30, 2004, 66% of the square footage of the leases on the properties owned by us would have expired by December 31, 2005.

        Age of Properties.    The average age of the properties owned by your partnership is approximately 15.9 years. The average age of the properties of the other partnerships and ORIG ranges from 12.4 years to 23.7 years.

Vote Required to Approve the Merger

        The merger of your partnership with us requires the approval of a majority of the outstanding limited partnership interests. Approval by your partnership's limited partners will be binding on you even if you vote "Against" the proposed transaction. Your general partner and its affiliates including ORIG, collectively own 10,703 limited partnership interests (1), or 44.39% of the outstanding limited partnership interests in your partnership, and intend to vote these interests "For" the merger. Of these 10,703 limited partnership interests, ORIG owns 10,377 interests and Mr. Nichols (including his immediate family and any entities controlled by Mr. Nichols or his family other than ORIG) owns 326 interests.

Amendments to the Partnership Agreement

        Your partnership's limited partnership agreement prohibits the partnership from selling any properties to the general partner or its affiliates. The merger could be considered the sale of properties to an affiliate. In addition, your partnership is currently subject to the Kentucky Uniform Limited Partnership Act. This Act does not grant partnerships governed by it the power to enter into mergers. After your partnership was formed, the State of Kentucky enacted the Kentucky Revised Uniform Limited Partnership Act, referred to herein as "Kentucky RULPA," which permits partnerships governed by it the power to enter into mergers. The Kentucky RULPA provides that a unanimous approval of the partners is required to effect a merger unless the partnership agreement dictates otherwise. Accordingly, you are being asked to vote on proposed amendments to the limited partnership agreement which would allow the partnership: (1) to sell properties to an affiliate in connection with the merger; (2) be governed under Kentucky RULPA; and (3) require a majority of the limited partnership interests outstanding to approve any merger. A copy of these amendments is attached in Appendix A.

        The amendments must be approved by holders of a majority of the outstanding limited partnership interests. If holders of a majority of these interests vote "For" the merger but vote "Against" the amendments, your partnership will not be able to participate in the merger. To participate in the merger you must vote "For" the merger, and "For" the amendments.

(1)
The general partner of your partnership is recorded as owning five interests in your partnership which are not included in this total because your general partner has never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

2

Selected Financial Information

        For selected financial information concerning the partnerships and pro forma financial statements, See "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data" in the joint consent/prospectus.

Tax Consequences of the Merger

        Your partnership will treat the merger as a non-taxable transaction. Thus, you should not recognize any gain or loss from the merger. The IRS may, however, challenge this treatment and if successful, your partnership will recognize gain in an amount equal to the amount by which the fair market value of the Units received, increased by the liabilities assumed, exceeds the tax basis of the assets transferred. You will be allocated your share of the gain or loss. See "Certain Federal Income Tax Consequences" of the joint consent/prospectus for more information. You could owe tax even though no distributions will be made to fund any tax liability. We urge you to consult with your tax advisor to evaluate the tax consequences of the merger to you.

3

RISK FACTORS

        The risks associated with the merger are not generally more significant to your partnership than the other partnerships. Some of the risks may, however, affect your partnership differently, and are summarized below. The joint consent/prospectus describes risks associated with the merger that are applicable to all of the partnerships. You should carefully review the risks summarized below and the section entitled "Risk Factors" in the joint consent/prospectus.

The merger will change the nature of your investment.

        There are differences in the types, geographic location and ownership percentage of some of the properties owned by the partnerships. This change in geographic diversity and ownership percentage may expose you to different and greater risks than those to which you are presently exposed. Your partnership has properties located in Louisville, Kentucky and Fort Lauderdale and Orlando, Florida. We will own and lease as many as thirty-two properties and expect to make additional real estate investments. These properties include office centers, multifamily units, business parks and retail centers. We will also own properties in the States of Georgia and Indiana in addition to Kentucky and Florida.

        Under your partnership's limited partnership agreement, the general partner is permitted to use the proceeds of sales or refinancings of properties solely to repay debt or to make capital improvements to existing properties. Our partnership agreement will permit us to reinvest sales or refinancing proceeds in new properties.

        Assuming the merger was completed as of June 30, 2004 our ratio of debt to total assets would have been 66%. As of the same date your partnership had a ratio of debt to total assets of 46%. We may also borrow monies to acquire new properties.

        As of June 30, 2004 your partnership's properties were 86% occupied on a weighted average basis and 60% of the square footage of the leases expires by December 31, 2005. As of the same date, assuming the merger was completed, our weighted average occupancy rate would have been 87% and 66% of the square footage of our leases would have expired by December 31, 2005.

You have no appraisal rights.

        Certain limited partners of entities participating in the merger have the ability to dissent to the merger and receive cash in lieu of Units. If you vote against the merger you will not have the right to dissent and have your interests appraised.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 estimated value that we used to allocate the Units. This value should not be viewed as a measure of the fair market value or trading value of the Units limited partners who choose to sell Units as soon as the merger is completed.

We cannot assure you that our future financial performance will be better than the prior performance of your partnership.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $6.7 million, $4.8 million and $5.3 million, respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is

4

no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of your partnership binds all limited partners of your partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests in your partnership of 44.39% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in your partnership will bind all of the limited partners in your partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of your partnership vote on certain matters in proportion to the interests of all limited partners in your partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in your partnership. Further, affiliates of your general partner, including ORIG, own 44.39% of the limited partner interests in your partnership. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and the Units owned by NTS Realty Partners which are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

The merger will require limited partners to forego alternatives to the merger.

        Your general partner considered alternatives to the merger, such as continuing the partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, your partnership will not be able to pursue these other alternatives.

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

5

We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We will compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain. See the section "Material Federal Income Tax Consequences" in this supplement.

EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER

        If the merger is approved and completed, you will receive Units of NTS Realty and your partnership will merge with and into NTS Realty and cease to exist. See "The Merger" in the joint consent/prospectus. If the merger is not completed, your general partner intends to reevaluate your partnership's strategy. Your general partner has not established a timetable for selling the partnership's properties if the merger is not completed.

NTS REALTY UNITS TO BE ALLOCATED
TO YOUR PARTNERSHIP AND OTHER ENTITIES

        In determining the final net asset value for each partnership and the final net asset value of the assets and liabilities contributed by ORIG, on the "Determination Date" we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CB Richard Ellis, referred herein as "CBRE." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), including the payment to be made by NTS Development Company, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership plus the partnership's share of joint venture liabilities and any monies that are paid to lenders to allow us to assume the debt. The "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay-off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets and liabilities contributed by ORIG in the same manner. Because ORIG does not file financial statements with the SEC, we will use the most recently available balance sheet. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued to each entity. The net asset value set forth below assumes the Determination Date is June 30, 2004. This value is presented solely to illustrate the way in which we will determine the net asset value. We expect that net asset value for each entity will change between June 30, 2004 and the Determination

6

Date, to reflect primarily payments made by each entity on outstanding debt obligations and other liabilities. The amount of other assets may also increase or decrease between June 30, 2004 and the Determination Date. The general partners do not presently intend to ask CBRE to update its appraisal of the real estate assets. If the general partners do ask CBRE to update these appraisals, the real estate values would also likely change.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, the estimated value of the Unit we selected for this purpose, and we will divide the Net Asset Value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. This value should not be viewed as a measure of the fair market value or trading value of the Units. Your general partner believes that the fair market value of the Units likely would be greater than this value, but the Units might trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

See "Risk Factors" in the joint consent/prospectus.

        The determination of the net asset value and allocation of Units to your partnership as of June 30, 2004 is summarized in the following table:

DERIVATION OF NET ASSET VALUE AND ALLOCATION OF
NTS REALTY UNITS FOR NTS-PROPERTIES IV

Amount
Appraised Value of Real Estate	$22,177,295
Net Value of Other Assets and Liabilities(1)	$(142,983)
Payment from NTS Development Company(2)	$202,500
Mortgage Debt and Notes Payable(1)	$(4,480,037)

Net Asset Value(3)	$17,756,775
Net Asset Value of NTS-IV per $1,000 Original Limited Partner Investment(4)	$729
Number of Units to be Allocated to NTS-IV	1,775,780 (5)
Number of Units per $1,000 Investment in NTS-IV(6)	73
Percentage of Total Net Asset Value of NTS Realty Allocated to NTS-IV	15.11%

(1)
As of June 30, 2004.

(2)
This payment is expected to be made immediately prior to the merger.

(3)
The Net Asset Value does not include transaction costs which will be determined at or prior to the time of the merger.

(4)
Calculation based on (i) the value of Units allocated to limited partners of $17,580,230 divided by (ii) original invested capital from the current limited partners (or their predecessors in interest) of $24,109,000 multiplied by (iii) $1,000.

(5)
The number of Units issued to your partnerhip is not equal to one-tenth of the Net Asset Value of your partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(6)
Based on $10 per Unit value.

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        The following table sets forth the appraised values allocated to your partnership for each of the properties held by your partnership:

Property	Total Appraised Value of Property	Ownership	Appraised Value of Ownership Interest
Plainview Point Office Center Phases I and II	$3,300,000	100.00%	$3,300,000
Willows of Plainview Phase I	8,325,000	100.00%	8,325,000
Commonwealth Business Center Phase I	4,550,000	100.00%	4,550,000
Blakenbaker Business Center 1A	6,350,000	29.61%	1,880,235
Lakeshore Business Center Phase I	8,100,000	10.92%	884,520
Lakeshore Business Center Phase II	7,900,000	10.92%	862,680
Lakeshore Business Center Phase III	3,850,000	10.92%	420,420
Willows of Plainview Phase II	9,350,000	9.70%	906,950
Plainview Point III Office	3,750,000	4.96%	186,000
Golf Brook Apartments	21,700,000	3.97%	861,490

TOTAL:	$77,175,000		$22,177,295

        The table below reflects the net asset value and allocation of Units to each entity as of June 30, 2004:

Entity	Net Asset Value	Number of Units Allocated to Entity		Percentage of Units Allocated to Entity
NTS-Properties III	$14,521,528	1,452,167	(1)	12.35%
NTS-Properties IV	$17,756,775	1,775,780	(1)	15.11%
NTS-Properties V	$15,593,618	1,559,294	(1)	13.27%
NTS-Properties VI	$42,364,037	4,236,131	(1)	36.05%
NTS-Properties VII, Ltd.	$10,231,148	1,023,091	(1)	8.71%
ORIG, LLC(2)	$17,054,960	1,705,496		14.51%

TOTAL:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnership is not equal to one-tenth of the Net Asset Value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing substantially all of its assets less any assumed liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        The general partners of the public partnerships (including your general partner), with the consent of counsel for the plaintiffs in the class action litigation, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG, (2) the allocation of Units between the general partner and the limited partner of each public partnership, and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail in the joint consent/prospectus. See "Fairness Opinion and Real Estate Appraisals—Fairness Opinion" in the joint consent/prospectus for a more detailed discussion of the fairness opinion issued by Houlihan.

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ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP

        Within your partnership, the Units will be allocated between the limited partners and your general partner in the same fashion that net liquidation proceeds are allocated under your partnership agreement. Your general partner chose to allocate the Units in this fashion because the merger is analogous to the sale of all of the partnership's assets followed by a liquidation of your partnership.

        Your partnership agreement states that liquidation proceeds are to be allocated as follows: first, 99% to limited partners and 1% to the general partner until the limited partners have received distributions from all sources equal to their original invested capital plus any deficiency in the 8% cumulative preference on their original invested capital less any distributions made to the limited partners from any previous proceeds of sales or refinancing of properties; thereafter, 75% to limited partners and 25% to the general partner. The chart below sets forth the calculations used to determine the Units allocated to the limited partners and the general partner, as of June 30, 2004, assuming the merger took place (and NTS Development Company made the $202,500 payment to us).

NTS-IV ALLOCATION OF UNITS

		Amount
Total Net Asset Value:(1)		$17,756,775
Distributions on Liquidation:
1(a)	99% to Limited Partners until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$17,579,207
1(b)	1% to General Partner until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$177,568
2(a)	75% of remaining distribution to Limited Partners(2)	$0
2(b)	25% of remaining distributions to General Partners(2)	$0
Total to Limited Partners(3)		$17,579,207
Total to General Partners(4)		$177,568
Total Units to Limited Partners(5)		1,758,023
Total Units to General Partner(5)		17,757

(1)
Calculated above as the appraised value of the properties; less the mortgages on the properties; plus the net value of other assets and liabilities (including the NTS Development Company payment to us of $202,500).

(2)
Section 9.3 of your partnership agreement.

(3)
Sum of rows 1(a) and 2(a) above.

(4)
Sum of rows 1(b) and 2(b) above.

(5)
Based on $10 per Unit value. The number of Units issued to the limited partners is not equal to one-tenth of the Net Asset Value allocated to the limited partners because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

        Thus, the limited partners will be allocated Units equal to $17,580,230 out of a total of $17,757,800 of Units allocated to your partnership which is 99% of the Units, and the general partner will be allocated Units equal to $177,570 out of a total of $17,757,800 of Units allocated to your partnership which is 1% of the Units. The Units allocated to the limited partners will be allocated among limited partners pro rata based on relative partnership interests held.

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FAIRNESS OF THE MERGER

General

        Your general partner believes the merger to be fair to, and in the best interests of your partnership and each limited partner such as yourself. Your general partner recommends that you approve the merger. Your general partner believes the merger is fair because of a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger have been negotiated at arms-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  a comparison of the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement of the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending; and

  •
  the court in which the Buchanan litigation is pending approved the merger as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

  •
  As part of the settlement agreement, plaintiffs' counsel negotiated or agreed to various methods or procedures to permit limited partners to maximize the value of their investment and obtain governance protections above those normally available to limited partners. These enhancements were intended to improve and not cause significant adverse change with respect to each partnership's voting rights, termination duties or existing investment objectives.

        The general partner viewed these factors in the aggregate and did not specifically weigh any of the factors.

        The general partner believes that an investment in the Units will provide greater overall benefits to limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets and liquidating the partnership.

        Although your general partner believes the terms of the merger are fair to you and the other limited partners, they have conflicts of interest in recommending the merger. These conflicts include, among others, the fact that the general partner and its affiliates will realize economic benefits. For a further discussion of the conflicts of interest and potential benefits of the merger to your general partner, see "Conflicts of Interest—Substantial Benefits to General Partners and the Affiliates" in the joint consent/prospectus. For a description of the actual benefits that your general partners will receive if your partnership is acquired, see "Distributions and Compensation Payable to General Partners and their Affiliates" in this supplement.

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Comparative Analysis of Consideration

        To assist you in evaluating the merger, the general partners compared the consideration to be received by you in the merger to:

  •
  estimates of the present value of your partnership interests on a liquidation basis assuming that the real estate assets of your partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets at book value, and the net proceeds after satisfying partnership liabilities (such as mortgages, including any prepayment penalties) were allocated and distributed to you in accordance with your limited partnership agreement; and

  •
  estimates of the present value of your partnership interests on a going-concern basis assuming that your partnership continues as a stand-alone entity and its assets are sold at the end of a ten-year holding period.

        The following table summarizes the results of your general partners' comparative valuation analysis:

COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)

Estimated Liquidation Value	Estimated Going-Concern Value	Net Asset Value(1)
$690	$673	$729

(1)
Values are based on the exchange value established by us per an original $1,000 investment by the current limited partners (or their predecessor's interest). Upon listing the Units on the American Stock Exchange, the actual values at which the Units will trade are likely to be below the assigned value of $10.00 per Unit. The prices at which the Units initially trade may be affected by many factors. See the section entitled "Risk Factors" in the joint consent/prospectus for a discussion regarding the factors which may affect Unit trading prices.

        In comparing the benefits of the merger to the other alternatives, your general partner used the net asset value of your partnership determined for purposes of allocating the Units to the partners of your partnership. Your general partner noted that the net asset value of your partnership is not necessarily equivalent to the fair market value of the Units allocated to the partners of your partnership which was not estimated for these purposes. Your general partner concluded that allocating Units based on an estimated fair market value could not be done with any measure of precision because any estimate of the fair market value of Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties that will be contributed to us that are owned by entities affiliated with your general partner, potential economies of scale and the refinancing. In your general partner's view, these benefits cannot be allocated among the partnerships in an objective fashion. In your general partner's view, the fair market value of the Units allocated to the partners of your partnership likely would be greater than the net asset values used to determine the exchange value of the Units (although the Unit may trade at a lower value as a result of the nature of the trading market). The calculation of the estimated liquidation and going concern values per original $1,000 investment in your partnership was calculated using the following methodology: (1) calculate the current liquidation value or going concern value, as applicable; (2) calculate the amount of this value that would be allocated to the limited partners, using the same methodology described above for the exchange value; (3) divide the result of step (2) by $24,109,000 (the aggregate original investment by all current limited partners (or their predecessors in

11

interest)) and (4) multiply the result of step (3) by $1,000. The calculations pursuant to steps (1) and (2) for your partnership's liquidation value and going concern value are set forth below:

NTS-IV LIQUIDATION VALUE

Amount
CBRE Appraisals:	$22,177,295
Mortgages	(4,480,037)
Prepayment Penalties	(483,656)
Capital Expenditures	0
Partnership Costs(1)	(256,458)
Net Other Assets/Liabilities	(142,983)

Total Liquidation Value	$16,814,161

(1)
One year of partnership costs.

NTS-IV ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE

		Amount
Total Liquidation Value:(1)		$16,814,161
Distributions on Liquidation:
1(a)	99% to Limited Partners until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$16,646,019
1(b)	1% to General Partner until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$168,142
2(a)	75% of remaining distribution to Limited Partners(2)	$0
2(b)	25% of remaining distributions to General Partners(2)	$0
Total to Limited Partners(3)		$16,646,019
Total to General Partners(4)		$168,142

(1)
Calculated in prior chart.

(2)
Section 9.3 of your partnership agreement.

(3)
Sum of rows 1(a) and 2(a) above.

(4)
Sum of rows 1(b) and 2(b) above.

NTS-IV GOING CONCERN VALUE

Amount
CBRE Appraisals:	$22,177,295
Mortgages(1)	(3,897,635)
Present Value of Net Partnership Costs(2)	(1,742,909)
Net Other Assets/Liabilities	(142,983)

Total Going Concern Value	$16,393,768

(1)
Present value of the debt-service payments, including the estimated payoff payments on the balance of the mortgages at the end of 10 years.

(2)
Present value of 10 years of partnership costs.

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NTS-IV ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE

		Amount
Total Going Concern Value:(1)		$16,393,768
Distributions on Liquidation:
1(a)	99% to Limited Partners until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$16,229,830
1(b)	1% to General Partner until Limited Partners receive Original Capital plus deficiency in 8% cumulative distribution(2)	$163,938
2(a)	75% of remaining distribution to Limited Partners(2)	$0
2(b)	25% of remaining distributions to General Partners(2)	$0
Total to Limited Partners(3)		$16,229,830
Total to General Partners(4)		$163,938

(1)
Calculated in prior chart.

(2)
Section 9.3 of your partnership agreement.

(3)
Sum of rows 1(a) and 2(a) above.

(4)
Sum of rows 1(b) and 2(b) above.

BENEFITS OF THE MERGER
WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU

        Your general partner believes that the terms of the merger are fair, and that the expected benefits of the merger to you outweigh the risks and potential detriments of the merger to you. These benefits include the following:

  •
  We believe the merger will provide you with increased liquidity. Unlike your partnership interests, we will apply to list the Units on an organized exchange.

  •
  We expect to make regular cash distributions on the Units. Your partnership will not pay distributions for the foreseeable future.

  •
  We will own a larger number of properties and have a broader group of property types, tenants and geographic locations than your partnership. This increased diversification will reduce the dependence of your investment upon the performance of a particular property or tenant.

  •
  The merger should produce savings in compliance and other costs.

  •
  Your general partner reviewed the estimated value of the consideration to be received by you if your partnership merges with NTS Realty, and compared it to the consideration that you might have received under the alternatives to the merger. Your general partner considered continuing or liquidating your partnership. It concluded that the present value of an investment in the Units is greater than the present value of the consideration you would receive if it selected one of the other alternatives.

  •
  We plan to purchase additional properties. As a result, we believe that there is a greater potential for increases in the market price of your Units over time and increased distributions on your Units.

        Your general partner considered that you may vote "For" or "Against" the merger. You should note that by voting "For" the merger you will be precluding the partnership from entering into

13

alternatives, including the liquidating or continuing the partnership. Selling all of the assets and liquidating your partnership has some potential benefits, including the following:

  •
  You would receive a distribution following the wind up of your partnership. This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger; and

  •
  You avoid the risks of continued ownership.

  •
  Continuing your partnership without change would have the following benefits:

  •
  Your partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

•
Your partnership's performance would not be affected by the performance of any other partnership's assets;

•
There would be no change in the nature of your investment or relative voting rights; and

•
The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

        However, as discussed under "Fairness" in the joint consent/prospectus, your general partners believe that the disadvantages of the alternatives outweigh the benefits.

Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty

        General Partner's Share of Cash Flow and Proceeds of Sales or Refinancings.    Your general partner is entitled to receive a share of all cash flow from operations and from the sale or refinancing of the partnership's properties. Your partnership distributes cash flow from operations as follows: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received an 8% preference for the year on their original invested capital less any distributions made to the limited partners from any previous proceeds of sales or refinancing of partnership properties, then (2) 100% to the general partner until the general partner receives 10.1% of the distribution made to the limited partners under (1) for the year, then (3) 90% to the limited partners and 10% to the general partner.

        Any cash generated from the sale or refinancing of your partnership's properties is to be distributed: (1) 99% to the limited partners and 1% to the general partner until the limited partners have reviewed distributions from all sources equal to their original invested capital plus any deficiency in the 8% cumulative preference on their original invested capital less any distributions made to the limited partners from any previous proceeds of sales or refinancing of properties, then (2) 75% to limited partners and 25% to the general partner.

        In contrast, to your partnership the limited partners and general partner of NTS Realty will share in all distributions, whether of operating cash flow or sale/refinancing proceeds based on their respective percentage interest. Based on the net asset values calculated as of June 30, 2004, limited partners would receive 99% of total Units issued and our general partner would receive 1% of total Units issued. The final net asset values will be determined at closing of the merger.

        General Partner's Fees and Reimbursements.    Currently your general partner and its affiliates have the right to receive the following fees and reimbursements:

  •
  property management fees equal to the lesser of 5% of the gross revenues from residential properties and 6% of the gross revenues from commercial properties or the customary fee in the market, plus reimbursement of out-of-pocket expenses;

14

  •
  an annual repair and maintenance fee equal to 1% of the annual gross revenues from the partnership's properties;

  •
  reimbursement for the cost of goods or materials obtained for the partnership from unaffiliated parties;

  •
  reimbursement for administrative services provided to the partnership, such as accounting, legal, data processing and similar services;

  •
  a fee equal to 50% of the gross proceeds of coin operated washers and dryers on the partnership's properties; and

  •
  a construction management fee equal to 4.75% of the gross proceeds from the offering of your partnership's limited partnership interests.

        The terms of our partnership agreement governing compensation and expense reimbursement are generally similar to that of your partnership, with certain differences. In particular:

  •
  Our general partner or its affiliates may receive repair and maintenance compensation in an amount not to exceed the actual cost of the services.

  •
  Our general partner or its affiliates will not receive any revenue from the coin operated washers and dryers on our partnership's properties.

Distributions and Compensation Payable to Your General Partner and its Affiliates

        Under the limited partnership agreement for your partnership, your general partner is entitled to receive a share of cash distributed by the partnership from operations or as the result of the sale or refinancing of partnership properties. In addition, under the agreement, affiliates of your general partner may receive fees in connection with managing partnership properties and other activities. The limited partnership agreement also provides that your general partner is to be reimbursed for its expenses for administrative services performed for the partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

        During the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2004, the amounts accrued or actually paid by your partnership to the general partner or its affiliates and the distributions paid by your partnership are shown below. After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions as well property management expenses will increase since we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere in the joint consent/prospectus, however, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. Please note that NTS-III did not distinguish between commercial and residential properties. NTS-III pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We anticipate that the amounts paid for audit and professional fees will actually decrease as a result of the economies of scale since only one rather than five quarterly and annual reports will be required to be filed with the SEC and similarly we will require only one audit opinion rather than five on our annual filing. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended.

        On a historic basis, your partnership had negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $260,000, $611,000, and $471,000, respectively. On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had a negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million,

15

$4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net flow from operations for the years ended December 31, 2003, 2002, and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow from operations would have been approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same periods. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

				Six Months Ended June 30, 2004
	Year Ended December 31(1)
	2001	2002	2003
Property management fees	$154,412	$156,461	$166,554	$79,132
Repair and maintenance fees	5,085	13,046	10,370	1,990
Leasing commissions	11,961	18,765	925	5,788
Sales commissions	0	0	0	0
Professional and administrative expenses—affiliated	157,274	143,715	146,608	80,231
Total operating expenses	422,054	428,651	390,040	250,848
Cash Distributions Declared—General Partner	0	0	0	0
Cash Distributions Declared—Limited Partner(2)	0	0	0	0

TOTAL HISTORICAL:	$750,786	$760,638	$714,497	$417,989

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions that the general partners and their affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of Your Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partners and their affiliates.

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Comparison of Rights of Limited Partners of Your Partnership and Limited Partners of NTS Realty

        The information below highlights the differences between your rights as a limited partner of your partnership and the rights you will have as a limited partner of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of limited partners in your partnership are substantially similar to the rights that limited partners will have in our partnership. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the joint consent/prospectus for additional information.

BUSINESS AND PROPERTY DIVERSIFICATION

Your Partnership	NTS Realty
Your partnership currently owns ten properties, consisting of a commercial office, business center and multifamily properties.	We will initially own a portfolio of thirty-two properties. In addition to multifamily and office and business center properties, we will also own three retail properties and one ground lease.

BORROWING POLICIES

Your Partnership	NTS Realty
Your partnership was permitted to borrow up to 40% of appraised value to acquire a property. On a refinancing, your partnership could borrow up to 80% of the appraised value of its properties. There is no time limit on when your partnership may refinance its debt.	We will assume mortgage indebtedness and notes payable totaling approximately $106,043,323 as a result of the merger, which equals to approximately 47% of the appraised value of the properties acquired in the merger. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully-constructed properties; and (2) the appraised value of our properties in the development stage as if those properties were completed and 95% leased.

17

REINVESTMENT

Your Partnership	NTS Realty
Your general partner is permitted to reinvest sale or refinancing proceeds solely into existing properties for capital improvements	We will be permitted to reinvest sales or refinancing proceeds in both new and existing properties. We have entered into a binding letter of intent with The Northwestern Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occurred today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed" in the joint consent/prospectus.

OTHER INVESTMENT RESTRICTIONS

Your Partnership	NTS Realty
Your general partner is required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.

TRANSACTIONS WITH AFFILIATES

Your Partnership		NTS Realty
Your partnership is prohibited from acquiring and in some cases leasing, property from and to the general partners or its affiliates. Similarly, your partnership is also prohibited from:		Our partnership agreement will contain the same limits and prohibitions.
•	making loans to the general partner or its affiliates;
•	paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
•	paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate;
•	commingling the partnership's funds with those of any other person; and
•	reimbursing the general partner for its indirect expenses.

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REPURCHASE OF INTERESTS

Your Partnership	NTS Realty
Your partnership is permitted to repurchase interests in the general partner's discretion out of a reserve established at the time of your partnership's initial offering. The partnership agreement establishes a method of calculating the price at which interests may be repurchased by the partnership and the procedures followed in connection with each repurchase.	Although we may repurchase Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. Unlike the interests in your partnership, we will seek to list our Units for trading on the AMEX.

MANAGEMENT/VOTING

Your Partnership	NTS Realty
The general partner of your partnership is itself a limited partnership that has three general partners: J.D. Nichols, NTS Capital Corporation and Alliance Realty Corp. The general partner has, subject to policies and restrictions set forth in your partnership agreement, exclusive authority to manage the operations and affairs of your partnership and to take all actions that it deems necessary and proper in carrying out its responsibilities. You have no right to participate in the management and control of your partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under your partnership agreement, and subject to procedural requirements set forth in the partnership agreement, you have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. You also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.	NTS Realty Capital and NTS Realty Partners, our general partners will likewise have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our operations and affairs including the authority to take all actions that they deem necessary and proper in carrying out their responsibilities. You will, however, have enhanced governance protections and rights. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the AMEX. For example, you will be able to elect the board each year. In addition, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of "independent" directors. Our limited partners will have the same voting and other rights currently accorded limited partners of your partnership.

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MANAGEMENT'S LIABILITY AND INDEMNIFICATION

Your Partnership	NTS Realty
Your partnership agreement states that neither the general partner nor any partner of the general partner nor any partner, director or officer of a partner of the general partner will be liable to the partnership or you for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under your partnership agreement the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of any acts or omissions arising out of their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.	Our limited partnership agreement will contain the same provisions regarding liability and indemnification.

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AMENDMENTS

Your Partnership		NTS Realty
Amendments to your partnership agreement must be approved by the holders of a majority of the limited partnership interests. Certain amendments must also be approved by the general partner. These are:		Our limited partnership agreement will contain the same provisions.
•	provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
•	provisions setting forth the powers, rights and obligations of the general partner; and
•	sections providing that limited partners will not have any personal liability for partnership debts.

REVIEW OF INVESTOR LISTS

Your Partnership	NTS Realty
Under your partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to you if you make a written request for the list that states a proper purpose for the request. You must, however, pay the expenses associated with the list.	Our limited partnership agreement will contain the same provisions.

DISTRIBUTIONS

Your Partnership	NTS Realty
For a discussion of distributions see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.	For a discussion of distributions for our partnership see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.

ADDITIONAL EQUITY/POTENTIAL DILUTION

Your Partnership	NTS Realty
Your partnership is prohibited from issuing additional equity interests without the approval of a majority of the limited partners.	Our partnership agreement will contain the same provisions.

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LIABILITY OF INVESTORS

Your Partnership	NTS Realty
As a limited partner you have no liability to your partnership or any of its creditors beyond the capital you have contributed to the partnership.	Our partnership agreement will contain the same provisions.
STATE LAW DIFFERENCES

Your Partnership	NTS Realty
Your partnership is organized under Kentucky's Uniform Limited Partnership Act (referred to herein as the "ULPA"). ULPA does not permit a limited partnership to engage in a merger transaction. As part of the merger transaction, you are being asked to approve an amendment to your partnership's partnership agreement so that your partnership will be governed by the Kentucky Revised Uniform Limited Partnership Act (referred to herein as "RULPA"), which permits merger transactions.	We will be organized under Delaware's RULPA and we are permitted to engage in a merger transaction.

APPRAISAL RIGHTS

Your Partnership	NTS Realty
Your partnership is organized under Kentucky ULPA and, if the recommended amendment is approved, will be organized under Kentucky RULPA. Neither Kentucky ULPA nor Kentucky RULPA grants appraisal rights to limited partners that dissent from a merger. The partnerships of certain other limited partners are governed by Maryland RULPA which grants certain appraisal rights to dissenting limited partners in a merger.	Our partnership is organized under Delaware RULPA which does not require limited partnerships to offer appraisal rights to dissenting limited partners in a merger. However, our partnership agreement includes a provision based on Maryland RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland RULPA would have in Maryland's courts.

EXPENSES OF THE MERGER

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal, accounting, printing, mailing and any other costs associated with the merger.

        If the merger is not approved, your general partner will pay the partnership a portion of all merger expenses equal to the percentage of limited partner interests in your partnership voting against the merger. To the extent the partnership has already paid these expenses, your general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For a discussion of "solicitation

22

expenses" see the "Summary" in the joint consent/prospectus. Set forth in the table below are expenses as of June 30, 2004 allocated to your partnership as though your partnership approved the merger.

	Amount
Legal Fees(1)	$207,924
Appraisal(2)	7,500
Fairness Opinion(3)	37,070
Printing and Mailing
Accounting Fees(4)	126,335
Title, Transfer Tax and Recording Fees(5)

TOTAL:	$378,829	*

*
Estimated.

(1)
Total legal fees incurred in connection with the merger through June 30, 2004, were $1,250,049.

(2)
Total appraisal fees incurred in connection with the merger through June 30, 2004, were $79,000.

(3)
The partnerships received a fairness opinion from Houlihan Lokey and incurred a fee through June 30, 2004, of $224,666.

(4)
Total accounting fees incurred in connection with the merger through June 30, 2004, were $758,898.

(5)
Total title, transfer tax, recording fees and closing fees are the actual costs associated with each property. If the property is owned by a joint venture, the costs are allocated based on the percentage ownership in the joint venture.

DISTRIBUTIONS

        Your partnership did not make any distributions in the years ended December 31, 1998 through 2003, or in the six months ended June 30, 2004. We will pay distributions, if and when authorized by our general partner. We intend to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger equal to 65% of our "net cash flow from operations" as defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss, and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs.

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REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

        Your limited partnership agreement does not specifically address a merger involving your partnership and therefore does not specify the vote needed to approve a merger. In order for the merger to take place, your partnership agreement must be amended. If holders of a majority of the outstanding limited partnership interests vote "Against" the amendment but vote "For" the merger, the partnership will not be able to participate in the merger.

Consequence of Failure to Approve the Merger

        If limited partners holding more than 50% of the outstanding limited partnership interests do not vote "For" the merger, the merger may not take effect under the terms of the limited partnership agreement. If the merger is not approved, no amendments to your partnership agreement will take effect. In this event, your general partner intends to operate the partnership as currently contemplated by your partnership agreement.

Solicitation of Vote in Favor of the Merger

        Through the joint consent/prospectus accompanying this supplement, we are asking you, the limited partners, to vote on whether to approve the merger. As discussed above, limited partners holding in excess of 50% of the outstanding limited partnership interests in your partnership must vote "For" the merger on the enclosed consent form in order for the partnership to be included in the merger. For the reasons set forth in the accompanying joint consent/prospectus, your general partner believes that the terms of the merger provide substantial benefits and are fair to you and recommends that you vote "For" approval of the merger. As of June 30, 2004, your general partner and its affiliates including ORIG own 44.39% of the limited partnership interests in your partnership and intend to vote those interests "For" the merger.

AMENDMENTS TO THE PARTNERSHIP AGREEMENT

        Amendments to the limited partnership agreement of your partnership are necessary to effect the merger. The amendment is attached to this supplement as Appendix A. The general partner is proposing to amend the partnership agreement to:

  •
  Allow the sale of partnership properties to affiliates.

        Your partnership agreement prohibits the partnership from selling properties to the general partner or its affiliates. The merger could be considered the sale of properties to us by the partnership, and we are an affiliate of your general partner. To avoid a breach of your partnership agreement, we need to amend the agreement to allow the sale of partnership properties to an affiliate.

  •
  Be governed under the Kentucky Revised Uniform Limited Partnership Act ("Kentucky RULPA").

        Your partnership is currently subject to the Kentucky Uniform Limited Partnership Act ("Kentucky ULPA"). This Act does not grant partnerships governed by it the power to enter into mergers. After your partnership was formed, the State of Kentucky enacted Kentucky RULPA, which does provide partnerships governed by it the power to enter into mergers. In order to participate in the merger, your partnership must amend its partnership agreement to be governed by Kentucky RULPA.

  •
  Provide that approval of a merger requires the vote of a majority of the limited partnership interests outstanding.

        Kentucky RULPA provides that a unanimous approval of the partners is required to effect a merger unless the partnership agreement dictates otherwise. In the general partner's view, the merger is analogous to a sale of substantially all of the partnership's assets which requires approval of holders

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owning a majority of the limited partnership interests. Thus, your general partner is proposing to amend your partnership agreement to permit mergers approved by the holders of a majority of the limited partnership interests.

VOTING PROCEDURES

Distribution of Solicitation Material

        The joint consent/prospectus, together with the accompanying transmittal letter, this supplement, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about October 27, 2004, and will continue until December 27, 2004. The general partner may extend the solicitation period at its sole discretion. Any consent form that your partnership receives will be counted by persons appointed by the general partner. No consent will be effective after sixty (60) days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

        The consent form consists of two parts. Part A seeks your consent to the merger and to each of the amendments to your partnership's partnership agreement necessary to effect the merger. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of your general partner, and Gregory A. Wells, the chief financial officer of the corporate general partner of your general partner, as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Record Date and Outstanding Interests

        All of the limited partners on October 25, 2004 known as the "record date" will be entitled to vote on the merger and the amendments. You are entitled to one vote for each limited partnership interest held. Accordingly, the number of limited partnership interests entitled to vote is equivalent to the number of limited partnership interests held of record at the record date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

        Tax consequences of the merger to you will depend on the facts of your own situation. This summary is not intended as a substitute for careful tax planning and you should consult your own tax advisors as to your particular circumstances in relation to the tax considerations described below. For a complete discussion of tax issues related to the merger, see "Certain Federal Income Tax Consequences" and "Risk Factors" in the joint consent/prospectus.

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Tax Treatment of the Merger

        In general, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. You will recognize gain to the extent a deemed cash distribution exceeds your adjusted tax basis in the Units.

Taxation of NTS Realty Subsequent to the Merger

        The federal income tax consequences of owning Units depends on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. We should be treated as a partnership for federal income tax purposes. In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that, although it may be characterized as a publicly traded partnership, your partnership was not, and we will not be, subject to taxation as a corporation for federal income tax purposes.

Taxation of Limited Partners

        We are required to report to the IRS each item of our income, gain, loss, deduction and items of tax preference, if any. Although we will be required to file this informational return with the IRS, we will not be subject to any federal income tax so long as we are classified as a partnership. Therefore, each limited partner will report on his or her personal federal income tax return, his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference. Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities.

Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets.

Considerations for Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a

26

United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner. Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

27

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, Dated October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDMENT NO. 5
TO
PROSPECTUS SUPPLEMENT FOR NTS-PROPERTIES V
TO
JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2004
FOR NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        The general partner of NTS-Properties V along with NTS Realty Holdings Limited Partnership is furnishing this supplement to you, as a limited partner of NTS-Properties V, which we refer to as "the partnership" or "your partnership." NTS Realty Holdings Limited Partnership is a Delaware limited partnership, referred to in this supplement as "NTS Realty," "we" or "us," recently formed in connection with a proposed merger or other combination of your partnership, and other affiliated public and private entities, into us. These transactions are referred to herein as the "merger." If the merger is completed, you will receive interests issued by us, referred to in this supplement as "Units" or the "Partnership Units," and will no longer be a limited partner in the partnership.

        This supplement summarizes the terms and conditions, risks and effects of the merger and other matters that are unique to you and the other limited partners of your partnership. As a result of the merger, you and the other limited partners of your partnership may be treated differently than limited partners in the other entities being merged into us. You should read the accompanying joint consent solicitation statement/prospectus, referred to in this supplement as the "joint consent/prospectus," which includes detailed discussions regarding us and the other entities we are acquiring.

        NTS Properties Associates V, as your general partner, is asking you to approve the merger. In order for the merger to occur holders of a majority of the partnership's limited partnership interests must vote "For" the merger.

        The partnership is one of five limited partnerships, all of whom have affiliated general partners, which we refer to collectively as the "partnerships," that we are proposing to merge into us. Concurrent with the merger, ORIG, LLC, a Kentucky limited liability company which is affiliated with your general partner and referred to herein as ORIG, will contribute substantially all of its assets and all of its liabilities to NTS Realty. Supplements have also been prepared for each of the other partnerships. Copies of these supplements may be obtained without charge upon written request to NTS Realty Holdings Limited Partnership, Attention: Brian F. Lavin, 10172 Linn Station Road, Louisville, Kentucky 40223.

        The merger that you are being asked to approve is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving the general partners of your partnership, the general partners of other public partnerships and affiliates of the general partners including ORIG. In addition to settling the class action litigation, we are proposing the merger to achieve liquidity, which we believe will better maximize the value of your investment. We will apply to list the Units on the American Stock Exchange or "AMEX." In contrast, there is no formal or organized market for the limited partnership interests in your partnership.

        There are risks which are generally applicable to your partnership and the other partnerships, which are summarized in "Risk Factors" in the joint consent/prospectus. In addition, you should consider the following factors which relate specifically to your partnership.

  •
  Your partnership owns business centers and multifamily properties located in Kentucky and Florida. By contrast, we will own a large portfolio of properties of various types if the merger is completed. These properties include office, multifamily and retail properties located in the States of Kentucky, Georgia, Florida and Indiana.

  •
  As of June 30, 2004 your partnership has a ratio of debt to total assets of 70%. We would have had a ratio of debt to total assets of 66%.

  •
  42% of the square footage of the leases on your partnership's properties expires by December 31, 2005. 66% of the square footage of the leases of the properties we will acquire in the merger, including your partnership's properties expires by December 31, 2005.

ii

OVERVIEW

The Merger

        You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving, among others, the general partner of your partnership and ORIG, LLC. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners.

        We will succeed to the ownership of the thirty-two properties previously owned by the partnerships or ORIG, consisting of nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian F. Lavin. Mr. Nichols is a general partner of your partnership. Mr. Lavin is the president and chief executive officer of NTS Corporation, an affiliate of ours. Our partnership agreement vests principal management discretion to NTS Realty Capital. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. This will provide our limited partners with enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. For example, NTS Realty's board will have an audit committee composed entirely of independent directors. See "Management" in the joint consent/prospectus for a description of the management and board of NTS Realty Capital.

Number of NTS Realty Units Received if Your Partnership Merges with NTS Realty

        If the merger is approved, your partnership's interests will be converted into Units based on the net asset value of your partnership. You will receive your proportionate share of these Units in accordance with the terms of your partnership's limited partnership agreement and the provisions of the litigation settlement agreement. We estimated a value of $10.00 per Unit for purposes of issuing these Units to the partners.

Similarities Between the Partnerships

        The investment objective and assets of the partnerships are substantially similar. Generally, the partnerships own office and multifamily properties. The partnerships are required to distribute the proceeds from any sale of property or refinancing of indebtedness, except in limited circumstances. The partnerships originally intended to sell or refinance their properties between four and ten years after acquiring the properties. Your partnership originally intended to sell or refinance its properties between the fifth and tenth year after the properties were acquired which would have been between 1987 and 1992. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments, but increased the partnerships' total debt service thus reducing the cash flow available for distributions. As a result, all distributions from your partnership were suspended so that your general partner could use the cash flow available for distribution to meet the partnership's accelerated debt obligation.

        The limited partnership agreement of each partnership governs the allocation of proceeds from operations and from the sale or refinancing of properties between the general partner and the limited partners. The general partner of each partnership is itself a limited partnership with at least two general partners—J.D. Nichols, who is the managing general partner, and NTS Capital Corporation.

Differences Between the Partnerships

        Number and Type of Properties.    Your partnership owns business centers and multifamily properties located in Kentucky and Florida. Some of the partnerships own more properties, different types of properties and properties located in other markets.

        Occupancy Percentages and Lease Expirations.    As of June 30, 2004, the weighted average occupancy percentage for your partnership's properties was 76%. The weighted average occupancy percentage for our properties as of the same date would have been 87%. As of June 30, 2004, 42% of the square footage of the leases on your partnership's properties expires by December 31, 2005. As of June 30, 2004, 66% of the square footage of the leases on the properties owned by us would have expired by December 31, 2005.

        Age of Properties.    The average age of the properties owned by your partnership is approximately 13.9 years. The average age of the properties of the other partnerships and ORIG ranges from 12.4 years to 23.7 years.

Vote Required to Approve the Merger

        The merger of your partnership with us requires the approval of a majority of the outstanding limited partnership interests. Your general partners and their affiliates including ORIG, collectively own 14,566 limited partnership interests (1), or 47.72% of the outstanding limited partnership interests in your partnership, and intend to vote these interests "For" the merger. Of these 14,566 limited partnership interests, ORIG owns 11,934 interests and Mr. Nichols (including his immediate family and any entities controlled by Mr. Nichols or his family other than ORIG) owns 2,632 interests.

(1)
The general partner of your partnership is recorded as owning five interests in your partnership which are not included in this total because your general partner has never received any economic rights in connection with these interests and will receive no consideration in the merger with regard to these interests.

Dissenters' Rights

        Your partnership is governed under the Maryland Revised Uniform Limited Partnership Act, referred herein as "Maryland RULPA." Maryland RULPA provides that any limited partner objecting to a merger has the same rights with respect to its limited partnership interests as an objecting stockholder of a Maryland corporation has with respect to its stock under Title 3, Subtitle 2 of the Maryland General Corporation Law, referred herein as "MGCL." If you object to the merger and follow the procedures set forth in the MGCL, you will be entitled to receive payment in cash of the fair value of your limited partnership interests. See the section entitled "Dissenters' Rights" in this supplement for more information.

Selected Financial Information

        For selected financial information concerning the partnerships and pro forma financial statements, See "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data" in the joint consent/prospectus.

Tax Consequences of the Merger

        Your partnership will treat the merger as a non-taxable transaction. Thus, you should not recognize any gain or loss from the merger. The IRS may, however, challenge this treatment and if successful, your partnership will recognize gain in an amount equal to the amount by which the fair market value of the Units received, increased by the liabilities assumed, exceeds the tax basis of the assets transferred. You will be allocated your share of the gain or loss. See "Certain Federal Income Tax Consequences" of the joint consent/prospectus for more information. You could owe tax even though no distributions will be made to fund any tax liability. We urge you to consult with your tax advisor to evaluate the tax consequences of the merger to you.

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RISK FACTORS

        The risks associated with the merger are not generally more significant to your partnership than the other partnerships. Some of the risks may, however, affect your partnership differently, and are summarized below. The joint consent/prospectus describes risks associated with the merger that are applicable to all of the partnerships. You should carefully review the risks summarized below and the section entitled "Risk Factors" in the joint consent/prospectus.

The merger will change the nature of your investment.

        There are differences in the types, geographic location and ownership percentages of some of the properties owned by the partnerships. This change in geographic diversity and ownership percentage may expose you to different and greater risks than those to which you are presently exposed.

        Your partnership has business centers and multifamily properties located in Jeffersontown, Kentucky and Fort Lauderdale, Florida. We will own and lease as many as thirty-two properties and expect to make additional real estate investments. These properties include office centers, multifamily units, business parks and retail centers. We will also own properties in the States of Georgia and Indiana in addition to Kentucky and Florida.

        Your partnership has a termination date of December 31, 2060. Your general partner anticipated selling or refinancing the partnership properties between the fourth and seventh year after the properties were acquired. Our partnership has a termination date of December 31, 2028, and we may or may not sell or refinance our properties prior to the termination date.

        Under your partnership's limited partnership agreement, the general partner is permitted to use the proceeds of sales or refinancings of properties solely to repay debt or to make capital improvements to existing properties. Our partnership agreement permits us to reinvest sales or refinancing proceeds in new properties.

        As of June 30, 2004, your partnership's properties were 76% occupied on a weighted average basis and 42% of the square footage of the leases expires by December 31, 2005. As of the same date, assuming the merger was completed, our weighted average occupancy rate would have been 87% and 66% of the square footage of our leases would expire by December 31, 2005.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 estimated value that we used to allocate the Units. This value should not be viewed as a measure of the fair market value or trading value of the Units limited partners who choose to sell Units as soon as the merger is completed.

We cannot assure you that our future financial performance will be better than the prior performance of your partnership.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $6.7 million, $4.8 million and $5.3 million, respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

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There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of your partnership binds all limited partners of your partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests in your partnership of 47.72% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in your partnership will bind all of the limited partners in your partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of your partnership vote on certain matters in proportion to the interests of all limited partners in your partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in your partnership. Further, affiliates of your general partner, including ORIG, own 47.72% of the limited partner interests in your partnership. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and the Units owned by NTS Realty Partners which are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

The merger will require limited partners to forego alternatives to the merger.

        Your general partner considered alternatives to the merger, such as continuing the partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, your partnership will not be able to pursue these other alternatives.

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

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We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We will compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain. See the section "Material Federal Income Tax Consequences" in this supplement.

EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER

        If the merger is approved and completed, you will receive Units of NTS Realty and your partnership will merge with and into NTS Realty and cease to exist. See "The Merger" in the joint consent/prospectus. If the merger is not completed, your general partner intends to reevaluate your partnership's strategy. Your general partner has not established a timetable for selling the partnership's properties if the merger is not completed.

NTS REALTY UNITS TO BE ALLOCATED
TO YOUR PARTNERSHIP AND OTHER ENTITIES

        In determining the final net asset value for each partnership and the final net asset value of the assets and liabilities contributed by ORIG, on the "Determination Date" we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CB Richard Ellis, referred herein as "CBRE." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), including the payment to be made by NTS Development Company, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership plus the partnership's share of joint venture liabilities and any monies that are paid to lenders to allow us to assume the debt. The "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay-off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets and liabilities contributed by ORIG in the same manner. Because ORIG does not file financial statements with the SEC, we will use the most recently available balance sheet. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued

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to each entity. The net asset value set forth below assumes the Determination Date is June 30, 2004. This value is presented solely to illustrate the way in which we will determine the net asset value. We expect that net asset value for each entity will change between June 30, 2004 and the Determination Date, to reflect primarily payments made by each entity on outstanding debt obligations and other liabilities. The amount of other assets may also increase or decrease between June 30, 2004 and the Determination Date. The general partners do not presently intend to ask CBRE to update its appraisal of the real estate assets. If the general partners do ask CBRE to update these appraisals, the real estate values would also likely change.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide each entity's net asset value by $10.00, the estimated value of the Units we selected for this purpose, and we will divide the Net Asset Value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. This value should not be viewed as a measure of the fair market value or trading value of the Units. Your general partner believes that the fair market value of the Units likely would be greater than this value, but the Units might trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

See "Risk Factors" in the joint consent/prospectus.

        The determination of the net asset value and allocation of Units to your partnership as of June 30, 2004 is summarized in the following table:

DERIVATION OF NET ASSET VALUE AND ALLOCATION OF
NTS REALTY UNITS FOR NTS-PROPERTIES V

Amount
Appraised Value of Real Estate	$27,559,265
Net Value of Other Assets and Liabilities(1)	$(796,431)
Payment from NTS Development Company(2)	$345,000
Mortgage Debt and Notes Payable(1)	$(11,514,216)

Net Asset Value(3)	$15,593,618
Net Asset Value of NTS-V per $1,000 Original Limited Partner Investment(4)	$507
Number of Units to be Allocated to NTS-V	1,559,294 (5)
Number of Units per $1,000 Investment in NTS-V(6)	51
Percentage of Total Net Asset Value of NTS Realty Allocated to NTS-V	13.27%

(1)
As of June 30, 2004.

(2)
This payment is expected to be made immediately prior to the merger.

(3)
The Net Asset Value does not include transaction costs which will be determined at or prior to the time of the merger.

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(4)
Calculation based on (i) the value of Units allocated to the limited partners of $15,482,240 divided by (ii) original invested capital from the current limited partners (or their predecessors in interest) of $30,521,000 multiplied by (iii) $1,000.

(5)
The number of Units issued to your partnership is not equal to one-tenth of the Net Asset Value of your partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(6)
Based on $10 per Unit value.

        The following table sets forth the appraised values allocated to your partnership for each of the properties held by your partnership:

Property	Total Appraised Value of Property	Ownership	Appraised Value of Ownership Interest
Commonwealth Business Center Phase II	$3,000,000	100.00%	$3,000,000
Willows of Plainview Phase II	9,350,000	90.30%	8,443,050
Lakeshore Business Center Phase I	8,100,000	81.19%	6,576,390
Lakeshore Business Center Phase II	7,900,000	81.19%	6,414,010
Lakeshore Business Center Phase III	3,850,000	81.19%	3,125,815

TOTAL:	$32,200,000		$27,559,265

        The table below reflects the net asset value and allocation of Units to each entity as of June 30, 2004:

Entity	Net Asset Value	Number of Units Allocated to Entity		Percentage of NTS Realty Allocated to Entity
NTS-Properties III	$14,521,528	1,452,167	(1)	12.35%
NTS-Properties IV	$17,756,775	1,775,780	(1)	15.11%
NTS-Properties V	$15,593,618	1,559,294	(1)	13.27%
NTS-Properties VI	$42,364,037	4,236,131	(1)	36.05%
NTS-Properties VII, Ltd.	$10,231,148	1,023,091	(1)	8.71%
ORIG, LLC(2)	$17,054,960	1,705,496		14.51%

TOTAL:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnership is not equal to one-tenth of the Net Asset Value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing substantially all of its assets less any assumed liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        The general partners of the public partnerships (including your general partner), with the consent of counsel for the plaintiffs in the class action litigation, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG, (2) the allocation of Units between the general partner and the limited partner of each public partnership, and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail in the joint consent/prospectus. See "Fairness Opinion and Real Estate Appraisals—

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Fairness Opinion" in the joint consent/prospectus for a more detailed discussion of the fairness opinion issued by Houlihan.

ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP

        Within your partnership, the Units will be allocated between the limited partners and your general partner in the same fashion that net liquidation proceeds are allocated under your partnership agreement. Your general partner chose to allocate the Units in this fashion because the merger is analogous to the sale of all of the partnership's assets followed by a liquidation of your partnership.

        Your partnership agreement states that liquidation proceeds are to be allocated in accordance with capital account balances. The final capital account balances are calculated by adding (or subtracting) from each partner's capital account the amount of built in gain (or built in loss) that would be allocated to the partner if the property were sold in a taxable transaction at fair market value. Losses generally are allocated 99% to the limited partners and 1% to the general partner. Profits are allocated as follows: (i) first, to any partner with a negative capital account until the partner's capital account is zero; (ii) second, 99% limited partners and 1% to the general partner until the limited partners' capital accounts equal their unreturned capital; and (iii) thereafter, 75% to the limited partners and 25% to the general partner.

        The initial capital accounts used to calculate the allocation of Units are based on the book income or loss for 2004 through June 30, 2004, and the income that we will include when NTS Development Company pays us $345,000. We determined that the capital accounts were not properly adjusted at our inception to reflect offering costs, and the initial capital accounts were adjusted to take this omission into account. The final aggregate capital accounts failed to match the net asset value (which likely was due to improper capital account adjustments in prior taxable years), and therefore we adjusted the final capital accounts appropriately to reconcile these calculations. The chart below sets forth the calculations used to determine the Units allocated to the limited partners and the general partner, as of June 30, 2004, assuming the merger took place (and NTS Development Company made the $345,000 payment to us).

NTS-V ALLOCATION OF UNITS

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$4,723,347
1(b)	Initial General Partner's Capital Account(1)	$(2,280)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$2,280
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$11,560,968
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$116,777
4(a)	75% of remaining distribution to Limited Partners(4)	$190,971
4(b)	25% of remaining distributions to General Partners(4)	$63,657
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(990,370)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(71,731)
Total to Limited Partners(6)		$15,484,916
Total to General Partners(7)		$108,703
Total Units to Limited Partners(8)		1,548,424
Total Units to General Partner(8)		10,870

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $345,000.

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(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $16,655,720 aggregate capital accounts with $15,593,618 net asset value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

(8)
Based on $10 per Unit value. The number of Units issued to the limited partners is not equal to one-tenth of the Net Asset Value allocated to the limited partners because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

Thus, the limited partners will be allocated Units equal to $15,484,240 out of a total of $15,592,940 of Units allocated to your partnership, which is 99.30% of the Units, and the general partners will be allocated Units equal to $108,700 out of a total of $15,592,940 of Units allocated to your partnership, which is 0.70% of the Units. The Units allocated to the limited partners will be allocated among limited partners pro rata based on relative capital account balances.

FAIRNESS OF THE MERGER

General

        Your general partner believes the merger to be fair to, and in the best interests of, your partnership and each limited partner such as yourself. Your general partner recommends that you approve the merger. Your general partner believes the merger is fair for a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger have been negotiated at arms-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  a comparison of the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement of the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending; and

  •
  the court in which the Buchanan litigation is pending approved the merger as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

  •
  As part of the settlement agreement, plaintiffs' counsel negotiated or agreed to various methods or procedures to permit limited partners to maximize the value of their investment and obtain governance protections above those normally available to limited partners. These enhancements were intended to improve and not cause significant adverse change with respect to each partnership's voting rights, termination duties or existing investment objectives.

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        The general partner viewed these factors in the aggregate and did not specifically weigh any of the factors.

        The general partner believes that an investment in the Units will provide greater overall benefits to limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets and liquidating the partnership.

        Although your general partner believes the terms of the merger are fair to you and the other limited partners, they have conflicts of interest in recommending the merger. These conflicts include, among others, the fact that the general partner and its affiliates will realize economic benefits. For a further discussion of the conflicts of interest and potential benefits of the merger to your general partner, see "Conflicts of Interest—Substantial Benefits to General Partners and Affiliates" in the joint consent/prospectus. For a description of the actual benefits that your general partners will receive if your partnership is acquired, see "Distributions and Compensation Payable to General Partners and their Affiliates" in the joint consent/prospectus.

Comparative Analysis of Consideration

        To assist you in evaluating the merger, the general partners compared the consideration to be received by you in the merger to:

  •
  estimates of the present value of your partnership interests on a liquidation basis assuming that the real estate assets of your partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets at book value, and the net proceeds after satisfying partnership liabilities (such as mortgages, including any prepayment penalties) were allocated and distributed to you in accordance with your limited partnership agreement; and

  •
  estimates of the present value of your partnership interests on a going-concern basis assuming that your partnership continues as a stand-alone entity and its assets are sold at the end of a ten-year holding period.

        The following table summarizes the results of your general partners' comparative valuation analysis:

COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)

Estimated Liquidation Value	Estimated Going-Concern Value	Net Asset Value(1)
$463	$461	$570

(1)
Values are based on the exchange value established by us per an original $1,000 investment by the current limited partners (or their predecessors interest). Upon listing the Units on the American Stock Exchange, the actual values at which the Units will trade are likely to be below the assigned value of $10.00 per Unit. The prices at which the Units initially trade may be affected by many factors. See the section entitled "Risk Factors" in the joint consent/prospectus for a discussion regarding the factors which may affect Unit trading prices.

        In comparing the benefits of the merger to the other alternatives, your general partner used the net asset value of your partnership determined for purposes of allocating the Units to the partners of your partnership. Your general partner noted that the net asset value of your partnership is not necessarily equivalent to the fair market value of the Units allocated to the partners of your partnership which was not estimated for these purposes. Your general partner concluded that allocating Units based on an estimated fair market value could not be done with any measure of precision because any estimate of the fair market value of Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties

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that will be contributed to us that are owned by entities affiliated with your general partner, potential economies of scale and the refinancing. In your general partner's view, these benefits cannot be allocated among the partnerships in an objective fashion. In your general partner's view, the fair market value of the Units allocated to the partners of your partnership likely would be greater than the net asset values used to determine the exchange value of the Units (although the Unit may trade at a lower value as a result of the nature of the trading market).

        The calculation of the estimated liquidation and going concern values per original $1,000 investment in your partnership was calculated using the following methodology: (1) calculate the current liquidation value or going concern value, as applicable; (2) calculate the amount of this value that would be allocated to the limited partners, using the same methodology described above for the exchange value; (3) divide the result of step (2) by $30,521,000 (the aggregate original investment by all current limited partners (or their predecessors in interest)) and (4) multiply the result of step (3) by $1,000. The calculations pursuant to steps (1) and (2) for your partnership's liquidation value and going concern value are set forth below:

NTS-V LIQUIDATION VALUE

Amount
CBRE Appraisals:	$27,559,265
Mortgages	(11,514,216)
Prepayment Penalties	(729,995)
Capital Expenditures	0
Partnership Costs(1)	(324,718)
Net Other Assets/Liabilities	(762,498)

Total Liquidation Value	$14,227,838

(1)
One year of partnership costs

NTS-V ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$4,723,347
1(b)	Initial General Partner's Capital Account(1)	$(2,280)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$2,280
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$11,560,968
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$116,777
4(a)	75% of remaining distribution to Limited Partners(4)	$190,971
4(b)	25% of remaining distributions to General Partners(4)	$63,657
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(2,342,493)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(85,389)
Total to Limited Partners(6)		$14,132,793
Total to General Partners(7)		$95,045

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $345,000

11

(2)
Section 10.2(b)(i) of your partnership agreement

(3)
Section 10.2(b)(ii) of your partnership agreement

(4)
Section 10.2(b)(iii) of your partnership agreement

(5)
Adjustment to reconcile $16,655,720 aggregate capital accounts with $14,227,838 liquidation value

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above

NTS-V GOING CONCERN VALUE

Amount
CBRE Appraisals:	$27,559,265
Mortgages(1)	(10,469,152)
Present Value of Net Partnership Costs(2)	(2,168,771)
Net Other Assets/Liabilities	(762,498)

Total Going Concern Value	$14,158,844

(1)
Present value of the debt-service payments, including the estimated payoff payments on the balance of the mortgages at the end of 10 years

(2)
Present value of 10 years of partnership costs

NTS-V ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$4,723,347
1(b)	Initial General Partner's Capital Account(1)	$(2,280)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$2,280
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$11,560,968
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$116,777
4(a)	75% of remaining distribution to Limited Partners(4)	$190,971
4(b)	25% of remaining distributions to General Partners(4)	$63,657
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(2,410,797)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(86,079)
Total to Limited Partners(6)		$14,064,489
Total to General Partners(7)		$94,355

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $345,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $16,655,720 aggregate capital accounts with $14,158,844 going concern value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

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BENEFITS OF THE MERGER
WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU

        Your general partner believes that the terms of the merger are fair, and that the expected benefits of the merger to you outweigh the risks and potential detriments of the merger to you. These benefits include the following:

  •
  We believe the merger will provide you with increased liquidity. Unlike your partnership interests, we will apply to list the Units on an organized exchange.

  •
  We expect to make regular cash distributions on the Units. Your partnership will not pay distributions for the foreseeable future.

  •
  We will own a larger number of properties and have a broader group of property types, tenants and geographic locations than your partnership. This increased diversification will reduce the dependence of your investment upon the performance of a particular property or tenant.

  •
  We plan to offer limited partners in your partnership dissenters' rights if they object to the merger and follow procedures set forth in Maryland law to initiate these rights.

  •
  The merger should produce savings in compliance and other costs.

  •
  Your general partner reviewed the estimated value of the consideration to be received by you if your partnership merges with NTS Realty, and compared it to the consideration that you might have received under the alternatives to the merger. Your general partner considered continuing or liquidating your partnership. It concluded that the present value of an investment in the Units is greater than the present value of the consideration you would receive if it selected one of the other alternatives.

  •
  We plan to purchase additional properties. As a result, we believe that there is a greater potential for increases in the market price of your Units over time and increased distributions on your Units.

        Your general partner considered that you may vote "For" or "Against" the merger. You should note that by voting "For" the merger you will be precluding the partnership from entering into alternatives, including the liquidating or continuing the partnership. Selling all of the assets and liquidating your partnership has some potential benefits, including the following:

  •
  You would receive a distribution following the wind up of your partnership. This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger; and

  •
  You avoid the risks of continued ownership.

  •
  Continuing your partnership without change would have the following benefits:

  •
  Your partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

  •
  Your partnership's performance would not be affected by the performance of any other partnership's assets;

  •
  There would be no change in the nature of your investment or relative voting rights; and

  •
  The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

13

        However, as discussed under "Fairness" in the joint consent/prospectus, your general partner believes that the disadvantages of the alternatives outweigh the benefits.

Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty

        General Partner's Share of Cash Flow and Proceeds of Sales or Refinancings.    Your general partner is entitled to receive a share of all cash flow from operations and from the sale or refinancing of the partnership's properties. Your partnership distributes cash flow from operations as follows: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received an 8% preference for the year on their original invested capital less any distributions made to the limited partners from proceeds of sales or refinancing of partnership properties, then (2) 100% to the general partner until the general partner receives 10.1% of the distribution made to the limited partners under (1) for the year, then (3) 90% to the limited partners and 10% to the general partners.

        Any cash generated from the sale or refinancing of your partnership's properties is to be distributed: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received distributions from all sources equal to their original invested capital, then (2) 75% to limited partners and 25% to the general partner.

        In contrast to your partnership, the limited partners and general partner of NTS Realty will share in all distributions, whether of operating cash flow or sale/refinancing proceeds based on their respective percentage interest. Based on the net asset values calculated as of June 30, 2004, limited partners would receive 99.30% of total Units issued and our general partner would receive 0.70% of total Units issued. The final net asset values will be determined at closing of the merger.

        General Partner's Fees and Reimbursements.    Currently your general partner and its affiliates have the right to receive the following fees and reimbursements:

  •
  property management fees equal to the lesser of 5% of the gross revenues from residential properties and 6% of the gross revenues from commercial properties or the customary fee in the market, plus reimbursement of out-of-pocket expenses, subject to certain limitations where the general partner does not perform leasing or leasing-related services or where industrial or commercial properties are leased on a long-term net or similar basis;

  •
  repair and maintenance compensation in an amount not to exceed the actual cost of the services;

  •
  reimbursement for the cost of goods or materials obtained for the partnership from unaffiliated parties;

  •
  reimbursement for administrative services provided to the partnership, such as accounting, legal, data processing and similar services;

  •
  a fee equal to 50% of the gross proceeds of coin operated washers and dryers on the partnership's properties;

  •
  a construction management fee equal to 4.9% of the gross proceeds from the offering of your partnership's limited partnership interests; and

  •
  an organization fee equal to 1% of the gross proceeds from the offering of your partnership's limited partnership interests.

14

        The terms of our partnership agreement governing compensation and expense reimbursement are generally similar to that of your partnership, with certain differences. In particular:

  •
  Our general partner or its affiliates will not receive any revenue from the coin operated washers and dryers on our partnership's properties.

  •
  Our general partner or its affiliates will not receive an organization fee.

Distributions and Compensation Payable to Your General Partner and its Affiliates

        Under the limited partnership agreement for your partnership, your general partner is entitled to receive a share of cash distributed by the partnership from operations or as the result of the sale or refinancing of partnership properties. In addition, under the agreement, affiliates of your general partner may receive fees in connection with managing partnership properties and other activities. The limited partnership agreement also provides that your general partner is to be reimbursed for its expenses for administrative services performed for the partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

        During the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2004, the amounts accrued or actually paid by your partnership to the general partner or its affiliates and the distributions paid by your partnership are shown below. After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions, as well property management expenses, will increase since we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere in the joint consent/prospectus, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. Please note that NTS-III did not distinguish between commercial and residential properties. NTS-III pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We anticipate that the amounts paid for audit and professional fees will actually decrease as a result of the economies of scale since only one rather than five quarterly and annual reports will be required to be filed with the SEC and, similarly, we will require only one audit opinion rather than five on our annual filing. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations governing the Internal Revenue Code of 1986, as amended.

        On a historic basis, your partnership had negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $1.9 million, $2.5 million and $2.2 million, respectively. On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had a negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million, $4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net flow from operations for the years ended December 31, 2003, 2002, and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow from operations would have been approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same periods. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions.

15

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

	Year Ended December 31(1)			Six Months Ended June 30, 2004
	2001	2002	2003
Property management fees	$290,246	$288,139	$290,625	$139,801
Repair and maintenance fees	31,858	32,505	6,862	6,439
Leasing commissions	94,706	77,760	6,341	187
Sales commissions	0	0	0	0
Professional and administrative expenses-affiliated	185,287	167,824	186,979	102,495
Total operating expenses	633,198	678,152	575,716	316,438
Cash Distributions Declared—General Partner	0	0	0	0
Cash Distributions Declared—Limited Partner(2)	0	0	0	0

TOTAL HISTORICAL:	$1,235,295	$1,244,380	$1,066,523	$565,360

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions that the general partners and their affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of Your Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partner and its affiliates.

Comparison of Rights of Limited Partners of Your Partnership and Limited Partners of NTS Realty

        The information below highlights the differences between your rights as a limited partner of your partnership and the rights you will have as a limited partner of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of limited partners in your partnership are substantially similar to the rights that limited partners will have in our partnership. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the joint consent/prospectus for additional information.

LENGTH AND TYPE OF INVESTMENT

Your Partnership	NTS Realty

Your partnership is a finite life entity with a stated term that expires on December 31, 2060. Your partnership originally anticipated selling or refinancing its properties between the fourth and seventh year after completing development.	We are a limited life entity with a term that expires on December 31, 2028. We have the ability to reinvest the proceeds of sales or refinancing of properties.

16

BUSINESS AND PROPERTY DIVERSIFICATION
Your Partnership	NTS Realty

Your partnership currently owns five properties, consisting of commercial business centers and multifamily properties.	We will initially own a portfolio of thirty-two properties. In addition to multifamily and office and business enter properties, we will also own three retail properties and one ground lease.
BORROWING POLICIES
Your Partnership	NTS Realty

Your partnership was permitted to borrow up to 40% of appraised value to acquire a property. On a refinancing, your partnership could borrow up to 80% of the appraised value of its properties. There is no time limit on when your partnership may refinance its debt.
We will assume mortgage indebtedness and notes payable totaling $106,043,323 as a result of the merger, which equals to approximately 47% of the appraised value of the properties acquired in the merger. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully-constructed properties and (2) the appraised value of our properties in the development stage as if those properties were completed and leased.
REINVESTMENT
Your Partnership	NTS Realty

Your general partner is permitted to reinvest sale or refinancing proceeds solely into existing properties for capital improvements.
We will be permitted to reinvest sales or refinancing proceeds in both new and existing properties. We have entered into a binding letter of intent with The Northwestern Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occurred today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed" in the joint consent/prospectus.

17

OTHER INVESTMENT RESTRICTIONS
Your Partnership	NTS Realty

Your general partner is required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.
TRANSACTIONS WITH AFFILIATES
Your Partnership	NTS Realty

Your partnership is prohibited from acquiring and in some cases leasing, property from the general partners or its affiliates. Similarly, your partnership is also prohibited from:	Our partnership agreement will contain the same limits and prohibitions.
• making loans to the general partner or its affiliates;
• Paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
• Paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate;
• commingling the partnership's funds with those of any other person; and
• reimbursing the general partner for its indirect expenses.
REPURCHASE OF INTERESTS
Your Partnership	NTS Realty

Your partnership is permitted to repurchase interests in the general partner's discretion out of a reserve established at the time of your partnership's initial offering. The partnership agreement establishes a method of calculating the price at which interests may be repurchased by the partnership and the procedures followed in connection with each repurchase.
Although we may repurchase Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. Unlike the interests in your partnership, we will seek to list our Units on the AMEX.

18

MANAGEMENT/VOTING
Your Partnership	NTS Realty

The general partner of you partnership is itself a limited partnership that has two general partners; J.D. Nichols and NTS Capital Corporation. The general partner has, subject to policies and restrictions set forth in your partnership agreement, exclusive authority to manage the operations and affairs of your partnership and to take all actions that it deems necessary and proper in carrying out its responsibilities. You have no right to participate in the management and control of your partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under your partnership agreement, and subject to procedural requirements set forth in the partnership agreement, you have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. You also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.
NTS Realty Capital and NTS Realty Partners, our general partners, will likewise have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our operations and affairs including the authority to take all actions that they deem necessary and proper in carrying out their responsibilities. You will, however, have enhanced governance protections and rights. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the AMEX. For example, you will be able to elect the board each year. In addition, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of "independent" directors. Our limited partners will have the same voting and other rights currently accorded limited partners of your partnership.

19

MANAGEMENT'S LIABILITY AND INDEMNIFICATION

Your Partnership	NTS Realty
Your partnership agreement states that neither the general partner nor any partner of the general partner nor any partner, director or officer of a partner of the general partner will be liable to the partnership or you for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under your partnership agreement the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of any acts or omissions arising out of their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.	Our limited partnership agreement will contain the same provisions regarding liability and indemnification.

20

AMENDMENTS

Your Partnership		NTS Realty
Amendments to your partnership agreement must be approved by the holders of a majority of the limited partnership interests. Certain amendments must also be approved by the general partner. These are:		Our limited partnership agreement will contain the same provisions.
•	provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
•	provisions setting forth the powers, rights and obligations of the general partner; and
•	sections providing that limited partners will not have any personal liability for partnership debts

REVIEW OF INVESTOR LISTS

Your Partnership	NTS Realty
Under your partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to you if you make a written request for the list that states a proper purpose for the request. You must, however, pay the expenses associated with the list.	Our partnership agreement will contain the same provisions.

DISTRIBUTIONS

Your Partnership	NTS Realty
For a discussion of distributions see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty in this supplement.	For a discussion of distributions for our partnership see "Comparison of Distribution of Cash Flow, Proceeds of "Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.

ADDITIONAL EQUITY/POTENTIAL DILUTION

Your Partnership	NTS Realty
Your partnership is prohibited from issuing additional equity interests without the approval of a majority of the limited partners.	Our partnership agreement will contain the same provisions.

LIABILITY OF INVESTORS

Your Partnership	NTS Realty
As a limited partner you have no liability to your partnership or any of its creditors beyond the capital you have contributed to the partnership.	Our partnership agreement will contain the same provisions.

21

STATE LAW DIFFERENCES

Your Partnership	NTS Realty
Your partnership is organized under Maryland's Revised Uniform Limited Partnership Act (referred to herein as the "RULPA"). Maryland's RULPA does permit merger transactions but requires the limited partnership to offer state law appraisal rights to dissenting limited partners in a merger.	We will be organized under Delaware's RULPA. We are permitted to engage in a merger transaction and our limited partners will not be entitled to state law appraisal rights in a merger.

APPRAISAL RIGHTS

Your Partnership		NTS Realty
Your partnership is organized under Maryland RULPA which requires limited partnerships to offer appraisal rights to dissenting limited partners in a merger. Any limited partner of your partnership who objects to the merger and follows the procedures set forth in Title 3, Subtitle 2 of the MGCL will be entitled to receive payment in cash of the fair value of their limited partnership interests. Specifically, if you want to trigger your appraisal rights:		Our partnership is organized under Delaware RULPA which does not require limited partnerships to offer appraisal rights to dissenting limited partners in a merger. However, our partnership agreement includes a provision based on Maryland RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland RULPA would have in Maryland's courts.
•
First, you must submit a written notice to the general partner of your partnership within 10 days after your partnership gives notice of the transaction, stating that you object to the proposed merger;
•	Second, you must not vote your limited partnership interests in favor of the merger; and
•
Finally, within 20 days of the date on which the articles of merger were accepted for record, you must make a written demand for payment of the fair value of your limited partnership interests, stating the number of interests for which payment is demanded.

EXPENSES OF THE MERGER

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal, accounting, printing, mailing and any other costs associated with the merger.

        If the merger is not approved, your general partner will pay the partnership a portion of all merger expenses equal to the percentage of limited partner interests in your partnership voting against the merger. To the extent the partnership has already paid these expenses, your general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For a discussion of "solicitation

22

expenses" see the "Summary" in the joint consent/prospectus. Set forth in the table below are expenses as of June 30, 2004 allocated to your partnership as though your partnership approved the merger.

	Amount
Legal Fees(1)	$262,662
Appraisal(2)	$12,500
Fairness Opinion(3)	$46,731
Printing and Mailing
Accounting Fees(4)	$159,295
Title, Transfer Tax and Recording Fees(5)

TOTAL:	$481,188	*

*
Estimated

(1)
Total legal fees incurred in connection with the merger through June 30, 2004, were $1,250,049.

(2)
Total appraisal fees incurred in connection with the merger through June 30, 2004, were $79,000.

(3)
The partnerships received a fairness opinion from Houlihan Lokey and incurred a fee through June 30, 2004, of $224,666.

(4)
Total accounting fees to be incurred in connection with the merger through June 30, 2004, were $758,898.

(5)
Total title, transfer tax, recording fees and closing fees are the actual costs associated with each property. If the property is owned by a joint venture, the costs are allocated based on the percentage ownership in the joint venture.

DISTRIBUTIONS

        Your partnership did not make any distributions in the years ended December 31, 1998 through 2003, or in the six months ended June 30, 2004. We will pay distributions, if and when authorized by our general partner. We intend to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger equal to 65% of our "net cash flow from operations" as defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss, and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

23

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs.

REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

        Your limited partnership agreement does not specifically address a merger involving your partnership and therefore does not specify the vote needed to approve a merger. Your partnership is governed under the Maryland Revised Uniform Limited Partnership Act, referred herein as "Maryland RULPA." Maryland RULPA provides that unless the partnership agreement states otherwise, a limited partnership may merge if there is an affirmative vote of all the general partners and a majority of the limited partnership interests.

Consequence of Failure to Approve the Merger

        If limited partners holding more than 50% of the outstanding limited partnership interests do not vote "For" the merger, the merger may not take effect under the terms of the limited partnership agreement and Maryland law. If the merger is not approved, your general partner intends to operate the partnership as currently contemplated by your partnership agreement.

Solicitation of Vote in Favor of the Merger

        Through the joint consent/prospectus accompanying this supplement, we are asking you, the limited partners, to vote on whether to approve the merger. As discussed above, limited partners holding in excess of 50% of the outstanding limited partnership interests in your partnership must vote "For" the merger on the enclosed consent form in order for the partnership to be included in the merger. For the reasons set forth in the accompanying joint consent/prospectus, your general partner believes that the terms of the merger provide substantial benefits and are fair to you and recommends that you vote "For" approval of the merger. As of June 30, 2004, your general partner and its affiliates, including ORIG, own 44.39% of the limited partnership interests in your partnership and intend to vote those interests "For" the merger.

DISSENTERS' RIGHTS

        Any limited partner of your partnership who objects to the merger and follows the specific procedures set forth in Title 3, Subtitle 2 of the MGCL will be entitled to receive payment in cash of the fair value of their limited partnership interests. If you want to demand payment of the fair value of your limited partnership interests, you must fully comply with the procedures set out in the MGCL. A copy of Title 3, Subtitle 2 of the MGCL is included as Appendix A to this supplement. The required procedures are summarized below.

  •
  First, you must submit a written notice to the general partner of your partnership within 10 days after your partnership gives notice of the transaction, stating that you object to the proposed merger. You should send your notice to:

  NTS-Properties Associates V
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin

  •
  You must then not vote your limited partnership interests in favor of the merger. This means that you should either return a consent with the "Against" box checked or not return a consent

24

    at all. Merely voting against the merger or not voting at all will not constitute notice of objection or dissent, and will not entitle you to payment in cash of the fair value of your shares.

  •
  After the effectiveness of the merger, NTS Realty, as the successor to your partnership, will write to objecting limited partners of your partnership, notifying them of the date on which the articles of merger were accepted for record. This notice will be sent by certified mail, return receipt requested, to the address you provide in your notice, or if no address is indicated, to the address which appears on your partnership's records.

  •
  Within 20 days of the date on which the articles of merger were accepted for record, objecting shareholders must make a written demand for payment of the fair value of their limited partnership interests, stating the number of interests for which payment is demanded. The written demand for payment should be sent to:

  NTS Realty Holdings Limited Partnership
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin

        Our notice of the date on which the articles of merger were accepted may contain an offer of payment of the amount which we believe is the fair value of interests in your partnership along with certain financial disclosures. If you have followed all of the procedural steps required to demand payment of fair value and have not received payment for your limited partnership interests, you may, or we may, within 50 days of the acceptance of the articles of merger, petition the court of equity in the county of your partnership's registered agent for appraisal of the fair value of your interests in the limited partnership as of the date limited partners receive notice of the proposed transaction, without including any appreciation or depreciation resulting directly or indirectly from the merger or its proposal.

        Any limited partner who files a notice of objection, but fails to file a written demand for the payment of fair value in a timely manner, will be bound by your partnership's vote and will not be entitled to receive payment in cash as a holder of dissenting interests.

        If you demand payment for your limited partnership interests, you have no right to Units into which your interests would be converted after the merger is approved, except the payment of fair value. If you demand payment for your interests, your rights as a limited partner will be restored if the demand for payment is withdrawn, a petition of appraisal is not filed within the time required, a court determines that you are not entitled to relief, or the merger is abandoned or rescinded. A demand for payment may be withdrawn only with our consent.

        If the court finds that a limited partner is entitled to appraisal of their interests, the court will appoint three disinterested appraisers to determine the fair value of the interests. Within 60 days after appointment, or longer as the court may direct, the appraisers must file with the court and mail to each limited partner who is a party to the proceeding their report stating their conclusion as to the fair value of the interests. Within 15 days after the filing of the report, any party may object to the report and request a rehearing. The court, upon motion of any party, will enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing time within which the payment must be made. If the report is rejected, the court may determine the fair value or remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date fair value was determined, unless the court finds that limited partners' refusal to accept a written offer to purchase the shares was arbitrary and vexatious or not in good faith.

        The cost of the appraisal proceedings, including compensation and expenses of the appraisers, will be our responsibility, except that all or any part of the expenses may be assessed against any and all of

25

the objecting limited partners to whom an offer to pay for the interests has been made, if the court finds the failure to accept the offer was arbitrary, vexatious or not in good faith. Costs of the proceedings will not include fees and expenses of counsel. Costs of the proceedings may include fees and expenses of experts only if we did not make an offer of payment for your interests or if the value of the interests as determined in the appraisal proceeding materially exceeds the amount offered by us.

        The preceding is a summary of the material aspects of Title 3, Subtitle 2 of the MGCL, and is qualified by reference to the text of the statute. We urge you to read the full text of the statute which is included as Appendix A to this supplement.

VOTING PROCEDURES

Distribution of Solicitation Material

        The joint consent/prospectus, together with the accompanying transmittal letter, this supplement, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about October 27, 2004, and will continue until December 27, 2004. The general partner may extend the solicitation period at its sole discretion. Any consent form that your partnership receives will be counted by persons appointed by the general partner. No consent will be effective after sixty (60) days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

        The consent form consists of two parts. Part A seeks your consent to the merger. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of your general partner, and Gregory A. Wells, the chief financial officer of the corporate general partner of your general partner, as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Record Date and Outstanding Interests

        All of the limited partners on October 25, 2004 known as the "record date" will be entitled to vote on the merger and the amendments. You are entitled to one vote for each limited partnership interest held. Accordingly, the number of limited partnership interests entitled to vote is equivalent to the number of limited partnership interests held of record at the record date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

        Tax consequences of the merger to you will depend on the facts of your own situation. This summary is not intended as a substitute for careful tax planning and you should consult your own tax

26

advisors as to your particular circumstances in relation to the tax considerations described below. This summary does not discuss federal income tax consequences to limited partners who exercise their dissenters' rights under Maryland law and receive cash. For a complete discussion of tax issues related to the merger, see "Certain Federal Income Tax Consequences" and "Risk Factors" in the joint consent/prospectus.

Tax Treatment of the Merger

        In general, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. You will recognize gain to the extent a deemed cash distribution exceeds your adjusted tax basis in the Units.

Taxation of NTS Realty Subsequent to the Merger

        The federal income tax consequences of owning Units depends on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. We should be treated as a partnership for federal income tax purposes. In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that, although it may be characterized as a publicly traded partnership, your partnership was not, and we will not be, subject to taxation as a corporation for federal income tax purposes.

Taxation of Limited Partners

        We are required to report to the IRS each item of our income, gain, loss, deduction and items of tax preference, if any. Although we will be required to file this informational return with the IRS, we will not be subject to any federal income tax so long as we are classified as a partnership. Therefore, each limited partner will report on his or her personal federal income tax return, his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference. Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities.

Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the

27

partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets.

Considerations for Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner. Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

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APPENDIX A

Title 3 of the Annotated Code of Maryland Relating to Dissenters' Rights

Appendix A

MARYLAND CODE, CORPORATIONS AND ASSOCIATIONS
TITLE 3. CORPORATIONS IN GENERAL—EXTRAORDINARY ACTIONS
SUBTITLE 2—RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201. Definition of successor

        (a)   In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

        (b)   When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Fair value, right to from successors

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1)   The corporation consolidates or merges with another corporation;

        (2)   The stockholder's stock is to be acquired in a share exchange;

        (3)   The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

        (4)   The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5)   The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.

(b)    (1)  Fair value is determined as of the close of business:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2)   Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

        (3)   In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

        (1)   The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2)   The stock is that of the successor in a merger, unless:

          (i)    The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

          (ii)   The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

        (3)   The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

        (4)   The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

        (5)   The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 [FN1] and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Duties of objecting stockholders

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

        (1)   Shall file with the corporation a written objection to the proposed transaction:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

        (2)   May not vote in favor of the transaction; and

        (3)   Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand

A stockholder who demands payment for his stock under this subtitle:

        (1)   Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

        (2)   Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of stockholder rights

(a) The rights of a stockholder who demands payment are restored in full, if:

        (1)   The demand for payment is withdrawn;

        (2)   A petition for an appraisal is not filed within the time required by this subtitle;

        (3)   A court determines that the stockholder is not entitled to relief; or

        (4)   The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Successor's duty, notice and offer

(a)    (1)  The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

        (2)   The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

          (i)    A balance sheet as of a date not more than six months before the date of the offer;

          (ii)   A profit and loss statement for the 12 months ending on the date of the balance sheet; and

          (iii)  Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)    (1)  If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

        (2)   Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Submission of certificate for notation

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Report of appraisers

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)    (1)  On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2)   Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Court order upon appraisers report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1)   Confirms, modifies, or rejects it; and

        (2)   If appropriate, sets the time for payment to the stockholder.

(b)    (1)  If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2)   If the appraisers' report is rejected, the court may:

          (i)    Determine the fair value of the stock and enter judgment for the stockholder; or

          (ii)   Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)    (1)  Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

        (2)   The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

          (i)    The price which the successor offered for the stock;

          (ii)   The financial statements and other information furnished to the stockholder; and

          (iii)  Any other circumstances it considers relevant.

(d)    (1)  The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

          (i)    The price which the successor offered for the stock;

          (ii)   The financial statements and other information furnished to the stockholder; and

          (iii)  Any other circumstances it considers relevant.

        (2)   Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

          (i)    The successor did not make an offer for the stock under § 3-207 of this subtitle; or

          (ii)   The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1)   The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

        (2)   Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, Dated October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDMENT NO. 5
TO
PROSPECTUS SUPPLEMENT FOR NTS-PROPERTIES VI
TO
JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2004
FOR NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        The general partner of NTS-Properties VI along with NTS Realty Holdings Limited Partnership is furnishing this supplement to you, as a limited partner of NTS-Properties VI, which we refer to as "the partnership" or "your partnership." NTS Realty Holdings Limited Partnership is a Delaware limited partnership, referred to in this supplement as "NTS Realty," "we" or "us," recently formed in connection with a proposed merger or other combination of your partnership, and other affiliated public and private entities, into us. These transactions are referred to herein as the "merger." If the merger is completed, you will receive interests issued by us, referred to in this supplement as "Units" or the "Partnership Units," and will no longer be a limited partner in the partnership.

        This supplement summarizes the terms and conditions, risks and effects of the merger and other matters that are unique to you and the other limited partners of your partnership. As a result of the merger, you and the other limited partners of your partnership may be treated differently than limited partners in the other entities being merged into us. You should read the accompanying joint consent solicitation statement/prospectus, referred to in this supplement as the "joint consent/prospectus," which includes detailed discussions regarding us and the other entities we are acquiring.

        NTS Properties Associates VI, as your general partner, is asking you to approve the merger. In order for the merger to occur, holders of a majority of the partnership's limited partnership interests must vote "For" the merger.

        The partnership is one of five limited partnerships, all of whom have affiliated general partners, which we refer to collectively as the "partnerships," that we are proposing to merge into us. Concurrent with the merger, ORIG, LLC, a Kentucky limited liability company which is affiliated with your general partner and referred to herein as ORIG, will contribute substantially all of its assets and all of its liabilities to NTS Realty. Supplements have also been prepared for each of the other partnerships. Copies of these supplements may be obtained without charge upon written request to NTS Realty Holdings Limited Partnership, Attention: Brian F. Lavin, 10172 Linn Station Road, Louisville, Kentucky 40223.

        The merger that you are being asked to approve is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving the general partners of your partnership, the general partners of other public partnerships and affiliates of the general partners including ORIG. In addition to settling the class action litigation, we are proposing the merger to achieve liquidity, which we believe will better maximize the value of your investment. We will apply to list the Units on the American Stock Exchange or "AMEX." In contrast, there is no formal or organized market for the limited partnership interests in your partnership.

        There are risks which are generally applicable to your partnership and the other partnerships, which are summarized in "Risk Factors" in the joint consent/prospectus. In addition, you should consider the following factors which relate specifically to your partnership.

  •
  Your partnership owns office and multifamily properties located in Kentucky, Florida and Indiana. By contrast, we will own a large portfolio of properties of various types if the merger is completed. These properties include office, multifamily and retail properties located in the States of Kentucky, Georgia and Florida and Indiana.

  •
  As of June 30, 2004 your partnership has a ratio of debt to total assets of 81%. We would have had a ratio of debt to total assets of 66%.

ii

OVERVIEW

The Merger

        You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving, among others, the general partners of your partnership and ORIG, LLC. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners.

        We will succeed to the ownership of the thirty-two properties previously owned by the partnerships or ORIG, consisting of nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian F. Lavin. Mr. Nichols is a general partner of your partnership. Mr. Lavin is the president and chief executive officer of NTS Corporation, an affiliate of ours. Our partnership agreement vests principal management discretion to NTS Realty Capital. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. This will provide our limited partners with enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. For example, NTS Realty's board will have an audit committee composed entirely of independent directors. See "Management" in the joint consent/prospectus for a description of the management and board of NTS Realty Capital.

Number of NTS Realty Units Received if Your Partnership Merges with NTS Realty

        If the merger is approved, your partnership's interests will be converted into Units based on the net asset value of your partnership. You will receive your proportionate share of these Units in accordance with the terms of your partnership's limited partnership agreement and the provisions of the litigation settlement agreement. We estimated a value of $10.00 per Unit for purposes of issuing these Units to the partners.

Similarities Between the Partnerships

        The investment objective and assets of the partnerships are substantially similar. Generally, the partnerships own office and multifamily properties. The partnerships are required to distribute the proceeds from any sale of property or refinancing of indebtedness, except in limited circumstances. The partnerships originally intended to sell or refinance their properties between four and ten years after acquiring the properties. Your partnership originally intended to sell or refinance its properties between the fifth and tenth year after the properties were acquired which would have been between 1987 and 1992. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments, but increased the partnerships' total debt service thus reducing the cash flow available for distributions. As a result, all distributions from your partnership were suspended so that your general partner could use the cash flow available for distribution to meet the partnership's accelerated debt obligation.

        The limited partnership agreement of each partnership governs the allocation of proceeds from operations and from the sale or refinancing of properties between the general partner and the limited partners. The general partner of each partnership is itself a limited partnership with at least two general partners—J.D. Nichols, who is the managing general partner, and NTS Capital Corporation.

Differences Between the Partnerships

        Number and Type of Properties.    Your partnership owns office and multifamily properties in Kentucky, Florida and Indiana. Some of the partnerships own more properties, different types of properties and properties located in other markets.

        Occupancy Percentages and Lease Expirations.    As of June 30, 2004, the weighted average occupancy percentage for your partnership's properties was 91%. The weighted average occupancy percentage for our properties as of the same date would have been 87%. As of June 30, 2004, 90% of the square footage of the leases on your partnership's property expires by December 31, 2005. As of June 30, 2004, 66% of the square footage of the leases on the properties owned by us would have expired by December 31, 2005.

        Age of Properties.    The average age of the properties owned by your partnership is approximately 14.9 years. The average age of the properties of the other partnerships and ORIG ranges from 12.4 years to 23.7 years.

Vote Required to Approve the Merger

        The merger of your partnership with us requires the approval of a majority of the outstanding limited partnership interests. Your general partners and their affiliates including ORIG, collectively own 18,726 limited partnership interests (1), or 48.15% of the outstanding limited partnership interests in your partnership, and intend to vote these interests "For" the merger. Of these 18,726 limited partnership interests, ORIG owns 18,293 interests and Mr. Nichols (including his immediate family and any entities controlled by Mr. Nichols or his family other than ORIG) owns 433 interests.

Dissenters' Rights

        Your partnership is governed under the Maryland Revised Uniform Limited Partnership Act, referred herein as "Maryland RULPA." Maryland RULPA provides that any limited partner objecting to a merger has the same rights with respect to its limited partnership interests as an objecting stockholder of a Maryland corporation has with respect to its stock under Title 3, Subtitle 2 of the Maryland General Corporation Law, referred herein as "MGCL." If you object to the merger and follow the procedures set forth in the MGCL, you will be entitled to receive payment in cash of the fair value of your limited partnership interests. See the section entitled "Dissenters' Rights" in this supplement for more information.

Selected Financial Information

        For selected financial information concerning the partnerships and pro forma financial statements, see "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data" in the joint consent/prospectus.

Tax Consequences of the Merger

        Your partnership will treat the merger as a non-taxable transaction. Thus, you should not recognize any gain or loss from the merger. The IRS may, however, challenge this treatment and if successful, your partnership will recognize gain in an amount equal to the amount by which the fair market value of the Units received, increased by the liabilities assumed, exceeds the tax basis of the assets transferred. You will be allocated your share of the gain or loss. See "Certain Federal Income Tax Consequences" of the joint consent/prospectus for more information. You could owe tax even though no distributions will be made to fund any tax liability. We urge you to consult with your tax advisor to evaluate the tax consequences of the merger to you.

(1)
The general partner of your partnership is recorded as owning five interests in your partnership which are not included in this total because your general partner has never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

2

RISK FACTORS

        The risks associated with the merger are not generally more significant to your partnership than the other partnerships. Some of the risks may, however, affect your partnership differently, and are summarized below. The joint consent/prospectus describes risks associated with the merger that are applicable to all of the partnerships. You should carefully review the risks summarized below and the section entitled "Risk Factors" in the joint consent/prospectus.

The merger will change the nature of your investment.

        There are differences in the types, geographic location and ownership percentage of some of the properties owned by the partnerships. This change in geographic diversity and ownership percentage may expose you to different and greater risks than those to which you are presently exposed.

        Your partnership has office and multifamily properties. We will own and lease as many as thirty-two properties and expect to make additional real estate investments. These properties include office centers, multifamily units, business parks and retail centers. We will own properties in the State of Georgia in addition to Kentucky, Florida and Indiana.

        Your partnership has a termination date of December 31, 2061. Your general partner anticipated selling or refinancing the partnership properties between the fourth and seventh year after the properties were acquired. Our partnership has a termination date of December 31, 2028 and we may or may not sell or refinance our properties prior to the termination date.

        Under your partnership's limited partnership agreement, the general partner is permitted to use the proceeds of sales or refinancings of properties solely to repay debt or to make capital improvements to existing properties. Our partnership agreement will permit us to reinvest sales or refinancing proceeds in new properties.

        Assuming the merger was completed as of June 30, 2004 our ratio of debt to total assets would have been 66%. As of the same date your partnership had a ratio of debt to total assets of 81%. We may also borrow monies to acquire new properties.

        As of June 30, 2004, your partnership's properties were 91% occupied on a weighted average basis and 90% of the square footage of the leases expires by December 31, 2005. As of the same date, assuming the merger was completed, our weighted average occupancy rate would have been 87% and 66% of the square footage of our leases would expire by December 31, 2005.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 estimated value that we used to allocate the Units. This value should not be viewed as a measure of the fair market value or trading value of the Units limited partners who choose to sell Units as soon as the merger is completed.

We cannot assure you that our future financial performance will be better than the prior performance of your partnership.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $6.7 million, $4.8 million and $5.3 million, respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is

3

no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of your partnership binds all limited partners of your partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests in your partnership of 48.15% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in your partnership will bind all of the limited partners in your partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of your partnership vote on certain matters in proportion to the interests of all limited partners in your partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in your partnership. Further, affiliates of your general partner, including ORIG, own 48.15% of the limited partner interests in your partnership Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and the Units owned by NTS Realty Partners which are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

The merger will require limited partners to forego alternatives to the merger.

        Your general partner considered alternatives to the merger, such as continuing the partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, your partnership will not be able to pursue these other alternatives.

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

4

We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We will compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain. See the section "Material Federal Income Tax Consequences" in this supplement.

EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER

        If the merger is approved and completed, you will receive Units of NTS Realty and your partnership will merge with and into NTS Realty and cease to exist. See "The Merger" in the joint consent/prospectus. If the merger is not completed, your general partner intends to reevaluate your partnership's strategy. Your general partner has not established a timetable for selling the partnership's properties if the merger is not completed.

NTS REALTY UNITS TO BE ALLOCATED
TO YOUR PARTNERSHIP AND OTHER ENTITIES

        In determining the final net asset value for each partnership and the final net asset value of the assets and liabilities contributed by ORIG, on the "Determination Date" we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CB Richard Ellis, referred herein as "CBRE." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), including the payment to be made by NTS Development Company, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership plus the partnership's share of joint venture liabilities and any monies that are paid to lenders to allow us to assume the debt. The "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay-off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets and liabilities contributed by ORIG in the same manner. Because ORIG does not file financial statements with the SEC, we will use the most recently available balance sheet. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued

5

to each entity. The net asset value set forth below assumes the Determination Date is June 30, 2004. This value is presented solely to illustrate the way in which we will determine the net asset value. We expect that net asset value for each entity will change between June 30, 2004 and the Determination Date, to reflect primarily payments made by each entity on outstanding debt obligations and other liabilities. The amount of other assets may also increase or decrease between June 30, 2004 and the Determination Date. The general partners do not presently intend to ask CBRE to update its appraisal of the real estate assets. If the general partners do ask CBRE to update these appraisals, the real estate values would also likely change.

        To allocate the Units among ORIG and the partners or the partnerships, we will divide ORIG's net asset value by $10.00, the estimated value of the Units we selected for this purpose, and we will divide the Net Asset Value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. This value should not be viewed as a measure of the fair market value or trading value of the Units. Your general partner believes that the fair market value of the Units likely would be greater than this value, but the Units might trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

        See "Risk Factors" in the joint consent/prospectus.

        The determination of the net asset value and allocation of Units to your partnership as of June 30, 2004 is summarized in the following table:

DERIVATION OF NET ASSET VALUE AND ALLOCATION OF
NTS REALTY UNITS FOR NTS-PROPERTIES VI

Amount
Appraised Value of Real Estate	$74,092,510
Net Value of Other Assets and Liabilities(1)	$(1,664,962)
Payment from NTS Development Company(2)	$723,000
Mortgage Debt and Notes Payable(1)	$(30,786,511)

Net Asset Value(3)	$42,364,037
Net Asset Value of NTS-VI per $1,000 Original Limited Partner Investment(4)	$1,015
Number of Units to be Allocated to NTS-VI	4,236,131 (5)
Number of Units per $1,000 Investment in NTS-VI(6)	101
Percentage of Total Net Asset Value of NTS Realty Allocated to NTS-VI	36.05%

(1)
As of June 30, 2004.

(2)
This payment is expected to be made immediately prior to the merger.

(3)
The Net Asset Value does not include transaction costs which will be determined at or prior to the time of the merger.

(4)
Calculation based on (i) the value of Units allocated to the limited partners of $39,465,220 divided by (ii) original invested capital from the current limited partners (or their predecessors in interest) of $38,889,000 multiplied by (iii) $1,000.

6

(5)
The number of Units issued to your partnership is not equal to one-tenth of the Net Asset Value of your partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(6)
Based on $10 per Unit value.

        The following table sets forth the appraised values allocated to your partnership for each of the properties held by your partnership:

Property	Total Appraised Value of Property	Ownership	Appraised Value of Ownership Interest
Park Place Apartments Phase I	$11,775,000	100.00%	$11,775,000
Park Place Apartments Phase III	10,825,000	100.00%	10,825,000
Willow Lake Apartments	14,390,000	100.00%	14,390,000
Sabal Park Apartments	12,700,000	100.00%	12,700,000
Golf Brook Apartments	21,700,000	96.03%	20,838,510
Plainview Point III Office	3,750,000	95.04%	3,564,000

	$75,140,000		$74,092,510

        The table below reflects the net asset value and allocation of Units to each entity as of June 30, 2004:

Entity	Net Asset Value	Number of Units Allocated to Entity		Percentage of NTS Realty Allocated to Entity
NTS-Properties III	$14,521,528	1,452,167	(1)	12.35%
NTS-Properties IV	$17,756,775	1,775,780	(1)	15.11%
NTS-Properties V	$15,593,618	1,559,294	(1)	13.27%
NTS-Properties VI	$42,364,037	4,236,131	(1)	36.05%
NTS-Properties VII, Ltd.	$10,231,148	1,023,091	(1)	8.71%
ORIG, LLC(2)	$17,054,960	1,705,496		14.51%

TOTAL:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnership is not equal to one-tenth of the Net Asset Value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing substantially all of its assets less any assumed liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        The general partners of the public partnerships (including your general partner), with the consent of counsel for the plaintiffs in the class action litigation, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG, (2) the allocation of Units between the general partner and the limited partner of each public partnership, and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail in the joint consent/prospectus. See "Fairness Opinion and Real Estate Appraisals—Fairness Opinion" in the joint consent/prospectus for a more detailed discussion of the fairness opinion issued by Houlihan.

7

ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP

        Within your partnership, the Units will be allocated between the limited partners and your general partner in the same fashion that net liquidation proceeds are allocated under your partnership agreement. Your general partner chose to allocate the Units in this fashion because the merger is analogous to the sale of all of the partnership's assets followed by a liquidation of your partnership.

        Your partnership agreement states that liquidation proceeds are to be allocated in accordance with capital account balances. The final capital account balances are calculated by adding (or subtracting) from each partner's capital account the amount of built in gain (or built in loss) that would be allocated to the partner if the property were sold in a taxable transaction at fair market value. Losses generally are allocated 99% to the limited partners and 1% to the general partner. Profits are allocated as follows: (i) first, to any partner with a negative capital account until the partner's capital account is zero; (ii) second, 99% to the limited partners and 1% to the general partner until the limited partners' capital accounts equal their unreturned capital; and (iii) thereafter, 80% to the limited partners and 20% to the general partner.

        The initial capital accounts used to calculate the allocation of Units are based on the book income or loss for 2004 through June 30, 2004, and the income that we will include when NTS Development Company pays us $723,000. We determined that the capital accounts were not properly adjusted at our inception to reflect offering costs, and the initial capital accounts were adjusted to take this omission into account. The final aggregate capital accounts failed to match the net asset value (which likely was due to improper capital account adjustments in prior taxable years), and therefore we adjusted the final capital accounts appropriately to reconcile these calculations. The chart below sets forth the calculations used to determine the Units allocated to the limited partners and the general partner, as of June 30, 2004, assuming the merger took place (and NTS Development Company made the $723,000 payment to us).

NTS-VI ALLOCATION OF UNITS

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$6,381,801
1(b)	Initial General Partner's Capital Account(1)	$(7,059)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$7,059
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$22,407,123
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$226,335
4(a)	80% of remaining distribution to Limited Partners(4)	$15,800,837
4(b)	20% of remaining distributions to General Partners(4)	$3,950,209
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(5,121,814)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(1,280,453)
	Total to Limited Partners(6)	$39,467,947
	Total to General Partners(7)	$2,896,090
	Total Units to Limited Partners(8)	3,946,522
	Total Units to General Partner(8)	289,609

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $723,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

8

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $48,766,304 aggregate capital accounts with $42,364,037.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

(8)
Based on $10 per Unit value. The number of Units issued to the limited partners is not equal to one-tenth of the Net Asset Value allocated to the limited partners because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

        Thus, the limited partners will be allocated Units equal to $39,465,220 out of a total of $42,361,130 of Units allocated to your partnership, which is 93.16% of the Units, and the general partners will be allocated Units equal to $2,896,090 out of a total of $42,361,130 of Units allocated to your partnership, which is 6.84% of the Units. The Units allocated to the limited partners will be allocated among limited partners pro rata based on relative capital account balances.

FAIRNESS OF THE MERGER

General

        Your general partner believes the merger to be fair to, and in the best interests of, your partnership and each limited partner such as yourself. Your general partner recommends that you approve the merger. Your general partner believes the merger is fair because of a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger have been negotiated at arms-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  a comparison of the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement of the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending; and

  •
  the court in which the Buchanan litigation is pending approved the merger as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

  •
  As part of the settlement agreement, plaintiffs' counsel negotiated or agreed to various methods or procedures to permit limited partners to maximize the value of their investment and obtain governance protections above those normally available to limited partners. These enhancements were intended to improve and not cause significant adverse change with respect to each partnership's voting rights, termination duties or existing investment objectives.

        The general partner viewed these factors in the aggregate and did not specifically weigh any of the factors.

        The general partner believes that an investment in the Units will provide greater overall benefits to limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets and liquidating the partnership.

        Although your general partner believes the terms of the merger are fair to you and the other limited partners, they have conflicts of interest in recommending the merger. These conflicts include, among others, the fact that the general partner and its affiliates will realize economic benefits. For a further discussion of the conflicts of interest and potential benefits of the merger to your general partner, see "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates" in the joint consent/prospectus.

9

Comparative Analysis of Consideration

        To assist you in evaluating the merger, the general partners compared the consideration to be received by you in the merger to:

  •
  estimates of the present value of your partnership interests on a liquidation basis assuming that the real estate assets of your partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets at book value, and the net proceeds after satisfying partnership liabilities (such as mortgages, including any prepayment penalties) were allocated and distributed to you in accordance with your limited partnership agreement; and

  •
  estimates of the present value of your partnership interests on a going-concern basis assuming that your partnership continues as a stand-alone entity and its assets are sold at the end of a ten-year holding period.

        The following table summarizes the results of your general partners' comparative valuation analysis:

COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)

Estimated Liquidation Value	Estimated Going-Concern Value	Net Asset Value(1)
$884	$1,014	$1,015

(1)
Values are based on the exchange value established by us per an original $1,000 investment by the current limited partners (or their predecessors interest). Upon listing the Units on the American Stock Exchange, the actual values at which the Units will trade are likely to be below the assigned value of $10.00 per Unit. The prices at which the Units initially trade may be affected by many factors. See the section entitled "Risk Factors" in the joint consent/prospectus for a discussion regarding the factors which may affect Unit trading prices.

        In comparing the benefits of the merger to the other alternatives, your general partner used the net asset value of your partnership determined for purposes of allocating the Units to the partners of your partnership. Your general partner noted that the net asset value of your partnership is not necessarily equivalent to the fair market value of the Units allocated to the partners of your partnership which was not estimated for these purposes. Your general partner concluded that allocating Units based on an estimated fair market value could not be done with any measure of precision because any estimate of the fair market value of Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties that will be contributed to us that are owned by entities affiliated with your general partner, potential economies of scale and the refinancing. In your general partner's view, these benefits cannot be allocated among the partnerships in an objective fashion. In your general partner's view, the fair market value of the Units allocated to the partners of your partnership likely would be greater than the net asset values used to determine the exchange value of the Units (although the Unit may trade at a lower value as a result of the nature of the trading market).

        The calculation of the estimated liquidation and going concern values per original $1,000 investment in your partnership was calculated using the following methodology: (1) calculate the current liquidation value or going concern value, as applicable; (2) calculate the amount of this value that would be allocated to the limited partners, using the same methodology described above for the exchange value; (3) divide the result of step (2) by $38,889,000 (the aggregate original investment by all current limited partners (or their predecessors in interest)) and (4) multiply the result of step (3) by

10

$1,000. The calculations pursuant to steps (1) and (2) for your partnership's liquidation value and going concern value are set forth below:

NTS-VI LIQUIDATION VALUE

Amount
CBRE Appraisals:	$74,092,510
Mortgages	(30,786,511)
Prepayment Penalties	(4,969,543)
Capital Expenditures	0
Partnership Costs(1)	(653,287)
Net Other Assets/Liabilities	(1,664,962)

Total Liquidation Value	$36,018,207

(1)
One year of partnership costs.

NTS-VI ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE

			Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a	)	Initial Limited Partners' Capital Accounts(1)	$6,381,801
1(b	)	Initial General Partner's Capital Account(1)	$(7,059)
2(a	)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b	)	Allocation to General Partner to bring negative Capital Account to zero(2)	$7,059
3(a	)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$22,407,123
3(b	)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$226,335
4(a	)	80% of remaining distribution to Limited Partners(4)	$15,800,837
4(b	)	20% of remaining distributions to General Partners(4)	$3,950,209
5(a	)	Capital Account reconciliation adjustment to Limited Partners(5)	$(10,198,478)
5(b	)	Capital Account reconciliation adjustment to General Partner(5)	$(2,549,619)
		Total to Limited Partners(6)	$34,391,283
		Total to General Partners(7)	$1,626,924

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $723,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $48,766,304 aggregate capital accounts with $36,018,207 liquidation value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

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NTS-VI GOING CONCERN VALUE

Amount
CBRE Appraisals:	$74,092,510
Mortgages(1)	(25,955,635)
Present Value of Net Partnership Costs(2)	(4,163,003)
Net Other Assets/Liabilities	(1,664,962)

Total Going Concern Value	$42,308,910

(1)
Present value of the debt-service payments, including the estimated payoff payments on the balance of the mortgages at the end of 10 years.

(2)
Present value of 10 years of partnership costs.

NTS-VI ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE

			Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a	)	Initial Limited Partners' Capital Accounts(1)	$6,381,801
1(b	)	Initial General Partner's Capital Account(1)	$(7,059)
2(a	)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b	)	Allocation to General Partner to bring negative Capital Account to zero(2)	$7,059
3(a	)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$22,407,123
3(b	)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$226,335
4(a	)	80% of remaining distribution to Limited Partners(4)	$15,800,837
4(b	)	20% of remaining distributions to General Partners(4)	$3,950,209
5(a	)	Capital Account reconciliation adjustment to Limited Partners(5)	$(5,165,915)
5(b	)	Capital Account reconciliation adjustment to General Partner(5)	$(1,291,479)
		Total to Limited Partners(6)	$39,423,845
		Total to General Partners(7)	$2,885,065

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $723,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $48,766,304 aggregate capital accounts with $42,308,910 going concern value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

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BENEFITS OF THE MERGER
WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU

        Your general partner believes that the terms of the merger are fair, and that the expected benefits of the merger to you outweigh the risks and potential detriments of the merger to you. These benefits include the following:

  •
  We believe the merger will provide you with increased liquidity. Unlike your partnership interests, we will apply to list the Units on an organized exchange.

  •
  We expect to make regular cash distributions on the Units. Your partnership will not pay distributions for the foreseeable future.

  •
  We will own a larger number of properties and have a broader group of property types, tenants and geographic locations than your partnership. This increased diversification will reduce the dependence of your investment upon the performance of a particular property or tenant.

  •
  We plan to offer limited partners in your partnership dissenters' rights if they object to the merger and follow procedures set forth in Maryland law to initiate these rights.

  •
  The merger should produce savings in compliance and other costs.

  •
  Your general partner reviewed the estimated value of the consideration to be received by you if your partnership merges with NTS Realty, and compared it to the consideration that you might have received under the alternatives to the merger. Your general partner considered continuing or liquidating your partnership. It concluded that the present value of an investment in the Units is greater than the present value of the consideration you would receive if it selected one of the other alternatives.

  •
  We plan to purchase additional properties. As a result, we believe that there is a greater potential for increases in the market price of your Units over time and increased distributions on your Units.

        Your general partner considered that you may vote "For" or "Against" the merger. You should note that by voting "For" the merger you will be precluding the partnership from entering into alternatives, including the liquidating or continuing the partnership. Selling all of the assets and liquidating your partnership has some potential benefits, including the following:

  •
  You would receive a distribution following the wind up of your partnership. This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger; and

  •
  You avoid the risks of continued ownership.

  •
  Continuing your partnership without change would have the following benefits:

  •
  Your partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

  •
  Your partnership's performance would not be affected by the performance of any other partnership's assets;

  •
  There would be no change in the nature of your investment or relative voting rights; and

  •
  The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

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        However, as discussed under "Fairness" in the joint consent/prospectus, your general partner believes that the disadvantages of the alternatives outweigh the benefits.

Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty

        General Partner's Share of Cash Flow and Proceeds of Sales or Refinancings.    Your general partner is entitled to receive a share of all cash flow from operations and from the sale or refinancing of the partnership's properties. Your partnership distributes cash flow from operations as follows: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received an 8% preference for the year on their original invested capital less any distributions made to the limited partners from previous proceeds of sales or refinancing of properties, then (2) 100% to the general partner until the general partner receives 10.1% of the distribution made to the limited partners under (1) for the year, then (3) 90% to the limited partners and 10% to the general partners.

        Any cash generated from the sale or refinancing of your partnership's properties is to be distributed: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received distributions from all sources equal to their original invested capital, then (2) 80% to the limited partners and 20% to the general partner.

        In contrast to your partnership, the limited partners and general partner of NTS Realty will share in all distributions, whether of operating cash flow or sale/refinancing proceeds, based on their respective percentage interest. Based on the net asset values calculated as of June 30, 2004, limited partners would receive 93.16% of total Units issued and our general partner would receive 6.84% of total Units issued. The final net asset values will be determined at closing of the merger.

        General Partner's Fees and Reimbursements.    Although no real estate commissions will be paid in connection with the transfer of properties in the merger, currently your general partner and its affiliates have the right to receive the following fees and reimbursements:

  •
  property management fees equal to the lesser of 5% of the gross revenues from residential properties and 6% of the gross revenues from commercial properties or the customary fee in the market, plus reimbursement of out-of-pocket expenses, subject to certain limitations where the general partner does not perform leasing or leasing-related services or where industrial or commercial properties are leased on a long-term net or similar basis;

  •
  repair and maintenance compensation in an amount not to exceed the actual cost of the services;

  •
  reimbursement for the cost of goods or materials obtained for the partnership from unaffiliated parties;

  •
  reimbursement for administrative services provided to the partnership, such as accounting, legal, data processing and similar services;

  •
  a real estate commission on the sale of properties in an amount not to exceed the lesser of:

  •
  3% of the gross sales price of the property;

  •
  50% of the standard real estate commission; or

  •
  the difference between 6% of the gross sales price and the brokerage commissions or similar fees payable to all persons involved in the sale;

  •
  a fee equal to 50% of the gross proceeds of coin operated washers and dryers on the partnership's properties;

14

  •
  a construction management fee equal to 4.9% of the sum of the gross proceeds from the offering and the first $10 million borrowed by the partnership; and

  •
  an organization fee equal to 1% of the gross proceeds from the offering of your partnership's limited partnership interests.

        The terms of our partnership agreement governing compensation and expense reimbursement are generally similar to that of your partnership, with certain differences. In particular:

  •
  Our general partner or its affiliates will not receive a real estate commission on the purchase or sales of properties.

  •
  Our general partner or its affiliate will not receive any revenue from the coin operated washers and dryers on our partnership properties.

  •
  Our general partner or its affiliates will not receive an organization fee.

Distributions and Compensation Payable to Your General Partner and its Affiliates

        Under the limited partnership agreement for your partnership, your general partner is entitled to receive a share of cash distributed by the partnership from operations or as the result of the sale or refinancing of partnership properties. In addition, under the agreement, affiliates of your general partner may receive fees in connection with managing partnership properties and other activities. The limited partnership agreement also provides that your general partner is to be reimbursed for its expenses for administrative services performed for the partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

        During the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2004, the amounts accrued or actually paid by your partnership to the general partner or its affiliates and the distributions paid by your partnership are shown below. After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions, as well property management expenses, will increase since we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere in the joint consent/prospectus, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. Please note that NTS-III did not distinguish between commercial and residential properties. NTS-III pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We anticipate that the amounts paid for audit and professional fees will actually decrease as a result of the economies of scale since only one rather than five quarterly and annual reports will be required to be filed with the SEC and, similarly, we will require only one audit opinion rather than five on our annual filing. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations governing the Internal Revenue Code of 1986, as amended.

        On a historic basis, your partnership had negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $2.1 million, $1.3 million and $1.4 million, respectively. On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had a negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million, $4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net flow from operations for the years ended December 31, 2003, 2002, and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow from operations would have been approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same

15

periods. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

				Six Months Ended June 30, 2004
	Year Ended December 31(1)
	2001	2002	2003
Property management fees	$565,977	$551,001	$553,007	$269,141
Repair and maintenance fees	32,703	12,385	37,958	22,556
Leasing commissions	0	8,515	13,938	4,538
Sales commissions	0	0	0	0
Professional and administrative expenses—affiliated	408,061	390,127	394,841	209,838
Total operating expenses	1,653,446	1,597,751	1,504,322	799,164
Cash Distributions Declared—General Partner	0	0	0	0
Cash Distributions Declared—Limited Partner(2)	0	0	0	0

TOTAL HISTORICAL:	$2,660,187	$2,559,779	$2,504,066	$1,305,237

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions that the general partner and its affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of Your Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partners and their affiliates.

Comparison of Rights of Limited Partners of Your Partnership and Limited Partners of NTS Realty

        The information below highlights the differences between your rights as a limited partner of your partnership and the rights you will have as a limited partner of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of limited partners in your partnership are substantially similar to the rights that limited partners will have in our partnership. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the joint consent/prospectus for additional information.

LENGTH AND TYPE OF INVESTMENT

Your Partnership	NTS Realty
Your partnership is a finite life entity with a stated term that expires on December 31, 2061. Your partnership originally anticipated selling or refinancing its properties between the fourth and seventh year after completing development.	We are a limited life entity with a term that expires on December 31, 2028. We have the ability to reinvest the proceeds of sales or refinancing of properties.

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BUSINESS AND PROPERTY DIVERSIFICATION

Your Partnership	NTS Realty
Your partnership currently owns six properties, consisting of a commercial office center and multifamily properties.	We will initially own a portfolio of thirty-two properties. In addition to multifamily and office and business center properties, we will also own three retail properties and one ground lease.

BORROWING POLICIES

Your Partnership	NTS Realty
Your partnership was permitted to borrow up to 40% of appraised value to acquire a property. On a refinancing, your partnership could borrow up to 80% of the appraised value of its properties. There is no time limit on when your partnership may refinance its debt.	We will assume mortgage indebtedness and notes payable totaling $106,043,323 as a result of the merger, which equals to approximately 47% of the appraised value of the properties acquired in the merger. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully-constructed properties; and (2) the appraised value of our properties in the development stage as if those properties were completed and leased.

REINVESTMENT

Your Partnership	NTS Realty
Your general partner is permitted to reinvest sale or refinancing proceeds into existing properties for capital improvements	We will be permitted to reinvest sales or refinancing proceeds in both new and existing properties. We have entered into a binding letter of intent with The Northwestern Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occurred today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed" in the joint consent/prospectus.

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OTHER INVESTMENT RESTRICTIONS
Your Partnership	NTS Realty

Your general partner is required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.
TRANSACTIONS WITH AFFILIATES
Your Partnership	NTS Realty

Your partnership is prohibited from acquiring and in some cases leasing, property from and to the general partners or its affiliates. Similarly, your partnership is also prohibited from:	Our partnership agreement will contain the same limits and prohibitions.
• making loans to the general partner or its affiliates;
• paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
• paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate;
• commingling the partnership's funds with those of any other person; and
• reimbursing the general partner for its indirect expenses.
REPURCHASE OF INTERESTS
Your Partnership	NTS Realty

Your partnership is permitted to repurchase interests in the general partner's discretion out of a reserve established at the time of your partnership's initial offering. The partnership agreement establishes a method of calculating the price at which interests may be repurchased by the partnership and the procedures followed in connection with each repurchase.
Although we may repurchase Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. Unlike the interests in your partnership, we will seek to list our Units on the AMEX.

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MANAGEMENT/VOTING
Your Partnership	NTS Realty

The general partner of your partnership is itself a limited partnership that has two general partners: J.D. Nichols and NTS Capital Corporation. The general partner has, subject to policies and restrictions set forth in your partnership agreement, exclusive authority to manage the operations and affairs of your partnership and to take all actions that it deems necessary and proper in carrying out its responsibilities. You have no right to participate in the management and control of your partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under your partnership agreement, and subject to procedural requirements set forth in the partnership agreement, you have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. You also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.
NTS Realty Capital and NTS Realty Partners, our general partners, will likewise have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our operations and affairs including the authority to take all actions that they deem necessary and proper in carrying out their responsibilities. You will, however, have enhanced governance protections and rights. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the AMEX. For example, you will be able to elect the board each year. In addition, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of "independent" directors. Our limited partners will have the same voting and other rights currently accorded limited partners of your partnership.

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MANAGEMENT'S LIABILITY AND INDEMNIFICATION
Your Partnership	NTS Realty

Your partnership agreement states that neither the general partner nor any partner of the general partner nor any partner, director or officer of a partner of the general partner will be liable to the partnership or you for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under your partnership agreement the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of any acts or omissions arising out of their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.	Our limited partnership agreement will contain the same provisions regarding liability and indemnification.

20

AMENDMENTS
Your Partnership	NTS Realty

Amendments to your partnership agreement must be approved by the holders of a majority of the limited partnership interests. Certain amendments must also be approved by the general partner. These are:	Our limited partnership agreement will contain the same provisions.
• provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
• provisions setting forth the powers, rights and obligations of the general partner; and
• sections providing that limited partners will not have any personal liability for partnership debts.
REVIEW OF INVESTOR LISTS
Your Partnership	NTS Realty

Under your partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to you if you make a written request for the list that states a proper purpose for the request. You must, however, pay the expenses associated with the list.	Our limited partnership agreement will contain the same provisions.
DISTRIBUTIONS
Your Partnership	NTS Realty

For a discussion of distributions see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.	For a discussion of distributions for our partnership see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.
ADDITIONAL EQUITY/POTENTIAL DILUTION
Your Partnership	NTS Realty

Your partnership is prohibited from issuing additional equity interests without the approval of a majority of the limited partners.	Our partnership agreement will contain the same provisions.

21

LIABILITY OF INVESTORS
Your Partnership	NTS Realty

As a limited partner you have no liability to your partnership or any of its creditors beyond the capital you have contributed to the partnership.	Our partnership agreement will contain the same provisions.
STATE LAW DIFFERENCES
Your Partnership	NTS Realty

Your partnership is organized under Maryland's Revised Uniform Limited Partnership Act (referred to herein as "RULPA"). Maryland's RULPA does permit merger transactions but requires the limited partnership to offer state law appraisal rights to dissenting limited partner in a merger.	We will be organized under Delaware's RULPA. We are permitted to engage in a merger transaction and our limited partners will not be entitled to state law appraisal rights in a merger.
APPRAISAL RIGHTS
Your Partnership	NTS Realty

Your partnership is organized under Maryland RULPA which requires limited partnerships to offer appraisal rights to dissenting limited partners in a merger. Any limited partner of your partnership who objects to the merger and follows the procedures set forth in Title 3, Subtitle 2 of the MGCL will be entitled to receive payment in cash of the fair value of their limited partnership interests. Specifically, if you want to trigger your appraisal rights:
Our partnership is organized under Delaware RULPA which does not require limited partnerships to offer appraisal rights to dissenting limited partners in a merger. However, our partnership agreement includes a provision based on Maryland RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland RULPA would have in Maryland's courts.
•
First, you must submit a written notice to the general partner of your partnership within 10 days after your partnership gives notice of the transaction, stating that you object to the proposed merger;
• Second, you must not vote your limited partnership interests in favor of the merger; and
•
Finally, within 20 days of the date on which the articles of merger were accepted for record, you must make a written demand for payment of the fair value of your limited partnership interests, stating the number of interests for which payment is demanded.

22

EXPENSES OF THE MERGER

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal, accounting, printing, mailing and any other costs associated with the merger.

        If the merger is not approved, your general partner will pay the partnership a portion of all merger expenses equal to the percentage of limited partner interests in your partnership voting against the merger. To the extent the partnership has already paid these expenses, your general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For a discussion of "solicitation expenses" see the "Summary" in the joint consent/prospectus. Set forth in the table below are expenses as of June 30, 2004 allocated to your partnership as though your partnership approved the merger.

	Amount
Legal Fees(1)		$335,299
Appraisal(2)		17,000
Fairness Opinion(3)		59,761
Printing and Mailing
Accounting Fees(4)		203,676
Title, Transfer Tax and Recording Fees(5)	$

TOTAL:		$615,736	*

*
Estimated.

(1)
Total legal fees incurred in connection with the merger through June 30, 2004, were $1,250,049.

(2)
Total appraisal fees incurred in connection with the merger through June 30, 2004, were $79,000.

(3)
The partnerships received a fairness opinion from Houlihan Lokey and incurred a fee through June 30, 2004, of $224,666.

(4)
Total accounting fees incurred in connection with the merger through June 30, 2004, were $758,898.

(5)
Total title, transfer tax, recording fees and closing fees are the actual costs associated with each property. If the property is owned by a joint venture, the costs are allocated based on the percentage ownership in the joint venture.

23

DISTRIBUTIONS

        Your partnership did not make any distributions in the years ended December 31, 1998 through 2003, or in the six months ended June 30, 2004. We will pay distributions, if and when authorized by our general partner. We intend to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger equal to 65% of our "net cash flow from operations" as defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss, and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs.

REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

        Your limited partnership agreement does not specifically address a merger involving your partnership and therefore does not specify the vote needed to approve a merger. Your partnership is governed under the Maryland Revised Uniform Limited Partnership Act, referred to herein as "Maryland RULPA." Maryland RULPA provides that unless the partnership agreement states otherwise, a limited partnership may merge if there is an affirmative vote of all the general partners and a majority of the limited partnership interests.

Consequence of Failure to Approve the Merger

        If limited partners holding more than 50% of the outstanding limited partnership interests do not vote "For" the merger, the merger may not take effect under the terms of the limited partnership agreement and Maryland law. If the merger is not approved, your general partner intends to operate the partnership as currently contemplated by your partnership agreement.

Solicitation of Vote in Favor of the Merger

        Through the joint consent/prospectus accompanying this supplement, we are asking you, the limited partners, to vote on whether to approve the merger. As discussed above, limited partners holding in excess of 50% of the outstanding limited partnership interests in your partnership must vote "For" the merger on the enclosed consent form in order for the partnership to be included in the merger. For the reasons set forth in the accompanying joint consent/prospectus, your general partner believes that the terms of the merger provide substantial benefits and are fair to you and recommends

24

that you vote "For" approval of the merger. As of June 30, 2004, your general partner and its affiliates, including ORIG, own 48.15% of the limited partnership interests in your partnership and intend to vote those interests "For" the merger.

DISSENTERS' RIGHTS

        Any limited partner of your partnership who objects to the merger and follows the specific procedures set forth in Title 3, Subtitle 2 of the MGCL will be entitled to receive payment in cash of the fair value of their limited partnership interests. If you want to demand payment of the fair value of your limited partnership interests, you must fully comply with the procedures set out in the MGCL. A copy of Title 3, Subtitle 2 of the MGCL is included as Appendix A to this supplement. The required procedures are summarized below.

  •
  First, you must submit a written notice to the general partner of your partnership within 10 days after your partnership gives notice of the transaction, stating that you object to the proposed merger. You should send your notice to:

  NTS-Properties Associates VI
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin

  •
  You must then not vote your limited partnership interests in favor of the merger. This means that you should either return a consent with the "Against" box checked or not return a consent at all. Merely voting against the merger or not voting at all will not constitute notice of objection or dissent, and will not entitle you to payment in cash of the fair value of your shares.

  •
  After the effectiveness of the merger, NTS Realty, as the successor to your partnership, will write to objecting limited partners of your partnership, notifying them of the date on which the articles of merger were accepted for record. This notice will be sent by certified mail, return receipt requested, to the address you provide in your notice, or if no address is indicated, to the address which appears on your partnership's records.

  •
  Within 20 days of the date on which the articles of merger were accepted for record, objecting shareholders must make a written demand for payment of the fair value of their limited partnership interests, stating the number of interests for which payment is demanded. The written demand for payment should be sent to:

  NTS-Properties Associates VI
  10172 Linn Station Road
  Louisville, Kentucky 40223
  Attention: Brian F. Lavin

        Our notice of the date on which the articles of merger were accepted may contain an offer of payment of the amount which we believe is the fair value of interests in your partnership along with certain financial disclosures. If you have followed all of the procedural steps required to demand payment of fair value and have not received payment for your limited partnership interests, you may, or we may, within 50 days of the acceptance of the articles of merger, petition the court of equity in the county of your partnership's registered agent for appraisal of the fair value of your interests in the limited partnership as of the date limited partners receive notice of the proposed transaction, without including any appreciation or depreciation resulting directly or indirectly from the merger or its proposal.

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        Any limited partner who files a notice of objection, but fails to file a written demand for the payment of fair value in a timely manner, will be bound by your partnership's vote and will not be entitled to receive payment in cash as a holder of dissenting interests.

        If you demand payment for your limited partnership interests, you have no right to Units into which your interests would be converted after the merger is approved, except the payment of fair value. If you demand payment for your interests, your rights as a limited partner will be restored if the demand for payment is withdrawn, a petition of appraisal is not filed within the time required, a court determines that you are not entitled to relief, or the merger is abandoned or rescinded. A demand for payment may be withdrawn only with our consent.

        If the court finds that a limited partner is entitled to appraisal of their interests, the court will appoint three disinterested appraisers to determine the fair value of the interests. Within 60 days after appointment, or longer as the court may direct, the appraisers must file with the court and mail to each limited partner who is a party to the proceeding their report stating their conclusion as to the fair value of the interests. Within 15 days after the filing of the report, any party may object to the report and request a rehearing. The court, upon motion of any party, will enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing time within which the payment must be made. If the report is rejected, the court may determine the fair value or remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date fair value was determined, unless the court finds that limited partners' refusal to accept a written offer to purchase the shares was arbitrary and vexatious or not in good faith.

        The cost of the appraisal proceedings, including compensation and expenses of the appraisers, will be our responsibility, except that all or any part of the expenses may be assessed against any and all of the objecting limited partners to whom an offer to pay for the interests has been made, if the court finds the failure to accept the offer was arbitrary, vexatious or not in good faith. Costs of the proceedings will not include fees and expenses of counsel. Costs of the proceedings may include fees and expenses of experts only if we did not make an offer of payment for your interests or if the value of the interests as determined in the appraisal proceeding materially exceeds the amount offered by us.

        The preceding is a summary of the material aspects of Title 3, Subtitle 2 of the MGCL, and is qualified by reference to the text of the statute. We urge you to read the full text of the statute which is included as Appendix A to this supplement.

VOTING PROCEDURES

Distribution of Solicitation Material

        The joint consent/prospectus, together with the accompanying transmittal letter, this supplement, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about October 27, 2004, and will continue until December 27, 2004. The general partner may extend the solicitation period at its sole discretion. Any consent form that your partnership receives will be counted by persons appointed by the general partner. No consent will be effective after sixty (60) days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

26

        The consent form consists of two parts. Part A seeks your consent to the merger. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of your general partner, and Gregory A. Wells, the chief financial officer of the corporate general partner of your general partner, as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Record Date and Outstanding Interests

        All of the limited partners on October 25, 2004 known as the "record date" will be entitled to vote on the merger and the amendments. You are entitled to one vote for each limited partnership interest held. Accordingly, the number of limited partnership interests entitled to vote is equivalent to the number of limited partnership interests held of record at the record date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

        Tax consequences of the merger to you will depend on the facts of your own situation. This summary is not intended as a substitute for careful tax planning and you should consult your own tax advisors as to your particular circumstances in relation to the tax considerations described below. This summary does not discuss federal income tax consequences to limited partners who exercise their dissenters' rights under Maryland law and receive cash. For a complete discussion of tax issues related to the merger, see "Certain Federal Income Tax Consequences" and "Risk Factors" in the joint consent/prospectus.

Tax Treatment of the Merger

        In general, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. You will recognize gain to the extent a deemed cash distribution exceeds your adjusted tax basis in the Units.

Taxation of NTS Realty Subsequent to the Merger

        The federal income tax consequences of owning Units depends on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. We should be treated as a partnership for federal income tax purposes. In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that, although it may be characterized as a

27

publicly traded partnership, your partnership was not, and we will not be, subject to taxation as a corporation for federal income tax purposes.

Taxation of Limited Partners

        We are required to report to the IRS each item of our income, gain, loss, deduction and items of tax preference, if any. Although we will be required to file this informational return with the IRS, we will not be subject to any federal income tax so long as we are classified as a partnership. Therefore, each limited partner will report on his or her personal federal income tax return, his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference. Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities.

Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets.

Considerations for Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner. Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

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APPENDIX A

Title 3 of the Annotated Code of Maryland Relating to Dissenters' Rights

Appendix A

MARYLAND CODE, CORPORATIONS AND ASSOCIATIONS
TITLE 3. CORPORATIONS IN GENERAL—EXTRAORDINARY ACTIONS
SUBTITLE 2—RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201. Definition of successor

        (a)   In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

        (b)   When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Fair value, right to from successors

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1)   The corporation consolidates or merges with another corporation;

        (2)   The stockholder's stock is to be acquired in a share exchange;

        (3)   The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

        (4)   The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5)   The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.

(b)    (1)  Fair value is determined as of the close of business:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2)   Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

        (3)   In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

        (1)   The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2)   The stock is that of the successor in a merger, unless:

          (i)    The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

          (ii)   The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

        (3)   The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

        (4)   The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

        (5)   The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 [FN1] and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Duties of objecting stockholders

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

        (1)   Shall file with the corporation a written objection to the proposed transaction:

          (i)    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

          (ii)   With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

        (2)   May not vote in favor of the transaction; and

        (3)   Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand

        A stockholder who demands payment for his stock under this subtitle:

        (1)   Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

        (2)   Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of stockholder rights

(a) The rights of a stockholder who demands payment are restored in full, if:

        (1)   The demand for payment is withdrawn;

        (2)   A petition for an appraisal is not filed within the time required by this subtitle;

        (3)   A court determines that the stockholder is not entitled to relief; or

        (4)   The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Successor's duty, notice and offer

(a)    (1)  The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

        (2)   The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

          (i)    A balance sheet as of a date not more than six months before the date of the offer;

          (ii)   A profit and loss statement for the 12 months ending on the date of the balance sheet; and

          (iii)  Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)    (1)  If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

        (2)   Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Submission of certificate for notation

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Report of appraisers

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)    (1)  On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2)   Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Court order upon appraisers report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1)   Confirms, modifies, or rejects it; and

        (2)   If appropriate, sets the time for payment to the stockholder.

(b)    (1)  If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2)   If the appraisers' report is rejected, the court may:

          (i)    Determine the fair value of the stock and enter judgment for the stockholder; or

          (ii)   Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)    (1)  Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

        (2)   The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

          (i)    The price which the successor offered for the stock;

          (ii)   The financial statements and other information furnished to the stockholder; and

          (iii)  Any other circumstances it considers relevant.

(d)    (1)  The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

          (i)    The price which the successor offered for the stock;

          (ii)   The financial statements and other information furnished to the stockholder; and

          (iii)  Any other circumstances it considers relevant.

        (2)   Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

          (i)    The successor did not make an offer for the stock under § 3-207 of this subtitle; or

          (ii)   The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1)   The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

        (2)   Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, Dated October 27, 2004

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDMENT NO. 5
TO
PROSPECTUS SUPPLEMENT FOR NTS-PROPERTIES VII
TO
JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2004
FOR NTS REALTY HOLDINGS LIMITED PARTNERSHIP

        The general partner of NTS-Properties VII, Ltd. along with NTS Realty Holdings Limited Partnership is furnishing this supplement to you, as a limited partner of NTS-Properties VII, Ltd., which we refer to as "the partnership" or "your partnership." NTS Realty Holdings Limited Partnership is a Delaware limited partnership, referred to in this supplement as "NTS Realty," "we" or "us," recently formed in connection with a proposed merger or other combination of your partnership, and other affiliated public and private entities, into us. These transactions are referred to herein as the "merger." If the merger is completed, you will receive interests issued by us, referred to in this supplement as "Units" or the "Partnership Units," and will no longer be a limited partner in the partnership.

        This supplement summarizes the terms and conditions, risks and effects of the merger and other matters that are unique to you and the other limited partners of your partnership. As a result of the merger, you and the other limited partners of your partnership may be treated differently than limited partners in the other entities being merged into us. You should read the accompanying joint consent solicitation statement/prospectus, referred to in this supplement as the "joint consent/prospectus," which includes detailed discussions regarding us and the other entities we are acquiring.

        NTS Properties Associates VII, as your general partner, is asking you to approve the merger. In order for the merger to occur, holders of a majority of the partnership's limited partnership interests must vote "For" the merger.

        The partnership is one of five limited partnerships, all of whom have affiliated general partners, which we refer to collectively as the "partnerships," that we are proposing to merge into us. Concurrent with the merger, ORIG, LLC, a Kentucky limited liability company which is affiliated with your general partner and referred to herein as ORIG, will contribute substantially all of its assets and all of its liabilities to NTS Realty. Supplements have also been prepared for each of the other partnerships. Copies of these supplements may be obtained without charge upon written request to NTS Realty Holdings Limited Partnership, Attention: Brian F. Lavin, 10172 Linn Station Road, Louisville, Kentucky 40223.

        The merger that you are being asked to approve is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving the general partners of your partnership, the general partners of other public partnerships and affiliates of the general partners including ORIG. In addition to settling the class action litigation, we are proposing the merger to achieve liquidity, which we believe will better maximize the value of your investment. We will apply to list the Units on the American Stock Exchange or "AMEX." In contrast, there is no formal or organized market for the limited partnership interests in your partnership.

        There are risks which are generally applicable to your partnership and the other partnerships, which are summarized in "Risk Factors" in the joint consent/prospectus. In addition, you should consider the following factors which relate specifically to your partnership.

  •
  Your partnership owns two multifamily properties located in Lexington and Louisville, Kentucky, and one business park located in Louisville, Kentucky. By contrast, we will own a large portfolio of properties of various types if the merger is completed. These properties include office, multifamily and retail properties located in the States of Kentucky, Georgia, Florida and Indiana.

  •
  As of June 30, 2004 your partnership has a ratio of debt to total assets of 44%. We would have had a ratio of debt to total assets of 66%.

ii

OVERVIEW

The Merger

        You are being asked to approve the merger of your partnership with NTS Realty. The merger is part of a settlement negotiated among your general partner, its affiliates and counsel for the plaintiffs in class action litigation involving, among others, the general partner of your partnership and ORIG, LLC. Plaintiffs' counsel believes the settlement is fair and reasonable to, and in the best interests of, the limited partners.

        We will succeed to the ownership of the thirty-two properties previously owned by the partnerships or ORIG, consisting of nineteen office and business centers, nine multifamily properties, three retail properties and one ground lease. The properties are located in Louisville (22) and Lexington (3), Kentucky; Orlando (2) and Fort Lauderdale (3), Florida; Indianapolis (1), Indiana; and Norcross (1), Georgia. The office and business center properties aggregate 1.7 million square feet and the multifamily units contain 1,350 units.

        NTS Realty Capital, Inc. and NTS Realty Partners, LLC will serve as our general partners. Our general partners are owned principally by Messrs. J.D. Nichols and Brian F. Lavin. Mr. Nichols is a general partner of your partnership. Mr. Lavin is the president and chief executive officer of NTS Corporation, an affiliate of ours. Our partnership agreement vests principal management discretion to NTS Realty Capital. NTS Realty Capital will have a board of directors composed of five persons, Messrs. Nichols and Lavin and three individuals who will satisfy the criteria for "independent directors" promulgated by the American Stock Exchange. This will provide our limited partners with enhanced governance rights and protections compared to those rights and protections currently provided by the partnerships and their respective general partners. For example, NTS Realty's board will have an audit committee composed entirely of independent directors. See "Management" in the joint consent/prospectus for a description of the management and board of NTS Realty Capital.

Number of NTS Realty Units Received if Your Partnership Merges with NTS Realty

        If the merger is approved, your partnership's interests will be converted into Units based on the net asset value of your partnership. You will receive your proportionate share of these Units in accordance with the terms of your partnership's limited partnership agreement and the provisions of the litigation settlement agreement. We estimated a value of $10.00 per Unit for purposes of issuing these Units to the partners.

Similarities Between the Partnerships

        The investment objective and assets of the partnerships are substantially similar. Generally, the partnerships own office and multifamily properties. The partnerships are required to distribute the proceeds from any sale of property or refinancing of indebtedness, except in limited circumstances. The partnerships originally intended to sell or refinance their properties between four and ten years after acquiring the properties. Your partnership originally intended to sell or refinance its properties between the fifth and tenth year after the properties were acquired which would have been between 1987 and 1992. Several years ago when interest rates were, in the opinion of each general partner, at historical lows, the general partners decided to refinance virtually all of the properties owned by the partnerships at that time with fixed interest loans. The refinancing saved the partnerships a significant amount of money on their interest payments, but increased the partnerships' total debt service thus reducing the cash flow available for distributions. As a result, all distributions from your partnership were suspended so that your general partner could use the cash flow available for distribution to meet the partnership's accelerated debt obligation.

        The limited partnership agreement of each partnership governs the allocation of proceeds from operations and from the sale or refinancing of properties between the general partner and the limited partners. The general partner of each partnership is itself a limited partnership with at least two general partners—J.D. Nichols, who is the managing general partner, and NTS Capital Corporation.

Differences Between the Partnerships

        Number and Type of Properties.    Your partnership owns two multifamily properties located in Lexington and Louisville, Kentucky, and one business center located in Louisville, Kentucky. Some of the partnerships own more properties, different types of properties and properties located in other markets.

        Occupancy Percentages and Lease Expirations.    As of June 30, 2004 the weighted average occupancy percentage for your partnership's properties was 88%. The weighted average occupancy percentage for our properties as of the same date would have been 87%. As of June 30, 2004, 88% of the square footage of the leases on your partnership's properties expires by December 31, 2005. As of June 30, 2004, 66% of the square footage of the leases on the properties owned by us would have expired by December 31, 2005.

        Age of Properties.    The average age of the properties owned by your partnership is approximately 15.1 years. The average age of the properties of the other partnerships and ORIG ranges from 12.4 years to 23.7 years.

Vote Required to Approve the Merger

        The merger of your partnership with us requires the approval of a majority of the outstanding limited partnership interests. Approval by your partnership's limited partners will be binding on you even if you vote "Against" the proposed transaction. Your general partners and their affiliates including ORIG, collectively own 226,306 limited partnership interests (1), or 40.98% of the outstanding limited partnership interests in your partnership, and intend to vote these interests "For" the merger. Of these 226,306 limited partnership interests, ORIG owns 218,772 interests and Mr. Nichols (including his immediate family and any entities controlled by Mr. Nichols or his family other than ORIG) owns 7,534 interests.

Selected Financial Information

        For selected financial information concerning the partnerships and pro forma financial statements, See "Selected Unaudited Pro Forma Consolidated Condensed Financial and Operating Data" in the joint consent/prospectus.

Tax Consequences of the Merger

        Your partnership will treat the merger as a non-taxable transaction. Thus, you should not recognize any gain or loss from the merger. The IRS may, however, challenge this treatment and if successful, your partnership will recognize gain in an amount equal to the amount by which the fair market value of the Units received, increased by the liabilities assumed, exceeds the tax basis of the assets transferred. You will be allocated your share of the gain or loss. See "Certain Federal Income Tax Consequences" of the joint consent/prospectus for more information. You could owe tax even though no distributions will be made to fund any tax liability. We urge you to consult with your tax advisor to evaluate the tax consequences of the merger to you.

(1)
The general partner of your partnership is recorded as owning five interests in your partnership which are not included in this total because your general partner has never received any economic rights in connection with these interests and will receive no consideration in the merger with respect to these interests.

2

RISK FACTORS

        The risks associated with the merger are not generally more significant to your partnership than the other partnerships. Some of the risks may, however, affect your partnership differently, and are summarized below. The joint consent/prospectus describes risks associated with the merger that are applicable to all of the partnerships. You should carefully review the risks summarized below and the section entitled "Risk Factors" in the joint consent/prospectus.

The merger will change the nature of your investment.

        There are differences in the types, geographic location and ownership percentage of some of the properties owned by the partnerships. This change in geographic diversity and ownership percentage may expose you to different and greater risks than those to which you are presently exposed.

        Your partnership has multifamily properties located in Lexington and Louisville, Kentucky, and one business center located in Louisville, Kentucky. We will own and lease as many as thirty-two properties and expect to make additional real estate investments. These properties include office centers, multifamily units, business parks and retail centers. We will also own properties in the States of Georgia, Florida and Indiana in addition to Kentucky.

        Your partnership has a termination date of December 31, 2063. Your general partner anticipated selling or refinancing the partnership properties between the fifth and tenth year after the properties were acquired. Our partnership has a termination date of December 31, 2028 and we may or may not sell or refinance our properties prior to the termination date.

        Under your partnership's limited partnership agreement, the general partner is permitted to use the proceeds of sales or refinancings of properties solely to repay debt or to make capital improvements to existing properties. Our partnership agreement will permit us to reinvest sales or refinancing proceeds in new properties.

        Assuming the merger was completed as of June 30, 2004 our ratio of debt to total assets would have been 66%. As of the same date your partnership had a ratio of debt to total assets of 44%. We may also borrow monies to acquire new properties.

        As of June 30, 2004 your partnership's properties were 88% occupied on a weighted average basis and 88% of the square footage of the leases expires by December 31, 2005. As of the same date, assuming the merger was completed, our weighted average occupancy rate would have been 87% and 66% of the square footage of our leases would expire by December 31, 2005.

You have no appraisal rights.

        Certain limited partners of entities participating in the merger have the ability to dissent to the merger and receive cash in lieu of Units. If you vote against the merger you will not have the right to dissent and have your interests appraised.

There is no prior market for the Partnership Units and the market price is likely to decline after the merger.

        We are a newly formed entity and there has been no prior market for the Partnership Units. There is substantial uncertainty regarding the price at which the Partnership Units will trade after the merger. The market price of the Partnership Units may be subject to significant volatility after the merger and is likely to decrease from the $10.00 estimated value that we used to allocate the Units. This value should not be viewed as a measure of the fair market value or trading value of the Units limited partners who choose to sell Units as soon as the merger is completed.

3

We cannot assure you that our future financial performance will be better than the prior performance of your partnership.

        On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have reported a net loss during the three years ended December 31, 2003, 2002 and 2001 of approximately $6.7 million, $4.8 million and $5.3 million, respectively. There is no assurance that we will generate income in the future or earn a better economic return for limited partners in comparison to the alternatives to the merger. Further, there is no assurance that we will generate any net cash flow from operations from which to make distributions in the future.

There is no assurance we will have net cash flow from operations from which to pay distributions.

        Our partnership agreement requires us to distribute at least sixty-five percent (65%) of our net cash flow from operations to our limited partners. There is no assurance that we will have any net cash flow from operations from which to pay distributions. Our partnership agreement also permits our managing general partner to reinvest sales or refinancing proceeds in new or existing properties or to create reserves to fund future capital expenditures. Because net cash flow from operations is calculated after reinvesting sales or refinancing proceeds or establishing reserves, we may not have any net cash flow from operations from which to pay distributions.

Majority vote of the limited partners of your partnership binds all limited partners of your partnership.

        The merger will be approved on the affirmative vote of a majority of the limited partner interests in each partnership. Affiliates of your general partner, such as ORIG, own, in the aggregate, limited partner interests in your partnership of 40.98% of the outstanding limited partner interests. These interests will be voted "For" the merger pursuant to the settlement agreement reached in connection with the class action litigation. Approval by the required number of holders in your partnership will bind all of the limited partners in your partnership, including you or any other limited partner who voted against the merger or abstained from voting.

Loss of relative voting power by limited partners.

        If the merger is completed, the limited partners will have an investment in a larger entity but will lose relative voting power. Limited partners of your partnership vote on certain matters in proportion to the interests of all limited partners in your partnership. Following the merger, each individual limited partner will own a smaller percentage of the voting interests in us than he or she currently owns in your partnership. Further, affiliates of your general partner, including ORIG, own 40.98% of the limited partner interests in your partnership. Although the limited partners will have one vote per unit, ORIG and its affiliates will own or control approximately 57.18% of the outstanding Units (including the Units voted by plaintiffs' counsel on behalf of the settlement trust and the Units owned by NTS Realty Partners which are not entitled to vote) and, thus, will be able to influence significantly the outcome of all matters submitted to a vote of limited partners, including proposals to amend our partnership agreement.

The merger will require limited partners to forego alternatives to the merger.

        Your general partner considered alternatives to the merger, such as continuing the partnership on a stand alone basis or liquidating through the sale of its assets. The benefits of these alternatives include avoiding certain expenses and risks of the merger. If the merger is approved, your partnership will not be able to pursue these other alternatives.

4

We may be unable to refinance a portion of the debt that we will assume if the merger is completed.

        We anticipate refinancing a portion of the debt we will assume if the merger is completed so that we can lengthen the amortization schedule to thirty years from ten to fifteen years. However, the anticipated refinancing is subject to negotiation and there can be no assurance that we will be successful in accomplishing a refinancing or that interest rates will be favorable at the time of the refinancing. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

        We will compete with several developers, owners and operators of commercial real estate, many of which own properties similar to ours. Our competitors may be willing to make space available at lower prices than the space in our properties. If our competitors offer space at rental rates below current market rates, we may lose potential tenants and be pressured to reduce our rental rates to retain an existing tenant when its lease expires. As a result, our financial condition, results of operations, cash flow, the value of the Units and ability to satisfy our debt service obligations and to pay distributions to you could be adversely affected.

The IRS could successfully challenge the partnerships' non-recognition of gain in connection with the merger.

        The partnerships will take the position that they will not recognize any gain or loss in connection with the merger. The IRS may, however, challenge this position. If the IRS prevails, your partnership will recognize gain equal to the amount by which the fair market value of the Units received increased by the liabilities assumed, exceeds the tax basis of the assets transferred. Your share of the gain will be allocated to you. We will not make distributions in connection with the merger which would provide cash for you to pay taxes on your share of this gain. See the section "Material Federal Income Tax Consequences" in this supplement.

EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER

        If the merger is approved and completed, you will receive Units of NTS Realty and your partnership will merge with and into NTS Realty and cease to exist. See "The Merger" in the joint consent/prospectus. If the merger is not completed, your general partner intends to reevaluate your partnership's strategy. Your general partner has not established a timetable for selling the partnership's properties if the merger is not completed.

NTS REALTY UNITS TO BE ALLOCATED
TO YOUR PARTNERSHIP AND OTHER ENTITIES

        In determining the final net asset value for each partnership and the final net asset value of the assets and liabilities contributed by ORIG, on the "Determination Date" we will calculate each partnership's net asset value beginning with the total appraised value of each partnership's real estate as determined by CB Richard Ellis, referred herein as "CBRE." In the case of a property owned jointly with another partnership or entity, we will multiply the appraised value of the property by the partnership's percentage interest in the joint venture or entity. We will then add the book value of the other assets (excluding for these purposes straight-line rent receivables and prepaid leasing commissions), including the payment to be made by NTS Development Company, and subtract the partnership's outstanding liabilities, including debt secured by the properties owned by the partnership plus the partnership's share of joint venture liabilities and any monies that are paid to lenders to allow us to assume the debt. The "Determination Date" will be a date not more than ten days after the date the general partner of each partnership issues a joint press release or files a report on Form 8-K

5

announcing receipt of the necessary consents from limited partners to approve the merger. To determine the amount of each entity's debt, we will request pay-off letters from the holders of each debt confirming the absence of any defaults and the amount outstanding as of the last day of the month immediately preceding the month in which the Determination Date occurs. We will determine the amount of other assets and liabilities by referring to the latest balance sheet filed by each partnership with the SEC before the Determination Date. We will compute the net asset value of the assets and liabilities contributed by ORIG in the same manner. Because ORIG does not file financial statements with the SEC, we will use the most recently available balance sheet. Prior to the Determination Date, we will issue a press release, and each partnership will file a report on form 8-K, announcing the net asset value for each partnership and ORIG and the number of Units to be issued to each entity. The net asset value set forth below assumes the Determination Date is June 30, 2004. This value is presented solely to illustrate the way in which we will determine the net asset value. We expect that net asset value for each entity will change between June 30, 2004 and the Determination Date, to reflect primarily payments made by each entity on outstanding debt obligations and other liabilities. The amount of other assets may also increase or decrease between June 30, 2004 and the Determination Date. The general partners do not presently intend to ask CBRE to update its appraisal of the real estate assets. If the general partners do ask CBRE to update these appraisals, the real estate values would also likely change.

        To allocate the Units among ORIG and the partners of the partnerships, we will divide ORIG's net asset value by $10.00, the estimated value of the Units we selected for this purpose, and we will divide the Net Asset Value distributable to each partner under the terms of each partnership agreement by $10.00. In each case, the number of Units delivered will be increased or decreased by rounding to the nearest whole Unit. This value should not be viewed as a measure of the fair market value or trading value of the Units. Your general partner believes that the fair market value of the Units likely would be greater than this value, but the Units might trade at a value less than $10.00 for different reasons, including that:

  •
  the market might discount value of the Units as minority interests;

  •
  the market might determine that our aggregate value is less than the sum of the values we used for purposes of calculating the net asset value of each entity; and

  •
  downward pressure on the trading price of the Units might be created by limited partners who choose to sell Units as soon as the merger is completed.

See "Risk Factors" in the joint consent/prospectus.

        The determination of the net asset value and allocation of Units to your partnership as of June 30, 2004 is summarized in the following table:

DERIVATION OF NET ASSET VALUE AND ALLOCATION OF NTS REALTY UNITS FOR
NTS-PROPERTIES VII

Amount
Appraised Value of Real Estate	$13,740,090
Net Value of Other Assets and Liabilities(1)	$4,782
Payment from NTS Development Company(2)	$27,000
Mortgage Debt and Notes Payable(1)	$(3,540,724)

Net Asset Value(3)	$10,231,148
Net Asset Value of NTS-VII per $1,000 Original Limited Partner Investment(4)	$895
Number of Units to be Allocated to NTS-VII	1,023,091
Number of Units per $1,000 Investment in NTS-VII(6)	89
Percentage of Total Net Asset Value of NTS Realty Allocated to NTS-VII	8.71%

(1)
As of June 30, 2004.

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(2)
This payment is expected to be made immediately prior to the merger.

(3)
The Net Asset Value does not include transaction costs which will be determined at or prior to the time of the merger.

(4)
Calculation based on (i) the value of Units allocated to limited partners of $9,882,510 divided by (ii) original invested capital from the current limited partners (or their predecessors in interest) of $11,044,720 multiplied by (iii) $1,000.

(5)
The number of Units issued to your partnership is not equal to one-tenth of the Net Asset Value of your partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit

(6)
Based on $10 per Unit value.

        The following table sets forth the appraised values allocated to your partnership for each of the properties held by your partnership:

Property	Total Appraised Value of Property	Ownership	Appraised Value of Ownership Interest
Park Place Apartments II	$9,500,000	100.00%	$9,500,000
The Park at the Willows	2,250,000	100.00%	2,250,000
Blankenbaker Business Center 1A	6,350,000	31.34%	1,990,090

TOTAL:	$18,100,000		$13,740,090

        The table below reflects the net asset value and allocation of Units to each entity as of June 30, 2004:

Entity	Net Asset Value	Number of Units Allocated to Entity		Percentage of NTS Realty Allocated to Entity
NTS-Properties III	$14,521,528	1,452,167	(1)	12.35%
NTS-Properties IV	$17,756,775	1,775,780	(1)	15.11%
NTS-Properties V	$15,593,618	1,559,294	(1)	13.27%
NTS-Properties VI	$42,364,037	4,236,131	(1)	36.05%
NTS-Properties VII, Ltd.	$10,231,148	1,023,091	(1)	8.71%
ORIG, LLC(2)	$17,054,960	1,705,496		14.51%

TOTAL:	$117,522,066	11,751,959		100.00%

(1)
The number of Units issued to each partnership is not equal to one-tenth of the Net Asset Value of the partnership because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

(2)
The allocation to ORIG includes only Units that ORIG will receive by contributing its assets less any assumed liabilities to us (and excludes any Units ORIG will receive as a limited partner of the partnerships).

        The general partners of the public partnerships (including your general partner), with the consent of counsel for the plaintiffs in the class action litigation, retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., referred to herein as "Houlihan," to render an opinion regarding the fairness of: (1) the allocation of Units among the public partnerships and ORIG, (2) the allocation of Units between the general partner and the limited partner of each public partnership, and (3) the financial terms of the new management agreement between NTS Development Company and us, discussed in more detail in the joint consent/prospectus. See "Fairness Opinion and Real Estate Appraisals—Fairness Opinion" in the joint consent/prospectus for a more detailed discussion of the fairness opinion issued by Houlihan.

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ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP

        Within your partnership, the Units will be allocated between the limited partners and your general partner in the same fashion that net liquidation proceeds are allocated under your partnership agreement. Your general partner chose to allocate the Units in this fashion because the merger is analogous to the sale of all of the partnership's assets followed by a liquidation of your partnership.

        Your partnership agreement states that liquidation proceeds are to be allocated in accordance with capital account balances. The final capital account balances are calculated by adding (or subtracting) from each partner's capital account the amount of built in gain (or built in loss) that would be allocated to the partner if our property were sold in a taxable transaction at fair market value. Losses generally are allocable 99% to the limited partners and 1% to the general partner. Gains are allocated as follows: (i) first, to any partner with a negative capital account until the partner's capital account is zero; (ii) second, 99% to the limited partners and 1% to the general partner until the limited partners' capital accounts equal their unreturned capital; and (iii) thereafter, 80% to the limited partners and 20% to the general partner.

        The initial capital accounts used to calculate the allocation of Units are based on the book income or loss for 2004 through June 30, 2004 and the income that we will include when NTS Development Company pays us $27,000. We determined that the capital accounts were not properly adjusted at our inception to reflect offering costs, and the initial capital accounts were adjusted to take this omission into account. The final aggregate capital accounts failed to match the net asset value (which likely was due to improper capital account adjustments in prior taxable years), and therefore we adjusted the final capital accounts appropriately to reconcile these calculations. The chart below sets forth the calculations used to determine the Units allocated to the limited partners and the general partner, as of June 30, 2004, assuming the merger took place (and NTS Development Company made the $27,000 payment to us).

NTS-VII ALLOCATION OF UNITS

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$5,053,807
1(b)	Initial General Partner's Capital Account(1)	$(1,024)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$1,024
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$3,580,007
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$36,162
4(a)	80% of remaining distribution to Limited Partners(4)	$1,875,509
4(b)	20% of remaining distributions to General Partners(4)	$468,877
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(626,571)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(156,643)
Total to Limited Partners(6)		$9,882,752
Total to General Partners(7)		$348,396
Total Units to Limited Partners(8)		988,251
Total Units to General Partner(8)		34,840

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $27,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

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(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $11,014,362 aggregate capital accounts with $10,231,148 net asset value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

(8)
Based on $10 per Unit value. The number of Units issued to the limited partners is not equal to one-tenth of the Net Asset Value allocated to the limited partners because the terms of the merger require Units to be determined at the partner level, with the Units awarded to each partner rounded to the nearest whole Unit.

        Thus, the limited partners will be allocated Units equal to $9,882,510 out of a total of $10,230,910 of Units allocated to your partnership which is 96.60% of the Units, and the general partner will be allocated Units equal to $348,400 out of a total of $10,230,910 of Units allocated to your partnership which is 3.40% of the Units. The Units allocated to the limited partners will be allocated among limited partners pro rata based on relative capital account balances.

FAIRNESS OF THE MERGER

General

        Your general partner believes the merger to be fair to, and in the best interests of your partnership and each limited partner such as yourself. Your general partner recommends that you approve the merger. Your general partner believes the merger is fair for a variety of factors, including but not limited to:

  •
  the structure, terms and conditions of the merger have been negotiated at arms-length with plaintiffs' counsel acting on behalf of the limited partners;

  •
  plaintiffs' counsel's responsibility to act in the best interests of the limited partners;

  •
  a comparison of the potential benefits and detriments of the merger with the alternatives to the merger;

  •
  the appraisals prepared by CBRE;

  •
  the fairness opinion rendered by Houlihan;

  •
  the process by which the Units were allocated between the general partner and each of the limited partners in your partnership;

  •
  the limited partners of the partnerships were given the opportunity to object to the settlement of the fairness hearing on May 6, 2004 that was held by the court in which the Buchanan litigation is pending; and

  •
  the court in which the Buchanan litigation is pending approved the merger as fair, reasonable, adequate and in the best interests of the class of plaintiffs.

  •
  As part of the settlement agreement, plaintiffs' counsel negotiated or agreed to various methods or procedures to permit limited partners to maximize the value of their investment and obtain governance protections above those normally available to limited partners. These enhancements were intended to improve and not cause significant adverse change with respect to each partnership's voting rights, termination duties or existing investment objectives.

        The general partner viewed these factors in the aggregate and did not specifically weigh any of the factors.

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        The general partner believes that an investment in the Units will provide greater overall benefits to limited partners than the benefits that might be derived from a continuing investment in your partnership or selling your partnership's assets and liquidating the partnership.

        Although your general partner believes the terms of the merger are fair to you and the other limited partners, they have conflicts of interest in recommending the merger. These conflicts include, among others, the fact that the general partner and its affiliates will realize economic benefits. For a further discussion of the conflicts of interest and potential benefits of the merger to your general partner, see "Conflicts of Interest—Substantial Benefits to General Partners and their Affiliates" in the joint consent/prospectus.

Comparative Analysis of Consideration

        To assist you in evaluating the merger, the general partners compared the consideration to be received by you in the merger to:

  •
  estimates of the present value of your partnership interests on a liquidation basis assuming that the real estate assets of your partnership were sold at the appraised value reflected in the CBRE appraisal, the non-real estate assets at book value, and the net proceeds after satisfying partnership liabilities (such as mortgages, including any prepayment penalties) were allocated and distributed to you in accordance with your limited partnership agreement; and

  •
  estimates of the present value of your partnership interests on a going-concern assuming that your partnership continues as a stand-alone entity and its assets are sold at the end of a ten-year holding period.

        The following table summarizes the results of your general partners' comparative valuation analysis:

COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)

Estimated Liquidation Value	Estimated Going-Concern Value	Net Asset Value(1)
$823	$841	$895

(1)
Values are based on the exchange value established by us per an original $1,000 investment by the current limited partners (or their predecessor's interest). Upon listing the Units on the American Stock Exchange, the actual values at which the Units will trade are likely to be below the assigned value of $10.00 per Unit. The prices at which the Units initially trade may be affected by many factors. See the section entitled "Risk Factors" in the joint consent/prospectus for a discussion regarding the factors which may affect Unit trading prices.

        In comparing the benefits of the merger to the other alternatives, your general partner used the net asset value of your partnership determined for purposes of allocating the Units to the partners of your partnership. Your general partner noted that the net asset value of your partnership is not necessarily equivalent to the fair market value of the Units allocated to the partners of your partnership which was not estimated for these purposes. Your general partner concluded that allocating Units based on an estimated fair market value could not be done with any measure of precision because any estimate of the fair market value of Units would necessarily have to take into account the value of the benefits of the merger. These benefits include the cash flow generated by the properties that will be contributed to us that are owned by entities affiliated with your general partner, potential economies of scale and the refinancing. In your general partner's view, these benefits cannot be allocated among the partnerships in an objective fashion. In your general partner's view, the fair market value of the Units allocated to the partners of your partnership likely would be greater than the

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net asset values used to determine the exchange value of the Units (although the Unit may trade at a lower value as a result of the nature of the trading market).

        The calculation of the estimated liquidation and going concern values per original $1,000 investment in your partnership was calculated using the following methodology: (1) calculate the current liquidation value or going concern value, as applicable; (2) calculate the amount of this value that would be allocated to the limited partners, using the same methodology described above for the exchange value; (3) divide the result of step (2) by $11,044,720 (the aggregate original investment by all current limited partners (or their predecessors in interest)) and (4) multiply the result of step (3) by $1,000. The calculations pursuant to steps (1) and (2) for your partnership's liquidation value and going concern value are set forth below:

NTS-VII LIQUIDATION VALUE

Amount
CBRE Appraisals:	$13,740,090
Mortgages	(3,540,724)
Prepayment Penalties	(762,990)
Capital Expenditures	0
Partnership Costs(1)	(207,950)
Net Other Assets/Liabilities	4,782

Total Liquidation Value	$9,233,208

(1)
One year of partnership costs.

NTS-VII ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$5,053,807
1(b)	Initial General Partner's Capital Account(1)	$(1,024)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$1,024
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$3,580,007
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$36,162
4(a)	80% of remaining distribution to Limited Partners(4)	$1,875,509
4(b)	20% of remaining distributions to General Partners(4)	$468,877
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(1,424,923)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(356,231)
	Total to Limited Partners(6)	$9,084,400
	Total to General Partners(7)	$148,808

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $27,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

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(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $11,014,362 aggregate capital accounts with $9,233,208 liquidation value.

(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

NTS-VII GOING CONCERN VALUE

Amount
CBRE Appraisals:	$13,740,090
Mortgages(1)	(2,916,521)
Present Value of Net Partnership Costs(2)	(1,337,876)
Net Other Assets/Liabilities	4,782

Total Going Concern Value	$9,490,475

(1)
Present value of the debt-service payments, including the estimated payoff payments on the balance of the mortgages at the end of 10 years

(2)
Present value of 10 years of partnership costs

NTS-VII ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE

		Amount
Calculation of Capital Accounts and Distribution Amounts:
1(a)	Initial Limited Partners' Capital Accounts(1)	$5,053,807
1(b)	Initial General Partner's Capital Account(1)	$(1,024)
2(a)	Allocation to Limited Partners to bring negative Capital Accounts to zero(2)	$0
2(b)	Allocation to General Partner to bring negative Capital Account to zero(2)	$1,024
3(a)	99% to Limited Partners until Limited Partners' Capital Accounts equal their unreturned capital(3)	$3,580,007
3(b)	1% to General Partner until Limited Partners' Capital Accounts equal their unreturned capital(3)	$36,162
4(a)	80% of remaining distribution to Limited Partners(4)	$1,875,509
4(b)	20% of remaining distributions to General Partners(4)	$468,877
5(a)	Capital Account reconciliation adjustment to Limited Partners(5)	$(1,219,110)
5(b)	Capital Account reconciliation adjustment to General Partner(5)	$(304,777)
Total to Limited Partners(6)		$9,290,213
Total to General Partners(7)		$200,262

(1)
Based on capital accounts adjusted for failure to adjust for offering costs at our inception; income or loss in 2004 through June 30, 2004; and income from anticipated NTS Development Company payment of $27,000.

(2)
Section 10.2(b)(i) of your partnership agreement.

(3)
Section 10.2(b)(ii) of your partnership agreement.

(4)
Section 10.2(b)(iii) of your partnership agreement.

(5)
Adjustment to reconcile $11,014,362 aggregate capital accounts with $9,490,475 going concern value.

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(6)
Sum of rows 1(a), 2(a), 3(a), 4(a) and 5(a) above.

(7)
Sum or rows 1(b), 2(b), 3(b) 4(b) and 5(b) above.

BENEFITS OF THE MERGER
WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU

        Your general partner believes that the terms of the merger are fair, and that the expected benefits of the merger to you outweigh the risks and potential detriments of the merger to you. These benefits include the following:

  •
  We believe the merger will provide you with increased liquidity. Unlike your partnership interests, we will apply to list the Units on an organized exchange.

  •
  We expect to make regular cash distributions on the Units. Your partnership will not pay distributions for the foreseeable future.

  •
  We will own a larger number of properties and have a broader group of property types, tenants and geographic locations than your partnership. This increased diversification will reduce the dependence of your investment upon the performance of a particular property or tenant.

  •
  The merger should produce savings in compliance and other costs.

  •
  Your general partner reviewed the estimated value of the consideration to be received by you if your partnership merges with NTS Realty, and compared it to the consideration that you might have received under the alternatives to the merger. Your general partner considered continuing or liquidating your partnership. It concluded that the present value of an investment in the Units is greater than the present value of the consideration you would receive if it selected one of the other alternatives.

  •
  We plan to purchase additional properties. As a result, we believe that there is a greater potential for increases in the market price of your Units over time and increased distributions on your Units.

        Your general partner considered that you may vote "For" or "Against" the merger. You should note that by voting "For" the merger you will be precluding the partnership from entering into alternatives, including the liquidating or continuing the partnership. Selling all of the assets and liquidating your partnership has some potential benefits, including the following:

  •
  You would receive a distribution following the wind up of your partnership. This liquidating distribution could exceed the amount you could realize by immediately selling your Partnership Units following the merger; and

  •
  You avoid the risks of continued ownership.

  •
  Continuing your partnership without change would have the following benefits:

  •
  Your partnership would continue to own its assets subject to its liabilities and would pursue its investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement;

  •
  Your partnership's performance would not be affected by the performance of any other partnership's assets;

  •
  There would be no change in the nature of your investment or relative voting rights; and

  •
  The limited partners would continue to be entitled to any preferences in distributing operating cash flow, to the extent the preference has not already been paid.

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        However, as discussed under "Fairness" in the joint consent/prospectus, your general partner believes that the disadvantages of the alternatives outweigh the benefits.

Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty

        General Partner's Share of Cash Flow and Proceeds of Sales or Refinancings.    Your general partner is entitled to receive a share of all cash flow from operations and from the sale or refinancing of the partnership's properties. Your partnership distributes cash flow from operations as follows: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received an 8% preference for the year on their original invested capital less any distributions made to the limited partners from previous proceeds of sales or refinancing of properties, then (2) 100% to the general partner until the general partner receives 10.1% of the distribution made to the limited partners under (1) for the year, then (3) 90% to the limited partners and 10% to the general partners.

        Any cash generated from the sale or refinancing of your partnership's properties is to be distributed: (1) 99% to the limited partners and 1% to the general partner until the limited partners have received distributions from all sources equal to their original invested capital, then (2) 80% to the limited partners and 20% to the general partner.

        In contrast, to your partnership the limited partners and general partner of NTS Realty will share in all distributions, whether of operating cash flow or sale/refinancing proceeds based on their respective percentage interest. Based on the net asset values calculated as of June 30, 2004, limited partners would receive 96.60% of total Units issued and our general partner would receive 3.40% of total Units issued. The final net asset values will be determined at closing of the merger.

        General Partner's Fees and Reimbursements.    Although no real estate commissions will be paid in connection with the transfer of properties in the merger, currently your general partner and its affiliates have the right to receive the following fees and reimbursements:

  •
  property management fees equal to the lesser of 5% of the gross revenues from residential properties and 6% of the gross revenues from commercial properties or the customary fee in the market, plus reimbursement of out-of-pocket expenses, subject to certain limitations where the general partner does not perform leasing or leasing-related services or where industrial or commercial properties are leased on a long-term net or similar basis;

  •
  repair and maintenance compensation equal to the reimbursement of costs plus a fee equal to the lesser of 5.9% of the cost of construction or 90% of the fee customarily charged for similar services in the relevant geographic area;

  •
  reimbursement for the cost of goods or materials obtained for the partnership from unaffiliated parties;

  •
  reimbursement for administrative services provided to the partnership, such as accounting, legal, data processing and similar services; and

  •
  a real estate commission on the sale of properties in an amount not to exceed the lesser of:

  •
  3% of the gross sales price of the property;

  •
  50% of the standard real estate commission; or

  •
  the difference between 6% of the gross sales price and the brokerage commissions or similar fees payable to all persons involved in the sale.

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  •
  a construction management fee equal to 5.9% of the gross proceeds from the offering plus 5.9% of the total amount of debt to which the partnership properties are subject to two years following the termination of the offering; and

  •
  an organization fee equal to 1% of the gross proceeds from the offering of your partnership's limited partnership interests.

        The terms of our partnership agreement governing compensation and expense reimbursement are generally similar to that of your partnership, with certain differences. In particular:

  •
  Our general partner or its affiliates may receive repair and maintenance compensation in amount not to exceed the actual cost of the services.

  •
  Our general partner or its affiliates will not receive a real estate commission on the purchase or sales of properties.

  •
  Our general partner or its affiliates will not receive an organization fee.

Distributions and Compensation Payable to Your General Partner and its Affiliates

        Under the limited partnership agreement for your partnership, your general partner is entitled to receive a share of cash distributed by the partnership from operations or as the result of the sale or refinancing of partnership properties. In addition, under the agreement, affiliates of your general partner may receive fees in connection with managing partnership properties and other activities. The limited partnership agreement also provides that your general partner is to be reimbursed for its expenses for administrative services performed for the partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

        During the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2004, the amounts accrued or actually paid by your partnership to the general partner or its affiliates and the distributions paid by your partnership are shown below. After completing the merger, we expect that the amounts paid for property management fees, repair and maintenance fees and leasing commissions as well property management expenses will increase since we will now own more properties in the aggregate than were owned by the partnerships in the aggregate prior to the merger. As described elsewhere in the joint consent/prospectus, however, the percentage fees charged to manage these properties will be the same as the percentage fees currently charged by the partnerships. Please note that NTS-III did not distinguish between commercial and residential properties. NTS-III pays a fee equal to five percent (5%) of gross revenues even though its existing properties are commercial properties. We anticipate that the amounts paid for audit and professional fees will actually decrease as a result of the economies of scale since only one rather than five quarterly and annual reports will be required to be filed with the SEC and similarly we will require only one audit opinion rather than five on our annual filing. Under the settlement agreement, we are required to pay distributions equal to sixty-five percent (65%) of our "net cash flow from operations" as that term is defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended.

        On a historic basis, your partnership had negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $360,000, $54,000, and $117,000, respectively. On a combined historical basis, without giving effect to any of the benefits of the merger and a refinancing of certain of our debt, we would have had a negative net cash flow from operations for each of the years ended December 31, 2003, 2002 and 2001, of approximately $6.7 million, $4.8 million and $5.3 million, respectively. Therefore, we would not have made any distributions during this period. After giving effect to the expected benefits of the merger and the refinancing of certain of our debt, however, we estimate that our net flow from operations for the years ended December 31, 2003, 2002, and 2001 would have been approximately $(0.9) million, $3.3 million and $1.5 million, respectively. Therefore, sixty-five percent (65%) of our net cash flow from operations would have been

15

approximately $(0.6) million, $2.1 million and $1.0 million, respectively, for the same periods. There is no assurance, however, that we will have net cash flow from operations in the future from which to make distributions.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

	Year Ended December 31(1)
				Six Months Ended June 30, 2004
	2001	2002	2003
Property management fees	$100,530	$99,780	$104,476	$50,244
Repair and maintenance fees	2,150	2,235	14,247	0
Leasing commissions	0	0	0	0
Sales commissions	0	0	0	0
Professional and administrative expenses-affiliated	109,311	115,224	131,572	69,719
Total operating expenses	268,482	281,186	281,195	147,980
Cash Distributions Declared—General Partner	0	0	0	0
Cash Distributions Declared—Limited Partner(2)	0	0	0	0

TOTAL HISTORICAL:	$480,473	$498,425	$531,490	$267,943

(1)
The compensation, reimbursements and distributions paid to the partnerships' general partners and their affiliates were calculated based upon the compensation, reimbursements and distributions that the general partners and their affiliates received under the partnerships' partnership agreements. For a description of the compensation structure and the applicable formulae, see "Comparison of Rights of Limited Partners of Your Partnerships and Limited Partners of NTS Realty."

(2)
Represents distributions on limited partner interests in the partnerships owned by the general partners and its affiliates.

Comparison of Rights of Limited Partners of Your Partnership and Limited Partners of NTS Realty

        The information below highlights the differences between your rights as a limited partner of your partnership and the rights you will have as a limited partner of NTS Realty. We have included this comparison to assist you in casting your vote. In most cases, the rights of limited partners in your partnership are substantially similar to the rights that limited partners will have in our partnership. This discussion is only a summary and does not constitute a complete discussion. We encourage you to review the joint consent/prospectus for additional information.

LENGTH AND TYPE OF INVESTMENT

Your Partnership	NTS Realty
Your partnership is a finite life entity with a stated term that expires on December 31, 2063. Your partnership originally anticipated selling or refinancing its properties between the fifth and tenth year after completing development.	We are a limited life entity with a term that expires on December 31, 2028. We have the ability to reinvest the proceeds of sales or refinancing of properties.

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BUSINESS AND PROPERTY DIVERSIFICATION

Your Partnership	NTS Realty
Your partnership currently owns three properties, consisting of a business center and multifamily properties.	We will initially own a portfolio of thirty-two properties. In addition to multifamily and office and business center properties, we will also own three retail properties and one ground lease.

BORROWING POLICIES

Your Partnership	NTS Realty
Your partnership was permitted to borrow up to 40% of appraised value to acquire a property. On a refinancing, your partnership could borrow up to 80% of the appraised value of its properties. There is no time limit on when your partnership may refinance its debt.	We will assume mortgage indebtedness and notes payable totaling approximately $106,043,323 as a result of the merger, which equals to approximately 47% of the appraised value of the properties acquired in the merger. We will have a policy of borrowing no more than 70% of the sum of: (1) the appraised value of our fully-constructed properties; and (2) the appraised value of our properties in the development stage as if those properties were completed and 95% leased.

REINVESTMENT

Your Partnership	NTS Realty
Your general partner is permitted to reinvest sale or refinancing proceeds into existing properties for capital improvements	We will be permitted to reinvest sales or refinancing proceeds in both new and existing properties. We have entered into a binding letter of intent with The Northwestern Life Insurance Company to refinance approximately $72.0 million of our debt simultaneously with the closing of the merger to, among other things, change the amortization schedule to thirty years from ten to fifteen years and lower the average interest rate on the debt. If the merger and simultaneous refinancing of our properties occurred today, the refinancing would allow us to reduce our annual principal and interest expense by approximately $6.7 million. See "Management's Discussion and Analysis of Financial Future Liquidity" and "Risk Factors—We may be unable to refinance a portion of the debt that we will assume if the merger is completed" in the joint consent/prospectus.

OTHER INVESTMENT RESTRICTIONS

Your Partnership	NTS Realty
Your general partner is required to obtain an independent appraisal in connection with each acquisition.	We will similarly be required to obtain an independent appraisal in connection with all property acquisitions after the merger.

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TRANSACTIONS WITH AFFILIATES

Your Partnership		NTS Realty
Your partnership is prohibited from acquiring and in some cases leasing, property from and to the general partners or its affiliates. Similarly, your partnership is also prohibited from:		Our partnership agreement will contain the same limits and prohibitions.
•	making loans to the general partner or its affiliates;
•	paying commissions to the general partner or an affiliate in connection with the purchase of properties by the partnership;
•	paying an insurance brokerage fee or writing an insurance policy to the general partner or an affiliate;
•	commingling the partnership's funds with those of any other person; and
•	reimbursing the general partner for its indirect expenses.

REPURCHASE OF INTERESTS

Your Partnership	NTS Realty
Your partnership is permitted to repurchase interests in the general partner's discretion out of a reserve established at the time of your partnership's initial offering. The partnership agreement establishes a method of calculating the price at which interests may be repurchased by the partnership and the procedures followed in connection with each repurchase.	Although we may repurchase Units from time to time, we do not intend to establish any reserves for that purpose. Any repurchases will be governed by SEC rules applicable to issuer repurchases. Unlike the interests in your partnership, we will seek to list our Units on the AMEX.

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MANAGEMENT/VOTING

Your Partnership	NTS Realty
The general partner of your partnership is itself a limited partnership that has two general partners: J.D. Nichols and NTS Capital Corporation. The general partner has, subject to policies and restrictions set forth in your partnership agreement, exclusive authority to manage the operations and affairs of your partnership and to take all actions that it deems necessary and proper in carrying out its responsibilities. You have no right to participate in the management and control of your partnership and have no voice in the partnership's affairs except on limited matters that may be submitted to a vote of the limited partners. Under your partnership agreement, and subject to procedural requirements set forth in the partnership agreement, you have the right to approve a sale of all or substantially all of the partnership's properties, except the final property, without the concurrence of the general partner. You also have the right to remove the general partner and elect a new general partner and to dissolve the partnership.	NTS Realty Capital and NTS Realty Partners, our general partners, will likewise have, subject to policies and restrictions set forth in our partnership agreement, the exclusive authority to manage our operations and affairs including the authority to take all actions that they deem necessary and proper in carrying out their responsibilities. You will, however, have enhanced governance protections and rights. NTS Realty Capital will be required to comply with all of the governance requirements applicable to corporations listed on the AMEX. For example, you will be able to elect the board each year. In addition, a majority of its board of directors will be composed of "independent" directors. Similarly, the board will have an audit committee composed entirely of "independent" directors. Our limited partners will have the same voting and other rights currently accorded limited partners of your partnership.

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MANAGEMENT'S LIABILITY AND INDEMNIFICATION

Your Partnership	NTS Realty
Your partnership agreement states that neither the general partner nor any partner of the general partner nor any partner, director or officer of a partner of the general partner will be liable to the partnership or you for any act or omission within the scope of the general partner's authority unless the act or omission was performed or omitted fraudulently, in bad faith or negligently. Under your partnership agreement the partnership must indemnify the general partner, any partner of the general partner and any partner, director or officer of a partner of the general partner against any losses or expenses arising out of any acts or omissions arising out of their activities on behalf of the partnership or in furtherance of the interests of the partnership, including judgments, settlements, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, if the acts or omissions upon which the claim or action is based were taken or omitted in a manner reasonably believed to be in the best interests of the partnership, were within the scope of the authority conferred on the general partner by the agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct, and were not in violation of the general partner's fiduciary obligation to the partnership. Any indemnification must be only from the assets of the partnership. If any indemnified party has insurance covering any liability for which indemnification is not provided, the partnership may not pay for that portion of the insurance.	Our limited partnership agreement will contain the same provisions.

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AMENDMENTS

Your Partnership		NTS Realty
Amendments to your partnership agreement must be approved by the holders of a majority of the limited partnership interests. Certain amendments must also be approved by the general partner. These are:		Our limited partnership agreement will contain the same provisions.
•	provisions governing the allocation of gains and losses and distribution of cash proceeds from operations or sales or refinancing of properties;
•	provisions setting forth the powers, rights and obligations of the general partner; and
•	sections providing that limited partners will not have any personal liability for partnership debts.

REVIEW OF INVESTOR LISTS

Your Partnership	NTS Realty
Under your partnership agreement, a list of limited partners, their names and addresses and the number of interests held by each will be furnished to you if you make a written request for the list that states a proper purpose for the request. You must, however, pay the expenses associated with the list.	Our partnership agreement will contain the same provisions.

DISTRIBUTIONS

Your Partnership	NTS Realty
For a discussion of distributions see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.	For a discussion of distributions for our partnership see "Comparison of Distribution of Cash Flow, Proceeds of Sales or Refinancings and Fees of Your Partnership with NTS Realty" in this supplement.

ADDITIONAL EQUITY/POTENTIAL DILUTION

Your Partnership	NTS Realty
Your partnership is prohibited from issuing additional equity interests without the approval of a majority of the limited partners.	Our partnership agreement will contain the same provisions.

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LIABILITY OF INVESTORS

Your Partnership	NTS Realty
As a limited partner you have no liability to your partnership or any of its creditors beyond the capital you have contributed to the partnership.	Our partnership agreement will contain the same provisions.

STATE LAW DIFFERENCES

Your Partnership	NTS Realty
Your partnership is organized under Florida's Revised Uniform Limited Partnership Act (referred to herein as "RULPA"). Florida's RULPA does permit merger transactions but requires limited partnerships with less than 500 limited partners to offer state law appraisal rights to dissenting limited partners in a merger. Your partnership, however, has more than 500 limited partners.	We will be organized under Delaware's RULPA. We are permitted to engage in a merger transaction and our limited partners will not be entitled to state law appraisal rights in a merger.

APPRAISAL RIGHTS

Your Partnership	NTS Realty
Your partnership is organized under Florida RULPA which does not grant appraisal rights to limited partners that dissent from a merger. The partnerships of certain other limited partners are governed by Maryland RULPA which grants certain appraisal rights to dissenting limited partners in a merger.	Our partnership is organized under Delaware RULPA which does not require limited partnerships to offer appraisal rights to dissenting limited partners in a merger. However, our partnership agreement includes a provision based on Maryland RULPA to provide our limited partners with the same appraisal rights in Delaware courts that limited partners in a partnership organized under Maryland RULPA would have in Maryland's courts.

EXPENSES OF THE MERGER

        Pursuant to the settlement agreement reached in connection with the class action litigation, each partnership and ORIG is bearing a share of the fees and expenses associated with the merger, including fees and expenses of Houlihan and CBRE, legal, accounting, printing, mailing and any other costs associated with the merger.

        If the merger is not approved, your general partner will pay the partnership a portion of all merger expenses equal to the percentage of limited partner interests in your partnership voting against the merger. To the extent the partnership has already paid these expenses, your general partner will reimburse the partnership. Your general partner will bear your partnership's share of all of the "solicitation expenses" incurred if the merger is not approved. For a discussion of "solicitation

22

expenses" see the "Summary" in the joint consent/prospectus. Set forth in the table below are expenses as of June 30, 2004 allocated to your partnership as though your partnership approved the merger.

	Amount
Legal Fees(1)	$94,871
Appraisal(2)	3,000
Fairness Opinion(3)	16,850
Printing and Mailing
Accounting Fees(4)	57,447
Title, Transfer Tax and Recording Fees(5)

TOTAL:	$172,168	*

*
Estimated.

(1)
Total legal fees incurred in connection with the merger through June 30, 2004, were $1,250,049.

(2)
Total appraisal fees incurred in connection with the merger through June 30, 2004, were $79,000.

(3)
The partnerships received a fairness opinion from Houlihan Lokey and incurred a fee through June 30, 2004, of $224,666.

(4)
Total accounting fees incurred in connection with the merger through June 30, 2004, were $758,898.

(5)
Total title, transfer tax, recording fees and closing fees are the actual costs associated with each property. If the property is owned by a joint venture, the costs are allocated based on the percentage ownership in the joint venture.

DISTRIBUTIONS

        Your partnership did not make any distributions in the years ended December 31, 1998 through 2003, or in the six months ended June 30, 2004. We will pay distributions, if and when authorized by our general partner. We intend to pay distributions on a quarterly basis, commencing in the first fiscal quarter after completing the merger equal to 65% of our "net cash flow from operations" as defined in the regulations promulgated under the Internal Revenue Code of 1986, as amended. For these purposes, "net cash flow from operations" will mean taxable income or loss, increased by:

  •
  tax-exempt interest;

  •
  depreciation;

  •
  amortization;

  •
  cost recovery allowances; and

  •
  other noncash charges deducted in determining taxable income or loss, and decreased by:

  •
  principal payments on indebtedness;

  •
  property replacement or reserves actually established;

  •
  capital expenditures when made other than from reserves or from borrowings, the proceeds of which are not included in operating cash flow; and

  •
  any other cash expenditures not deducted in determining taxable income or loss.

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        As noted above, "net cash flow from operations" is reduced by the amount of reserves as determined by NTS Realty Capital each quarter. NTS Realty Capital will establish these reserves for, among other things, working capital or capital improvement needs.

REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

        Your limited partnership agreement does not specifically address a merger involving your partnership and therefore does not specify the vote needed to approve a merger. Your partnership is governed under the Florida Revised Uniform Limited Partnership Act, referred to herein as "Florida RULPA." Florida RULPA provides that unless the partnership agreement states otherwise, a limited partnership may merge if there is an affirmative vote of all the general partners and a majority of the limited partnership interests.

Consequence of Failure to Approve the Merger

        If limited partners holding more than 50% of the outstanding limited partnership interests do not vote "For" the merger, the merger may not take effect under the terms of the limited partnership agreement and Florida law. If the merger is not approved, your general partner intends to operate the partnership as currently contemplated by your partnership agreement.

Solicitation of Vote in Favor of the Merger

        Through the joint consent/prospectus accompanying this supplement, we are asking you, the limited partners, to vote on whether to approve the merger. As discussed above, limited partners holding in excess of 50% of the outstanding limited partnership interests in your partnership must vote "For" the merger on the enclosed consent form in order for the partnership to be included in the merger. For the reasons set forth in the accompanying joint consent/prospectus, your general partner believes that the terms of the merger provide substantial benefits and are fair to you and recommends that you vote "For" approval of the merger. As of June 30, 2004, your general partner and its affiliates including ORIG own 40.98% of the limited partnership interests in your partnership and intend to vote those interests "For" the merger.

VOTING PROCEDURES

Distribution of Solicitation Material

        The joint consent/prospectus, together with the accompanying transmittal letter, this supplement, the power of attorney and the limited partner consent constitute the solicitation materials being distributed to you and the other limited partners. We refer, collectively, to the power of attorney and limited partner ballot as the "consent form."

        Required Vote and Other Matters.    You should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote. The solicitation period will commence upon mailing of the solicitation materials to you which is on or about October 27, 2004, and will continue until December 27, 2004. The general partner may extend the solicitation period at its sole discretion. Any consent form that your partnership receives will be counted by persons appointed by the general partner. No consent will be effective after sixty (60) days from the date first written on the consent. If you fail to return a signed consent form by the end of the solicitation period, your interests will be counted as voting "Against" the merger.

        The consent form consists of two parts. Part A seeks your consent to the merger. If you have interests in more than one partnership, you will receive multiple joint consent/prospectuses, supplements and consent forms which will provide for separate votes for each partnership in which you

24

own an interest. If you return a signed consent form but fail to indicate your vote, you will be deemed to have voted "For" each proposal.

        Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Brian F. Lavin, the president and chief executive officer of the corporate general partner of your general partner, and Gregory A. Wells, the chief financial officer of the corporate general partner of your general partner, as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain your signature on multiple documents.

Record Date and Outstanding Interests

        All of the limited partners on October 25, 2004 known as the "record date" will be entitled to vote on the merger and the amendments. You are entitled to one vote for each limited partnership interest held. Accordingly, the number of limited partnership interests entitled to vote is equivalent to the number of limited partnership interests held of record at the record date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

        Tax consequences of the merger to you will depend on the facts of your own situation. This summary is not intended as a substitute for careful tax planning and you should consult your own tax advisors as to your particular circumstances in relation to the tax considerations described below. For a complete discussion of tax issues related to the merger, see "Certain Federal Income Tax Consequences" and "Risk Factors" in the joint consent/prospectus.

Tax Treatment of the Merger

        In general, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, each partner who has a decrease in his or her allocable share of partnership liabilities will be treated as receiving a cash distribution from us. You will recognize gain to the extent a deemed cash distribution exceeds your adjusted tax basis in the Units.

Taxation of NTS Realty Subsequent to the Merger

        The federal income tax consequences of owning Units depends on us being classified as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. We should be treated as a partnership for federal income tax purposes. In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like the American Stock Exchange. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other sources, gain from the sale or other disposition of real property, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. We believe that, although it may be characterized as a publicly traded partnership, your partnership was not, and we will not be, subject to taxation as a corporation for federal income tax purposes.

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Taxation of Limited Partners

        We are required to report to the IRS each item of our income, gain, loss, deduction and items of tax preference, if any. Although we will be required to file this informational return with the IRS, we will not be subject to any federal income tax so long as we are classified as a partnership. Therefore, each limited partner will report on his or her personal federal income tax return, his or her distributive share of each item of our income, gain, loss, deduction, credit and tax preference. Our partnership agreement generally will provide that net income and net losses will be allocated to the limited partners and the general partner in accordance with their percentage interests. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Passive income, gain, losses and credits from publicly traded partnerships may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, we will be deemed a publicly traded partnership. Therefore, passive income, gain and losses cannot be used to offset passive income, gains and losses from other activities.

Considerations for Tax-Exempt Limited Partners

        Limited partners that are tax-exempt entities are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a limited partner will recognize unrelated business taxable income in the event we incur acquisition indebtedness with respect to our assets.

Considerations for Non-U.S. Limited Partners

        A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner. Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. We believe that subsequent to the merger, our rental activities will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. Therefore, a limited partner that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his or her distributive share of our taxable income at regular U.S. income tax rates.

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PART II
INFORMATION NOT REQUIRED IN JOINT CONSENT
SOLICITATION STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION

        The registrant's Agreement of Limited Partnership provides that NTS Realty Capital and each of its affiliates that is performing services for or on behalf of the registrant, will not be liable, responsible or accountable in damages or otherwise to the registrant or any holder of Units for any action taken or failure to act on behalf of the registrant within the scope of authority conferred upon NTS Realty Capital by the Agreement of Limited Partnership or by law, unless such act or omission was performed or omitted fraudulently, in bad faith or constituted negligence or misconduct. NTS Realty Capital and its affiliates will not be relieved from liability, responsibility or accountability and damages or otherwise to the registrant or any holder of Units for any action or failure to act unless the applicable action or failure to act was taken or made in good faith and in a manner reasonably believed to be in the registrant's best interests.

        The registrant will indemnify and hold harmless NTS Realty Capital and each of its affiliates that is performing services for or on behalf of the registrant from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts or omissions arising out of their activities on behalf of the registrant, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim and including any payments made by NTS Realty Capital to any of its officers, directors, employees or agents pursuant to an indemnification agreement no broader than the terms included in the registrant's Agreement of Limited Partnership, if the act or omissions upon which such action, proceeding or claims are based were taken in a manner reasonably believed to be in the registrant's best interests, were within the scope of the authority conferred on NTS Realty Capital by the Agreement of Limited Partnership or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct by NTS Realty Capital or its affiliate and were not in violation of NTS Realty Capital's fiduciary obligation to the registrant. Any such indemnification will only be from the registrant's assets. In addition, the registrant will not incur the cost of that portion of liability insurance, if any, which insures NTS Realty Capital for any liability as to which indemnification is not provided by the Agreement of Limited Partnership.

        Neither NTS Realty Capital nor its affiliates will be indemnified for any loss or damage, including litigation costs, incurred by them in connection with any judgment entered into or settlement of any lawsuit involving allegations that federal or state securities laws were violated by NTS Realty Capital or by any such party unless: (1) the person or entity seeking indemnification is successful in defending such lawsuit and such indemnification is specifically approved by a court of competent jurisdiction, (2) the lawsuit has been dismissed with prejudice on the merits by a court of competent jurisdiction and such indemnification is specifically approved by a court of competent jurisdiction, or (3) a court of competent jurisdiction specifically approves a settlement of the claims against the entity seeking indemnification and finds that indemnification of the settlement and related costs should be made. Any person or entity seeking indemnification under the registrant's Agreement of Limited Partnership must advise the court as to the current position of the Securities and Exchange Commission and the American Stock Exchange regarding indemnification for violations of securities laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Financial Statements

        The financial statements indicated on page F-1 of the Joint Consent Statement/Prospectus are incorporated herein by reference.

(b)
Exhibits

        The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Exhibit
2.01	Agreement and Plan of Merger entered into by and among NTS Realty Holdings Limited Partnership, NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI, and NTS-Properties VII, Ltd. is incorporated herein by reference from Appendix B to the Joint Consent Solicitation Statement/Prospectus.
2.02	Contribution Agreement entered into by and amount NTS Realty Holdings Limited Partnership and ORIG, LLC is incorporated herein by reference from Appendix C to the Joint Consent Solicitation Statement/Prospectus.
3.01	Certificate of Limited Partnership of NTS Realty Holdings Limited Partnership.(2)
3.02	Form of Agreement of Limited Partnership of NTS Realty Holdings Limited Partnership is incorporated herein by reference from Appendix D to the Joint Consent Solicitation Statement/Prospectus.
3.03	Certificate of Incorporation of NTS Realty Capital, Inc.(2)
3.04	Bylaws of NTS Realty Capital, Inc.(3)
4.01	Form of Amended and Restated Operating Agreement for ORIG, LLC.(5)
5.01	Opinion of Shefsky & Froelich Ltd. as to the validity of the Units.(5)
8.01	Opinion of Shefsky & Froelich Ltd. as to certain tax matters.(5)
10.01	Form of Management Agreement between NTS Realty Holdings Limited Partnership and NTS Development Company.(2)
10.02	Letter of Intent dated October 11, 2004 from the Northwestern Mutual Life Insurance Company.(5)
10.03	Application for Mortgage Loan from the Northwestern Mutual Life Insurance Company.(5)
12.01	Computations of Ratio of Earnings to Fixed Charges For the Year Ended December 31, 2003, 2002, 2001, 2000 and 1999, and the Six Months Ended June 30, 2004 and 2003.(5)
23.01	Consent of Ernst & Young LLP.(1)
23.02	Consent of Ernst & Young LLP.(1)
23.03	Consent of Ernst & Young LLP.(1)
23.04	Consent of Shefsky & Froelich Ltd. (included in Exhibits 5.01 and 8.01).
23.05	Consent of Houlihan Lokey Howard and Zukin Financial Advisors, Inc., to being named in the Registration Statement and to the inclusion in the Joint Consent Solicitation Statement/Prospectus of its Fairness Opinion.(3)
23.06	Consent of CB Richard Ellis, Inc. Valuation and Advisory Services to being named in the Registration Statement and to the inclusion in the Joint Consent Solicitation Statement/Prospectus of its Limited Appraisal Report Summary.(2)
99.01	Fairness Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc., is incorporated herein by reference from Appendix A to the Joint Consent Solicitation Statement/Prospectus.
99.02	Limited Appraisal Summary Report of NTS Real Estate Portfolio dated as of June 1, 2003 by CB Richard Ellis, Inc. Valuation and Advisory Services is incorporated herein by reference from Appendix E to the Joint Consent Solicitation Statement/Prospectus.

99.03	Form of Lock-up Agreement between NTS Realty Holdings and the executive officers of NTS Realty Capital, Inc.(2)
99.04	Prospectus Supplement for each of NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI and NTS-Properties VII is incorporated herein by reference from Appendix F(1-5) of the Joint Consent Solicitation Statement/Prospectus.
99.05	Form of Consent Card for NTS-Properties III and NTS-Properties IV.(5)
99.06	Form of Consent Card for NTS-Properties V, NTS-Properties VI and NTS-Properties VII.(5)

(1)
Filed herewith.

(2)
Incorporated herein by reference from the registrant's Form S-4 filed on February 4, 2004.

(3)
Incorporated herein by reference from the registrant's Amendment No. 1 to Form S-4 filed on June 18, 2004.

(4)
Incorporated herein by reference from the registrant's Amendment No. 3 to Form S-4 filed on September 30, 2004.

(5)
Incorporated by reference from the registrant's Amendment No. 4 to Form S-4 filed on October 25, 2004.

ITEM 22. UNDERTAKINGS

Item 22(a)

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6)   That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Item 22(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. Item 22(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (7)   To send to each limited partner at least on an annual basis a detailed statement of any transactions with our general partners or their affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our general partners of their affiliates for the fiscal year completed, showing the among paid or accrued to each recipient and the services performed.

          (8)   To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of our operations.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to the Form S-4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on October 27, 2004.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
By:	NTS REALTY CAPITAL, INC., as its Managing Partner
By:	/s/ BRIAN F. LAVIN President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ J. D. NICHOLS J.D. Nichols	Director and Chairman of the Board	October 27, 2004
/s/ BRIAN F. LAVIN Brian F. Lavin	Director and Chief Executive Officer	October 27, 2004
/s/ GREGORY A. WELLS Gregory A. Wells	Chief Financial Officer	October 27, 2004

QuickLinks

A WARNING ABOUT FORWARD LOOKING STATEMENTS
WHO CAN HELP ANSWER YOUR QUESTIONS?

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
NTS-Properties V
NTS-Properties VI
NTS-Properties VII
ORIG
Unaudited Summary Pro Forma Consolidated Condensed Financial and Operating Data
Selected Historical Combined Condensed Financial and Operating Data
HISTORICAL COMBINED CONDENSED(1)
RISK FACTORS
THE MERGER
DESCRIPTION OF THE LITIGATION
BACKGROUND OF THE MERGER
NTS-Properties III
NTS-Properties IV
NTS-Properties V
NTS-Properties VI
NTS-Properties VII
FAIRNESS
Comparison of Alternatives (Per $1,000 Investment)(1)
Going Concern Analysis
FAIRNESS OPINIONS AND REAL ESTATE APPRAISALS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
CONFLICTS OF INTEREST
COMPARISON OF RIGHTS OF LIMITED PARTNERS OF THE PARTNERSHIPS AND LIMITED PARTNERS OF NTS REALTY
COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS
SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL AND OPERATING DATA
UNAUDITED SELECTED HISTORICAL COMBINED CONDENSED FINANCIAL AND OPERATING DATA
HISTORICAL COMBINED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE NTS PRIVATE GROUP
BUSINESS AND PROPERTIES
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
THE PROPERTIES
Major Private Sector Employers
Population Growth Since 1996
Orlando MSA's Largest Employers
Schedule of Annual Property Tax Rates and Taxes Paid—2003
MANAGEMENT
RELATED PARTY TRANSACTIONS
Operational Stage
Liquidation Stage
DESCRIPTION OF THE UNITS
THE PARTNERSHIP AGREEMENT
UNITS ELIGIBLE FOR FUTURE SALE
VOTING PROCEDURES
EXPERTS
LEGAL MATTERS
INCORPORATION OF DOCUMENT BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO PRO FORMA AND HISTORICAL COMBINING FINANCIAL INFORMATION AND HISTORICAL FINANCIAL STATMENTS
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
PRO FORMA CONSOLIDATED BALANCE SHEET JUNE 30, 2004 (UNAUDITED)
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)
NOTES AND GENERAL PARTNERS' ASSUMPTIONS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED HISTORICAL COMBINING FINANCIAL INFORMATION
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)
HISTORICAL COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)
HISTORICAL COMBINING CASH FLOW STATEMENT FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
HISTORICAL COMBINING CASH FLOW STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)
NOTES TO UNAUDITED COMBINING FINANCIAL INFORMATION
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NTS REALTY HOLDINGS LIMITED PARTNERSHIP BALANCE SHEET AS OF JANUARY 15, 2004
NTS REALTY HOLDINGS LIMITED PARTNERSHIP NOTES TO BALANCE SHEET AS OF JANUARY 15, 2004
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NTS PRIVATE GROUP COMBINED BALANCE SHEETS DECEMBER 31, 2003 AND 2002
NTS PRIVATE GROUP COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
NTS PRIVATE GROUP COMBINED STATEMENTS OF PARTNERS' AND MEMBERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
NTS PRIVATE GROUP COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
NTS PRIVATE GROUP NOTES TO COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
NTS PRIVATE GROUP SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 2003
NTS PRIVATE GROUP SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION FOR THE YEARS ENDED DECMEBER 31, 2003, 2002 AND 2001
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ORIG, LLC BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002
ORIG, LLC NOTES TO BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002
NTS REALTY HOLDINGS LIMITED PARTNERSHIP BALANCE SHEET AS OF JUNE 30, 2004
NTS REALTY HOLDINGS LIMITED PARTNERSHIP NOTES TO BALANCE SHEET AS OF JUNE 30, 2004
NTS PRIVATE GROUP COMBINED BALANCE SHEETS AS OF JUNE 30, 2004 AND DECEMBER 31, 2003
NTS PRIVATE GROUP COMBINED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
NTS PRIVATE GROUP COMBINED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
NTS PRIVATE GROUP NOTES TO COMBINED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
ORIG, LLC BALANCE SHEETS AS OF JUNE 30, 2004 AND 2003
ORIG, LLC NOTES TO BALANCE SHEETS AS OF JUNE 30, 2004 AND 2003
AGREEMENT AND PLAN OF MERGER
R E C I T A L S
ARTICLE I MERGER
ARTICLE II EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NTS REALTY
ARTICLE V CONDUCT OF BUSINESS PENDING THE CLOSING
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS TO OBLIGATIONS OF NTS REALTY
ARTICLE VIII CONDITIONS TO OBLIGATIONS OF THE PARTNERSHIPS
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X MISCELLANEOUS
ARTICLE XI DEFINITIONS
Schedule 3.3
Schedule 3.3
CONTRIBUTION AGREEMENT BY AND BETWEEN NTS REALTY HOLDINGS LIMITED PARTNERSHIP AND ORIG, LLC DATED: FEBRUARY 3, 2004

CONTRIBUTION AGREEMENT
Exhibit A
ASSUMPTION AGREEMENT
R E C I T A L S
BILL OF SALE
Excluded Assets
Excluded Liabilities
Personal Property
Exceptions
Environmental
Assumed Contracts
FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AGREEMENT OF LIMITED PARTNERSHIP OF NTS REALTY HOLDINGS LIMITED PARTNERSHIP
ARTICLE I FORMATION OF LIMITED PARTNERSHIP
ARTICLE II NAME
ARTICLE III DEFINITIONS
ARTICLE IV PURPOSE
ARTICLE V NAMES AND ADDRESSES OF PARTNERS
ARTICLE VI TERM
ARTICLE VII PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT
ARTICLE VIII CAPITAL AND CONTRIBUTIONS
ARTICLE IX DISTRIBUTIONS
ARTICLE X ALLOCATIONS OF PROFITS AND LOSSES
ARTICLE XI BOOKS OF ACCOUNT, RECORDS AND REPORTS
ARTICLE XII FISCAL YEAR
ARTICLE XIII PARTNERSHIP FUNDS
ARTICLE XIV STATUS OF LIMITED PARTNERS
ARTICLE XV POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS
ARTICLE XVI CERTIFICATES; RECORD HOLDERS; TRANSFER OF UNITS; REDEMPTION OF UNITS
ARTICLE XVII DISSOLUTION OF THE PARTNERSHIP
ARTICLE XVIII NOTICES
ARTICLE XIX AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT
ARTICLE XX MEETINGS
ARTICLE XXI RIGHTS OF OBJECTING PARTNERS
ARTICLE XXII MISCELLANEOUS
ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT
CERTIFICATION OF THE APPRAISAL

INTRODUCTION
AREA/NEIGHBORHOOD ANALYSIS
SITE ANALYSIS
IMPROVEMENT ANALYSIS
HIGHEST AND BEST USE
APPRAISAL METHODOLOGY
INCOME CAPITALIZATION APPROACH
NTS REAL ESTATE PORTFOLIO
INCOME CAPITALIZATION APPROACH
RECONCILIATION OF VALUE
ASSUMPTIONS AND LIMITING CONDITIONS
ADDENDA
ADDENDUM A GLOSSARY OF TERMS
ADDENDUM B ENGAGEMENT LETTER
PROPOSAL SPECIFICATIONS
AGREED AND ACCEPTED SIGNATURE AND DATE FOR EACH PARTNERSHIP
TERMS AND CONDITIONS
SPECIFIC PROPERTY DATA REQUEST
SCHEDULE I THE PARTNERSHIPS
ADDENDUM C QUALIFICATIONS
QUALIFICATIONS OF RONALD A. NEYHART, MAI Senior Managing Director CB Richard Ellis, Inc.—Valuation & Advisory Services 100 Galleria Parkway, Suite 550 Atlanta, Georgia 30339 (770) 984-5020 (770) 984-5001 FAX Email: rneyhart@cbre.com
EDUCATIONAL
LICENSE(S)/CERTIFICATION(S)
PROFESSIONAL Appraisal Institute
EMPLOYMENT EXPERIENCE

OVERVIEW
RISK FACTORS
EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER
NTS REALTY UNITS TO BE ALLOCATED TO YOUR PARTNERSHIP AND OTHER ENTITIES
DERIVATION OF NET ASSET VALUE AND ALLOCATION OF NTS REALTY UNITS FOR NTS-PROPERTIES III
ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP
NTS-III ALLOCATION OF UNITS
FAIRNESS OF THE MERGER
COMPARISON OF ALTERNATIVES (PER $1,000 INVESTMENT)
NTS-III LIQUIDATION VALUE
NTS-III ALLOCATION OF VALUE BASED ON LIQUIDATION VALUE
NTS-III GOING CONCERN VALUE
NTS-III ALLOCATION OF VALUE BASED ON GOING CONCERN VALUE
BENEFITS OF THE MERGER WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU
EXPENSES OF THE MERGER
DISTRIBUTIONS
REQUIRED VOTE
AMENDMENTS TO THE PARTNERSHIP AGREEMENT
VOTING PROCEDURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW
RISK FACTORS
EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER
NTS REALTY UNITS TO BE ALLOCATED TO YOUR PARTNERSHIP AND OTHER ENTITIES
DERIVATION OF NET ASSET VALUE AND ALLOCATION OF NTS REALTY UNITS FOR NTS-PROPERTIES IV
ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP
NTS-IV ALLOCATION OF UNITS
FAIRNESS OF THE MERGER
BENEFITS OF THE MERGER WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU
EXPENSES OF THE MERGER
DISTRIBUTIONS
REQUIRED VOTE
AMENDMENTS TO THE PARTNERSHIP AGREEMENT
VOTING PROCEDURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW
RISK FACTORS
EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER
NTS REALTY UNITS TO BE ALLOCATED TO YOUR PARTNERSHIP AND OTHER ENTITIES
ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP
FAIRNESS OF THE MERGER
BENEFITS OF THE MERGER WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU
EXPENSES OF THE MERGER
DISTRIBUTIONS
REQUIRED VOTE
DISSENTERS' RIGHTS
VOTING PROCEDURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
APPENDIX A Title 3 of the Annotated Code of Maryland Relating to Dissenters' Rights
MARYLAND CODE, CORPORATIONS AND ASSOCIATIONS TITLE 3. CORPORATIONS IN GENERAL—EXTRAORDINARY ACTIONS SUBTITLE 2—RIGHTS OF OBJECTING STOCKHOLDERS

OVERVIEW
RISK FACTORS
EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER
NTS REALTY UNITS TO BE ALLOCATED TO YOUR PARTNERSHIP AND OTHER ENTITIES
ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP
FAIRNESS OF THE MERGER
BENEFITS OF THE MERGER WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU
REINVESTMENT
EXPENSES OF THE MERGER
DISTRIBUTIONS
REQUIRED VOTE
DISSENTERS' RIGHTS
VOTING PROCEDURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
APPENDIX A Title 3 of the Annotated Code of Maryland Relating to Dissenters' Rights
MARYLAND CODE, CORPORATIONS AND ASSOCIATIONS TITLE 3. CORPORATIONS IN GENERAL—EXTRAORDINARY ACTIONS SUBTITLE 2—RIGHTS OF OBJECTING STOCKHOLDERS

OVERVIEW
RISK FACTORS
EFFECTS OF VOTING "FOR" OR "AGAINST" THE MERGER
NTS REALTY UNITS TO BE ALLOCATED TO YOUR PARTNERSHIP AND OTHER ENTITIES
ALLOCATION OF UNITS AMONG THE PARTNERS OF YOUR PARTNERSHIP
FAIRNESS OF THE MERGER
BENEFITS OF THE MERGER WHY YOUR GENERAL PARTNER BELIEVES THE MERGER IS FAIR TO YOU
EXPENSES OF THE MERGER
DISTRIBUTIONS
REQUIRED VOTE
VOTING PROCEDURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
PART II INFORMATION NOT REQUIRED IN JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS
SIGNATURES